     As filed with the Securities and Exchange Commission on July 12, 1999
                                                       Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             GLOBAL CROSSING LTD.
            (Exact name of registrant as specified in its charter)

                                ---------------

         Bermuda                     4813                98-0189783
     (State or other
     jurisdiction of
     incorporation or
      organization)
              (Primary standard industrial classification number)
                                              (I.R.S. employer identification
                                                          number)

                                 Wessex House
                                45 Reid Street
                            Hamilton HM12, Bermuda
                                (441) 296-8600
  (Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

                                ---------------

                             CT Corporation System
                                 1633 Broadway
                              New York, NY 10019
                                (212) 479-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                  Copies to:

        BRIAN M. MCCARTHY, ESQ.                 ROBERT E. SPATT, ESQ.
 Skadden, Arps, Slate, Meagher & Flom        Simpson Thacher & Bartlett
                  LLP                           425 Lexington Avenue
  300 South Grand Avenue, Suite 3400             New York, NY 10017
         Los Angeles, CA 90071                     (212) 455-2000
            (213) 687-5000

                                ---------------

       Approximate date of commencement of proposed sale to the public:

  As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger, dated as of March 16, 1999, as amended, described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 Title of Each Class of                       Proposed Maximum    Proposed      Amount of
       Securities           Amount To Be          Offering        Maximum      Registration
    To Be Registered        Registered(1)      Price per Unit  Offering Price     Fee(2)
-------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share.........  341,974,990 shares   Not applicable  Not Applicable   $3,067,228
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

(1) Based on the maximum number of shares to be issued in connection with the merger, calculated as the product of (a) 187,599,424, the aggregate number of shares of Common Stock, par value $1.00 per share, of Frontier Corporation outstanding on June 4, 1999 (other than shares held in treasury of Frontier Corporation and shares owned by the Registrant which shall be canceled in the merger) assuming exercise of all stock options and warrants (whether or not currently exercisable) and (b) 1.8229, the maximum fraction of a common share of the Registrant issuable in respect of each share of Common Stock of Frontier Corporation.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of Common Stock of Frontier Corporation on the New York Stock Exchange Composite Transactions Tape on July 9, 1999 ($58.8125). Pursuant to Rule 457(b), the registration fee of $3,067,228 is reduced by the fee of $1,969,222 paid previously to the Commission pursuant to the Securities Exchange Act of 1934, as amended, in connection with the filing of the preliminary proxy materials on Schedule 14A. Therefore, the registration fee payable upon filing of this Registration Statement is $1,098,006.

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which shall specifically state that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this document is not complete and may be changed. A        +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. We may not sell these securities until +
+that registration statement is effective. This document is not an offer       +
+to sell these securities, and it is not soliciting an offer to buy these      +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JULY 12, 1999

                          [GLOBAL CROSSING LETTERHEAD]

      , 1999

Dear Shareholder:

  The board of directors cordially invites you to attend the 1999 Annual
General Meeting of Shareholders, which we will hold at   , local time, on     ,
1999, at      .

  At the annual meeting, we will ask you to consider proposals to approve an increase in the authorized share capital and to approve the issuance of shares of Global Crossing common stock pursuant to a merger agreement among Global Crossing, Frontier Corporation and a wholly owned subsidiary of Global Crossing. As a result of the merger, each share of Frontier common stock will be converted into the right to receive that number of shares of Global Crossing common stock equal to the exchange ratio. The exchange ratio will equal $63.00 divided by the average of the volume weighted averages of the trading prices of Global Crossing common stock on the Nasdaq National Market for the 15 trading days randomly selected by Global Crossing and Frontier from a specified 30-day trading period before closing. However, the exchange ratio will not be less than 1.1095 shares or greater than 1.8229 shares. If the average trading price of Global Crossing's common stock is less than $34.5625, Frontier may, but is not required to, terminate the merger agreement, unless Global Crossing elects to increase the merger consideration in the form of cash or additional shares of Global Crossing common stock to ensure that Frontier shareholders receive consideration having a value, based on the average trading price, of $63.00 per share.

  We will also ask you to consider the other proposals described in the Notice of 1999 Annual General Meeting of Shareholders and in the accompanying document.

  Global Crossing's management believes that the proposed merger will jump start Global Crossing into the next phase of its strategic development--fully integrated services on a global basis--and ideally positions Global Crossing to meet the growing demand for bandwidth to handle Internet, data, video and voice transmissions and produce outstanding value for its customers, shareholders and employees. The combined company will be led by a management team with top executives from Global Crossing and Frontier.

  The board of directors of Global Crossing has unanimously approved the terms of the merger agreement and the merger and unanimously recommends you vote FOR the increase in authorized share capital and the issuance of shares of Global Crossing common stock in the merger.

  It is important that your shares be represented at the annual meeting, whether or not you plan to attend the annual meeting in person. Please complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the annual meeting.

  Thank you for your continued support.

[signature]                  [signature]
GARY WINNICK                 LODWRICK M. COOK
Co-Chairman of the Board of Directors
                             Co-Chairman of the Board of Directors

   Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the shares of Global Crossing common stock to be issued in the merger or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.


  See "Risk Factors" beginning on page 30 for some of the matters you should consider.

  This document is dated      , 1999 and is first being mailed to shareholders
on or about      , 1999.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this document is not complete and may be changed. A        +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. We may not sell these securities until +
+that registration statement is effective. This document is not an offer       +
+to sell these securities, and it is not soliciting an offer to buy these      +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 12, 1999

                             [GLOBAL CROSSING LOGO]

                                  -----------
             Notice of 1999 Annual General Meeting of Shareholders
                                  -----------

  We will hold the Annual General Meeting of Shareholders (the "annual
meeting") of Global Crossing Ltd. at      , on      , 1999, at      , local
time, for the following purposes:

  To receive the report of the independent auditors of Global Crossing and the financial statements for the year ended December 31, 1998 and to vote on the following:

    1. To consider and act upon a proposal to approve an increase in the authorized share capital of Global Crossing to 3,000,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share, of Global Crossing;

    2. To consider and act upon a proposal to approve the issuance of shares of Global Crossing common stock, par value $.01 per share, in the merger;

    3. To consider and act upon proposals to amend and restate the bye-laws of Global Crossing;

    4. To elect four class A directors, six class B directors and five class C directors and, subject to the completion of the merger and with effect immediately after the merger, one additional class A director, one additional class B director and two additional class C directors who are currently directors of Frontier;

    5. To consider and act upon a proposal to amend the 1998 Global Crossing Ltd. Stock Incentive Plan for the purpose of increasing the number of authorized shares of Global Crossing common stock reserved for issuance under that plan;

    6. To ratify Global Crossing's existing compensation plan for its outside directors;

    7. To ratify the appointment of Arthur Andersen & Co. as independent auditors of Global Crossing for the year ending December 31, 1999 and authorize the board of directors to determine their remuneration; and

    8. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

  Only shareholders of record at the close of business on , 1999, which has been fixed as the record date for notice of the meeting, are entitled to receive notice of the meeting. All shareholders of record on the date of the meeting are entitled to attend and vote at the meeting.

  We urge you to attend the meeting in person or by proxy. If you do not expect to attend the meeting, please vote by completing, signing and dating the enclosed proxy card and returning it promptly in the reply envelope provided.

                             By order of the Board of Directors,

                             JAMES C. GORTON
                             Secretary

     , 1999

  Important: Please sign, date and return the enclosed proxy card as soon as possible. The proxy is revocable and will not be used if you give written notice of revocation to the Secretary of Global Crossing not less than one hour before the time fixed for the beginning of the meeting, if you lodge a later dated proxy or if you attend and vote at the meeting.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this document is not complete and may be changed. A        +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. We may not sell these securities until +
+that registration statement is effective. This document is not an offer       +
+to sell these securities, and it is not soliciting an offer to buy these      +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 12, 1999

[Frontier Corporation Logo]

                                                                          , 1999

Dear Shareholders:

  You are cordially invited to attend a special meeting of shareholders of
Frontier Corporation which we will hold at 10:30 a.m., local time, on      ,
1999, at      .

  As you may know, on March 16, 1999, Frontier entered into a merger agreement which was amended on May 16, 1999, with Global Crossing Ltd. and a subsidiary of Global Crossing pursuant to which Frontier will become a wholly owned subsidiary of Global Crossing. The purpose of this special meeting is to adopt the merger agreement and approve the merger transaction described in the merger agreement.

  In the merger, your shares of Frontier common stock will be exchanged for a number of shares of Global Crossing common stock. The number of shares you will receive will be based on the volume weighted averages of the trading prices of the Global Crossing common stock for 15 randomly selected trading days during a 30 trading day period ending one trading day before the conditions to the merger are satisfied or waived. If the average trading price is at least $34.5625 and not more than $56.7813, the value of the shares of Global Crossing common stock you receive for each Frontier share will be $63.00, based on the average trading price. You will not receive less than 1.1095 Global Crossing shares for each Frontier share or, subject to the next sentence, more than
1.8229 Global Crossing shares for each Frontier share. If the average trading price is less than $34.5625, Frontier may terminate the merger agreement unless Global Crossing elects to increase the merger consideration to ensure that you receive consideration having a value, based on the average trading price, of $63.00 per share, but it is not required to terminate the merger agreement. If we do not complete the merger by December 31, 1999, the value of the merger consideration will be increased by a specified interest factor, except if the average trading price is above $56.7813.

  On [July 1, 1999], the Global Crossing common stock, which is listed on the Nasdaq National Market under the symbol "GBLX," closed at $[40.00] per share. Based on that Global Crossing trading price, the shares of Global Crossing common stock that you would receive for each Frontier share would have a value of $[63.00].

  We believe this transaction represents an exciting strategic combination. Your board of directors has unanimously determined that the merger is in the best interest of Frontier and its shareholders and recommends that you adopt the merger agreement with Global Crossing.

  Please review carefully this entire document. You should consider the matters discussed under the caption "Risk Factors" beginning on page 30 of the enclosed document before voting.

  In order to vote at the special meeting, please either attend the special meeting, complete, sign and date the enclosed proxy and return it in the accompanying postage-paid envelope or cast your vote by telephone or electronically over the Internet.

                             Sincerely,

                             [signature]

                             Joseph P. Clayton
                             Chief Executive Officer

 The Securities and Exchange Commission and the state securities regulators have not approved or disapproved the shares of Global Crossing common stock to be issued in the merger or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.


           This document is dated      , 1999 and was first mailed to
                     shareholders on or about      , 1999.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this document is not complete and may be changed. A        +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. We may not sell these securities until + +that registration statement is effective. This document is not an offer to +
+sell these securities, and it is not soliciting an offer to buy these         +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 12, 1999

[Frontier Corporation Logo]
                   Notice of Special Meeting of Shareholders
                             to Be Held      , 1999

  We will hold a special meeting of shareholders of Frontier Corporation at
10:30 a.m., local time, on      , 1999, at     for the following purpose:

    To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of March 16, 1999, as amended, among Global Crossing Ltd., GCF Acquisition Corp. and Frontier and on any other matters which may properly come before the meeting or which are incident to the conduct of the meeting. In the merger, Frontier will merge with GCF Acquisition Corp. and become a wholly owned subsidiary of Global Crossing and all outstanding shares of Frontier common stock, other than shares held by the parties to the merger agreement and Global Crossing's subsidiaries, will be converted into the right to receive a number of shares of Global Crossing common stock based on an exchange ratio that will be calculated shortly before the merger.

  Shareholders of record at the close of business on      , 1999 are entitled
to vote their shares at the special meeting and any adjournments or postponements of it. Each share of Frontier common stock will entitle the record holder to one vote on each matter put to a vote at the special meeting.

  We cannot complete the merger unless the holders of two-thirds of the outstanding shares of Frontier common stock vote to adopt the merger agreement.

  You will need an admission card to gain entry to the special meeting. If you are planning to attend the special meeting, please check the appropriate box on the proxy card. Your admission card will be available at the registration table at the special meeting. The special meeting will be sign language interpreted for the hearing impaired.

  For more information about the merger, please review the accompanying document and the merger agreement attached as Annex A. A copy of this document is also available on Frontier's web site which can be found at:
http://www.frontiercorp.com.

  Your vote is very important. Please either vote electronically or sign and date the enclosed proxy card and return it promptly in the enclosed return envelope, whether or not you plan to attend the meeting. The accompanying envelope requires no postage if mailed in the United States. If you do not specify your vote on your submission, your shares will be voted FOR the adoption of the merger agreement. If you fail to submit a proxy or vote electronically or if you abstain from voting, it will have the effect of a vote against the adoption of the merger agreement. You may revoke your proxy and vote in person if you decide to attend the special meeting.

Please do not send in any stock certificates at this time.

By action of the Board of Directors,

JOSEPHINE S. TRUBEK
Corporate Secretary

    To find any of the principal sections identified below, simply bend the document slightly to expose the black tabs and open the document to the tab which corresponds to the title of the section you wish to read.

                                                               Table of contents

                                            Questions & answers about the merger

                                             Summary; Risk factors; The meetings

       The merger; The U S WEST merger; The merger agreement; Related agreements

                                       Unaudited pro forma financial information

            The companies; Global Crossing common stock; Shareholder information

                Global Crossing annual meeting proposals and related information

                                                          Additional information

                       Financial statements of Global Crossing and Global Marine

                                                                         Annexes

                               Table of Contents

                                                                                       Page
                                                                                       ----
Questions & Answers about the Merger.................................................    1
Summary..............................................................................    3
  The companies......................................................................    3
  What you will receive in the merger................................................    4
  Ownership of Global Crossing after the merger......................................    6
  Tax consequences...................................................................    6
  Board recommendations..............................................................    6
  Interests of members of Frontier's board of directors and management in the
   merger............................................................................    6
  Opinions of financial advisors.....................................................    6
  Record date for voting; Required votes.............................................    7
  Conditions to the completion of the merger.........................................    7
  Termination of the merger agreement; Fees payable..................................    8
  Regulatory matters.................................................................    9
  Accounting treatment...............................................................    9
  No appraisal rights................................................................    9
  Trading of Global Crossing common stock............................................    9
  U S WEST merger....................................................................    9
  Selected historical financial information..........................................   11
  Selected unaudited pro forma financial information.................................   20
  Comparative per share data.........................................................   27
  Market prices and dividends........................................................   28
Risk Factors.........................................................................   30
Cautionary Statement Regarding Forward-Looking Statements............................   39
The Global Crossing Annual Meeting...................................................   40
  General............................................................................   40
  Date, time and place...............................................................   40
  Matters to be considered at the meeting............................................   40
  Record date; votes per share.......................................................   41
  Quorum.............................................................................   41
  Votes required.....................................................................   42
  How shares will be voted at the annual meeting.....................................   42
  How to revoke a proxy..............................................................   43
  Solicitation of proxies..........................................................     43
  1998 audited financial statements; Annual report.................................     43
The Frontier Special Meeting.........................................................   44
  General..........................................................................     44
  Date, time and place.............................................................     44
  Matter to be considered at the special meeting...................................     44
  Record date......................................................................     44
  Vote required....................................................................     44
  How shares will be voted at the special meeting..................................     44
  Voting at the special meeting....................................................     45
  Methods of voting................................................................     45
  How to revoke a proxy............................................................     45
  Solicitation of proxies..........................................................     45
The Merger...........................................................................   47
  What you will receive in the merger..............................................     47
  Background of the merger.........................................................     47

                                                                           Page
                                                                           ----
  Recommendation of the Global Crossing board of directors; Reasons for the merger.............................................................  53
  Opinion of Global Crossing's Financial Advisors.........................  55
  Recommendation of the Frontier board of directors; Reasons for the merger.................................................................  64
  Opinion of Frontier's financial advisor.................................  66
  Interests of members of Frontier's board of directors and management in the merger.............................................................  75
  Certain federal income tax and Bermuda tax consequences ................  77
  Anticipated accounting treatment........................................  83
  Regulatory approvals....................................................  83
  No appraisal rights.....................................................  84
  Quotation on the Nasdaq National Market.................................  84
  Litigation..............................................................  84
  Resales of Global Crossing common stock.................................  84
The U S WEST Merger.......................................................  86
The Merger Agreement......................................................  92
  The merger..............................................................  92
  Effective time of the merger............................................  92
  Exchange procedures.....................................................  92
  Frontier preferred stock................................................  93
  Stock options and warrants..............................................  93
  Representations and warranties..........................................  93
  Covenants...............................................................  94
  No solicitation of transactions.........................................  96
  Board of directors' covenant to recommend...............................  97
  Transition planning; Continued operations of Frontier...................  97
  Services agreement......................................................  97
  Reasonable best efforts.................................................  98
  Employee benefits.......................................................  98
  Indemnification and insurance...........................................  98
  Conditions to the completion of the merger..............................  98
  Termination; Possible exchange ratio increase...........................  99
  Termination fees........................................................ 102
  Other expenses.......................................................... 102
  Amendments and waivers.................................................. 102
  Alternative merger structure............................................ 104
Related Agreements........................................................ 104
  Stock option agreement.................................................. 104
  Voting agreement........................................................ 105
Unaudited Pro Forma Condensed Combined Financial Statements .............. 107
The Companies............................................................. 119
  Global Crossing Ltd. ................................................... 119
    Overview.............................................................. 119
    Recent developments................................................... 119
    Business activity..................................................... 120
    The Global Crossing network........................................... 121
    Atlantic Crossing..................................................... 122
    Pacific Crossing...................................................... 123
    Mid-Atlantic Crossing................................................. 123
    Pan American Crossing................................................. 123
    South American Crossing............................................... 123
    Terrestrial capacity.................................................. 124

                                                                            Page
                                                                            ----
    Additional network expansion opportunities............................  124
    Other activities......................................................  125
    Financing plan........................................................  125
    System performance....................................................  126
    Sales and marketing...................................................  126
    Summary of principal terms of standard contractual documentation......  128
    Operations, administration and maintenance support ...................  128
    Competition...........................................................  129
    Suppliers.............................................................  130
    Regulation............................................................  130
    Employees.............................................................  131
    Financial information by business segment and geographic area.........  131
  Frontier Corporation....................................................  132
    Strategy..............................................................  132
    Integrated services...................................................  133
    Transmission..........................................................  135
    Local communications services.........................................  136
Global Crossing's Management Discussion and Analysis of Financial
 Condition and Results of Operations......................................  137
  Overview................................................................  137
  Revenues and deferred revenues..........................................  137
  Cost of sales...........................................................  138
  Operating expenses......................................................  139
  Results of operations for the three months ended March 31, 1999 and
   March 31, 1998.........................................................  139
  Results of operations for the year ended December 31, 1998 and the period from March 19, 1997 (date of inception) to December 31, 1997....  141
  Liquidity and capital resources.........................................  144
  Inflation...............................................................  146
  Year 2000 compliance....................................................  146
  Euro conversion.........................................................  147
Stock Ownership of Management, Directors and 5% Shareholders of Global
 Crossing.................................................................  148
Stock Ownership of Management, Directors and 5% Shareholders of Frontier..  150
Description of Global Crossing Capital Stock..............................  152
  General.................................................................  152
  Voting and transfer restrictions........................................  152
  Distributions...........................................................  153
  Global Crossing stockholders agreement and registration rights agreement..............................................................  153
Some Differences Between Rights of Shareholders of Frontier and Rights of
 Shareholders of Global Crossing..........................................  154
  Size and classification of the board of directors.......................  154
  Removal of directors; vacancies; alternate directors....................  154
  Meetings of shareholders................................................  155
  Action by written consent of shareholders; shareholder resolutions......  155
  Vote required for extraordinary corporate transaction...................  155
  Interested director transactions........................................  156
  Transfer restrictions...................................................  156
  Business combination statutes...........................................  156
  Shareholder suits.......................................................  157

                                                                            Page
                                                                            ----
  Dissenters' rights....................................................... 157
  Dividends................................................................ 158
  Voting................................................................... 158
  Preemptive rights........................................................ 158
  Amendments to corporate governance documents............................. 158
  Limitations on directors' liability...................................... 159
  Rights of inspection..................................................... 159
  Repurchase of untraced shares............................................ 160
  Indemnification of Global Crossing by shareholders for some taxes and other impositions....................................................... 160
  Indemnification of officers and directors................................ 160
  Indemnification of shareholders by Global Crossing for some taxes........ 161
  Rights agreement......................................................... 161
  "Anti-Greenmail"......................................................... 161
  Listing.................................................................. 161
Proposals to Global Crossing Shareholders To Be Voted on at the Global
 Crossing Annual Meeting................................................... 162
  Proposal No. 1: Increase in Global Crossing's authorized share capital... 162
  Proposal No. 2: Issuance of shares of Global Crossing common stock in the merger.................................................................. 164
  Proposals Nos. 3 and 4: Amendment and restatement of Global Crossing bye-
   laws.................................................................... 164
   Proposal No. 3: Amendment and restatement of Global Crossing bye-laws
    (other than bye-laws 34(2), 63, 130 and 148)........................... 164
   Proposal No. 4: Amendment and restatement of Global Crossing bye-laws
    34(2), 63, 130 and 148................................................. 166
  Proposal No. 5: Election of directors.................................... 168
  Proposal No. 6: Amendment of the 1998 Global Crossing Ltd. Stock
   Incentive Plan ......................................................... 171
  Proposal No. 7: Ratification of outside directors' compensation.......... 174
  Proposal No. 8: Ratification of Arthur Andersen & Co. as Global
   Crossing's independent auditors for 1999 and approval of the board of directors' authority to determine their remuneration.................... 174
  Receipt of financial statements.......................................... 175
Global Crossing Executive Compensation..................................... 176
  Compensation committee report............................................ 176
  Summary compensation table............................................... 178
  Certain compensation arrangements........................................ 178
  Compensation of outside directors........................................ 179
  Option grants in last fiscal year........................................ 180
  Aggregated option exercises in last fiscal year and fiscal year-end option values........................................................... 181
  Compensation committee interlocks and insider participation.............. 181
  Compliance with Section 16 of the Exchange Act........................... 181
  Comparison of cumulative total returns................................... 182
Some Global Crossing Transactions.......................................... 183
  Transactions with Pacific Capital Group and its affiliates............... 183
  Transactions with Canadian Imperial Bank of Commerce and its affiliates.. 185
  Transactions with Worldport.............................................. 185
  Transactions with Telecommunications Development Corporation............. 186
Legal Matters.............................................................. 187
Experts.................................................................... 187
Submission of Future Shareholder Proposals................................. 187
  Global Crossing.......................................................... 187
  Frontier................................................................. 188
Where You Can Find More Information........................................ 188

                                                                            Page
                                                                            ----
Global Crossing Financial Statements.......................................  F-1
Global Marine Financial Statements......................................... F-47

Annex A    Agreement and Plan of Merger and Consent and Amendment No. 1
Annex B    Stock Option Agreement
Annex C    Voting Agreement
Annex D-1  Opinion of Salomon Smith Barney, dated as of March 16, 1999
Annex D-2  Opinion of Salomon Smith Barney, dated as of May 16, 1999
Annex E    Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Annex F    Opinion of Morgan Stanley & Co. Incorporated
Annex G    Resolutions of Global Crossing's board of directors in connection with the annual meeting
Annex H    1998 Global Crossing Ltd. Stock Incentive Plan

                              Questions & Answers
                               about the Merger


Q: Why are the two companies proposing the merger?

A: Global Crossing and Frontier believe that the merger will create an innovative, highly competitive company with an integrated high capacity global telecommunications and Internet network. Global Crossing and Frontier believe that the combined company will be well-positioned to

 . meet the growing bandwidth demand worldwide required to handle Internet, data, video and voice transmissions,

 .  capitalize on future growth opportunities and

 . provide more comprehensive products, services and support to customers across both the Internet and the public communications networks.

To review the reasons for the merger in greater detail, see pages 53 through 54 and 64 through 66.

Q: What do I need to do now?

A: Global Crossing shareholders:

After you carefully read this document, please indicate on the enclosed proxy card how you want to vote. Sign and mail the proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Global Crossing annual meeting.

Frontier shareholders:

First, carefully read this document. There are several ways your shares can be represented at the Frontier special meeting. You can indicate on the enclosed proxy card how you want to vote and then sign and mail the proxy card in the enclosed return envelope as soon as possible. You can also cast your vote electronically by telephone by calling the number on your proxy card or over the Internet by going to the web site designated on your proxy card.

Q: If my broker holds my shares in "street name," will my broker vote my shares?

A: Your broker will not vote your shares unless you follow the directions your broker provides to you regarding how to vote your shares.

Q: What do I do if I want to change my vote?

A: You can change your vote by sending in a notice of revocation or a later-dated, signed proxy card to your company's Secretary before your shareholders meeting or by attending the meeting in person and voting. Frontier shareholders can also change their vote by voting by telephone or Internet at a later time.

Q: What do I need to do to get my Global Crossing shares?

A: After the merger is completed we will send Frontier shareholders written instructions for exchanging their stock certificates. Frontier shareholders should not send in their stock certificates now. Global Crossing shareholders will keep their existing certificates.

Q: Will I continue to receive a dividend on my shares after the merger?

A: Global Crossing does not currently pay cash dividends on its common stock and does not anticipate paying dividends in the foreseeable future.

Q: When do you expect to complete the merger?

A: We expect to complete the merger in the third calendar quarter of 1999. We are working toward completing the merger as quickly as possible and expect to do so shortly after the meetings, provided that we have obtained the regulatory approvals necessary for the merger.

Q: Isn't Global Crossing merging with U S WEST? How will that merger affect what I will receive in the merger?

A: Global Crossing and U S WEST have entered into a merger agreement in a separate transaction. However, the Global Crossing--U S WEST merger cannot close until after the Global Crossing--Frontier merger closes. As a result, Frontier shareholders will receive Global Crossing shares in the Global Crossing--Frontier merger. As a shareholder of Global Crossing after the merger, you will have the opportunity to vote on the Global Crossing--U S WEST merger. Your vote to approve the Global Crossing--Frontier merger does not constitute a vote to approve the Global Crossing-- U S WEST merger. If the U S WEST merger becomes effective, your Global Crossing shares will be converted into the right to receive shares of the new company formed in connection with that merger. For more information about the U S WEST merger, see "The U S WEST Merger" beginning on page 86.

Q: Who should I call with questions?

A: Global Crossing shareholders:

  Investor Relations--Global Crossing
  Attention: Jensen Chow
  (310) 385-5200

Frontier shareholders:

  Innisfree M&A Incorporated
  [1-800-   -   ]

  Investor Relations--Frontier
  1-800-573-2473

                                    Summary

  This summary highlights selected information from this document. It does not contain all of the information that is important to you. We urge you to read carefully the entire document and the other documents referred to in this doc-ument to fully understand the merger. More information on Global Crossing is included in this document beginning on page 119. For a guide as to where you can obtain more information on Frontier, see "Where You Can Find More Informa-tion" on page 188.

Overview

  Global Crossing, Frontier and a wholly owned subsidiary of Global Crossing entered into a merger agreement on March 16, 1999. The merger agreement was amended on May 16, 1999 in connection with Global Crossing entering into a merger agreement with U S WEST, Inc. Under the terms of the merger agreement, at the closing, shares of Frontier common stock will be converted into the right to receive a number of shares of Global Crossing common stock based on an exchange ratio that will be calculated shortly before the closing. Upon completion of the merger, Frontier will become a wholly owned subsidiary of Global Crossing.

The companies

Global Crossing Ltd. (Page 119)
Wessex House
45 Reid Street
Hamilton HM12, Bermuda
(441) 296-8600

  Global Crossing is the world's first independent global provider of state-of-the-art Internet and long distance telecommunications facilities and re-lated services utilizing a network of undersea and terrestrial digital fiber optic cable systems. Global Crossing offers "one-stop shopping" for its cus-tomers to multiple destinations worldwide and currently operates as a "carri-er's carrier," providing tiered pricing and segmented products to licensed providers of international telecommunications services. Capacity on the Global Crossing network is offered to all customers on an open, equal access basis.

  Upon completion, the currently announced segments of the Global Crossing network will directly connect Asia, North America, Europe, Central America, South America and the Carribean and, in addition, will provide terrestrial services to major cities in the United States, Europe, South America and Ja-pan. The undersea component of this initial portion of the Global Crossing network totals 74,500 km, and the terrestrial component adds 13,400 km, for a total of 87,900 km.

  On July 2, 1999, Global Crossing acquired the Global Marine business of Ca-ble & Wireless plc. Global Marine is the world's largest undersea cable in-stallation and maintenance company with a fleet of 13 cable ships, represent-ing approximately 33% of the world's total, 21 submersible vehicles and 1,200 employees servicing approximately 35% of the world's undersea cable miles.

  On May 16, 1999, Global Crossing entered into a merger agreement with U S WEST which we describe below under "--U S WEST Merger" on page 9. The merger with U S WEST will not occur before the closing of the Global Crossing--Fron-tier merger. At the appropriate time, all of Global Crossing's then current shareholders, including Frontier shareholders who retain the Global Crossing shares they receive in this merger, will be able to vote on the U S WEST merg-er.

Frontier Corporation (Page 132)

180 South Clinton Avenue
Rochester, New York 14646-0700
(716) 777-1000

  Frontier's subsidiaries provide integrated telecommunications services in-cluding Internet, Internet Protocol and data applications, long distance, lo-cal telephone and enhanced services to business, carrier, web-centric and targeted residential customers nationwide and in some foreign countries.

  Through its Integrated Services segment, Frontier is one of the nation's largest long distance companies and its Frontier Optronics NetworkSM is nearing completion. When completed, Frontier Optronics NetworkSM will consist of approximately 20,000 route miles: the core fiber network will offer more than 13,000 miles of dense wave division multiplexed optical fiber capacity and another 3,000 miles are currently under construction in the southeast United States. In addition, 4,000 miles of network are available through network swaps.

What you will receive in the merger (Page 47)

 Global Crossing shareholders:

  After the merger each share of Global Crossing common stock will remain out-standing.

 Frontier shareholders:

  When we complete the merger, each Frontier share will be canceled and each Frontier shareholder will receive for each share of Frontier common stock a number of shares of Global Crossing common stock based on a floating exchange ratio, subject to a collar:

                     If the average
                    Global Crossing                       This is the number of
                  trading price during                       Global Crossing
                    the measurement                      shares to be issued for
                       period is:                         each Frontier share:
                  --------------------                   -----------------------
more than $56.7813......................................  1.1095 between $34.5625 and $56.7813...........................  $63.00 divided by the average Global
                                                          Crossing trading
                                                          price during the
                                                          measurement period
                                                          (a number between
                                                          1.1095 and 1.8229),
                                                          subject to increase
                                                          if the closing
                                                          occurs after
                                                          December 31, 1999 as
                                                          described below
less than $34.5625......................................  1.8229, subject to
                                                          Frontier's walk-away
                                                          right and Global
                                                          Crossing's top-up
                                                          right and subject to
                                                          increase if the
                                                          closing occurs after
                                                          December 31, 1999,
                                                          as described below

  The floating exchange ratio is intended to provide you with shares of Global Crossing common stock valued at $63.00, based on the average trading price of the Global Crossing common stock during the measurement period, so long as that average Global Crossing trading price remains between $34.5625 and $56.7813. The measurement period for purposes of determining the exchange ra-tio is 15 randomly selected trading days during a 30 trading-day period ending one trading day before the conditions to the merger are satisfied or waived. In addition, the collar means that the number of shares of Global Crossing common stock that Frontier shareholders will receive for each Frontier share in the merger will

 . never be less than 1.1095, regardless of what happens to Global Crossing's stock price during the measurement period, and

 . never be more than 1.8229 except as described in the next two paragraphs.

  Walk-Away Right/Top-Up Right. If the average trading price of the Global Crossing common stock during the measurement period is less than $34.5625, Frontier may, but is not required to, terminate the merger agreement unless Global Crossing agrees to increase the merger consideration. If Frontier elects to terminate the merger agreement, Global Crossing may elect to in-crease the merger consideration so that Frontier shareholders will receive consideration having a value, based on the average trading price of the Global Crossing common stock during the measurement period, of $63.00 for each share of Frontier common stock. Global Crossing may use additional shares of Global Crossing common stock to increase the merger consideration or may also use cash or a combination of cash and stock under some circumstances with Fron-tier's consent.

  Interest Factor. If the merger closing does not occur by December 31, 1999, the value of the shares of Global Crossing common stock to be received by Frontier shareholders in the merger will be increased by an interest factor equal to 7% per annum, compounded daily, from and after December 31, 1999 to the effective time of the merger. This interest factor will not apply if the average trading price for the Global Crossing common stock during the measure-ment period is more than $56.7813. Therefore, if the merger closes after De-cember 31, 1999, Frontier shareholders will receive for each Frontier share

 . a number of Global Crossing shares with a value of $63.00, as increased by the 7% per annum
 interest factor, if the average trading price during the measurement period is between $34.5625 and $56.7813,

 . 1.8229 Global Crossing shares, increased by the 7% per annum interest fac-tor, if the average trading price during the measurement period is less than $34.5625, or

 . 1.1095 Global Crossing shares, without any increase for the 7% per annum in-terest factor, if the average trading price is more than $56.7813.

For purposes of the examples contained in this document, we have assumed that the closing will occur by December 31, 1999 unless we have indicated other-wise.

  Calculation of the Exchange Ratio. Assuming the average Global Crossing trading price during the measurement period is $[40.00], which was the trading price of the Global Crossing common stock on [July 1], 1999, because the price is between $34.5625 and $56.7813, the exchange ratio would be [1.5750]. Based on that Global Crossing stock price, the value of the merger consideration per share of Frontier common stock would be $[63.00]. The initial value of the shares of Global Crossing common stock you receive in the merger may be more or less than the value based on the average price because the trading price of the Global Crossing common stock at closing may be higher or lower than the average trading price during the measurement period or because the average trading price may be outside the collar.

  The table below shows a range of assumed average trading prices of Global Crossing common stock along with entries showing the corresponding exchange ratios and values of the shares of Global Crossing common stock that would be issued in the merger in exchange for one share of Frontier common stock, based on the assumed average trading prices presented in the first column of the ta-ble.

  Because the calculation of the exchange ratio depends on when we complete the merger, the actual number of shares of Global Crossing common stock issua-ble in the merger for each share of Frontier common stock may be different from the examples listed in the table below and in this document. In addition, the values of the Global Crossing common stock are illustrative only and do not represent the actual amount per share of Global Crossing common stock that might be realized by any Frontier shareholder on or after the effective time of the merger. Frontier shareholders are urged to obtain and review current market quotations for Global Crossing common stock.

                         Table of Illustrative Values

                                    Illustrative
                 Assumed              value of
                  Global               merger
                 Crossing           consideration
                 average            per share of
                 trading   Exchange   Frontier
                  price     ratio   common stock
                 --------  -------- -------------
                  $60.00    1.1095     $66.57
                   59.00    1.1095      65.46
                   58.00    1.1095      64.35
                   57.00    1.1095      63.24
    Minimum
 Exchange Ratio    56.7813  1.1095      63.00
                   56.00    1.1250      63.00
                   55.00    1.1455      63.00
                   54.00    1.1667      63.00
                   53.00    1.1887      63.00
                   52.00    1.2115      63.00
                   51.00    1.2353      63.00
                   50.00    1.2600      63.00
                   49.00    1.2857      63.00
                   48.00    1.3125      63.00
                   47.00    1.3404      63.00
                   46.00    1.3696      63.00
                   45.00    1.4000      63.00
                   44.00    1.4318      63.00
                   43.00    1.4651      63.00
                   42.00    1.5000      63.00
                   41.00    1.5366      63.00
                   40.00    1.5750      63.00
                   39.00    1.6154      63.00
                   38.00    1.6579      63.00
                   37.00    1.7027      63.00
                   36.00    1.7500      63.00
                   35.00    1.8000      63.00
    Maximum
 Exchange Ratio    34.5625  1.8229      63.00
   Walk-Away
  Right/Top-Up
     Right         34.00    1.8229      61.98
                   33.00    1.8229      60.16
                   32.00    1.8229      58.33
                   31.00    1.8229      56.51
                   30.00    1.8229      54.69

Ownership of Global Crossing after the merger

  Assuming that the closing occurs by December 31, 1999, Global Crossing will issue between approximately [192,292,189] shares and [315,934,593] shares of common stock in the merger since the exchange ratio can vary between 1.1095 and
1.8229. These shares will represent between approximately [32]% and [43]% of the outstanding shares of Global Crossing common stock immediately after the merger. This information is based on the number of outstanding shares of Fron-tier on [June 4], 1999 and the number of outstanding shares of Global Crossing on [June 25], 1999, without taking into account shares issuable upon exercise of stock options or warrants.

Tax consequences (Page 77)

  We expect the merger to qualify as a tax-free reorganization for United States federal income tax purposes. In general, Frontier shareholders will not recognize any gain or loss on the exchange of Frontier common stock for Global Crossing common stock, except to the extent they receive cash instead of frac-tional shares or otherwise as merger consideration.

  There will be no Bermuda tax of any kind payable in respect of the exchange of shares in the merger. We urge Frontier shareholders to consult their own tax advisors to discuss the tax consequences of the merger.

Board recommendations

 Global Crossing (Page 53):

  The Global Crossing board of directors unanimously recommends that you vote FOR the proposals to approve the increase in authorized share capital and the share issuance, FOR the director nominees to be elected and FOR each other pro-posal presented at the 1999 annual meeting.

 Frontier (Page 64):

  The Frontier board of directors unanimously recommends that you vote FOR the proposal to adopt the merger agreement.

Interests of members of Frontier's board of directors and management in the merger (Page 75)

  Some Frontier directors, officers and executives have interests in the merger that may be different from, or in addition to, the interests of other Frontier shareholders. These interests include employment agreements and stock options. In addition, some Frontier directors and executive officers will become Global Crossing directors or executive officers after the merger. You should be aware of these interests because they may conflict with yours. These interests in-clude:

 . nineteen of Frontier's officers and executives will become entitled to enhanced severance benefits, including cash payments and other benefits under specified circumstances, upon the termination of their employment following the merger,

 . all stock options held by directors and employees of Frontier will vest and become immediately exercisable,

 . when we complete the merger, four of the current directors of Frontier will be appointed to the Global Crossing board of directors, and

 . Joseph P. Clayton will become a Vice Chairman of Global Crossing, and Rolla
  P. Huff will become President and Chief Operating Officer of North American Operations of Global Crossing.

Opinions of financial advisors

 Global Crossing (Page 55):

  Salomon Smith Barney and Merrill Lynch, Pierce, Fenner & Smith Incorporated each delivered an opinion to the Global Crossing board of directors that, as of March 16, 1999, the original exchange ratio was fair from a financial point of view to Global Crossing. In addition, Salomon Smith Barney delivered an opinion to the Global Crossing board of directors that, as of May 16, 1999, the ex-change ratio, as revised in connection with the Global Crossing--U S WEST merg-er, was fair from a financial point of view to Global Crossing. Merrill Lynch was not requested to deliver and did not deliver an opinion regarding the re-vised exchange ratio because it represented U S WEST in the Global Crossing--U S WEST merger. These opinions are not recommendations to any Global Crossing shareholder as to how to vote. We have attached these opinions as

Annexes D-1, D-2 and E to this document. You should read them in their entire-ty.

 Frontier (Page 66):

  Morgan Stanley & Co. Incorporated delivered an opinion to the Frontier board of directors that, as of March 16, 1999, the original exchange ratio was fair from a financial point of view to Frontier's shareholders. In addition, Morgan Stanley delivered an opinion to the Frontier board of directors that, as of May 16, 1999, the exchange ratio, as revised in connection with the Global Crossing--U S WEST merger, was fair from a financial point of view to Fron-tier's shareholders. This opinion is not a recommendation as to how any Fron-tier shareholder should vote with respect to the merger. We have attached the May 16, 1999 opinion to this document as Annex F. You should read it in its entirety.

Record date for voting; Required votes

 Global Crossing shareholders (Page 41):

  You can vote at the 1999 annual meeting of Global Crossing shareholders if you own Global Crossing common stock on the date of the meeting. You will be entitled on a poll to one vote per share. If, however, you hold more than 9.5% of all outstanding shares of Global Crossing common stock, your voting power will be limited. You will also be entitled to any additional votes that may be allocated to your shares pursuant to a formula contained in the Global Cross-ing bye-laws, but you will not be allocated any additional votes if you own more than 9.5% of the outstanding shares.

  The approval of at least a majority of all outstanding shares of Global Crossing common stock is required to adopt the proposals relating to the in-crease in authorized share capital, the share issuance and each other proposal presented at the annual meeting, with the exception of some proposed amend-ments to the Global Crossing bye-laws, which require the approval of 75% of all outstanding shares of Global Crossing common stock.

  Shareholders representing more than a majority of the voting power of Global Crossing have entered into a voting agreement with Frontier in which they agreed to vote in favor of both the proposal to increase the authorized share capital of Global Crossing and the proposal to issue Global Crossing shares in the merger. The vote of these shareholders will be sufficient to approve these two proposals without any further vote by any other Global Crossing sharehold-er. We have attached a copy of the voting agreement as Annex C to this docu-ment. You should read it in its entirety.

 Frontier shareholders (Page 44):

  You can vote at the special meeting of Frontier shareholders if you owned
Frontier common stock at the close of business on       , 1999. The approval
of two-thirds of the outstanding shares of Frontier common stock is required to adopt the merger agreement.

Conditions to the completion of the merger (Page 98)

  The completion of the merger depends on the satisfaction or waiver of a num-ber of conditions, including the following:

 . adoption of the merger agreement by Frontier's shareholders,

 . approval by Global Crossing's shareholders of the increase of its authorized share capital and of the issuance of the Global Crossing shares in the merg-er,

 . the absence of legal prohibitions to the merger,

 . the absence of any stop order suspending the effectiveness of the registra-tion statement relating to the Global Crossing shares to be issued in the merger and approval of those shares for trading on the Nasdaq National Mar-ket,

 . receipt of all FCC and state public utility commission approvals without the imposition of conditions that would reasonably be expected to have a mate-rial adverse effect on Global Crossing and its subsidiaries after the merg-er, other than approvals which, if not obtained, would not reasonably be ex-pected to result in a material adverse effect on Global Crossing and its subsidiaries after the merger,

 . expiration or termination of the waiting period applicable to the merger un-der the Hart-Scott-Rodino Act, which was terminated on May 11, 1999,

 . receipt of the approval of the issuance and subsequent free transferability of Global Crossing shares by the Bermuda Monetary Authority, which approval was received on July 1, 1999,

 . receipt of opinions with respect to the tax-free nature of the merger,

 . redemption of all outstanding Frontier preferred stock, which was redeemed on July 1, 1999, and

 . material compliance by Global Crossing and Frontier with their obligations, and the truth and correctness of the representations made by each of them, under the merger agreement.

Termination of the merger agreement; Fees payable (Pages 99 and 102)

1. Global Crossing and Frontier may agree to terminate the merger agreement at any time if both companies agree.

2. Either Global Crossing or Frontier may also terminate the merger agreement if:

  . the merger is not completed by March 16, 2000, except that if all the conditions to completing the merger have been satisfied or waived other than the conditions relating to FCC and state public utility commission approvals, then Global Crossing cannot terminate for this reason,

  . a governmental entity permanently prohibits the merger or has finally de-termined not to issue an order required to fulfill the conditions de-scribed in the fifth and sixth bullet points above under "Conditions to the completion of the merger,"

  . the Frontier shareholders do not adopt the merger agreement, or

  . the Global Crossing shareholders do not approve the proposals to increase its authorized share capital and issue Global Crossing shares in the merger.

3. Global Crossing may terminate the merger agreement if, before the Frontier special meeting, the Frontier board of directors withdraws or adversely mod-ifies its approval of the merger or approves or recommends a superior pro-posal. Frontier is required to pay Global Crossing a $270 million termina-tion fee if Frontier terminates the merger agreement for this reason.

4. Frontier may terminate the merger agreement:

  . at any time before the Frontier special meeting if the Frontier board of directors approves a superior proposal; however, Frontier must have com-plied with the relevant provisions of the merger agreement relating to not soliciting alternative proposals to acquire Frontier. Frontier may only exercise this termination right if it pays Global Crossing a $270 million termination fee and complies with specified notice and waiting period provisions in the merger agreement, or

  . if the average share price of Global Crossing common stock to be used in calculating the exchange ratio is less than $34.5625, unless Global Crossing agrees to increase the merger consideration so that Frontier shareholders receive consideration having a value, based on the average trading price of Global Crossing common stock during the measurement pe-riod, of $63.00 per share.

  Frontier's board of directors cannot assure you that it would exercise its right to terminate the merger agreement if the average price was less than $34.5625. If the Frontier board of directors exercises its right to terminate the merger agreement for this reason, Global Crossing's board of directors can-not assure you that it would increase the merger consideration. Adoption of the merger agreement by Frontier's shareholders and approval by Global Crossing's shareholders of the increase in the authorized share capital and the issuance of Global Crossing shares in the merger will give

 . the Frontier board of directors the power but not the obligation to decide to complete the merger if the average trading price of the Global Crossing com-mon stock during the measurement period is less than $34.5625 and

 .the Global Crossing board of directors the power but not the obligation to de-cide to increase the merger consideration in the event that the Frontier board of directors exercises its right to terminate the merger agreement.

  These powers can be exercised by the Frontier board of directors and the Global Crossing board of directors without any further action or resolicitation of the Frontier shareholders or the Global Crossing shareholders.

  Frontier is also required to pay Global Crossing a $270 million termination fee if the merger agreement is terminated under specified circumstances after a third party makes a proposal to acquire Frontier and Frontier enters into an acquisition agreement within 12 months following termination.

  In addition, on March 16, 1999, Frontier and Global Crossing entered into a stock option agreement under which Frontier has granted to Global Crossing an option to purchase up to 19.9% of the Frontier common stock at a price of $62.00 per share, exercisable only upon the occurrence of specified events when a termination fee would be payable by Frontier to Global Crossing under the merger agreement.

  The fee and the stock option could discourage other companies from trying or proposing to combine with Frontier. The total fees payable to Global Crossing under the merger agreement and the profit realizable by Global Crossing under the stock option agreement is limited to $275 million. We have attached the stock option agreement to this document as Annex B. You should read it in its entirety.

Regulatory matters (Page 83)

  The completion of the merger is subject to regulatory requirements, including expiration or termination of the waiting period under the Hart-Scott-Rodino Act, which was terminated on May 11, 1999. The completion of the merger is also subject to obtaining required regulatory approvals from the FCC and some state public utilities commissions.

Accounting treatment (Page 83)

  The merger will be accounted for using the purchase method of accounting.

No appraisal rights (Page 84)

  Under the New York Business Corporation Law, Frontier shareholders are not entitled to appraisal rights in connection with the merger. Under Bermuda law, Global Crossing shareholders are not entitled to appraisal rights in connection with the merger.

Trading of Global Crossing common stock (Page 84)

  Global Crossing's common stock is currently trading on the Nasdaq National Market and the Bermuda Stock Exchange. The shares of Global Crossing common stock to be issued in the merger will also trade on the Nasdaq National Market and the Bermuda Stock Exchange.

U S WEST merger (Page 86)

  On May 16, 1999, Global Crossing entered into a merger agreement with U S WEST. Pursuant to the U S WEST merger agreement, a new parent holding company will be formed and each of U S WEST and Global Crossing will become subsidiar-ies of that holding company. The U S WEST merger is conditioned upon the prior completion of the Global Crossing--Frontier merger. In the U S WEST merger, each share of Global Crossing common stock will be converted into shares of one of two classes of common stock of the new parent holding company or of a combi-nation of both. Holders of Global Crossing common stock will have the option to elect to receive either

  .shares of a class of common stock that reflect the new holding company's local service provider business,

  . shares of a class of common stock that reflect the new holding company's global service provider business, or

  . a combination of those shares.

U S WEST stockholders will also have the right to make a similar election.

  All elections will be subject to proration if either class of common stock is oversubscribed.

  The closing of the U S WEST merger depends on a number of closing conditions, including approval of Global Crossing shareholders and U S WEST stockholders, receipt of regulatory approvals and other consents and receipt of opinions from Global Crossing's and U S WEST's respective counsel as to the tax-free nature of the transaction. We do not expect that the conditions to the Global Closing--U S WEST merger will be satisfied before mid-2000.

  As shareholders of Global Crossing after the merger, current Frontier share-holders, to the extent they continue to hold Global Crossing shares as of the record date for the meeting to approve the U S WEST merger, will receive a proxy statement and be entitled to vote on the U S WEST merger. Your vote to adopt the merger agreement with Global Crossing does not constitute a vote to approve the U S WEST merger agreement. The shareholders of Global Crossing who agreed to vote in favor of the Global Crossing--Frontier merger also signed an agreement with U S WEST agreeing to vote shares they then hold in favor of the U S WEST merger. Subject to a number of factors, including the actual number of Global Crossing shares issued to Frontier shareholders in the Global Cross-ing--Frontier merger and the number of shares then held by those existing Global Crossing shareholders, the vote of the Global Crossing shareholders may be enough to approve the U S WEST merger without the vote of any other Global Crossing shareholder.

  As part of its agreement with Global Crossing, on June 21, 1999, U S WEST completed a tender offer pursuant to which U S WEST purchased 39,259,305 shares of Global Crossing common stock for $62.75 in cash per share. U S WEST has agreed to vote the shares that it purchased in the tender offer in favor of the Global Crossing--Frontier merger and the Global Crossing--U S WEST merger.

  On June 13, 1999, Qwest Communications International Inc. announced a proposal to acquire all the outstanding stock of U S WEST, which proposal was revised on June 23, 1999. If the U S WEST board of directors were to deem the Qwest acquisition proposal to be superior to the Global Crossing--U S WEST merger, under specified circumstances U S WEST may terminate its merger agreement with Global Crossing. In that case, U S WEST would be required to pay Global Crossing a termination fee of $850 million.

                   Selected historical financial information

  Selected historical financial information for Global Crossing, Global Marine, Frontier and U S WEST have been provided in the following tables. This selected historical financial information has been derived from the audited and unaudited financial statements of Global Crossing, Global Marine, Frontier and U S WEST for the periods presented. This information is only a summary and should be read together with the more detailed historical financial information included or incorporated by reference in this document. You can find financial information included in this document beginning on page F-1. For instructions on how to obtain information incorporated by reference, see "Where You Can Find More Information" on page 188.

Global Crossing selected historical financial information

  The table below shows the selected historical financial information for Global Crossing. This information has been prepared using the consolidated financial statements of Global Crossing as of the dates indicated and for each of the fiscal years in the period from inception, March 19, 1997, to December 31, 1998 and for the three months ended March 31, 1999 and 1998. The consolidated income statement data below for each of the fiscal years in the period from inception, March 19, 1997, to December 31, 1998 and the consolidated balance sheet data as of December 31, 1998 and 1997 have been derived from financial statements audited by Arthur Andersen & Co., independent public accountants, which are included in this document beginning on page F-13. We derived the remaining data from unaudited consolidated financial statements, which are included in this document beginning on page F-1.

  In reading the following selected historical financial information, please note the following:

  . During the three-month period ended March 31, 1999, Global Crossing recorded a $15 million expense (net of tax benefit) due to the adoption of Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities." See the "Cumulative effect of change in accounting principles" item in the Statement of Operations Data.

  . During the year ended December 31, 1998, Global Crossing recognized $37 million from a total of $94 million of stock-related expense relating to stock options and rights to purchase stock issued during that period which entitle the holders to purchase common stock. The remaining $57 million will be recognized as follows: $28 million in 1999, $21 million in 2000 and $8 million in 2001. See the "Stock related expense" item in the Statement of Operations Data.

  . The "Termination of advisory services agreement" item in the Statement of Operations Data includes a charge for the termination of the advisory services agreement as of June 30, 1998. See "Some Global Crossing Transactions" on page 183. Global Crossing acquired the rights from those entitled to fees payable under the advisory services agreement in consideration for the issuance of common stock having an aggregate value of $135 million and the cancellation of approximately $3 million owed to Global Crossing under a related advance agreement. As a result of this transaction, Global Crossing recorded a non-recurring charge in the approximate amount of $138 million during the year ended December 31, 1998. In addition, Global Crossing recognized as an expense approximately $2 million of advisory fees incurred prior to termination of the contract.

  . The "Provision for income taxes" item in the Statement of Operations Data reflects income taxes on profits earned during the year ended December 31, 1998 in jurisdictions where Global Crossing has a taxable presence. A significant portion of our operating losses have been incurred in non-taxable jurisdictions, and, therefore, these operating losses cannot be applied to offset our future taxable earnings.

  . On May 18, 1998, a portion of the proceeds from the issuance of the 9 5/8% Senior Notes due 2008 of Global Crossing Holdings Ltd. was used to repurchase the 12% Senior Notes Due 2004 of Global Telesystems Holdings Ltd. Global Crossing recognized an extraordinary loss of approximately $20 million in connection with this repurchase, comprised of a repurchase premium of approximately $10 million and the write-off of approximately $10 million of unamortized deferred financing costs. See the "Extraordinary loss on retirement of senior notes" item in the Statement of Operations Data.

  . The preferred stock dividends for the year ended December 31, 1998 include dividends from both the 10 1/2% Senior Exchangeable Preferred Stock due 2008 of Global Crossing Holdings and the 14% Senior Increasing Rate Redeemable Exchangeable Preferred Stock of Global Telesystems Holdings. The Global Crossing Holdings preferred stock is mandatorily redeemable on December 1, 2008 and exchangeable at any time by Global Crossing Holdings into notes. The Global Crossing Holdings preferred stock entitles the holders to receive cumulative compounding dividends at an annual rate of 10 1/2%. The dividends can be paid in cash or prior to June 1, 2002 with the issuance of additional Global Crossing Holdings preferred stock at the option of Global Crossing Holdings.

     The holders of the Global Telesystems Holdings preferred stock were entitled to receive cumulative, compounding dividends at an initial annual rate of 14%. Preferred stock dividends include cumulative 14% dividends and amortization of the discount and issuance costs. Global Crossing used proceeds from the Global Crossing Holdings Senior Notes to redeem all outstanding Global Telesystems Holdings preferred stock effective as of June 17, 1998. All dividends prior to the redemption had been paid through the issuance of additional preferred stock and charged against additional paid-in capital. See the "Preferred stock dividends"
     item in the Statement of Operations Data.

  . As a result of the redemption of the Global Telesystems Holdings preferred stock, Global Crossing incurred a one-time $34 million charge against additional paid-in capital. The charge consisted of: (1) a $16 million charge for redemption premium and (2) a write-off of $18 million of unamortized discount and unamortized deferred financing costs. See the "Redemption of preferred stock" item in the Statement of Operations Data.

  . Construction in progress and capacity available for sale includes direct and indirect expenditures for construction of the Atlantic Crossing system and other systems and is stated at cost. Included are costs incurred under (1) the construction contracts; (2) advisory, consulting and legal fees; (3) interest, including amortization of debt issuance costs incurred during the construction phase; and (4) other costs necessary for developing the Atlantic Crossing system and other systems. Additionally, Global Crossing granted warrants to Pacific Capital Group, Inc., a shareholder, and some of its affiliates for the Pacific Crossing, Mid-Atlantic Crossing and Pan American Crossing systems and related rights. The $275 million value of the common stock was allocated to "Construction in progress" in the amount of $112 million and as "Investment in affiliates" in the amount of $163 million. See the "Construction in progress, property, plant and equipment and capacity available for sale" item in the Balance Sheet Data.

  . The "Investment in affiliates" item in the Balance Sheet Data includes $163 million as of December 31, 1998, representing the value of the warrants described in the bullet point immediately above applicable to the Pacific Crossing system.

  . The December 31, 1998 amount in the "Mandatorily redeemable preferred stock" item in the Balance Sheet Data includes (1) $500 million of Global Crossing Holdings preferred stock, less (2) $17 million reflecting the unamortized issue costs, plus (3) $4 million of accrued dividends. The December 31, 1997 amount includes (1) $100 million of the Global Telesystems Holdings preferred stock originally issued, plus (2) $10 million of Global Telesystems Holdings preferred stock issued as dividends on the originally issued Global Telesystems Holdings preferred stock, less (3) $19 million reflecting the unamortized discount and issue costs, plus $1 million of accrued dividends. Global Crossing redeemed all outstanding Global Telesystems Holdings preferred stock effective as of June 17, 1998.

                                                                               Period from
                          For the Three  For the Three                        March 19, 1997
                           Months Ended   Months Ended     Year ended     (Date of Inception) to
                          March 31, 1999 March 31, 1998 December 31, 1998   December 31, 1997
                          -------------- -------------- ----------------- ----------------------
                           (unaudited)    (unaudited)
                                  (in thousands, except share and per share information)
Statement of Operations
 Data:
Revenues................   $   178,183    $       --       $   424,099         $       --
                           -----------    -----------      -----------         -----------
Expenses:
Cost of capacity sold...        69,387            --           178,492                 --
Operations,
 administration and
 maintenance............        11,861            --            18,056                 --
Sales and marketing.....         9,758            784           26,194               1,366
Network development.....         4,905            --            10,962                  78
General and
 administrative.........        22,625          2,372           26,844               1,657
Stock related expense...        16,716            --            39,374                 --
Provision for doubtful
 accounts...............         1,864            --             4,233                 --
Termination of advisory
 services agreement.....           --             --           139,669                 --
                           -----------    -----------      -----------         -----------
                               137,116          3,794          443,824               3,101
                           -----------    -----------      -----------         -----------
Operating income
 (loss).................        41,067         (3,794)         (19,725)             (3,101)
Equity in loss of
 affiliates.............        (2,736)        (3,794)          (2,508)                --
Interest income
 (expense):
 Interest income........        14,392             95           29,986               2,941
 Interest expense.......       (23,779)           (23)         (42,880)                --
Provision for income
 taxes..................       (16,142)           --           (33,067)                --
                           -----------    -----------      -----------         -----------
Income (loss) before
 extraordinary item and
 cumulative effect of
 change in accounting
 principle..............        12,802         (3,722)         (68,194)               (160)
Extraordinary loss on
 retirement of senior
 notes..................           --             --           (19,709)                --
                           -----------    -----------      -----------         -----------
Cumulative effect of
 change in accounting
 principle..............       (14,710)           --               --                  --
                           -----------    -----------      -----------         -----------
Net loss................        (1,908)        (3,722)         (87,903)               (160)
Preferred stock
 dividends..............       (13,044)        (4,407)         (12,681)            (12,690)
Redemption of preferred
 stock..................           --             --           (34,140)                --
                           -----------    -----------      -----------         -----------
Net loss applicable to
 common shareholders....   $   (14,952)   $   (18,129)     $  (134,724)        $   (12,850)
                           ===========    ===========      ===========         ===========
Net Loss per Common
 Share:
Loss applicable to
 common shareholders
 before extraordinary
 item and cumulative
 effect of change in
 accounting principle
 Basic and diluted......   $     (0.00)   $     (0.02)     $     (0.32)        $     (0.04)
                           ===========    ===========      ===========         ===========
Extraordinary item
 Basic and diluted......   $       --     $       --       $     (0.06)        $       --
                           ===========    ===========      ===========         ===========
Cumulative effect of
 change in accounting
 principle
 Basic and diluted......   $     (0.04)   $       --       $       --          $       --
                           ===========    ===========      ===========         ===========
Net loss applicable to
 common shareholders
 Basic and diluted......   $     (0.04)   $     (0.02)     $     (0.38)        $     (0.04)
                           ===========    ===========      ===========         ===========
Shares used in computing
 basic and diluted loss
 per share..............   410,797,073    331,845,633      358,735,340         325,773,934
                           ===========    ===========      ===========         ===========

                                                               December 31,
                                               March 31,   ---------------------
                                                 1999         1998       1997
                                              -----------  ----------  ---------
                                              (unaudited)
                                                       (in thousands)
Balance Sheet Data:
Current assets including cash and cash
 equivalents and restricted cash and cash
 equivalents................................  $  766,469   $  976,615  $  27,744
Long term restricted cash and cash
 equivalents................................     422,933      367,600        --
Long term accounts receivable...............      70,884       43,315        --
Construction in progress, property, plant
 and equipment and capacity available for
 sale.......................................   1,155,326    1,008,556    518,519
Deferred finance, net of accumulated
 amortization...............................      42,527       45,757     25,934
Investment in affiliates....................     187,458      177,334        --
Other assets................................      44,200       20,000        --
                                              ----------   ----------  ---------
 Total assets...............................  $2,689,797   $2,639,177  $ 572,197
                                              ==========   ==========  =========
Current liabilities.........................  $  273,664   $  251,890  $  90,817
Long term debt..............................     248,475      269,598    162,325
Senior notes................................     796,588      769,495    150,000
Deferred revenue............................      50,725       25,325        --
Obligations under inland service agreements
 and capital leases.........................      16,158       24,520      3,009
Deferred income taxes.......................      31,779        9,654        --
                                              ----------   ----------  ---------
 Total liabilities..........................   1,417,389    1,377,482    406,151
Mandatorily redeemable preferred stock......     500,419      487,375     91,925
Shareholders' equity........................
 Common stock...............................       4,331        4,328      3,258
 Treasury stock.............................    (209,415)    (209,415)       --
 Other shareholders' equity.................   1,067,044    1,067,470     71,023
 Accumulated deficit........................     (89,971)     (88,063)      (160)
                                              ----------   ----------  ---------
Total shareholders' equity..................     771,989      774,320     74,121
                                              ----------   ----------  ---------
Total liabilities and shareholders' equity..  $2,689,797   $2,639,177  $ 572,197
                                              ==========   ==========  =========

Global Marine selected historical financial information

  The table below shows selected historical financial information for Global Marine. This information has been prepared using the combined financial statements of Global Marine as of the dates indicated and for each of the fiscal years in the five-year period ended March 31, 1999. The combined income statement data below for each of the three fiscal years ended March 31, 1999 and the combined balance sheet data at March 31, 1999 and 1998 were derived from financial statements audited by KPMG Audit Plc, chartered accountants, which are included in this document beginning on page F-47.

                                            Years ended March 31,
                                ----------------------------------------------
                                  1999     1998     1997     1996      1995
                                -------- -------- -------- --------- ---------
                                                (in thousands)
Operating revenues............. $347,335 $280,705 $288,813 $ 231,614 $ 127,725
Income from continuing
 operations....................   47,051   22,730   30,140    42,134    17,337
Total assets...................  753,333  740,181  614,345   548,419   380,502
Long term obligations.......... $261,923 $331,742 $263,420 $ 225,702 $  88,718

Frontier selected historical financial information

  The table below shows selected historical financial information for Frontier. This information has been prepared using the consolidated financial statements of Frontier as of the dates indicated and for each of the fiscal years in the five-year period ending December 31, 1998 and for the three months ended March 31, 1999 and 1998. The consolidated income statement data below for each of the fiscal years in the five-year period ending December 31, 1998 and the consolidated balance sheet data as of December 31, 1994 through December 31, 1998 have been derived from financial statements audited by PricewaterhouseCoopers LLP, independent accountants, which are incorporated by reference in this document. We derived the remaining data from unaudited consolidated financial statements, which are incorporated by reference in this document. For instructions on how to obtain information incorporated by reference, see "Where You Can Find More Information" on page 188.

  Revenues have been impacted by the following acquisitions for the periods presented:

  . On February 27, 1998, Frontier acquired GlobalCenter Inc., a leading provider in digital distribution, Internet and data services headquartered in Sunnyvale, California. Frontier acquired all of the outstanding shares of GlobalCenter and issued 6.4 million shares to effect this merger. At the time of the merger, GlobalCenter had 1.1 million stock options and warrants outstanding as converted into Frontier equivalents. This transaction was accounted for using the pooling of interests method of accounting and, accordingly, historical information has been restated to include GlobalCenter.

  . In August 1995, Frontier merged with ALC Communications Corporation. Frontier exchanged two shares of its common stock for each ALC common share. The total shares issued by Frontier to effect the merger were
     69.2 million. In March 1995, Frontier acquired American Sharecom Inc. Frontier acquired all of the outstanding shares of American Sharecom for approximately 8.7 million shares of Frontier common stock. The transactions were accounted for as poolings of interests and, accordingly, historical information has been restated to include ALC and American Sharecom.

  . In 1995, Frontier paid $318.4 million in cash for several acquisitions that were accounted for as purchases. These purchase acquisitions were Minnesota Southern Cellular Telephone Company, ConferTech International, Inc., WCT Communications, Inc., Enhanced Telemanagement, Schneider Communications, Inc. and Schneider Communications' 80.8 percent interest in LinkUSA Corporation and Link-VTC, Inc. In February 1996, Frontier acquired the remaining 19.2 percent interest in LinkUSA Corporation for $2.3 million in cash, and in June 1996 made a payment of $4.3 million to Link-VTC, Inc. in settlement of the original earnout agreement.

  The following extraordinary, unusual or infrequently occurring items have impacted net income for the periods presented:

  . In the first quarter of 1998, Frontier recorded a pre-tax charge of $6.5 million associated with the acquisition of GlobalCenter. These charges included investment banker, legal fees and other direct costs.

  . In October 1997, Frontier recorded a pre-tax charge of $86.8 million consisting of a restructuring charge of $43.0 million and a provision for asset and lease impairments of $43.8 million. The restructuring charge was primarily associated with a workforce reduction, program cancellations and discontinuing some product lines. The provision for asset and lease impairments primarily relates to long term assets and some lease obligations Frontier was in the process of disposing of or exiting.

  . In March 1997, Frontier recorded a $96.6 million pre-tax charge primarily related to the write-off of certain leased network facilities no longer required as a result of the migration of Frontier's major carrier customer's one-plus traffic volume to other networks and Frontier's overall network integration efforts.

  . In November 1996, Frontier recorded a $48.8 million pre-tax charge. This charge included $28.0 million for the curtailment of specified Frontier pension plans and a $20.8 million charge primarily to the write-off of unrecoverable product development costs for its conference calling product line.

  . In December 1996, Frontier, through GlobalCenter, recorded a pre-tax charge of $18.9 million related to the write-off of in-process product development costs associated with the 1996 merger with GCIS, an Internet management services company.

  . Frontier's 1995 operating results reflect pre-tax acquisition related charges of $114.2 million associated with the integration of a number of long distance companies acquired during the year, including the August 1995 merger with ALC Communications.

  . Frontier determined in 1995 that Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," was no longer applicable based upon changes in regulation, increasingly rapid advancements in telecommunications technology and other factors creating competitive markets. As a result of the discontinuance of FAS 71, Frontier recorded a non-cash extraordinary charge of $112.1 million, net of an income tax benefit of $68.4 million, as of September 30, 1995. Frontier also recorded a $9.1 million loss on the early extinguishment of debt in 1995.

                           Three Months   Three Months                   Year Ended December 31,
                              Ended          Ended      -------------------------------------------------------------
                          March 31, 1999 March 31, 1998    1998        1997         1996        1995         1994
                          -------------- -------------- ----------  -----------  ----------  -----------  -----------
                                   (unaudited)
                                               (in thousands, except per share  information)
Consolidated Statements
 of Income:
Revenues................    $  674,832      $631,998    $2,593,558  $ 2,374,809  $2,588,519  $ 2,150,328  $ 1,667,545
Costs and expenses......       594,651       563,984     2,276,162    2,288,651   2,220,296    1,865,492    1,341,919
Operating income........        80,181        68,014       317,396       86,158     368,223      284,836      325,626
Interest expense........        15,219        13,431        55,318       48,239      43,312       53,572       50,216
Other income, net of
 other expense..........         5,901         4,548        45,025       38,070      15,850       14,991       20,922
Income taxes............        30,961        25,217       129,560       44,188     142,556      101,126      109,078
Income before
 extraordinary items and
 cumulative effect of
 changes in accounting
 principles.............        39,902        33,914       177,543       31,801     198,205      145,129      187,254
Extraordinary items.....           --            --            --           --          --      (121,208)         --
Cumulative effect of
 changes in accounting
 principles.............           --            --         (1,755)         --       (8,018)      (1,477)      (7,197)
Consolidated net
 income.................        39,902        33,914       175,788       31,801     190,187       22,444      180,057
Dividends on preferred
 stock..................           251           251        (1,005)      (1,019)     (1,182)      (1,191)      (1,187)
Income applicable to
 common stock...........    $   39,651      $ 33,663    $  174,783  $    30,782  $  189,005  $    21,253  $   178,870
Earnings per common
 share:
Basic earnings per
 share:
 Income before
  extraordinary item and
  cumulative effect of
  changes in accounting
  principles............           .23           .20    $     1.03  $       .18  $     1.19  $       .94  $      1.26
 Net income.............           .23           .20          1.02          .18        1.14          .14         1.21
Diluted earnings per
 share:
 Income before
  extraordinary item and
  cumulative effect of
  changes in accounting
  principles............           .23           .20          1.02          .18        1.18          .88         1.16
 Net income.............           .23           .20          1.01          .18        1.13          .13         1.11
Cash dividends declared
 per common share.......    $      .05      $   .223    $      .89  $      .875  $     .855  $      .835  $      .815
Consolidated Balance
 Sheets (at period end):
Current assets..........    $  589,949                  $  566,674  $   490,305  $  477,761  $   524,200  $   673,826
Property, plant and
 equipment, net.........     1,833,276                   1,677,559    1,046,884     975,982      883,046    1,034,442
Goodwill and customer
 base, net..............       475,493                     484,015      517,754     538,296      550,081      222,442
Deferred and other
 assets.................       349,747                     330,495      432,977     237,353      154,088      130,084
 Total assets...........    $3,248,465                  $3,058,743  $ 2,487,920  $2,229,392  $ 2,111,415  $ 2,060,794
Current liabilities.....    $  580,041                  $  567,697  $   492,978  $  424,397  $   506,073  $   305,698
Long-term debt..........     1,463,612                   1,350,821      934,681     677,570      618,867      661,549
Deferred income taxes...        48,500                      40,046       10,927       2,542       15,644       98,217
Deferred employee
 benefits obligation....        84,879                      81,925       74,965      57,573       58,385       46,001
Preferred stock.........        18,286                      18,770       20,126      22,611       22,769       22,777
Shareholders' equity,
 exclusive of preferred
 stock..................     1,053,147                     999,484      954,243   1,044,699      889,677      926,552
 Total liabilities and
  shareholders' equity..    $3,248,465                  $3,058,743  $ 2,487,920  $2,229,392  $ 2,111,415  $ 2,060,794

U S WEST selected historical financial information

  The table below shows selected historical financial information for U S WEST. This information has been prepared using the consolidated financial statements of U S WEST as of the dates indicated and for each of the fiscal years in the five-year period ending December 31, 1998 and for the three months ended March 31, 1999 and 1998. The consolidated income statement data below for each of the fiscal years in the three-year period ending December 31, 1998 and the consolidated balance sheet data as of December 31, 1998 and 1997 have been derived from financial statements audited by Arthur Andersen LLP, independent public accountants, which are incorporated by reference in this document. The consolidated income statement data below for each of the fiscal years in the two-year period ending December 31, 1995 have been derived from financial statements audited by PricewaterhouseCoopers LLP, independent accountants. We derived the remaining data from unaudited consolidated financial statements, which are incorporated by reference in this document. For instructions on how to obtain information incorporated by reference, see "Where You Can Find More Information" on page 188.

  In reading the following selected historical financial information, please note the following:

  . On October 25, 1997, the board of directors of the former parent company, which we refer to as "Old U S WEST," adopted a proposal to separate Old U S WEST into two independent companies, which we refer to as the "Separation." 1998 income includes Separation expenses of $68 million ($0.13 per diluted share) associated with the Separation of Old U S WEST into two independent companies and an asset impairment charge of $21 million ($0.04 per diluted share). 1997 income includes a $152 million regulatory charge ($0.31 per diluted share) related primarily to the 1997 Washington State Supreme Court ruling that upheld a Washington rate order, a gain of $32 million ($0.07 per diluted share) on the sale of an interest in Bell Communications Research, Inc. and a gain of $48 million ($0.10 per diluted share) on the sales of local telephone exchanges. 1996 income includes a gain of $36 million ($0.07 per diluted share) on the sales of local telephone exchanges and the current effect of $15 million ($0.03 per diluted share) from adopting Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." 1995 income includes a gain of $85 million ($0.18 per diluted share) on the sales of local telephone exchanges and costs of $8 million ($0.02 per diluted share) associated with the 1995 Recapitalization discussed in the fourth bullet point below. 1994 income includes a gain of $51 million ($0.11 per diluted share) on the sales of local telephone exchanges.

  . 1997 net income was reduced by an extraordinary charge of $3 million ($0.01 per diluted share) for the early extinguishment of debt. 1996 net income includes a gain of $34 million ($0.07 per diluted share) for the cumulative effect of the adoption of FAS No. 121. 1995 net income was reduced by an extraordinary item of $8 million ($0.02 per diluted share) for the early extinguishment of debt.

  . Pro forma income reflects the incremental interest expense from the beginning of the period through the date of Separation associated with Old U S WEST indebtedness, including the U S WEST Dex, Inc. indebtedness which was refinanced at the time of the Separation. The pro forma earnings per diluted share amounts also reflect the issuance of approximately 16,341,000 shares of common stock, net of the redemption of approximately 305,000 fractional shares, issued in connection with the contribution of U S WEST Dex, Inc. into U S WEST as if the shares had been issued at the beginning of the period indicated.

  . The historical average shares outstanding assume a one-for-one conversion of historical U S WEST Communications Group common shares outstanding into shares of U S WEST as of the date of Separation. The 1998 historical average common shares outstanding include the issuance of approximately 16,341,000 shares of common stock, net of redemption of approximately 305,000 fractional shares, issued in connection with the contribution of U S WEST Dex, Inc. into U S WEST. Effective November 1, 1995, each share of common stock of Old U S WEST was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock, which we refer to as the "1995 Recapitalization." Earnings per common share and dividends per common share for 1995 and 1994 have been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1994.

  . 1998 debt includes $3,900 million of Old U S WEST indebtedness U S West refinanced in connection with the contribution of U S WEST Dex, Inc. into U S WEST.

                            Three months
                           ended March 31,              Years ended December 31,
                          ------------------  ------------------------------------------------
                            1999      1998      1998      1997      1996      1995      1994
                          --------  --------  --------  --------  --------  --------  --------
                             (unaudited)
                              (in millions, except share and per share information)
Operating revenues......  $  3,182  $  3,009  $ 12,378  $ 11,479  $ 11,168  $ 10,508  $ 10,132
Operating expenses......     2,389     2,194     9,329     8,703     8,356     7,931     7,616
Operating income........       793       815     3,049     2,776     2,812     2,577     2,516
Income before
 extraordinary item and
 cumulative effect of
 change in accounting
 principle..............       793       815     1,508     1,527     1,501     1,431     1,403
Net income..............       397       434     1,508     1,524     1,535     1,423     1,403
Pro forma income........         *         *     1,436     1,365     1,339         *         *
Historical earnings per
 share:
 Basic..................      0.79      0.89      3.05      3.16      3.21      3.02      3.09
 Diluted................  $   0.78  $   0.89  $   3.02  $   3.12  $   3.17  $   2.98  $   3.03
Average common shares
 outstanding
 (thousands):
 Basic..................   503,306   484,964   494,395   482,751   477,549   470,716   453,316
 Diluted................   508,121   489,113   498,798   491,232   488,591   481,933   463,801
Pro forma earnings per
 share:
 Basic..................         *         *  $   2.86         *         *         *         *
 Diluted................         *         *  $   2.84         *         *         *         *
Pro forma average common
 shares outstanding
 (thousands):
 Basic..................         *         *   501,827         *         *         *         *
 Diluted................         *         *   506,230         *         *         *         *
Dividends per common
 share..................  $  0.535  $  0.535  $   2.14  $   2.14  $   2.14  $   2.14  $   2.14
Total assets............    18,709    17,851    18,407    17,667    17,279    16,960    16,317
Total debt..............  $ 10,035  $  5,521  $  9,919  $  5,715  $  6,545  $  6,782  $  6,147
Debt to total capital
 ratio..................      91.3%     56.9%     92.9%     56.7%     61.6%     65.0%     64.7%
Capital expenditures....         *         *  $  2,905  $  2,672  $  2,831  $  2,770  $  2,513

-------
* Information has not been presented.

               Selected unaudited pro forma financial information

  The following unaudited pro forma condensed combined financial information of Global Crossing, Global Marine and Frontier, which we refer to as "Pro Forma Global Crossing," and unaudited pro forma condensed financial information of U S WEST and Pro Forma Global Crossing, which we refer to as "Pro Forma U S WEST with Global Crossing," have been prepared to demonstrate how these companies or businesses might have looked if the Global Crossing--Frontier merger and the Global Crossing--U S WEST merger and merger-related transactions had been completed as of the dates or at the beginning of the periods presented.

  We have prepared the pro forma financial information using the purchase method of accounting. We expect that we will have reorganization and restructuring expenses and potential synergies relating to our long distance business and increased opportunities to earn more revenue as a result of combining our companies. The unaudited pro forma information does not reflect these expenses and synergies.

  The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods. If the companies had actually been combined in prior periods, these companies and businesses might have performed differently. You should not rely on pro forma financial information as an indication of the results that would have been achieved if the transactions outlined in this document had taken place earlier or the future results that the companies will experience after completion of the transactions.

  Currently, some types of long distance service now being provided by Frontier cannot be provided by a Regional Bell Operating Company within its region. This limitation applies to U S WEST. In connection with the Global Crossing--U S WEST merger after the Global Crossing--Frontier merger is completed, Global Crossing and U S WEST will seek necessary regulatory approvals to permit the entity resulting from the Global Crossing--U S WEST merger to continue to provide these long distance services in the U S WEST region. If these approvals are not obtained, Global Crossing/Frontier expects that it will take other actions to comply with the applicable restrictions. These actions could include disposition, by sale, exchange or otherwise, of accounts for the affected services and of some related assets. These actions would be subject to state and federal regulatory approvals. The revenues of Frontier arising from the provision of these services in the U S WEST region, during the year ended December 31, 1998 and the three months ended March 31, 1999, represented less than 2% of the Pro Forma U S WEST with Global Crossing operating revenues during the equivalent periods shown in the tables below. See "The U S WEST Merger--Regulatory issues relating to some types of long distance service" on page 90.

  Global Crossing and Frontier estimate, including based on information received from U S WEST, that the Global Marine acquisition, the Global Crossing--Frontier merger and the Global Crossing--U S WEST merger and related transactions will result in fees and expenses totaling approximately $195 million. The Pro Forma Global Crossing information includes $95 million of these fees and expenses. The remaining $100 million is included in the Pro Forma U S WEST with Global Crossing information.

  These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Global Crossing, Global Marine, Frontier and U S WEST, which, in the case of Global Crossing and Global Marine, are included in this document and, in the case of Frontier and U S WEST, are incorporated by reference in this document.

                           Pro Forma Global Crossing

         Unaudited Pro Forma Condensed Combined Statement of Operations
                (in thousands, except share and per share data)

                                                            Three Months Ended
                                                              March 31, 1999
                                                            ------------------
Operating revenues.........................................    $    948,509
                                                               ------------
Operating expenses:
  Operating, selling, general and administrative...........         722,619
  Stock related expense....................................          16,716
  Depreciation and amortization............................         130,157
                                                               ------------
                                                                    869,492
                                                               ------------
Operating income...........................................          79,017
Equity in income of affiliates.............................           2,452
Other income (expense):
  Interest expense.........................................         (53,792)
  Interest income..........................................          16,284
  Other income.............................................             148
                                                               ------------
Income before taxes and cumulative effect of change in
 accounting principle......................................          44,109
  Provision for income taxes...............................         (49,404)
                                                               ------------
Loss before cumulative effect of change in accounting
 principle.................................................          (5,295)
  Preferred stock dividends................................         (13,044)
  Redemption of preferred stock............................            (183)
                                                               ------------
Loss applicable to common shareholders before cumulative
 effect of change in accounting principle (Basic)..........         (18,522)
  Diluted earnings adjustment..............................             --
                                                               ------------
Loss applicable to common shareholders before cumulative
 effect of change in accounting principle (Diluted)........    $    (18,522)
                                                               ============
Loss per common share:
  Loss applicable to common shareholders before cumulative
   effect of change in accounting principle
    Basic..................................................    $      (0.03)
                                                               ============
    Diluted................................................    $      (0.03)
                                                               ============
  Shares used in computing information applicable to common
   shareholders
    Basic..................................................     628,226,109
                                                               ============
    Diluted................................................     628,226,109
                                                               ============

                           Pro Forma Global Crossing

         Unaudited Pro Forma Condensed Combined Statement of Operations
                (in thousands, except share and per share data)

                                                               Fiscal Year 1998
                                                               ----------------
Operating revenues...........................................    $  3,364,992
                                                                 ------------
Operating expenses:
  Operating, selling, general and administrative.............       2,548,346
  Termination of Advisory Services Agreement.................         139,669
  Stock related expense......................................          39,374
  Depreciation and amortization..............................         510,807
                                                                 ------------
                                                                    3,238,196
                                                                 ------------
Operating income.............................................         126,796
Equity in income of affiliates...............................          18,935
Other income (expense):
  Interest expense...........................................        (157,374)
  Interest income............................................          38,863
  Other income...............................................          23,230
                                                                 ------------
Income before taxes, extraordinary item, and cumulative
 effect of change in accounting principle....................          50,450
  Provision for income taxes.................................        (168,059)
                                                                 ------------
Loss before extraordinary item and cumulative effect of
 change in accounting principle..............................        (117,609)
  Preferred stock dividends..................................         (12,681)
  Redemption of preferred stock..............................         (34,323)
                                                                 ------------
Loss applicable to common shareholders before extraordinary
 item and cumulative effect of change in accounting principle
 (Basic).....................................................        (164,613)
  Diluted earnings adjustment................................             --
                                                                 ------------
Loss applicable to common shareholders before extraordinary
 item and cumulative effect of change in accounting principle
 (Diluted)...................................................    $   (164,613)
                                                                 ============
Loss per common share:
  Loss applicable to common shareholders before extraordinary item and cumulative effect of change in accounting
   principle
    Basic....................................................    $      (0.29)
                                                                 ============
    Diluted..................................................    $      (0.29)
                                                                 ============
  Shares used in computing information applicable to common
   shareholders
    Basic....................................................     576,164,376
                                                                 ============
    Diluted..................................................     576,164,376
                                                                 ============

                           Pro Forma Global Crossing

              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 (in thousands)

                                                                 March 31, 1999
                                                                 --------------
Cash and cash equivalents.......................................  $   162,536
Other current assets............................................      859,911
                                                                  -----------
  Total current assets..........................................    1,022,447
Restricted cash and cash equivalents............................      422,933
Accounts receivable.............................................       70,884
Capacity available for sale.....................................      577,273
Property, plant and equipment, net..............................    2,242,430
Construction in process.........................................      532,653
Goodwill and other intangibles, net.............................   11,343,639
Other assets, net...............................................      436,474
Investment in affiliates........................................      224,777
                                                                  -----------
  Total assets..................................................  $16,873,510
                                                                  ===========
Current liabilities.............................................  $ 1,034,802
Long term debt..................................................    2,284,740
Senior notes....................................................      796,588
Deferred income taxes...........................................      (72,310)
Postretirement and other post-employment benefit obligations....       84,879
Deferred credits and other......................................      184,753
                                                                  -----------
  Total liabilities.............................................    4,313,452
                                                                  -----------
Mandatorily redeemable preferred stock..........................      500,419
                                                                  -----------
Shareholders' equity
  Preferred stock...............................................          --
  Common stock..................................................        6,505
  Other shareholders' equity....................................   12,430,780
  Unearned compensation.........................................      (78,260)
  Treasury stock................................................     (209,415)
  Accumulated deficit...........................................      (89,971)
                                                                  -----------
Total shareholders' equity......................................   12,059,639
                                                                  -----------
  Total liabilities and shareholders' equity....................  $16,873,510
                                                                  ===========

                    Pro Forma U S WEST with Global Crossing

         Unaudited Pro Forma Condensed Combined Statement of Operations
                (in thousands, except share and per share data)

                                                            Three Months Ended
                                                              March 31, 1999
                                                            ------------------
Operating revenues.........................................   $   4,130,509
                                                              -------------
Operating expenses:
  Operating, selling, general and administrative...........       2,509,619
  Stock related expense....................................          16,716
  Depreciation and amortization............................         848,276
                                                              -------------
                                                                  3,374,611
                                                              -------------
Operating income...........................................         755,898
Equity in income of affiliates.............................           2,452
Other income (expense):
  Interest expense.........................................        (251,294)
  Interest income..........................................          16,284
  Other expense............................................            (852)
                                                              -------------
Income before taxes and cumulative effect of change in
 accounting principle......................................         522,488
  Provision for income taxes...............................        (274,627)
                                                              -------------
Income before cumulative effect of change in accounting
 principle.................................................         247,861
  Preferred stock dividends................................         (13,044)
  Redemption of preferred stock............................            (183)
                                                              -------------
Income applicable to common shareholders before cumulative
   effect of change in accounting principle................   $     234,634
                                                              =============
Income per common share:
  Income applicable to common shareholders before
   cumulative effect of change in accounting principle
    Basic..................................................   $        0.19
                                                              =============
    Diluted................................................   $        0.18
                                                              =============
  Shares used in computing information applicable to common
   shareholders
    Basic..................................................   1,228,435,267
                                                              =============
    Diluted................................................   1,281,354,935
                                                              =============

                    Pro Forma U S WEST with Global Crossing

         Unaudited Pro Forma Condensed Combined Statement of Operations
                (in thousands, except share and per share data)

                                                                   Fiscal Year
                                                                      1998
                                                                  -------------
Operating revenues..............................................  $  15,742,992
                                                                  -------------
Operating expenses:
  Operating, selling, general and administrative................      9,678,346
  Termination of Advisory Services Agreement....................        139,669
  Stock related expense.........................................         39,374
  Depreciation and amortization.................................      3,174,282
                                                                  -------------
                                                                     13,031,671
                                                                  -------------
Operating income................................................      2,711,321
Equity in income of affiliates..................................         18,935
Other income (expense):
  Interest expense..............................................       (878,384)
  Interest income...............................................         38,863
  Other expense.................................................        (63,770)
                                                                  -------------
Income before taxes, extraordinary item and cumulative effect of
 change in accounting principle.................................      1,826,965
  Provision for income taxes....................................     (1,011,949)
                                                                  -------------
Income before extraordinary item and cumulative effect of change
 in accounting principle........................................        815,016
  Preferred stock dividends.....................................        (12,681)
  Redemption of preferred stock.................................        (34,323)
                                                                  -------------
Income applicable to common shareholders before extraordinary
 item and cumulative effect of change in accounting principle...  $     768,012
                                                                  =============
Income per common share:
  Income applicable to common shareholders before extraordinary item and cumulative effect of change in accounting principle
    Basic.......................................................  $        0.63
                                                                  =============
    Diluted.....................................................  $        0.60
                                                                  =============
  Shares used in computing information applicable to common
   shareholders
    Basic.......................................................  1,217,118,297
                                                                  =============
    Diluted.....................................................  1,269,514,725
                                                                  =============

                    Pro Forma U S WEST with Global Crossing

              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 (in thousands)

                                                                     March 31,
                                                                       1999
                                                                    -----------
Cash and cash equivalents.......................................... $    98,536
Other current assets...............................................   3,359,911
                                                                    -----------
  Total current assets.............................................   3,458,447
Restricted cash and cash equivalents...............................     422,933
Accounts receivable................................................      70,884
Capacity available for sale........................................     577,273
Property, plant and equipment, net.................................  17,340,430
Construction in process............................................     532,653
Goodwill and other intangibles, net................................  29,922,636
Other assets, net..................................................   1,511,474
Investment in affiliates...........................................     224,777
                                                                    -----------
  Total assets..................................................... $54,061,507
                                                                    ===========
Current liabilities................................................ $ 7,850,629
Long term debt.....................................................  11,926,740
Senior notes.......................................................     796,588
Deferred income taxes..............................................     709,186
Postretirement and other post-employment benefit obligations.......   2,716,879
Deferred credits and other.........................................   1,039,753
                                                                    -----------
  Total liabilities................................................  25,039,775
                                                                    -----------
Mandatorily redeemable preferred stock.............................     500,419
                                                                    -----------
Shareholders' equity:
  Preferred stock..................................................         --
  Common stock.....................................................      12,291
  Other shareholders' equity.......................................  28,494,022
  Accumulated other comprehensive income...........................      15,000
                                                                    -----------
Total shareholders' equity.........................................  28,521,313
                                                                    -----------
  Total liabilities and shareholders' equity....................... $54,061,507
                                                                    ===========

Comparative per share data

  Presented below is the income/loss from operations before extraordinary item and cumulative effect of changes in accounting principle, book value per common share and cash dividends per common share data for Global Crossing and Frontier on an historical basis and a pro forma basis. We combined historical consolidated financial information of Global Crossing, Global Marine and Frontier using the purchase method of accounting for business combinations. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 107.

  The unaudited Frontier equivalent pro forma information was calculated by multiplying the corresponding unaudited Pro Forma Global Crossing consolidated data by an assumed exchange ratio of [1.26], which is the exchange ratio if the average trading prices of Global Crossing common stock during the measurement period is $[50]. This information shows how each share of Frontier common stock would have participated in net earnings and book value of Global Crossing if the merger had been completed at January 1, 1998. These amounts, however, do not necessarily reflect future per share levels of net earnings or book value of Global Crossing.

                                                                Fiscal   First
                                                                 Year   Quarter
                                                                 1998    1999
                                                                ------  -------
Global Crossing historical
Loss per share:
  Basic........................................................ $(0.32) $(0.00)
  Diluted......................................................  (0.32)  (0.00)
Book value per common share....................................   1.89    1.88
Cash dividends declared per common share.......................    --      --

Frontier historical
Earnings per share:
  Basic........................................................   1.03    0.23
  Diluted......................................................   1.02    0.23
Book value per common share....................................   5.93    6.21
Cash dividends declared per common share.......................   0.89    0.05

Unaudited Pro Forma Global Crossing
Loss per share:
  Basic........................................................  (0.29)  (0.03)
  Diluted......................................................  (0.29)  (0.03)
Book value per common share....................................      *   19.19

Unaudited Frontier equivalent pro forma
Earnings per share:
  Basic........................................................  (0.37)  (0.04)
  Diluted......................................................  (0.37)  (0.04)
Book value per common share....................................      *   24.18

--------
* Information not provided

Market prices and dividends

  The Global Crossing common stock trades on both the Nasdaq National Market and the Bermuda Stock Exchange under the symbol "GBLX." Frontier common stock is listed on the New York Stock Exchange under the symbol "FRO."

  The table below shows, for the calendar quarters indicated, the reported high and low sale prices of Global Crossing common stock as reported on the Nasdaq National Market and the Frontier common stock as reported on the New York Stock Exchange Composite Transactions Tape, in each case based on published financial sources and the dividends, if any, declared on the stock. Share amounts and values for Global Crossing common stock take into account the two-for-one stock split in the form of a stock dividend effective March 9, 1999. The third quarter 1998 information for Global Crossing covers the period between August 14, the date of the initial public offering of the Global Crossing common stock, through September 30.

                         Global Crossing Common Stock         Frontier Common Stock
                         -------------------------------------------------------------
                           Market Price             Cash     Market Price      Cash
                         ----------------------   Dividends  --------------  Dividends
                           High        Low        Declared    High    Low    Declared
                         ----------  ----------  ------------------  ------  ---------
Calendar 1997
 First Quarter..........        --          --          --   $23.25  $17.75   $.2175
 Second Quarter.........        --          --          --    20.50   15.38    .2175
 Third Quarter..........        --          --          --    24.19   19.00    .2175
 Fourth Quarter.........        --          --          --    25.00   20.00    .2225
Calendar 1998
 First Quarter..........        --          --          --    33.44   24.44    .2225
 Second Quarter.........        --          --          --    33.00   28.31    .2225
 Third Quarter.......... $    12.75  $     8.00         --    36.75   24.13    .2225
 Fourth Quarter.........      23.50        8.63         --    34.13   24.81    .2225
Calendar 1999
 First Quarter..........      62.63       18.94         --    54.94   33.19    .0500
 Second Quarter.........      64.25       39.63         --    60.38   49.13    .0500
 Third Quarter (through
  [July 9], 1999).......     [43.38]     [39.50]        --   [59.94] [58.38]     --

  The following table presents trading information for the Global Crossing common stock and Frontier common stock on March 16, 1999 and [July 9], 1999. March 16, 1999 was the last full trading day before our announcement of the signing of the merger agreement. [July 9], 1999 was the last practicable trading day for which information was available before the date of this document. The equivalent pro forma price of Frontier common stock is also presented below for each price. The equivalent pro forma price for each date was determined by multiplying the applicable price of Global Crossing common stock by the exchange ratio that would result if the applicable price of Global Crossing common stock shown were the average trading price of Global Crossing common stock during the measurement period. We cannot assure you what the market prices of the Global Crossing common stock will be at the merger date or during the period when the exchange ratio is calculated. You should obtain current market quotations.

                                                                    Frontier
                                    Global Crossing   Frontier   Equivalent Pro
                                     Common Stock   Common Stock     Forma
                                    --------------- ------------ --------------
Closing price on March 16, 1999....    $ 51 1/2      $ 44 5/8         $63
Closing price on [July 9], 1999....    $[40 7/16]    $[58 3/4]        $63

  Global Crossing does not anticipate paying cash dividends on its common stock in the foreseeable future. The terms of some debt instruments of Global Crossing limit its ability to pay cash dividends. Future cash dividends, if any, will be at the discretion of the Global Crossing board of directors and will depend upon, among other things, Global Crossing's operations, capital requirements and surplus, general financial condition, contractual restrictions and those other factors the Global Crossing board of directors may deem relevant. See "Global Crossing's Management Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 137.

                                 Risk Factors

  Shareholders of Global Crossing and Frontier should consider the following factors, in addition to the other information contained in this document.

Risks Relating to the Merger

The successful integration of Frontier's business and the achievement of expected benefits cannot be assured

  We expect that the merger will result in benefits arising out of the creation of a seamless global network of telecommunications facilities and services. Even though Global Crossing and Frontier have little direct overlap of employees, markets, customers, products or facilities, we also expect the merger to result in some operating efficiencies and cost savings related to the transport of communications and information over long distances. Achieving the benefits of the merger will depend in part upon the integration of the businesses of Global Crossing and Frontier in an efficient manner. We cannot assure you that this will happen or that it will happen in a timely manner. Global Crossing has not previously had significant experience integrating the operations of acquired companies. The consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the combined company. We cannot assure you that the combined company will realize any of the anticipated benefits of the merger.

Since the market price of the Global Crossing common stock will vary, Frontier shareholders cannot be sure of the value of the Global Crossing common stock to be received in the merger

  If the average trading price of the Global Crossing common stock during the measurement period for determining the exchange ratio is less than $34.5625, Frontier shareholders will receive less than $63.00 in value of Global Crossing common stock for each share of Frontier common stock in the merger, unless the Frontier board of directors chooses to terminate the merger agreement and Global Crossing chooses to increase the value of the merger consideration. Frontier shareholders will not be able to vote against the merger if the trading price of the Global Crossing common stock falls below $34.5625 after the Frontier special meeting and the Frontier board of directors will not be required to terminate the merger agreement if the average trading price during the measurement period is below $34.5625. In addition, the number of shares of Global Crossing common stock that Frontier shareholders will receive in the merger will not be adjusted for changes in Global Crossing's stock price if the average trading price during the measurement period is above $56.7813. As a result, the value of the Global Crossing shares received by Frontier shareholders in the merger will also vary with fluctuations in the Global Crossing stock price above this level.

  Also, the exchange ratio is based on an average price of the Global Crossing common stock during the measurement period shortly before the closing. Accordingly, because the market price of Global Crossing common stock will fluctuate and may increase or decrease during the period from the end of the measurement period to the effective time of the merger, and from the effective time until Global Crossing delivers certificates representing Global Crossing shares to Frontier shareholders, the value of the Global Crossing common stock actually received by Frontier shareholders may be more or less than the average trading price or the value of the Global Crossing common stock at the effective time of the merger.

  Because the closing of the merger may happen at a date later than the shareholder meetings, we cannot assure you that the price of the Global Crossing common stock on the date of the meetings will be indicative of its price at the closing of the merger.


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

Pendency of or failure to complete the Global Crossing--U S WEST merger may affect the Global Crossing stock price

  The pendency of or failure to complete the Global Crossing--U S WEST merger could have the effect of causing the prices at which shares of Global Crossing common stock trade before and after the merger to be greater or less than the trading prices that would otherwise prevail. In addition, substantial delay in completing, or failure to complete, the Global Crossing--U S WEST merger could have a material impact on the trading price of the Global Crossing common stock received in the merger.

Pendency of the Global Crossing--U S WEST merger may affect the timing of the receipt of regulatory approvals for the merger

  Although regulators will generally have an opportunity to consider separately the Global Crossing--U S WEST merger after the merger, the anticipated timing of receipt of regulatory approvals required for the merger could be delayed if one or more regulatory authorities decides that it will review aspects of the Global Crossing--U S WEST merger in connection with the merger.

Risks relating to the business and operations of Global Crossing

Global Crossing has a limited operating history

  Global Crossing was organized in March 1997 and has a limited operating history. Global Crossing's financial information relates principally to a period in which it was constructing and developing the Atlantic Crossing system and, until May 1998, had minimal revenues and operating costs. Despite recognizing approximately $424 million in revenues, Global Crossing has incurred a net loss applicable to common shareholders of approximately $89.971 million for the period from March 19, 1997, its date of inception, through March 31, 1999, due primarily to the termination of some advisory services agreements, the incurrence of stock-related expense, the extraordinary loss on the retirement of some senior notes, preferred stock dividends and the redemption of some preferred stock. Global Crossing has financed its net losses, debt service, capital expenditures and other cash needs to date through operations, the proceeds of sales of common stock and mandatorily redeemable preferred stock and the issuance of debt. Global Crossing will require substantial additional capital in order to carry out its business plan.

Global Crossing's significant indebtedness could adversely affect it by leaving it with insufficient cash to fund operations and impairing its ability to obtain additional financing

  The amount of Global Crossing's debt could have important consequences for its future, including, among other things:

  . cash from operations may be insufficient to meet the principal and interest on its indebtedness as it becomes due,

  . payments of principal and interest on borrowings may leave it with insufficient cash resources for its operations, and

  . restrictive debt covenants may impair its ability to obtain additional financing.

  Global Crossing has incurred a high level of debt. As of March 31, 1999, Global Crossing and its consolidated subsidiaries had a total of $1,417 million of total liabilities, including approximately $1,083 million in senior indebtedness, of which $258 million was secured. Global Crossing's direct subsidiary, Global Crossing Holdings, also has mandatorily redeemable preferred stock outstanding with a face value of $500 million. In addition, Global Crossing's Pacific Crossing joint venture entered into an $850 million non-recourse credit facility, under which it had incurred $312 million of indebtedness as of March 31, 1999. Global Crossing also incurred additional indebtedness of $600 million in connection with its acquisition of Global Marine.

  Global Crossing's ability to repay its debt depends upon a number of factors, many of which are beyond its control. In addition, Global Crossing relies on dividends, loan repayments and other intercompany cash flows from its subsidiaries to repay its obligations. Global Crossing's operating subsidiaries have entered into a senior secured corporate credit facility. Accordingly, the payment of dividends from these operating subsidiaries and the making and repayments of loans and advances are subject to statutory, contractual and other restrictions.

  In addition, if Global Crossing is unable to generate sufficient cash flow to meet its debt service requirements, Global Crossing may have to renegotiate the terms of its long-term debt. Global Crossing cannot assure you that it would be able to successfully renegotiate those terms or refinance its indebtedness when required or that satisfactory terms of any refinancing would be available. If Global Crossing were not able to refinance its indebtedness or obtain new financing under these circumstances, Global Crossing would have to consider other options, such as:

  .  sales of some assets to meet its debt service obligations,

  .  sales of equity,

  .  negotiations with its lenders to restructure applicable indebtedness, or

  .  other options available to it under applicable law.

Global Crossing may encounter difficulties in completing its cable systems

  Global Crossing's ability to achieve its strategic objectives will depend in large part upon the successful, timely and cost-effective completion of its planned cable systems as well as on achieving substantial capacity sales on these systems once they become operational. The construction of the Global Crossing systems will be affected by a variety of factors, uncertainties and contingencies, many of which are beyond Global Crossing's control including:

  .  its ability to manage their construction effectively,

  . its ability to obtain all construction and operating permits and licenses,

  .  third-party contractors performing their obligations on schedule, and

  . its ability to enter into favorable construction contracts with a limited number of suppliers.

  These factors may significantly delay or prevent completion of one or more of the Global Crossing systems, which could have a material adverse effect on Global Crossing's business, financial condition and results of operations.

  Global Crossing cannot assure you that each of its systems will be completed at the cost and in the time frame currently estimated by Global Crossing, or even at all. Although Global Crossing awards contracts for construction of its systems to suppliers who in most cases are expected to be bound by a fixed-price construction cost schedule and to provide guarantees in respect of completion dates and system design specifications, Global Crossing cannot assure you that the actual construction costs or the time required to complete these systems will not exceed its current estimates. These circumstances could have a material adverse effect on Global Crossing's results of operations or financial condition.

Global Crossing depends upon the continued success of its sales and marketing capabilities

  Global Crossing's success will depend substantially on sales of capacity on its systems. Although Global Crossing's sales and marketing efforts have resulted to date in substantial sales of undersea and terrestrial capacity on its systems, Global Crossing cannot be certain that it will continue to be successful in selling capacity or that it will be able to realize its business plan. Furthermore, even if Global Crossing realizes its plan, it still may not be able to sustain operating profitability or generate sufficient cash flow to service its indebtedness.

  If Global Crossing is unable to effectively sell capacity on its cable systems, its results of operations will be materially adversely affected. Global Crossing's ability to achieve its business objectives depends in large part upon its sales and marketing capabilities. Global Crossing has assembled a dedicated sales and marketing force. Global Crossing depends upon the ability of these employees to effectively market and sell capacity. We cannot be certain that Global Crossing will be able to effectively sell capacity on its cable systems.

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

Global Crossing's revenue growth plan depends on product and service expansion

  Global Crossing intends to grow revenues and profits by:

  .  upgrading capacity on its planned systems,

  .  developing additional undersea cable projects,

  .  developing or purchasing additional terrestrial fiber capacity, and

  .  introducing new services.

  If Global Crossing is unable to effect these upgrades, develop additional cable projects, develop or obtain additional terrestrial capacity or introduce new services, its business, financial condition and results of operations could be adversely affected.

Some of Global Crossing's capacity purchase contracts are terminable under specified circumstances

  Under some capacity purchase agreements for the Atlantic Crossing system, the customer may terminate the agreement if, among other things, Global Crossing does not obtain and hold specified governmental authorizations, approvals, consents, licenses and permits. Purchase agreements for Global Crossing's other systems may contain similar provisions. If a substantial number of purchase agreements are terminated for these or other reasons, Global Crossing's business, financial condition and results of operations could be materially adversely affected.

Global Crossing faces competition along its routes

  The international telecommunications industry is highly competitive. Global Crossing faces competition from existing and planned systems along each of its planned routes. Global Crossing also competes with satellite providers, including existing geosynchronous satellites and low- and medium-earth orbit systems now under construction. Global Crossing competes primarily on the basis of price, availability, transmission quality and reliability, customer service and the location of its systems. Traditionally, carriers have made substantial long-term investments in ownership of cable capacity. We cannot assure you that Global Crossing will be able to compete successfully against systems to which prospective customers have made long-term commitments.

Global Crossing's principal shareholders may be able to materially influence the outcome of shareholder votes

  As of June 25, 1999, Pacific Capital Group had a 21.68% beneficial ownership interest in Global Crossing. Global Crossing has entered into various transactions with Pacific Capital Group and assumed the on-going development of some of its systems from an affiliate of Pacific Capital Group. Mr. Gary Winnick, co-chairman of the Global Crossing board of directors, controls Pacific Capital Group and its subsidiaries. In addition, several of Global Crossing's other officers and directors are affiliated with Pacific Capital Group. Furthermore, as of June 25, 1999, Canadian Imperial Bank of Commerce had a 19.96% beneficial ownership interest in Global Crossing. Canadian Imperial Bank of Commerce and its affiliates have acted as underwriter, lender or initial purchaser in several of Global Crossing's financial transactions in connection with the development and construction of the Global Crossing systems. Several members of the Global Crossing board of directors are employees of an affiliate of Canadian Imperial Bank of Commerce.

  As of June 25, 1999, Pacific Capital Group and Canadian Imperial Bank of Commerce collectively beneficially owned 41.64% of the outstanding Global Crossing common stock. Accordingly, Pacific Capital Group and Canadian Imperial Bank of Commerce may be able to materially influence the outcome of matters submitted to a vote of Global Crossing shareholders, including the election of directors.

Officers and directors own a substantial portion of Global Crossing and may have conflicts of interest

  Global Crossing's executive officers and directors have substantial equity interests in Global Crossing. As of June 25, 1999, all of Global Crossing's directors and executive officers as a group collectively beneficially owned 72.90% of the outstanding common stock of Global Crossing, including shares beneficially owned by Pacific Capital Group and Canadian Imperial Bank of Commerce. Some of these individuals have also received amounts from Global Crossing due to advisory services fees paid to Pacific Capital Group and its affiliates.

  Some of Global Crossing's directors and executive officers also serve as officers and directors of other companies. Additionally, some of Global Crossing's officers and directors are active investors in the telecommunications industry. Service as a director or officer of Global Crossing and as a director or officer of another company could create conflicts of interest when the director or officer is faced with decisions that could have different implications for Global Crossing and the other company. A conflict of interest could also exist with respect to allocation of time and attention of persons who are directors or officers of both Global Crossing and another company. The pursuit of these other business interests could distract these officers from pursuing opportunities on Global Crossing's behalf. These conflicts of interest could have a material adverse effect on Global Crossing's financial condition.

Global Crossing must complete the transition to an operating company

  The transition from a development stage company to an operating company places significant demands on Global Crossing's management and operations. Global Crossing is in the process of expanding the management and operational capabilities necessary for this transition.

  Global Crossing's ability to manage this transition successfully will depend on, among other things:

  . expanding, training and managing Global Crossing's employee base, including attracting, retaining and motivating highly skilled personnel,

  . taking over or outsourcing its customer interface and operations, administrative and maintenance systems,

  . procuring terrestrial capacity to provide connectivity to inland cities, and

  .  controlling expenses.

  We cannot assure you that Global Crossing will succeed in developing all or any of these capabilities, and any failure to do so could have a material adverse effect on its results of operations.

Global Crossing is growing rapidly in a changing industry

  Part of Global Crossing's strategy is to construct several cable systems in a short time frame in order to take advantage of the supply and demand imbalance that currently exists and is projected to exist in the global marketplace. Global Crossing expects each of its currently announced systems to be operational between now and 2001. As a result of this aggressive strategy, Global Crossing is experiencing rapid expansion and expects it to continue for the foreseeable future. This growth has increased Global Crossing's operating complexity. At the same time, the international telecommunications industry is changing rapidly due to, among other things:

  .  the easing of regulatory constraints,

  .  the privatization of established carriers,

  .  the expansion of telecommunications infrastructure,

  .  the globalization of the world's economies, and

  .  the changing technology for wired, wireless and satellite communication.

  Much of Global Crossing's planned growth is predicated upon the growth in demand for international telecommunications capacity. We cannot assure you that this anticipated demand growth will occur.

Global Crossing faces pricing uncertainties

  Advances in fiber optic technology have resulted in significant per circuit price declines in the fiber optic cable transmission industry. Recent changes in technology caused prices for circuits to go down even further. If there is less demand than Global Crossing projects or a bigger drop in prices per circuit than it projects, there could be a material adverse effect on its business, financial condition and results of operations. We cannot assure you, even if Global Crossing's projections with respect to those factors are realized, that Global Crossing will be able to implement its strategy or that its strategy will be successful in the rapidly evolving telecommunications market.

Global Crossing confronts several system operational risks

  Each of the Global Crossing systems will be subject to the risks inherent in a large-scale, complex fiber optic telecommunications system. The operation, administration, maintenance and repair of these systems requires the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment located throughout the world. We cannot assure you that, even if built to specifications, the Global Crossing systems will function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render a cable system unable to perform at design specifications.

  Each of the Global Crossing systems either has or is expected to have a design life of generally 25 years; however, we cannot assure you of the actual useful life of any of these systems. A number of factors will affect the useful life of each of the Global Crossing systems, including, among other things:

  .  quality of construction,

  .  unexpected damage or deterioration, and

  .  technological or economic obsolescence.

  Failure of any of the Global Crossing systems to operate for its full design life could have a material adverse effect on its business, financial condition and results of operations.

Global Crossing depends on its key personnel

  Global Crossing's future success depends on the skills, experience and efforts of the officers and key technical and sales employees. As some of these officers and employees are new, we cannot be certain that Global Crossing will be able to integrate new management into its existing operations. In addition, competition for these individuals is intense, and Global Crossing may not be able to attract, motivate and retain highly skilled qualified personnel. Global Crossing does not have "key person" life insurance policies covering any of its employees.

Global Crossing faces risks associated with international operations

  Because Global Crossing will derive substantial revenues from international operations and intends to have substantial physical assets in several jurisdictions along the routes of its planned systems, its business is subject to risks inherent in international operations, including:

  .  political and economic conditions,

  .  unexpected changes in regulatory environments,

  .  exposure to different legal standards, and

  .  difficulties in staffing and managing operations.

  Global Crossing has not experienced any material adverse effects with respect to its foreign operations arising from these factors. However, problems associated with these risks could arise in the future. Finally, managing operations in multiple jurisdictions may place further strain on Global Crossing's ability to manage its overall growth.

Global Crossing is subject to government regulation in various jurisdictions

  Global Crossing will, in the ordinary course of development, construction and operation of its fiber optic cable systems, be required to obtain and maintain various permits, licenses and other authorizations in both the United States and in international jurisdictions where its cables land and exist.

  . Undersea cable landing or similar licenses will be required in many of the jurisdictions where the Global Crossing systems will land and exist. These licenses are typically issued for a term of years, subject to renewal. Moreover, the licenses may subject Global Crossing's business and operations to varying forms of regulation, which could change over time. If Global Crossing fails to obtain or renew a license or if there is a material change in the nature of the regulation to which Global Crossing is subject, there could be a material adverse effect on its business, financial condition and results of operations.

  . Global Crossing must obtain construction and operating licenses during the construction phase of each of its cable systems. Although Global Crossing intends that the construction contracts for each of its undersea cable systems impose the burden of acquiring and maintaining construction licenses and permits on the contractor for each of these systems, Global Crossing cannot assure you that the contractors will successfully obtain all permits and licenses. If Global Crossing or any contractor fails to obtain or maintain any construction or operating permit or license, there could be a material adverse effect on Global Crossing's business, financial condition and results of operations.

Global Crossing depends on third parties for many functions

  Global Crossing depends and will continue to depend upon third parties to:

  .  construct some of its systems and provide equipment and maintenance,

  . provide access to a number of origination and termination points of the Global Crossing systems in various jurisdictions,

  . construct and operate landing stations in a number of those jurisdictions,

  .  acquire rights of way,

  . provide terrestrial capacity to its customers through contractual arrangements, and

  . act as joint venture participants with regard to some of its current and potential future systems.

  We cannot assure you that third parties will perform their contractual obligations or that they will not be subject to political or economic events which may have a material adverse effect on Global Crossing's business, financial condition and results of operations.

Global Crossing cannot predict its future tax liabilities

  Global Crossing believes that a significant portion of the income derived from its undersea systems will not be subject to tax by any of (1) Bermuda, which currently does not have a corporate income tax, or (2) some other countries in which Global Crossing conducts activities or in which customers of Global Crossing are located. However, Global Crossing bases this belief upon

  . the anticipated nature and conduct of its business, which may change, and

  . its understanding of its position under the tax laws of the various countries in which it has assets or conducts activities, which position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effect.

  We cannot predict the amount of tax to which Global Crossing may become subject and cannot be certain that any of these factors would not have a material adverse effect on its business, financial condition and results of operations.

Global Crossing shareholders may be subject to Foreign Personal Holding Company, Passive Foreign Investment Company, Controlled Foreign Corporation and Personal Holding Company rules

  Global Crossing believes that neither it nor any of its non-United States subsidiaries is a foreign personal holding company and does not expect that either it or any of its affiliates will become a foreign personal holding company. However, we cannot assure you in this regard. If a shareholder of Global Crossing is a United States person and Global Crossing or one of its non-United States subsidiaries is classified as a foreign personal holding company, then that shareholder would be required to pay tax on its pro rata share of Global Crossing's or its relevant non-United States subsidiary's undistributed foreign personal holding company income. Global Crossing intends to manage its affairs so as to attempt to avoid or minimize having income imputed to United States persons under these rules, to the extent this management of its affairs would be consistent with its business goals.

  Global Crossing believes that it is not a passive foreign investment company and does not expect to become a passive foreign investment company in the future. However, we cannot assure you in this regard. In addition, this belief is based, in part, on interpretations of existing law that Global Crossing believes are reasonable, but which have not been approved by any taxing authority. If Global Crossing were a passive foreign investment company, then a shareholder of Global Crossing that is a United States person could be liable to pay tax at the then prevailing rates on ordinary income plus an interest charge upon some distributions by Global Crossing or when that shareholder sold the Global Crossing capital stock at a gain.

  Furthermore, additional tax considerations would apply if Global Crossing or any of its affiliates were a controlled foreign corporation or a personal holding company.

Global Crossing does not plan on paying dividends

  Global Crossing does not anticipate paying cash dividends on its common stock in the foreseeable future. Global Crossing's ability to pay dividends is limited by some of its debt instruments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and capital resources."

Large Global Crossing shareholders face voting and transfer restrictions

  Global Crossing's bye-laws provide that each share of Global Crossing common stock will have one vote. However, if the shares controlled by any person constitute more than 9.5% (or, in the case of Canadian Imperial Bank of Commerce and its affiliates, more than 35%) of the voting power of the outstanding shares, the voting rights of that shareholder's shares will be limited to 9.5% (or 35% in the case of Canadian Imperial Bank of Commerce and its affiliates) and the additional votes of those shares will be allocated to the other holders of common stock on a pro rata basis. The other holders who were allocated these additional votes may not exceed the above limitation as a result of this allocation.

  The bye-laws also prohibit any transfer of shares of common stock that, subject to specified exceptions, would result in a natural person beneficially owning shares in excess of 5% of the outstanding shares of common stock or a group of persons or any person other than a natural person beneficially owning shares in excess of 9.5% of the outstanding shares of common stock, without the approval of a majority of the members of the board of directors and shareholders holding at least 75% of the votes of all outstanding shares of Global Crossing common stock. These voting and transfer restrictions could make it difficult for any person or group of persons acting in concert (other than specified existing shareholders) to acquire a substantial ownership position in, or control of, Global Crossing.

Global Crossing's stock performance may be volatile

  Historically, the market prices for securities of emerging companies in the telecommunications industry have been highly volatile. A number of factors could cause the market price of Global Crossing common stock to fluctuate substantially including:

  .  quarterly variations in operating results,

  .  competition,

  . announcements of technological innovations or new products by Global Crossing or its competitors,

  .  product enhancements by Global Crossing or its competitors,

  .  regulatory changes,

  . any differences in actual results and results expected by investors and analysts,

  .  changes in financial estimates by securities analysts, and

  .  other events or factors.

  In addition, the stock market has experienced volatility that has affected the market prices of equity securities of many companies, and that often has been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of Global Crossing's common stock.

           Cautionary Statement Regarding Forward-Looking Statements

  Global Crossing and Frontier have included forward-looking statements throughout this document. These statements describe their attempt to predict future occurrences. Global Crossing and Frontier use the words "believe," "anticipate," "expect," "intend" and similar expressions to identify forward-looking statements. These statements also include references to cost savings, benefits, revenues and earnings estimated to result from the merger and estimated costs of combining Global Crossing and Frontier. Forward-looking statements are subject to a number of risks, assumptions and uncertainties. For Global Crossing and Frontier, these risks, assumptions and uncertainties, which may cause actual results to differ materially from those predicted by the forward-looking statements, include:

  . the ability to complete systems within currently estimated time frames and budgets,

  .  the ability to sell capacity on systems,

  . the successful transition of Global Crossing from a system development company to an operating company,

  . the ability to compete effectively in a rapidly evolving and price competitive marketplace,

  . international, national and local general economic and market conditions,

  .  the size and growth of the overall telecommunications market,

  .  new product and service development and introduction,

  .  changes in consumer preferences,

  . existing governmental regulations and changes in the nature of telecommunications regulation in the United States and other countries,

  .  the loss of significant customers, employees or suppliers,

  .  changes in business strategy or development plans,

  .  the ability to attract and retain qualified personnel, and

  .  the successful integration of Global Crossing and Frontier.

  This list provides only an example of some of the risks, uncertainties and assumptions that may affect the forward-looking statements of Global Crossing and Frontier. If any of these risks or uncertainties materialize or fail to materialize, as applicable, or if the underlying assumptions prove incorrect, actual results may differ materially from those projected in the forward-looking statements.

                      The Global Crossing Annual Meeting

General

  We are furnishing this document to holders of Global Crossing common stock in connection with the solicitation of proxies by the Global Crossing board of directors for use at the annual meeting of Global Crossing shareholders and any adjournment or postponement of the meeting.

Date, time and place

  We will hold the Global Crossing annual meeting at     on    , 1999 at    ,
local time, subject to any adjournments or postponements.

Matters to be considered at the meeting

  For more information regarding the proposals described below, see "Proposals to Global Crossing Shareholders To Be Voted on at the Global Crossing Annual Meeting" beginning on page 162.

 The merger proposals

  At the Global Crossing annual meeting, the shareholders of Global Crossing will consider and vote upon two merger-related proposals:

  . to approve an increase in the authorized share capital of Global Crossing to 3,000,000,000 shares and

  . to approve the issuance of shares of Global Crossing common stock to Frontier shareholders in the merger.

  We are submitting these proposals for the approval of shareholders of Global Crossing pursuant to Global Crossing's bye-laws and the requirements of the National Association of Securities Dealers applicable to companies with securities quoted on the Nasdaq National Market.

 Other proposals

  In addition, at the Global Crossing annual meeting, the shareholders of Global Crossing will consider and vote upon:

  . a proposal to authorize 20,000,000 shares of preferred stock, par value $0.01 per share;

  . a proposal to amend a number of the bye-laws of Global Crossing and to restate them;

  . a proposal to elect Abbott L. Brown, Thomas J. Casey, William E. Conway and Barry Porter as class A directors with terms expiring in 2000;

  . a proposal to elect Robert Annunziata, Lodwrick M. Cook, Geoffrey J.W. Kent, David L. Lee, Bruce Raben and Jack M. Scanlon as class B directors with terms expiring in 2001;

  . a proposal to elect Jay R. Bloom, Dean C. Kehler, Michael R. Steed, Hillel Weinberger and Gary Winnick as class C directors with terms expiring in 2002;

  . a proposal to elect, subject to the merger closing, the following persons who are currently Frontier directors as directors of Global
     Crossing: [      ] as a class A director with a term beginning
     immediately after the closing and expiring in 2000, [      ] as a class
     B director with a term beginning immediately after the closing and
     expiring in 2001 and [     ] and [     ] as class C directors, each with
     a term beginning immediately after the closing and expiring in 2002;

  . a proposal to amend the 1998 Global Crossing Ltd. Stock Incentive Plan for the purpose of increasing the number of authorized shares of Global Crossing common stock reserved for issuance under that plan;

  . a proposal to ratify Global Crossing's existing compensation plan for its outside directors;

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

  . a proposal to ratify the appointment of Arthur Andersen & Co. as independent auditors of Global Crossing for the year ending December 31, 1999 and authorize the Global Crossing board of directors to determine their remuneration; and

  . any other business which may properly come before the annual meeting or any adjournment or postponement thereof.

Record date; votes per share

  The Global Crossing board of directors has fixed the close of business on
   , 1999 as the record date for the determination of Global Crossing shareholders entitled to notice of the annual meeting. On that date, the outstanding voting shares of capital stock of Global Crossing consisted of shares of common stock. However, all holders of record of shares of Global Crossing common stock on the date of the Global Crossing annual meeting will be entitled to attend and vote at the meeting.

  On a poll, each share entitled to vote at the meeting, other than shares held by holders of greater than 9.5% of all outstanding shares of Global Crossing common stock whose voting power will be limited as described in the next two paragraphs, will be entitled to one vote plus any additional votes that may be allocated to each share based on a formula contained in the Global Crossing bye-laws and described in the next two paragraphs.

  For purposes of the following discussion, when we refer to "Controlled Shares" we mean, among other things, all shares of Global Crossing common stock that a shareholder is deemed (1) to own directly, indirectly or constructively pursuant to Section 958 of the Internal Revenue Code or (2) to own beneficially directly or indirectly as a result of the possession of sole or shared voting power within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations under that act.

  Under the Global Crossing bye-laws, on a poll each share of common stock will have one vote, except that if, and so long as, the Controlled Shares of
(1) any shareholder constitute more than 9.5% of the voting power of all outstanding shares of Global Crossing common stock or (2) Canadian Imperial Bank of Commerce and its affiliates constitute more than 35% of the voting power of all outstanding shares of Global Crossing capital stock, the voting rights with respect to the Controlled Shares owned by that shareholder will be limited, in the aggregate, to a voting power of 9.5% or, in the case of Canadian Imperial Bank of Commerce and its affiliates, collectively, to 35% based on a formula contained in the bye-laws. The additional votes that could be cast by that shareholder or the Canadian Imperial Bank of Commerce and its affiliates if there were no restrictions on voting rights will be allocated to the other holders of common stock, pro rata based on their number of shares of common stock. However, no shareholder that has been allocated any additional votes may exceed the limitation on voting rights as a result of that allocation. See "Description of Global Crossing Capital Stock--Voting and transfer restrictions."

  On the record date for notice of the annual meeting, each share of Global Crossing common stock, other than shares held by any 9.5% or larger
shareholder, would have been entitled on a poll to approximately    votes.

Quorum

  The presence in person or by proxy of at least two shareholders entitled to vote and holding shares representing more than 50% of the votes of all outstanding shares of Global Crossing common stock will constitute a quorum at the annual meeting.

  Abstentions and shares held by brokers that are represented at the annual meeting without specific instructions by shareholders on how to vote those shares will be counted as present for purposes of determining whether there is a quorum at the annual meeting.

Votes required

  Approval of each of the proposals requires the affirmative vote of at least a majority of all outstanding shares of Global Crossing common stock, except in the case of the proposed amendments of

    (1) bye-laws 34(2) and 63(2), (3) and (4) regarding the voting and transfer of share restrictions,

    (2) bye-laws 63(1) and 130 regarding the Global Crossing board of directors' authority to establish a record date for shareholders entitled to vote at annual and special meetings of shareholders and

    (3) bye-law 148 regarding minimum voting requirements for bye-law amendments,

which in each case require the affirmative vote of at least 75% of all outstanding shares of Global Crossing common stock to be approved. Some of the proposed bye-law amendments, if approved, will become effective only if and when the merger is complete.

  Shareholders who beneficially own shares of Global Crossing common stock representing over a majority of the voting power of Global Crossing after giving effect to the voting limitations of large shareholders entered into a voting agreement with Frontier on March 16, 1999 which was reaffirmed on May 16, 1999. Under the voting agreement, these shareholders have agreed to vote in favor of both the proposal to increase the authorized share capital of Global Crossing and the proposal to issue shares of Global Crossing common stock in the merger. As a result, the vote of these shareholders will be sufficient to approve these two proposals without any further vote by any other Global Crossing shareholder. See "Related Agreements--Voting agreement."

  As of [June 25], 1999, directors and executive officers of Global Crossing were entitled to vote approximately [73]% of the outstanding votes entitled to be cast by Global Crossing shareholders at the annual meeting after giving effect to the voting limitations of large shareholders. Each director and executive officer of Global Crossing has indicated that he or she intends to vote his or her shares of common stock for the proposal to increase Global Crossing's authorized share capital and for the proposal to issue shares of Global Crossing common stock in the merger.

How shares will be voted at the annual meeting

  Shares of Global Crossing common stock represented by a proxy properly executed and received before the vote at the Global Crossing annual meeting will be voted at the meeting on a poll in the manner directed on the proxy card, unless the proxy is revoked in advance of the vote.

  Properly executed blank proxy cards will be voted (1) in favor of the proposals described in the notice of the 1999 annual meeting to Global Crossing shareholders and (2) in the discretion of the authorized proxies with respect to any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

  Abstentions and shares held by brokers and represented at the annual meeting without specific instructions by shareholders on how to vote those shares will not be voted and will have the effect of a vote against the merger-related proposals and the other proposals to be voted on at the annual meeting.

  To be valid, proxy cards must be received at the principal executive offices of Global Crossing at Wessex House, 45 Reid Street, Hamilton HM12 Bermuda,
Attention of Secretary, by    , local time, on    , 1999. As an alternative to
appointing a proxy, a Global Crossing shareholder which is a corporation may appoint any person to act as its representative by delivering written evidence of that appointment, which must be received at Global Crossing's principal executive offices not later than one hour before the time fixed for the beginning of the meeting. A representative so appointed may exercise the same powers, including voting rights, as the appointing corporation could exercise if it were an individual shareholder.

How to revoke a proxy

  You may revoke your proxy at any time before it is voted by (1) so notifying the Secretary of Global Crossing in writing at the address of Global Crossing's principal executive offices not less than one hour before the time fixed for the beginning of the meeting, (2) signing and dating a new and different proxy card or (3) voting your shares in person or by an appointed agent or representative at the meeting. You may not revoke your proxy by merely attending the Global Crossing annual meeting.

  The Global Crossing board of directors is not currently aware of any business that will be brought before the annual meeting other than the proposals described in the notice of the 1999 annual meeting to Global Crossing shareholders. If, however, other matters are properly brought before the Global Crossing annual meeting or any adjournment or postponement of the meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Solicitation of proxies

  Global Crossing will bear the costs of soliciting proxies from the holders of Global Crossing common stock. Proxies will initially be solicited by Global Crossing by mail, but directors, officers and selected other employees of Global Crossing may also solicit proxies by personal interview, telephone, telegraph or e-mail. Directors, executive officers and any other employees of Global Crossing who solicit proxies will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. Global Crossing's transfer agent, First Chicago Trust Company of New York, has agreed to assist Global Crossing in connection with the tabulation of proxies.

1998 audited financial statements; Annual report

  Under the Global Crossing bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual meeting. To fulfill this requirement, Global Crossing will present at the annual meeting audited consolidated financial statements for the fiscal year 1998. Global Crossing has included copies of those financial statements in this document.

  Representatives of Arthur Andersen & Co. Global Crossing's independent auditors, will be present at the annual meeting and available to respond to appropriate questions. These representatives will have the opportunity to make a statement at the annual meeting if they desire to do so.

                         The Frontier Special Meeting

General

  We are furnishing this document to holders of Frontier common stock for use at a special meeting of Frontier shareholders and any adjournments or postponements of the meeting.

Date, time and place

  We will hold a special meeting of Frontier shareholders on    , 1999, at
10:30 a.m., local time, at    , subject to any adjournments or postponements
thereof.

Matter to be considered at the special meeting

  At the Frontier special meeting, Frontier shareholders will be asked to consider and vote on a proposal to adopt the merger agreement. You are urged to read the copy of the merger agreement attached to this document as Annex A.

  Representatives of PricewaterhouseCoopers LLP, Frontier's independent auditors, are expected to be present at the Frontier special meeting and available to respond to appropriate questions. These representatives will be given the opportunity to make a statement at the Frontier special meeting if they desire to do so.

Record date

  Only holders of record of Frontier common stock at the close of business on
   , 1999 will be entitled to receive notice of and to vote at the Frontier
special meeting. As of the Frontier record date, there were     outstanding
shares of Frontier common stock.

Vote required

  The affirmative vote by holders of two-thirds of the outstanding shares of Frontier common stock is required in order to adopt the merger agreement. Therefore, if you fail to submit a proxy or vote electronically or if you abstain from voting, it will have the effect of a vote against the adoption of the merger agreement. Each share of Frontier common stock is entitled to one vote. Holders of a majority of the shares entitled to vote at the Frontier special meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Frontier special meeting.

  As of [   ], 1999, Frontier's current directors and executive officers
beneficially owned a total of approximately     shares of Frontier common
stock, or approximately   % of the issued and outstanding shares of Frontier
common stock on that date.

  The shareholders present at the Frontier special meeting, in person or by proxy, may by a majority vote adjourn the meeting despite the absence of a quorum. In the event of an absence of a quorum, Frontier expects that the meeting will be adjourned or postponed to solicit additional proxies.

How shares will be voted at the special meeting

  All shares of Frontier common stock represented by properly executed proxies received before or at the Frontier special meeting, and not revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement.

  Frontier will count a properly executed proxy marked "ABSTAIN" as present for purposes of determining whether there is a quorum at the Frontier special meeting. Abstentions, however, will have the same effect as a vote against the adoption of the merger agreement.

  Under New York Stock Exchange rules, your broker cannot vote your shares of Frontier common stock without specific instructions from you. Unless you follow the directions your broker provides to you regarding how to instruct your broker to vote your shares, your shares will not be voted and will have the effect of a vote against the adoption of the merger agreement.

  The Frontier board of directors is not currently aware of any other business to be brought before the Frontier special meeting. If, however, other matters are properly brought before the Frontier special meeting or any adjournment or postponement of the meeting, the people appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

  The people named as proxies by a shareholder may propose and vote for one or more adjournments of the Frontier special meeting to permit further solicitations of proxies in favor of adoption of the merger agreement; except that no proxy which is voted against the adoption of the merger agreement will be voted in favor of any adjournment.

Voting at the special meeting

  Whether or not you plan to attend the special meeting, please take the time to vote your shares as soon as possible. Your prompt voting by telephone, electronically or by mail may save Frontier the expense of a second mailing. Each proxy which is properly completed will be voted at the special meeting. If you return a proxy by mail or vote by telephone or electronically over the Internet and do not specify your vote, your shares will be voted as recommended by the Frontier board of directors. Specifically, if your proxy does not specify a choice, your shares will be voted FOR the adoption of the merger agreement.

Methods of voting

  All shareholders may vote by mail. Shareholders of record can also vote by telephone or electronically over the Internet. Shareholders who hold their shares through a bank or broker can vote by telephone or electronically over the Internet if that option is offered by the bank or broker.

  . Voting by mail. Shareholders may sign, date and mail their proxies in the postage-paid envelope provided.

  . Voting by telephone or Internet. Shareholders of record may vote by using the toll-free number listed on the proxy card or electronically over the Internet. Telephone and/or Internet voting is also available to shareholders who hold their shares through a Frontier Corporation benefit plan. The telephone and Internet voting procedures verify shareholders through the use of a control number that is provided on each proxy card. Both procedures allow you to vote your shares and to confirm that your shares have been properly recorded. Please see your proxy card for specific instructions.

How to revoke a proxy

  Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person or otherwise revoking your proxy.

  You may revoke your proxy at any time before its use by delivering to the Corporate Secretary of Frontier a signed notice of revocation or a later-dated signed proxy or by voting by telephone or Internet at a later time or by attending the Frontier special meeting and voting in person. Attendance at the Frontier special meeting will not itself constitute the revocation of a proxy.

Solicitation of proxies

  Frontier will pay the cost of solicitation of proxies for the Frontier special meeting. In addition to solicitation by mail, Frontier will arrange for brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Frontier will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. Frontier has retained Innisfree M&A Incorporated to aid in the solicitation of proxies and to verify some of the records related to the solicitations. Innisfree will receive customary fees, and expense reimbursement for its services. To the extent necessary in order to ensure sufficient representation at its meeting, Frontier or its representatives may request by telephone, facsimile, electronic mail or the Internet the return of proxy cards. The extent to which this will be necessary depends entirely on how promptly proxy cards are returned. We urge you to send in your proxies as soon as possible.

                                  The Merger

What you will receive in the merger

  At the effective time of the merger, a direct wholly owned subsidiary of Global Crossing will be merged with and into Frontier. As a result of the merger, Frontier will continue as the surviving corporation of the merger and will become a wholly owned subsidiary of Global Crossing.

  At the effective time of the merger, each issued and outstanding share of Frontier common stock, other than shares owned or held directly or indirectly by Global Crossing or directly by Frontier, which will be canceled, will be converted into the right to receive a number of shares of Global Crossing common stock equal to the exchange ratio. The exchange ratio will be equal to the number, rounded to the nearest 1/10,000, obtained by dividing $63.00, as increased by 7% per annum, compounded daily, from and after December 31, 1999 to and including the effective time of the merger, by the average, rounded to the nearest 1/10,000, of the volume weighted averages, rounded to the nearest 1/10,000, of the trading prices of the Global Crossing common stock for 15 trading days randomly selected by lot by Frontier and Global Crossing during the 30 trading days ending on the trading day before the date that all conditions to closing have been satisfied or waived. However, the merger agreement provides that the exchange ratio will not be less than 1.1095, when the average trading price is more than $56.7813, or, except as described in the next sentence, greater than 1.8229, as increased by 7% per annum, compounded daily, from and after December 31, 1999 to and including the effective time of the merger, when the average trading price is less than $34.5625. The exchange ratio will remain 1.1095, without any increase for the 7% per annum interest factor, if the average trading price during the measurement period is more than $56.7813.

  If the average price of Global Crossing common stock during the measurement period is less than $34.5625, Frontier may, but is not required to, terminate the merger agreement unless Global Crossing elects to increase the merger consideration so that the value of the merger consideration to be received by Frontier shareholders, based on the average price during the measurement period, is equal to $63.00.

  Global Crossing will not issue fractional shares of Global Crossing common stock in the merger. Instead, Frontier shareholders who would otherwise have been entitled to receive a fraction of a share of Global Crossing common stock will receive cash, without interest, in an amount equal to the product of the fractional part of a share of Global Crossing common stock multiplied by the last sales price per share of the Global Crossing common stock reported on the Nasdaq National Market on the closing date.

  As an example, if the closing occurs on or before December 31, 1999 and you own 100 shares of Frontier common stock and assuming that the average trading price during the measurement period is $[40.00], which was the closing price of the Global Crossing common stock on [July 1], 1999, the exchange ratio would be [1.5750], or $63 divided by $[40.00]. This would translate into [157.5] shares of Global Crossing common stock. Since cash will be paid instead of fractional shares, you would receive [157] shares of Global Crossing common stock and a check for an amount equal to the fractional share multiplied by the last sales price of Global Crossing common stock on the closing date. Using this same trading price, if the closing occurs on March 31, 2000, the exchange ratio would be [1.6027], or $64.1060 divided by $[40.00]. $64.1060 is equal to $63.00 plus the 7% per annum interest factor compounded daily from January 1, 2000 through March 31, 2000. In this case, you would receive [160] shares of Global common stock and cash instead of the fraction of a share.

Background of the merger

  In light of the rapid changes in the telecommunications and Internet industries, including industry consolidation and globalization, it had become a regular practice of the Frontier board of directors to review periodically with senior management Frontier's position relative to its traditional peers and new entrants in the industry, changes in the competitive landscape and technology as well as the strategic alternatives available to Frontier in order for it to remain competitive and enhance shareholder value. In connection with this ongoing review of its long-term strategic plans, Frontier had been considering a wide range of strategic options, including internal growth through the buildout and aggressive marketing of its existing network to existing and emerging telecommunications and information service providers, growth through various strategic alliances, acquisitions or combinations and potential corporate restructuring transactions. In furtherance of these objectives, from time to time Frontier has had contact with various parties to explore on a preliminary basis several of these alternatives, including some discussions with one or more parties during the time periods described below.

  In October of 1998, at a Morgan Stanley investors' conference, Barry Porter, a Senior Vice President of Global Crossing, suggested to Rolla Huff, then Chief Financial Officer of Frontier, that Frontier and Global Crossing consider the possibility of engaging in strategic partnerships. A few weeks later, Thomas Casey, a Vice Chairman of Global Crossing, contacted Joseph Clayton, Chief Executive Officer of Frontier, and requested a meeting to discuss a number of potential mutually beneficial business arrangements, including purchases or swaps of capacity, other commercial arms'-length business transactions and the possibility of a strategic transaction involving the two companies.

  On November 17, 1998, Mr. Casey met with Mr. Huff, Jonathan Horowitch, Vice President-Corporate Development of Frontier, and R. Charles Mancini, Vice President-Network Financial Management of Frontier. At the meeting, the representatives of each company discussed generally their respective businesses and various potential strategic business arrangements that might benefit both Frontier and Global Crossing. In addition, Mr. Casey raised the possibility of a "merger of equals" business combination transaction involving a share-for-share exchange of Frontier shares for Global Crossing shares following which either Frontier shareholders or Global Crossing shareholders would own a majority of the resulting company, based on the respective capitalizations of the two companies at that time.

  At its regularly scheduled executive committee meeting on November 23, 1998, the executive committee of the Frontier board of directors was briefed on recent discussions with various entities, including Global Crossing, regarding potential strategic transactions.

  During the next few weeks, there were various meetings and discussions among representatives of Global Crossing, Frontier, Merrill Lynch, one of Global Crossing's financial advisors, and Morgan Stanley & Co. Incorporated, Frontier's financial advisor, regarding possible transaction structures and the strategic objectives that could be achieved through such a transaction. At a meeting held on November 30, 1998, Mr. Casey indicated that Global Crossing was contemplating a transaction based upon one of two alternative structures, the first involving consideration consisting of a combination of cash and Global Crossing common stock, subject to a collar, and shares of Frontier's local exchange company following a split-off of that company, and the other proposal involving cash and Global Crossing common stock, subject to a collar. The collar mechanism would provide for a range of exchange ratios, subject to a maximum ratio and a minimum ratio, at which one share of Frontier common stock would be exchanged for shares of Global Crossing common stock. The collar would enable the value of the shares of Global Crossing common stock to remain fixed so long as the average trading price of the Global Crossing common stock during a period of time shortly before the closing remained within the endpoints of the collar. Mr. Huff indicated that Frontier would need to better understand the structure of Global Crossing's financing of any transaction involving cash and that, in any such transaction, Frontier would not bear the risk of that financing not being obtained.

  On December 5, 1998, Global Crossing engaged Salomon Smith Barney as its financial advisor in addition to Merrill Lynch.

  On December 8, 1998, Global Crossing and Frontier executed a confidentiality agreement, effective as of November 30, 1998, covering the exchange of nonpublic information between the companies for the purpose of evaluating a potential strategic combination.

  On December 15, 1998, at a regularly scheduled meeting of the Frontier board of directors, Mr. Huff, in connection with updating the Frontier board of directors on the progress with respect to the various strategic alternatives discussed at an earlier meeting in October and at the November executive committee meeting, briefly reviewed the discussions with Global Crossing and other entities to date.

  On December 18, 1998, representatives of Global Crossing and its financial advisors discussed its financing plans with Frontier and its representatives.

  On December 30, 1998, representatives of Global Crossing and its financial advisors met with representatives of Frontier and its financial advisor to discuss Global Crossing's business plan and to hold further discussions regarding the respective valuations of Global Crossing and Frontier and the appropriate mechanisms to protect the value of the consideration to be received by Frontier shareholders.

  Representatives of Global Crossing and Frontier and their respective financial advisors again met on January 11, 1999 to discuss a potential combination of the two companies and the potential valuation of Frontier. At the end of the meeting, the parties determined that there was a difference in views as to the appropriate value to be placed on the stock of Frontier and discussions with respect to a business combination transaction were terminated with no expectation that they would be resumed in the immediate future. Frontier subsequently focused on the pursuit of other strategic alternatives designed to enhance shareholder value, including those described below.

  On January 25, 1999, at its regularly scheduled meeting, the Frontier board of directors was updated on the status of the prior discussions with Global Crossing. Representatives of Morgan Stanley gave a presentation on Global Crossing, including a discussion of Global Crossing's business, strategy and financial results, the strategic rationale for a transaction between Global Crossing and Frontier, an analysis of Frontier's current position and a review of other potential strategic and capitalization alternatives, including a possible spin-off transaction. At the meeting, presentations were also made regarding a change in Frontier's dividend policy. After discussion and consideration, the Frontier board of directors decided to adopt a reduction in the dividend to be paid on the Frontier common shares effective with the next quarterly dividend to be declared and it determined to continue studying the possibility of a spin-off.

  Although discussions regarding a business combination between Global Crossing and Frontier had broken off, Frontier and Global Crossing continued to discuss other mutually beneficial business arrangements, including shared capacity and network swaps. In mid-February 1999, during a meeting to discuss these arrangements, the possibility of a business combination was again discussed. Mr. Huff suggested that Frontier might be willing to resume discussions if Global Crossing provided increased value to Frontier shareholders and offered appropriate collar protection.

  On March 2, 1999, Mr. Casey telephoned Mr. Clayton to arrange a meeting to discuss a potential business combination. On March 3, 1999, Messrs. Clayton and Huff met with Robert Annunziata, the Chief Executive Officer of Global Crossing, and Mr. Casey. At the meeting, the parties renewed discussions regarding potential transaction structures and valuations based on the current price of Global Crossing common stock, which at the close of trading on the day of the meeting was $31.5625 (adjusted for the March 9 stock split). At the meeting, the parties agreed that any transaction would be structured to provide consideration to Frontier shareholders based on a fixed value of Global Crossing shares, with the value of the consideration to be protected through a collar mechanism.

  Following the meeting, Messrs. Clayton and Huff telephoned the members of the executive committee of the Frontier board of directors to report on these discussions. Frontier also contacted, and authorized Morgan Stanley to contact, other potential acquirors, none of whom made a proposal to acquire Frontier.

  By March 8, 1999, Global Crossing's stock price had increased to $37.50 (adjusted for the March 9 stock split). During the week of March 8th, Mr. Huff called Mr. Casey to discuss the recent increases in Global Crossing's stock price. Mr. Huff informed Mr. Casey that, as a result of the increase in Global Crossing's stock price, the level of value and the structure of the value assurance protection that the parties had been discussing were no longer appropriate. Accordingly, before any transaction could be agreed upon, Global Crossing would have to reconsider the levels of value being discussed to increase the consideration to be paid to Frontier shareholders to take into account the increase in Global Crossing stock price. Also, Global Crossing would need to consider adjusting the collar mechanism so that the increase in price did not eliminate the protection against a decline in Global Crossing stock price that had previously been discussed and so that Frontier shareholders would still have an opportunity to share in future increases in Global Crossing's stock price. The parties agreed to continue conducting due diligence and defer further discussions of the pricing issues until near the end of the contract negotiations.

  Also during the week of March 8th, representatives of Global Crossing and Frontier and their respective legal and financial advisors conducted due diligence on each other, including tax due diligence to determine the feasibility of Global Crossing completing a tax-free reorganization. In the beginning of that week, Skadden, Arps, Slate, Meagher & Flom LLP, Global Crossing's legal advisor, also delivered a draft merger agreement to Frontier and Simpson Thacher & Bartlett, Frontier's legal advisor. During the remainder of that week, there were numerous meetings and telephone calls between senior management of both parties and their respective legal and financial advisors to negotiate the terms of the merger agreement and the related agreements.

  On March 12, 1999, when the price of Global Crossing's common stock was $49.375, representatives of Global Crossing suggested that Global Crossing at that time would be prepared to offer, subject to board approval, completion of due diligence and the negotiation of satisfactory definitive agreements, shares of Global Crossing common stock valued at $62.00, based on the average trading prices for the Global Crossing common stock during a period shortly before the merger, for each share of Frontier common stock, with a 30% downside collar and a 15% upside collar, all based on the Global Crossing closing price of $49.375 on that date. As a result, Frontier shareholders would receive $62.00 per share, based on that average trading price, so long as Global Crossing's average trading price was between $34.5625 and $56.7813. In addition, Frontier would have the right, but not the obligation, to terminate the merger agreement if the Global Crossing average trading price during the applicable measurement period was below $34.5625, unless Global Crossing agreed to provide additional consideration to ensure that Frontier shareholders would receive $62.00 in value in the merger, based on the average trading price. Frontier shareholders would also be able to participate in an increase in Global Crossing's stock price above $56.7813.

  On March 13th and 14th, Messrs. Clayton and Huff contacted each member of the Frontier board of directors to update him or her on the discussions that had taken place during the past two weeks. Also on those dates, representatives of Frontier and Global Crossing and their legal counsel continued to negotiate the terms of a definitive merger agreement and the related agreements and continued due diligence.

  On March 15, 1999, the Frontier board held a meeting to review the terms of the proposed merger. At the beginning of the meeting, Simpson Thacher & Bartlett advised the Frontier board regarding its fiduciary duties with respect to any potential transaction involving Global Crossing. Senior management of Frontier updated the Frontier board on the negotiations that had taken place during the last two days. The Frontier board of directors was also informed of the status of contacts with other potential acquirors as to any interest in a potential business combination with Frontier and it discussed its other strategic alternatives, including the alternative of engaging in no transaction. Representatives of Simpson Thacher & Bartlett reviewed the terms of the proposed merger agreement, stock option agreement and voting agreement. Representatives of Morgan Stanley reviewed in detail with the Frontier board of directors their financial and valuation analyses of the Global Crossing proposal as well as provided a brief summary of certain of the restructuring options. The Frontier board also discussed the break-up fee requested by Global Crossing as well as the stock option and, after discussions with senior management and its advisors, concluded that those deal protections would not meaningfully impair the possibility of a superior alternative transaction. After further discussion, the Frontier board authorized senior management to pursue discussions to finalize a definitive merger agreement and stock option agreement with Global Crossing.

  On March 16, 1999, the Global Crossing board of directors met to consider the terms and conditions of a proposed merger with Frontier. At the meeting, Skadden, Arps, Slate, Meagher & Flom LLP and Appleby Spurling & Kempe advised the Global Crossing board of directors regarding its fiduciary duties with respect to any potential merger transaction involving Frontier. Several presentations were then made by Global Crossing senior management regarding, among other things, an overview of Frontier, strategy for the combined company and the results of due diligence. Representatives of management and Skadden, Arps, Slate, Meagher & Flom LLP reviewed the terms of the proposed merger agreement, the stock option agreement and the voting agreement. The board of directors also discussed the deal protection benefits provided by the break-up fee and the stock option agreement. Representatives of Merrill Lynch and Salomon Smith Barney reviewed in detail their financial and valuation analyses of the merger proposal and rendered their respective opinions that the original exchange ratio was fair from a financial point of view to Global Crossing. After further discussion and consideration, the Global Crossing board of directors unanimously determined that the merger was fair to Global Crossing and approved the merger agreement, the stock option agreement and the voting agreement and the transactions contemplated by the merger agreement, the stock option agreement and the voting agreement, including the increase in authorized share capital and the issuance of shares of Global Crossing common stock in the merger.

  On March 16, 1999, the Frontier board of directors met to continue its consideration of the Global Crossing proposal. The Frontier board was updated on the discussions held since the previous day and on a few changes to the terms of the merger agreement. In addition, Morgan Stanley gave a presentation that provided additional analysis of the Global Crossing proposal and rendered its opinion as to the fairness from a financial point of view of the original exchange ratio to Frontier shareholders. Following discussion among the board members, Messrs. Annunziata and Casey joined the meeting to elaborate on Global Crossing's strategy and rationale for the transaction and to answer questions raised by the directors. After Messrs. Annunziata and Casey departed and following further discussion and consideration, the Frontier board of directors unanimously determined that the merger was fair to and in the best interests of Frontier and its shareholders and adopted the merger agreement and approved the merger and the stock option agreement and the transactions contemplated by the merger agreement and the stock option agreement.

  Following the Frontier board meeting, the merger agreement, the stock option agreement and the voting agreement were executed. The parties issued a joint press release announcing the proposed merger before the opening of business on March 17, 1999.

  During late April, representatives of Global Crossing disclosed to representatives of Frontier that Global Crossing was holding preliminary discussions with U S WEST regarding a possible business combination. At the beginning of the week of May 10, 1999, representatives of Global Crossing contacted representatives of Frontier to inform them of a proposed transaction between Global Crossing and U S WEST and to request Frontier's consent to the transaction pursuant to specified provisions of the merger agreement. Throughout the remainder of that week, representatives of Global Crossing and its legal and financial advisors held various meetings with representatives of Frontier and its legal and financial advisors to discuss the terms of the proposed transaction and the impact of that transaction on the pending merger with Frontier. After discussion and negotiation, Global Crossing and Frontier agreed to specified amendments to the merger agreement, including, among other things, an increase in the fixed value per share consideration to be received by Frontier shareholders in the merger to $63.00 so long as the cash tender offer to be made by U S WEST to purchase Global Crossing shares was completed and an increase in the value of the consideration by a 7% per annum interest factor if the Frontier merger did not close by December 31, 1999 and the average trading price of the Global Crossing common stock during the measurement period was not greater than $56.7813.

  On May 16, 1999, the Frontier board of directors had a telephonic meeting to consider whether to consent to the Global Crossing--U S WEST transaction. At that meeting, management of Frontier described the structure of the transaction with U S WEST and the potential impact on the merger with Frontier, representatives of Simpson Thacher & Bartlett described the proposed amendments to the terms of the Frontier merger agreement and representatives of Global Crossing and its legal and financial advisors provided additional information and answered questions regarding the proposed U S WEST transaction. Representatives of Salomon Smith Barney,

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Global Crossing's financial advisor, gave a presentation regarding financial aspects of the proposed U S WEST merger that they planned to make to the Global Crossing board of directors and informed the Frontier board of directors that Salomon Smith Barney would be rendering an opinion to the Global Crossing board of directors as to the fairness from a financial point of view of the consideration to be received by Global Crossing shareholders in the U S WEST merger. Representatives of Morgan Stanley also gave a presentation with respect to the U S WEST merger and the amended terms of the Global Crossing-Frontier merger agreement and rendered its opinion as to the fairness from a financial point of view of the revised exchange ratio to the Frontier shareholders. Following additional discussion, the board of directors of Frontier determined by the unanimous vote of all directors present that Frontier should consent to Global Crossing entering into the merger agreement with U S WEST and approved the amendment to the merger agreement.

  On May 16, 1999, the Global Crossing board of directors met to consider, among other things, the terms and conditions of the proposed merger with U S WEST and the terms and conditions of the amendment to the merger agreement. Global Crossing's financial and legal advisors attended the meeting. Senior management of Global Crossing and representatives of Skadden Arps reviewed with the board of directors of Global Crossing the terms and conditions of the amendment to the merger agreement, as well as various matters relating to the proposed merger with U S WEST, and reviewed related legal considerations. Salomon Smith Barney addressed various financial aspects of the proposed U S WEST merger. In addition, Salomon Smith Barney orally rendered its opinion that, as of May 16, 1999, the revised exchange ratio, as set forth in the amendment to the merger agreement, was fair from a financial point of view to Global Crossing. Extensive discussion followed relating to the financial and legal aspects of the amendment to the merger agreement and the U S WEST transaction. After discussion, Global Crossing's board of directors unanimously approved the amendment to the merger agreement, as well as the merger with U S WEST and the various definitive agreements related to that merger.

  Before the opening of business on May 17, 1999, the parties executed the amendment to the merger agreement and Global Crossing and U S WEST entered into a merger agreement and related agreements.

  On June 13, 1999, Frontier received an unsolicited acquisition proposal from Qwest Communications International Inc. to acquire all of the common stock of Frontier. Qwest offered to pay $20 in cash and issue 1.181 shares of Qwest common stock for each share of Frontier common stock. On June 13, Qwest also announced a proposal to acquire all of the outstanding stock of U S WEST. In Qwest's June 13 proposal to Frontier, Qwest stated that it would increase the consideration payable for Frontier common stock to $20 in cash and 1.226 shares of Qwest common stock if U S WEST accepted Qwest's proposal. However, Qwest also stated that it would offer to enter into an agreement to acquire Frontier whether or not Qwest concluded its transaction with U S WEST.

  On June 17, 1999, Frontier issued a press release announcing that its board of directors had reviewed the unsolicited acquisition offer made by Qwest and had determined to take no action with respect to the offer at that time. Frontier's board of directors directed Frontier's management to monitor events relating to the Qwest proposal.

  On June 23, 1999, Qwest submitted a revised acquisition proposal to Frontier. Qwest offered to deliver cash and Qwest common stock having a value of $68 for each share of Frontier common stock consisting of $20 in cash and the balance in Qwest common stock. Qwest's revised offer included a "collar" on the price of Qwest common stock between $30.50 and $43.50. Qwest stated that it would protect the Frontier shareholders' value by paying more cash or issuing additional shares of Qwest common stock, at Qwest's option, to offset any decline in Qwest's stock price down to $30.50 per share. On June 23, 1999, Qwest also delivered a revised offer to U S WEST pursuant to which it increased the price of its offer and added a collar mechanism.

  On June 30, 1999, Frontier announced that in view of all currently available information and in consultation with its advisors, the Frontier board of directors had determined that the revised Qwest proposal "could reasonably be expected to constitute a superior proposal" for Frontier shareholders within the meaning of the Global Crossing merger agreement. The Frontier board of directors further determined that, consistent with its fiduciary obligations, it was appropriate to more fully inform itself in order to best serve Frontier's shareholders. Frontier's board of directors directed Frontier's management and advisors to meet with Qwest and explore the proposal and also to explore Global Crossing's position with respect to the revised Qwest proposal. The merger agreement between Frontier and Global Crossing remains in full force and effect. On July 2, 1999, Frontier entered into a confidentiality agreement with Qwest.

Recommendation of the Global Crossing board of directors; Reasons for the merger

  The Global Crossing board of directors has unanimously determined that the merger and the share issuance in the merger are in the best interests of Global Crossing and its shareholders and has approved the merger agreement. The Global Crossing board of directors unanimously recommends that shareholders of Global Crossing vote FOR the increase in the authorized share capital and the share issuance at the Global Crossing annual meeting.

  The Global Crossing board of directors believes that the combined company following the merger would have the potential to realize long-term enhanced operating and financial results and a stronger competitive position. Specifically, the Global Crossing board of directors believes that the following represent benefits to be realized because of the merger and reasons for shareholders of Global Crossing to vote FOR approval of the proposals to increase the authorized share capital and issue the shares of Global Crossing common stock in the merger:

  1. combining with Frontier will accelerate Global Crossing's global strategy by integrating Frontier's United States terrestrial fiber optic capacity with Global Crossing's worldwide undersea and terrestrial fiber optic network, creating a seamless global network of telecommunications facilities and services,

  2. given the complementary nature of Global Crossing's and Frontier's businesses, the merger will expand Global Crossing's global customer base and create new revenue sources,

  3. Global Crossing will be able to leverage its bandwidth capabilities to enter into Internet-related businesses and to offer national asynchronous transfer mode services,

  4. Global Crossing's shareholders will have the opportunity to participate in the potential for diversified and enhanced growth after the merger,

  5. Frontier's network infrastructure and computer support systems and associated business processes will promote rapid deployment of an integrated voice and data network that will cover North America as well as the broader global market,

  6. Global Crossing will avoid having to incur large build-out costs for United States terrestrial infrastructure,

  7. the technical and marketing knowledge of Frontier's management and employees will permit Global Crossing to participate in the North American market immediately and aggressively,

  8. the combined company will avoid the need to duplicate sales, marketing and administrative functions, and

  9. the increased scale of activities in the combined company's long-distance and international operations will result in opportunities to reduce costs through greater purchasing power and the adoption of best practices in cost containment related to the transport of communications and information over long distance.

  In the course of deliberations, the Global Crossing board of directors reviewed with Global Crossing management and outside advisors a number of additional factors relevant to the merger, including:

  1. historical information concerning Global Crossing's and Frontier's respective businesses, financial performance and condition, operations, technology, management and competitive position,


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

  2. Global Crossing's view as to the financial condition, results of operations and businesses of Global Crossing and Frontier before and after giving effect to the merger based on management due diligence and publicly available information,

  3. reports from management and legal advisors as to the results of their due diligence investigation of Frontier,

  4. current financial market conditions and historical market prices and trading information with respect to Global Crossing common stock and Frontier common stock,

  5. the consideration to be offered by Global Crossing in the merger and an analysis of the market value of the Global Crossing common stock to be issued in exchange for each share of Frontier common stock in light of comparable merger transactions, and

  6. detailed financial analyses and pro forma and other information with respect to the companies presented by Merrill Lynch and Salomon Smith Barney in a board presentation, including Merrill Lynch's and Salomon Smith Barney's respective opinions that the original exchange ratio was fair, as of March 16, 1999, the date of their opinions, to Global Crossing from a financial point of view and Salomon Smith Barney's opinion that the revised exchange ratio was fair, as of May 16, 1999, to Global Crossing from a financial point of view.

  The Global Crossing board of directors also considered the terms of the merger agreement, the stock option agreement and the voting agreement. In addition, the Global Crossing board of directors noted that the merger is expected to be a tax-free transaction and accounted for as a purchase.

  The Global Crossing board of directors believed that these factors supported the board's recommendations of the merger when viewed together with the risks and potential benefits of the merger.

  The Global Crossing board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

  1. the substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger,

  2. the risk that the integration of the two companies' respective operations and employees might not occur in a timely manner,

  3. the risk that, despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company,

  4. the risk that the potential benefits sought in the merger might not be fully realized,

  5. the risk that potential growth strategies might not be fully achieved, and

  6. the other risks described under "Risk Factors" beginning on page 30 of this document.

  The Global Crossing board of directors believed that these risks were outweighed by the potential benefits of the merger.

  The foregoing discussion is not an exhaustive list of all factors considered by the Global Crossing board of directors. Each member of the Global Crossing board of directors may have considered different factors, and the Global Crossing board of directors evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered.

  The determination of the Global Crossing board of directors involved judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of Global Crossing and will be beyond the control of Global Crossing after the merger. In deciding whether or not to approve the merger, shareholders of Global Crossing should not put undue reliance upon this information. This section contains "forward looking statements." See "Cautionary Statement Regarding Forward-Looking Statements" on page 39 and "Risk Factors" on page 30.

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

Opinion of Global Crossing's Financial Advisors

  On March 16, 1999, Salomon Smith Barney and Merrill Lynch delivered their oral opinions, subsequently confirmed in writing, to the Global Crossing board of directors to the effect that, as of that date, and based upon the assumptions made and matters considered as set forth in their opinions, the original exchange ratio was fair from a financial point of view to Global Crossing.

  On May 16, 1999, Salomon Smith Barney delivered its oral opinion, subsequently confirmed in writing, to the Global Crossing board of directors to the effect that, as of that date, the revised exchange ratio was fair from a financial point of view to Global Crossing. Merrill Lynch was not requested to deliver and did not deliver an opinion regarding the revised exchange ratio because it represented U S WEST in the negotiations of the Global Crossing--U S WEST merger.

 Opinion of Salomon Smith Barney

  We have attached as Annexes D-1 and D-2 to this document a copy of the written opinions of Salomon Smith Barney. Global Crossing shareholders are urged to read carefully Salomon Smith Barney's opinions in their entirety.

  In connection with rendering its opinions, Salomon Smith Barney reviewed publicly available information concerning Global Crossing and Frontier and other financial information concerning Global Crossing and Frontier, including financial forecasts and estimated cost savings and synergies resulting from the merger, that Global Crossing and Frontier provided to Salomon Smith Barney. Salomon Smith Barney discussed the past and current business operations, financial condition and prospects of Global Crossing and Frontier with certain officers and employees of Global Crossing and Frontier. Salomon Smith Barney also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

  In its review and analysis and in arriving at its opinions, Salomon Smith Barney assumed and relied upon the accuracy and completeness of the information it reviewed, and Salomon Smith Barney did not assume any responsibility for independent verification of the information. Salomon Smith Barney assumed the financial forecasts of Global Crossing and Frontier were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Global Crossing and Frontier. Salomon Smith Barney expressed no opinion with respect to these forecasts or the assumptions on which they were based. Salomon Smith Barney also assumed that the merger will be consummated according to the terms of the merger agreement. Salomon Smith Barney did not make or obtain, or assume any responsibility for making or obtaining, any independent evaluation or appraisal of any of the assets or liabilities of Global Crossing or Frontier.

  Salomon Smith Barney's opinions are necessarily based upon conditions as they existed and could be evaluated on the respective dates of the opinions. Salomon Smith Barney's opinions do not imply any conclusion as to the likely trading range for Global Crossing common stock following the completion of the merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Salomon Smith Barney's opinions do not address Global Crossing's underlying business decision to effect the merger. Salomon Smith Barney expressed no view on the effect on Global Crossing of the merger and related transactions. Further, Salomon Smith Barney's opinions are directed only to the fairness, from a financial point of view, of the original exchange ratio and the revised exchange ratio, respectively to Global Crossing and are not a recommendation concerning how the holders of Global Crossing common stock should vote on the proposed issuance of shares of Global Crossing common stock in the merger or any related matter.

  In an engagement letter dated December 5, 1998, Global Crossing agreed to pay to Salomon Smith Barney: (a) a fee of $250,000, which was payable on the date of execution of the engagement letter; (b) a fee of $4,000,000, which was payable on the date of execution of an agreement in principle or definitive agreement to merge Global Crossing and Frontier; and (c) an additional fee of $20,000,000, which is payable at the closing if

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

the merger is completed, minus the $4,250,000 previously received. Global Crossing also agreed to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other out-of-pocket expenses incurred in connection with the merger, or otherwise from Salomon Smith Barney's engagement. Global Crossing further agreed to indemnify Salomon Smith Barney and certain related persons against various liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

  In the past, Salomon Smith Barney has rendered investment banking and financial advisory services to Global Crossing and Frontier for which Salomon Smith Barney received customary compensation. In addition, in the ordinary course of its business, Salomon Smith Barney and its affiliates may actively trade the securities of Global Crossing and Frontier for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in their securities. Salomon Smith Barney and its affiliates may have other business relationships with Global Crossing and Frontier and their respective affiliates.

 Opinion of Merrill Lynch

  We have attached as Annex E to this document a copy of the Merrill Lynch opinion dated March 16, 1999 with respect to the original exchange ratio, which sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Merrill Lynch. Each holder of common stock is urged to read the Merrill Lynch opinion in its entirety. The opinion was intended for the use and benefit of the Global Crossing board of directors, was directed only to the fairness from a financial point of view to Global Crossing of the original exchange ratio, did not address the merits of the underlying decision by Global Crossing to engage in the merger and does not constitute a recommendation to any shareholder as to how that shareholder should vote on the proposed issuance of Global Crossing common stock or any related matter. The exchange ratio was determined on the basis of negotiations between Global Crossing and Frontier and was approved by the Global Crossing board of directors. The summary of the Merrill Lynch opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion attached as Annex E. The Merrill Lynch opinion dated March 16, 1999 did not address the revised exchange ratio that was subsequently agreed to under the merger agreement. Merrill Lynch was not requested to deliver and did not deliver an opinion with respect to the revised exchange ratio because it represented U S WEST in the negotiations of the Global Crossing-U S WEST merger.

  In arriving at its opinion, Merrill Lynch, among other things:

    1. reviewed certain publicly available business and financial information relating to Frontier and Global Crossing that Merrill Lynch deemed to be relevant;

    2. reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Frontier and Global Crossing, as well as the amount and timing of the cost savings and related expenses, including potential tax expenses, and synergies expected to result from the merger furnished to Merrill Lynch by Frontier and Global Crossing, respectively;

    3. conducted discussions with members of senior management and representatives of Frontier and Global Crossing concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the merger and the expected synergies;

    4. reviewed the market prices and valuation multiples for Frontier common stock and Global Crossing common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

    5. reviewed the results of operations of Frontier and Global Crossing and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

    6. compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

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

    7. participated in certain discussions and negotiations among representatives of Frontier and Global Crossing and their financial and legal advisors;

    8. reviewed the potential pro forma impact of the merger;

    9. reviewed the merger agreement; and

    10. reviewed such other financial studies and analyses and took into account other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

  In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information or for undertaking an independent evaluation or appraisal of any of the assets or liabilities of Frontier or Global Crossing and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Frontier or Global Crossing. With respect to the financial forecast information and the expected synergies furnished to or discussed with Merrill Lynch by Frontier or Global Crossing, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of Frontier's or Global Crossing's management as to the expected future financial performance of Frontier or Global Crossing, as the case may be. Merrill Lynch further assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

  The Merrill Lynch opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the Merrill Lynch opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals, whether contractual or otherwise, for the merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the merger.

  In connection with the preparation of its opinion, Merrill Lynch was not authorized by Global Crossing or Global Crossing's board of directors to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of Global Crossing. In addition, Merrill Lynch expressed no opinion as to the prices at which shares of Global Crossing common stock would trade following the announcement or consummation of the merger.

  Pursuant to the terms of a letter agreement between Global Crossing and Merrill Lynch dated March 9, 1999, Global Crossing has agreed to pay Merrill Lynch the following fees:

    1. a fee of $4,250,000 upon the execution of the merger agreement and

    2. an additional fee of $20,000,000 payable upon consummation of the merger, against which the $4.25 million fee referenced above will be credited.

  Global Crossing has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of legal counsel, and to indemnify Merrill Lynch and certain related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

  Merrill Lynch has, in the past, provided financing services to Global Crossing, including serving as co-lead underwriter in connection with Global Crossing's initial public offering in August 1998, and provided financial advisory and financing services to Frontier, and may continue to do so and has received, and may receive, fees for the rendering of those services. In addition, in the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade Frontier shares and other securities of Frontier, as well as Global Crossing shares and other securities of Global Crossing, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities. As of March 16, 1999, certain affiliates of Merrill

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

Lynch's Asset Management Group held in various funds approximately 4.3% of Frontier's common stock. Merrill Lynch is also providing financial advisory services to U S WEST in connection with the Global Crossing--U S WEST merger.

 Financial Analyses

  The following is a summary of the material portions of the financial and comparative analyses performed by Salomon Smith Barney and Merrill Lynch which were jointly presented to Global Crossing's board of directors in connection with the opinions delivered to Global Crossing's board of directors on March 16, 1999 with respect to the original exchange ratio.

  Historical Stock Price Performance. Global Crossing's financial advisors reviewed the relationship between movements of the price of Frontier's common stock and the following long distance companies' common stock for the three-year period ending March 12, 1999:

  1. AT&T Corp.;

  2. MCI Worldcom, Inc.;

  3. Qwest Communications International Inc.; and

  4. Sprint Corporation.

  Global Crossing's financial advisors also reviewed the relationship between movements of the price of Frontier's common stock and the following local telephone companies' common stock for the three-year period ending March 12, 1999:

  1. Aliant Communications Inc.;

  2. ALLTEL Corporation;

  3. Century Telephone Enterprises, Inc.;

  4. Cincinnati Bell Inc.;

  5. Commonwealth Telephone Enterprises, Inc.; and

  6. Telephone & Data Systems, Inc.

  Global Crossing's financial advisors also reviewed the relationship between movements of the price of Frontier's common stock and the S&P 500 for the three-year period ending March 12, 1999. Global Crossing's financial advisors noted that over this three-year period Frontier's common stock underperformed all the above listed companies' common stock and the S&P 500, with the underperformance becoming more dramatic in the last half of 1998.

  Implied Exchange Ratios. Global Crossing's financial advisors calculated a range of implied valuations for Frontier and Global Crossing by utilizing the following three principal valuation analyses:

    1. Comparable Public Company Analysis. A comparable public company analysis reviews a business' operating performance and outlook relative to a group of publicly traded peer companies to determine an implied unaffected market trading value.

    2. Comparable Transaction Analysis. A comparable transaction analysis provides a valuation range based upon financial information of companies which have been acquired in selected recent transactions and which are in the same or similar industries as the business being valued.

    3. Discounted Cash Flow Analysis. A discounted cash flow analysis provides insight into the intrinsic value of a business based on the projected earnings and capital requirements and the net present value of the subsequent cash flows anticipated to be generated by the assets of the business.

  Based on these analyses, Global Crossing's financial advisors calculated the following implied exchange ratios:

  Comparable Public Company Valuation. The implied exchange ratio ranged from 0.7029x to 2.0116x based upon a comparison of estimated comparable public company valuations and including estimated synergies

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

(resulting primarily from the long distance and Internet/data services business segments). This range of implied exchange ratios was calculated by comparing the lowest estimated valuation of Frontier common stock to the highest estimated valuation of Global Crossing common stock and the highest estimated valuation of Frontier common stock to the lowest estimated valuation of Global Crossing common stock.

  Comparable Transaction/Discounted Cash Flow Valuation. The implied exchange ratio ranged from 0.8448x to 1.6267x based upon a comparison of Frontier's estimated comparable transaction valuation to Global Crossing's discounted cash flow valuations. This range of implied exchange ratios was calculated by comparing the lowest estimated valuation of Frontier common stock to the highest estimated valuation of Global Crossing common stock and the highest estimated valuation of Frontier common stock to the lowest estimated valuation of Global Crossing common stock.

  Discounted Cash Flow Valuation. The implied exchange ratio ranged from 0.9129x to 1.9427x based upon a comparison of a valuation of Frontier which combined the discounted cash flow valuation of Frontier's local and integrated services business, which is comprised of the long distance telephony business and the Internet/data services business, with the public market valuation of Frontier's cellular business and excess fiber network, to the discounted cash flow valuation of Global Crossing, and including estimated synergies (resulting primarily from the long distance and Internet/data services business segments). This range of implied exchange ratios was calculated by comparing the lowest estimated valuation of Frontier common stock to the highest estimated valuation of Global Crossing common stock and the highest estimated valuation of Frontier common stock to the lowest estimated valuation of Global Crossing common stock.

  In each case, the ranges of implied exchange ratios were compared to the original exchange ratio in the merger.

 Frontier Valuation

  Global Crossing's financial advisors calculated estimated aggregate equity and per share equity valuation ranges for Frontier by separately analyzing and calculating the values of Frontier's main business segments, including the following:

  1. Long distance telephony;

  2. Local telephony;

  3. Cellular telephony;

  4. Internet/data services; and

  5. Excess fiber network capacity.

  Based upon these analyses, which included a comparable public companies analysis, a comparable transaction analysis and a discounted cash flow analysis, including estimated synergies (resulting primarily from the long distance and Internet/data services business segments), and after subtracting estimated corporate overhead costs, Global Crossing's financial advisors calculated estimated aggregate equity valuations for Frontier which corresponded to estimated per share equity valuations for Frontier ranging from $40.00 to $75.76.

 Frontier Long Distance Telephony Segment

  Using the analyses described below, Global Crossing's financial advisors calculated an estimated enterprise valuation for Frontier's long distance telephony business segment.

  Comparable Public Companies Analysis. Global Crossing's financial advisors reviewed publicly available information to compare financial and operating information and multiples of firm value to 1999 estimated earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA, for Frontier's long distance telephony business segment with the corresponding financial and operating information and multiples for a group of publicly traded companies that Global Crossing's financial advisors deemed to be comparable to Frontier's long distance telephony business segment. Global Crossing's financial advisors determined the relevant range of these comparable public company multiples was 9.0x to 11.0x. The companies reviewed in this analysis included the following:

  1. AT&T Corp.;

  2. IXC Communications, Inc.;

  3. Level 3 Communications, Inc.;

  4. MCI Worldcom, Inc.;

  5. Qwest Communications International Inc.;

  6. Sprint Corporation; and

  7. Tel-Save.com, Inc.

  Comparable Transaction Analysis. Global Crossing's financial advisors reviewed publicly available information to compare the merger with business combinations in the long distance telephony industry that they deemed relevant. Global Crossing's financial advisors compared the transaction value, which was calculated as the offer value plus total debt plus the value of the acquiror's minority interest less cash and marketable securities, of each of these transactions to the forward EBITDA of the acquired company. Global Crossing's financial advisors determined the relevant range of these comparable transaction multiples was 11.0x to 13.0x. The transactions reviewed in this analysis included the following:

  1. EXCEL Communications, Inc./Telco Communications Group, Inc.;

  2. Worldcom, Inc./MCI Communications Corporation;

  3. Teleport Communications Group Inc./ACC Corp.;

  4. Qwest Communications International Inc./LCI International, Inc.; and

  5. Teleglobe Inc./EXCEL Communications, Inc.

  Discounted Cash Flow Analysis. Global Crossing's financial advisors performed a discounted cash flow analysis for Frontier's combined integrated services business segment, which includes the long distance telephony and Internet/data services segments, using Frontier management's projections. The discounted cash flow was calculated assuming discount rates ranging from 11.0% to 12.0% and was comprised of the sum of the present values of:

  1. the projected unlevered free cash flows for the years 1999 through 2003;
     and

  2. the 2003 terminal value based upon a range of multiples from 11.0x to 12.0x estimated 2003 EBITDA.

 Frontier's Local Telephony Business Segment

  Using the analyses described below, Global Crossing's financial advisors calculated an estimated enterprise valuation for Frontier's local telephony business segment.

  Comparable Public Companies Analysis. Global Crossing's financial advisors reviewed publicly available information to compare financial and operating information and multiples of firm value to 1999 estimated EBITDA for Frontier's local telephony business segment with the corresponding financial and operating information and multiples for the local telephony business segments of a group of publicly traded companies that Global Crossing's financial advisors deemed to be comparable to Frontier's local telephony business segment. Global Crossing's financial advisors determined the relevant range of these public company multiples was 9.0x to 10.0x. The companies reviewed in this analysis included the following:

  1. Aliant Communications Inc.;

  2. ALLTEL Corporation;

  3. Ameritech Corporation;

  4. Bell Atlantic Corporation;

  5. BellSouth Corporation;

  6. Century Telephone Enterprises, Inc.;

  7. Cincinnati Bell Inc.;

  8. Commonwealth Telephone Enterprises, Inc.;

  9. GTE Corporation;

  10. SBC Communications Inc.;

  11. Telephone & Data Systems, Inc.; and

  12. U S WEST, Inc.

  Comparable Transaction Analysis. Global Crossing's financial advisors reviewed publicly available information to compare the merger with business combinations in the local telephony industry that they deemed relevant. Global Crossing's financial advisors compared the transaction value of each of these transactions to the forward EBITDA of the acquired company. Global Crossing's financial advisors determined the relevant range of these comparable transaction multiples was 9.0x to 10.0x. These transactions included the following:

  1. ALLTEL Corporation/Aliant Communications Inc.;

  2. ALLTEL Corporation/GTE Corporation;

  3. Ameritech Corporation/Sprint Corporation;

  4. Bell Atlantic Corporation/GTE Corporation;

  5. Bell Atlantic Corporation/NYNEX Corporation;

  6. Century Telephone Enterprises, Inc./Ameritech Corporation (Wisconsin access lines);

  7. Century Telephone Enterprises, Inc./Centel Corporation (Central Telephone Company of Ohio);

  8. Century Telephone Enterprises, Inc./Pacific Telecom Inc.;

  9. Citizens Utilities Company/ALLTEL Corporation;

  10. Citizens Utilities Company/GTE Corporation;

  11. Conestoga Enterprises, Inc./Buffalo Valley Telephone Company;

  12. Gallatin River Communications, LLC/Sprint Corporation (Illinois access lines);

  13. GTE Corporation/Centel Corporation;

  14. PacifiCorp/Pacific Telecom Inc.;

  15. Rochester Telephone Corporation/Centel Corporation (Iowa and Minnesota access lines);

  16. SBC Communications Inc./Ameritech Corporation;

  17. SBC Communications Inc./Pacific Telesis Group;

  18. SBC Communications Inc./The Southern New England Telephone Company;

  19. The Southern New England Telephone Company/The Woodbury Telephone Company; and

  20. Sprint Corporation/Centel Corporation.

  Discounted Cash Flow Analysis. Global Crossing's financial advisors performed a discounted cash flow analysis for Frontier's local telephony business segment using Frontier management's projections. The discounted cash flow was calculated assuming discount rates ranging from 9.0% to 10.0% and was comprised of the sum of the present values of:

    1. the projected unlevered free cash flows for the years 1999 though
  2003; and

    2. the 2003 terminal value based upon a range of multiples from 9.0x to 10.0x estimated 2003 EBITDA.

 Frontier's Cellular Business Segment

  Global Crossing's financial advisors calculated an estimated enterprise valuation for Frontier's cellular telephony business segment of approximately $175 per person in each of Frontier's cellular service areas based on information supplied by Frontier's management.

 Frontier's Internet/Data Business Segment

  Comparable Public Companies Analysis. Global Crossing's financial advisors reviewed publicly available information to compare certain financial and operating information and multiples of firm value to 1999 estimated revenue for Frontier's Internet/data services business segment with the corresponding financial and operating information and multiples for a group of publicly traded companies that Global Crossing's financial advisors deemed to be comparable to Frontier's Internet/data services business segment. Global Crossing's financial advisors determined the relevant range of these comparable public company multiples was 9.0x to 13.0x. The companies reviewed in this analysis included the following internet service providers:

  1. Concentric Network Corporation;

  2. Earthlink Network, Incorporated;

  3. Globix Corporation;

  4. Mindspring Enterprises, Inc.;

  5. Network Solutions, Inc.;

  6. PSINet, Inc.;

  7. Rocky Mountain Internet, Inc.; and

  8. Verio Inc.

  The companies reviewed in this analysis also included the following data service providers:

  1. Equant, N.V.;

  2. Exodus Communications, Inc.;

  3. AboveNet Communications, Inc.; and

  4. Covad Communications Group, Inc.

 Frontier's Excess Fiber Network

  Global Crossing's financial advisors calculated an estimated valuation for Frontier's excess fiber network business segment by comparing this business segment with companies that Global Crossing's financial advisors deemed relevant. The companies reviewed in this analysis included the following:

  1. IXC Communications, Inc.;

  2. Level 3 Communications, Inc.; and

  3. Qwest Communications International Inc.

  Using this analysis, Global Crossing's financial advisors calculated an estimated valuation of Frontier's excess fiber network ranging from $5,000 to $10,000 per excess strand mile.

 Global Crossing Valuation

  Global Crossing's financial advisors calculated estimated aggregate equity and per share equity valuation ranges for Global Crossing by utilizing a comparable public company analysis and a discounted cash flow analysis. Based upon these analyses, Global Crossing's financial advisors calculated estimated aggregate fully diluted equity valuations for Global Crossing which corresponded to estimated per share equity valuations for Global Crossing ranging from $35.00 to $60.00.

  Comparable Public Companies Analysis. Global Crossing's financial advisors reviewed publicly available information to compare financial and operating information and multiples of 1999-2001 estimated EBITDA to the compound annual growth rate in estimated EBITDA over the respective periods from 1999 through 2001 and 1999 through 2003 for Global Crossing with the corresponding financial and operating information and multiples for a group of publicly traded companies that Global Crossing's financial advisors deemed to be comparable to Global Crossing. Global Crossing's financial advisors determined the relevant range of these comparable public company multiples was .45x to
 .90x. The companies reviewed in this analysis included the following:

  1. AT&T Corp.;

  2. Equant, N.V.;

  3. Frontier Corporation;

  4. IXC Communications, Inc.;

  5. MCI Worldcom, Inc.;

  6. Metromedia Fiber Network, Inc.;

  7. Qwest Communications International Inc.; and

  8. Sprint Corporation.

  Using this range of multiples, Global Crossing's financial advisors calculated an implied per share equity valuation for Global Crossing ranging from $35.00 to $60.00.

  Discounted Cash Flow Analysis. Global Crossing's financial advisors performed a discounted cash flow analysis for Global Crossing using Global Crossing management's projections. The discounted cash flow was calculated assuming weighted average cost of capital rates ranging from 11.0% to 13.0% and was comprised of the sum of the present values of the following:

  1. the projected unlevered free cash flows for the years 1999 through 2008;
     and

  2. the 2008 terminal value based upon a range of multiples from 7.0x to 9.0x estimated 2008 EBITDA.

  Using this analysis, Global Crossing's financial advisors calculated an implied per share equity valuation for Global Crossing ranging from $39.00 to $55.00.

 Pro Forma Combination Analysis

  Pro Forma Stock Ownership Analysis. Global Crossing's financial advisors reviewed the original exchange ratio and the number of shares of Global Crossing's common stock to be issued to holders of Frontier common stock based upon the original base exchange ratio of 1.2557x. This analysis indicated that current shareholders of Frontier would own approximately 33% of Global Crossing's common stock after the merger.

  The summary set forth above does not purport to be a complete description of the analyses performed by Global Crossing's financial advisors in arriving at their respective opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Global Crossing's financial advisors believe that their analyses must be considered as a whole and that selecting portions of their analyses and the factors considered by them, without considering all their factors and analyses, could create a misleading view of the process underlying the analyses set forth in their respective opinions. Global Crossing's financial advisors did not assign relative weights to any of their analyses in preparing their respective opinions. The matters considered by Global Crossing's financial advisors in their analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Global Crossing's and Global Crossing's financial advisors' control and involve the application of complex methodologies and educated judgment. Any estimates contained in Global Crossing's financial advisors' analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than the estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and the estimates are inherently subject to uncertainty.

  No company utilized as a comparison in the analyses described above is identical to Frontier or Global Crossing. Also, no transaction utilized in the analyses described above is identical to the merger of Frontier and Global Crossing. In addition, various analyses performed by Global Crossing's financial advisors incorporate projections prepared by research analysts using only publicly available information. These estimates may or may not prove to be accurate. An analysis of comparable transactions and publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

  The Global Crossing board of directors selected Salomon Smith Barney and Merrill Lynch to act as its financial advisors because of their reputations as internationally recognized investment banking firms with substantial experience in transactions similar to the merger and because they are familiar with Global Crossing and its business. The Global Crossing board of directors did not impose any limitations on the investigation made or the procedures followed by Salomon Smith Barney and Merrill Lynch in rendering their opinions. As part of their respective investment banking businesses, Salomon Smith Barney and Merrill Lynch are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes.

Recommendation of the Frontier board of directors; Reasons for the merger

  The board of directors of Frontier believes that the merger offers the Frontier shareholders an opportunity to receive significant value for their shares of Frontier common stock and to participate in a combined organization that will be a larger, more diversified company in the Internet and telecommunications industry and that will be well-positioned to compete effectively in that industry. The Frontier board of directors has carefully considered the terms of the proposed merger and has determined that the merger and the merger agreement are fair to, and in the best interests of, Frontier and the Frontier shareholders, has adopted the merger agreement and approved the merger and the other transactions contemplated by the merger agreement and recommends that the Frontier shareholders vote FOR the adoption of the merger agreement.

  In reaching its decision, the Frontier board of directors consulted with its financial and legal advisors and with senior management and considered a number of factors, including, without limitation, the following material factors:

  1. the information and presentations by management of Frontier and its financial advisor concerning Frontier's and Global Crossing's respective businesses, assets, management, competitive position and prospects,

  2. the financial condition, cash flows and results of operations of Frontier and Global Crossing, both on a historical and prospective basis,

  3. the original exchange ratio negotiated with Global Crossing, including the related collar provision which gives Frontier shareholders the opportunity to participate in the increased value of the Global Crossing common stock if the value of the stock increases above $56.7813 and which gave Frontier the ability to terminate the merger agreement if the value of the Global Crossing common stock to be received by Frontier shareholders is less than $62.00 during the measurement period, based on the average trading price,

  4. the opportunity for Frontier shareholders to receive Global Crossing common stock, based on the original $62.00 deal value, valued at a significant premium to the recent market price of the Frontier common stock (39% over the closing price on March 16, 1999, the last trading day before public announcement of the merger agreement, 67% over the closing price on March 9, 1999, one week before public announcement of the merger agreement and 80% over the closing price on February 16, 1999, one month before public announcement of the merger agreement),

  5. the opportunity for the Frontier shareholders to participate, as holders of Global Crossing common stock, in a larger, more diversified, competitive company in the Internet and telecommunications industry, including participation in the value that may be generated through the combination of the two companies,

  6. the fact that the overlap of the markets, capital investment and personnel of Frontier and Global Crossing would allow the combined company to focus on new technology and growth in markets,

  7. the opportunity for the facilities of Global Crossing and Frontier to be seamlessly integrated,

  8. the strategic and financial alternatives available to Frontier in the rapidly changing industry environment, including remaining an independent company,

  9. the written opinion of Morgan Stanley & Co. Incorporated that, subject to the assumptions and limitations set forth in the opinion, the original exchange ratio was fair from a financial point of view to the holders of Frontier common stock, other than Global Crossing and its affiliates, and the financial presentation made by Morgan Stanley & Co. Incorporated to the Frontier board of directors in connection with the delivery of its opinion,

  10. the absence of any other firm proposal to engage in a business combination involving Frontier at the time of the board meeting despite various contacts between third parties and Morgan Stanley and members of senior management of Frontier,


  11. the ability of Frontier, subject to specified conditions, (a) to provide information to, and negotiate with, a third party which has made an unsolicited acquisition proposal and (b) to terminate the merger agreement if the Frontier board of directors approves a superior proposal, subject to the payment of a termination fee in an amount which the Frontier board of directors and its financial advisor believed would not meaningfully impair the possibility of a competing transaction,

  12. the other terms and conditions of the original merger agreement, including (a) the limited number of closing conditions which provides increased certainty that the merger will be completed and (b) the fact that Global Crossing must close the merger without regard to its stock price, while, as noted in 3. above, Frontier may, but is not required to, terminate the merger if the average price of the Global Crossing common stock during a period shortly before closing is below $34.5625 unless Global Crossing elects to increase the consideration to Frontier shareholders so that they will receive total consideration valued at $62.00 per share (following the amendment to the merger agreement, $63.00 per share), based on that average price,

  13. the fact that the merger is intended to be a tax-free exchange to Frontier shareholders,

  14. the fact that Frontier will be able to designate four directors to the Global Crossing board of directors at the time of the merger and that Joseph Clayton will be a Vice Chairman of Global Crossing and Rolla Huff will be President and Chief Operating Officer of North American Operations of Global Crossing following the merger,

  15. the terms and conditions of the stock option agreement,

  16. the existence and terms of the agreement of holders of at least 51% of Global Crossing common stock to vote in favor of the Global Crossing merger proposals,

  17. historical market prices and trading information with respect to the Frontier common stock and the Global Crossing common stock, and

  18. current industry, economic and market conditions.

  The discussion of the information and factors considered by the Frontier board of directors is not intended to be exhaustive. In view of the variety of material factors considered in connection with its evaluation of the merger, the Frontier board of directors did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Frontier board of directors may have given different weights to different factors. For a discussion of the interests of some members of Frontier's management and the Frontier board of directors, see "The Merger--Interests of members of Frontier's board of directors and management in the merger."

Opinion of Frontier's financial advisor

  Under a letter agreement dated January 6, 1999, Frontier retained Morgan Stanley to provide financial advisory services to Frontier. On March 16, 1999, Morgan Stanley delivered its opinion to the Frontier board of directors that, as of such date and based upon and subject to the various considerations in the opinion, the original exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of shares of Frontier common stock, other than Global Crossing and its affiliates. On May 16, 1999, in connection with the approval of the consent and amendment to the merger agreement, Morgan Stanley delivered its opinion to the Frontier board of directors that, as of such date and based upon and subject to the various considerations in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of shares of Frontier common stock, other than Global Crossing and its affiliates. The opinion delivered on March 16, 1999 was substantially the same as the May 16, 1999 opinion.

  We have attached as Annex F to this document the full text of the opinion dated May 16, 1999, which describes assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley's written opinion is directed to the Frontier board of directors and only addresses the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to holders of shares of Frontier common stock, other than Global Crossing and its affiliates, as of the date of the opinion. Morgan Stanley's written opinion does not address any other aspect of the merger and does not constitute a recommendation to any Frontier shareholder as to how to vote at the Frontier special meeting. The following is only a summary of the Morgan Stanley opinion and should not be viewed as a substitute for the Morgan Stanley opinion. Frontier shareholders are urged to read the entire opinion.

  In arriving at its opinions, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of Frontier, Global Crossing and U S WEST,

  . reviewed certain internal financial statements and other financial and operating data concerning Frontier, Global Crossing and U S WEST prepared by the managements of Frontier, Global Crossing and U S WEST, respectively,

  . analyzed certain financial projections for Frontier, Global Crossing and U S WEST prepared by the managements of Frontier, Global Crossing and U S WEST, respectively,

  . reviewed certain reports prepared by consultants retained by Global Crossing with respect to demand forecasts for certain markets in which Global Crossing currently intends to operate and held discussions regarding such forecasts with one of these consultants,

  . analyzed certain financial projections for Frontier contained in certain securities analysts' research reports that were recommended for review by the management of Frontier,

  . discussed the past and current operations and financial condition and the prospects of Frontier, including information relating to certain strategic, financial and operational benefits anticipated from the merger, or, if applicable the alternative merger, with the senior executives of Frontier,

  . discussed the past and current operations and financial condition and the prospects of Global Crossing, including information relating to certain strategic, financial and operational benefits anticipated from the merger, or, if applicable the alternative merger, and the U S WEST merger with the senior executives of Global Crossing,

  . discussed the past and current operations and financial condition and the prospects of U S WEST, including information relating to certain strategic, financial and operational benefits anticipated from the merger or, if applicable, the alternative merger, and the U S WEST merger with certain senior executives of U S WEST,

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

  . reviewed the pro forma impact of the merger or, if applicable the alternative merger, on Global Crossing's cash flow, consolidated capitalization and financial ratios,

  . reviewed the reported prices and trading activity for the Frontier common stock, the Global Crossing common stock and the U S WEST common stock,

  . compared the financial performance of Frontier and Global Crossing and the prices and trading activity of the Frontier common stock and the Global Crossing common stock with those of certain other comparable publicly-traded companies and their securities,

  . compared the prices and trading activity of U S WEST common stock with those of certain other comparable publicly-traded companies and their securities,

  . reviewed the financial terms, to the extent publicly available, of certain transactions comparable to the merger,

  . participated in discussions and negotiations among representatives of Frontier and Global Crossing and their financial and legal advisors in connection with the merger,

  . discussed certain tax issues with senior executives of Frontier and Global Crossing and with Frontier's legal and tax advisors,

  . reviewed the merger agreement, the U S WEST merger agreement and certain related documents, and

  . performed such other analyses and considered such other factors as deemed appropriate.

  Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of its opinions. With respect to the financial and other operating data and discussions relating to the strategic, financial and operational benefits anticipated from the respective transactions, Morgan Stanley assumed that such financial and operating data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future operating and financial performance of Frontier, Global Crossing and U S WEST. Morgan Stanley relied upon the financial projections for Frontier included in the securities analysts' research reports reviewed by Morgan Stanley based on its own independent evaluation of these reports and indications by management of Frontier that the analyses contained in these reports were reasonably comprehensive and detailed and were based on assumptions about the trends influencing Frontier's financial results that were generally consistent with the assumptions of Frontier's management. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Frontier, nor was Morgan Stanley furnished with any appraisals.

  Morgan Stanley further assumed with Frontier's consent that, except as provided below, the transactions contemplated by the merger agreement, including the merger or, if applicable, the alternative merger, will be consummated on the terms set forth in the merger agreement, including, among other things, that the merger or, if applicable, the alternative merger will be treated as a tax-free reorganization or, if applicable, exchange pursuant to the Internal Revenue Code. In addition, with the consent of Frontier, Morgan Stanley relied upon the advice of legal and tax advisors of Frontier as to certain tax matters relating to the alternative merger. Morgan Stanley's opinion does not address the impact, if any, of a determination by Frontier not to exercise its termination rights pursuant to Section 7.1(g) of the merger agreement, which relates to termination by Frontier if the average Global Crossing trading price is below $34.5625. In addition, Morgan Stanley assumed that in connection with the receipt of all necessary regulatory approvals for the merger or, if applicable, the alternative merger, no restrictions will be imposed that would have a material adverse effect on Frontier, Global Crossing or the contemplated benefits expected to be derived in the merger or, if applicable, the alternative merger. Morgan Stanley's opinions were necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the dates of the opinions.

  The following is a summary of the material financial analyses performed by Morgan Stanley in preparing its opinions to the Frontier board of directors on March 16, 1999 and May 16, 1999. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not represent a complete description of the financial analyses. Morgan Stanley used financial estimates for Frontier that were based on estimates published by securities research analysts in the investment community in performing some of its analyses. Morgan Stanley used financial estimates for Global Crossing and U S WEST that were provided by Global Crossing and U S WEST management, respectively.

  Historical Public Market Trading Value. Morgan Stanley reviewed the recent stock price performance of Frontier based on an analysis of the historical closing prices and trading volumes during the period from March 12, 1998 through March 12, 1999. The following table summarizes the price performance of Frontier's common stock over that period:

                                                             Historical Frontier
                                                             Common Stock Prices
                                                             -------------------
   March 12, 1999...........................................       $ 40.63
   High Price...............................................       $ 40.63
   Low Price................................................       $ 24.00
   Average Price............................................       $ 33.00
   Average Daily Trading Volume (8/14/98-3/15/99)...........       646,000

  Morgan Stanley also reviewed the recent stock price performance of Global Crossing based on an analysis of the historical closing prices and trading volumes during the period from the Global Crossing initial public offering on August 14, 1998, through March 15, 1999 and through May 14, 1999. The following table summarizes the price performance of Global Crossing's common stock over that period:

                                                     Historical Global Crossing
                                                        Common Stock Prices
                                                     --------------------------
   May 14, 1999.....................................         $   62.29
   March 15, 1999...................................         $   56.56
   High Price.......................................         $   64.25
   Low Price........................................         $    8.00
   Average Daily Trading Volume (8/14/98-3/15/99)...         1,338,000

  Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the recent stock price performance of Frontier and compared this performance with that of groups of the following five competitive telecommunications infrastructure companies, three long distance companies, five local exchange companies and Qwest Communications International Inc. on a stand-alone basis.

   Competitive
 Infrastructure
    Companies     Long Distance Companies         Local Exchange Companies
 --------------   ----------------------- ----------------------------------------
 Global Crossing    AT&T Corp.            Aliant Communications Inc.
  Ltd.
 GTS                MCI WorldCom, Inc.    ALLTEL Corporation
 IXC Communica-     Sprint Corporation    Century Telephone Enterprises, Inc.
  tions, Inc.
 Level 3 Commu-                           Cincinnati Bell Inc.
  nications,
  Inc.
 Qwest                                    Commonwealth Telephone Enterprises, Inc.
  Communications
  International
  Inc.

  Morgan Stanley observed that over the period from March 12, 1998, to March 12, 1999, the closing market prices appreciated as set forth below:

                                                                % Appreciation
                                                                --------------
   Frontier....................................................      37.4%
   Five Competitive Infrastructure Companies (equal-weighted
    index).....................................................     124.9%
   Three Long Distance Companies (equal-weighted index)........      57.2%
   Five Local Exchange Companies (equal-weighted index)........      34.1%
   Qwest.......................................................      78.8%

  Morgan Stanley also reviewed the recent stock price performance of Global Crossing and compared this performance with that of a group of comparable companies. Morgan Stanley observed that over the period from Global Crossing's initial public offering on August 14, 1998, to March 12, 1999, the closing market prices appreciated as set forth below:

             Global Crossing and Comparative Companies            % Appreciation
             -----------------------------------------            --------------
   Global Crossing...............................................     287.3%
   Allegiance....................................................     147.7%
   Qwest.........................................................      82.9%
   MCI WorldCom..................................................      71.2%
   Level 3.......................................................      63.8%
   Equant........................................................      50.4%
   Colt..........................................................      43.7%

  Morgan Stanley also observed that over the period from August 14, 1998 to May 14, 1999, the closing price of Global Crossing common stock appreciated 381.4%, as compared to 80.9% for an index of peer companies (composed of MCI WorldCom, Quest, Level 3 and IXC) and 25.9% for the S&P 500 index.

  Securities Research Analysts' Future Price Targets. Morgan Stanley reviewed and analyzed future public market trading price targets for Frontier common stock prepared and published by a number of securities research analysts during the periods from July 24, 1998 to January 25, 1999, before the announcement by Frontier of its intention to reduce its dividend on January 26, 1999, and from January 26, 1999 to March 12, 1999, after the dividend announcement. Morgan Stanley also reviewed and analyzed future public market trading price targets for Global Crossing common stock both at the time after Global Crossing's August 14, 1998 initial public offering and during the period from December 1, 1998 to March 12, 1999 and from March 18, 1999 to May 14, 1999. These targets reflected each analyst's estimate of the future public market trading price of Frontier and Global Crossing common stock at the end of the particular time period considered for each time estimate. Morgan Stanley discounted, at a cost of equity rate of 11.1%, each Frontier research analyst's public market price target to March 16, 1999. Morgan Stanley also reviewed and analyzed the future private market value targets for Frontier common stock prepared and published by certain securities research analysts in the period from July 31, 1998 to March 12, 1999, reflecting each analyst's estimate of the future private market value of Frontier common stock at the end of the time period considered in such estimate.

                                                                   Value Range
                                                                   ------------
                                                                    Low   High
                                                                   ----- ------
   Present Value of Frontier Public Market Price Target (1/26/99-
    3/12/99)...................................................... $  37 $  41
   Present Value of Frontier Public Market Price Target (7/24/98-
    1/25/99)......................................................    25    51
   Frontier Private Market Value Target...........................    40    59
   Present Value of Global Crossing Public Market Price Target
    (3/18/99-5/14/99).............................................    57    81
   Global Crossing Public Market Price Target (12/1/98-3/12/99)...    35    35
   Global Crossing Public Market Price Target at IPO..............    14    15

  Morgan Stanley noted that certain securities analysts had their public market price target for Global Crossing common stock under review as of March 12, 1999.

  Morgan Stanley also noted that the public market trading price and private market value targets published by the securities research analysts do not reflect current market trading prices and private market value targets for Frontier or Global Crossing common stock and that these estimate are subject to uncertainties, including the future financial performance of Frontier and Global Crossing and future financial market conditions.

  Peer Group Comparison. Morgan Stanley reviewed and analyzed the financial information of four local exchange companies, an index of four Regional Bell Operating Companies, and three competitive long distance and telecommunications infrastructure companies to arrive at a sum-of-the parts value for Frontier based on the implied theoretical public market trading values for Frontier's integrated services and local exchange business segments.

  Morgan Stanley derived a theoretical value for Frontier's local exchange business segment based on the financial information for the four local exchange companies and for an average of the four Regional Bell Operating Companies, which are Bell Atlantic, BellSouth, SBC, and U S WEST. Morgan Stanley analyzed, among other things, the current aggregate value, which means equity value adjusted for capital structure, of each company expressed as a multiple of earnings before interest, taxes, and depreciation and amortization expense, which we refer to as "EBITDA," and the current public market price of each company expressed as a multiple of its earnings per share, which we refer to as "EPS." As of March 12, 1999 and based on estimates of EBITDA and EPS taken from selected securities research analysts, the statistics derived from this analysis are set forth below.

                                                                   Regional Bell
                                                                     Operating
                                   Cincinnati                         Company
                            ALLTEL    Bell    Commonwealth Century    Average
                            ------ ---------- ------------ ------- -------------
1999 EBITDA Multiple.......  8.9x     9.8x       10.9x      10.7x       8.0x
Price/1999E EPS............ 22.9x    25.3x          NM      28.2x      20.6x

NM = not meaningful

  Morgan Stanley derived a theoretical value for Frontier's Integrated Services Business Segment based on the financial information for the three competitive long distance and infrastructure telecommunications companies. Morgan Stanley analyzed, among other things, the current aggregate value, which means equity value adjusted for capital structure, of each company expressed as a multiple of revenues and as a multiple of EBITDA, and the ratio of the multiple of current aggregate value to estimated EBITDA in the calendar year 1999 to the estimated, long-term EBITDA growth rate. As of March 12, 1999 and based on estimates of revenue, EBITDA and long-term EBITDA growth rates taken from selected securities research analysts, the statistics derived from this analysis are set forth below.

                                                                   MCI
                                                            IXC  WorldCom Qwest
                                                           ----- -------- -----
   1999 Revenue Multiple..................................  2.0x   4.7x    7.5x
   1999 EBITDA Multiple................................... 12.4x  14.6x   34.7x
   EBITDA Multiple Growth................................. 0.42x  0.89x   1.21x

  Based on peer group comparisons and the corresponding implied value of Frontier's local exchange company and Integrated Services business segments, Morgan Stanley derived a theoretical sum-of-the-parts value range for Frontier of $42 to $46 per share.

  Morgan Stanley also reviewed and analyzed the financial information of seven competitive long distance and telecommunications infrastructure companies and compared the results to financial information relating to Global Crossing. Morgan Stanley analyzed, among other things, the current aggregate value of each company expressed as a multiple of revenues and as a multiple of EBITDA, and the ratio of the multiple of current aggregate value to estimated EBITDA in the calendar year 1999 to the estimated, long-term EBITDA growth rate. As of March 12, 1999 and based on estimates of revenue, EBITDA and long-term EBITDA growth rates taken from selected securities research analysts, the statistics derived from this analysis are set forth below.

                                                                                     Global      Global
                                                                                   Crossing/    Crossing/
                                                             MCI           Global   Frontier    Frontier
                          Colt  Equant  GTS   IXC  Level 3 WorldCom Qwest Crossing (with LEC) (without LEC)
                         ------ ------ ----- ----- ------- -------- ----- -------- ---------- -------------
1999 Revenue Multiple...  16.8x 14.6x   6.3x  2.0x  41.6x    4.7x    7.5x  28.2x      9.5x        10.6x
2000 Revenue Multiple...  10.5x 11.0x   3.7x  1.8x  24.0x    4.1x    6.1x  17.8x      7.6x         8.1x
1999 EBITDA Multiple....     NM 66.3x     NM 12.4x     NM   14.6x   34.7x  62.6x     33.2x        45.9x
2000 EBITDA Multiple.... 116.8x 39.5x  46.6x  8.5x     NM   11.3x   22.1x  29.9x     21.5x        25.3x
1999 EBITDA Multiple
 Growth.................     NM 1.76x     NM 0.42x     NM   0.89x   1.21x  1.18x     0.92x        0.98x
2000 EBITDA Multiple
 Growth.................     NM 1.05x     NM 0.29x     NM   0.69x   0.77x  0.57x     0.60x         0.54

NM = not meaningful

  No company used in the peer group comparisons is identical to Frontier or Global Crossing. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Frontier and Global Crossing such as the impact of competition on Frontier or Global Crossing and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Frontier or the industry or in the financial markets in general.

  Analysis of Selected Precedent Transactions. As part of its analysis, Morgan Stanley reviewed the following eight transactions involving emerging growth long distance and telecommunications infrastructure companies since June 1992:

  .  June 1992--LDDS Communications, Inc./Advanced Telecommunications, Inc.

  .  April 1995--Frontier Corporation/ALC Communications Corporation

  .  June 1997--Excel Communications, Inc./Telco Communications Group, Inc.

  .  September 1997--LCI International, Inc./USLD Communications Corp.

  .  November 1997--WorldCom, Inc./MCI Communications Corporation

  .  November 1997--Teleport Communications Group Inc./ACC Corp.

  .  March 1998--Qwest Communications International Inc./LCI International,
     Inc.

  .  June 1998--Call-Net Enterprises Inc./Fonorola Inc.

  For each of these, Morgan Stanley reviewed the prices paid and calculated the multiples of one year trailing revenue and EBITDA as well as the premium to unaffected share price. The table below shows the statistics from this analysis.

                                                           Median  High    Low
                                                           ------  -----  -----
   Revenue Multiple.......................................  2.7x    4.0x   1.7x
   EBITDA Multiple........................................ 17.3x   35.7x  10.1x
   Premium to Unaffected Share Price......................  52.9%   94.3%  35.2%

  The precedent transactions analysis implied a range of values for Frontier common stock of $46 to $54 per share.

  No transaction used in the analysis of selected precedent transactions is identical to the merger. In evaluating these transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Frontier and Global Crossing, such as the impact of competition on Frontier or Global Crossing and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Frontier or Global Crossing or the industry or in the financial markets in general.

  Discounted Cash Flow Analysis. Morgan Stanley performed discounted cash flow analyses, which are analyses of the present value of projected cash flows using discount rates and terminal year EBITDA multiples, as specified, of Frontier's businesses. Morgan Stanley analyzed Frontier's business using a forecast for the period beginning January 1, 1999, and ending December 31, 2007, based on estimates published by securities research analysts. Morgan Stanley estimated Frontier's discounted cash flow value using discount rates ranging from 10% to 11% and terminal multiples of estimated 2008 EBITDA ranging from 9x to 10x. The discounted cash flow analysis implied a range of values for Frontier common stock of $48 to $59 per share.

  Morgan Stanley also performed discounted cash flow analyses of Global Crossing's businesses. Morgan Stanley analyzed Global Crossing's business using a forecast for the period beginning January 1, 1999 and ending December 31, 2007, based on estimates provided to Morgan Stanley by Global Crossing management. Morgan Stanley estimated Global Crossing's discounted cash flow value using discount rates ranging from 11% to 13% and terminal multiples of estimated 2008 EBITDA ranging from 9x to 11x. The discounted cash flow analysis implied a range of values for Global Crossing common stock of $44 to $59 per share.

  Morgan Stanley also reviewed and analyzed the sensitivity of Global Crossing's discounted cash flow value to changes in the projected future pricing of STM-1 cable sales and backhaul pricing on the Atlantic Crossing cable. Morgan Stanley reviewed the effect of various annual pricing declines as compared to the pricing declines projected by Global Crossing management. The table below summarizes the discounted cash flow value of Global Crossing's businesses implied by various annual pricing declines:

                                                         Management
   Pricing Decline:                          15%   20%      Case    25%   30%
   ----------------                          ----  ----  ---------- ----  ----
   Discount Cash Flow Midpoint ($Billion)... $9.7  $8.0     $7.7    $6.5  $5.2
   % Change in Value........................   28%    4%     --     (15%) (32%)

  Morgan Stanley also reviewed and analyzed the sensitivity of Global Crossing's discounted cash flow value to changes in the projected demand for STM-1 cables on the Atlantic Crossing cable. Morgan Stanley reviewed the effects of STM-1 demand at 75% and 50% of that projected by Global Crossing management. The table below summarizes the discounted cash flow value range implied by various levels of demand for STM-1 cables:

                                                            Discounted Cash Flow
                                                             Range ($Billions)
                                                            --------------------
   Management Case.........................................      $6.6--$8.7
   75% of Demand for STM-1s................................      $5.6--$7.3
   50% of Demand for STM-1s................................      $3.9--$5.1

  Exchange Ratio Analysis. Morgan Stanley compared the effective exchange ratio to the ratio of the closing market prices of Frontier common stock and Global Crossing common stock on March 12, 1999. Morgan Stanley also compared this ratio to selected average historical ratios of the closing market prices of Frontier common stock and Global Crossing common stock over various periods ending March 12, 1999. The table below shows the results of this analysis:

                                                                       Market
                                                                     Price Ratio
                                                                     -----------
   March 12, 1999...................................................    0.82x
   5 prior trading days average.....................................    0.93x
   30 prior trading days average....................................    1.18x
   60 prior trading days average....................................    1.35x
   Average since Global Crossing initial public offering............    1.94x

  Revenue Composition. For purposes of the following discussion, when we refer to New Global Crossing, we mean the new parent holding company formed in connection with the U S WEST merger. Morgan Stanley reviewed the projected revenue composition of New Global Crossing's global service provider and local service provider businesses. For the purpose of this analysis, Morgan Stanley referred to information provided to it by the managements of Global Crossing and U S WEST. Morgan Stanley noted that the projected revenues attributed to Frontier had not changed since March 14, 1999. The following table summarizes the projected revenue composition of the global service provider and local service provider businesses in calendar years 1999 and 2003:

                                                      Revenue ($MM)  % of Total
                                                      -------------- -----------
                     Global Service                   1999E   2003E  1999E 2003E
                     --------------                   ------ ------- ----- -----
   Frontier Integrated Services...................... $2,200 $ 4,905   52%   37%
   Global Crossing Assets............................  1,101   3,509   26%   25%
   USW Data and Internet Yellow Pages................    731   4,113   17%   31%
   USW Wireless......................................    314     934    5%    7%
                                                      ------ -------  ---   ---
   Total Revenues.................................... $4,266 $13,506  100%  100%

                                                      Revenue ($MM)  % of Total
                                                     --------------- -----------
                     Local Service                    1999E   2003E  1999E 2003E
                     -------------                   ------- ------- ----- -----
   USW LEC and Yellow Pages......................... $12,392 $13,150   94%   94%
   Frontier LEC.....................................     748     896    6%    6%
                                                     ------- -------  ---   ---
   Total Revenues................................... $13,140 $14,046  100%  100%

  Contribution Analysis. Morgan Stanley reviewed the projected contribution to New Global Crossing of various projected U S WEST and Global Crossing/Frontier capitalization and operating statistics. The statistics were adjusted to reflect the effect of leverage contributed to New Global Crossing:

                                                           Global
                                                      Crossing/Frontier U S WEST
                                                      ----------------- --------
   Aggregate Value...................................         45%          55%
   Net Debt..........................................         20%          80%
   Equity Value......................................         50%          50%
   1999E Revenue.....................................         25%          75%
   2000E Revenue.....................................         28%          72%
   1999E EBITDA......................................         17%          83%
   2000E EBITDA......................................         23%          77%
   1999E EBIT........................................         16%          84%
   2000E EBIT........................................         18%          82%

  Geographic Overview. As part of its analysis, Morgan Stanley reviewed the territory covered by U S WEST's local exchange company assets. Morgan Stanley noted that U S WEST's headquarters were in Denver, and that U S WEST had 16.6 million access lines, 54,483 employees and an equity market capitalization of $28.157 million as of May 10, 1999.

  Historical Public Market Trading Value. Morgan Stanley reviewed the recent stock price performance of U S WEST based on an analysis of the historical closing prices and trading volumes during the period from May 14, 1998, through May 12, 1999. The following table summarizes the price performance of U S WEST's common stock over that period:

                                                             Historical U S WEST
                                                             Common Stock Prices
                                                             -------------------
   May 14, 1999.............................................      $   62.25
   High Price...............................................      $   65.63
   Low Price................................................      $   46.81
   Average Price............................................      $   55.62
   Average Daily Trading Volume.............................      1,113,941

  Comparative Stock Price Performance. Morgan Stanley reviewed the recent stock price performance of US WEST and compared this performance with that of the S&P 500 and a peer index consisting of Century Telephone, Cincinnati Bell, Commonwealth Telephone, Bell Atlantic, SBC and BellSouth. Morgan Stanley observed that over the period from May 14, 1998, to May 12, 1999, the closing market prices appreciated as set forth below:

                                                                  % Appreciation
                                                                  --------------
   U S WEST......................................................      26.9%
   S&P 500.......................................................      19.7%
   Peer Index....................................................      32.4%

  Securities Research Analysts' Future Price Targets. Morgan Stanley reviewed and analyzed future public market trading price targets for U S WEST common stock prepared and published by certain securities research analysts during the periods from April 21, 1999 to May 14, 1999. Morgan Stanley discounted, at a cost of equity rate of 10.2%, each U S WEST research analyst's public market price target to May 16, 1999. The following table summarizes the various research analysts' price targets and the present value of those price targets:

                                                                   PV of Price
       Firm                                           Price Target   Target
       ----                                           ------------ -----------
   NationsBanc Montgomery............................     $79          $72
   Merrill Lynch.....................................      76           69
   Fahnestock........................................      71           65
   Paine Webber......................................      65           59
   CIBC Oppenheimer..................................      81           74
   S.G. Cowen........................................      66           60
   Bear Stearns......................................      70           64
   Lehman Brothers...................................      74           68
   Warburg Dillon Road...............................      59           54
   Salomon Smith Barney..............................      57           52
   Legg Mason........................................      67           61

  Peer Group Comparison. Morgan Stanley reviewed and analyzed the financial information of six local exchange companies and compared that information to U S WEST's financial information. Morgan Stanley analyzed, among other things, the current aggregate value (i.e. equity value adjusted for capital structure) of each company expressed as a multiple of estimated EBITDA in the calendar year 1999, and the share price of each company expressed as a multiple of estimated earnings per share in the calendar year 1999. Morgan Stanley also reviewed the estimated five year growth rates of the various companies and expressed each company's price to earnings ratio as a multiple of their estimated five year EPS growth rate. Morgan Stanley also reviewed each company's price to earnings ratio expressed as a multiple of each company's total return (defined as the estimated five year EPS growth plus the current dividend yield). As of May 15, 1999 and based on estimates of EBITDA, earnings per share and earnings per share growth taken from selected securities research analysts, the statistics derived from this analysis are set forth below:

                                                          Price/
                           Aggregate                    1999E EPS/    Price/
                             Value/     Price/    5-Yr     5-Yr     1999E EPS/
         Company          1999E EBITDA 1999E EPS Growth   Growth   Total Return
         -------          ------------ --------- ------ ---------- ------------
Bell Atlantic............     7.3x       18.6x     9.1%    2.0x        1.6x
BellSouth................      8.7        23.5     9.0      2.6         2.2
SBC Communications.......      8.6        22.3    12.0      1.9         1.6
Century Telephone........      9.5        23.4    14.5      1.6         1.6
Commonwealth Telephone...     12.3          NA    12.5       NA          NA
Cincinnati Bell..........     11.0        27.2    15.0      1.8         1.6
U S WEST (@ $54.94)......     6.6x       17.2x     6.0%    2.9x        1.7x
U S WEST (@ $70.00)......      7.9        21.9     6.0      3.6         2.4

  No company used in the peer group comparisons is identical to U S WEST. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of U S WEST such as the impact of competition on U S WEST and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of U S WEST or the industry or in the financial markets in general.

  Morgan Stanley performed a variety of financial and comparative analyses solely for purposes of providing its opinions to the Frontier board of directors as to the fairness from a financial point of view to the holders of Frontier common stock of the exchange ratio pursuant to the merger agreement. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Frontier or Global Crossing. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Frontier, Global Crossing and U S WEST. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to the holders of Frontier common stock and were conducted in connection with the delivery of its opinion. The analyses are not intended to be appraisals or to reflect the prices at which Frontier, Global Crossing or U S WEST might actually be sold or the price at which their securities may trade.

  The merger consideration was determined through arm's-length negotiations between Frontier and Global Crossing and was approved by the Frontier board of directors. Morgan Stanley did not recommend any specific merger consideration to Frontier or that any specific merger consideration constituted the only appropriate merger consideration for the merger. Morgan Stanley's opinion to the Frontier board of directors was one of many factors taken into consideration by the Frontier board of directors in making its determination to approve the merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Frontier board of directors with respect to the value of Frontier or whether the Frontier board of directors would have been willing to agree to different merger considerations.

  The Frontier board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the securities of Frontier, Global Crossing or U S WEST. In the past, Morgan Stanley and its affiliates have provided financing services for Frontier and Global Crossing and have received fees for the rendering of these services. In addition to acting as Frontier's financial advisor in connection with the merger, Morgan Stanley has within the past two years participated in the commercial paper syndicate for Frontier and has acted as co-manager in Frontier's May 21, 1997 $300 million senior note offering.

  Under the letter agreement dated as of January 6, 1999, Morgan Stanley has provided advisory services and a financial opinion in connection with the merger and Frontier has agreed to pay a transaction fee to Morgan Stanley of
$   . In addition, Frontier has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including the fees of its legal counsel and certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement and the transactions in connection therewith. Morgan Stanley is also providing services relating to various financing or refinancing transactions subsequent to the date of the merger agreement for which Frontier has agreed to pay a customary fee.

Interests of members of Frontier's board of directors and management in the merger

  When you consider the recommendation of the Frontier board of directors that you vote for the adoption of the merger agreement, you should be aware that certain directors and executive officers of Frontier have interests in the merger in addition to their interests solely as Frontier shareholders, as described below. These interests may create potential conflicts of interest. The Frontier board of directors was aware of these interests when it considered and adopted and approved the merger agreement and the merger.

 Employment Agreements

  In connection with the merger agreement, Frontier amended its employment agreements with eighteen of its executives. Another executive has an employment agreement with Frontier which was not amended. These agreements include change of control provisions. Each of the employment agreements will provide the executives with enhanced severance benefits in specified situations. The executives are entitled to receive enhanced severance benefits if, following a change in control:

  . they voluntarily terminate their employment for any reason within one year, or

  . Frontier terminates the executive's employment without cause or the executive terminates his or her employment for good reason.

  Pursuant to the employment agreements, the merger will constitute a change of control of Frontier.

  The enhanced severance benefits that an executive would receive under the circumstances described above are:

  . payment of all accrued compensation plus a pro rata bonus equal to the greatest of (1) the premier bonus for the fiscal year of the termination of employment, but no lower than the premier bonus level established and in effect before March 16, 1999, (2) the bonus paid or payable in respect of the year before the year of the termination of employment or
     (3) the bonus paid with respect to the fiscal year before the year of the change of control;

  . payment of an amount equal to three times, or, in some cases, two times or one times, the sum of (a) the executive's base salary, (b) the executive's bonus, except in one agreement, (c) the annual value of the perquisites received by the executive, (d) payment of the annual Frontier contributions which would have made on the executive's behalf to the 401(k) retirement savings plan, and (e) the value of the annual allocation which would have been made to Frontier's Supplemental Retirement Savings Plan; and

  . a continuation of general employee benefits, including life insurance, medical and dental plans, vision and hospitalization benefits for 36 months, or, in some cases, 24 months or 12 months, following the date of termination.

  The employment agreements also contain restrictive covenants, including non-compete and non-solicitation covenants, which are in effect during an executive's employment. The employment agreements, as amended, provide that, following a change of control, these restrictive covenants will no longer be effective following a termination of the executive's employment. In addition, some of the executives may be entitled to receive "gross-up" payments to offset taxes that may be imposed on the payments and other benefits the executives receive under the employment agreements, and some of the executives will be entitled to age and service credits under Frontier's pension and retirement plans.

 Effects of the merger under Frontier stock option plans

  The merger agreement provides that, at the effective time of the merger, all stock options then held by the employees will vest and become immediately exercisable. In addition, each of the Frontier Corporation Employees' Stock Option Plan, the Frontier Corporation Management Stock Incentive Plan, the Frontier Corporation Directors Stock Incentive Plan and the Frontier Omnibus Incentive Plan provide that upon a change of control, all stock options will become immediately exercisable and all restrictions on restricted stock will immediately lapse. The merger will result in a change of control for purposes of the option plans. See "The Merger Agreement--Stock options and warrants."

 Effects of the merger under other Frontier plans

  Following a change of control, the participants in the Frontier Corporation Directors Common Stock Deferred Growth Plan and the Frontier Corporation Plan For The Deferral of Directors Fees will have the choice whether to receive their payouts in cash or in stock of the successor. Participants who join the Global Crossing board of directors may continue their accounts in these two plans.

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  The merger will result in a change of control for purposes of both of these plans.

 Board of directors and officers of Global Crossing

  Under the merger agreement, Global Crossing has agreed that, at or before the effective time of the merger, the Global Crossing board of directors will take all action necessary to:

  . elect four individuals to be designated by Frontier as members of the Global Crossing board of directors to serve in specified classes of directors with staggered terms,

  .  elect Joseph P. Clayton as Vice Chairman of Global Crossing, and

  . elect Rolla P. Huff as President and Chief Operating Officer of North American Operations of Global Crossing.

  In addition, Global Crossing has agreed that, if the U S WEST merger is completed, at least two of the individuals designated by Frontier as Global Crossing board members will be included as Global Crossing's representatives on the board of the parent company resulting from the U S WEST merger.

 Indemnification and insurance

  Under the merger agreement and subject to specified limitations, the surviving corporation of the merger will maintain the current provisions regarding indemnification of officers, directors and employees of Frontier as provided in Frontier's certificate of incorporation or by-laws for a period of six years from the effective time of the merger. In addition, the merger agreement provides that the surviving corporation of the merger will maintain, with specified limitations, the current directors' and officers' liability insurance and fiduciary liability insurance policies of Frontier, or policies no less advantageous to the insured, for a period of six years from the effective time. See "The Merger Agreement--Indemnification and insurance."

Certain federal income tax and Bermuda tax consequences

 Federal income tax consequences

  The following discussion is a summary of the material U.S. federal income tax consequences to U.S. persons of the exchange of Frontier common stock for Global Crossing common stock in the merger and the ownership of Global Crossing common stock. The discussion which follows is based on the U.S. Internal Revenue Code, applicable Treasury regulations, administrative rulings and pronouncements and judicial decisions as of the date of this document, all of which could change. Any change, which may be retroactive, could alter the tax consequences we discuss in this document. Our discussion of tax consequences is also based on representations made by Global Crossing, Frontier and the acquisition subsidiary of Global Crossing. If any of these representations is inaccurate, the tax consequences of the merger could differ from those described in this document.

  The discussion below, except where specifically noted, does not address the effects of any state, local or non-United States tax laws. In addition, the discussion below relates to persons who hold Frontier common stock and will hold Global Crossing common stock as capital assets. The tax treatment of a Frontier shareholder may vary depending upon the shareholder's particular situation, and some shareholders may be subject to special rules not discussed below. These shareholders would include, for example

  .  insurance companies,

  .  tax-exempt organizations,

  .  financial institutions,

  .  broker-dealers,

  .  shareholders who are foreign persons and


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  .  individuals who received Frontier common stock pursuant to the exercise of employee stock options or otherwise as compensation.

  In addition, this discussion does not address all of the tax consequences to any Frontier shareholder who will own 5% or more of either the total voting power or the total value of the outstanding Global Crossing common stock after the merger, determined after we take into account ownership under the applicable attribution rules of the U.S. Internal Revenue Code and applicable Treasury regulations. We will refer to these shareholders as "5% transferee shareholders."

 Consequences of the merger

  The obligations of Global Crossing and Frontier to complete the merger are conditioned on the receipt of opinions from their respective counsel, Skadden, Arps, Slate, Meagher & Flom LLP for Global Crossing and Simpson Thacher & Bartlett for Frontier. These opinions will be based on facts, representations and assumptions as counsel may reasonably deem relevant, to the effect that

  . the merger will be treated for federal income tax purposes as a reorganization with the meaning of Section 368 of the Internal Revenue Code;

  . Global Crossing, Frontier and the acquisition subsidiary will each be a party to that reorganization; and

  . no gain or loss will be recognized by a shareholder of Frontier as a result of the merger, except with respect to any cash received in the merger; provided, that, in the case of any 5% transferee shareholder, the 5% transferee shareholder enters into a "gain recognition agreement" in accordance with applicable Treasury regulations.

  Based on those conclusions, the following additional federal income tax consequences would arise:

  . Receipt of Cash. If, in addition to Global Crossing common stock, a Frontier shareholder receives cash in the merger, other than cash received in payment for a fractional share, a Frontier shareholder will realize gain measured by the excess, if any, of (1) the sum of the amount of that cash and the fair market value of the Global Crossing shares received in the merger over (2) the shareholder's tax basis in the Frontier shares. However, any gain realized will be taxable only to the extent of the cash received. Any gain recognized by a Frontier shareholder generally will be capital gain and will be treated as long-term capital gain if the Frontier shares have been held for more than one year. However, the gain could be treated as ordinary dividend income if, taking into account applicable constructive ownership rules, a Frontier shareholder's percentage interest in Global Crossing after the merger is not less than what that Frontier shareholder's percentage interest in Global Crossing would have been had the shareholder received only Global Crossing shares instead of cash in the merger. This could happen, for example, because of a purchase of additional Global Crossing shares by the Frontier shareholder or a related person or because of a share repurchase by Global Crossing from other Global Crossing shareholders.

  . Tax basis. The tax basis to a Frontier shareholder of the Global Crossing common stock received in exchange for Frontier common stock pursuant to the merger, including any fractional share interest in Global Crossing common stock for which cash is received, will equal the Frontier shareholder's tax basis in the Frontier common stock surrendered in exchange therefor, increased by the amount of taxable gain, if any, on the exchange and decreased by the amount of any cash received, other than cash received in payment for a fractional share.

  . Holding period. The holding period of a Frontier shareholder for the Global Crossing common stock received pursuant to the merger will include the holding period of the Frontier common stock surrendered in exchange for the Global Crossing shares.

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  .  Fractional shares. A Frontier shareholder who receives cash in payment for a fractional share interest in Global Crossing common stock pursuant to the merger will be treated as having received the cash in exchange for the fractional share interest and generally will recognize capital gain or loss on the deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the Frontier stock allocable to that fractional share.

 Ownership of Global Crossing common stock

  . Distributions. Distributions made to U.S. Holders on or with respect to Global Crossing common stock will be treated as dividends and be taxable as ordinary income to the extent that those distributions are made out of Global Crossing's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the passive foreign investment company rules discussed below, to the extent that the amount of any distribution exceeds Global Crossing's accumulated earnings and profits for a taxable year, the excess will be treated as a tax-free return of capital which reduces the Global Crossing shareholders' tax basis in the Global Crossing common stock to the extent of the tax basis, and thereafter as capital gain from the sale or exchange of property. Global Crossing shareholders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions by Global Crossing because Global Crossing is a foreign corporation. Global Crossing does not currently pay dividends on its common stock and does not anticipate paying dividends in the foreseeable future. See "Summary--Market prices and dividends."

  For so long as Global Crossing is a "United States-owned foreign corporation," distributions with respect to the common stock that are taxable as dividends generally will be treated for United States foreign tax credit purposes as either (1) foreign source "passive income" or, in the case of some Global Crossing shareholders, foreign source "financial services income" or
(2) United States source income, in proportion to the earnings and profits of Global Crossing in the year of the distribution allocable to foreign and United States sources, respectively. For this purpose, Global Crossing will be treated as a United States-owned foreign corporation so long as stock representing 50% or more of the voting power or value of Global Crossing is owned, directly or indirectly, by U.S. persons.

  Disposition. Subject to the passive foreign investment company and controlled foreign corporations rules discussed below, gain or loss realized by a Global Crossing shareholder on the sale, exchange or other taxable disposition of Global Crossing common stock will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized on that sale, exchange or other disposition and the shareholder's adjusted tax basis in the Global Crossing common stock surrendered. The gain or loss will be long term capital gain or loss if the shareholder's holding period for its Global Crossing common stock is more than one year. Any gain or loss so realized generally will be United States source.

  Passive Foreign Investment Company. In general, Global Crossing will be classified as a "passive foreign investment company" for any taxable year if either (1) at least 75% of Global Crossing's gross income is passive income or
(2) at least 50% of the value (determined on the basis of a quarterly average) of Global Crossing's assets produce or are held for the production of passive income. Global Crossing believes that it is not a passive foreign investment company and does not expect to become a passive foreign investment company in the future for U.S. federal income tax purposes, although Global Crossing cannot assure you in this regard. See "Risk Factors--Global Crossing shareholders may be subject to Foreign Personal Holding Company, Passive Foreign Investment Company, Controlled Foreign Corporation and Personal Holding Company rules." This conclusion is a factual determination made annually and is subject to change. In addition, it is based, in part, on interpretations of existing law that Global Crossing believes are reasonable, but which have not been approved by any taxing authority.

  If Global Crossing is classified as a passive foreign investment company in any year with respect to which a United States person is a shareholder, Global Crossing generally will continue to be treated as a passive foreign investment company with respect to that shareholder in all succeeding years, regardless of whether it continues

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to meet the income or asset test described above, subject to certain possible shareholder elections that may apply in some circumstances.

  If Global Crossing is treated as a passive foreign investment company:

  . Distributions made by Global Crossing during a taxable year to a U.S. Holder with respect to Global Crossing stock that are "excess distributions", which are defined generally as the excess of the amount received with respect to that stock in any taxable year over 125% of the average received in the shorter of either the three previous years or the shareholder's holding period before the taxable year, must be allocated ratably to each day of the shareholder's holding period. The amounts allocated to the current taxable year and to taxable years before the first year in which Global Crossing was classified as a passive foreign investment company are included as ordinary income in the shareholder's gross income for that current year. The amount allocated to each other prior taxable year is taxed as ordinary income at the highest rate in effect for the shareholder in that prior year and the tax is subject to an interest charge at the rate applicable to deficiencies in income taxes.

  . The entire amount of any gain realized upon the sale or other disposition, including for these purposes, a pledge of Global Crossing stock will be treated as an excess distribution made in the year of sale or other disposition. As a result, that gain will be treated as ordinary income and, to the extent allocated to years before the year of sale or disposition, will be subject to the interest charge described above. In addition, shareholders who acquire their Global Crossing stock from decedents generally will not receive a "stepped up" basis in the stock. Instead, these shareholders will have a tax basis equal to the lower of the fair market value of the stock or the decedent's basis.

  The special passive foreign investment company tax rules described above will not apply to a Global Crossing shareholder if

  1. The Global Crossing shareholder elects to have Global Crossing treated as a "qualified electing fund," which we refer to as a "qualified electing fund election," and Global Crossing provides certain information to its shareholders. If Global Crossing is treated as a passive foreign investment company, it intends to notify its shareholders and to provide to its shareholders all information that may be required to make the qualified electing fund election effective.

  A shareholder that makes a qualified electing fund election will be taxable currently on its pro rata share of Global Crossing's ordinary earnings and net capital gain, at ordinary income and capital gain rates, respectively, for each taxable year of Global Crossing during which it is treated as a passive foreign investment company, regardless of whether or not distributions were received. The shareholder's basis in the Global Crossing stock will be increased to reflect taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the Global Crossing stock and will not be taxed again as a distribution to the shareholder.

  2. The shareholder makes a mark to market election. The mark to market election is only available with respect to stock that is regularly traded on specified United States exchanges and other exchanges designated by the United States Treasury. The meaning of the term "regularly traded," for purposes of the mark to market election, is unclear.

  In general, an electing shareholder will include in each year as ordinary income the excess, if any, of the fair market value of that stock at the end of the taxable year over its adjusted basis and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted basis of that stock over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark to market election. The electing shareholder's basis in the stock will be adjusted to reflect any of these income or loss amounts. Any gain or loss on the sale of the Global Crossing stock will be ordinary income or loss, except that a loss will be ordinary loss only to the extent of the previously included net mark to market gain.

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  A shareholder who owns Global Crossing stock during any year that Global
Crossing is a passive foreign investment company must file IRS Form 8621. Shareholders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of holding stock of Global Crossing if it is a passive foreign investment company, including the advisability and availability of making any of the elections described above.

  Foreign Personal Holding Company. A foreign corporation will be classified as a foreign personal holding company if

  . at any time during the corporation's taxable year, five or fewer individuals, who are United States citizens or residents, directly or indirectly own more than 50% of the corporation's stock by either voting power or value; we refer to this as the "shareholder test" and

  . the corporation receives at least 60% of its gross income (50% after the initial year of qualification), as adjusted, for the taxable year from certain passive sources; we refer to this as the "income test."

  It is possible that Global Crossing or one of its non-United States subsidiaries will meet the income test in a given year. However, Global Crossing does not expect that the shareholder test will be met after the merger. Accordingly, it is not expected that Global Crossing or any of its non-United States subsidiaries will be treated as a foreign personal holding company, although we cannot assure you in this regard. Global Crossing intends to manage its affairs so as to attempt to avoid or minimize having income imputed to its shareholders under these rules, to the extent this management of its affairs is consistent with its business goals.

  If Global Crossing or one of its non-United States subsidiaries were classified as a foreign personal holding company, all shareholders, including certain indirect holders, regardless of their percentage ownership, would be required to include in income, as a dividend, their pro rata share of Global Crossing's or its relevant non-United States subsidiary's undistributed foreign personal holding company income if they were holders on the last day of Global Crossing's taxable year or, if earlier, the last day on which Global Crossing satisfied the shareholder test. Foreign personal holding company income is generally equal to taxable income with certain adjustments. In addition, if Global Crossing were classified as a foreign personal holding company, shareholders who acquire their Global Crossing stock from decedents would not receive a "stepped-up" basis in that stock. Instead, these shareholders would have a tax basis equal to the lower of the fair market value of the stock or the decedent's basis.

  Personal Holding Company. A corporation classified as a personal holding company is subject to a 39.6% tax on its undistributed personal holding company income. Foreign corporations like Global Crossing determine their liability for personal holding company tax by considering only (1) gross income derived from United States sources and (2) gross income that is effectively connected with a United States trade or business. A corporation will be classified as a personal holding company if

  . at any time during the last half of the corporation's taxable year, five or fewer individuals own more than 50% of the corporation's stock measured by value, directly or indirectly and

  . the corporation receives at least 60% of its adjusted gross income from certain passive sources.

  However, if a corporation is a foreign personal holding company or a passive foreign investment company, it cannot be a personal holding company. It is possible that Global Crossing or one of its non-United States subsidiaries will meet the income test in a given year. However, it is not expected that the shareholder test will be met after the merger. Accordingly, it is not expected that Global Crossing or any of its non-United States subsidiaries will be treated as a personal holding company, although we cannot assure you in this regard. Global Crossing intends to manage its affairs so as to attempt to avoid or minimize the imposition of the personal holding company tax, to the extent this management of its affairs is consistent with its business goals.

  Controlled Foreign Corporations. For purposes of this discussion, when we use the term "10% U.S. Shareholders," we mean United States persons who individually own or are deemed for U.S. federal income tax

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purposes to own, pursuant to complex attribution and constructive ownership rules 10% or more of the voting stock of Global Crossing or any of its non-United States subsidiaries.

  If 10% U.S. Shareholders own, in the aggregate, more than 50%, measured by voting power or value, of the shares of Global Crossing or any of its non-United States corporate subsidiaries, directly, indirectly, or by attribution, Global Crossing or any of its non-United States subsidiaries would be a controlled foreign corporation. If characterized as controlled foreign corporations, then a portion of the undistributed income of Global Crossing and its non-United States subsidiaries may be includible in the taxable income of 10% U.S. Shareholders of those entities, and a portion of the gain recognized by 10% U.S. Shareholders on the disposition of their shares in Global Crossing, which could otherwise qualify for capital gains treatment, may be converted into ordinary dividend income. It is possible that Global Crossing and its non-United States subsidiaries may be controlled foreign corporations or may become controlled foreign corporations in the future. However, as discussed above, controlled foreign corporation status generally only has potentially adverse consequences to 10% U.S. Shareholders.

  In order to attempt to prevent any United States person from being a 10% U.S. Shareholder of Global Crossing, the bye-laws of Global Crossing generally provide, among other things, that no holder of Global Crossing common stock or any group of holders through whom ownership may be attributed to another holder by the constructive ownership or attribution rules of Section 958 of the Internal Revenue Code will be allowed to cast votes with respect to more than 9.5% of the common stock, and some restrictions have been placed on the transferability of shares. See "Description of Global Crossing Capital Stock-- Voting and transfer restrictions." We cannot assure you that these limitations will prevent the characterization of Global Crossing or any of its non-United States subsidiaries as a controlled foreign corporation or of any shareholder as a 10% U.S. Shareholder. However, a shareholder that owns directly less than 10% of the common stock generally will not be treated as a 10% U.S. Shareholder unless it is attributed common stock owned by other shareholders.

  Information Reporting and Backup Withholding. In general, information reporting requirements will apply to dividends in respect of the Global Crossing common stock or the proceeds received on the sale, exchange, or redemption of the Global Crossing common stock paid within the United States, and in some cases, outside of the United States, to shareholders other than certain exempt recipients, such as corporations, and a 31% backup withholding may apply to the amounts if the shareholder fails to provide an accurate taxpayer identification number or to report dividends required to be shown on its U.S. federal income tax returns. The amount of any backup withholding from a payment to a shareholder will be allowable as a refund or credit against the shareholder's U.S. federal income tax liability, provided that the required information or appropriate claim for refund is furnished to the Internal Revenue Service.

 Bermuda tax consequences

  In the opinions of Conyers Dill & Pearman, special Bermuda tax counsel for Frontier, and Appleby, Spurling & Kempe, Bermuda tax counsel for Global Crossing, there will be no Bermuda

  .  income, corporation or profits tax,

  .  withholding tax,

  .  capital gains tax,

  .  capital transfer tax,

  .  estate duty or

  .  inheritance tax

payable in respect of an exchange of Frontier common stock for Global Crossing common stock pursuant to the merger. In addition, as of the date of this document, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of capital gains realized on a disposition of Global Crossing common stock or in respect of distributions by Global Crossing with respect to Global Crossing common stock. Under current Bermuda law, Global Crossing is not

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subject to tax on income or capital gains. Furthermore, Global Crossing has obtained from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of that tax will not be applicable to Global Crossing or to any of its operations or the shares, debentures or other obligations of Global Crossing, until March 28, 2016. This undertaking does not, however, prevent the application of any tax or duty to persons ordinarily resident in Bermuda or of any tax payable pursuant to The Land Tax Act 1967 of Bermuda or otherwise payable in relation to land leased to Global Crossing.

Anticipated accounting treatment

  For accounting and financial reporting purposes, the merger is intended to be treated as a purchase by Global Crossing under generally accepted accounting principles. Under the purchase method of accounting, Frontier's assets and liabilities, as of the effective date of the merger, will be recorded at their respective fair values and added to those of Global Crossing. For purposes of preparing Global Crossing's consolidated financial statements, Global Crossing will establish a new accounting basis for Frontier's assets and liabilities based upon the fair values thereof, the merger consideration and the costs of the transactions. Global Crossing's management believes that any excess of cost over the fair value of the net assets of Frontier will be recorded as goodwill. A final determination of the intangible asset lives and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information appearing elsewhere in this document are preliminary and have been made solely for purposes of developing the unaudited pro forma financial information. Global Crossing has undertaken a study to determine the fair value of some of Frontier's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. For financial reporting purposes, the results of operations of Frontier will be included in the Global Crossing consolidated statement of operations following the effective time of the merger and Global Crossing's historical consolidated statements of operations will not be restated. See "Unaudited Pro Forma Condensed Combined Financial Statements."

Regulatory approvals

 Hart-Scott-Rodino Act

  We cannot complete the merger until we give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and the specified waiting period requirements have been satisfied. We filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division on April 29, 1999 and the waiting period was terminated on May 11, 1999. At any time before or after the effective time of the merger, and notwithstanding that the waiting period has terminated or the merger may have been consummated, the Federal Trade Commission, the Antitrust Division or any state could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the merger. Private parties may also institute legal actions under the antitrust laws under some circumstances.

  Subsequent to the May 11, 1999 early termination of the waiting period, U S WEST acquired approximately 9.49% of the outstanding common stock of Global Crossing, the acquisition of which the Antitrust Division of the Department of Justice is currently investigating. We do not expect that this investigation will delay the completion of the Global Crossing--Frontier merger.

 FCC and Public Utility Commission approvals

  It is a condition to the merger that

  .  the approval of the Federal Communications Commission and

  .  approvals of public utility commissions of the states

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be obtained without the imposition of conditions reasonably expected to have a material adverse effect on Global Crossing and some of its subsidiaries, including, following the merger, Frontier, unless the failure to obtain any public utility commission approval would not reasonably be expected to have a material adverse effect on Global Crossing and some of its subsidiaries, including, following the merger, Frontier.

  See "The Merger Agreement--Conditions to the completion of the merger."

 Bermuda Monetary Authority

  The issuance of Global Crossing shares in the merger and the subsequent free transferability of the corresponding shares between non-residents of Bermuda for exchange control purposes must be approved by the Bermuda Monetary Authority. We obtained that approval on July 1, 1999.

  The approval of the Bermuda Monetary Authority is required for the issuance of shares by any Bermuda company to a non-resident of Bermuda for exchange control purposes.

  Approvals or permissions received from the Bermuda Monetary Authority in connection with this document do not constitute a guarantee by the Bermuda Monetary Authority as to the creditworthiness of Global Crossing. Furthermore, in giving those approvals, the Bermuda Monetary Authority will not be liable for the performance or default of Global Crossing or of the correctness of any opinions or statements expressed in this document.

No appraisal rights

  Since Global Crossing is not party to the merger between Frontier and Global Crossing's wholly owned subsidiary, under Bermuda law, Global Crossing shareholders are not entitled to dissenters' rights of appraisal in connection with the merger.

  Under the New York Business Corporation Law, Frontier shareholders are not entitled to dissenters' appraisal rights in connection with the merger because the Frontier common stock was listed on the New York Stock Exchange on the record date for the Frontier special meeting.

Quotation on the Nasdaq National Market

  It is a condition to the merger that the shares of Global Crossing common stock to be issued in the merger and the other shares to be reserved for issuance in connection with the merger be approved for trading on the Nasdaq National Market upon official notice of issuance. The merger agreement provides that Global Crossing will use its reasonable best efforts to cause the shares of Global Crossing common stock to be issued in the merger and the shares of Global Crossing common stock to be reserved for issuance in connection with the merger to be approved for trading on the Nasdaq National Market.

Litigation

  On June 23 and July 7, 1999, two purported shareholder class action suits were filed against Frontier and the members of its board in New York State Supreme Court. These complaints allege, among other things, that the defendants have breached their fiduciary duties in connection with the unsolicited bid by Qwest. These complaints seek, among other things, a court order requiring the defendants to take certain actions with respect to a merger or acquisition of Frontier, including, but not limited to, engaging in negotiations with Qwest. Frontier believes that both complaints are without merit and intends to defend vigorously against the complaints.

Resales of Global Crossing common stock

  All shares of Global Crossing common stock received by Frontier shareholders in the merger will be registered under the Securities Act of 1933 and will be freely tradeable without restriction by people who will

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not be affiliates of Global Crossing after the merger or who were not affiliates of Frontier on the date of the Frontier special meeting. Any of those people may resell the Global Crossing common stock received by him or her in the merger only if the shares are registered for resale under the Securities Act or an exemption from such registration under the Securities Act is available. Those people may be permitted to effect resales under the safe harbor provisions of Rule 145 under the Securities Act, or Rule 144 in the case of persons who become affiliates of Global Crossing, or as otherwise permitted under the Securities Act. People who may be deemed to be affiliates of Frontier or Global Crossing generally include individuals or entities that control, are controlled by, or are under common control with, Frontier or Global Crossing, as applicable, and may include some officers and all directors of that party as well as principal shareholders of Frontier or Global Crossing, as applicable. We recommend that any of those people obtain advice of securities counsel before making any resale.

  The merger agreement provides that,

  . on or before the date of the Frontier special meeting, Frontier will deliver to Global Crossing a letter identifying all people who may be deemed to be affiliates of Frontier for purposes of Rule 145 under the Securities Act and

  . on or before the closing date, Frontier will use all reasonable efforts to cause each of its affiliates to deliver a written agreement to the effect that the affiliate will not offer or sell or otherwise dispose of any shares of Global Crossing common stock received in the merger in violation of the Securities Act or the rules and regulations thereunder.

  This document does not cover resales of Global Crossing common stock received by any person who may be deemed to be an affiliate of Global Crossing or Frontier.


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                              The U S WEST Merger

  On May 16, 1999, Global Crossing entered into a definitive agreement to merge with U S WEST, a regional Bell operating company operating in 14 western and midwestern states, which provides a full range of telecommunications services to more than 25 million customers nationally. Under the Global Crossing--U S WEST merger agreement, the Global Crossing--U S WEST merger cannot close until after the Global Crossing--Frontier merger closes.

The U S WEST tender offer

  In connection with the merger agreement, on May 21, 1999, U S WEST commenced a tender offer to purchase 39,259,305 shares of Global Crossing common stock, representing approximately 9.49% of the outstanding shares of Global Crossing common stock, at a purchase price of $62.75 per share. The U S WEST tender offer was completed on June 21, 1999. U S WEST agreed to vote the 39,259,305 shares it acquired in the tender offer, which was completed on June 21, 1999, in favor of the Global Crossing--Frontier merger and the Global Crossing--U S WEST merger. See "--The U S WEST merger--Voting agreement" and "Related Agreements--Voting agreement."

The U S WEST merger

 Structure of the U S WEST merger

  The U S WEST merger agreement provides that U S WEST and Global Crossing will form a Delaware corporation. We will refer to this new parent corporation as New Global Crossing. Promptly after the formation of New Global Crossing, U S WEST and Global Crossing will cause New Global Crossing to form two wholly owned subsidiaries. At the effective time of the U S WEST merger, U S WEST will become a wholly owned subsidiary of New Global Crossing by merging with one of New Global Crossing's subsidiaries and Global Crossing will become a wholly owned subsidiary of New Global Crossing through a merger, scheme of arrangement or amalgamation. As a result, New Global Crossing will be equally owned by U S WEST shareholders and Global Crossing shareholders. New Global Crossing will issue two classes of common stock to Global Crossing and U S WEST shareholders:

  . New Global Crossing Class A common stock will reflect New Global Crossing's local service provider business, which generally includes private lines and in-region long distance plus the print Yellow and White Pages directories of New Global Crossing, and

  . New Global Crossing Class B common stock will reflect New Global Crossing's global service provider business, which generally includes New Global Crossing's undersea and terrestrial fiber optic networks, frame relay and asynchronous transfer mode networks, competitive local exchange carrier, DLEC, digital subscriber lines, wireless operations, Internet Yellow Pages, applications hosting and Internet data distribution business.

 Conversion of shares of stock in the U S WEST merger

  In the U S WEST merger,

  . each share of Global Crossing common stock and each share of U S WEST common stock, excluding treasury shares and shares of Global Crossing common stock owned by U S WEST, including shares of Global Crossing common stock acquired in the U S WEST tender offer, and shares of U S WEST common stock owned by Global Crossing, will be converted into shares of New Global Crossing Class A common stock or New Global Crossing Class B common stock based on the conversion and election procedures described below, and

  . each option, warrant and any other right to purchase or otherwise acquire Global Crossing common stock or U S WEST common stock, excluding any options, warrants or other rights owned by U S WEST or Global Crossing, will be converted into options, warrants or rights to purchase or otherwise

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     acquire New Global Crossing Class A common stock and New Global Crossing
     Class B common stock based on the conversion and election procedures described below. The exercise price of the new options, warrants or rights will be adjusted in proportion to the ratio of the value of the New Global Crossing Class B common stock to the value of the New Global Crossing Class A common stock. We will refer to this ratio as the tracking stock value ratio.

 Tracking stock value ratio

  The tracking stock value ratio will be determined through an appraisal process conducted by nationally recognized independent investment banks selected by U S WEST and Global Crossing. This ratio represents the appraisers' assessment of the relative value of the New Global Crossing Class B common stock to New Global Crossing Class A common stock. In determining the ratio, the appraisers will employ methodologies and analyses consistent with those traditionally utilized by investment banking firms in performing public company valuations.

 Election rights and conversion ratio

  Each holder of Global Crossing common stock or options, warrants or rights to purchase or otherwise acquire Global Crossing common stock will have the right to make a number of elections for New Global Crossing Class A common stock and New Global Crossing Class B common stock equal to the sum of

  . the number of shares of Global Crossing common stock held by the holder at the effective time of the U S WEST merger, and

  . the number of shares of Global Crossing common stock issuable upon exercise of options, warrants or rights held by the holder at the effective time of the merger.

  Each holder of U S WEST common stock or options, rights or warrants to purchase or otherwise acquire U S WEST common stock will have the right to make a number of elections for New Global Crossing Class A common stock and New Global Crossing Class B common stock equal to the conversion ratio multiplied by the sum of

  . the number of shares of U S WEST common stock held by the holder at the effective time of the U S WEST merger, and

  . the number of shares of U S WEST common stock issuable upon exercise of options, warrants or rights held by the holder.

  The conversion ratio will be determined by dividing (1) the total number of shares of Global Crossing common stock outstanding on the date of the U S WEST merger agreement, calculated on a fully diluted basis using the treasury method of calculation, minus 39,259,305, the number of shares purchased by U S WEST in the tender offer, by (2) the total number of shares of U S WEST common stock outstanding on the date of the U S WEST merger agreement, calculated on a fully diluted basis using the treasury method of calculation. For the purpose of calculating the conversion ratio, the number of shares of Global Crossing common stock outstanding on the date of the U S WEST merger agreement will be deemed to include the number of shares of Global Crossing common stock to be issued in exchange for shares of Frontier common stock according to the terms of the merger agreement.

  Assuming that

  . the maximum number of Global Crossing shares are issued in the Frontier merger, the conversion ratio will be approximately 1.46 and

  . the minimum number of Global Crossing shares are issued in the Frontier merger, the conversion ratio will be approximately 1.21.


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  Assuming a conversion ratio of 1.21, a Global Crossing shareholder will receive 1.00 election right for each Global Crossing share held by him or her, and a U S WEST shareholder will receive 1.21 election rights for each U S WEST share held by him or her. This means that each U S WEST shareholder will receive election rights which entitle him or her to a package of value (Class A common stock, Class B common stock or a combination of both) per U S WEST share held that is 1.21 times the package of value (Class A common stock, Class B common stock or a combination of both) that each Global Crossing shareholder will receive per Global Crossing share.

  Because the per share values of Class A common stock and Class B common stock may be different, the merger agreement with U S WEST contains formulas which are designed to ensure that each shareholder receives an equal package of value per election right, whether he or she selects all Class A common stock, all Class B common stock or a combination of both, with the relative values determined based on the appraisal process described above:

  . Subject to proration as described in the next paragraph for each election made for New Global Crossing Class B common stock, the holder will be entitled to receive a number of shares of that stock equal to a quotient, the numerator of which is the sum of 1 plus the tracking stock value ratio and the denominator of which is the tracking stock value ratio.

  . Subject to proration as described in the next paragraph for each election made for New Global Crossing Class A common stock, the holder will be entitled to receive a number of shares of that stock equal to the sum of 1 plus the tracking stock value ratio.

  If the Global Crossing--Frontier merger is completed, current Frontier shareholders will have the right, as Global Crossing shareholders, to vote on the U S WEST merger and to make elections for New Global Crossing Class A common stock and New Global Crossing Class B common stock. No later than 30 days before the anticipated closing date of the U S WEST merger, Global Crossing shareholders will receive election forms and related materials, which will include the final determination of the tracking stock value ratio. A vote to adopt the Global Crossing--Frontier merger agreement by Frontier shareholders does not constitute a vote to approve the U S WEST merger. There will be a separate vote on the Global Crossing--U S WEST merger. See "--Voting agreement" below.

  The maximum aggregate number of shares of New Global Crossing Class A common stock or New Global Crossing Class B common stock that may be issued equals the maximum number of elections that can be made. If the holders of Global Crossing common stock and U S WEST common stock, and the holders of options, warrants or rights to purchase Global Crossing common stock or U S WEST common stock elect, in the aggregate, a number of shares of New Global Crossing Class A common stock or New Global Crossing Class B common stock which exceed the this limit, a shareholder electing the oversubscribed class will receive, on a pro rata basis, fewer shares than elected and will receive instead an equal value of shares of the other class, with the relative values determined based on the appraisal process described above.

 Other provisions in the U S WEST merger agreement

  Representations, warranties and covenants. The U S WEST merger agreement contains customary representations and warranties by Global Crossing and U S WEST similar to those made by Global Crossing and Frontier in the merger agreement. Global Crossing and U S WEST have also agreed to various covenants relating to the manner in which they may operate their respective businesses prior to the closing of their proposed transaction. Again, many of these provisions are similar in nature to those agreed upon between Frontier and Global Crossing, such as limitations on incurring debt, making extraordinary capital expenditures or amending corporate governance documents. Among these provisions is a restriction limiting Global Crossing or U S WEST from acquiring any corporation, partnership or business or increasing any investment, if in the aggregate these actions would exceed $3 billion over what has previously been announced.

  No solicitation. Global Crossing and U S WEST each agreed in the U S WEST merger agreement not to solicit, initiate or encourage specified acquisition transactions or participate in discussions regarding those

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acquisition transactions, except at any time before shareholder approval is obtained, in response to an unsolicited proposal if:

  .  it executes a confidentiality agreement with the third party and

  .  the board of that company determines in good faith

  (1) that the proposal is a superior proposal, and

  (2) after receipt of advice from outside counsel, that the failure to participate in discussions or furnish information would result in a reasonable likelihood that the board would breach its fiduciary duties under applicable law.

  Covenants relating to the Frontier merger. In addition, with respect to the merger with Frontier, Global Crossing has agreed to:

  . use its reasonable best efforts to close the transactions contemplated by the Frontier merger agreement;

  . not take any action which would materially adversely impact the timing of the closing of the transactions contemplated by the Frontier merger agreement; and

  . not waive or amend any material economic provision of the Frontier merger agreement without the prior written approval of U S WEST except in specified circumstances and except that Global Crossing may increase the merger consideration without consent in the event an a acquisition proposal is made to Frontier, but, if this increase is in cash, it may not be in excess of $3 billion without U S WEST's consent.

 Conditions to the completion of the U S WEST merger

  The closing of the U S WEST merger is subject to the satisfaction of a number of conditions, including, among others, the following:

  . approval of the U S WEST merger by a majority of the votes entitled to be cast by all holders of Global Crossing common stock and by a majority of the votes entitled to be cast by all holders of U S WEST common stock,

  .  prior completion of the Global Crossing--Frontier merger,

  . receipt of all regulatory approvals, including under the Hart-Scott-Rodino Act, other than those the failure of which to obtain would not have a material adverse effect on the completion of the U S WEST merger or on New Global Crossing, U S WEST or Global Crossing,

  . the effectiveness of the registration statement relating to the shares of New Global Crossing to be issued in the U S WEST merger and the listing of those shares on the New York Stock Exchange or Nasdaq,

  . receipt of consents from third parties, other than those the failure of which to obtain would not have a material adverse effect on New Global Crossing, U S WEST or Global Crossing, and

  . receipt of opinions from counsel for Global Crossing and U S WEST as to the tax-free nature of the U S WEST merger.

 Termination; Termination fees

  Global Crossing or U S WEST can terminate the U S WEST merger agreement

  .  at any time if they mutually agree,

  . if the U S WEST merger is not completed by May 16, 2000, or by November 30, 2000 if on May 16, 2000 all conditions to closing are capable of being fulfilled but the required regulatory approvals have not been received,

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  .  if the required shareholder approvals are not obtained,

  . under specified circumstances relating to the other party failing to recommend or withdrawing its recommendation of the U S WEST merger and

  . under specified circumstances relating to the other party's material breach of the U S WEST merger agreement.

  Each party can also terminate the U S WEST merger agreement under specified circumstances if it receives a superior acquisition proposal or if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the U S WEST merger agreement.

  Each party is required to pay an $850 million termination fee to the other party if that party terminates the merger agreement under specified circumstances involving an acquisition proposal by a third party. U S WEST is permitted to reduce this termination fee by up to $250 million so long as U S WEST purchases at market price and pays in full for capacity on Global Crossing's systems in an aggregate amount equal to the amount by which the termination fee is reduced.

 Voting agreement

  The shareholders who have entered into the voting agreement with Frontier also entered into a voting agreement with U S WEST, agreeing to vote in favor of the U S WEST merger. Unlike the voting agreement with Frontier, the U S WEST voting agreement does not restrict the sale or transfer of shares by the Global Crossing shareholders who entered into the voting agreement. Under a separate agreement, U S WEST also agreed to vote the shares that it purchased in the tender offer, which was completed on June 21, 1999, in favor of the Global Crossing--Frontier merger and the Global Crossing--U S WEST merger. Subject to a number of factors, including the number of shares of Global Crossing common stock issued to Frontier shareholders in the merger and any sale or transfer of shares by the Global Crossing shareholders who entered into the voting agreement, the vote of those shareholders and U S WEST may be enough to approve the U S WEST merger without the additional vote of any other shareholders, including current Frontier shareholders who become Global Crossing shareholders.

 Regulatory issues relating to some types of long distance service

  The Telecommunications Act of 1996 at present limits U S WEST's ability to provide some types of long distance service, including InterLATA long distance services that originate in the U S WEST region and 800-type services that terminate in that region. U S WEST must satisfy specific requirements before it becomes able to provide these types of long distance service. These requirements include a 14-point competitive checklist providing for measures to help competitors offer local services, such as through the resale of U S WEST's service, purchase of network elements from U S WEST or the use of the networks of these competitors. In addition to meeting these requirements, U S WEST must also demonstrate to the FCC that its entry into the long distance market would be in the public interest.

  Frontier is not subject to the limitations on long distance service of the Telecommunications Act and will continue not to be subject to those limitations even after the Global Crossing--Frontier merger. Frontier currently provides InterLATA long distance services that originate in the U S WEST region and those services represented, during the year ended December 31, 1998 and the three months ended March 31, 1999, less than 2% of the Pro Forma U S WEST with Global Crossing operating revenues during the equivalent periods shown on pages 115 and 116. After completion of the Global Crossing--U S WEST merger, however, the limitations on long distance service of the Telecommunications Act will apply to Global Crossing/Frontier, unless U S WEST has authorization to provide the currently prohibited InterLATA long distance services.

  We are unable to determine whether U S WEST will have obtained authorization to provide these services before the completion of the Global Crossing--U S WEST merger. If U S WEST fails to obtain authorization, Global Crossing/Frontier will be required to cease providing InterLATA long distance services originating in the U S WEST region and 800-type services terminating in that region upon consummation of their merger with U S WEST or will be required to take other action that would enable Global Crossing/Frontier to remain in

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compliance with applicable restrictions. In that case, Global
Crossing/Frontier expects that it will take action that could include a sale, exchange or other disposition of the accounts for the affected services and related assets not capable of other uses. These actions would be subject to state and federal regulatory approvals.

 Qwest acquisition proposal

  On June 13, 1999, Qwest publicly announced a proposal to acquire all the outstanding stock of U S WEST. Qwest revised its acquisition proposal to U S WEST on June 23, 1999 and filed with the Securities and Exchange Commission a letter from its Chief Executive Officer, Joseph P. Nacchio, to Solomon Trujillo, U S WEST's Chief Executive Officer, describing the revised proposal. Based on that letter, Qwest has proposed to offer to U S WEST shareholders Qwest common stock with a value of $69 for each share of U S WEST common stock. In that letter, Qwest's offer is subject to a collar on the price of Qwest common stock between $30.50 and $43.50, with Qwest agreeing to pay more cash or issue additional shares, at its option, to offset any decline in Qwest's stock price down to $30.50 per share.

  If the U S WEST board of directors were to deem Qwest's acquisition proposal to be superior to the Global Crossing-U S WEST merger, under specified circumstances U S WEST may terminate its merger agreement with Global Crossing. In that case, U S WEST would be required to pay Global Crossing a termination fee of $850 million. U S WEST would be permitted to reduce the termination fee by up to $250 million if U S WEST purchased at market price and paid in full for capacity on Global Crossing's systems in an aggregate amount equal to the amount by which the termination fee would be reduced.

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                             The Merger Agreement

  This section is a summary of the material terms of the merger agreement, as amended, a copy of which is attached as Annex A to this document. The following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement.

The merger

  When the merger occurs, GCF Acquisition Corp., a direct wholly owned subsidiary of Global Crossing, will be merged with and into Frontier in accordance with the New York Business Corporation Law. As a result of the merger, Frontier will be a wholly owned subsidiary of Global Crossing.

  Each share of Frontier common stock issued and outstanding immediately before the merger, other than shares owned or held directly or indirectly by Global Crossing or directly by Frontier, which will be canceled, will be converted into the right to receive a number of shares of Global Crossing common stock equal to the exchange ratio. See "The Merger--What you will receive in the merger". Each holder of a certificate representing any shares of Frontier common stock will no longer have any rights with respect to the shares of Frontier common stock, except the right to receive Global Crossing common stock and any cash included in the merger consideration. Global Crossing common stock is described beginning on page 152.

  Under the terms of the merger agreement, at the effective time of the merger:

  . the certificate of incorporation of the surviving corporation will be amended so that its provisions will be the same as the certificate of incorporation of GCF Acquisition Corp., the acquisition subsidiary,

  . the by-laws of GCF Acquisition Corp. will be the by-laws of the surviving corporation, and

  . the officers of Frontier as of the effective time will be the officers of the surviving corporation and the directors of GCF Acquisition Corp. as of the effective time will be the directors of the surviving corporation.

Effective time of the merger

  The merger will become effective when we file a certificate of merger with the New York Department of State. However, we may agree to a later effective time, and specify that time in the certificate of merger. We will file the certificate of merger on the second business day after the satisfaction or waiver of all conditions in the merger agreement, other than conditions that cannot be satisfied until the closing date. See "--Conditions to the completion of the merger."

Exchange procedures

  After the effective time of the merger, First Chicago Trust Company of New York, as the exchange agent, will mail to each person who held shares of Frontier common stock at the time of the merger a letter of transmittal. Frontier shareholders should use this letter of transmittal in forwarding Frontier stock certificates. This letter will include instructions for the exchange of Frontier stock certificates for Global Crossing stock certificates. After surrendering a Frontier stock certificate together with the letter of transmittal, and any other documents the exchange agent reasonably requires, the holder of a Frontier stock certificate will be entitled to receive a Global Crossing stock certificate. Frontier shareholders should not send in their Frontier common stock certificates until they receive a letter of transmittal.

  In addition to a certificate representing Global Crossing common stock, the holder of a surrendered Frontier stock certificate will receive a check in the amount of cash the holder is entitled to receive, including

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  .  cash paid instead of fractional shares,

  . any dividends or other distributions on the shares of Global Crossing common stock that have a record date after the merger, and a payment date before the holder surrenders the Frontier common stock certificate and

  . any cash payable as a result of the cash top-up described under "-- Termination; Possible exchange ratio increase."

  However, no cash will be paid until the holder of the Frontier common stock certificate surrenders that certificate. The holder will also receive any dividends or other distributions with a record date after the merger but before the surrender, and a payment date after the surrender. In each case, taxes will be withheld as required.

  After the merger, there will be no transfers on the transfer books of Frontier of shares of Frontier common stock that were outstanding immediately before the merger.

  Any Global Crossing stock certificates and any cash deposited by Global Crossing with the exchange agent that remain unclaimed by former Frontier shareholders twelve months after the merger will be delivered to the surviving corporation. Any former Frontier shareholders who have not complied with the exchange procedures before the first anniversary of the merger may look only to Global Crossing and the surviving corporation for payment of the merger consideration and any cash instead of fractional shares and unpaid dividends or distributions on the shares of Global Crossing common stock. Neither Global Crossing, GCF Acquisition Corp., Frontier or the exchange agent will be liable to you for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  No interest will be paid or accrued on any cash payable instead of fractional shares, as unpaid dividends and distributions with respect to unexchanged shares or otherwise as merger consideration.

  If your Frontier stock certificates have been lost, stolen or destroyed, you will only be entitled to obtain shares of Global Crossing common stock by making an affidavit and, if required by the surviving corporation, by posting a bond in an amount sufficient to protect the surviving corporation against claims related to your Frontier stock certificate.

Frontier preferred stock

  In the merger agreement, Frontier agreed to redeem all of its outstanding preferred stock before the date of the Frontier special meeting. On July 1, 1999, Frontier redeemed all of its outstanding preferred stock.

Stock options and warrants

  In the merger, each option and warrant to buy shares of Frontier common stock will become an immediately exercisable option or warrant to buy, on the same terms and conditions, the number of shares of Global Crossing common stock as the holder of the option or warrant would have been entitled to receive in the merger if the holder would have exercised the option or warrant in full immediately before the merger. The price per share subject to each option and warrant will be equal to the exercise price for the option or warrant divided by the number of shares of Global Crossing common stock deemed purchasable under the option or warrant, which will not include fractional shares.

Representations and warranties

  The merger agreement contains essentially reciprocal representations and warranties made by each of us to the other, including representations and warranties relating to:

  .  organization, standing and power,

  .  capitalization,

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  .  power and authority to enter into and consummate the transactions under the merger agreement,

  . absence of conflicts between organizational documents, laws and agreements and the transactions under the merger agreement,

  . governmental consents in connection with the transactions under the merger agreement,

  . filings with the Securities and Exchange Commission, financial statements and incurrence of liabilities since December 31, 1998,

  .  information supplied for this document,

  .  board of directors approval and required shareholder vote,

  .  rights agreement, in the case of Frontier only,

  .  brokers and finders fees with respect to the merger,

  .  receipt of fairness opinions,

  .  litigation,

  .  compliance with applicable laws,

  .  tax matters, and

  .  employee benefit plans.

  The merger agreement also contains representations and warranties relating to GCF Acquisition Corp.'s organization and corporate power, power and authority to enter into and consummate the transactions under the merger agreement, absence of conflicts between its organizational documents and the transactions under the merger agreement and the absence of business activities of GCF Acquisition Corp. other than in connection with the completion of the transactions contemplated by the merger agreement.

  All representations and warranties of Global Crossing, Frontier and GCF Acquisition Corp. expire at the effective time of the merger.

Covenants

 Conduct of business of Frontier pending the completion of the merger

  Frontier has agreed that, until the completion of the merger, except as otherwise permitted by the merger agreement or if Global Crossing consents in writing, which consent will not be unreasonably withheld or delayed, it and its subsidiaries will

  . carry on its business in the usual, regular and ordinary course in all material respects and use all reasonable efforts to preserve intact its present lines of business, maintain its rights, franchises and licenses and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing business will not be impaired in any material respect,

  . not (1) enter a new material line of business or (2) incur capital expenditures other than those incurred or committed to in the ordinary course of business consistent with past practice, which together with all expenditures incurred or committed for fiscal year 1999, do not exceed $900 million,

  . not declare any dividends on its common stock, other than the regular quarterly dividend in the amount of $.05 per share,

  . not split, combine or reclassify its capital stock or repurchase its capital stock, other than specified permitted exceptions,

  . not issue additional capital stock or securities convertible into or exercisable for, or any rights, warrants or options to acquire any capital stock, with specified permitted exceptions, including upon the exercise of stock options,

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  .  not amend (in the case of subsidiaries, in any material respect) its organizational documents,

  . not make any acquisitions, except that Frontier may make acquisitions related to the communications or internet business providing for consideration not in excess of $500 million and Frontier Internet Ventures Inc. may make up to $30 million of acquisitions,

  . not make any material dispositions of its assets, other than in the ordinary course of business and other specified permitted exceptions,

  . except in the ordinary course of business consistent with past practice, not make any investments,

  . not incur any indebtedness except under existing facilities or refinancings of existing facilities,

  . not take any action that would adversely affect the tax-free nature of the merger,

  . not (1) increase the compensation of its senior executive officers, except in the ordinary course of business consistent with past practice, or as required by an existing agreement or (2) make any increase in employee benefits,

  . not take specified other actions that could reasonably be expected to prevent the satisfaction of any of the conditions to the merger,

  . not change its methods of accounting or income tax elections, except as required by generally accepted accounting principles, and

  . not modify the rights agreement, other than as expressly provided in the merger agreement.

 Conduct of business of Global Crossing pending completion of the merger

  Global Crossing has agreed that, until the completion of the merger or as provided below, except as otherwise permitted by the merger agreement or if Frontier consents in writing, which consent will not be unreasonably withheld or delayed, it and its subsidiaries will

  . carry on its business in the usual, regular and ordinary course in all material respects and use all reasonable efforts to preserve intact its present lines of business, maintain its rights, franchises and licenses and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing business will not be impaired in any material respect,

  . not enter a new material line of business that is not related to the communications business other than incidentally as part of a larger acquisition within an existing line of business,

  .  not declare any dividends on its common stock,

  . not repurchase its capital stock, subject to specified permitted exceptions,

  . not issue additional capital stock or securities convertible into or exercisable for, or any rights, warrants or options to acquire any capital stock, except (1) upon the exercise of stock options, (2) issuance of stock options and (3) other issuances so long as the issuances do not cause the shares of Global Crossing common stock subject to the voting agreement described below to constitute less than 51% of the voting power of Global Crossing,

  . not amend its organizational documents, except for the increase in its authorized share capital and the bye-law amendments discussed in this document,

  . not make any acquisitions, except that Global Crossing may make acquisitions that provide for consideration of no more than $2.5 billion per acquisition and $8.5 billion in the aggregate, of which no more than $7.5 billion in the aggregate can consist of voting equity securities, and except that Global Crossing may not issue Global Crossing common stock in acquisitions if it would cause the voting power of the shares subject to the voting agreement to constitute less than 51% of the voting power of Global Crossing,

  . not make any material dispositions of its assets, other than in the ordinary course of business and other specified permitted exceptions,

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  .  other than in the ordinary course of business, not make any investments,

  . not take any action that would adversely affect the tax-free nature of the merger, including in connection with structuring or completing the U S WEST merger and the transactions contemplated by that merger,

  . not take specified other actions that could reasonably be expected to prevent the satisfaction of any of the conditions to the merger,

  . not change its methods of accounting or income tax elections, except as required by generally accepted accounting principles, and

  . not enter into any merger or similar agreement under which Global Crossing shareholders would receive consideration for their shares unless (1) the transaction will be completed after the merger, (2) the consideration to be received by Global Crossing shareholders would be no less than $34.5625 and (3) the transaction would not result in the merger failing to be tax-free.

  Global Crossing has also agreed that during the measurement period for determining the exchange ratio, it will not and will not announce an intention to:

  .  acquire Global Crossing common stock in the open market,

  . sell, issue or redeem any shares of Global Crossing common stock subject to specified exceptions, or take action prohibited by Regulation M under the Securities Act of 1933,

  .  enter into any material acquisition or disposition, or

  . except as required by applicable law or list requirements of the Nasdaq National Market, make any announcement which would reasonably be expected to have the effect of resulting in a change in the trading price of the Global Crossing common stock.

No solicitation of transactions

  In the merger agreement, Frontier has agreed that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries will, and that it will direct and use its best efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly:

  . initiate, solicit, encourage or knowingly facilitate, including by way of furnishing information, any inquiries or the making of any proposal or offer with respect to:

    --a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Frontier or any of its subsidiaries, or

    --any purchase or sale of all or any significant portion of the assets or more than 20% of Frontier or its subsidiaries' common stock,

  . have any discussion with or provide any confidential information or data to any person relating to any proposals or offers described above which we will refer to as an "acquisition proposal," or

  . engage in any negotiations concerning any acquisition proposal or accept an acquisition proposal.

  However, if Frontier receives an unsolicited bona fide written acquisition proposal and the Frontier special meeting has not occurred, the Frontier board of directors may

  . withdraw or modify in any adverse manner the approval of the merger agreement and the merger or

  . engage in discussions or negotiations with, or provide any information to, the person making the acquisition proposal,

if the Frontier board of directors concludes in good faith that the acquisition proposal, in the case of the first bullet point above would, if completed, constitute a superior proposal or in the case of the second bullet point above, could reasonably be expected to constitute a superior proposal.

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  We refer to a "superior proposal" as a bona fide written proposal with respect to:

  . a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Frontier, or

  . any purchase or sale of all or any significant portion of the assets of Frontier and its subsidiaries, taken as a whole, or more than 50% of Frontier's common stock,

which the Frontier board of directors concludes in good faith, after consultation with its financial advisors and legal counsel, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal,

  . would, if completed, result in a transaction that is more favorable to the Frontier shareholders, in their capacities as shareholders, from a financial point of view, than the transactions contemplated by the merger agreement and

  .  is reasonably capable of being completed.

  In addition, before providing any information or data to any person making an acquisition proposal, the Frontier board of directors must receive an executed confidentiality agreement from that person on terms substantially similar to those contained in the confidentiality agreement between Frontier and Global Crossing, except as to standstill provisions, in which case Global Crossing will get the benefit of any favorable changes to the standstill provisions.

  Frontier has also agreed that it will notify Global Crossing of any inquiry, proposal or offer before providing any information or data to any person or entering into discussions or negotiations with any person making the inquiry, proposal or offer and to keep Global Crossing informed, on a current basis, of the status and terms of any proposals, offers, discussions or negotiations. Frontier has also agreed to terminate any existing activities, discussions or negotiations with any parties conducted before the date of the merger agreement with respect to any acquisition proposal.

Board of directors' covenant to recommend

  Subject to the provisions described above under "--No solicitation of transactions" and the right of Frontier to terminate the merger agreement to accept a superior proposal described under "--Termination; Possible exchange ratio increase," Frontier has agreed that its board of directors will recommend adoption of the merger agreement by Frontier shareholders.

  Global Crossing has agreed that its board of directors will recommend approval of the transactions contemplated by the merger agreement by the shareholders of Global Crossing.

Transition planning; Continued operations of Frontier

  We have agreed to create a committee that will be responsible for coordinating transition planning and implementation relating to the merger. The initial representatives of Global Crossing are Jack M. Scanlon, David L. Lee, Abbott L. Brown and James C. Gorton, and the initial representatives of Frontier are Robert L. Barrett, James G. Dole, Rolla P. Huff and R. Charles Mancini. We have also agreed to maintain the headquarters of Frontier Telephone of Rochester, Inc. in Rochester, New York.

Services agreement

  Frontier and Global Crossing agreed to use reasonable good faith efforts as soon as practicable after the execution of the merger agreement to negotiate a services agreement whereby each party will provide specified services to the other party. Frontier and Global Crossing entered into such an agreement on May 6, 1999, which was amended on May 25, 1999.


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Reasonable best efforts

  We have agreed to use our reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including the Hart-Scott-Rodino Antitrust Act and the laws and regulations of the FCC, public utility commissions and local franchising authorities, to complete the merger and the other transactions contemplated by the merger agreement as soon as practicable after the date of the merger agreement. Global Crossing is not required to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Global Crossing, Frontier or any of their subsidiaries, whether as a condition to obtaining any approval from a governmental entity or any other person or for any other reason, if Global Crossing reasonably determines that the sale or other disposition would have or is likely to have a material adverse effect on Global Crossing and its subsidiaries, including the surviving corporation and its subsidiaries, taken together, after the merger.

Employee benefits

  After the merger, Global Crossing has agreed to cause the surviving corporation and its subsidiaries to, for at least two years after the effective time, provide benefits which, in the aggregate, are no less favorable than the benefits provided, in the aggregate, under the Frontier benefit plans before the merger, but Global Crossing will not be required to continue any particular benefit plan or prevent the amendment or termination of any plan other than the Employee Telecommunications Benefit program, the Educational Assistance Fund, the Educational Assistance Program, the Executive Perquisite program and the Change in Control Severance Plan for Salary Band Levels 25 and Above for a period of two years after the effective time.

  The parties have also agreed that the transition committee described above will also jointly determine how a retention program of $35 million in the aggregate to Frontier employees will be administered.

Indemnification and insurance

  After the merger, the surviving corporation will maintain for a period of six years after the effective time of the merger:

  . the current provisions regarding elimination of liability of directors and indemnification of officers, directors and employees contained in the certificate of incorporation and by-laws of Frontier, and

  . the current policies of directors' and officers' liability insurance and fiduciary liability insurance for acts and omissions occurring before the merger maintained by Frontier; provided, that the surviving corporation may substitute policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the covered persons, but if the annual premium is more than 200% of the last annual premiums currently paid by Frontier, Global Crossing must obtain a policy with the greatest coverage available for a cost not exceeding that amount.

  Frontier may satisfy the obligations in the second bullet point above by buying a "tail" policy before the closing covering those matters for a premium that is not more than the total premium stated above.

Conditions to the completion of the merger

  We may complete the merger only if each of the following conditions is met:

  . the holders of two-thirds of the outstanding shares of Frontier common stock adopt the merger agreement and the holders of a simple majority of the votes of all outstanding shares of Global Crossing common stock approve the increase in authorized shares and the share issuance,

  . there is no law, order or injunction issued by a court or other governmental entity of competent jurisdiction making the merger illegal or otherwise prohibiting completion of the merger, except that this will not be a condition for any party whose failure to fulfill its obligations described above under "--Reasonable best efforts" is the cause of, or results in, that order or injunction,


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  .  all approvals for the merger from the FCC and from the public utility commissions are obtained without the imposition of conditions that would reasonably be expected to have a material adverse effect on Global Crossing and its subsidiaries, including the surviving corporation and its subsidiaries, other than those approvals the failure of which to be obtained would not reasonably be expected to have a material adverse effect on Global Crossing and its subsidiaries, including the surviving corporation and its subsidiaries,

  . the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 terminates or expires, which waiting period was terminated on May 11, 1999,

  . the registration statement on Form S-4 of which this document is a part continues to be effective under the Securities Act and the shares of Global Crossing common stock to be issued and reserved for issuance in the merger are approved upon official notice of issuance for quotation on the Nasdaq National Market,

  . the Bermuda Monetary Authority approves the share issuance and the subsequent free transferability of the corresponding shares between nonresident persons for exchange control purposes, which the Bermuda Monetary Authority did on July 1, 1999,

  . the representations and warranties of the other party in the merger agreement that are qualified as to material adverse effect were true and correct on the date of the merger agreement and as of the closing date, except to the extent they speak as of a specified date,

  . the representations and warranties of the other party that are not qualified as to material adverse effect were true and correct in all material respects on the date of the merger agreement and on the closing date, except (1) to the extent they speak as of a specified date and (2) this condition will be satisfied so long as all failures to be true and correct, taken together, would not reasonably be expected to have a material adverse effect on that party,

  . the other party has complied with its agreements and covenants under the merger agreement at or before the closing date that are qualified as to materiality and has complied in all material respects with all its other agreements and covenants that are not so qualified as to materiality,

  . each party received from its counsel a written opinion dated as of the closing date with respect to the tax-free nature of the merger, and

  . Global Crossing's obligation to complete the merger is also subject to Frontier redeeming its preferred stock, which Frontier did on July 1, 1999.

  For purposes of the merger agreement, a "material adverse effect" means any adverse change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of a person and its subsidiaries, taken as a whole, other than any change, circumstance or effect relating to the economy or securities markets in general or the industries in which Global Crossing or Frontier operate and not specifically relating to them.

Termination; Possible exchange ratio increase

  (1) We may terminate the merger agreement and abandon the merger at any time before we complete the merger by our mutual written consent.

  (2) Either of us may also terminate the merger agreement if:

  . the merger does not occur before March 16, 2000, except as described below under "--Alternative Merger," but that the right to terminate the merger agreement will not be available (a) if the party desiring to terminate has failed to fulfill any obligation that has been the cause of, or resulted in, the failure of the merger to occur on or before March 16, 2000 and (b) to Global Crossing if all of the conditions to completing the merger have been satisfied or waived other than (1) those that cannot be satisfied until the closing date so long as it is reasonably apparent that those conditions will be able to

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     be satisfied and (2) the condition relating to FCC and public utility commission approvals described in the third bullet under "--Conditions to the completion of the merger,"

  . any governmental entity either (1) issues a final and nonappealable order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement or (2) fails to issue an order, decree or ruling or to take any other action, in each case which is necessary to fulfill the conditions contained in the third and fourth bullets under "--Conditions to the completion of the merger" above, and the denial of a request to issue the order, decree, ruling or take such other action is final and nonappealable; but the right to terminate the merger agreement will not be available if the party desiring to terminate has failed to comply with its obligations described above under "--Reasonable best efforts" that has been the cause of the action or inaction," or

  . the shareholders of the other party fail to approve the matters required to be approved by them.

  (3) Global Crossing may terminate the merger agreement if the Frontier board of directors, before the Frontier special meeting, withdraws or modifies in any adverse manner its approval and recommendation of the merger or approves or recommends a superior proposal pursuant to the provisions described under "--No solicitation of transactions."

  (4) Frontier may terminate the merger agreement if:

    (a) at any time before the Frontier special meeting, the Frontier board of directors, approves a superior proposal; provided that

    . Frontier has complied with the provisions described under "--No solicitation of transactions,"

    . the Frontier board of directors concludes in good faith, after considering any changes to the terms of the merger agreement which are offered by Global Crossing during the period described in the next bullet point, on the basis of the advice of its financial advisors and outside counsel, that the proposal is a superior proposal, and

    . before terminating the merger agreement, Frontier complies with specified notice and waiting periods which give Global Crossing a chance to negotiate with Frontier to adjust the terms of the merger agreement.

  Frontier may exercise this termination right only if it has paid Global Crossing the $270 million termination fee described below under "--Termination fees," or

    (b) the Frontier board of directors so determines by a vote of the majority of the members of the entire Frontier board of directors, at any time during the three business day period beginning on the date before all closing conditions have been satisfied or waived, other than conditions that cannot be satisfied or waived until the closing, if the average trading price of the Global Crossing common stock during the measurement period is less than $34.5625, provided that

    . Frontier must give Global Crossing written notice of its intention to terminate, which will be effective three business days after delivery and which can be withdrawn by Frontier at any time before it becomes effective

    . during the two business day period beginning with the delivery of that notice, Global Crossing will have the option of providing additional merger consideration to ensure that Frontier shareholders receive $63.00 in value, based on the average Global Crossing trading price, by either:

        1. adjusting the exchange ratio to equal $63.00 divided by the average price during the measurement period, rounded to the nearest 1/10,000,

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        2. paying merger consideration equal to the exchange ratio as in effect and paying cash to make up the difference between $63.00 and the value based on the average trading price, of the Global Crossing shares to be delivered or

        3. using any combination of cash and Global Crossing shares to provide $63.00 of value, based on the average trading price of the Global Crossing common stock during the measurement period.

    However, Global Crossing can only use cash consideration

    . if the use of the cash will not cause the merger to fail to qualify as a tax-free reorganization and,

    . if the U S WEST merger agreement has not been terminated, with the consent of Frontier, which will not be unreasonably withheld, except that Frontier can withhold its consent in its sole discretion if the use of cash would cause the conditions relating to the delivery of tax opinions to fail to be satisfied.

  Global Crossing can exercise this option by delivering written notice to Frontier at any time during the two business day period. If Global Crossing elects to adjust the exchange ratio as described above, then the merger agreement will not terminate.

  It is not possible to know until the date on which we calculate the exchange ratio if the average trading price of the Global Crossing common stock during the measurement period will be less than $34.5625. The Frontier board of directors has not decided whether it would exercise its right to terminate the merger agreement if the average trading price of the Global Crossing common stock were less than $34.5625. The Global Crossing board of directors has not decided whether it would exercise its related right to increase the merger consideration in the event Frontier chooses to terminate the merger agreement. We cannot assure you that the Frontier board of directors would exercise its right to terminate the merger agreement if the average trading price of the Global Crossing common stock were less than $34.5625 and if the Frontier board of directors does elect to terminate the merger agreement, we cannot assure you that Global Crossing will elect to increase the merger consideration.

  Frontier shareholders should be aware that the average trading price will be calculated on the date before the satisfaction and waiver of all of the closing conditions, other than those that cannot be satisfied or waived until the closing date, based on the average of the volume weighted averages of the trading prices of Global Crossing common stock for 15 randomly selected trading days during the 30 trading days ended on the trading day before the date before the satisfaction and waiver of all of the closing conditions, other than those that cannot be satisfied or waived until the closing date. Accordingly, because the market price of Global Crossing common stock will fluctuate and may increase or decrease during the period from the end of the measurement period to the effective time of the merger as well as during the period from the effective time of the merger until the date certificates representing shares of Global Crossing common stock are delivered to Frontier shareholders in exchange for shares of Frontier common stock after the completion of the merger, the value of the Global Crossing common stock actually received by holders of Frontier common stock may be more or less than the average trading price or the value of the Global Crossing common stock at the effective time of the merger resulting from the exchange ratio, including as the exchange ratio may be adjusted as described above. This means that the stated value of $63.00 per share of Frontier common stock may not be the actual value of the shares on the closing date or when you receive the shares.

  Adoption of the merger agreement by the Frontier shareholders at the Frontier special meeting and approval of the share issuance and the increase in authorized shares by the Global Crossing shareholders at the Global Crossing annual meeting will give the Frontier board of directors and the Global Crossing board of directors, respectively, the power to elect to

  . complete the merger in the event the average price is less than $34.5625, in the case of the Frontier board of directors, or


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  .  increase the exchange ratio in the event Frontier elects to exercise its termination right, in the case of the Global Crossing board of directors,

without any further action by, or resolicitation of, the Frontier shareholders or the Global Crossing shareholders, as the case may be.

Termination fees

  The merger agreement obligates Frontier to pay Global Crossing a termination fee of $270 million if:

  . Frontier terminates the merger agreement because its board of directors approves a superior proposal under the circumstances described in clause
     (a) of paragraph (4) under "--Termination; Possible exchange ratio increase,"

  . Frontier or Global Crossing terminate the merger agreement because of the failure of Frontier shareholders to adopt the merger agreement by the required vote and all of the following occur:

    1. any time after the date of the merger agreement and before this termination, an acquisition proposal is made with respect to Frontier, and

    2. within 12 months of this termination, Frontier enters into a definitive agreement with any third party relating to an acquisition proposal or an acquisition proposal is completed,

  . Global Crossing terminates the merger agreement because the Frontier board of directors, before the Frontier special meeting, withdraws or modifies in any adverse manner its approval and recommendation of the merger or approves or recommends a superior proposal, or

  . Global Crossing terminates the merger agreement because the merger does not occur by March 16, 2000 under the terms described in the first bullet point under paragraph (2) under "--Termination; Possible exchange ratio increase" or Frontier or Global Crossing terminate the merger agreement because any governmental entity does not allow the merger as described in the second bullet point under paragraph (2) under "-- Termination; Possible exchange ratio increase" and all of the following occur:

    1. at any time after the date of the merger agreement and before this termination, an acquisition proposal is made with respect to Frontier,

    2. following the existence of that acquisition proposal and before this termination, Frontier intentionally breaches (and does not cure after notice of the breach) any of its material covenants or agreements in the merger agreement in any material respect and

    3. within 12 months of this termination, Frontier enters into a definitive agreement with any third party with respect to an acquisition proposal or an acquisition proposal is completed.

Other expenses

  All expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the expense.

  The merger agreement provides that expenses incurred in connection with the filing, printing and mailing of this document will be shared equally by us and that if the merger is completed, the surviving corporation will pay, or cause to be paid, any and all property or transfer taxes imposed on Frontier or its subsidiaries and any real property transfer tax imposed on any holder of shares of capital stock of Frontier resulting from the merger.

Amendments and waivers

  The parties may amend the merger agreement before the merger, if the amendment is in writing signed by the parties. After the shareholder approvals of Frontier and Global Crossing are obtained, the parties cannot make

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any amendment to the merger agreement which would require further shareholder approval without further approval. The conditions to each party's obligation to complete the merger may be waived by the other party in whole or in part to the extent permitted by applicable law.

Alternative merger structure

  The merger agreement provides for an alternative merger structure to be used to effect the merger under the circumstances described below. The alternative merger structure provides for the creation of a new United States holding company with two subsidiaries. Frontier would become a wholly owned subsidiary of the new United States holding company by merging with one of the new United States holding company's subsidiaries and Global Crossing would become a wholly owned subsidiary of the new United States holding company through a merger or scheme of arrangement. In connection with the alternative merger structure, each share of Frontier common stock would be converted into a number of shares of the new holding company's common stock equal to the exchange ratio. Each share of Global Crossing common stock would be converted into one share of the new holding company's common stock. The implementation of the alternative merger structure will therefore result in current Frontier shareholders owning the same percentage of the new company as they would own of Global Crossing under the existing structure except that the new company will be incorporated under the laws of a state in the United States rather than Bermuda.

  The merger will be completed in accordance with the structure described elsewhere throughout this document as long as a trigger event occurs and remains in effect. Under the merger agreement, a trigger event occurs when the following conditions have occurred and remain satisfied: (1) Global Crossing has completed a qualifying acquisition and (2) counsel to Frontier and Global Crossing each confirm that they could render legal opinions as to the tax-free nature of the merger. On July 2, 1999, Global Crossing completed a qualifying acquisition. Based on existing circumstances, we do not currently believe that the alternative merger structure will be required to be effected.

  If, however, the alternative merger structure is required to be effected, we intend to take any action required by law to effect such structure, including, if necessary, providing you with additional information regarding the alternative merger structure.

  If we were required to implement the alterative merger structure because the trigger event was no longer in effect, the date described in the second bullet point of paragraph (2) under "--Termination; Possible exchange ratio increase" will be 180 days after the date on which the trigger event is no longer in effect instead of March 16, 2000.

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                              Related Agreements

Stock option agreement

 General

  Frontier and Global Crossing have entered into a stock option agreement giving Global Crossing the right to acquire shares of Frontier. The stock option agreement may prevent a third party from completing a pooling of interests transaction with Frontier and would make alternative transactions, including a merger with another company, significantly more expensive than would otherwise be the case. Accordingly, the stock option agreement may discourage third parties from proposing alternative transactions that may be more advantageous than the merger for Frontier shareholders.

  The stock option agreement gives Global Crossing an option to purchase shares of Frontier common stock at an exercise price of $62.00 per share. The maximum number of shares that Global Crossing may purchase under the option is 19.9% of the shares of Frontier common stock outstanding at the time of exercise. Based on the number of shares outstanding on the date of the merger agreement, the option allows Global Crossing to purchase 34,291,944 shares.

  We have attached the stock option agreement to this document as Annex B. We urge you to read the full text of the stock option agreement.

 When the option may be exercised

  The option will become exercisable when the merger agreement is terminated in a circumstance under which Global Crossing would or could be entitled to receive a termination fee from Frontier. These circumstances are described under "The Merger Agreement--Termination fees." If the merger agreement is terminated under circumstances which could result in Global Crossing becoming entitled to receive a termination fee described in the second or fourth bullet points under "The Merger Agreement--Termination fees," the option will not become exercisable until Frontier enters into a definitive agreement with a third party with respect to an acquisition proposal or completes an acquisition proposal during the twelve months after termination of the merger agreement.

 Events terminating the right to exercise

  The right to exercise the option terminates if we complete the merger. The right to exercise the option also terminates in three other circumstances:

  1. 15 months after the option first becomes exercisable,

  2. termination of the merger agreement under circumstances which do not result in Global Crossing becoming entitled to receive a termination fee from Frontier, and

  3. 12 months after termination of the merger agreement under circumstances which would result in Global Crossing becoming entitled to receive a termination fee under the second or fourth bullet points under "The Merger Agreement--Termination fees" unless, during that period, the option becomes exercisable.

 Repurchase

  . At the option of Global Crossing. At any time after the termination fee is paid or becomes due and payable from Frontier under the merger agreement, at Global Crossing's request, Frontier will repurchase the option and all, but not less than all, of the shares of Frontier common stock issued upon the exercise of the option.

  . At the option of Frontier. At any time after the option becomes exercisable, Frontier may, at its election, repurchase the option or all, but not less than all, of the shares of Frontier common stock issued upon the exercise of the option.

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  The repurchase will be made at a price per share equal to the highest of:

  . the highest price per share at which a tender or exchange offer for Frontier has been completed,

  . the highest price per share to be paid by a third party under an agreement with Frontier for an acquisition proposal, and

  . the highest closing price per Frontier share as reported on the New York Stock Exchange during the 60 business days before the date of repurchase.

  In each case, the exercise price for the repurchased options will be deducted from the total repurchase price paid. The value of any noncash consideration will be determined in good faith by an independent nationally recognized investment banking firm selected by Global Crossing and reasonably acceptable to Frontier.

 Limitation on total profit

  The total profit that Global Crossing can realize from the stock option agreement would be equal to the sum of the following amounts received from:

  . the sale of shares purchased under the option, less the purchase price for those shares,

  .  the repurchase of the option by Frontier, and

  .  any termination fee received under the merger agreement.

  The stock option agreement limits Global Crossing's total profit from the option and the termination fee to $275 million.

 Registration rights

  Global Crossing may demand on two occasions that Frontier file a registration statement, including a shelf registration statement, to register the shares of Frontier common stock that it may acquire upon the exercise of the option. The registration rights terminate two years after the first exercise of the option.

 Adjustments

  The type and number of option securities will be adjusted appropriately if any change in Frontier's common stock occurs involving reclassifications, recapitalizations, stock dividends, dividends, split-ups, combinations, subdivisions, exchanges or similar events.

 Transfer

  Global Crossing may not transfer the exercise of rights or the option to any person without Frontier's prior written consent.

Voting agreement

  Principal shareholders of Global Crossing representing over a majority of the voting power of Global Crossing common stock have agreed with Frontier to be present, in person or by proxy, and vote all of the voting securities of Global Crossing which are beneficially owned by them or which these shareholders have, directly or indirectly, the right to vote, in favor of the increase in the number of authorized shares and the share issuance and any action required in furtherance of these matters and the merger and, if applicable, the alternative merger. These shareholders have also agreed to vote against any action or agreement that would reasonably be expected to result in a failure of the conditions relating to representations, warranties and covenants of Global Crossing to be satisfied. In connection with the execution of the U S WEST merger agreement and the amendment to the merger agreement, the shareholders reaffirmed these obligations under the voting agreement. In addition, U S WEST agreed to vote the 39,259,305 shares it acquired in the tender offer for Global Crossing shares which was completed on June 21, 1999, in favor of the merger.

  As of the date of the voting agreement, these shareholders beneficially owned 319,063,570 shares of Global Crossing common stock, representing approximately 72% of the voting power of the outstanding Global Crossing common stock after giving effect to the voting limitations on 9.5% or larger shareholders contained in the Global Crossing bye-laws. The voting agreement permits the shareholders to transfer beneficial or record ownership of the shares subject to the agreement, so long as the transfer does not result in less than 51% of the voting power of the Global Crossing shares to be subject to the voting agreement. In that case, shareholders can only transfer their shares if the transferee agrees to be bound by the voting agreement with respect to the transferred shares.

  Each shareholder also agreed in the voting agreement that during the period during which the average price of the Global Crossing stock will be determined for purposes of calculating the exchange ratio, the shareholder will not, and will not announce an intention to:

  .  acquire any shares of Global Crossing common stock in the open market,

  .  sell any shares of Global Crossing common stock,

  . take any other action prohibited by Regulation M under the Securities Act of 1933, or

  . make any announcement which would reasonably be expected to have the effect of resulting in a change in the trading prices of the Global Crossing common stock.

  As of     , 1999, the shareholders that are parties to the voting agreement
together beneficially owned     shares of Global Crossing common stock,
representing approximately  % of the outstanding voting power of the Global
Crossing common stock as of that date. In addition, as of     , 1999, U S WEST
owned     shares of Global Crossing common stock, representing approximately
 % of the outstanding voting power of the Global Crossing common stock as of that date.

  The voting agreement will terminate on the earliest of

  .  the completion of the merger,

  . the termination of the merger agreement in accordance with its terms, and

  . the full and irrevocable approval of the increase of authorized shares, the share issuance and the alternative merger.

  Because the shares subject to the voting agreement represent more than a simple majority of the votes of all outstanding shares of Global Crossing common stock, we expect that the proposals relating to the share issuance and the increase in the number of authorized shares will be approved at the Global Crossing annual meeting, even if no other shareholder votes to approve those proposals. The voting agreement is attached as Annex C to this document. You should read it entirely.

          Unaudited Pro Forma Condensed Combined Financial Statements

  The following unaudited pro forma condensed combined financial information of Global Crossing, Global Marine and Frontier, which we refer to as "Pro Forma Global Crossing," and unaudited pro forma condensed financial information of U S WEST and Pro Forma Global Crossing, which we refer to as "Pro Forma U S WEST with Global Crossing," have been prepared to demonstrate how these companies or businesses might have looked if the Global Crossing-- Frontier merger and the Global Crossing--U S WEST merger and merger related transactions had been completed as of the dates or at the beginning of the periods presented.

  We have prepared the pro forma financial information using the purchase method of accounting. We expect that we will have reorganization and restructuring expenses and potential synergies relating to our long distance business as a result of combining our companies. The unaudited pro forma information does not reflect these expenses and synergies.

  The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods.

  Currently, some types of long distance service now being provided by Frontier cannot be provided by a Regional Bell Operating Company within its region. This limitation applies to U S WEST. In connection with the Global Crossing--U S WEST merger after the Global Crossing--Frontier merger is completed, Global Crossing and U S WEST will seek necessary regulatory approvals to permit the entity resulting from the Global Crossing--U S WEST merger to continue to provide these long distance services in the U S WEST region. If these approvals are not obtained, Global Crossing/Frontier expects that it will take other actions to comply with the applicable restrictions. These actions could include disposition, by sale, exchange or otherwise, of accounts for the affected services and of some related assets. These actions would be subject to state and federal regulatory approvals. The revenues of Frontier arising from the provision of these services in the U S WEST region, during the year ended December 31, 1998 and the three months ended March 31, 1999, represented less than 2% of the Pro Forma U S WEST with Global Crossing operating revenues during the equivalent periods shown in the tables below. See "The U S WEST Merger--Regulatory issues relating to some types of long distance service" on page 90.

  Pursuant to the purchase agreement of Global Marine, Global Crossing acquired the net assets of Global Marine for approximately $870 million.

  Pursuant to the terms of the Global Crossing--Frontier merger, each holder of Frontier common stock will be entitled to receive that number of shares of Global Crossing common stock equal to the exchange ratio. The unaudited Pro Forma Global Crossing financial statements have been prepared assuming an exchange ratio of [1.26] shares of Global Crossing common stock for each share of Frontier common stock outstanding or an estimated purchase price of $11.4 billion assuming a Global Crossing share price of $[50] per share. Fees and expenses related to the merger and merger related transactions totaling $95 million are included in the Pro Forma Global Crossing information. The actual exchange ratio may vary as described in this document. These unaudited pro forma condensed combined financial statements are preliminary and subject to change based on the review of a final study to determine the fair values of Frontier's and Global Marine's net assets.

  Pursuant to the terms of the Global Crossing--U S WEST merger, a new parent holding company will be formed and each share of Global Crossing, including the shares received by Frontier shareholders in the merger, and U S WEST will be converted into shares of the parent holding company. The unaudited Pro Forma U S WEST with Global Crossing financial statements have been prepared assuming an exchange ratio of approximately [1.27], based on an average trading price of Global Crossing common stock of $[55], which was the trading price of the Global Crossing common stock several days before and after the announcement of the U S WEST and Global Crossing merger. Fees and expenses related to the U S WEST and Global Crossing merger totaling $100 million are included in the Pro Forma U S WEST with Global Crossing information. These unaudited pro forma condensed combined financial statements are preliminary and subject to change based on the review of a final study to determine the fair values of Global Crossing, Frontier and Global Marine net assets.

  These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Global Crossing, Global Marine, Frontier and U S WEST which, in the case of Global Crossing and Global Marine, are included in this document and, in the case of Frontier and U S WEST, incorporated by reference in this document.

  The unaudited pro forma condensed combined financial statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

                           Pro Forma Global Crossing
              Unaudited Pro Forma Condensed Combined Balance Sheet
                              as of March 31, 1999
                                 (in thousands)

                                                                                                                    Total
                                                                  Global Crossing                                 Pro Forma
                       Global Crossing   Global    Pro Forma        with Global      Frontier     Pro Forma        Global
                       Historical (1)  Marine (1) Adjustments          Marine     Historical (1) Adjustments      Crossing
                       --------------- ---------- -----------     --------------- -------------- -----------     -----------
ASSETS
Current Assets:
 Cash and cash
  equivalents........    $  564,348     $  4,371   $(270,000)(2)    $  258,719      $   97,286   $   (18,469)(5) $   162,536
                                                      (5,000)(4)                                     (90,000)(4)
                                                     (35,000)(13)                                    (85,000)(8)
 Accounts receivable,
  net................        95,528       72,377         --            167,905         437,802           --          605,707
 Inventories and
  supplies...........           --        13,716         --             13,716           9,772           --           23,488
 Deferred directory
  costs..............           --           --          --                --              --            --              --
 Deferred tax
  assets.............           --           --          --                --           13,080           --           13,080
 Prepaid and other...       106,593       79,034         --            185,627          32,009           --          217,636
                         ----------     --------   ---------        ----------      ----------   -----------     -----------
 Total current
  assets.............       766,469      169,498    (310,000)          625,967         589,949      (193,469)      1,022,447
Restricted cash and
 cash equivalents....       422,933          --          --            422,933             --            --          422,933
Accounts receivable..        70,884          --          --             70,884             --            --           70,884
Capacity available
 for sale............       577,273          --          --            577,273             --            --          577,273
Property, plant and
 equipment, net......        45,400      363,754         --            409,154       1,833,276           --        2,242,430
Construction in
 process.............       532,653          --          --            532,653             --            --          532,653
Goodwill and other
 intangibles, net....           --        36,486     (36,486)(2)       649,399         475,493      (475,493)(3)  11,343,639
                                                     649,399 (2)                                  10,694,240 (3)
Other assets, net....        86,727      146,277    (146,277)(13)       86,727         349,747           --          436,474
Investment in
 affiliates..........       187,458       37,319         --            224,777             --            --          224,777
                         ----------     --------   ---------        ----------      ----------   -----------     -----------
 Total Assets........    $2,689,797     $753,334    $156,636        $3,599,767      $3,248,465   $10,025,278     $16,873,510
                         ==========     ========   =========        ==========      ==========   ===========     ===========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current Liabilities
 Short-term debt.....    $    9,774     $    --    $     --         $    9,774      $    9,245   $       --      $    19,019
 Accrued construction
  costs..............       143,363          --          --            143,363          27,347           --          170,710
 Accounts payable and
  accrued expenses...        60,103      104,707         --            164,810         517,881           --          682,691
 Other current
  liabilities........        60,424       49,043         --            109,467          52,915           --          162,382
                         ----------     --------   ---------        ----------      ----------   -----------     -----------
 Total current
  liabilities........       273,664      153,750         --            427,414         607,388           --        1,034,802
Long term debt.......       248,475          --      600,000 (2)       848,475       1,436,265           --        2,284,740
Senior notes.........       796,588          --          --            796,588             --            --          796,588
Deferred income
 taxes...............        31,779       38,350         --             70,129          48,500      (190,939)(6)     (72,310)
Postretirement and
 other postemployment
 benefit
 obligations.........           --           --          --                --           84,879           --           84,879
Deferred credits and
 other...............        66,883      264,147    (146,277)(13)      184,753             --            --          184,753
                         ----------     --------   ---------        ----------      ----------   -----------     -----------
 Total Liabilities...     1,417,389      456,247     453,723         2,327,359       2,177,032      (190,939)      4,313,452
                         ----------     --------   ---------        ----------      ----------   -----------     -----------
Manditorily
 Redeemable Preferred
 Stock...............       500,419          --          --            500,419             --            --          500,419
                         ----------     --------   ---------        ----------      ----------   -----------     -----------
Shareholders' equity:
 Preferred stock.....           --           --          --                --           18,286       (18,286)(5)         --
 Common stock........         4,331       89,000     (89,000)(2)         4,331         172,574      (170,400)(3)       6,505
 Other shareholders'
  equity.............     1,145,304          --          --          1,145,304         615,340      (579,077)(3)  12,430,780
                                                                                                  10,869,276 (3)
                                                                                                     (36,263)(7)
                                                                                                     416,200 (8)
 Unearned
  compensation.......       (78,260)         --          --            (78,260)        (36,263)       36,263 (7)     (78,260)
 Treasury stock......      (209,415)         --          --           (209,415)           (231)          231 (3)    (209,415)
 Retained earnings
  (accumulated
  deficit)...........       (89,971)     208,087    (208,087)(2)       (89,971)        305,875          (183)(5)     (89,971)
                                                                                                    (275,692)(3)
                                                                                                     (30,000)(4)
 Accumulated other
  comprehensive
  income.............           --           --          --                --           (4,148)        4,148 (3)         --
                         ----------     --------   ---------        ----------      ----------   -----------     -----------
 Total shareholders'
  equity.............       771,989      297,087    (297,087)          771,989       1,071,433    10,216,217      12,059,639
                         ----------     --------   ---------        ----------      ----------   -----------     -----------
  Total liabilities
   and shareholders'
   equity............    $2,689,797     $753,334   $ 156,636        $3,599,767      $3,248,465   $10,025,278     $16,873,510
                         ==========     ========   =========        ==========      ==========   ===========     ===========

                           Pro Forma Global Crossing
         Unaudited Pro Forma Condensed Combined Statement of Operations
                   for the Three Months Ended March 31, 1999
             (in thousands, except share and per share information)

                                                                                                                   Total Pro
                                                                    Global Crossing                                  Forma
                          Global Crossing  Global    Pro Forma        with Global     Frontier     Pro Forma        Global
                           Historical(1)  Marine(1) Adjustments         Marine      Historical(1) Adjustments      Crossing
                          --------------- --------- -----------     --------------- ------------- -----------     -----------
OPERATING REVENUES......    $   178,183    $95,494   $    --          $   273,677    $   674,832   $    --        $   948,509
                            -----------    -------   --------         -----------    -----------   --------       -----------
OPERATING EXPENSES:
 Operating, selling,
  general and
  administrative........        120,400     70,112        --              190,512        532,107        --            722,619
 Stock related
  expense...............         16,716        --         --               16,716            --                        16,716
 Depreciation and
  amortization..........            --       5,854       (330)(2)           9,583         62,544     (8,809)(3)       130,157
                                                        4,059 (2)                                    66,839 (3)
                            -----------    -------   --------         -----------    -----------   --------       -----------
                                137,116     75,966      3,729             216,811        594,651     58,030           869,492
                            -----------    -------   --------         -----------    -----------   --------       -----------
OPERATING INCOME
 (LOSS).................         41,067     19,528     (3,729)             56,866         80,181    (58,030)           79,017
EQUITY IN INCOME (LOSS)
 OF AFFILIATES..........         (2,736)       947        --               (1,789)         4,241        --              2,452
Other income (expense):
 Interest expense.......        (23,779)    (2,794)   (12,000)(9)         (38,573)       (15,219)       --            (53,792)
 Interest income........         14,392        240        --               14,632          1,652        --             16,284
 Other income
  (expense).............            --         140        --                  140              8        --                148
                            -----------    -------   --------         -----------    -----------   --------       -----------
Income (loss) before
 taxes and cumulative
 effect of change in
 accounting principle...         28,944     18,061    (15,729)             31,276         70,863    (58,030)           44,109
 Provision (benefit)
  for income taxes......        (16,142)    (7,366)     5,065 (14)        (18,443)       (30,961)       --            (49,404)
                            -----------    -------   --------         -----------    -----------   --------       -----------
Income (loss) before
 cumulative effect of
 change in accounting
 principle..............         12,802     10,695    (10,664)             12,833         39,902    (58,030)           (5,295)
 Preferred stock
  dividends.............        (13,044)       --         --              (13,044)          (251)       251 (10)      (13,044)
 Redemption of
  preferred stock.......            --         --         --                  --             --        (183)(5)          (183)
                            -----------    -------   --------         -----------    -----------   --------       -----------
Income (loss) applicable
 to common shareholders
 before cumulative
 change in accounting
 principle (Basic)......           (242)    10,695    (10,664)               (211)        39,651    (57,962)          (18,522)
 Diluted earnings
  adjustment............            --         --         --                  --              90        (90)(11)          --
                            -----------    -------   --------         -----------    -----------   --------       -----------
Income (loss) applicable
 to common shareholders
 before cumulative
 change in accounting
 principle (Diluted)....    $      (242)   $10,695   $(10,664)        $      (211)   $    39,741   $(58,052)      $   (18,522)
                            ===========    =======   ========         ===========    ===========   ========       ===========
Income (loss) per common
share:
 Income (loss)
  applicable to common
  shareholders before
  cumulative effect of
  change in accounting
  principle
   Basic................    $     (0.00)                              $     (0.00)   $      0.23                  $     (0.03)
                            ===========                               ===========    ===========                  ===========
   Diluted..............    $     (0.00)                              $     (0.00)   $      0.23                  $     (0.03)
                            ===========                               ===========    ===========                  ===========
 Shares used in
  computing information
  applicable to common
  shareholders
   Basic................    410,797,073                               410,797,073    171,548,022                  628,226,109 (12)
                            ===========                               ===========    ===========                  ===========
   Diluted..............    410,797,073                               410,797,073    175,437,187                  628,226,109 (12)
                            ===========                               ===========    ===========                  ===========

                           Pro Forma Global Crossing
         Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1998
             (in thousands, except share and per share information)

                                                                                                                   Total
                             Global                                   Global                                     Pro Forma
                            Crossing      Global    Pro Forma      Crossing with    Frontier     Pro Forma        Global
                         Historical (1) Marine (1) Adjustments     Global Marine Historical (1) Adjustments      Crossing
                         -------------- ---------- -----------     ------------- -------------- -----------     -----------
OPERATING REVENUES.....   $   424,099    $347,335   $    --         $   771,434   $ 2,593,558    $     --       $ 3,364,992
                          -----------    --------   --------        -----------   -----------    ---------      -----------
OPERATING EXPENSES:
 Operating, selling,
  general and
  administrative.......       264,781     233,209        --             497,990     2,050,356          --         2,548,346
 Termination of
  Advisory
  Services Agreement...       139,669         --         --             139,669           --           --           139,669
 Stock related
  expense..............        39,374         --         --              39,374           --           --            39,374
 Depreciation and
  amortization.........           --       38,730     (1,318)(2)         53,647       225,806      (36,002)(3)      510,807
                                                      16,235 (2)                                   267,356 (3)
                          -----------    --------   --------        -----------   -----------    ---------      -----------
                              443,824     271,939     14,917            730,680     2,276,162      231,354        3,238,196
                          -----------    --------   --------        -----------   -----------    ---------      -----------
OPERATING INCOME
 (LOSS)................       (19,725)     75,396    (14,917)            40,754       317,396     (231,354)         126,796
EQUITY IN INCOME (LOSS)
 OF AFFILIATES.........        (2,508)      4,732        --               2,224        16,711          --            18,935
Other income (expense):
 Interest expense......       (42,880)    (11,176)   (48,000)(9)       (102,056)      (55,318)         --          (157,374)
 Interest income.......        29,986       3,793        --              33,779         5,084          --            38,863
 Other income
  (expense)............           --          --         --                 --         23,230          --            23,230
                          -----------    --------   --------        -----------   -----------    ---------      -----------
Income (loss) before
 taxes, extraordinary
 item and cumulative
 effect of change in
 accounting principle..       (35,127)     72,745    (62,917)           (25,299)      307,103     (231,354)          50,450
 Provision (benefit)
  for income taxes.....       (33,067)    (25,693)    20,261 (14)       (38,499)     (129,560)         --          (168,059)
                          -----------    --------   --------        -----------   -----------    ---------      -----------
Income (loss) before
 extraordinary item and
 cumulative effect of
 change in accounting
 principle.............       (68,194)     47,052    (42,656)           (63,798)      177,543     (231,354)        (117,609)
 Preferred stock
  dividends............       (12,681)        --         --             (12,681)       (1,005)       1,005 (10)     (12,681)
 Redemption of
  preferred stock......       (34,140)        --         --             (34,140)          --          (183)(5)      (34,323)
                          -----------    --------   --------        -----------   -----------    ---------      -----------
Income (loss)
 applicable to common
 shareholders before
 extraordinary item and
 cumulative change in
 accounting principle
 (Basic)...............      (115,015)     47,052    (42,656)          (110,619)      176,538     (230,532)        (164,613)
 Diluted earnings
  adjustment...........           --          --         --                 --            360         (360)(11)         --
                          -----------    --------   --------        -----------   -----------    ---------      -----------
Income (loss)
 applicable to common
 shareholders before
 extraordinary item and
 cumulative change in
 accounting principle
 (Diluted).............   $  (115,015)   $ 47,052   $(42,656)       $  (110,619)  $   176,898    $(230,892)     $  (164,613)
                          ===========    ========   ========        ===========   ===========    =========      ===========
Income (loss) per
 common share:
 Income (loss)
  applicable to common
  shareholders before
  extraordinary item
  and cumulative effect
  of change in
  accounting
  principle............
 Basic.................   $     (0.32)                              $     (0.31)  $      1.03                   $     (0.29)
                          ===========                               ===========   ===========                   ===========
 Diluted...............   $     (0.32)                              $     (0.31)  $      1.02                   $     (0.29)
                          ===========                               ===========   ===========                   ===========
 Shares used in
  computing information
  applicable to
  common shareholders
 Basic.................   358,735,340                               358,735,340   170,625,733                   576,164,376 (12)
                          ===========                               ===========   ===========                   ===========
 Diluted...............   358,735,340                               358,735,340   173,940,531                   576,164,376 (12)
                          ===========                               ===========   ===========                   ===========

                           Pro Forma Global Crossing
     Notes to Unaudited Pro Forma Condensed Combined Financial Statements

 1. These columns represent the historical results of operations and financial position. With respect to the information included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998, the Global Marine information is for the fiscal year ended March 31, 1999.

 2. These adjustments reflect the elimination of Global Marine's shareholder's equity accounts, the excess consideration over the net assets acquired (goodwill) and the related amortization expense. The preliminary goodwill is calculated as follows (in thousands):

   Purchase price.......................................            $ 870,000
   Lease termination fees...............................               35,000
   Estimated Global Crossing transaction costs..........                5,000
                                                                    ---------
   Estimated total consideration........................              910,000
   Historical net tangible book value of Global Marine:
     Historical Global Marine net assets at March 31,
      1999.............................................. $(297,087)
     Historical goodwill and other intangibles, net.....    36,486
                                                         ---------
                                                                     (260,601)
                                                                    ---------
   Preliminary goodwill.................................            $ 649,399
                                                                    =========

  Global Crossing paid (Pounds)550 million (approximately $870 million) in connection with the transaction. The Company partially financed the acquisition of Global Marine through the incurrence of debt in the amount of $600 million with an interest rate of approximately 8%. Global Crossing has tentatively considered the carrying value of the acquired assets to approximate fair value, with all excess of such acquisition costs being attributable to goodwill. Global Crossing is in the process of fully evaluating the assets acquired and, as a result, the purchase price allocation among the tangible and intangible (and their related useful lives) assets acquired may change. Goodwill associated with the transaction is currently anticipated to be amortized over a 40-year life.


 3. These adjustments reflect the elimination of Frontier's shareholders' equity accounts, the excess consideration over the net assets acquired (goodwill) and the related amortization expense. The preliminary goodwill is calculated as follows (in thousands, except per share amounts):

   Shares of Frontier common stock outstanding at
    March 31, 1999..................................                  172,574
   Less: Treasury shares............................                      (11)
                                                                  -----------
   Shares of Frontier to be exchanged...............                  172,563
   Frontier exchange ratio..........................                     1.26
                                                                  -----------
   Shares of Global Crossing to be issued...........                  217,429
   Assumed Global Crossing market price at exchange
    date............................................              $        50
                                                                  -----------
                                                                   10,871,450
   Acceleration of stock option vesting and other
    compensation....................................                  501,200
   Tax benefit related to the acceleration of
    unearned compensation and vesting of stock
    options.........................................                 (190,939)
   Estimated Global Crossing transaction costs......                   60,000
                                                                  -----------
   Estimated total consideration....................               11,241,711

   Historical net tangible book value of Frontier
     Historical Frontier net assets at March 31,
      1999.......................................... $(1,071,433)
     Historical goodwill and other intangibles,
      net...........................................     475,493
     Estimated Frontier transactions costs..........      30,000
     Preferred stock redemption.....................      18,469
                                                     -----------
                                                                     (547,471)
                                                                  -----------
   Preliminary goodwill.............................              $10,694,240
                                                                  ===========

                           Pro Forma Global Crossing
    Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                  (Continued)

  Global Crossing will issue 217,429,036 shares of its common stock at an assumed ratio of 1.26 shares of Global Crossing common stock for each share of Frontier common stock outstanding assuming a market price of Global Crossing common stock of $50.00 per share. The actual exchange ratio may vary as described in this document. Global Crossing has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributable to goodwill. Global Crossing is in the process of fully evaluating the assets to be acquired and, as a result, the purchase price allocation among the tangible and intangible (and their related useful lives) assets acquired may change. Goodwill associated with the merger is currently anticipated to be amortized over a 40-year life.

 4. The pro forma financial statements give effect to an estimated $60 million and $30 million in direct transaction costs on behalf of Global Crossing and Frontier, respectively, in connection with the merger. Also, Global Crossing incurred approximately $5 million of direct transaction costs in connection with the Global Marine acquisition.

 5. These adjustments represent the redemption of Frontier's 5.00%, 5.65%, 4.60% and 5.50% Series redeemable preferred stock prior to completion of the merger at their respective premiums of the total amount outstanding. The preferred stock was redeemed on July 1, 1999.

 6. This adjustment represents the deferred tax benefit relating to Frontier's unearned compensation and the acceleration of Frontier's stock options based upon Global Crossing's effective tax rate for the year ended December 31, 1998.

 7. This adjustment represents the effect of the accelerated vesting of Frontier's unearned compensation as a result of the merger.

 8. This adjustment records the excess fair value of vested stock options issued by Global Crossing in exchange for vested and unvested outstanding options of Frontier and other compensation.

 9. This amount reflects the assumed interest expense, assuming an 8% interest rate, incurred on the $600 million debt assumed issued as of the earliest date presented in connection with the acquisition of Global Marine.

10. This adjustment assumes that Frontier's preferred stock dividends would not have been incurred, as Frontier's preferred stock would have been redeemed as of the earliest date presented.

11. To eliminate diluted earnings adjustment due to the combined net loss position.

12. Pro forma per share data are based on the number of Global Crossing common shares that would have been outstanding had the merger occurred at the earliest date presented.

13. This adjustment represents the termination of certain lease arrangements due to change of control provisions and related costs.

14. These adjustments represent the tax benefit resulting from the interest expense assumed in connection with the debt issued for the acquisition of Global Marine.

                    Pro Forma U S WEST with Global Crossing
              Unaudited Pro Forma Condensed Combined Balance Sheet
                              as of March 31, 1999
                                 (in thousands)

                                          Total Pro      Tender                         Total Pro Forma
                             U S WEST    Forma Global     Offer         Pro Forma        U S WEST with
                          Historical (1) Crossing (1)  Adjustments     Adjustments      Global Crossing
                          -------------- ------------  -----------     ------------     ---------------
ASSETS
Current Assets:
 Cash and cash
  equivalents...........   $     36,000  $   162,536   $       --      $  (100,000)(4)   $     98,536
 Accounts receivable,
  net...................      1,700,000      605,707           --               --          2,305,707
 Inventories and
  supplies..............        236,000       23,488           --               --            259,488
 Deferred directory
  costs.................        276,000          --            --               --            276,000
 Deferred tax assets....        161,000       13,080           --               --            174,080
 Prepaid and other......        127,000      217,636           --               --            344,636
                           ------------  -----------   -----------     ------------      ------------
   Total current
    assets..............      2,536,000    1,022,447           --          (100,000)        3,458,447
Restricted cash and cash
 equivalents............            --       422,933           --               --            422,933
Accounts receivable.....            --        70,884           --               --             70,884
Capacity available for
 sale...................            --       577,273           --               --            577,273
Property, plant and
 equipment, net.........     15,098,000    2,242,430           --               --         17,340,430
Construction in
 process................            --       532,653           --               --            532,653
Goodwill and other
 intangibles, net.......            --    11,343,639           --       (11,373,639)(2)    29,922,636
                                                                         29,952,636 (2)
Investments.............            --           --     2,463,521 (6)    (2,463,521)(6)           --
Other assets, net.......      1,075,000      436,474           --               --          1,511,474
Investment in
 affiliates.............            --       224,777           --               --            224,777
                           ------------  -----------   -----------     ------------      ------------
   Total Assets.........   $ 18,709,000  $16,873,510   $ 2,463,521     $ 16,015,476      $ 54,061,507
                           ============  ===========   ===========     ============      ============
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current Liabilities:
 Short-term debt........   $  1,393,000  $    19,019   $1,463,521 (6)  $    503,306 (3)  $  3,378,846
 Accrued construction
  costs.................            --       170,710           --               --            170,710
 Accounts payable and
  accrued expenses......      3,079,000      682,691           --               --          3,761,691
 Other current
  liabilities...........        377,000      162,382           --               --            539,382
                           ------------  -----------   -----------     ------------      ------------
   Total current
    liabilities.........      4,849,000    1,034,802     1,463,521          503,306         7,850,629
Long-term debt..........      8,642,000    2,284,740     1,000,000 (6)          --         11,926,740
Senior notes............            --       796,588           --               --            796,588
Deferred income taxes...        811,000      (72,310)          --           (29,504)(5)       709,186
Postretirement and other
 postemployment benefit
 obligations............      2,632,000       84,879           --               --          2,716,879
Deferred credits and
 other..................        855,000      184,753           --               --          1,039,753
                           ------------  -----------   -----------     ------------      ------------
   Total Liabilities....     17,789,000    4,313,452     2,463,521          473,802        25,039,775
                           ------------  -----------   -----------     ------------      ------------
Manditorily Redeemable
 Preferred Stock........            --       500,419           --               --            500,419
                           ------------  -----------   -----------     ------------      ------------
Shareholders' equity:
 Preferred stock........            --           --            --               --                --
 Common stock...........          5,004        6,505           --               782 (2)        12,291
 Other shareholders'
  equity................        547,996   12,430,780           --        15,744,812 (2)    28,494,022
                                                                           (151,306)(3)
                                                                            (78,260)(7)
 Unearned
  compensation..........            --       (78,260)          --            78,260 (7)           --
 Treasury stock.........            --      (209,415)          --           209,415 (2)           --
 Retained earnings
  (accumulated
  deficit)..............        352,000      (89,971)          --           139,971 (2)           --
                                                                           (352,000)(3)
                                                                            (50,000)(4)
 Accumulated other
  comprehensive
  income................         15,000          --            --               --             15,000
                           ------------  -----------   -----------     ------------      ------------
   Total shareholders'
    equity..............        920,000   12,059,639           --        15,541,674        28,521,313
                           ------------  -----------   -----------     ------------      ------------
   Total liabilities and
    shareholders'
    equity..............   $ 18,709,000  $16,873,510   $ 2,463,521     $ 16,015,476      $ 54,061,507
                           ============  ===========   ===========     ============      ============

                    Pro Forma U S WEST with Global Crossing
         Unaudited Pro Forma Condensed Combined Statement of Operations
                   for the Three Months Ended March 31, 1999
             (in thousands, except share and per share information)

                                          Total
                                        Pro Forma
                           U S WEST      Global
                          Historical    Crossing     Pro Forma        Pro Forma
                              (1)          (1)      Adjustments       Combined
                          -----------  -----------  -----------     -------------
OPERATING REVENUES......  $ 3,182,000  $   948,509   $     --       $   4,130,509
                          -----------  -----------   ---------      -------------
OPERATING EXPENSES:
  Operating, selling,
   general and
   administrative.......    1,787,000      722,619         --           2,509,619
  Stock related ex-
   pense................          --        16,716         --              16,716
  Depreciation and amor-
   tization.............      602,000      130,157     (71,085)(2)        848,276
                                                       187,204 (2)
                          -----------  -----------   ---------      -------------
                            2,389,000      869,492     116,119          3,374,611
                          -----------  -----------   ---------      -------------
OPERATING INCOME
 (LOSS).................      793,000       79,017    (116,119)           755,898
EQUITY IN INCOME (LOSS)
 OF AFFILIATES..........          --         2,452         --               2,452
Other income (expense):
  Interest expense......     (153,000)     (53,792)    (44,502)(8)       (251,294)
  Interest income.......          --        16,284         --              16,284
  Other income
   (expense)............       (1,000)         148         --                (852)
                          -----------  -----------   ---------      -------------
Income (loss) before
 taxes and cumulative
 effect of change in
 accounting principle...      639,000       44,109    (160,621)           522,488
  Provision (benefit)
   for income taxes.....     (242,000)     (49,404)     16,777 (10)      (274,627)
                          -----------  -----------   ---------      -------------
Income (loss) before
 cumulative effect of
 change in accounting
 principle..............      397,000       (5,295)   (143,844)           247,861
  Preferred stock
   dividends ...........          --       (13,044)        --             (13,044)
  Redemption of
   preferred stock......          --          (183)        --                (183)
                          -----------  -----------   ---------      -------------
Income (loss) applicable
 to common shareholders
 before cumulative
 effect of change in
 accounting principle...  $   397,000  $   (18,522)  $(143,844)     $     234,634
                          ===========  ===========   =========      =============
Income (loss) per common
 share:
  Income (loss)
   applicable to common
   shareholders before
   cumulative effect of
   change in accounting
   principle............
    Basic...............  $      0.79  $     (0.03)                 $        0.19
                          ===========  ===========                  =============
    Diluted.............  $      0.78  $     (0.03)                 $        0.18
                          ===========  ===========                  =============
  Shares used in
   computing information
   applicable to common
   shareholders.........
    Basic...............  503,306,000  628,226,109                  1,228,435,267 (9)
                          ===========  ===========                  =============
    Diluted.............  508,121,000  628,226,109                  1,281,354,935 (9)
                          ===========  ===========                  =============

                    Pro Forma U S WEST with Global Crossing
         Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1998
             (in thousands, except share and per share information)

                                          Total
                                        Pro Forma
                           U S WEST      Global
                          Historical    Crossing     Pro Forma         Pro Forma
                              (1)          (1)      Adjustments        Combined
                          -----------  -----------  -----------      -------------
OPERATING REVENUES......  $12,378,000  $ 3,364,992  $      --        $  15,742,992
                          -----------  -----------  ----------       -------------
OPERATING EXPENSES:
  Operating, selling,
   general and
   administrative.......    7,130,000    2,548,346         --            9,678,346
  Termination of
   Advisory Services
   Agreement............          --       139,669         --              139,669
  Stock related ex-
   pense................          --        39,374         --               39,374
  Depreciation and amor-
   tization.............    2,199,000      510,807    (284,341)(2)       3,174,282
                                                       748,816 (2)
                          -----------  -----------  ----------       -------------
                            9,329,000    3,238,196     464,475          13,031,671
                          -----------  -----------  ----------       -------------
OPERATING INCOME
 (LOSS).................    3,049,000      126,796    (464,475)          2,711,321
EQUITY IN INCOME (LOSS)
 OF AFFILIATES..........          --        18,935         --               18,935
Other income (expense):
  Interest expense......     (543,000)    (157,374)   (178,010)(8)        (878,384)
  Interest income.......          --        38,863         --               38,863
  Other income (ex-
   pense)...............      (87,000)      23,230         --              (63,770)
                          -----------  -----------  ----------       -------------
Income (loss) before
 taxes, extraordinary
 item and cumulative
 effect of change in
 accounting principle...    2,419,000       50,450    (642,485)          1,826,965
  Provision (benefit)
   for income taxes.....     (911,000)    (168,059)     67,110 (10)     (1,011,949)
                          -----------  -----------  ----------       -------------
Income (loss) before
 extraordinary item and
 cumulative effect of
 change in accounting
 principle..............    1,508,000     (117,609)   (575,375)            815,016
  Preferred stock divi-
   dends................          --       (12,681)        --              (12,681)
  Redemption of pre-
   ferred stock.........          --       (34,323)        --              (34,323)
                          -----------  -----------  ----------       -------------
Income (loss) applicable
 to common shareholders
 before extraordinary
 item cumulative effect
 of change in accounting
 principle..............  $ 1,508,000  $  (164,613) $ (575,375)      $     768,012
                          ===========  ===========  ==========       =============
Income (loss) per common
 share:
  Income (loss)
   applicable to common
   shareholders before
   extraordinary item
   and cumulative effect
   of change in
   accounting principle
    Basic...............  $      3.05  $     (0.29)                  $        0.63
                          ===========  ===========                   =============
    Diluted.............  $      3.02  $     (0.29)                  $        0.60
                          ===========  ===========                   =============
  Shares used in
   computing information
   applicable to common
   shareholders
    Basic...............  494,395,000  576,164,376                   1,217,118,297 (9)
                          ===========  ===========                   =============
    Diluted.............  498,798,000  576,164,376                   1,269,514,725 (9)
                          ===========  ===========                   =============

                    Pro Forma U S WEST with Global Crossing
     Notes to Unaudited Pro Forma Condensed Combined Financial Statements

 1. These columns represent the historical results of operations and financial position of U S WEST and the Pro Forma Global Crossing amounts.

 2. These adjustments reflect the elimination of Global Crossing's shareholders' equity accounts, the excess consideration over the net assets acquired (goodwill) and the related amortization expense. The preliminary goodwill is calculated as follows (in thousands, except per share amounts):

     Pro Forma Global Crossing shares outstanding
      at March 31, 1999...........................                    628,496
     Less: Shares acquired as part of tender
      offer.......................................                    (39,259)
                                                                  -----------
                                                                      589,237
     Global Crossing exchange ratio...............                       1.00
                                                                  -----------
     Shares of Global Crossing to be exchanged....                    589,237
     Average U S WEST exchange price per share....                $        44
                                                                  -----------
                                                                   25,926,428

     Cash paid for shares acquired in tender
      offer.......................................                  2,463,521
     Value of Pro Forma Global Crossing stock
      options and warrants........................                  2,178,191
     Tax benefit related to unearned compensation
      and stock options...........................                    (29,504)
     Estimated U S WEST transaction costs.........                     50,000
                                                                  -----------
     Estimated total consideration................                 30,588,636

     Pro Forma net tangible book value of Global
      Crossing:
     Pro Forma Global Crossing net assets at March
      31, 1999....................................  $(12,059,639)
     Goodwill and other intangibles, net..........    11,373,639
     Estimated Global Crossing transaction costs..        50,000
                                                    ------------
                                                                     (636,000)
                                                                  -----------
     Preliminary goodwill.........................                $29,952,636
                                                                  ===========

    We have tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributable to goodwill. We are in the process of fully evaluating the assets to be acquired and, as a result, the purchase price allocation among the tangible and intangible (and their related useful lives) assets acquired may change. Goodwill associated with the merger is currently anticipated to be amortized over a 40-year life.

    The average U S WEST exchange price per share is based on the average market price of U S WEST common stock several days before and after the announcement of the U S WEST merger adjusted by the exchange ratio of 1.27.

 3. This adjustment is to record the payment of a special dividend of $1 per share of outstanding U S WEST common stock by U S WEST in connection with the merger with Global Crossing.

 4. The pro forma financial statements gives effect to an estimated $50 million and $50 million in direct transaction costs on behalf of U S WEST and Global Crossing, respectively.

 5. These adjustments represent the deferred tax benefit relating to Global Crossing's unearned compensation and stock options based upon U S WEST's effective tax rate for the year ended December 31, 1998.

 6. These adjustments represent the U S WEST tender offer to purchase 39,259,305 shares of Global Crossing common stock for $62.75 in cash per share and the elimination of the resulting investment in Global

                    Pro Forma U S WEST with Global Crossing
    Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                  (Continued)
   Crossing by U S WEST. In connection with the tender offer, U S WEST anticipates financing approximately $2.5 billion, of which $1 billion is expected to be long term.

 7. This adjustment represents the effect of the accelerated vesting of Global Crossing's unearned compensation as a result of the merger.

 8. These adjustments reflect the assumed interest expense incurred, assuming 6% interest rate, on approximately $3 billion of debt assumed issued by U S WEST as a result of the tender offer and special dividend.

 9. Pro forma per share data are based on the number of Pro Forma U S WEST with Global Crossing common shares that would have been outstanding had the merger occurred at the earliest date presented.

10. These adjustments represent the tax benefit resulting from the interest expense assumed in connection with the approximate $3 billion debt issued by U S WEST.

                                 THE COMPANIES

                             Global Crossing Ltd.

  The following briefly describes the business of Global Crossing. Additional information regarding Global Crossing is contained in its filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. See "Where You Can Find More Information" on page 188.

Overview

  Global Crossing is the world's first independent global provider of state-of-the-art Internet and long distance telecommunications facilities and related services utilizing a network of undersea and terrestrial digital fiber optic cable systems (the "Global Crossing network"). Global Crossing offers "one-stop shopping" for its customers to multiple destinations worldwide and currently operates as a "carriers' carrier", providing tiered pricing and segmented products to licensed providers of international telecommunications services. Capacity on the Global Crossing network is offered to all customers on an open, equal access basis. The systems completed or under development will form a state-of-the-art interconnected worldwide high capacity fiber optic network: Atlantic Crossing ("AC-1") and Atlantic Crossing-2 ("AC-2"), undersea systems connecting the United States and Europe; Pacific Crossing ("PC-1"), an undersea system connecting the United States and Asia; Mid-Atlantic Crossing ("MAC"), an undersea system connecting the eastern United States and the Caribbean; Pan American Crossing ("PAC"), an undersea system connecting the western United States, Mexico, Panama, Venezuela and the Caribbean; South American Crossing ("SAC"), an undersea and terrestrial system connecting the major cities of South America to MAC, PAC and the rest of the Global Crossing network; Pan European Crossing ("PEC"), a terrestrial system connecting 24 European cities to AC-1; and a terrestrial system to be operated by Global Access Ltd. connecting certain cities in Japan to PC-1 ("GAL"). The undersea component of this initial portion of the Global Crossing network totals 74,500 km, and the terrestrial component adds 13,400 km, for a total of 87,900 km. Global Crossing is in the process of developing several new undersea and terrestrial cable systems and evaluating other business development opportunities which will complement the Global Crossing network.

Recent developments

  On July 5, 1999, Global Crossing announced an agreement with the government of the Republic of Ireland to build an undersea fiber optic cable system that will link two of Global Crossing's Irish telehouses, via two diverse fiber cables, to cities in Europe and North America through the Global Crossing network. The Irish government will be the system's anchor customer under an $80-million capacity purchase agreement. Global Crossing will provide installation and maintenance for the undersea portion of the Irish system through its recently acquired Global Marine subsidiary.

  On July 2, 1999, Global Crossing acquired the Global Marine business of Cable & Wireless in a transaction valued at approximately $870 million, consisting of a combination of cash and assumed indebtedness. Global Marine currently provides services, including maintenance under a number of long-term contracts, to cables built by more than 100 carriers and is the world's largest undersea cable installation and maintenance company with a fleet of 13 cable ships, representing approximately 33 percent of the world's total, 21 submersible vehicles and 1,200 employees servicing approximately 35 percent of the world's undersea cable miles. Global Crossing financed the acquisition with committed bank financing in the amount of approximately $600 million and the remainder with cash on hand.

  Also on July 2, 1999, Global Crossing entered into a $3 billion senior secured corporate credit facility with several lenders and The Chase Manhattan Bank as administrative agent. The facility will be utilized to finance or refinance construction of some of Global Crossing's cable systems previously anticipated to be financed on a per-system basis, to fund future growth of Global Crossing and for general corporate purposes. On July 7, 1999, Global Crossing, through Global Crossing Holdings, borrowed amounts under this facility sufficient to retire the existing credit facilities for the AC-1 and MAC systems and financing provided by Lucent relating to the SAC system, as well as to finance the acquisition of Global Marine.

  On June 4, 1999, Global Crossing announced that it had been selected to provide marine operations and to act as project manager of Africa ONE, an estimated $1.6 billion cable system consisting of a self-healing ring around the continent of Africa connecting more than two dozen coastal-country landing points and, through terrestrial fiber, microwave or satellite facilities, additional countries without landing points, including interior countries. Global Crossing will provide marine operations through its new Global Marine subsidiary.

  On May 16, 1999, Global Crossing entered into a definitive agreement to merge with U S WEST in a merger of equals. The new company will be a global and local service provider and has, including Frontier, a current pro forma market capitalization of more than $75 billion. Global Crossing shareholders, including the former Frontier shareholders, and U S WEST shareholders will each have approximately an aggregate 50% ownership in the combined entity. The Global Crossing--U S WEST merger is subject to a number of conditions, including the completion of the Global Crossing--Frontier merger and receipt of regulatory and other approvals. As part of the transaction, U S WEST made a cash tender offer for approximately 39 million shares, or approximately 9.49%, of Global Crossing common stock. The tender offer was completed, with U S WEST acquiring 39,259,305 shares, on June 21, 1999. See "The U S WEST Merger."

Business activity

  The business of Global Crossing is designed to meet the varying needs of the global telecommunications market. Global Crossing offers customers the ability to purchase capacity on demand and by doing so (1) eliminating their need to commit the substantial capital which would be required to build cable capacity and (2) decreasing the risks associated with forecasting their future capacity requirements. Compared with traditional cable systems, Global Crossing offers more comprehensive, flexible and low-cost purchasing alternatives designed to meet current market requirements of international carriers and Internet Service Providers ("ISPs"), including direct international city-to-city connectivity, the ability to purchase capacity periodically and discounts based upon aggregate volume purchased on the Global Crossing network.

  Each of the systems completed or under development is upgradable through the addition of optical and electronic equipment to capacities significantly beyond its initial capacity at a fraction of the original system cost. These upgrades are expected to lead to lower unit cost of capacity and lower prices, resulting in significant growth in market demand for telecommunications capacity. In addition, Global Crossing is currently evaluating other undersea and terrestrial cable projects intended to further its strategy of developing an integrated global network to serve more than 100 of the largest metropolitan communications markets worldwide.

  Global Crossing anticipates that future revenues, beyond those obtained from the sale of the initial capacity on its first eight cable systems and its Global Marine operations, will come from several sources. First, since each of the systems Global Crossing is building is upgradable, this additional capacity can be sold. Global Crossing also expects to build new systems providing service to additional geographic areas. In addition, if the full upgradable capacity of its initial systems is reached, Global Crossing expects to build or acquire additional systems to meet future demand. As its global network is developed, Global Crossing expects to generate additional revenues by broadening its product line to include many forms of bandwidth services.

  Global Crossing's predecessor, Global Crossing Ltd., LDC, which has been renamed as Global Crossing (Cayman) Ltd. ("Old Global Crossing"), was formed in March 1997 to capitalize on the accelerating growth of international voice and data telecommunications traffic. The significant increase in Internet usage and other bandwidth-intensive applications and the growing use of corporate networks have substantially increased the demand for international fiber optic cable capacity. The proliferation of telecommunications service providers due, in large part, to industry deregulation and privatization of foreign telecommunications companies has further contributed to increased demand for such international cable capacity. Additionally, Global Crossing believes other technological developments, such as improvements in "last mile" access technology, including xDSL, cable modems, broadband wireless technology and the increasing video content of Internet applications, will result in further capacity demand growth.

  Global Crossing started development of the Global Crossing network in March 1997, when Global Crossing contracted for the construction of AC-1, a 14,300 km digital fiber optic undersea cable system that links New York, the United Kingdom, the Netherlands and Germany. This system offers 40 gigabytes per second ("Gbps") of initial service capacity, upgradable to a minimum of 80 Gbps. AC-1 started service on its United States to United Kingdom segment in May 1998, and the full system, consisting of a four fiber pair self-healing ring, was completed in February 1999.

  In April 1998, Global Crossing entered into a joint venture which contracted for the construction of PC-1, a 21,000 km digital fiber optic undersea cable system that will link the United States and Japan and will initially offer 80 Gbps of service capacity, upgradable to a minimum of 160 Gbps. PC-1, consisting of a four fiber pair self-healing ring, is scheduled to start initial service in December 1999. In June 1998, Global Crossing contracted for the construction of MAC, a 7,300 km digital fiber optic undersea cable system consisting of a two fiber pair self-healing ring that will connect New York, Florida and the Caribbean and will initially offer 20 Gbps of service capacity, upgradable to a minimum of 40 Gbps. In addition, in July 1998, Global Crossing contracted for the construction of PAC, a 9,500 km two fiber pair digital undersea cable that will connect California, Mexico, Panama, Venezuela and the Caribbean and will initially offer 20 Gbps of service capacity, upgradable to a minimum of 40 Gbps. In March 1999, Global Crossing announced SAC, a 16,000 km, four fiber pair self-healing ring undersea cable and 2,000 km four fiber pair terrestrial system that upon completion will link the major cities of South America to the rest of the Global Crossing network through MAC and PAC and will initially offer 40 Gbps of service capacity upgradable to a minimum of 80 Gbps. Global Crossing is also developing PEC, a 10,000 km terrestrial system with 24 to 72 fiber pairs that, upon completion, will be a self-healing ring linking 24 European cities with AC-1. Global Crossing also recently obtained a 49% economic interest in Global Access Ltd., which is constructing GAL, a 1,300 km fiber optic terrestrial system that will connect PC-1 at its Japanese landing points in Shima and Ajigaura with Tokyo, Osaka and Nagoya. Finally, in March 1999, Global Crossing announced its intention to develop and construct AC-2, an additional 6,500 km eight fiber pair cable connecting the United States to Europe. AC-2 will be integrated with the two cables of AC-1, adding a third high-capacity cable across the Atlantic for the Global Crossing network and providing AC-2 with self-healing capabilities.

  Once completed, the undersea and terrestrial segments of the Global Crossing network will form an integrated worldwide network with multiple access points offering low-cost capacity. In addition to the announced segments of the Global Crossing network, Global Crossing has made, and expects to continue to make, acquisitions of fiber capacity which complement the Global Crossing fiber optic network and which address customer demands for global city-to-city connectivity. Global Crossing intends to pursue such connectivity in more than 100 of the largest metropolitan communications markets worldwide.

The Global Crossing network

  As part of Global Crossing's mission to create an independent, global, state-of-the-art fiber optic cable network, connecting major cities worldwide, the Global Crossing network is being engineered and constructed as an integrated network along the most heavily trafficked international corridors in the world with undersea networks, including AC-1 and AC-2 (United States to Europe) and PC-1 (United States to Asia). Furthermore, during 1998 Global Crossing announced plans to build and integrate terrestrial networks into this global network structure, including PEC (trans-Europe) and GAL (trans-Japan). MAC, SAC and PAC will directly connect the Caribbean, South America and Central America to the network. Of the fiber optic cable systems currently operational or under development, AC-1, AC-2, MAC, PAC and PEC are wholly-owned projects, while PC-1 and GAL are being developed through joint ventures with one or more partners, principally Marubeni. Global Crossing has a 58% economic interest in PC-1 and a 49% economic interest in Global Access Ltd., which is constructing GAL. Marubeni will manage the development, sales and operations associated with GAL. The undersea portion of SAC is currently planned to be wholly owned, while the terrestrial portion is expected to be constructed through joint-venture arrangements.

  Global Crossing has successfully marketed capacity on its systems to licensed telecommunications providers, including post, telephone and telegraph companies ("PTTs"), ISPs and established and emerging telecommunications companies. Global Crossing customers now total more than 33 international telecommunications carriers, including AT&T, MCI Worldcom Inc., Deutsche Telekom AG, GTE, Cable & Wireless, Equant NV, Qwest, Teleglobe Canada Inc., Swisscom AG, PTT Telecom BV, Telia AB, Level 3 Communications, Inc. and a number of emerging telecommunications companies.

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  The following table contains information regarding the system cost, initial ready for service ("RFS") date and ownership structure of the Global Crossing systems. Information relating to AC-1 is based upon historical results, while information for all other systems is estimated.

        System Cost(1)
System    (millions)          RFS Date(1)              Ownership Structure
------  -------------- --------------------------  ---------------------------
AC-1        $  750      February 1999 (Full Ring)         Wholly Owned
AC-2           750             March 2001                 Wholly Owned
                          March 2000 (Initial)
PC-1         1,200       March 2000 (Full Ring)           Joint Venture
                        December 1999 (Initial)
MAC            330           December 1999                Wholly Owned
PAC            495           February 2000                Wholly Owned
SAC          1,130     December 2000 (First Phase)   Wholly Owned (undersea)
                         March 2001 (Full Ring)    Joint Venture (terrestrial)
PEC            850     December 1999 (First Phase)        Wholly Owned
GAL            190     December 1999 (First Phase)        Joint Venture
            ------
            $5,695
            ======

--------
(1) Total system costs include anticipated financing costs, but exclude the costs of potential future upgrades and any amount capitalized with respect to the warrants issued in exchange for the rights to some of these systems. See Note 10 to the Global Crossing audited consolidated financial statements. Certain factors, such as increases in interest rates and delays in construction, could result in higher actual costs or later RFS dates than currently estimated.

Atlantic Crossing

  AC-1, Global Crossing's first undersea fiber optic cable in the Atlantic region, is a 14,300 km four fiber pair self-healing ring that connects the United States and Europe with landing stations in the United States, the United Kingdom, the Netherlands and Germany. AC-1 is equipped with state-of-the-art DWDM, and the full ring initially offers 40 Gbps of service capacity, which is upgradable to a minimum of 80 Gbps using DWDM technology. AC-1 started service on its United States to United Kingdom segment during May 1998, and the full system was completed during February 1999.

  The total cost of AC-1 excluding upgrade payments was approximately $750 million. Furthermore, Global Crossing recently entered into a $50 million contract with Tyco Submarine System Ltd. ("TSSL") to upgrade AC-1 capacity from 40 Gbps to 80 Gbps. In addition to the contract with TSSL for construction of the system, Global Crossing has entered into other agreements with TSSL for services and support associated with operations, administration and maintenance of the system.

  Global Crossing has successfully marketed capacity on AC-1 and entered into capacity purchase agreements with customers providing for contract sales representing approximately 35% of the sales capacity of 512 circuits on the AC-1 system as of December 31, 1998. In the case of AC-1, Global Crossing generally grants customers who have entered into capacity purchase agreements options to acquire additional capacity on AC-1. The amount of such future capacity depends upon a number of factors, including upgrades to the system, future prices for AC-1 capacity and the amount of unsold capacity on certain future dates. The timing of payments by purchasers under capacity purchase agreements generally depends on when customers request activation of the capacity acquired.

  On March 24, 1999, Global Crossing announced its intention to develop and construct AC-2, an additional eight fiber pair cable connecting the United States to Europe. AC-2 will be integrated with the two cables of AC-1, adding a third high-capacity cable across the Atlantic for the Global Crossing network and providing AC-2 with self-healing capabilities. The new cable will cost approximately $750 million and is expected to be in service in the first quarter of 2001. AC-2 would significantly increase the capacity that Global Crossing would be able to offer customers on the transatlantic route.

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Pacific Crossing

  PC-1, Global Crossing's first undersea fiber optic cable in the Pacific region, is being developed as a 21,000 km, four fiber pair self-healing ring. When completed, it will connect California and Washington in the western United States with two landing sites in Japan. PC-1 is designed to operate initially at 80 Gbps of service capacity, upgradable to a minimum of 160 Gbps, using DWDM technology.

  In April 1998, Global Crossing executed a construction contract with TSSL for the construction of PC-1, which provides for a system completion date of July 2000 at a total cost of approximately $1,200 million, excluding potential future upgrades and amounts capitalized with respect to warrants issued in exchange for the rights to construct PC-1. Equity investments in PC-1 are currently estimated at $400 million of which Global Crossing will provide approximately $231 million, with the remaining $800 million to be financed through incurrence of non-recourse project indebtedness. The credit agreement for the financing of such indebtedness was executed in July 1998.

Mid-Atlantic Crossing

  MAC is being developed as a 7,300 km two fiber pair self-healing ring that, upon completion, will connect New York, the Caribbean and Florida. MAC will be connected to AC-1 via its cable station in Brookhaven, New York and to SAC via its cable station anticipated to be constructed in St. Croix, United States Virgin Islands, providing connectivity between Europe, the eastern United States, the Caribbean and South America. This system is being designed to operate initially at 20 Gbps of service capacity, upgradable to a minimum of 40 Gbps using DWDM technology.

  In June 1998 and October 1998, Global Crossing executed contracts with Alcatel Submarine Networks and TSSL, respectively, for the construction of MAC, which provides for a system completion date of December 1999 at a total cost of approximately $330 million, excluding potential future upgrades and amounts capitalized with respect to warrants issued in exchange for the rights to construct MAC. Global Crossing intends to finance MAC with an approximately $110 million equity contribution along with either approximately $220 million of bank indebtedness under its existing corporate credit facility or through other corporate financing.

Pan American Crossing

  PAC is being developed as a 9,500 km two fiber pair cable that, upon completion, will connect California, Mexico, Panama, Venezuela and the Caribbean. PAC is being designed to interconnect with PC-1 through our landing station anticipated to be constructed in Grover Beach, California, with MAC through our landing station anticipated to be constructed in St. Croix, United States Virgin Islands and with SAC through our landing station anticipated to be constructed in Fort Amador, Panama. Global Crossing anticipates that PAC will cross Panama via an existing terrestrial right-of-way. PAC is being designed to operate initially at 20 Gbps of service capacity, upgradable to a minimum of 40 Gbps using DWDM technology.

  In July 1998, Global Crossing executed a contract with TSSL for the construction of PAC which provides for a system completion date of February 2000 at an estimated total cost of $495 million, excluding potential future upgrades and amounts capitalized with respect to warrants issued in exchange for the rights to construct PAC. Global Crossing intends to finance PAC either with an approximately $200 million equity contribution and bank indebtedness of approximately $295 million under its existing corporate credit facility or through other corporate financing.

South American Crossing

  On March 11, 1999, Global Crossing announced plans for the development of SAC, an 18,000 km undersea and terrestrial fiber optic network directly linking the major cities of South America through MAC and SAC to the United States, Mexico, Central America, the Caribbean, Asia and Europe. Global Crossing expects that SAC

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will cost approximately $1,130 million to construct and will commence service in 2000. Global Crossing plans to build SAC in three phases. The first two phases, providing Argentina and Brazil with connectivity to the Global Crossing Network, are scheduled to commence service in the fourth quarter of 2000. The final phase, completing the loop around the continent, is scheduled for completion in the first quarter of 2001. The undersea portion of SAC is currently planned to be wholly owned, while the terrestrial portion is expected to be constructed through joint venture arrangements.

  Upon construction, the undersea portion of SAC will constitute a state-of-the-art four-fiber pair, self-healing ring, built using advanced DWDM technology. Undersea portions of the ring are expected to connect to landing sites at St. Croix (United States Virgin Islands), Fortaleza (Brazil), Rio de Janeiro (Brazil), Santos (Brazil), Las Toninas (Argentina), Valparaiso (Chile), Lurin (Peru), Buenaventura (Colombia) and Fort Amador (Panama). Terrestrial segments are expected to connect to most major South American cities, including Rio de Janeiro, Sao Paulo (Brazil), Buenos Aires (Argentina), Santiago (Chile), Lima (Peru), Cali (Colombia) and Bogota (Colombia). The SAC ring is expected to be completed on its southern-most end by a terrestrial link across the Andes between Las Toninas and Valparaiso. The PAC system from Panama to St. Croix is expected to complete the ring. Initially, SAC is expected to have a capacity of 40 Gbps and to be upgradable, using DWDM technology, to a minimum of 80 Gbps.

Terrestrial capacity

  In addition to the undersea segments of the Global Crossing network, Global Crossing has acquired or constructed, and expects to continue to acquire or construct, terrestrial fiber capacity to complement its undersea cable systems and complete a global network to meet customer demands for worldwide city-to-city connectivity.

  Pan European Crossing. Global Crossing announced plans to build PEC which, upon completion, will be a self-healing ring offering connectivity between AC-1 and 24 European cities, including London, Paris, Strasbourg, Amsterdam, Rotterdam, Antwerp, Brussels, Berlin, Frankfurt, Munich, Stuttgart, Hamburg, Hanover, Dusseldorf, Cologne and Copenhagen. Global Crossing also plans to connect additional European cities to this system. PEC is initially planned as a 10,000 km system with 24 to 72 fiber pairs as well as spare conduits. Global Crossing is currently negotiating with various parties for the acquisition of rights of way and the acquisition or construction of conduits. Furthermore, Lucent Technologies, Inc. will supply fiber and equipment as well as project management and integration services. Based on these arrangements, Global Crossing believes that the construction costs for the system will be approximately $850 million, excluding potential future upgrades. Global Crossing will develop PEC in several phases, initially providing connectivity among 24 cities. The initial phase has an anticipated completion date during December 1999. The second phase will add five cities and has an anticipated completion date in 2000.

  Global Access Ltd. Global Crossing recently obtained a 49% interest in Global Access Ltd., a company which will own and operate GAL, a fiber optic terrestrial system being developed in Japan that, among other things, will connect the PC-1 cable stations with three cities in Japan. Through GAL, Global Crossing intends to offer terrestrial services to PC-1 customers at prices substantially lower than those currently available. GAL is initially planned as a 1,300 km system. Global Access Ltd. is currently negotiating with various parties for the construction of GAL and, based on those negotiations, Global Crossing believes that the construction costs for GAL will be approximately $190 million. The initial expected RFS date for the first phase of GAL's development is December 1999.

  Purchased Capacity. Global Crossing has acquired terrestrial connectivity between AC-1 landing stations in the United States and the United Kingdom to provide city-to-city service from New York City to London and has also entered into agreements to provide terrestrial service in Germany and the Netherlands.

Additional network expansion opportunities

  Global Crossing is in the process of planning several new cable systems and evaluating other business development opportunities which will complement the Global Crossing network. There can be no assurance that

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Global Crossing will ultimately elect to proceed with such opportunities or, if Global Crossing does so, that such opportunities will help it achieve and sustain operating profitability.

  The demand for capacity on the routes served by the Global Crossing network and other cable systems are projected to have substantial growth, greatly exceeding current usage and available capacities. To address such demand, Global Crossing plans to evaluate and, as appropriate, build or acquire additional systems on such routes. It is anticipated that such systems, where possible, will be restored on the existing systems and will achieve further cost efficiencies through the use of existing landing stations.

Other activities

  Neptune Acquisition. During November 1998, Global Crossing's indirect subsidiary, GC Pacific Landing Corp., entered into an agreement and plan of merger with Neptune Communications, L.L.C. and its wholly owned subsidiary, Neptune Communications Corp. ("NCC"), whereby, in April 1999, GC Pacific Landing merged with and into NCC in exchange for 2,239,642 shares of Global Crossing common stock. Neptune is controlled by The Carlyle Group, an international investment firm, and was formed to pursue opportunities in the undersea cable business. Carlyle's managing director William Conway serves on the Global Crossing board of directors.

  Possible Investments. The Global Crossing board of directors has approved in principle the making of minority investments in telecommunications companies and ISPs that do not compete with Global Crossing in its core business and that are current or prospective purchasers of capacity on the Global Crossing network. Such investments may consist of purchases of equity securities for either cash or exchanges of capacity on the Global Crossing network. Such investments may be managed either by Global Crossing directly or, if the Global Crossing board of directors deems advisable, by one or more third-party investment advisers so as to minimize potential conflicts of interest and the amount of time allocated by Global Crossing's senior management to such investments.

Financing plan

  As of March 31, 1998, the approximately $750 million initial cost of AC-1 had been fully financed. The first contracted upgrade will be funded through operating cash flow. All remaining amounts outstanding under the AC-1 non-recourse project finance credit facility were refinanced in July 1999 through Global Crossing's new senior secured corporate credit facility.

  Global Crossing estimates the total cost of developing and deploying AC-2, PC-1, MAC, PAC, SAC, PEC and GAL to be approximately $4,945 million, excluding costs of potential future upgrades and the amounts capitalized with respect to warrants issued in exchange for the rights to construct PC-1, MAC and PAC, which is comprised of $750 million for AC-2, $1,200 million for PC-1, $330 million for MAC, $495 million for PAC, $1,130 million for SAC, $850 million for PEC and $190 million for GAL. PC-1 will be financed by total equity investments of $400 million of which Global Crossing expects to provide approximately $231 million, with the remaining $800 million of estimated costs to be financed initially through non-recourse project indebtedness at the PC-1 level. Global Crossing has financed its 49% interest in GAL through cash on hand. With respect to MAC and PAC, Global Crossing has made equity investments of approximately $110 million in MAC and $200 million in PAC, respectively, with the remaining estimated $220 million in costs for MAC and $295 million in costs for PAC to be financed either through bank indebtedness under its existing corporate credit facility or through other corporate financing.

  During October 1998, Global Crossing announced the development of PEC for which the construction costs are estimated to be $850 million. A portion of these costs will be paid from the proceeds of the December 1998 issuance by Global Crossing Holdings of 10% Senior Exchangeable Preferred Stock (the "GCH Preferred Stock"). Further, Global Crossing expects to raise additional capital required to finance this system through a

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combination of commercial bank borrowings, non-recourse project debt, vendor financing and sales of dark fiber. In this regard, Global Crossing signed an agreement with Cable & Wireless for the sale of more than $100 million of dark fiber on PEC. During January 1999, Global Crossing entered into a supply contract with Lucent to provide fiber and equipment for this system and, as part of this contract, Lucent agreed to furnish financing along with project management and integration services. On May 5, 1999, Global Crossing borrowed approximately $400 million under the Lucent facility for the construction of PEC, which was refinanced in July 1999 through Global Crossing's new senior secured corporate credit facility.

  Global Crossing financed the approximately $870 million Global Marine acquisition, which was completed in July 1999, with approximately $600 million in bank financing under its new senior secured corporate credit facility and the remainder with cash on hand.

System performance

  AC-1, AC-2, PC-1, MAC, SAC, PEC and GAL are each designed to be installed with self-healing ring technology to optimize system availability and performance. Both span and ring switching protection are provided. Span switching protects a system against failures which affect individual fibers. Ring switching protects a system against complete failures between terminating landing sites. Because such technology will protect any single system failure in less than 300 milliseconds, no single system failure would have any material effect on customer service. Accordingly, the estimated system availability on any point-to-point link on such systems is 99.995%. The AC-1 system has experienced, mostly prior to RFS, a number of faults, generally resulting from commercial fishing activity or shipping, causing the system to rely on its ring switching protection capability. Because of the self-healing ring architecture of the AC-1 system and the proper performance of its ring switching protection capability, which protects and reroutes traffic from single failures, such faults did not result in any loss of customer traffic. Similar failures could occur in the future and, in the event of simultaneous failures on two or more segments, loss of customer traffic would occur.

  As undersea and terrestrial cable systems achieve greater capacities, that is as they carry more traffic along their transmission paths, it has become more important to provide a "self-restoration solution" because existing systems do not have enough capacity to provide restoration for these new high performance cable systems. Single span systems must enter into reciprocal arrangements either with other fiber-optic operators or with satellite carriers to pick up and deliver a portion or all of the traffic if a system failure should occur. Providing self-restoration through Global Crossing's ring design with the switching techniques described above offers a distinguishing advantage over single span systems with external restoration.

  With respect to PAC, which does not employ self-healing ring technology, Global Crossing is exploring options to enter into restoration arrangements with terrestrial fiber optic cable operators to protect against traffic interruptions. Global Crossing may enter into similar arrangements to protect against catastrophic system malfunction on its other cable systems.

Sales and marketing

  Global Crossing markets capacity on its systems to telecommunications providers, including PTTs, ISPs and established and emerging telecommunications companies. Its current customers represent a broad array of telecommunications companies.

  Global Crossing's initial sales strategy emphasizes the sale of capacity on an Indefeasible Right of Use ("IRU") basis, whereby the customer purchases a unit of capacity for the remaining design life of a particular cable system. On AC-1, Global Crossing is selling capacity in an increment of 155 megabits per second (Mbps), known as an STM-1, for the 25-year design life of the system. For the other Global Crossing cable systems, Global Crossing expects to sell capacity to customers at the STM-1 level, as well as in smaller increments, based

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upon the demand levels along some routes. Global Crossing has instituted a tiered pricing schedule for all of its systems which provides for volume discounts, as well as allowing customers to reduce their average circuit cost as more circuits are purchased.

  Global Crossing has made selective wholesale acquisitions of terrestrial capacity, enabling customers to achieve city-to-city connectivity through the Global Crossing network at prices significantly lower than if such customers had attempted to purchase such terrestrial capacity independently. For AC-1 customers, Global Crossing enters into contractual arrangements providing terrestrial capacity between its landing stations in the United States and the United Kingdom, and New York City and London, respectively. In addition, Deutsche Telekom and Royal PTT Nederland ("KPN") provide terrestrial capacity directly to Global Crossing's AC-1 customers in Germany and the Netherlands, respectively. Furthermore, through SAC, GAL and PEC, Global Crossing plans to provide terrestrial connectivity directly on its own network to cities in South America, Japan and Europe.

  To facilitate sales of capacity on the Global Crossing network as well as to increase market awareness and name recognition, Global Crossing is establishing regional sales and marketing companies initially in the United States, the United Kingdom and Asia. Customers will soon be able to purchase capacity anywhere on the Global Crossing network by signing a single capacity purchase agreement with any of the regional sales and marketing companies. Global Crossing has been able to recruit and train a full-service sales and marketing team of professionals who had previously worked at traditional telecommunications companies, emerging telecommunications companies and submarine cable design and construction companies. In total, Global Crossing employed 21 marketing professionals as of December 31, 1998, with offices in:
Hamilton, Bermuda; Los Angeles and San Francisco, California; Morristown, New Jersey; Miami, Florida; London, England; Amsterdam, the Netherlands; Tokyo, Japan; and Buenos Aires, Argentina.

  During the pre-operational period for AC-1, in which Global Crossing generated significant pre-sales of capacity, Global Crossing held project information meetings, otherwise known as data gathering meetings, in order to better educate potential customers about AC-1 and its other planned cable systems. Attendees of such meetings were affiliated with both existing and prospective customers and represented a variety of sectors of the telecommunications industry. Global Crossing expects to continue to organize at least one major international conference per year in order to provide customers with updated information on the Global Crossing network. Global Crossing will also continue to host regional project information meetings focusing on specific regions as Global Crossing expands coverage in new geographic areas.

  Global Crossing plans to reinforce customer awareness through a variety of marketing campaigns, including international conferences and regional marketing events, participation in key industry and user group conferences, trade shows, speaking engagements, press conferences and promotional campaigns. In addition, Global Crossing's marketing team engages in regular visits to current and prospective customers to obtain a greater understanding of their individual needs and promote the advantages of the Global Crossing network.

  Due to the breadth of the Global Crossing network, Global Crossing is uniquely positioned to offer worldwide capacity to its customers. Many customers acknowledge that their need for large bandwidth is increasing, but they are often doubtful with regard to the precise routes where their particular growth will take place. In order to stimulate customer loyalty and leverage this uncertainty, Global Crossing has developed the Global Crossing Network Offer, which allows customers who can make a multi-year dollar denominated commitment to Global Crossing's network the flexibility to activate capacity where they need it in a "just-in-time" manner in return for volume discounted pricing. As Global Crossing's network continues to expand, Global Crossing is exploring other marketing programs that will provide further benefits to its customers and position Global Crossing as the broadband infrastructure provider of choice.

  Global Crossing is also planning to offer its customers services in addition to the long term IRUs which Global Crossing currently sells to its customers. Such offerings may include intermediate term capacity leases, metered bandwidth and internet transit services. Global Crossing expects to begin offering these products and services before the end of 1999.

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Summary of principal terms of standard contractual documentation

 Capacity Purchase Agreements (CPAs)

  In general, a CPA provides for the sale of capacity on an IRU basis, whereby the purchaser acquires a unit of capacity for the remaining design life of a particular system, generally 25 years from the RFS date of the system. Upon execution of a CPA Global Crossing generally receives cash for 10% of the purchase price immediately, with the balance of the purchase price due upon activation of the capacity. A limited number of CPAs provide for payment of the purchase price in installments over two to four years. Each customer is required to pay its allocable share of the cost of operating, maintaining and repairing the system each year. Performance under CPAs is conditioned upon achieving the RFS date for a system and upon the obtaining of certain approvals, consents, governmental authorizations, licenses and permits. In some CPAs, customers who have purchased capacity on systems prior to the date the system has self-healing ring capacity have contractually required full self-healing ring capability as a legal condition which, if not satisfied, would enable them to terminate the CPA and require us to refund capacity payments.

  In general, neither party is liable to the other under a CPA for consequential, incidental, indirect or special damages sustained by reason of
(1) any failure in or breakdown on the system or the facilities associated with the system, (2) the failure of any inland carrier to perform the terms and conditions of any agreement to which it and the purchaser are parties or
(3) any interruption of service, whatever the cause and however long it lasts. CPAs are generally subject to an arbitration clause.

 Inland Services Agreements (ISAs)

  Global Crossing has entered into agreements with some terrestrial fiber cable providers to purchase terrestrial capacity on such systems for resale to its customers. In general, the term of each ISA is 25 years starting in 1998 or until the system is retired, whichever occurs first. In some cases, Global Crossing has the option to extend the term of each ISA for an additional five years. Neither party to an ISA is responsible for any loss, damage, delay or failure of performance resulting from an event of "force majeure."

Operations, administration and maintenance support

  Global Crossing is developing its own worldwide operations, administration and maintenance ("OA&M") support center to serve each of its cable systems. Such support will be handled through three work centers: a Customer Care Center ("CCC"), a Network Operations Center ("NOC") and a Technical Support Center ("TSC"). The CCC is located in Bermuda and it is anticipated that both the NOC and TSC will be located in the United Kingdom.

  Customer Care Center. The CCC will provide capacity purchasers with a single point of contact for service provisioning, interconnect coordination support, billing and billing inquiries and adjustments.

  Network Operations Center. The NOC handles operations, administrative and maintenance activities for each of the Global Crossing cable systems, including new services provisioning, network performance, repair and restoration activities. Capacity provisioning which relates to activation of overall capacity on our system, or allocation of capacity to large users, is also performed by the NOC. Management of network performance entails detection and response to system degradation and other performance parameters, as well as preventative activities.

  Technical Support Center. The TSC will be a 24-hour center managed by highly-trained experts to handle technical inquiries from purchasers regarding project management, status of services provisioning, system performance and interconnection arrangements.

  Pursuant to the AC-1 Operations, Administration & Maintenance agreement, TSSL will provide OA&M support on behalf of AC-1 for a term of eight years following the commencement of commercial operations. As

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of December 31, 1998, Global Crossing was committed under the AC-1 OA&M agreement to make payments totaling approximately $247 million. This agreement is extendable at Global Crossings option for two additional periods of 8 1/2 years each.

  As a result of Global Crossing's acquisition of Global Marine, Global Crossing expects to be able to provide installation and maintenance services to its own undersea cable systems. Global Marine operates a fleet of 13 cable ships and 21 submersible vehicles and has approximately 1,200 employees in the field.

Competition

 Existing and Planned Cable Systems

  The routes addressed by Global Crossing's planned systems are currently served by several cable systems as well as satellites. Currently, there are several fiber optic transatlantic cable systems, each of which competes directly with AC-1. Primary future sources of transatlantic competition for Global Crossing may result from, among others, (1) TAT-14, a transatlantic cable system which is being developed by its consortium members, including British Telecom, AT&T, France Telecom and Deutsche Telekom, (2) Flag Atlantic-1, a transatlantic system which is being developed by Flag Telecom and Global Telesystems Group Inc., (3) Gemini, a transatlantic cable system being operated and marketed by MCI WorldCom, Inc. and Cable & Wireless, (4) a transatlantic cable system being developed by Level 3 and (5) Hibernia, a transatlantic cable system being developed by Worldwide Fiber Inc. Global Crossing believes that such other cable systems will compete directly with Global Crossing's Atlantic capacity and the commitments of the developers and other carriers on these systems could substantially reduce estimated demand for capacity on its systems.

  Similarly, there are several cable systems currently operating between the United States and Asia, the route to be served by PC-1. PC-1 may face competition in the transpacific market from, among others, (1) the China-U.S. Cable Network, a transpacific system being developed as a "private cable system" by fourteen large carriers, including SBC Communications Inc., MCI WorldCom Inc., AT&T and Sprint, most of which have traditionally sponsored consortium cables and (2) the Japan-U.S. Cable Network, a transpacific system being developed by a consortium of major telecommunications carriers, including MCI WorldCom Inc., AT&T, Kokusai Denshin Denwa Co. Ltd., Nippon Telegraph and Telephone Corp., Cable & Wireless and GTE. Although Global Crossing believes that such other cable systems will not satisfy the demand for capacity between the United States and Japan and that there is currently enough demand projected to accommodate all such systems, such other cable systems will receive commitments for capacity that PC-1 could have received in their absence. Moreover, while a number of the participants in these cable systems have purchased capacity on the other Global Crossing systems, it is likely that these participants will seek to satisfy their capacity requirements for traffic between the United States and Asia with the systems they are sponsoring and not with PC-1.

  In addition, Global Crossing will face competition on its planned trans-European network. There are several carriers, including Viatel, KPN-Qwest, MCI WorldCom, Inc., a joint venture between Deutsche Telekom and France Telecom, British Telecom, Hermes and a joint venture between Level 3 and COLT Telecom Group plc, which are currently planning or building trans-European network assets.

  Other regional and global systems are being considered by developers, including Project Oxygen, a global system being evaluated by the CTR Group, Ltd. In addition, Global Crossing may face competition from existing and planned regional systems and satellites on its MAC, PAC and SAC routes, where entrants are vying for purchases from a small but rapidly growing customer base.

 Satellite Transmission

  When comparing cable transmission against satellite transmission, Global Crossing believes that cable has a distinct advantage with respect to latency (i.e., transmission delay) and voice quality. Cable transmission has a lower cost per circuit, attributable in part to higher capacity and longer expected equipment life than satellite

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transmission. Satellite transmission is generally considered to have a comparative advantage versus cable transmission for mobile communications only in the area of point-to-multipoint broadcast and "thin route" transmission, as opposed to the more common point-to-point, high volume transmission for which cable usage is considered to be preferable.

  In early 1997, the FCC granted Ka-band licenses and orbital locations to 13 companies. The firms developing future satellite technology envision a network of satellites that will provide broadband data transmission with data rates of 2 Mbps, 20 Mbps and even 155 Mbps. Potential participants in the field include Astrolink, Skybridge, Teledesic, CyberStar and SpaceWay, which are seeking to provide high bandwidth transmission networks. Due to (1) the significant initial costs related to these systems, (2) the risks relating to satellite launch systems and (3) the significantly lower transmission capacity versus current fiber optic systems, Global Crossing believes that the new satellite systems will not be able to offer competitive cost per unit of transmission capacity in the dense metropolitan markets Global Crossing is targeting. Further, Global Crossing believes it will have at least four years lead time to help it solidify a sustainable competitive market position before true broadband satellite service commences.

Suppliers

  There are currently three major supply companies in the undersea cable industry: TSSL, Alcatel and Kokusai Denshin Denwa-Submarine Cable Systems ("KDD-SCS"). Cable & Wireless and Pirelli also have a presence in the industry and there are a number of smaller suppliers which have focused primarily on regional routes or non-repeatered systems. TSSL completed construction of AC-1, is responsible for the design and installation of PAC and, together with KDD-SCS (as a subcontractor), is responsible for design and installation of PC-1. Alcatel and TSSL are responsible for the design and construction of MAC. There are multiple suppliers available for terrestrial systems. As a result of Global Crossing's acquisition of Global Marine, Global Crossing will be a major supplier of installation and maintenance services for its undersea cable systems.

Regulation

  In the ordinary course of development, construction and operation of our fiber optic cable systems, Global Crossing will be required to obtain and maintain various permits, licenses and other authorizations both in the United States and in international jurisdictions where its cables land or in the territories in which terrestrial fiber optic systems are being constructed, and Global Crossing will be subject to applicable telecommunications regulations in such jurisdictions. In particular, submarine cable landing or similar licenses as well as other infrastructure construction authorizations will be required in many of the jurisdictions where Global Crossing's planned undersea cable systems will land or terrestrial segments will be constructed. Global Crossing is both filing applications for cable landing licenses with the FCC and, where necessary, regulatory agencies in other countries, and, where available, is seeking private carriage status for these systems. These licenses are typically issued for a term of years, in the case of the FCC-issued cable landing licenses, 25 years, and are subject to renewal. The law of several international jurisdictions limits foreign ownership, direct or indirect, of entities holding cable landing licenses, or building terrestrial infrastructures. In connection with the implementation of the World Trade Organization ("WTO") Basic Telecommunications Agreement, the FCC adopted regulations establishing an open entry standard for applicants from WTO member countries, including a rebuttable presumption that applications from carriers from WTO member countries do not pose concerns that would justify denial of an application on competitive grounds. In addition, Global Crossing and, in some cases, its joint venture partners, are obtaining licenses from a number of jurisdictions to construct, operate, and sell capacity on terrestrial fiber optic cable systems.

  Construction of each of Global Crossing's cable systems also requires the acquisition and maintenance of various environmental and other construction related permits and licenses in the ordinary course of business. Global Crossing's undersea construction contracts are generally "turnkey" arrangements, whereby the contractor is obligated to obtain and maintain all such licenses and permits. Although Global Crossing expects that the construction contracts for each of its other planned undersea cable systems will impose the burden of acquiring

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and maintaining construction licenses and permits on the contractor for each of such systems, there can be no assurance that such contractor will successfully obtain such permits and licenses.

Employees

  As of March 31, 1999, Global Crossing had approximately 198 employees. Global Crossing considers its relations with its employees to be good.

Financial information by business segment and geographic area

   See Note 7 of Global Crossing's condensed consolidated financial statements on page F-5 and Note 3 of Global Crossing's consolidated financial statements on page F-25 for information regarding Global Crossing's revenues and assets by business segment and geographic region.

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                             Frontier Corporation

  Frontier provides integrated telecommunications services including Internet, Internet Protocol ("IP") and data applications, long distance, local telephone and enhanced services to business, carrier, web-centric and targeted residential customers nationwide and in some international countries. Although a predecessor company dates to 1899, Frontier was incorporated in 1920 under the laws of New York State to take over and unify the properties of a predecessor company and some properties of the New York Telephone Company which were located in the same general territory. Frontier is headquartered in Rochester, New York.

  Through its integrated services business, Frontier is one of the nation's largest long distance companies. Frontier provides domestic and international voice, data products, video and audio conferencing, digital distribution services, Internet service and other communications products. Frontier's customers for these services are primarily small to mid-size business customers, carrier customers, web-centric customers and targeted consumer markets.

  Frontier's local communications services business consists of 34 local telephone companies that, as of December 31, 1998, serve over one million access lines in thirteen states. Frontier is one of the largest local exchange service providers in the United States.

  Frontier also owns a 50% interest in the Upstate Cellular Network, a wireless joint venture with Bell Atlantic in upstate New York and Pennsylvania that is managed by Frontier and is accounted for using the equity method of accounting.

Strategy

  Frontier's strategy is to be the premier provider of integrated telecommunications solutions in its target markets. Frontier markets itself to customers as a single source provider of integrated communications services, such as long distance, local, cellular, paging, data, Internet and enhanced services. Frontier anticipates that public policy will continue to evolve in favor of greater competition and, as a result, Frontier has been positioning itself to compete aggressively in a marketplace with numerous new competitors.

  Construction of the initial 13,000-mile segment of the Frontier Optronics Network SM, as originally announced in 1996, is expected to be completed on or around July 15, 1999. Frontier made a commitment to extend this network in 1998, and that extension is expected to be completed in late 1999. Through swap agreements with Enron Communications and WTCI, Frontier will add approximately 4,000 additional route miles in the western half of the United States. These agreements will also permit Frontier to establish additional redundant SONET rings, further enhancing the reliability and performance of the network. In addition, in July 1998, Frontier entered into an agreement with Williams Communications, Inc. to construct an extension of the network into the southeastern United States. In aggregate, the Frontier Optronics Network SM will have approximately 20,000 route miles. As of December 31, 1998, approximately 74% of the fiber miles on the original 13,000 route mile network were in service.

  Continuing network integration efforts involving Frontier subsidiaries are expected to further reduce future network costs as well as provide new revenue opportunities for Frontier. The combined technology of the Frontier Optronics NetworkSM and the Nortel DMS-500 switches installed at strategic locations along the network will enable Frontier to expand its ability to provide integrated local and long distance services nationwide. In 1998, Frontier added ATM and IP capabilities to the network which will provide greater speed and service for data products. In the fourth quarter of 1997, Frontier also introduced a nationwide frame relay product. This product complements Frontier's voice services business with a portfolio of additional data services products. This technology makes Frontier a nationwide facilities-based provider of integrated local, long distance and data services.

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Integrated services

 General

  Frontier is one of the nation's largest long distance companies. Frontier's integrated services segment provides domestic and international voice, data products, video and audio conferencing, digital distribution services, Internet service and other communications products to primarily small to mid-size business customers, carrier customers and targeted consumer markets. CLEC services are currently available in two-thirds of the United States, plus Washington D.C., providing Frontier with the ability to offer integrated data, local and long distance services to approximately 72% of the United States population. In February 1998, Frontier acquired GlobalCenter, Inc., a leading provider in digital distribution, Internet and data services headquartered in Sunnyvale, California. The acquisition of GlobalCenter and subsequent development and integrative work has assisted Frontier in responding to changes in the nature of calling, expanded use of the Internet and growth of data transmission.

  Frontier operates its own switches, develops and implements its own products, monitors and deploys its transmission facilities and prepares and designs its own billing and reporting systems. Frontier focuses primarily on commercial accounts and some targeted consumer markets. In this segment, calling volume consists primarily of calls made during normal business hours, which command peak-hour pricing. Frontier's residential subscribers tend to make most of their calls in the evening and on weekends, when business usage is lowest.

 Products and services

  Frontier provides a variety of integrated telecommunications products and services to commercial and residential subscribers nationwide designed to meet the customer's total communications needs. The bulk of Frontier's revenue is derived from outbound and inbound long distance services which are generally marketed under the Frontier name. Many of Frontier's integrated products, however, differ from those of competitors due to the level of value-added services Frontier offers and the flexibility of product pricing to maintain competitiveness.

  The variety of products and services developed and offered are based upon market driven requirements of the customer including an expectation that services can be integrated. They include: digital distribution and data services, CLEC services, and voice and other value-added services.

  Digital Distribution and Data Services. Frontier's data services products target small to mid-sized businesses and web-centric businesses. Data services currently include digital private lines, frame relay, dial-up Internet, dedicated Internet and web-hosting. The acquisition of GlobalCenter has accelerated Frontier's ability to provide an expanded line of data services.

  During 1998, after the acquisition of GlobalCenter, Inc., Frontier expanded its data services product set that can be segmented into three product lines:
Transport, IP and Application Services. Transport is the means to transfer data from one location to another. Product offerings within this service category include dedicated private lines, frame relay, and managed services. Within the IP product line, Frontier provides the customer with the cost efficiencies of a public Internet network and the security of a private network. Applications Services are outsourced applications hosted by the service provider and integrated into both public and private networks which enable the customer to access the application at all times. Product offerings within this category include digital distribution, integrated messaging, and web site hosting.

  Digital distribution involves a combination of transport services, consulting services and professional expertise aimed at providing customers with customized Web-based data services.

  CLEC services. Frontier provides competitive local telephone service bundled with Frontier's other integrated services through its CLEC product offering. The CLEC offering is provided either using Frontier's local switching equipment in locations where it is available or on a resale basis. As of December 31, 1998,

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Frontier was providing local services as a CLEC, together with a complete range of long distance products, in 32 states plus Washington, D.C. Most of that coverage was provided via resale of services of incumbent local exchange carriers. Within that footprint, CLEC service was also provided initially from Frontier's own switches in New York, Boston and Minneapolis.

  Since then, Frontier expanded its coverage to approximately two-thirds of the United States and turned up facilities-based service in a total of thirteen metropolitan areas by the end of 1998. Facilities-based service is being offered in cities that are on the Frontier Optronics Network SM, which will provide Frontier with the opportunity to expand its offerings of combined local and long distance services into additional markets, control access costs, and leverage the network. The number of CLEC lines currently provided by Frontier makes it one of the largest CLEC's in the United States.

  Value-added services. Frontier's value-added services are aimed primarily at the business subscriber, although Frontier also offers products for residential customers. Value-added services provide cost-effective solutions for both simple and complex communications applications and include calling cards, teleconferencing, broadcast fax, voice mail and cellular and paging services.

  The calling card is a personal communication tool that can provide access to teleconferencing, voice mail, information services such as stock quotes and weather information, Flexible call routing of toll free service, call delivery for immediate or future message delivery, directory assistance and travel connections to hotel, car and airline reservation systems. Using a calling card, customers can call to any domestic and most international locations from the U.S. or numerous international locations. In addition, the calling card product enables customers to dial 100 frequently called numbers using their own toll free number and a four-digit preprogrammed PIN.

  Frontier conferencing provides a way for three or more people at different locations to participate in a joint discussion. Several options are available:
800 meet-me, dial-out or dial-in via a Frontier calling card. Frontier's broadcast fax product enables the user to fax a single document to multiple locations at the same time and is designed for the larger fax user who regularly sends information to an established list.

  Frontier's Voice Mail Plus with fax mail provides an efficient means of always being accessible, through the use of outcall or pager notification, and never missing important calls. With an individual toll-free number, a customer can save, delete or forward fax and voice messages to other Voice Mail Plus users or change greetings all on one call. Customers can also store a fax or automatically print it at a designated fax machine.

  Frontier offers nationwide numeric paging through personal toll-free numbers. When coupled with the flexible call routing feature, nationwide paging creates a robust travel application. Local paging service is also available in selected local franchise markets.

  Frontier's toll free services are offered primarily to business customers on a single invoice, although several residential products are available. In addition to basic 800/888 toll-free applications, Frontier offers MultiPoint, which allows customers to terminate calls in different locations based on the four-digit personal identification number the caller enters; GlobalPoint international service, which completes calls originating in over 40 countries; and Flex Connect 800, a fractional service which allows multiple residential customers to reach different terminating locations utilizing a four-digit security personal identification number. Frontier also provides a robust line of routing features such as flexible call routing, which allows customers to change where calls terminate based on their need; routing and blocking enhancements determined by the area code, area code and exchange or full ten-digit telephone number of the caller; time of day and day of week routing; and percent call allocation.

  Toll free services also include interactive voice response services, including TargetLine, a call prompter that routes callers either by menu options or prompting them to enter digits for extension routing; InstaLink, a dealer locator routing callers based upon their area code and exchange or zip code; and PassPort, a network based host interface interactive voice response solution.

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  Pricing. Customers subscribe to various products. The nature of the products determines the price per minute that they pay on their outbound or inbound long distance calls. Rates typically vary by the volume of usage, the distance of the calls, the time of day that calls are made, the region that originates the call and whether or not the product is being provided on a promotional basis.

  Reporting services. Frontier offers a variety of billing options and media aimed primarily at business customers. When a new commercial account is opened, the customer is offered the opportunity to custom design the format of its reports. Frontier also offers customers graphic reports of traffic patterns on a nationwide basis by state, within state by area of dominant influence and within area of dominant influence by zip code. Frontier believes these services are useful to some customers for direct response advertising and customer service applications. Frontier also offers its proprietary personal computer reporting service, known as uCommand, which allows customers to design their own reports, prepare separate itemized bills, do mark-up reporting and generate numerous other customer reports.

  800 services. These services include area code blocking and routing; time of day routing; Home Connection 800, a fractional 800 service which allows residential customers to access 800 service utilizing a four-digit security PIN; Multi-Point 800 service, which allows customers to use accounting codes on an 800 number or route a single 800 number to numerous locations simultaneously; Follow-Me 800, which allows customers to change call routing and TargetLine 800, which routes calls to the closest location a customer identifies and provides custom prompts based upon a customer specific database.

Transmission

  Frontier endeavors to have sufficient switching capacity, local access circuits, and integrated services circuits at and between its network switching centers to permit subscribers to obtain access to the switching centers and its integrated services circuits on a basis which exceeds industry standards regarding clarity, busy signals or delays.

  The network currently utilizes a variety of transmission circuits to complete long distance calls. The Frontier Optronics Network SM will reduce the number of transmission facilities leased and provide for a more dependable and cost-effective transmission system. Currently, Frontier Optronics
Network SM facilities have been completed in Texas, California, Nevada, Utah, Colorado, Kansas, Missouri, Ohio, Pennsylvania, New York, Illinois, Wisconsin, New Mexico, Arizona, Oregon, Washington, Nebraska, Iowa, Indiana, Michigan, New Jersey, Maryland, Kentucky, Tennessee, Oklahoma and Massachusetts. Completion of the expanded Frontier Optronics Network SM is expected in late 1999.

  In addition to the Optronics transmission circuits, the network is comprised of digital microwave systems located in California, New York and Pennsylvania for which Frontier holds FCC licenses, and facilities that have been leased on a fixed price basis under primarily short-term contracts. While Frontier still has a number of longer term lease contracts, a substantial number of these contracts have annual "mark-to-market," "circuit portability," and "commitment buy-out" clauses and Frontier renegotiates contracts when it is appropriate to do so. These provisions function to keep the price Frontier pays at or near current market rates. An important aspect of Frontier's operation is planning the mix of the types of circuits and transmission capacity to be used for each network switching center so that calls are completed on a basis which is cost effective for Frontier without compromising prompt service and high quality to subscribers.

  Frontier's network switching centers house equipment with varying capacities to meet the anticipated needs of the service origination region or regions served by the center. The equipment used by Frontier is, for the most part, designed to permit expansion of its capacity by the addition of standard components. If the maximum capacity of the equipment in any center is reached, Frontier upgrades it with higher capacity switching equipment in an effort to scale the equipment for growth. Frontier is dependent upon local telephone companies for installing local access circuits and providing related service when establishing a network switching center. International service is provided through both Company owned direct circuits and through contracts with several international long distance companies to provide high quality international service at competitive rates.

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  It is anticipated that the Frontier Optronics Network SM will continue to lower Frontier's current cost structure and expand Frontier's transmission capabilities. However, Frontier cannot definitively project the change in its cost structure nor assure that the network will be fully completed as scheduled.

Local communications services

  Frontier's local communications services segment comprises one of the largest local exchange service providers in the United States. This segment consists of 34 regulated telephone operating subsidiaries in 13 states, serving in excess of one million access lines. The local exchange carriers provide local, toll, access and resale services, sell, install and maintain customer premises equipment and provide directory services.

  Over the last decade, Frontier has invested heavily to install advanced digital switching platforms throughout all of its switching network, making Frontier one of the first in the industry to be served by an entirely digital network for its local exchange companies. Frontier has achieved substantial cost reductions through the elimination of duplicative services and procedures and the consolidation of administrative functions. Frontier believes that additional cost reductions may be obtainable from advanced switching platforms and outside plant delivery systems. Frontier intends to pursue additional gains in productivity by investing in these technologies where feasible, and through reengineering customer service processes.

  Of the approximately 1,024,726 access lines in service on December 31, 1998, 721,039 were residential lines and 303,687 were business lines. Long distance network service to and from points outside of the telephone companies' operating territories is provided by interconnection with the facilities of interexchange carriers.

  Frontier is pursuing several alternatives to provide expanded broadband capabilities to its customers. To date, Frontier has installed over 31,000 fiber miles of fiber based network facilities, totaling more than 930 sheath miles, in the Rochester, New York area to provide its customers with enhanced capacity and to position Frontier to offer new products. Frontier provides expanded broadband services to select customers, including video-distance learning arrangements for educational institutions, and access to SONET based fiber rings for major business customers.

  In connection with its integration strategy, Frontier has developed a program known as "Frontier Long Distance," whereby Frontier's local exchange companies resell Frontier's integrated services. Frontier believes that many customers prefer the convenience of obtaining their long distance service through their local telephone company and receiving a single bill. Frontier Long Distance is currently offered in the product lines of most of Frontier's local telephone exchange companies.

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                    Global Crossing's Management Discussion
                    and Analysis of Financial Condition and
                             Results of Operations

Overview

  Global Crossing is the world's first independent global provider of state-of-the-art Internet and long distance telecommunication facilities and related services utilizing a network of undersea and terrestrial digital fiber optic cable systems. Global Crossing started development in March 1997, when it entered into a contract with TSSL for the design, development, construction and installation of AC-1 and obtained commitments for its initial financing. AC-1, Global Crossing's first fiber optic cable system, is a four fiber pair self-healing ring connecting (1) the United States to the United Kingdom, (2) the United Kingdom to the Netherlands and Germany, (3) the Netherlands to Germany and (4) Germany to the United States. The first segment of AC-1, the United States to United Kingdom route, was completed and commenced operations in May 1998, and the entire AC-1 system commenced operations in February 1999.

  Until May 1998, when the United States to United Kingdom segment of AC-1 reached RFS, Global Crossing was a development stage company and since inception has been involved in the planning, financing, marketing, organization, development, design and construction of the AC-1 system and seven other planned systems, which are AC-2, PC-1, MAC, PAC, SAC, PEC and GAL. See "The Companies--Global Crossing Ltd." beginning on page 119. Global Crossing achieved a number of significant milestones, including (1) the recruitment of experienced professionals in undersea cable and telecommunications operations, (2) the signing of construction contracts on AC-1, PC-1, MAC and PAC, (3) the execution of the AC-1, PC-1 and MAC credit facilities and the execution of a financing commitment with respect to PAC,
(4) completion of the AC-1 ring, (5) the issuance by Global Crossing Holdings of $800 million in principal amount of senior notes ("GCH Senior Notes"), (6) the initial public offering of Global Crossing common stock, (7) the issuance by Global Crossing Holdings of $500 million in principal amount of preferred stock ("GCH Preferred Stock") and (8) the execution of $1,052 million of CPAs for undersea and terrestrial capacity and dark fiber sales.

Revenues and deferred revenues

 Sales revenue and deferred revenue

  Customers may enter into CPAs to purchase an IRU in units of capacity on any of Global Crossing's fiber optic cable systems. The purchase price for such capacity is non-refundable once the applicable segment purchased is RFS. The IRU purchased entitles the customer to all rights and obligations of ownership of the capacity for a period of 25 years after the system RFS date. Where available on a specific system, Global Crossing's CPAs generally provide that the system will have self-healing ring capability, which means that, in the event of interruption, capacity on any segment of a system will be instantaneously restored either on another system segment or within the same segment so that the same point-to-point connectivity is maintained.

  Revenues from the sale of capacity are recognized in the period that the rights and obligations of ownership transfer to the purchaser, which occurs when (1) the purchaser obtains the right to use the capacity, which can only be suspended if the purchaser fails to pay the full purchase price or fulfill its contractual obligations, (2) the purchaser is obligated to pay OA&M costs and (3) the segment of the system related to the capacity purchased is available for service. Customers who have entered into CPAs for capacity have paid deposits toward the purchase price, and such amounts have been included as deferred revenue in the consolidated financial statements. In some CPAs, customers who have purchased capacity on systems prior to the date the system has self-healing ring capacity have contractually required full self-healing ring capability as a legal condition which, if not satisfied, would enable them to terminate the CPA and requires Global Crossing to refund capacity payments.

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 Operating lease revenue and deferred revenue

  In addition to sales type leases, Global Crossing may enter into operating lease agreements to lease capacity on its systems. These agreements may grant the customer a right to use capacity for periods of time which may be substantially less than the design life of the capacity, generally 25 years. Global Crossing will amortize revenues from these operating lease agreements over the lives of the agreements, with cash received but not yet recognized as operating revenues, recorded in the consolidated financial statements as deferred revenue.

 OA&M revenue

  Pursuant to the terms of its existing CPAs, Global Crossing is obliged to use commercially reasonable efforts to cause the AC-1 system to be maintained in efficient working order and in accordance with industry standards. In exchange for the operating, administration and maintenance services provided by Atlantic Crossing Ltd. ("ACL"), customers are obligated for the term of their IRU to pay for their allocable share of the costs for operating and maintaining the system. Customers appoint members to a system advisory committee, which is charged with the responsibility of directing the operations and maintenance of AC-1. Customers pay 110% of ACL's cost to operate and maintain the system based on their pro rata share of total capacity subject to annual maximum amounts per circuit purchased of $250,000 per transatlantic circuit and $50,000 per European circuit. Each customer's pro rata share is effectively calculated by taking the weighted average of their purchased capacity over total capacity sold multiplied by 110% of actual costs incurred to customers quarterly in advance based on the prior year's actual costs. These amounts are non-refundable, and should a customer fail to make an OA&M payment, ACL may suspend all rights to capacity granted under the IRU. Undersea OA&M revenues are recognized in the period that the related services are provided. On an annual basis, the actual OA&M costs Global Crossing incurs are accumulated and an adjustment is made to true up actual OA&M revenues so that they equal 110% of actual costs incurred, provided specified contractual limits have not been reached.

 Construction in progress; capacity available for sale; cost of capacity sold

  Construction costs incurred with respect to each segment of a cable system are reflected as "Construction in Progress" in Global Crossing's consolidated balance sheets until a segment becomes operational, at which time such costs are reflected as Capacity Available for Sale. Capacity Available for Sale is recorded at the lower of cost or fair value less cost to sell and is charged to Cost of Capacity Sold in the period the related revenues are recognized. Fair value of capacity is derived from a third party consultant's market study of expected sales of capacity.

  Global Crossing records the cost of acquiring terrestrial capacity in Capacity Available for Sale in amounts equal to the present value of future payment obligations associated with the acquisition of such terrestrial capacity, excluding from such payments amounts attributable to operations and maintenance costs.

  Construction in Progress includes direct expenditures for construction of systems, including advisory, consulting and legal fees, interest during construction and amortized debt issuance costs incurred during the construction phase.

Cost of sales

  Cost of undersea sales in any period is calculated based on the ratio of capacity revenues recognized in the period to total expected capacity revenues over the life of the systems multiplied by the total costs incurred to construct the system. This calculation of the cost of sales amount matches costs with the value of each sale relative to total expected revenues. Until the entire system is completed, for purposes of calculating cost of sales, the total system costs incurred will include an estimate of remaining costs to be incurred to complete the entire system. The calculation of cost of undersea sales is based on total system cost including both the initial system cost and the cost of system upgrades that management has the intent and ability to complete, provided the need for such upgrades is supported by an independent consultant's revenue forecast. Changes in management's

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estimate of the total expected revenues to be derived from sales of capacity will result in adjustments to the calculation of cost of sales. These adjustments will be recorded on a prospective basis over future periods commencing with the period during which management revises its estimate. The cost of terrestrial capacity directly related to undersea sales is charged to cost of sales in the period that the related revenue is recognized.

 Operating type lease cost of sales

  Costs relating to operating type lease revenue will be classified as a depreciable asset and depreciated over the estimated useful life of the capacity.

Operating expenses

  In addition to cost of capacity sold, Global Crossing's operating expenses principally comprise of sales and marketing, operations and maintenance, general and administrative and network development costs. Costs relating to the evaluation of possible additional systems are expensed as incurred.

Results of operations for the three months ended March 31, 1999 and March 31,
1998

 Revenues

  During the three months ended March 31, 1999, Global Crossing recognized revenues of $173 million on sales of capacity relating to AC-1, in addition to revenues from operation and maintenance services of $5 million. The full AC-1 ring was completed in February 1999. There were no sales or related costs recognized in the three months ended March 31, 1998, as Global Crossing was in its development stage.

 Expenses

  Cost of capacity sold. For the three months ended March 31, 1999, Global Crossing recognized $69 million in cost of capacity sold, resulting in a gross margin on capacity sales of 60%. Non-cash cost of undersea capacity sold was $53 million during the three months ended March 31, 1999. Global Crossing calculates cost of undersea capacity sold for AC-1 based on the ratio of the period's actual revenue to total expected future revenues given a minimum projected sales capacity of 512 circuits times the unamortized construction cost of the system. This calculation of cost of sales matches costs with the relative value of each sale. Cost of capacity sold also includes the cost of terrestrial capacity sold, a cash expense, during the three months ended March 31, 1999, of $16 million.

  Operations, administration and maintenance. Global Crossing incurred OA&M costs on AC-1 of $12 million during the three months ended March 31, 1999. Global Crossing has entered into an agreement with TSSL relating to operations, administration and maintenance of AC-1 which limits Global Crossing's total OA&M expense for the system. Following the AC-1 full system ready-for-service date, Global Crossing anticipates that its OA&M costs will be largely recovered through charges to its customers under the terms of capacity purchase agreements. There were no OA&M costs in the three months ended March 31, 1998, as Global Crossing was in its development stage.

  Sales and marketing. During the three months ended March 31, 1999, Global Crossing incurred sales and marketing expenses of $10 million, including commissions to TSSL of $8 million incurred on revenues recognized during this period. During the three months ended March 31, 1998, Global Crossing incurred sales and marketing costs of $1 million. The increase from 1998 was due to additions in headcount, occupancy costs, plus marketing costs, commissions paid and other promotional expenses to support Global Crossing's rapid growth.

  Network development. Global Crossing incurred network development costs during the three months ended March 31, 1999 of $5 million relating to network development, and this amount is comprised principally of salaries and professional fees. No such costs were incurred during the three months ended March 31, 1998.

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  General and administrative. General and administrative expenses totaled $23 million during the three months ended March 31, 1999 and was comprised principally of salaries, employee benefits and recruiting fees reflecting Global Crossing's staffing for multiple systems, travel, professional fees, insurance costs, occupancy costs, plus depreciation and amortization. During the three months ended March 31, 1998, Global Crossing incurred general and administrative costs of $2 million.

  Stock related expense. Global Crossing recognized $17 million and $1 million of stock compensation expense during the three months ended March 31, 1999 and 1998, respectively, relating to options issued under its Stock Incentive Plan, plus certain stock related expense related to stock options and rights to purchase stock awarded to consultants and a key executive, accounted for under SFAS No. 123.

  Equity in loss of affiliates. In April 1998, Global Crossing entered into a joint venture to construct an undersea cable system, PC-1. PC-1 is owned and operated by Pacific Crossing Ltd. (PCL). Global Crossing has an economic interest in PCL represented by a 50% direct voting interest and, through one of the joint venture partners, owns a further 8% economic non-voting interest. In December 1998, a wholly-owned subsidiary of Global Crossing entered into a joint venture to construct and operate GAL. The $3 million loss is comprised of a loss of $2 million representing Global Crossing's 58% equity in the loss of PCL and a loss of $1 million representing Global Crossing's 49% equity in Global Access Ltd. for the three months ended March 31, 1999.

 Interest income and interest expense

  Interest income. Global Crossing earned interest income of $14 million and $0.1 million in the three months ended March 31, 1999 and 1998, respectively. Such interest income represents earnings on cash raised from financings and on CPA deposits.

  Interest expense. During the three months ended March 31, 1999, Global Crossing incurred $29 million in interest costs, including the amortization of finance costs and debt discount. Of this amount, Global Crossing capitalized to construction in progress interest of $5 million, and expensed $24 million. During the three months ended March 31, 1998, Global Crossing incurred interest costs of $4 million, substantially all of which was capitalized to construction in progress.

 Provision for income taxes

  The income tax provision of $16 million for the three months ended March 31, 1999, provides for taxes on profits earned from capacity sales and OA&M revenues where subsidiaries of Global Crossing have a presence in taxable jurisdictions. During the three months ended March 31, 1998, Global Crossing incurred operating losses, which related to non-taxable jurisdictions and therefore, such losses could not be applied against future taxable earnings. Accordingly, no tax provision or deferred tax benefit was recorded as of March 31, 1998.

  Cumulative effect of change in accounting principle. Global Crossing adopted Statement of Position 98-5 (SOP 98-5), "Reporting on the Cost of Start-Up Activities," issued by the American Institute of Certified Public Accountants, during the three months ended March 31, 1999. SOP 98-5 requires that certain start-up expenditures previously capitalized during system development must now be expensed. Global Crossing incurred a one-time charge during the three months ended March 31, 1999 of $15 million (net of tax benefit) that represents start-up costs incurred and capitalized during previous periods.

 Net loss

  During the three months ended March 31, 1999 Global Crossing reported a net loss of $2 million compared to a net loss of $4 million in the three months ended March 31, 1998.

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 Preferred stock dividends

  Preferred stock dividends for the three months ended March 31, 1999 and 1998, were $13 million and $4 million, respectively.

 Net loss applicable to common shareholders

  During the three months ended March 31, 1999, Global Crossing reported a net loss applicable to common shareholders of $15 million, resulting in large part from $13 million of dividends on preferred stock. During the three months ended March 31, 1998, Global Crossing reported a net loss applicable to common shareholders of $8 million resulting in a large part from $4 million of dividends on preferred stock.

Results of operations for the year ended December 31, 1998 and the period from March 19, 1997 (date of inception) to December 31, 1997

 Revenues

  During the year ended December 31, 1998, Global Crossing executed commitments with its customers to purchase capacity on its systems plus the sale of dark fiber on PEC totaling $911 million, bringing the total since inception to $1,052 million. Of this amount, Global Crossing recognized revenues of $418 million on sales of capacity relating to AC-1 for the year ended December 31, 1998, in addition to revenues from operations and maintenance services of $6 million. The remaining $634 million of capacity sales has not yet been reflected as revenue in the consolidated financial statements because either the segment has not reached RFS or the purchaser has not obtained the right to use the capacity. During the year ended December 31, 1998, Global Crossing entered into CPAs with 33 international telecommunications carriers and sold approximately 35% of the sales capacity of 512 circuits on the AC-1 system.

 Expenses

  Cost of capacity sold. For the year ended December 31, 1998, Global Crossing recognized $178 million in cost of capacity sold, resulting in a gross margin on capacity sales of 57%. Cost of capacity sold for the year ended December 31, 1998 also includes $38 million relating to terrestrial capacity sold which Global Crossing had purchased from third parties. Global Crossing calculates undersea cost of capacity sold for AC-1 based on the ratio of the period's actual revenue to total expected revenues, assuming minimum projected sales capacity of 512 circuits, multiplied by the construction cost of the system. This calculation of cost of sales matches costs with the relative value of each sale. There were no sales or related costs recognized during the period from March 19, 1997 (date of inception) to December 31, 1997, as Global Crossing was in its development stage.

  Operations, administration and maintenance. Global Crossing incurred OA&M costs of $18 million during the year ended December 31, 1998. Global Crossing entered into an agreement with TSSL relating to operations, administration and maintenance of AC-1, which limits Global Crossings total OA&M expense for the system. Global Crossing anticipates that its OA&M costs will be largely recovered through charges to its customers under the terms of CPAs. There were no OA&M costs during the period from March 19, 1997 (date of inception) to December 31, 1997, as Global Crossing was in its development stage.

  Sales and marketing. During the year ended December 31, 1998, Global Crossing incurred sales and marketing expenses of $26 million, including selling commissions of $20 million incurred on capacity sales recognized during this period. During the period from March 19, 1997 (date of inception) to December 31, 1997, Global Crossing incurred sales and marketing costs of approximately $1 million. The increase from 1997 was due to additions in personnel and occupancy costs, plus marketing, commissions paid and other promotional expenses to support our rapid growth.

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  Network development. Global Crossing incurred network development costs during the year ended December 31, 1998 of $11 million relating to the development of systems. During the period from March 19, 1997 (date of inception) to December 31, 1997, these costs were $0.1 million. The increase from 1997 was due to additional personnel, and costs to explore new projects.

  General and administrative. General and administrative expenses totaled $27 million during the year ended December 31, 1998 and were comprised principally of salaries, employee benefits and recruiting fees for staffing of multiple systems, travel, insurance costs and rent expenses, plus depreciation and amortization. During the period from March 19, 1997 (date of inception) to December 31, 1997, Global Crossing incurred general and administrative costs of $2 million.

  Termination of advisory services agreement with PCG Telecom Services LLC. In connection with the development and construction of AC-1, Global Crossing entered into an advisory services agreement with PCG Telecom Services LLC, an affiliate, providing for the payment by Global Crossing of an advisory fee of 2% of the gross revenues of ACL over a 25 year term. Global Crossing's board of directors also approved similar advisory fees and authorized Global Crossing to enter into similar agreements with respect to other cable systems under development by Global Crossing. Global Crossing has acquired the rights of the persons entitled to the fees payable under these agreements in consideration for the issuance to such persons of shares of Global Crossing common stock, which had at the time of issuance an aggregate value of $135 million, and the cancellation of approximately $3 million owed to Global Crossing under a related advance agreement. In addition, Global Crossing recognized approximately $2 million of advisory fees incurred prior to termination of the contract.

  Stock related expense. Through December 31, 1998, Global Crossing recorded as a charge to paid-in capital $94 million of unearned compensation relating to awards under Global Crossing's stock incentive plan plus the grant of certain economic rights and options to purchase common stock granted to a senior executive. The unearned compensation is being recognized as an expense over the vesting period of these options and economic rights.

  For the year ended December 31, 1998, Global Crossing recognized as an expense $31 million of stock related compensation relating to Global Crossing's stock incentive plan and $6 million for the vested economic rights to purchase common stock and $2 million in respect of shares of common stock issued during the year. The remaining $57 million of unearned compensation will be recognized as follows: $28 million in 1999, $21 million in 2000 and $8 million in 2001. Global Crossing's stock incentive plan commenced in January 1998, and therefore no issuances were made during the period from March 19, 1997 (date of inception) to December 31, 1997.

  Equity in loss of affiliates. During 1998, Global Crossing entered into joint venture agreements to construct and operate PC-1 and GAL. PC-1 is owned and operated by Pacific Crossing Ltd. ("PCL"). Global Crossing has an economic interest in PCL represented by a 50% direct voting interest and, through one of the joint venture partners, a further 8% economic non-voting interest. Global Crossing has a 49% interest in Global Access Ltd., which operates GAL. Global Crossing's equity in the loss of PC-1 for the year ended December 31, 1998 was $3 million.

 Interest income and interest expense

  Interest income. Global Crossing reported interest income of $30 million during the year ended December 31, 1998 and $3 million during the period from March 19, 1997 (date of inception) to December 31, 1997. Such interest income represents earnings on cash raised from financings, the IPO, the issuance of the GCH Preferred Stock, operations and CPA deposits.

  Interest expense. During the year ended December 31, 1998, Global Crossing incurred $93 million in interest costs, including the amortization of finance costs and debt discount. Of this amount, Global Crossing

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capitalized to construction in progress interest of $50 million and expensed
$43 million. During the period from March 19, 1997 (date of inception) to December 31, 1997, Global Crossing incurred interest expense of $10 million, which was capitalized to construction in progress.

 Provision for income taxes

  The income tax provision of $33 million for the year ended December 31, 1998 provides for taxes on profits earned from capacity sales and OA&M revenues where Global Crossing's subsidiaries have a presence in taxable jurisdictions. During the period from March 19, 1997 (date of inception) to December 31, 1997, Global Crossing incurred operating losses, which relate to non-taxable jurisdictions and therefore cannot be applied against future taxable earnings. Accordingly, no tax provision or deferred tax benefit was recorded as of December 31, 1997.

 Extraordinary item

  During May 1998, Global Crossing recognized an extraordinary loss of $20 million in connection with the repurchase of outstanding Global Telesystems Holdings senior notes (the "GTH Senior Notes"), comprising of a premium of $10 million and a write-off of $10 million of unamortized deferred financing costs.

 Preferred stock dividends

  During the year ended December 31, 1998, Global Crossing recorded preferred stock dividends of approximately $13 million. Preferred stock dividends for the period from March 19, 1997 (date of inception) to December 31, 1997 were $13 million. Of the $13 million recorded in 1998, $4 million relates to the GCH Preferred Stock issued during December 1998.

 Redemption of preferred stock

  The redemption of Global Telesystems Holdings outstanding preferred stock (the "GTH Preferred Stock") occurred in June 1998 and resulted in a $34 million charge against equity. This amount was comprised of a $16 million redemption premium and a write-off of $18 million of unamortized discount and issuance costs. The redemption premium and write-off of unamortized discount and issuance costs are treated as a deduction to arrive at net loss applicable to common shareholders in the consolidated statements of operations.

 Net loss and net loss applicable to common shareholders

  Global Crossing incurred a net loss of $88 million for the year ended December 31, 1998, compared to a net loss of $0.2 million in the period from March 19, 1997 (date of inception) to December 31, 1997. The net loss for the year ended December 31, 1998 reflects an extraordinary loss on retirement of the GTH Senior Notes of $20 million and a non-recurring charge of $140 million relating to the termination of the advisory services agreement with PCG Telecom Services. Global Crossing's net income before these items was $72 million.

  During the year ended December 31, 1998, Global Crossing reported a net loss applicable to common shareholders of $135 million. This loss reflects preferred stock dividends of $13 million and the redemption cost of GTH Preferred Stock of $34 million. During the period from March 19, 1997 (date of inception) to December 31, 1997, Global Crossing incurred a net loss applicable to common shareholders of $13 million after GTH Preferred Stock dividends of $13 million.

 Balance sheet as of December 31, 1998

  Restricted cash and cash equivalents, both current and long term. At December 31, 1998, current and long-term restricted cash and cash equivalents included: (1) $231 million restricted for PC-1 construction, (2) $89 million received pursuant to CPAs on AC-1 which may be used only in accordance with the terms of the AC-1 Credit Facility, (3) $66 million restricted for MAC construction, (4) $38 million reserved for funding future interest payable on the GCH Senior Notes and (5) $21 million restricted for miscellaneous items.

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  Capacity available for sale, construction in progress and investment in affiliates. Global Crossing's investment in capacity available for sale, construction in progress and investment in affiliates totaled approximately $1,180 million as of December 31, 1998. This amount includes the value of system development contributed to Global Crossing by Pacific Capital Group. Upon Global Crossing's IPO, each PCG Warrant then outstanding was converted into a fraction of Global Crossing common stock based upon the ratio of the per share valuation at the time of conversion less the per share exercise price of the warrants, divided by the per share valuation at the time of conversion, together with a new warrant (the "New PCG Warrants") to purchase the remaining fraction of shares at an exercise price equal to $9.50, the price to public per share of the IPO. These amounts increased additional paid-in capital by $275 million and was allocated on a pro rata basis to PCL, PAC and MAC according to the estimated cost of each system. Accordingly, Global Crossing recorded $163 million as an investment in PCL and $64 million and $48 million as Construction in Progress for PAC and MAC, respectively.

  Long term debt and senior notes. The long term debt of $270 million as of December 31, 1998 represents primarily the long term portion of our outstanding balance on the AC-1 Credit Facility. The senior notes balance of $796 million represents the net proceeds from the issuance of the GCH Senior Notes, adjusted for the unamortized amount of the debt discount.

  Mandatorily redeemable preferred stock. The mandatorily redeemable preferred stock of $487 million as of December 31, 1998 represents the net proceeds received from the $500 million offering of GCH Preferred Stock during December 1998, less $17 million in fees and issuance costs plus $4 million in accrued dividends. These fees and issuance costs are being amortized over the term of the obligation.

  During the year ended December 31, 1998, Global Crossing reimbursed an amount of $7 million to Pacific Capital Group, a shareholder, relating to system evaluation costs incurred by Pacific Capital Group. This amount was treated as a dividend and charged against additional paid-in capital.

Liquidity and capital resources

  Restricted cash and cash equivalents. At March 31, 1999, restricted cash and cash equivalents included: $231 million for PC-1 construction, $63 million for PEC construction, $56 million for MAC construction, $38 million for funding future interest payable on the GCH Senior Notes and $104 million received pursuant to CPAs restricted under the terms of the AC-1 credit facility.

  As of March 31, 1999, the approximately $750 million initial cost of AC-1 had been fully financed. The first contracted upgrade has been fully funded through operating cash flow. All remaining amounts outstanding under the AC-1 non-recourse project finance credit facility were refinanced in July 1999 through Global Crossing's new senior secured corporate credit facility.

  Global Crossing estimates the total cost of developing and deploying AC-2, PC-1, MAC, PAC, SAC, PEC and GAL to be approximately $4,945 million (excluding costs of potential future upgrades and the amounts capitalized with respect to the warrants issued in exchange for the rights to some of these systems) which is comprised of $750 million for AC-2, $1,200 million for PC-1, $330 million for MAC, $495 million for PAC, $1,130 million for SAC, $850 million for PEC and $190 million for GAL. PC-1 will be financed by total equity investments of $400 million (Global Crossing expects to provide approximately $231 million), with the remaining $800 million of estimated costs to be financed through non-recourse project indebtedness at the PC-1 level. Global Crossing has funded its 49% interest in GAL from cash on hand. With respect to MAC and PAC, Global Crossing has made equity investments of $110 million and $200 million, respectively, with the remaining estimated $220 million in costs for MAC and $295 million in costs for PAC to be financed either through bank indebtedness under its existing corporate credit facility or through other corporate financing.

  During October 1998, Global Crossing announced the development of PEC for which the construction costs are estimated to be $850 million. A portion of these costs will be paid from the proceeds of the December 1998

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issuance by Global Crossing Holdings of GCH Preferred Stock. Further, Global
Crossing expects to raise additional capital required to finance this system through a combination of commercial bank borrowings, non-recourse project debt, vendor financing and sales of dark fiber. In this regard, Global Crossing has entered into an agreement with Cable & Wireless for the sale of more than $100 million of dark fiber on PEC. During January 1999, Global Crossing entered into a supply contract with Lucent to provide fiber and equipment for this system and, as part of this contract, Lucent will also furnish financing along with project management and integration services. On May 5, 1999, Global Crossing borrowed approximately $400 million under the Lucent facility for the construction of PEC, which was refinanced in July 1999 through Global Crossing's new senior secured corporate credit facility.

  Global Crossing financed the approximately $870 million Global Marine acquisition, which was completed in July 1999, with approximately $600 million in bank financing under its new senior secured corporate credit facility and the remainder with cash on hand.

  Global Crossing has raised or expects to raise the additional capital required to finance AC-2, SAC and any additional cable systems through a combination of commercial bank borrowings, non-recourse project financings, public and private offerings of debt and equity securities, vendor financing, and sales of dark fiber on PEC.

  Global Crossing has extended financing to customers in connection with certain CPAs. The financing terms provide for installment payments over a limited number of periods of up to four years. Global Crossing believes that its extension of financing to its customers will not have a material effect on Global Crossing's liquidity.

  Cash used in operating activities was $19 million for the three months ended March 31, 1999 and $12 million for the three months ended March 31, 1998, and principally represents sales and marketing, network development and general and administrative expenses paid less cash received from deposits and payments for activated capacity pursuant to signed CPAs, plus interest income received.

  Cash provided by operating activities was $209 million for the year ended December 31, 1998 and $5 million for the period from March 19, 1997 (date of inception) to December 31, 1997, which principally represents cash received from deposits and payments for activated capacity pursuant to signed CPAs, plus interest income, less sales and marketing, network development and general and administrative expenses paid.

  Cash used in financing activities was $65 million for the three months ended March 31, 1999, and primarily represents the repayments of borrowings under the AC-1 credit facility and the increase in amounts held in restricted cash and cash equivalents. Cash provided by financing activities of $135 million for the three months ended March 31, 1998, primarily relates to proceeds from borrowings under the AC-1 credit facility, less the increase in the restricted cash and cash equivalents.

  Cash provided by financing activities was $1,027 million for the year ended December 31, 1998 and primarily represents borrowings under the AC-1 and MAC credit facilities, proceeds from the issuance of GCH Senior Notes, the GCH Preferred Stock and Global Crossing's IPO, less amounts paid for finance and organization costs, the issuance of common and preferred stock, the repayment of long term debt, the redemption of the GTH Preferred Stock, the retirement of the GTH Senior Notes and the increase in amounts held in restricted cash and cash equivalents. At December 31, 1998, Global Crossing's working capital amounted to $750 million.

  During May 1998, Global Crossing obtained $796 million in net proceeds from the issuance of the GCH Senior Notes due 2008. These proceeds were used (1) to purchase all of the $150 million aggregate principal amount of outstanding GTH Senior Notes, (2) to redeem all of the $100 million aggregate principal amount of outstanding GTH Preferred Stock, (3) to repay in full the $67 million then outstanding under a bridge credit facility, (4) to make approximately $315 million of equity investments in PC-1, MAC and PAC and (5) for general corporate purposes, including $74 million to fund a one-year interest reserve on the GCH Senior Notes. In August 1998, Global Crossing completed its IPO, from which it received net proceeds of $391 million, and during December 1998, the GCH Preferred Stock was issued, from which net proceeds of approximately

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$483 million were received. Global Crossing has used or intends to use these proceeds for (1) construction of the Global Crossing Network, (2) investment in telecommunications companies and ISPs, (3) investments in GAL and (4) general corporate purposes. As of March 31, 1998, unused proceeds were invested in short-term, interest-bearing U.S. Government securities and certain other short term, investment grade securities.

  Cash provided by financing activities of $425 million for the period from March 19, 1997 (date of inception) to December 31, 1997, relates to net proceeds from the issuance of common stock, GTH Preferred Stock and GTH Senior Notes and borrowings under the AC-1 credit facility, less finance and organization costs related to the issuance of common and preferred stock and the increase in proceeds held in restricted cash and cash equivalents. At December 31, 1997, Global Crossing's working capital deficit was $63 million.

  Cash used in investing activities was $158 million and $122 million for the three months ended March 31, 1999, and for the three months ended March 31, 1998, respectively, and represents cash paid for Construction in Progress and cash investments in affiliates.

  Cash used in investing activities was approximately $431 million and $429 million for the year ended December 31, 1998 and the period from March 19, 1997 (date of inception) to December 31, 1997, respectively, and represents cash paid for construction in progress, capacity available for sale and investments in affiliates.

  Global Crossing has extended financing to a small number of customers in connection with certain CPAs. The financing terms provide for installment payments over a period of up to four years. Global Crossing believes that its extension of financing to its customers will not have a material effect on its liquidity.

  Global Crossing believes that its current cash and cash equivalents, credit facilities and cash generated from operations will satisfy its expected working capital and capital expenditure requirements through December 31, 1999.

Inflation

  Management does not believe that Global Crossing's business is impacted by inflation to a significantly different extent than the general economy.

Year 2000 compliance

  Global Crossing believes that its computer information systems are Year 2000 ("Y2K") compliant. Global Crossing has established a Y2K compliance task force. The task force has identified no potential material adverse effect on the two core components of it services: (1) transmission of capacity and (2) management and maintenance of the transmission paths. Global Crossing's anticipated worst case scenario is failure of its Network Operations Center. In the event the worst case scenario occurs, management of the network can be performed at the terminal stations with the network element managers or at the equipment bays with the craft interface terminal. No or minimal additional cost would be incurred as Global Crossing has already included the cost for back-up management of the network into the AC-1 business case analysis.

  Global Crossing is also subject to external forces that generally affect industry and commerce, such as utility, transportation or other infrastructure failures and interruptions. In addition to reviewing its own systems, Global Crossing is submitting requests to third party service providers to obtain information as to their compliance efforts. Global Crossing has received assurances from its major suppliers, TSSL and Lucent, stating Y2K compliance status of their respective systems regarding AC-1, Global Crossing's only active system at this time. In addition, Global Crossing received assurance from Alcatel, a supplier to MAC, that Alcatel is also Y2K compliant. In the event that any of its material third party service providers do not successfully and timely achieve Y2K compliance, Global Crossing's business or operations could be adversely affected. Global Crossing is developing contingency plans to address any potential Y2K compliance failure due to significant third party failures, although no such failure is expected. To date, response from material third party service providers has not shown any of them to be non-compliant with Y2K readiness plans.

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  Global Crossing believes that costs of addressing its Y2K compliance will not have a material adverse impact on its financial condition or results of operations.

Euro conversion

  On January 1, 1999, a single currency called the Euro was introduced in Europe. Eleven of the fifteen member countries of the European Union agreed to adopt the Euro as their common legal currency on that date. Fixed conversion rates between these countries' existing currencies, called legacy currencies, and the Euro were established as of that date. The legacy currencies are scheduled to remain legal tender in these participating countries between January 1, 1999 and January 1, 2002, but not later than July 1, 2002. During this transition period, parties may settle transactions using either the Euro or a participating country's legacy currency.

  As most of Global Crossing's sales and expenditures are denominated in United States dollars, management does not believe that the Euro conversion will have a material adverse impact on its business or financial condition. Global Crossing does not expect the cost of system modifications to be material, and it will continue to evaluate the impact of the Euro conversion.

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                 Stock Ownership Of Management, Directors and
                      5% Shareholders of Global Crossing

  The following table sets forth, as of June 25, 1999, information regarding the beneficial ownership of Global Crossing common stock by (1) each person or entity who is known to Global Crossing to own beneficially 5% or more voting common stock of Global Crossing, (2) each director and executive officer of Global Crossing and (3) all directors and executive officers of Global Crossing as a group. To Global Crossing's knowledge, each such shareholder has sole voting and investment power with respect to the shares shown, unless otherwise noted. Amounts appearing in the table below include (1) all shares of common stock outstanding as of June 25, 1999, (2) all shares of common stock issuable upon the exercise of options within 60 days of June 25, 1999 and (3) all shares of common stock issuable upon the exercise of warrants within 60 days of June 25, 1999. The warrants described below as "New PCG Warrants" and "Global Crossing Warrants" each represent the right to immediately purchase shares of Global Crossing common stock at an exercise price of $9.50 per share.

                                         Beneficial Ownership of Common Stock
                          ------------------------------------------------------------------
                                                            Shares       Shares
                                      Shares Subject to   Subject to     Subject
                           Number of       New PCG      Global Crossing    to     Percentage
                           Shares(1)      Warrants         Warrants      Options   of Class
                          ----------- ----------------- --------------- --------- ----------
Pacific Capital Group,     87,601,172     6,050,004        2,515,788            0   21.68%
 Inc.(2)................
 150 El Camino Drive,
 Suite 204
 Beverly Hills,
 California 90212
Canadian Imperial Bank
 of Commerce(3).........   88,198,248             0                0      375,000   19.96%
 161 Bay Street,
 8th Floor -- BCE Place
 P.P. Box 500
 M5J258, Toronto, Canada
U S WEST, Inc. .........   39,259,305             0                0            0    8.85%
 7800 East Orchard Road
 Englewood, Colorado
 80111
Continental Casualty       36,442,735             0                0            0    8.21%
 Company................
 CNA Plaza, Floor 23
 South
 Chicago, Illinois 60685
MRCo, Inc...............   30,109,522             0          697,934            0    6.94%
 111 Massachusetts
 Avenue NW Washington,
 DC 20001
Gary Winnick(4).........   87,601,172     6,050,004        2,515,788    1,200,000   21.95%
Lodwrick M. Cook........    3,324,169       950,002                0      182,000    1.00%
Jack M. Scanlon.........      239,520             0                0    1,462,588       *
Thomas J. Casey(5)......      630,412             0                0            0       *
Robert Annunziata.......            0             0                0      918,424       *
William B. Carter.......      119,760             0                0      825,856       *
Dan J. Cohrs............       10,000             0                0      708,668       *
David L. Lee(6).........   18,559,028     1,825,002          663,456      600,000    4.86%
Abbott L. Brown(7)......   10,460,679     1,450,002          367,666      600,000    2.90%
Barry Porter(8).........   17,063,809     1,825,002          610,266      600,000    4.53%
James C. Gorton.........            0             0                0      729,606       *
Jack Finlayson..........       29,984             0                0      665,044       *
Robert Sheh.............            0             0                0      283,685       *
Hillel Weinberger(9)....   38,688,409             0                0       75,000    8.74%
Jay R. Bloom(10)........   88,198,248             0                0      375,000   19.96%
Dean C. Kehler(10)......   88,198,248             0                0      375,000   19.96%
Jay R. Levine(10)(11)...   88,198,248             0                0      375,000   19.96%
William P.
 Phoenix(10)(11)........   88,198,248             0                0      375,000   19.96%
Bruce Raben(10)(11).....   88,198,248             0                0      375,000   19.96%
Michael R. Steed(12)....   30,109,522             0          697,934       75,000    6.96%
William E. Conway(13)...    2,023,677             0                0       75,000       *
Geoffrey J.W. Kent......            0             0                0       75,000       *
All Directors and
 Executive Officers as a
 Group..................  297,033,256    12,100,012        4,855,110    9,450,871   72.90%

--------
  *  Percentage of shares beneficially owned does not exceed one percent.
 (1) As of June 25, 1999, 414,728,082 shares of common stock were issued and outstanding. An additional 11,329,665 shares of common stock would have been issuable upon the exercise of options within 60 days of June 25, 1999; an additional 12,500,012 shares of common stock would have been issuable upon the exercise of New PCG Warrants within 60 days of June 25, 1999 and an additional 5,108,358 shares of common stock would have been issuable upon the exercise of Global Crossing Warrants within 60 days of June 25, 1999.
 (2) Includes shares of common stock and common stock warrants owned by GKW Unified Holdings, a company formed for the benefit of Gary Winnick and members of his family and managed by Pacific Capital Group.
 (3) Includes shares of common stock issuable upon the exercise of options granted to Global Crossing directors employed by an affiliate of Canadian Imperial Bank of Commerce.
 (4) Includes (a) all shares of common stock and shares of common stock issuable upon the exercise of warrants owned by GKW Unified Holdings, of which Pacific Capital Group is manager, (b) all shares of common stock and shares of common stock issuable upon the exercise of warrants owned by Pacific Capital Group, of which Mr. Winnick is Chairman and Chief Executive Officer and (c) all shares of common stock held by Casey Pacific Holdings LLC, which Pacific Capital Group controls for purposes of voting.
 (5) Includes (a) all shares of common stock owned by Casey Pacific Holdings LLC, which is beneficially owned by Mr. Casey and (b) all shares of common stock owned by Casey Global Holdings LLC, which is beneficially owned by Mr. Casey.
 (6) Includes (a) all shares of common stock and shares of common stock issuable upon the exercise of warrants owned by San Pasqual Corp., of which Mr. Lee and his family are the sole shareholders and (b) all shares of common stock and shares of common stock issuable upon the exercise of warrants owned by the David and Ellen Lee Family Trust, of which Mr. Lee is a trustee.
 (7) Includes (a) all shares of common stock and shares of common stock issuable upon the exercise of warrants owned by Ridgestone Corp., of which members of Mr. Brown's family are the sole shareholders and (b) all shares of common stock and shares of common stock issuable upon the exercise of warrants owned by the Brown Living Trust, of which Mr. Brown is a trustee.
 (8) Includes all shares of common stock and shares of common stock issuable upon the exercise of warrants owned by Galenight Corp., of which Mr. Porter is the sole shareholder.
 (9) Includes all shares of common stock owned by Continental Casualty Company, an affiliate of Loews/CNA Holdings Corp. Mr. Weinberger is an officer of Loews/CNA Holdings Corp. Includes shares of common stock held by Global Crossing Trust 1998, with respect to which Mr. Weinberger serves as trustee, and shares of common stock held by Global Crossing Partners, of which Mr. Weinberger is a managing partner.
(10) Includes all shares of common stock beneficially owned by Canadian Imperial Bank of Commerce. Each of Messrs. Bloom, Kehler, Levine, Phoenix and Raben is employed by an affiliate of Canadian Imperial Bank of Commerce.
(11) Beneficial ownership of all shares of common stock indicated is disclaimed.
(12) Includes all shares of common stock owned by MRCo, Inc. Mr. Steed is the Senior Vice President of ULLICO and the President of MRCo, Inc., which is a wholly owned subsidiary of ULLICO.
(13) Includes all shares of common stock beneficially owned by The Carlyle Group, of which Mr. Conway is managing director.

                 Stock Ownership of Management, Directors and
                          5% Shareholders of Frontier

  The following table sets forth the number of shares of Frontier common stock beneficially owned by each director, by each of the named executive officers and by directors and officers of Frontier as a group as of May 31, 1999. No director or officer beneficially owns more than 1% of Frontier's outstanding shares of common stock. The group's aggregate holdings constitute approximately 1.7% of Frontier's issued and outstanding common stock.

Management and Directors Stock Ownership Table as of May 31, 1999

                                                           Total
                                                Common     Stock    Beneficial
Name                                           Stock(1)  Options(2) Ownership
----                                           --------- ---------- ----------
Directors:
Patricia C. Barron............................    14,830    19,399     34,229
Raul E. Cesan.................................    10,506    11,999     22,505
Joseph P. Clayton.............................   485,099   399,999    885,098
Brenda E. Edgerton............................    13,983    18,449     32,432
Jairo A. Estrada..............................    30,720    19,999     50,719
Michael E. Faherty............................   100,468    30,833    131,301
Alan C. Hasselwander (3)......................    41,297    17,265     58,562
Eric Hippeau..................................    17,270         0     17,270
Robert Holland, Jr............................    11,179    11,666     22,845
Douglas H. McCorkindale.......................    18,702    19,999     38,701
James F. McDonald.............................     2,608         0      2,608
Dr. Leo J. Thomas.............................    35,994    19,999     55,993
Named Executive Officers:
Robert L. Barrett.............................   101,314   258,333    359,647
Joseph P. Clayton.............................   485,099   399,999    885,098
Jeremiah T. Carr..............................    57,929   266,066    317,995
Rolla P. Huff.................................   153,950    66,666    220,616
Donna L. Reeves-Collins.......................    10,152   108,566    118,718
Directors and Executive Officers as a Group
 (25 persons)................................. 1,190,600 1,817,435  3,008,035

--------
(1) Includes all shares which each director or officer directly, or through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct the voting of such shares or to dispose or to direct the disposition of such shares. Amounts in this column include both vested and unvested restricted stock granted to selected executive officers. However, these amounts do not include shares which each such person has the right to acquire pursuant to options or other rights.
(2) Includes all shares which such persons have the right to acquire within the sixty days following May 31, 1999, pursuant to options or other rights. These amounts do not include shares which such persons have the right to acquire more than sixty days after that date.
(3) Includes 1,480 shares owned by Mr. Hasselwander's spouse. Mr. Hasselwander disclaims beneficial ownership of these shares.

  Set forth below is the name, address and stock ownership of the only persons or groups of persons known by Frontier to own beneficially more than 5% of the outstanding shares of common stock.

5% Shareholders Stock Ownership Table as of December 31, 1998

                                                            Number of
                                                            Shares of  Percent
      Name and Address                                        Common     of
    of Beneficial Owners                                      Stock     Class
    --------------------                                    ---------- -------
Delaware Management Holdings, Inc. (1)..................... 11,512,972  6.71%
 2005 Market Street
 Philadelphia, Pennsylvania 19103
Scudder Kemper Investments, Inc. (2)....................... 10,379,385  6.10%
 345 Park Avenue
 New York, New York 10154

--------
(1) Delaware Management Holdings, Inc., filed with the Securities and Exchange Commission a Schedule 13G, dated February 5, 1999, stating that it beneficially owned as of December 31, 1998 in the aggregate 11,512,972 shares of Frontier's common stock in its capacity as the parent holding company of Delaware Management Business Trust. In its Schedule 13G filing, Delaware Management Holdings, Inc. also disclosed that with respect to the shares it beneficially owns, it has sole voting power with respect to 10,965,172 shares, shared voting power with respect to 547,800 shares, sole dispositive power with respect to 11,512,972 shares and shared dispositive power with respect to 0 shares.
(2) Scudder Kemper Investments, Inc. filed with the Securities and Exchange Commission a Schedule 13G, dated February 12, 1999, stating that it beneficially owned as of December 31, 1998 in the aggregate 10,379,385 shares of Frontier's common stock. In its Schedule 13G filing, Scudder Kemper Investments, Inc. also disclosed that, with respect to the shares it beneficially owns, it has sole voting power with respect to 4,207,085 shares, shared voting power with respect to 5,706,000 shares, sole dispositive power with respect to 10,270,285 shares and shared dispositive power with respect to 109,100 shares.

                 Description of Global Crossing Capital Stock

  The following summary is a description of the material terms of Global Crossing common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Bermuda law and of the constituent documents of Global Crossing and each of its subsidiaries. The Global Crossing memorandum of association and bye-laws are filed as exhibits to the registration statement of which this document is a part.

  Please note that some of the material terms of the Global Crossing common stock described in this section will change if the proposed amendments to the Global Crossing bye-laws are adopted at the annual meeting. See "Proposals to Global Crossing Shareholders To Be Voted on at the Global Crossing Annual Meeting--Proposals Nos. 3 and 4."

General

  Pursuant to its memorandum of association, the authorized share capital of Global Crossing is $6,000,000, divided into 600,000,000 shares of common stock par value $.01 per share.

Voting and transfer restrictions

  Voting restriction. Each share of Global Crossing common stock has one vote, except that if any shareholder owns, directly, indirectly or constructively under Section 958 of the Internal Revenue Code or beneficially directly or indirectly as a result of the possession of sole or shared voting power within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated under that act, more than 9.5% of the voting power of the common stock, or, in the case of Canadian Imperial Bank of Commerce and its affiliates, collectively, more than 35% of the total voting power of the Global Crossing capital stock, the number of votes of that shareholder will be limited to 9.5% of the aggregate voting power of the Global Crossing common stock, or, in the case of Canadian Imperial Bank of Commerce and its affiliates, collectively, to 35% of the aggregate voting power of the Global Crossing capital stock, based on a formula contained in the bye-laws. The additional votes that could be cast by that shareholder but for the restrictions on voting rights will be allocated to the other shareholders, pro rata based on their number of shares of common stock. Shareholders that have been allocated additional votes may not exceed the voting limitation as a result of that allocation.

  Transfer restriction. The bye-laws also provide that any transfer of shares of common stock or any interest in those shares that results in a shareholder, other than Pacific Capital Group, GKW Unified Holdings, Canadian Imperial Bank of Commerce, Continental Casualty Company or MRCo or their affiliates or certain lenders to any of them, beneficially owning within the meaning of
Section 13(d) of the Exchange Act, directly or indirectly, 5% of the outstanding shares of common stock, if that shareholder is a natural person, or otherwise 9.5% of the outstanding shares of common stock, without the approval of a majority of the members of the board of directors and of shareholders representing at least 75% of the votes of all outstanding shares of common stock will not be registered in the share register and will be void and of no effect.

  Amendments to the voting reallocation and transfer restriction provisions of the bye-laws require the approval of the Global Crossing board of directors and shareholders holding at least 75% of the votes of all outstanding shares of common stock. In the event of any amendment to these bye-laws, under certain circumstances, Global Crossing has the obligation to indemnify and hold harmless any shareholder who, as a result of that amendment, becomes subject to treatment as a "U.S. Shareholder" for purposes of Section 951 et seq. of the Internal Revenue Code from and against all losses, costs, damages, liabilities and expenses directly or indirectly arising out of that treatment.

  These voting reallocation and transfer restrictions could make it difficult for any person or group of persons acting in concert, other than certain existing owners, to acquire control of Global Crossing.

Distributions

  Holders of common stock are treated equally with respect to all distributions to shareholders of Global Crossing.

Global Crossing stockholders agreement and registration rights agreement

  Global Crossing, Pacific Capital Group, GKW Unified Holdings, affiliates of Canadian Imperial Bank of Commerce, Continental Casualty Company, MRCo and some other shareholders of Global Crossing, including some of Global Crossing's officers and directors and their affiliates, have entered into a stockholders agreement and a registration rights agreement, each incorporated by reference as an exhibit to the registration statement of which this document is a part.

  Under the stockholders agreement, Global Crossing has been granted a right of first refusal on specified private transfers by these shareholders during the first two years after the consummation of Global Crossing's initial public offering on August 14, 1998. In addition, subject to the exceptions in the stockholders agreement, some of these shareholders have rights, which are referred to as "tag-along rights," permitting these shareholders to participate, on the same terms and conditions, in some transfers of shares by any other of these shareholders as follows: (1) Pacific Capital Group, GKW Unified Holdings and Canadian Imperial Bank of Commerce and their affiliates and permitted transferees have the right to participate in any transaction initiated by any of them to transfer 5% or more of the outstanding securities of Global Crossing and (2) Pacific Capital Group, GKW Unified Holdings, Canadian Imperial Bank of Commerce, Continental Casualty Company and MRCo and their affiliates and permitted transferees have the right to participate in any transaction initiated by any of them to transfer any securities of Global Crossing if that transaction would result in a change of control of Global Crossing.

  In addition, so long as Gary Winnick, Pacific Capital Group and GKW Unified Holdings and certain of their transferees collectively beneficially own, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, at least 15% of the outstanding shares of Global Crossing common stock, they are entitled to seek appraisal of the fair value of the Global Crossing common stock that they beneficially own and the payment of the fair value in cash in connection with any merger or consolidation of Global Crossing or the sale, lease or transfer of all or substantially all of the assets of Global Crossing, if they, in their capacity as shareholders of Global Crossing, did not vote in favor of or consent to that transaction and beneficially own the Global Crossing common stock as to which appraisal is sought immediately before the transaction.

  Under the registration rights agreement, the Global Crossing shareholders who are parties to that agreement and a number of their transferees have demand and piggyback registration rights and receive indemnification and, in some circumstances, expense reimbursement from Global Crossing in connection with an applicable registration.

          Some Differences Between Rights of Shareholders of Frontier and Rights of Shareholders of Global Crossing

  Upon completion of the merger, holders of Frontier common stock will become entitled to receive Global Crossing common stock. Global Crossing is a company formed under the laws of Bermuda, and Frontier is a corporation incorporated under the laws of New York. The Companies Act 1981 is the statute that governs Bermuda companies, and the New York Business Corporation Law is the statute that governs New York corporations.

  The following is a summary of some material differences between the rights of holders of Frontier common stock and the holders of Global Crossing common stock. These differences arise from differences between the corporate laws of the State of New York and Bermuda, as well as differences between the Frontier restated certificate of incorporation and the Frontier by-laws, on the one hand, and the Global Crossing memorandum of association and the Global Crossing bye-laws, on the other hand. See "Description of Global Crossing Capital Stock." This discussion is not a complete statement of all differences between rights of holders of Global Crossing common stock and Frontier common stock. This summary discusses material differences between the laws of Bermuda and those of New York. It also discusses material differences between the Global Crossing memorandum of association and bye-laws and the Frontier restated certificate of incorporation and by-laws. This summary is qualified by the full text of each document and the Companies Act and the New York Business Corporation Law. For information as to how to get those documents, see "Where You Can Find More Information" beginning on page 188.

Size and classification of the board of directors

  Global Crossing. Bermuda law permits a company's board of directors to be divided into classes with staggered terms of office. The Global Crossing bye-laws provide for three classes of directors with staggered terms. The Global Crossing bye-laws mandate that Global Crossing have not less than eleven directors and not more than eighteen. The board of directors currently consists of seventeen directors. If the proposed amendments to the Global Crossing bye-laws are adopted, the size of the Global Crossing board of directors will be increased to a maximum of twenty.

  Frontier. The New York Business Corporation Law provides that a corporations's board of directors may be divided into classes with staggered terms of offices. Neither the Frontier restated certificate of incorporation nor the Frontier by-laws provide for a staggered board of directors. The Frontier certificate of incorporation mandates that Frontier have not less than nine directors. The Frontier by-laws currently provide for twelve directors.

Removal of directors; vacancies; alternate directors

  Global Crossing. The Global Crossing bye-laws provide that shareholders may in a special meeting called for that purpose remove a director, provided notice of the meeting is given to the director not less than 14 days before the meeting, and the director is entitled to be heard at the meeting. Any vacancy created by the removal of a director at a special meeting may be filled at the meeting by the election of another director or, in the absence of an election, by the board of directors. The Global Crossing bye-laws also provide that any director will be removed from office (A) upon resolution of the board, if the director or the director's alternate was absent from board meetings for more than six consecutive months without permission of the board or (B) if, after the initial term, that is, the term for any director commencing on August 13, 1998, no less than three-quarters of the directors request the director to resign.

  Under Global Crossing's bye-laws, any director may appoint any other director, or any other person approved by resolution of the Global Crossing board of directors, to act as an alternate director to represent that director. A director may remove an alternate director appointed by that director.

  Frontier. The New York Business Corporation Law provides that any or all of the directors of a corporation may be removed for cause by a vote of the shareholders and that the certificate of incorporation or by-laws may provide for removal without cause by a vote of the shareholders. Frontier's charter and by-laws do not permit removal without cause.

  New York law provides that vacancies occurring for any reason other than removal without cause may be filled by vote of the board of directors. If the number of directors then in office is less than a quorum, those vacancies may be filled by vote of a majority of the directors then in office. Under the Frontier by-laws, a director elected to fill a vacancy will hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

  Frontier directors are not permitted to appoint alternate directors.

Meetings of shareholders

  Global Crossing. Under Bermuda law, an annual meeting must be held once every calendar year. A special meeting of shareholders may be convened by a majority of the directors at any time and must be convened upon the request of shareholders holding not less than one-tenth of the paid up capital of the company carrying the right to vote at general meetings. In addition, the proposed amendments to the Global Crossing bye-laws, if adopted, will grant authority to the chairman or co-chairman of the board of directors to convene a special shareholder meeting at any time.

  Frontier. Under New York law, special meetings may be called by the board of directors and by any other person or persons authorized to do so by the corporation's certificate of incorporation or by-laws. The Frontier by-laws provide that a special meeting may be called only by the board of directors. At any special meeting, only business related to the purpose or purposes stated in the notice to shareholders may be transacted.

Action by written consent of shareholders; shareholder resolutions

  Global Crossing. Action by written consent of shareholders is permitted in Bermuda, except for the purpose of removing an auditor or director before the expiration of his or her term of office. A written resolution must be signed by all shareholders entitled to attend and vote at a meeting. In addition, the Global Crossing bye-laws provide that, unless a greater percentage is required by the Companies Act or by a specific bye-law provision, any matter proposed for consideration at any general meeting requires the affirmative vote of a majority of votes that may be cast by all shareholders to be approved. If the proposed amendments to the bye-laws are approved, ordinary shareholder resolutions will require the affirmative vote of a majority of the votes cast at a shareholders' meeting to be adopted.

  Frontier. The New York Business Corporation Law provides that shareholders may take any action without a meeting by written consent only if the consent is signed by the holders of all the outstanding shares entitled to vote on that action, unless otherwise provided in the certificate of incorporation. The Frontier by-laws also provide that with respect to any corporate action, other than the election of directors, required to be taken by a vote of the shareholders, the action shall, except as otherwise required by law or by the Frontier restated certificate of incorporation, be authorized by a majority of the votes cast at the applicable meeting.

Vote required for extraordinary corporate transaction

  Global Crossing. Bermuda law permits an amalgamation between two or more Bermuda companies or between one or more Bermuda exempted companies and one or more foreign corporations subject, unless the bye-laws otherwise provide, to obtaining a majority vote of three-fourths of the shareholders of each company present and voting in person or by proxy at a meeting called for that purpose at which the quorum shall be two persons holding more than one-third of the issued shares. Short form amalgamations are permitted between a holding company and one or more of its wholly owned subsidiary companies or between two or more wholly owned subsidiary companies of the same holding company subject to approval of the amalgamation by a resolution of the directors of each amalgamating company. The Global Crossing bye-laws provide that an amalgamation requires the approval of a simple majority of votes cast at any shareholder's meeting, subject to specified quorum requirements.

  Frontier. The New York Business Corporation Law requires the affirmative vote of two-thirds of all outstanding shares entitled to vote thereon to effect a merger, a consolidation, a share exchange or the sale, lease or disposition of all or substantially all of a corporation's assets. In addition, under some circumstances, holders of shares of a class or series of a class are entitled to vote together and to vote as a separate class on the transaction.

Interested director transactions

  Global Crossing. The Global Crossing bye-laws provide that a director may be a party to, or otherwise interested in, any transaction or arrangement with Global Crossing or in which Global Crossing is otherwise interested. So long as the director declares the nature of his or her interest in writing as required by the bye-laws and the Companies Act, he or she will not be accountable to Global Crossing for any benefit which he or she derives from a similar transaction or arrangement. For the purposes of the bye-laws, a director is deemed to have an interest in a transaction or arrangement with Global Crossing if he or she is the holder of or is beneficially interested in 5% or more of any class of stock of a company, or of the voting rights available to shareholders of a company, with which Global Crossing is proposing to enter into a transaction or arrangement.

  Frontier. The New York Business Corporation Law provides that no transaction between a corporation and one or more of its directors or an entity in which one or more of its directors are directors or officers or have a financial interest shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director is present at or votes at the meeting of the board of directors or committee which authorizes the transaction. In order to avoid such a transaction being void or voidable, it must, after disclosure of material facts (unless those facts were known), (1) be approved by the disinterested directors or a committee of disinterested directors by a vote sufficient for such purpose without counting the vote of any interested director, or, if the vote of disinterested directors is insufficient to constitute an act of the board under New York law, by the unanimous vote of the disinterested directors or
(2) be approved by a vote of the shareholders. Alternatively, the transaction will not be void or voidable if it is shown to have been fair to the corporation at the time it was approved by the board, a committee or the shareholders.

Transfer restrictions

  Global Crossing. The Global Crossing bye-laws also provide that transfers to a shareholder that result in the shareholder beneficially owning more than a specified percentage of Global Crossing stock will not be registered in the share register of Global Crossing and shall be void and of no effect unless the transfer is duly approved. See "Description of Global Crossing Capital Stock--Voting and transfer restrictions."

  Frontier. There are no similar restrictions on transfers of shares under New York law or Frontier's restated certificate of incorporation or by-laws.

Business combination statutes

  Global Crossing. The Companies Act does not contain any business combination statute similar to the New York statue described below.

  Frontier. Under New York law, a corporation is generally prohibited from engaging in specified business combinations, including specified mergers and consolidations, dispositions of assets and issuances of securities as well as a number of other transactions, with an interested shareholder, unless the business combination, or the purchase of stock by means of which the interested shareholder became an interested person, is either (1) approved by the corporation's board of directors in advance, (2) approved by the affirmative vote of the holders

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of a majority of the outstanding voting stock not beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the interested person's stock acquisition date or (3) a business combination that meets specified conditions. An interested shareholder generally includes holders of 20% or more of the outstanding voting stock of the corporation.

Shareholder suits

  Global Crossing. The Bermuda courts would permit a shareholder to begin a derivative action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where there is an absolute necessity to waive the general rule that a shareholder may not bring such an action in order that there not be a violation of the company's memorandum of association or bye-laws.

  There is also a statutory remedy under Section 111 of the Companies Act, which provides that a shareholder may seek redress of the court as long as he or she can establish that the company's affairs are being conducted, or have been conducted, in a manner oppressive or prejudicial to the interests of some of the shareholders, including himself.

  Frontier. Under New York law, a shareholder may institute a lawsuit against one or more directors, either on his or her own behalf, or derivatively on behalf of the corporation. The New York Business Corporation Law enables a corporation to eliminate or limit, and the Frontier restated certificate of incorporation does so limit, a director's personal liability to the corporation or the holders of its capital stock for monetary damages for violations of the director's fiduciary duty to the full extent permitted under the New York Business Corporation Law.

Dissenters' rights

  Global Crossing. Under Bermuda law a dissenting shareholder of a company participating in an amalgamation, other than an amalgamation between a company and its wholly owned subsidiary or between two or more wholly owned subsidiaries of the same holding company, may, in specified circumstances, receive cash or other consideration in the amount of the fair value of the shareholder's shares as determined by a court, instead of the consideration he or she would otherwise receive in that amalgamation.

  Frontier. The New York Business Corporation Law grants dissenters' rights to shareholders, which are rights to receive payment of the fair value of one's shares determined by judicial appraisal, in the case of specified mergers or consolidations, a sale of all or substantially all of the corporation's assets and, in the case of a shareholder whose shares would be adversely affected, specified amendments to the certificate of incorporation. The right to receive payment of the fair value is not available, however,

    (1) to a shareholder of the surviving corporation in a merger, unless (A) the certificate of amendment alters or abolishes any preferential rights of the shares having preferences; or (B) creates, alters or abolishes any provision or right in respect of the redemption of the shares or any sinking fund for the redemption or purchase of the shares; or (C) alters or abolishes any preemptive right of the holder to acquire shares or other securities; or (D) excludes or limits the right of the holder to vote on any matter, except as that right may be limited by the voting rights given to new shares then being authorized of any existing or new class;

    (2) to a shareholder of the parent corporation in a merger between the parent and subsidiary corporation of which the parent owns at least 90% of the outstanding shares; or

    (3) to a shareholder for the shares that were listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. on the record date for the related meeting.

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  The New York Business Corporation Law also provides that, in determining the fair value for payment of shares, the court consider the nature of the transaction and its effect on the corporation and its shareholders and the concepts and methods of valuation then customary in the relevant financial and securities markets.

Dividends

  Global Crossing. The Global Crossing bye-laws provide that the board of directors may from time to time declare dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests including any interim dividends that appear to the board of directors to be justified. The board of directors must be satisfied on reasonable grounds that at the time when the dividends are declared and at the time when the dividends are paid, Global Crossing is, and would after the payment be, able to pay its debts as they fall due and that the realizable value of Global Crossing's assets would not be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

  Frontier. Under the New York Business Corporation Law, a corporation may declare and pay dividends on its outstanding shares except when currently the corporation is insolvent or would be made insolvent upon payment of the dividends or when the declaration, payment or distribution would be contrary to any restrictions contained in the certificate of incorporation. In general, dividends may be declared or paid out of surplus only.

Voting

  Global Crossing. The Global Crossing bye-laws contain restrictions on voting shares if a holder owns more than a specified percentage of the voting power. See "Description of Global Crossing Capital Stock--Voting and transfer restrictions."

  Frontier. The Frontier restated certificate of incorporation and by-laws contain no similar restriction.

Preemptive rights

  Global Crossing. Bermuda law does not require that preemptive rights be provided for in the bye-laws of the company. Preemptive rights may exist by contractual arrangement or pursuant to the terms of issue of the shares. The Global Crossing bye-laws do not contain any provision concerning preemptive rights, nor has Global Crossing entered into any agreement or arrangement granting preemptive rights.

  Frontier. The New York Business Corporation Law provides, subject to specified exceptions, preemptive rights to shareholders upon an issuance of securities which would adversely affect specified interests of the shareholders; however, the certificate of incorporation of a corporation may provide otherwise. The Frontier restated certificate of incorporation states that no holders of shares of Frontier of any class or series, now authorized or authorized in the future, will have any preemptive rights.

Amendments to corporate governance documents

  Global Crossing. Amendments to the memorandum of association of a Bermuda company must be submitted to a general meeting of the shareholders and will be effective only to the extent approved by the shareholders at that meeting and, in respect of certain amendments to a company's objects, by the Bermuda Minister of Finance. The Global Crossing bye-laws provide that the bye-laws may be amended by resolution of the board of directors, subject to approval by shareholder resolution at a general meeting. In some circumstances, the vote or consent of the holders of 75% of the outstanding shares of capital stock of Global Crossing and the approval of the majority of the Global Crossing board of directors are required.

  Frontier. Under New York law, amendments to a certificate of incorporation may be authorized by the vote of a majority of outstanding shares entitled to vote thereon. New York law also provides for approval by vote of the holders of a majority of outstanding shares of a particular class of stock in some circumstances. The

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by-laws of Frontier may be amended by a vote of the holders of the shares at the time entitled to vote in the election of any directors. They may also be amended by the board of directors of Frontier, but any by-law adopted by the board of directors may be amended or repealed by the shareholders entitled to vote in the election of any directors.

Limitations on directors' liability

  Global Crossing. Under Bermuda law, a director must observe the statutory duty of care which requires the director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for a proper purpose. Bermuda law renders void any provision in the bye-laws or any contract between a company and any director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. The Global Crossing bye-laws contain a number of provisions limiting the liability of directors as permitted under Bermuda law.

  The Global Crossing bye-laws provide that each shareholder agrees to waive any claim or right of action he or she may have, whether individually or by or in the right of Global Crossing, against any director of Global Crossing on account of any action taken by any director, or the failure of any director to take any action in the performance of his or her duties with or for Global Crossing; provided, however, that this waiver does not apply to any claims or rights of action arising out of the fraud or dishonesty of a director.

  Frontier. The New York Business Corporation Law permits a corporation to limit or eliminate a director's personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (1) were in bad faith,
(2) involved intentional misconduct or a knowing violation of law, or (3) involved a financial profit or other advantage to which such director was not legally entitled. The New York Business Corporation Law also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting specified dividend declarations, specified payments to shareholders after dissolution and particular types of loans.

  The Frontier restated certificate of incorporation provides for limitations on directors' liability as permitted by New York law.

Rights of inspection

  Global Crossing. Bermuda law provides the public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda and provides a Bermuda company's shareholders with a right of inspection of the company's bye-laws, minutes of general shareholder meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda, but if it is a public company, it may establish a branch register outside Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

  Frontier. Under the New York Business Corporation Law, any person who has been a shareholder of record of a corporation, upon at least five days' written demand, has the right to examine, in person or by agent or attorney, the corporations minutes of the proceedings of its shareholders and a record of its shareholders and to make extracts from those records for any purpose reasonably related to the person's interest as a shareholder. Upon the written request of any shareholder, the corporation must give or mail to that shareholder an annual balance sheet and profit and loss statement for the preceding fiscal year, and, if any interim balance sheet or profit and loss statement has been distributed to its shareholders or otherwise made available to the public, the most recent such interim balance sheet or profit and loss statement.

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Repurchase of untraced shares

  Global Crossing. The Global Crossing bye-laws provide that Global Crossing will be entitled to sell at the best price reasonably obtainable, or if the shares are listed on a stock exchange, to purchase at the trading price as of the date of purchase, the shares of a shareholder or the shares that a person is entitled to as a result of death, bankruptcy or otherwise by operation of law if: (1) during a period of twelve years, at least three dividends have been declared and all dividends that have been sent in the manner authorized by the bye-laws remained uncashed; (2) after twelve years, advertisements are placed both in a national daily newspaper and a newspaper circulating in the area of the last known address of that shareholder or other person giving notice of Global Crossing's intention to purchase or sell the shares; (3) for three months after the advertisements are placed, no information regarding that shareholder is received; and (4) if the shares are listed on a stock exchange, notice is given to the stock exchange of Global Crossing's intention to sell or purchase those shares prior to the publication of the advertisements.

  Global Crossing will hold the proceeds of any such sale for a period of six years, during which period the applicable shareholder will be a creditor of Global Crossing and will be entitled, upon request, to payment of the proceeds from the sale of those shares without interest. After the six-year period ends, any unclaimed proceeds will become the property of Global Crossing.

  Frontier. The Frontier by-laws do not contain any provision regarding untraced shares.

Indemnification of Global Crossing by shareholders for some taxes and other impositions

  Global Crossing. The Global Crossing bye-laws provide that if any law imposes or purports to impose any immediate, future or possible liability on Global Crossing to make any payment in respect of shares held by or distributions payable or paid to any shareholder, then Global Crossing shall be fully indemnified by that shareholder or that shareholder's executor or administrator from that liability. In addition, Global Crossing will have a lien on all dividends and other money payable in respect of the shares held by that shareholder until the applicable liability is paid, plus interest, and may recover as a debt due from that shareholder or his or her administrator any money paid by Global Crossing as a result of that liability. Global Crossing may also refuse to register a transfer of any shares until such money and interest is repaid or set off.

  Frontier. Frontier does not have similar indemnification rights under its corporate governance documents.

Indemnification of officers and directors

  Global Crossing. Under Bermuda law, a company is permitted to indemnify any officer or director out of the funds of the company against (1) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (2) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for fraud and dishonesty. The Global Crossing bye-laws contain provisions regarding the indemnification of officers and directors. The Global Crossing bye-laws generally provide for indemnification to the extent permitted under Bermuda law.

  Frontier. Under the New York Business Corporation Law, indemnification of directors and officers may be provided to whatever extent is authorized by a corporation's certificate of incorporation or a by-law or vote adopted by the shareholders. The New York Business Corporation Law does not permit indemnification with respect to any matter as to which the director or officer has been adjudicated not to have acted in good faith in the reasonable belief that the action taken was in the best interest of the corporation.

  The Frontier by-laws currently provide for indemnification of directors and officers and advancement of indemnified expenses to the fullest extent permitted under the New York Business Corporation Law.


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Indemnification of shareholders by Global Crossing for some taxes

  Global Crossing. The Global Crossing bye-laws provide that, if the existing voting and transfer restrictions in the bye-laws are amended or the board of directors and shareholders approve a restricted transfer of shares, Global Crossing will indemnify each shareholder that is treated as a "United States Shareholder" under Section 951 et. seq. of the Internal Revenue Code as a result of that amendment from and against all losses, costs, damages, liabilities and expenses arising out of, directly or indirectly, that treatment.

  Frontier. Frontier does not have similar indemnification obligations under its corporate governance documents because it is a United States corporation.

Rights agreement

  Global Crossing. Global Crossing has not adopted a shareholder rights plan.

  Frontier. Frontier has adopted a rights agreement, dated April 9, 1995, between Frontier and The First National Bank of Boston which contains provisions that may delay, defer or prevent a takeover of Frontier. In connection with the merger agreement, Frontier and Bank of Boston entered into an amendment to the rights agreement, which provides that the rights would not become exercisable as a result of the approval, execution, delivery or performance of the merger agreement or the stock option agreement. Immediately before the completion of the proposed merger, the rights under the rights agreement will expire.

"Anti-Greenmail"

  Global Crossing. Bermuda law does not contain an anti-greenmail statute.

  Frontier. The New York Business Corporation Law provides that no domestic corporation may purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price which is higher than the market price unless the transaction is approved by both the corporation's board of directors and a majority of the shares entitled to vote or the corporation offers to purchase shares from all the holders on the same terms.

Listing

  Global Crossing. Global Crossing common stock trades on both the Nasdaq National Market and the Bermuda Stock Exchange.

  Frontier. Frontier common stock is listed on the New York Stock Exchange.

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                   Proposals to Global Crossing Shareholders
             To Be Voted on at the Global Crossing Annual Meeting

  Please refer to Annex G to this joint proxy statement/prospectus for the complete text of each proposal to Global Crossing shareholders to be voted on at the Global Crossing annual meeting.

Proposal No. 1: Increase in Global Crossing's authorized share capital

  On June 18, 1999, the Global Crossing board of directors unanimously adopted a resolution approving an increase in Global Crossing's authorized share capital from $6,000,000 to $30,200,000 for the purpose of:

  . increasing the number of authorized shares of Global Crossing common stock, par value $0.01 per share, from 600,000,000 shares to 3,000,000,000 shares; and

  . authorizing the future issuance of 20,000,000 shares of Global Crossing preferred stock, par value $0.01 per share.

  The Global Crossing board of directors is asking shareholders to approve the resolution, which is included in Annex G to this document, at the Global Crossing annual meeting. The Global Crossing bye-laws require that the resolution be approved by a majority of the aggregate votes of all issued and outstanding shares of capital stock of Global Crossing.

  The merger is conditioned on approval by Global Crossing shareholders of the increase in the authorized share capital of Global Crossing to create shares of Global Crossing common stock, which will be issued in the merger to Frontier shareholders in exchange for shares of Frontier common stock in a number equal to the exchange ratio. See "The Merger--What you will receive in the merger." Without this amendment, Global Crossing will not have enough authorized shares of common stock to issue to Frontier shareholders in the merger. The Global Crossing board of directors has unanimously determined that the merger and the increase in Global Crossing's authorized share capital to effectuate the merger are in the best interests of Global Crossing and its shareholders. See "The Merger--Recommendation of the Global Crossing board of directors; Reasons for the merger." Shareholders who beneficially own shares of Global Crossing common stock representing over a majority of the voting power of Global Crossing have agreed to vote in favor of proposal no. 1. As a result, the vote of these shareholders will be sufficient to approve this proposal without any further vote by any other Global Crossing shareholder.

  In addition, the Global Crossing board of directors believes that it is desirable to have additional authorized shares of common and preferred stock available for possible future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes. Having authorized shares of common and preferred stock available for issuance in the future will allow Global Crossing to issue those shares without the expense and delay of a special shareholder meeting.

Common stock

  Of the 2,400,000,000 additional shares of Global Crossing common stock, if authorized:

  . up to approximately [315,934,593] shares will be issued upon closing of the merger to Frontier shareholders in exchange for their shares of Frontier common stock, with each Frontier shareholder receiving that number of shares of Global Crossing common stock equal to the exchange ratio. See "The Merger--What you will receive in the merger;"

  . approximately [17,000,000] shares will be reserved for issuance under Frontier stock options and warrants which, in the merger, will become options or warrants to purchase Global Crossing common stock;

  . [56,784,270] additional shares will be reserved for issuance under the 1998 Global Crossing Ltd. Stock Incentive Plan (the "1998 Plan"); and


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  .  approximately [2,010,281,137] shares will remain available for possible future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes.

  The additional authorized but unissued shares of Global Crossing common stock could be issued at the discretion of the Global Crossing board of directors without any further action by the shareholders, except as required by applicable law or regulation, in connection with acquisitions, efforts to raise additional capital for Global Crossing and other corporate purposes. The Global Crossing board of directors has no present plan or intention to issue any shares of Global Crossing common stock authorized by this proposal, other than in connection with the merger and the 1998 Plan.

  As of    , 1999, the total amount of authorized shares of Global Crossing
common stock was 600,000,000 shares, and      shares of Global Crossing common
stock were issued and outstanding.

Preferred stock

  The preferred stock, if authorized, could be issued at the discretion of the Global Crossing board of directors without any further action by the shareholders, except as required by applicable law or regulation, in connection with acquisitions, efforts to raise additional capital for Global Crossing and other corporate purposes. The Global Crossing board of directors has no present plan or intention to issue any shares of preferred stock authorized by this proposal.

  This proposal would authorize the Global Crossing board of directors, from time to time, to divide the preferred stock into classes or series, to designate each class or series and to determine for each class or series its respective rights and preferences, including, without limitation, any of the following: (1) the rate of dividends and whether dividends were cumulative or had a preference over the common stock in right of payment; (2) the terms and conditions upon which shares may be redeemed and the redemption price; (3) sinking fund provisions for the redemption of shares; (4) the amount payable in respect of each share upon a voluntary or involuntary liquidation of Global Crossing; (5) the terms and conditions upon which shares may be converted into other securities of Global Crossing, including common stock; (6) limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of Global Crossing capital stock junior to such series, including the common stock; (7) conditions and restrictions on the creation of indebtedness or the issuance of other senior classes of capital stock; (8) the terms on which shares may be redeemed, if any, and (9) voting rights. Any series or class of preferred stock could, as determined by the Global Crossing board of directors at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to the Global Crossing common stock. The preferred stock to be authorized is of the type commonly known as "blank-check" preferred stock.

  The creation and issuance of preferred stock may constitute a variation of certain rights of the Global Crossing common stock. It is not possible to state the precise effects of the authorization of the preferred stock upon the rights of the holders of Global Crossing common stock until the Global Crossing board of directors determines the respective preferences, limitations and relative rights of the holders of the class as a whole or of any series or class of the preferred stock. These effects might include, without limitation:
(1) reduction of the amount otherwise available for the payment of dividends on common stock to the extent dividends are payable on any issued preferred stock; (2) restrictions on dividends on the common stock; (3) rights of any series or class of preferred stock to vote separately or to vote with the common stock; (4) conversion of the preferred stock into common stock at such prices as the Global Crossing board of directors determines, which could include issuance at below fair market value or original issue price of the common stock, diluting the book value or per share value of the outstanding common stock; and (5) the holders of common stock not being entitled to share in Global Crossing's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the preferred stock. Holders of Global Crossing common stock do not have preemptive rights to purchase shares in future issuances.

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Potential antitakeover effect

  This proposal may have an anti-takeover effect. The flexibility vested in the Global Crossing board of directors to authorize the issuance of common stock and preferred stock in one or more classes or series could enhance the Global Crossing board of directors' bargaining capability on behalf of Global Crossing shareholders in a takeover situation and could, under certain circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Global Crossing securities or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares of capital stock. For example, the Global Crossing board of directors could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over market price. Accordingly, shareholders might be deprived of an opportunity to consider a takeover proposal which a third party might consider if Global Crossing did not have authorized but unissued shares of capital stock.

  The Global Crossing board of directors recommends a vote FOR proposal no. 1

Proposal No. 2: Issuance of shares of Global Crossing common stock in the merger

  On June 18, 1999, the Global Crossing board of directors unanimously adopted a resolution approving the issuance of shares of Global Crossing common stock, par value $0.01 per share, in the merger, subject to completion of the merger. These shares will not be issued unless the merger is completed. This share issuance is being submitted for the approval of the shareholders of Global Crossing pursuant to the requirements of the National Association of Securities Dealers applicable to companies with securities quoted on the Nasdaq National Market. The NASD requirements provide that this share issuance must be approved by a majority of all outstanding shares of Global Crossing common stock, voting as a single class, at the Global Crossing annual meeting.

  The merger cannot be completed unless Global Crossing shareholders approve the issuance of these shares in the merger. Shareholders who beneficially own shares of Global Crossing common stock representing over a majority of the voting power of Global Crossing have agreed to vote in favor of proposal no.
2. As a result, the vote of these shareholders will be sufficient to approve this proposal without any further vote by any other Global Crossing shareholder. These shares will be issued to Frontier shareholders in exchange for their Frontier common stock in a number per Frontier common stock share equal to the exchange ratio described in this document. See "The Merger--What you will receive in the merger" and "The Merger Agreement--Termination; Possible exchange ratio increase."

  The Global Crossing board of directors recommends a vote FOR proposal no. 2

Proposals Nos. 3 and 4: Amendment and restatement of Global Crossing bye-laws

  The Global Crossing board of directors has approved the amendment and restatement of the Global Crossing bye-laws. The existing bye-laws have not been amended since Global Crossing became a public company. The proposed amendments aim to make the Global Crossing bye-laws more suitable for a public company and reflect common corporate practice among United States public companies and public companies that, like Global Crossing, list or trade their equity shares on a United States securities exchange or the Nasdaq National Market. Accordingly, the Global Crossing board of directors is asking shareholders to approve these amendments, which the Global Crossing board has adopted by resolution included in Annex G.

Proposal No. 3: Amendment and restatement of Global Crossing bye-laws (other than bye-laws 34(2), 63, 130 and 148)

  The following discussion of the proposed amendments is qualified in its entirety by the full text of the amended bye-laws set forth in Annex G. You should read Annex G carefully. Under the existing Global Crossing

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bye-laws, these amendments require the vote of shares of common stock representing at least a majority of all outstanding shares of common stock.

 Reducing the minimum shareholder voting requirements for certain corporate actions

  The existing bye-laws require the approval of a majority of the votes of all outstanding shares of capital stock to:

  .  adopt ordinary shareholder resolutions,

  .  increase or decrease the authorized capital stock,

  . alter the capital stock, including the creation of several classes of stock, the increase or decrease in par value of capital stock, the authorization and issuance of non-voting capital stock, the cancellation of shares of capital stock not previously allocated and the change of the currency in which the capital stock is denominated,

  . alter or abrogate the special rights of a class of shares of capital stock by (1) reducing the capital paid up on those shares, (2) creating another class of stock ranking in priority for payment of dividends or in respect of capital over those shares or (3) creating a class of stock with more favorable voting rights than those shares; however, the bye-laws require the approval of at least 75% of the votes of all outstanding shares of capital stock to alter or abrogate the special rights of a class by written consent rather than by shareholder vote,

  .  elect directors, and

  . amend the bye-laws with some exceptions that require the approval of at least 75% of all outstanding shares of capital stock to be amended.

  The proposed amendments reduce the minimum shareholder voting requirement to approve the corporate actions specified above to a majority of all votes cast at the shareholder meeting at which these corporate actions are being voted on. These amendments, if adopted, will become effective only if and when the merger is completed.

 Manner of voting

  The existing bye-laws provide that shareholders may vote at meetings either on a poll with one vote per share or by a show of hands with one vote per shareholder. The proposed amendments provide that voting by shareholders may be conducted only on a poll.

 Notice of special meetings and shareholder director nominations

  The existing bye-laws provide that a special shareholders' meeting may be called by not less than 30 days' notice by the board of directors or by shareholders representing at least 10% of the paid in capital of Global Crossing. In addition, the existing bye-laws provide that notice of shareholder director nominations must be given to Global Crossing not less than 60 nor more than 90 days before the date of the annual or special shareholder meeting at which these nominations will be voted on.

  The proposed amendments provide that a special shareholders' meeting may be called by not less than 10 days' notice by the chairman or co-chairman of the board of directors, in addition to the board of directors and by shareholders representing at least 10% of the paid in capital of Global Crossing. In addition, the proposed amendments provide that notice of shareholder director nominations in connection with an annual shareholder meeting must be received by Global Crossing not less than 120 nor more than 150 days before the date of the release of Global Crossing's proxy statement in connection with the prior year's annual shareholder meeting. The proposed amendments do not provide for shareholder director nominations in connection with special meetings.

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 Notice period to shareholders

  Under the existing bye-laws, when counting the period of any notice to shareholders, the date when the notice is sent, on the one hand, and the date when the notice is received or, if the notice relates to a shareholder meeting, the date of that meeting, on the other hand, are excluded from the period of that notice.

  The proposed amendments expressly provide that those dates will be counted in the period of any notice to shareholders.

 Number of directors and casual vacancies

  The existing bye-laws provide that, at each annual meeting, shareholders will by resolution determine the minimum and maximum number of directors on the Global Crossing board of directors. The bye-laws currently provide that the minimum number of directors is 11 and the maximum number of directors may not exceed 18. In addition, the existing bye-laws provide that the Global Crossing board of directors will have a fixed number of class A, B and C directors. Also, the existing bye-laws provide that the number of casual vacancies, that is vacancies that may be filled by the board, will be determined by shareholder resolution.

  The proposed amendments fix the maximum number of directors at 20 and the minimum number at 11, until another shareholder resolution is adopted amending those numbers. In addition, the proposed amendments provide that all vacancies on the board of directors will be casual vacancies and that the board of directors will have the authority to determine by resolution the number of class A, B, and C directors that will serve on the board from time to time.

 Staggered terms

  Under the existing bye-laws, class A directors elected at the annual meeting will serve until the annual meeting in 2002, class B directors will serve until the annual meeting in 2000 and class C directors will serve until the annual meeting in 2001. If the proposed amendments are adopted, class A directors elected at the annual meeting will serve until the annual meeting in 2000, class B directors elected at the annual meeting will serve until the annual meeting in 2001 and class C directors elected at the annual meeting will serve until the annual meeting in 2002.

 Outside directors' compensation

  The existing bye-laws provide that the compensation of Global Crossing's outside directors will be determined by shareholder resolution. The proposed amendments provide that the compensation of outside directors will be determined by the Global Crossing board of directors from time to time.

Potential antitakeover effect

  Some of the proposed amendments in proposal no. 3 may have an antitakeover effect, although this was not the intent of the Global Crossing board of directors in adopting these amendments. In particular, the proposed amendment to remove the ability of shareholders to nominate directors at special meetings may have the effect of delaying consideration of a shareholder director nomination until the next annual meeting. In addition, the proposed amendment granting authority to the board of directors to determine the number of class A, B and C directors from time to time may limit the number of director nominations that shareholders may make or vote on at shareholder meetings. The proposed amendment to the notice requirement for director nominations at annual meetings may have the effect of precluding a director nomination if the proper notice requirement has not been met.

  The Global Crossing board of directors recommends a vote FOR proposal no. 3

Proposal No. 4: Amendment and restatement of Global Crossing bye-laws 34(2), 63, 130 and 148

  The following discussion of the proposed amendments is qualified in its entirety by the full text of the amended bye-laws set forth in Annex G. You should read Annex G carefully. Under the existing Global Crossing

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bye-laws, these amendments require the vote of shares of common stock representing at least 75% of all outstanding shares of common stock.

 Record date for shareholder votes

  The existing bye-laws do not provide for the establishment of a record date for shareholders entitled to vote at shareholder meetings or by written resolution. As a result, under the current bye-laws, shareholders of record at the close of business on the date of a shareholder meeting or on the date when a shareholder resolution is passed by written consent are entitled to vote.

  The proposed amendments grant authority to the Global Crossing board of directors to establish a record date for shareholders entitled to vote at shareholder meetings and take action by written resolution.

 Restrictions on transfers of shares

  The existing bye-laws provide that a transfer of shares to any shareholder that results in a shareholder that is a natural person owning 5% or more of the outstanding shares of common stock or in any other shareholder owning 9.5% or more of the outstanding shares of common stock may not be recorded in the share register unless that transfer is approved by a majority of the directors and by at least 75% of the votes of all outstanding shares of common stock. Pacific Capital Group, GKW Unified Holdings, Canadian Imperial Bank of Commerce, Continental, MRCo and their affiliates are not subject to this restriction on transfers.

  The proposed amendments reduce the minimum shareholder voting requirement to approve any transfer resulting in any shareholder owning 5% or more, if the shareholder is a natural person, or otherwise 9.5% or more of the outstanding shares of common stock to a majority of the votes cast at the shareholder meeting called to approve that transfer. These amendments, if adopted, will become effective only if and when the merger is completed.

 Limitation on voting rights

  The existing bye-laws limit the voting power of large shareholders to 9.5% of the total voting power of the Global Crossing common stock. Any additional votes which these large shareholders would be entitled to cast but for this limitation in the bye-laws are allocated to other shareholders, pro rata based on their number of shares. Canadian Imperial Bank of Commerce and its affiliates are the only shareholders exempt from this limitation on voting rights. Their aggregate voting power is capped under the existing bye-laws at 35% of the total voting power of the Global Crossing capital stock.

  The proposed amendments limit the voting power of large shareholders to 9.5% of the total votes cast in connection with any shareholder action. In addition, the proposed amendments decrease the cap on the voting power of Canadian Imperial Bank of Commerce and its affiliates to 20% of the total votes cast in connection with any shareholder action. These amendments, if adopted, will become effective only if and when the merger is completed.

 Correction of typographical error

  In existing bye-law 34(2)(ii), the reference to "maximum percentage" should read "Maximum Percentage." The proposed amendment makes this correction.

Antitakeover effect

  The Global Crossing board of directors does not believe that any of the foregoing proposed amendments to the bye-laws in proposal no. 4 have an antitakeover effect.


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  The Global Crossing board of directors recommends a vote FOR proposal no. 4

Proposal No. 5: Election of directors

The Global Crossing board of directors has made the following director nominations:

  . Abbott L. Brown, Thomas J. Casey, William E. Conway and Barry Porter to be elected as class A directors with terms expiring in 2000. Messers. Brown, Casey, Conway and Porter currently serve as directors of Global Crossing;

  . Robert Annunziata, Lodwrick M. Cook, Geoffrey J.W. Kent, David L. Lee, Bruce Raben and Jack M. Scanlon to be elected as class B directors with terms expiring in 2001. Messers. Annunziata, Cook, Kent, Lee and Raben currently serve as directors of Global Crossing; and

  . Jay R. Bloom, Dean C. Kehler, Michael R. Steed, Hillel Weinberger and Gary Winnick to be elected as class C directors with terms expiring in 2002. Messers. Bloom, Kehler, Steed, Weinberger and Winnick currently serve as directors of Global Crossing.

  In addition, the Global Crossing board of directors has made the following director nominations, subject to the closing of the merger and with effect immediately after the closing of the merger:

  .  [      ] to be elected as class A director with a term expiring in 2000;

  .  [      ] to be elected as class B director with a term expiring in 2001;
     and

  .  [      ] and [      ] to be elected as class C directors with terms
     expiring in 2002.

  Messers. [   ], [    ], [    ] and [     ] are currently serving as
directors of Frontier.

The Global Crossing board of directors recommends the election of the nominees

                               Director Nominees

  Gary Winnick--Mr. Winnick, 51, founder of Global Crossing, has been Co-Chairman of the Global Crossing board of directors since January 1998 and, prior to that date, was Chairman of the Global Crossing board of directors since March 1997. Mr. Winnick is the founder and has been the Chairman and Chief Executive Officer of Pacific Capital Group since 1985, having been in the principal equity investment and merchant banking business since that time.

  Lodwrick M. Cook--Mr. Cook, 70, has been Co-Chairman of the Global Crossing board of directors since January 1998 and Vice Chairman and Managing Director of Pacific Capital Group since 1997. Prior to joining Pacific Capital Group, Mr. Cook spent 39 years at Atlantic Richfield Co., serving as President and Chief Executive Officer from 1985 to 1995 and as Chairman of the board of directors from 1986 to 1995, when he became Chairman Emeritus. Mr. Cook is also a member of the board of directors of Castle and Cooke, Litex and Ocean Energy, Inc.

  Thomas J. Casey--Mr. Casey, 46, was elected Vice Chairman of the Global Crossing board of directors in December 1998 and was appointed Managing Director of Global Crossing in September 1998. Prior to joining Global Crossing, Mr. Casey was co-head of Merrill Lynch & Co.'s Global Communications Investment Banking Group for three years. From 1990 to 1995, Mr. Casey was a partner and co-head of the telecommunications and media group of the law firm of Skadden, Arps, Slate, Meagher and Flom.

  Jack M. Scanlon--Mr. Scanlon, 57, has been Vice Chairman of the Global Crossing board of directors since February 1999 and has been a director of Global Crossing since April 1998. Mr. Scanlon was Chief Executive Officer of Global Crossing from April 1998 to February 1999. Prior to joining Global Crossing,

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Mr. Scanlon was President and General Manager of the Cellular Networks and
Space Sector of Motorola Inc. and had been affiliated with Motorola Inc. since 1990. Mr. Scanlon was Chief Operating Officer of Cambridge Technology Group from 1988 to 1990 and, prior thereto, spent 24 years with AT&T and Bell Laboratories, rising to Group Vice President at AT&T.

  Robert Annunziata--Mr. Annunziata, 50, has been Chief Executive Officer of Global Crossing since February 1999 and a director of Global Crossing since March 1999. From September 1998 to February 1999, Mr. Annunziata was President of AT&T's $22 billion business services group, responsible for the AT&T global network. Prior thereto, Mr. Annunziata was Chairman and Chief Executive Officer of the Teleport Communications Group from 1983 to 1998. Prior to joining Teleport, Mr. Annunziata served 17 years at AT&T in a variety of increasingly senior operations, sales and marketing positions.

  David L. Lee--Mr. Lee, 49, has been President and Chief Operating Officer and a director of Global Crossing since March 1997. He has also been a managing director of Pacific Capital Group since 1989. Prior to joining Pacific Capital Group, Mr. Lee was Group Vice President of Finance and Acquisitions at TRW Information Systems Group.

  Barry Porter--Mr. Porter, 41, is Senior Vice President, Corporate Development and a director of Global Crossing. Mr. Porter has been a director of Global Crossing since 1997 and has also been a Managing Director of Pacific Capital Group since 1993. From 1986 to 1993, Mr. Porter was affiliated with Bear, Stearns & Co. Inc., rising to Senior Managing Director in the investment banking department.

  Abbott L. Brown--Mr. Brown, 55, is Senior Vice President, Corporate Affairs and a director of Global Crossing. Mr. Brown has been a director of Global Crossing since 1997 and was a Managing Director and Chief Financial Officer of Pacific Capital Group from 1994 to 1998. From 1990 through 1994, Mr. Brown was Executive Vice President, Chief Financial Officer and a member of the board of directors of Sony Pictures Entertainment Inc., a wholly-owned subsidiary of Sony Corporation. Prior thereto, Mr. Brown was a partner in the international accounting firm of Price Waterhouse LLP.

  Jay R. Bloom--Mr. Bloom, 43, a director of Global Crossing since March 1997, is a Managing Director of CIBC World Markets Corp., co-head of its High Yield Group and co-head of CIBC World Markets High Yield Merchant Banking Funds. Mr. Bloom also serves on the board of directors of Heating Oil Partners, L.P., Consolidated Advisers Limited, L.L.C. and Morris Material Handling, Inc. Prior to joining CIBC Oppenheimer in August 1995, Mr. Bloom was a founder and Managing Director of The Argosy Group L.P. From 1984 to 1990, Mr. Bloom was a Managing Director in the Mergers and Acquisitions Group of Drexel Burnham Lambert Incorporated. Mr. Bloom was an investment banker associated with Lehman Brothers Kuhn Loeb Incorporated from 1982 to 1984 and, from 1981 to 1982, practiced law at Paul Weiss Rifkind Wharton & Garrison in New York.

  William E. Conway--Mr. Conway, 49, became a director of Global Crossing in August 1998. Mr. Conway has been a managing director of The Carlyle Group since 1987. Mr. Conway was Senior Vice President and Chief Financial Officer of MCI Communications Corporation from 1984, until he jointly founded The Carlyle Group in August 1987. Mr. Conway serves as director to GTS Duratek, Inc., Nextel Communications, Inc. and Hownet International Corporation.

  Dean C. Kehler--Mr. Kehler, 42, a director of Global Crossing since March 1997, is a Managing Director of CIBC World Markets Corp. and co-head of its High Yield Group. In addition, Mr. Kehler is a member of CIBC's Investment Committee and co-head of CIBC World Markets High Yield Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Kehler was a founder and managing director of The Argosy Group. From 1985 to 1990, Mr. Kehler was a managing director in the Mergers and Acquisitions Group, Co-Head of Merchant Banking and a member of the Corporate Finance Executive Committee of Drexel Burnham Lambert Incorporated. From 1979 to 1985, Mr. Kehler was an investment banker at Lehman Brothers. Mr. Kehler serves on the board of directors of Booth Creek Group, Inc., Telebanc Financial Corporation and Heating Oil Partners, L.P.

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  Geoffrey J.W. Kent--Mr. Kent, 56, a director of Global Crossing since August
1998, is Chairman and Chief Executive Officer of the Abercrombie & Kent Group of companies and has been associated with these companies since 1967.

  Bruce Raben--Mr. Raben, 45, a director of Global Crossing since March 1997, is a Managing Director of CIBC World Markets Corp. Prior to joining CIBC World Markets Corp. in January 1996, Mr. Raben was a founder, managing director and co-head of the Corporate Finance Department of Jefferies & Co., Inc. since 1990. Mr. Raben serves as a director of Optical Security, Inc., Evercom, Inc., Terex Corporation and Equity Marketing, Inc.

  Michael R. Steed--Mr. Steed, 49, a director of Global Crossing since March 1997, is Senior Vice President of Investments for the Union Labor Life Insurance Company, ULLICO Inc. and its family of companies and President of Trust Fund Advisors, ULLICO's investment management subsidiary. Mr. Steed joined ULLICO in November 1992 after serving seven years as President and Founder of A.F.I.C. Group, Ltd., a financial and investment consulting firm. From 1983 to 1985, Mr. Steed was the Executive Director of the Democratic National Committee. Mr. Steed serves as a director of The Lewis & Clark Snake River Beverage Company.

  Hillel Weinberger--Mr. Weinberger, 45, a director of Global Crossing since June 1997, has been a Senior Vice President of Loews/CNA Holdings Corp. since 1988. Prior thereto, Mr. Weinberger was a Senior Vice President of Presidential Life from 1982 to 1988.

              [Information about the Frontier nominees--To come.]


Some additional executive officers of Global Crossing

  In addition to the executive officers who are also directors and are described above, Global Crossing has the following executive officers:

  Dan J. Cohrs--Mr. Cohrs, 45, has been Senior Vice President and Chief Financial Officer of Global Crossing since May 1998. From 1993 to 1998, Mr. Cohrs was affiliated with GTE Corporation, rising to the position of Vice President and Chief Planning and Development Officer in 1997. From 1990 to 1993, he was at

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Northwest Airlines and served as Vice President of International Finance
(Tokyo, Japan); from 1986 to 1990, he was at the Marriott Corporation and served in such capacities as Vice President of Financial Planning and Acquisitions and Vice President of Project Finance; and from 1983 to 1986, he was a Strategy and Financial Consultant at Marakon Associates.

  James C. Gorton--Mr. Gorton, 37, became Senior Vice President and General Counsel of Global Crossing in July 1998 and Secretary of Global Crossing in August 1998. From 1994 to 1998, Mr. Gorton was a partner in the New York law firm of Simpson Thacher & Bartlett and had been associated with the firm since 1986. Mr. Gorton received a J.D. degree from New York University Law School.

  Robert B. Sheh--Mr. Sheh, 59, has been Executive Vice President-- Construction & Operations since February 1999. From 1998 to 1999, Mr. Sheh was Chief Executive Officer of Stone & Webster Engineering Ltd. From 1992 to 1998, Mr. Sheh served as President and Chief Executive Officer of International Technology Corporation and as Chairman and Chief Executive of Air & Water Technologies from 1996 to 1997. From 1989 to 1992, Mr. Sheh served as President of The Ralph M. Parsons Company, a worldwide engineering and construction company. Mr. Sheh was associated with The Ralph M. Parsons Company for over 20 years.

Board meetings and committees

  12 meetings, including regularly scheduled and special meetings, of the Global Crossing board of directors were held during 1998. During this period, Mr. Phoenix attended 66 2/3% of all meetings of the board of directors. Each other director attended 75% or more of all meetings of the board of directors and of the committees on which that director served.

  The audit committee and the compensation committee are the standing committees of the Global Crossing board of directors.

 Audit Committee

  The audit committee, currently composed of directors Weinberger, Conway and Kent, met four times during 1998. The principal functions of the audit committee are to (1) make recommendations concerning the engagement of independent public accountants; (2) review with the Global Crossing management and the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of audits; (3) approve the professional services provided by the independent public accountants; (4) review the adequacy and effectiveness of Global Crossing's internal accounting controls;
(5) review Global Crossing's insurance program; and (6) perform any other duties and functions required by any organization under which Global Crossing's securities may be listed.

 Compensation Committee

  The compensation committee, currently composed of directors Cook, Steed and Levine, met six times during 1998. The purpose of the compensation committee is to establish and submit to the Global Crossing board of directors recommendations with respect to (1) compensation of officers and other key employees of Global Crossing and (2) awards to be made under the 1998 Plan.

Proposal No. 6: Amendment of the 1998 Global Crossing Ltd. Stock Incentive
Plan

  On June 18, 1999, the Global Crossing board of directors unanimously adopted a resolution to amend the 1998 Plan for the purpose of increasing the number of authorized shares of Global Crossing common stock, par value $0.01 per share, reserved for issuance under the 1998 Plan from 33,215,730 shares to [90,000,000] shares. The Global Crossing board of directors is asking shareholders to approve the resolution, which is included in Annex G to this proxy statement. Below is a summary of certain important features of the 1998 Plan. This summary is qualified in its entirety by reference to the full text of the 1998 Plan in Annex H.

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Description of the 1998 Plan

  The 1998 Plan is administered by the Global Crossing board of directors, which may delegate its duties in whole or in part to any subcommittee solely consisting of at least two individuals who are "non-employee" directors within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. The 1998 Plan allows the board of directors to make awards of stock options, stock appreciation rights, which can be granted either in conjunction with, or independent of, stock options, and other stock based awards to any individual who is selected by the board of directors to participate in the 1998 Plan.

  The board of directors has the authority to interpret the 1998 Plan, to establish, amend and rescind any rules and regulations relating to the 1998 Plan and to make any other determinations that the board of directors deems necessary or desirable for the administration of the 1998 Plan. The board of directors may also correct any defect or supply any omission or reconcile any inconsistency in the 1998 Plan in the manner and to the extent the board of directors deems necessary or desirable. Any decision of the board of directors in the interpretation and administration of the 1998 Plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned, including participants in the 1998 Plan and their beneficiaries or successors.

  An aggregate of 33,215,730 shares of Global Crossing common stock is currently authorized for issuance under the 1998 Plan. As of June 3, 1999, 1,310,511 shares of Global Crossing common stock had been issued under the 1998 Plan, 31,826,621 shares were subject to outstanding options granted under the 1998 Plan and no shares were available for additional stock option grants or other stock-based awards.

  The maximum number of shares for which awards may be granted during a calendar year is determined by the board of directors from time to time. No award may be granted under the 1998 Plan after the tenth anniversary of July 1, 1998, but awards granted prior to that date may extend beyond that date.

  Stock options. Stock options granted under the 1998 Plan may be non-qualified or incentive stock options for federal income tax purposes. The board of directors will set option exercise prices and terms and will determine the time at which stock options will be exercisable. However, the term of a stock option may not exceed 10 years.

  The board of directors may also grant stock options that are intended to be incentive stock options, which comply with Section 422 of the Internal Revenue Code. No incentive stock options may be granted to any participant who, at the time of the purported grant, owns more than 10% of the total combined voting power of all classes of capital stock of Global Crossing or any of its subsidiaries, unless (1) the option price for such stock option is at least 110% of the "fair market value," as described below, of a share on the date of the grant and (2) the term of that stock option does not exceed the day preceding the fifth anniversary of the grant date. "Fair market value" is defined as the mean of the per share closing bid price and the per share closing asked price on that grant date as quoted on the National Association of Securities Dealers Automated Quotation System.

  Stock appreciation rights. Stock appreciation rights may be granted by the board of directors to participants as a right in conjunction with the number of shares underlying stock options granted to participants under the 1998 Plan or on a stand-alone basis with respect to a number of shares for which a stock option has not been granted. Stock appreciation rights constitute the right to receive payment for each share of the stock appreciation rights exercised in stock or in cash equal to the excess of that share's fair market value on the date of exercise over the exercise price per share, multiplied by the number of shares covered (1) in the case of a stock appreciation right independent of an option, by the stock appreciation right and (2) in the case of a stock appreciation right granted in conjunction with an option, by the option. The board of directors will determine the exercise price per share of stock appreciation rights; however, that price may not be less than the greater of
(1) the fair market value, in the case of a stock appreciation right independent of an option, of a share of common stock on the grant date and, in the case of an applicable stock appreciation right granted in conjunction with an option, of the price of that option and (2) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. The board of directors may also impose, in its discretion, conditions on the exercisability or transferability of stock appreciation rights.

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  The board of directors may also grant limited stock appreciation rights that are exercisable upon the occurrence of special contingent events. Limited stock appreciation rights may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related awards are not exercisable while the limited stock appreciation rights are exercisable.

  Other stock-based awards. The board of directors has the authority to grant other stock-based awards, which may consist of awards of common stock, restricted stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock. Other stock-based awards may be granted on a stand-alone basis or in addition to any other awards granted under the 1998 Plan. The board of directors will determine the form of other stock-based awards and the conditions on which they may be dependent, such as the right to receive one or more shares of common stock or the equivalent value in cash upon the completion of a specified period of service or the occurrence of an event or the attainment of performance objectives. The board of directors will also determine the participants to whom other stock-based awards may be made, the timing thereof, the number of shares to be awarded, whether such other stock-based awards will be settled in cash, stock or a combination of cash and stock and all other terms of such awards.

  General. Stock options, stock appreciation rights and restricted stock awards are not transferable or assignable. Global Crossing may deduct sufficient sums to pay withholding required for federal, state and local taxes or other taxes as a result of the exercise of a stock award.

  In the event of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange or any distribution to shareholders other than regular cash dividends, the board of directors may, in its sole discretion, make a substitution or adjustment, as the board of directors deems to be equitable, to the number or kind of stock issued or reserved for issuance under the 1998 Plan pursuant to outstanding awards and the term, including option price, of such awards.

  Except as otherwise provided in a stock award agreement, in the event of a change in control with respect to Global Crossing, the board of directors may, in its sole discretion, accelerate a stock award, cause Global Crossing to make a cash payment in exchange for a stock award or require the issuance of a substitute stock award.

Certain income tax consequences

  Global Crossing has been advised by counsel that the material federal income tax consequences to Global Crossing and the participants in the 1998 Plan of the grant and exercise of options and stock appreciation rights under existing and applicable provisions of the Internal Revenue Code of 1986 and regulations will generally be as follows:

  Incentive stock options. A participant will not realize any taxable income at the time an incentive stock option is granted or exercised, and Global Crossing will not receive an income tax deduction at the time of grant or exercise. If a participant does not sell stock acquired upon the exercise of an incentive stock option within (1) two years after the date of the grant or
(2) one year after the date of exercise, then a subsequent sale of such stock generally will be taxed as capital gain or loss. If a participant disposes of shares acquired upon the exercise of an incentive stock option within the period set forth in clause (1) or (2) above, then that participant will generally realize ordinary income in an amount equal to the lesser of (a) the gain realized by that participant upon such disposition and (b) the excess of the fair market value of the stock on the date of exercise over the exercise price. In that event, Global Crossing would generally be entitled to an income tax deduction equal to the amount recognized as ordinary income by the applicable participant. Any gain in excess of the amount recognized by the participant as ordinary income would be taxed as short-term or long-term capital gain, depending on the holding period.

  Non-qualified stock options. A participant will not realize taxable income upon the grant of a non-qualified stock option, and Global Crossing will not receive an income tax deduction at such time. Upon exercise of a non-qualified stock option, the applicable participant will realize ordinary income in an amount equal to the

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excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain depending on his or her holding period for the shares. Global Crossing is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

  Stock appreciation rights. Amounts received upon the exercise of a stock appreciation right are taxed at ordinary rates when received. Global Crossing is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the participant.

  Other stock-based awards. Amounts received by the participant upon the grant of other stock-based awards are ordinarily taxed at ordinary rates when received. However, if such other stock-based awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Internal Revenue Code. Global Crossing is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

  The Global Crossing board of directors recommends a vote FOR proposal no. 6

Proposal No. 7: Ratification of outside directors' compensation

  The Global Crossing board of directors is asking shareholders to ratify the Global Crossing compensation plan for outside directors, which was adopted by resolution of the Global Crossing Board of directors on June 12, 1998 and is included in Annex G. Each director who is not an employee of Global Crossing receives cash compensation of $2,500 for each meeting of the Global Crossing board of directors that that director attended after February 28, 1998. In addition, each of directors Bloom, Kehler, Levine, Phoenix, Raben, Steed and Weinberger received options to purchase 120,000 shares of Global Crossing common stock. The exercise price of the options is $0.83 per share, and each such option has a term of 10 years. Each director's first 30,000 options became immediately exercisable, the next 45,000 options became exercisable on April 3, 1999 and the remaining 45,000 options will become exercisable on April 3, 2000, in each case so long as that director continues to be a director of Global Crossing on that date. On August 13, 1998, each of directors Conway, Kent and Ogasawara also received options to purchase 120,000 shares of Global Crossing common stock. The exercise price of the options is $3.33 per share, and each such option has a term of 10 years. Each such director's first 30,000 options became immediately exercisable, the next 45,000 options will become exercisable on August 13, 1999 and the remaining 45,000 options will become exercisable on August 13, 2000, in each case so long as that director continues to be a director of Global Crossing on that date.

  The Global Crossing board of directors recommends a vote FOR proposal no. 7

Proposal No. 8: Ratification of Arthur Andersen & Co. as Global Crossing's independent auditors for 1999 and approval of the board of directors' authority to determine their remuneration

  Under Section 89 of the Companies Act, 1981 of Bermuda, Global Crossing shareholders have the authority to appoint the independent auditors of Global Crossing and to authorize the Global Crossing Board of directors to determine the auditors' remuneration. The Global Crossing board of directors is asking shareholders to ratify the appointment by the Global Crossing board of directors of Arthur Andersen & Co. to audit the accounts of Global Crossing for the fiscal year ending December 31, 1999 and the authority of the Global Crossing board of directors to determine their remuneration.

          The board of directors recommends a vote FOR proposal no. 8

                        Receipt of financial statements

  Under Section 84 of the Companies Act, 1981 of Bermuda, the audited financial statements of Global Crossing for the year ended December 31, 1998 will be presented at the annual meeting. These statements have been approved by the directors of Global Crossing. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

                    Global Crossing Executive Compensation

Compensation committee report

 Compensation Philosophy

  Global Crossing's compensation philosophy is to relate the compensation of Global Crossing's executive officers to measures of company performance that contribute to increased value for Global Crossing's shareholders.

  To assure that compensation policies are appropriately aligned with the value Global Crossing creates for shareholders, Global Crossing's compensation philosophy for executive officers takes into account the following goals:

  .  enhancing shareholder value;

  . representing a competitive and performance-oriented environment that motivates executive officers to achieve a high level of individual, business unit and corporate results in the business environment in which they operate;

  . relating incentive-based compensation to the performance of each executive officer, as measured by financial and strategic performance goals; and

  .  enabling Global Crossing to attract and retain top quality management.

  The Compensation Committee of the board of directors, which we will refer to as the "Committee", periodically reviews the components of compensation for Global Crossing's executive officers on the basis of this philosophy and periodically evaluates the competitiveness of its executive officer compensation program relative to comparable companies. When the Committee determines that executive officer compensation adjustments or bonus awards are necessary or appropriate, it makes recommendations to the board of directors. The board of directors has sole authority to modify executive officer compensation and award annual bonuses.

  Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain annual compensation payments in excess of $1 million to its executive officers. It is the objective of the Compensation Committee to administer compensation plans in compliance with the provisions of Section 162(m) where feasible and where consistent with Global Crossing's compensation philosophy as stated above.

 Executive Compensation Components

  The major components of compensation for executive officers, including the Chief Executive Officer (the "CEO"), are base salary, annual bonuses and stock option grants. Each component of the total executive officer compensation package emphasizes a different aspect of Global Crossing's compensation philosophy.

  . Base Salary. Base salaries for executive officers, including the CEO, are initially set upon hiring by the Co-Chairman and the CEO, based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and other objective and subjective factors. Increases to base salary are determined by the board of directors upon the recommendation of the CEO and the Compensation Committee. Increases are determined primarily on an evaluation of competitive data, the individual's performance and contribution to Global Crossing and Global Crossing's overall performance. Base salaries are periodically reviewed by the Compensation Committee.

  . Target Annual Bonuses. Global Crossing relies to a large degree on annual bonus compensation to attract, retain and reward executives of outstanding abilities and to motivate them to perform to the full extent of their abilities. Target bonuses for executive officers, including the CEO are determined on the basis of competitive bonus levels, level of responsibility, ability to influence results on a corporate or business unit level and, on occasion, subjective factors. Annual bonuses for executive officers are determined by the board of directors upon recommendations by the CEO and the Compensation Committee.

  . Stock Option Grants. The only current long-term incentive opportunity for executive officers, including the CEO, is the award of stock option grants awarded under the 1998 Global Crossing Stock Incentive Plan. In contrast to bonuses that are paid for prior year accomplishments, stock option grants represent incentives tied to future stock appreciation. They are intended to provide executive officers with a direct incentive to enhance shareholder value. Options are awarded at the discretion of the board of directors, based on recommendations of the CEO and Compensation Committee, to persons holding key management positions. Options vest over a three-year period with a maximum term of ten years. Option grants are determined primarily based on an evaluation of competitive data and the anticipated contribution that the executive officer will make to Global Crossing.

  The Committee conducts annually a full review of the performance of Global Crossing and its executive officers in assessing compensation levels. The Committee considers various qualitative and quantitative indicators of both Global Crossing and the individual performance of its executive officers. This review evaluates Global Crossing's performance both on a short- and long-term basis. The Committee may consider such future quantitative measures as Total Shareholder Return ("TSR"), Return on Shareholder's Equity ("ROSE"), Return on Capital Employed ("ROCE") and percent change in operating and net income. The Committee may also consider qualitative measures such as leadership, experience, strategic direction and overall contribution to Global Crossing.

  In addition, the Committee evaluates compensation in light of the compensation practices of other companies in the telecommunications industry and peer group companies as may be determined by the Committee. These companies are used as a reference standard for establishing levels of base salary, bonus and stock options. For 1998, executive officer compensation was targeted at the 75th percentile relative to peer group companies in the telecom industry.

 1999 Executive Compensation Review

  Based on the factors set forth above, the Committee recommended that the board of directors approve salary increases and 1998 bonus awards for all executive officers, except in the case of Mr. Casey who had recently joined Global Crossing. The CEO and Co-Chairman recommended against additional stock option grants to executive officers at this time. The Committee agreed with that recommendation.

  Jack Scanlon held the position of CEO from April 1998 through February 1999. In determining Mr. Scanlon's salary increase and 1998 bonus award, the Committee reviewed the performance of Global Crossing against its goals. During 1998, Global Crossing began operation of the first leg of its global fiber optic network, held its initial public offering and executed capacity purchase agreements totaling more than one billion dollars. The Committee believes that Mr. Scanlon was instrumental in leading Global Crossing to achieve these milestones.

                                          THE COMPENSATION COMMITTEE
                                          Lodwrick M. Cook
                                          Michael R. Steed
                                          Jay R. Levine

Summary compensation table

  The table below sets forth information concerning compensation paid to the specified executive officers of Global Crossing during the last fiscal year.

                                  Annual Compensation                     Long Term Compensation
                         ------------------------------------- ---------------------------------------------
                                                                          Securities
                                                     Other     Restricted Underlying
                                                     Annual      Stock     Options/   LTIP      All Other
                         Year  Salary   Bonus(1)  Compensation  Award(s)     SARs    Payouts Compensation(2)
                         ---- -------- ---------- ------------ ---------- ---------- ------- ---------------
Jack M. Scanlon*........ 1998 $450,000 $  480,000   $213,569      --      3,600,000    --            --
 Chief Executive Officer
Thomas J. Casey......... 1998  266,667    533,333        --       --      2,000,000    --            --
 Managing Director
William B. Carter....... 1998  600,000  1,050,000        --       --          3,000    --        $55,000
 President, Global       1997  200,000    750,000        --       --            --     --            --
 Crossing Development
 Co.
James C. Gorton......... 1998  147,179    710,000        --       --      1,500,000    --            --
 Senior Vice President
 and General Counsel
Jack Finlayson.......... 1998  156,923    841,667        --       --      1,470,000    --            --
 President, Global
 Crossing International,
 Ltd.

--------
(1) These amounts reflect a combination of signing bonuses and annual bonuses.
(2) Represents Global Crossing's matching 401(k) contributions.
 * Mr. Scanlon resigned as Chief Executive Officer in February 1999 to become Vice Chairman of Global Crossing.

Certain compensation arrangements

  The 1998 Plan provides that, unless otherwise provided in the specific award agreement, upon a "change in control," certain awards granted under the 1998 Plan may, in the sole discretion of Global Crossing's board of directors, be deemed to vest immediately. A "change in control" is defined under the 1998 Plan as the occurrence of any of the following: (1) any person or entity, other than a person or entity holding securities representing 10% or more of the combined voting power of Global Crossing's outstanding securities as of July 15, 1998, Global Crossing, any trustee or other fiduciary holding securities under an employee benefit plan of Global Crossing, or any company owned, directly or indirectly, by the shareholders of Global Crossing in substantially the same proportions as their ownership of stock of Global Crossing, becomes the beneficial owner, as defined under Rule 13d-3 promulgated under the Securities Exchange Act, of securities of Global Crossing (a) in excess of the interest held by the existing shareholders of Global Crossing as of July 15, 1998 and (b) representing 30% or more of the combined voting power of Global Crossing's then outstanding securities; (2) during any period of 24 months, individuals who at the beginning of such period constituted the board of directors and any new director, other than any directors who meet certain exceptions specified in the 1998 Plan, whose election was approved in advance by a vote of at least two-thirds of the directors then still in office cease for any reason to constitute at least a majority of the board of directors; (3) the shareholders of Global Crossing approve any transaction pursuant to which Global Crossing is merged or consolidated with any other company, other than a merger or consolidation which would result in shareholders of Global Crossing immediately prior thereto continuing to own more than 65% of the combined voting power of the voting securities of Global Crossing or such surviving entity, outstanding after such merger or consolidation; or (4) the shareholders of Global Crossing approve a plan of complete liquidation of Global Crossing or an agreement for the sale or disposition by Global Crossing of all or substantially all of Global Crossing's assets, other than the liquidation of Global Crossing into a wholly owned subsidiary.

  Global Crossing has entered into an employment agreement with Mr. Robert Annunziata, which provides that Mr. Annunziata will be employed as Chief Executive Officer of Global Crossing for an initial term of three years until February 22, 2002 and for successive one-year terms after that date, unless either Global Crossing or Mr. Annunziata provides at least six months' advance notice of termination. In connection with his employment,

Mr. Annunziata received stock options to purchase an aggregate of 4,000,000 shares of Global Crossing common stock at an exercise price of $19.81 per share. These stock options vest in 25% increments starting on February 19, 1999 and on February 22 of each of the first three years of Mr. Annunziata's employment with Global Crossing, beginning on February 22, 2000. Mr. Annunziata's employment agreement also provides for additional stock options to purchase an aggregate of 500,000 shares of Global Crossing common stock, subject to the Global Crossing board of directors' approval of these additional options. The exercise price for these additional options is $24.81 per share and became vested on Mr. Annunziata's first day of employment. Upon a "change in control" of Global Crossing, as defined in the 1998 Plan, vesting of Mr. Annunziata's stock options to purchase 4,000,000 shares of Global Crossing common stock will occur immediately, and Mr. Annunziata will be entitled to terminate his employment agreement and receive a lump sum payment equal to the sum of two times Mr. Annunziata's then annual base salary and bonus.

  Global Crossing entered into an employment agreement, dated as of April 1, 1998, with Mr. Jack Scanlon, providing for Mr. Scanlon's employment as Global Crossing's Chief Executive Officer for a term of two years and continuing thereafter for successive two-year terms, unless either Global Crossing or Mr. Scanlon provides at least three months' notice in advance of the expiration of the then current term. Mr. Scanlon voluntarily resigned as Chief Executive Officer of Global Crossing in February 1999 to become Vice Chairman of Global Crossing. In connection with his employment agreement, Mr. Scanlon was issued an option to purchase a total of 3,600,000 shares of Global Crossing common stock at an exercise price of $0.83 per share. These options vest in 25% increments upon the first day of employment and at the end of each of the first three years of Mr. Scanlon's employment with Global Crossing. Upon a "change in control" of Global Crossing, as defined in the 1998 Plan, vesting of all these options will immediately occur, and Mr. Scanlon will be entitled to terminate the agreement and receive a lump sum payment equal to the sum of two times Mr. Scanlon's then annual base salary and bonus.

  Global Crossing has entered into an employment arrangement with Mr. Jack Finlayson, which grants Mr. Finlayson the option to sell 300,000 shares of common stock to Global Crossing at $6.66 per share after two years of employment.

  In September 1998, Mr. Thomas Casey was hired by Pacific Capital Group as its President. At such time, it was also agreed among Pacific Capital Group, Global Crossing and Mr. Casey that, in addition to Mr. Casey's role as President of Pacific Capital Group, Mr. Casey would also serve as Managing Director of Global Crossing. In connection with such employment, Mr. Casey received economic rights to 2,000,000 shares of Global Crossing common stock at an effective price of $2.00 per share. Such rights vest in 33% increments on the first day of Mr. Casey's employment and on each of the first and second anniversaries of the first day of Mr. Casey's employment. In connection with Mr. Casey's dual employment, Global Crossing and Pacific Capital Group established an arrangement whereby each entity would be responsible for a portion of Mr. Casey's salary and long-term compensation based upon the relative amount of time spent by Mr. Casey on matters pertaining to such entity. Initially, 80% of Mr. Casey's salary and long-term compensation was allocated to Global Crossing and 20% of such amounts was allocated to Pacific Capital Group, subject to adjustment and re-allocation on an annual basis. On March 18, 1999, in recognition of the time spent by Mr. Casey on Global Crossing matters to such date and his expected ongoing responsibilities with Global Crossing, the Global Crossing board of directors elected to assume the full amount of Mr. Casey's salary and long-term compensation, with Mr. Casey serving full time in his role with Global Crossing as Managing Director and Vice Chairman of the board of directors.

Compensation of outside directors

  Each director who is not an employee of Global Crossing receives cash compensation of $2,500 for each meeting of the board of directors that such director attended after February 28, 1998. In addition, each of directors Bloom, Kehler, Levine, Phoenix, Raben, Steed and Weinberger received options to purchase 120,000 shares of Global Crossing common stock. The exercise price of the options is $0.83 per share, and each such option has a term of 10 years. Each directors first 30,000 options became immediately exercisable, the next

45,000 options became exercisable on April 3, 1999 and the remaining 45,000 options will become exercisable on April 3, 2000, in each case so long as such director continues to be a director of Global Crossing on such date. On August 13, 1998, each of directors Conway, Kent and Ogasawara also received options to purchase 120,000 shares of Global Crossing common stock. The exercise price of the options is $3.33 per share, and each such option has a term of 10 years. Each of such directors first 30,000 options became immediately exercisable, the next 45,000 options will become exercisable on August 13, 1999 and the remaining 45,000 options will become exercisable on August 13, 2000, in each case so long as such director continues to be a director of Global Crossing on such date.

Option grants in last fiscal year

  The table below sets forth information concerning options granted to the specified executive officers during the last fiscal year. As of December 31, 1998, options representing a total of 17,386,667 shares of common stock had been issued to officers or directors of Global Crossing at exercise prices ranging from $0.83 per share to $9.50 per share.

                                                                          Potential Realizable Value At
                                                                         Assorted Annual Rates of Stock
                                                                                      Price
                                      Individual Grants                   Appreciation for Option Term
                         --------------------------------------------- -----------------------------------
                         Number of   % of Total
                         Securities   Options    Exercise
                         Underlying  Granted to     or
                          Options   Employees in   Base     Expiration
Name                      Granted   Fiscal Year   Price        Date        0%          5%          10%
----                     ---------- ------------ --------   ---------- ----------- ----------- -----------
Jack M. Scanlon*........ 3,600,000     13.09%     $0.83(1)   04/01/08  $       --  $ 1,890,457 $ 4,790,790
 Chief Executive Officer
Thomas J. Casey......... 2,000,000          (2)    2.00(3)   09/24/08   18,250,000  32,242,905  53,710,770
 Managing Director
William B. Carter....... 3,000,000     10.91       0.83(1)   09/02/07          --    1,575,381   3,992,325
 President, Global
 Crossing Development
 Co.
James C. Gorton......... 1,500,000      5.45       3.33(1)   06/12/08          --    3,146,045   7,972,697
 Senior Vice President
 and General Counsel
Jack Finlayson.......... 1,170,000      4.25       3.33(1)   06/12/08          --    2,453,915   6,218,703
 President, Global         300,000      1.09       9.50(4)   06/12/08          --   1,7 92,350   4,542,166
 Crossing International,
 Ltd.

--------
(1) Market price on the grant date prior to the date of Global Crossing's initial public offering of its common stock as determined by the board of directors.
(2) Thomas J. Casey has been granted economic rights to 2,000,000 shares of common stock at an effective price of $2.00 per share.
(3) The closing market price per share of common stock on the grant date was $11.13.
(4) A portion of Mr. Finlaysons options were granted at $9.50 (the initial public offering price of Global Crossings common stock). For the purpose of calculating the 5% and 10% potential realizable values, a price of $9.50 was used.
 * Mr. Scanlon resigned as Chief Executive Officer in February 1999 to become Vice Chairman of Global Crossing.

Aggregated option exercises in last fiscal year and fiscal year-end option values

  The table below sets forth information concerning exercises of stock options by some executive officers during the last fiscal year and the fiscal year-end value of such executive officer's unexercised options.

                                                       Number of Securities      Value of Unexercised
                                                      Underlying Unexercised         In-The-Money
                                                              Options                 Options(2)
                         Shares Acquired    Value    ------------------------- -------------------------
                           on Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
                         --------------- ----------- ----------- ------------- ----------- -------------
Jack M. Scanlon*........     119,760     $2,115,560    780,240     2,700,000   $16,952,665  $58,664,250
 Chief Executive Officer
Thomas J. Casey.........         --             --     666,668     1,333,332    13,708,361   27,416,639
 Managing Director
William B. Carter.......     119,760      2,115,560    880,240     2,000,000    19,125,415   43,455,000
 President, Global
 Crossing Development
 Co.
James C. Gorton.........         --             --     375,000     1,125,000     7,210,313   21,630,938
 Senior Vice President
 and General Counsel
Jack Finlayson..........      29,984        521,234    555,016       885,000    10,671,570   15,166,838
 President, Global
 Crossing International,
 Ltd.

--------
(1) Amounts indicated are based upon the difference between the exercise price and the closing market price on the exercise date.
(2) Amounts indicated are based upon the difference between the exercise price and the closing market price per share of common stock of $22.56 on December 31, 1998.
(3) Amounts indicated are with respect to the economic rights of Mr. Casey to 2,000,000 shares of Global Crossing common stock as referenced above.
 * Mr. Scanlon resigned as Chief Executive Officer in February 1999 to become Vice Chairman of Global Crossing.

Compensation committee interlocks and insider participation

  The Compensation committee of the Global Crossing board of directors consists of Messrs. Cook, Steed and Levine. Messrs. Cook, Steed and Levine were involved in certain transactions described under "Some Global Crossing Transactions" below.

Compliance with Section 16 of the Exchange Act

  Under the federal securities laws, Global Crossing's directors, officers and 10% shareholders are required to report to the Securities and Exchange Commission, by specific dates, transactions and holdings in Global Crossing's common stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, Global Crossing believes that during fiscal year 1998 all these filing requirements were timely satisfied.

Comparison of cumulative total returns

  The graph below compares the cumulative total shareholder return on Global Crossing common stock for the period from August 14, 1998, the initial date of trading of Global Crossing common stock, to December 31, 1998 with the cumulative total return on each of the Nasdaq National Market Composite Index and a peer group of other fiber optic cable providers, which includes Qwest, Level 3 Communications, Inc., Metromedia Fiber Network, Inc., IXC Communications, Inc. and Equant NV, over the same period. We refer to the cumulative return of the peer group as the Fiber Index. The graph assumes $100 invested on August 14, 1998 in Global Crossing common stock and $100 invested on such date in each of the Nasdaq National Market Composite Index and the Fiber Index.


                           [LINE GRAPH APPEARS HERE]


                               STOCK PERFORMANCE

                                  Fiber Index                      NASDAQ National
DATE        GBLX         (QWST, LVLT, MFNX, IIXC, ENT)          Market Composite Index
8/14/98        100                    100                                 100
8/31/98      88.82                  69.06                               83.17
9/30/98     109.87                  84.97                               93.97
10/31/98    151.32                   96.2                               98.27
11/30/98    199.34                 105.41                              108.16
12/31/98     237.5                 131.68                              121.61

At 12/31/98. A $100 initial investment is worth:        GBLX            $237.50
                                                        Fiber Index     $131.68
                                                        Nasdaq Index    $121.61

                       Some Global Crossing Transactions

  During 1998, Global Crossing entered into the transactions described below with affiliates and some of its officers and directors.

Transactions with Pacific Capital Group and its affiliates

  Global Crossing entered into certain transactions with Pacific Capital Group and its affiliates, including PCG Telecom Services LLC ("PCG Telecom") and Ocean Systems International LLC ("OSI"), in connection with the development by Pacific Capital Group and its affiliates of several of its systems, including AC-1, PC-1, PAC and MAC. In January 1998, the Global Crossing board of directors elected to assume the ongoing development of systems from OSI. Pacific Capital Group and its affiliates are controlled by Mr. Gary Winnick, the Co-Chairman of the Global Crossing board of directors and some other officers and directors of Global Crossing either currently are or at one time were affiliated with Pacific Capital Group, including Messrs. Cook, Casey, Lee, Porter and Brown.

  Advisory Services Agreements. In August 1998, Global Crossing acquired the rights to advisory fees payable under certain advisory services agreements with PCG Telecom in consideration for the issuance, through PCG Telecom, to the persons entitled to receive such fees of shares of Global Crossing common stock with an aggregate value at such time of $135 million and the cancellation of $3 million owed to Global Crossing under a related advance agreement. All of the obligations of Global Crossing in respect of the advisory services agreements were terminated. Global Crossing obtained a fairness opinion from an independent financial advisor in connection with this transaction. Global Crossing incurred approximately $2 million of advisory fees under the advisory services agreements prior to their termination. As a result of this transaction, Global Crossing incurred a charge of approximately $138 million, which has been reflected in its statement of operations for the year ended December 31, 1998. Of this amount, $135 million was determined by applying the 2% advisory fee to projected revenues for Global Crossing's systems. The present value of the aggregate advisory fees was then calculated at $155.5 million, using a discount rate of 12% in respect of AC-1 and 15% in respect of other systems. This amount was subsequently reduced to $135 million. Both the discount rates and the ultimate valuation were determined as a result of a negotiation process, including a disinterested director of Global Crossing and the various persons entitled to fees under the advisory services agreements. The shares of Global Crossing common stock issued in connection with the termination of Global Crossing's obligations under the advisory services agreements were received by the following persons in the following amounts:

                                                                   Shares of
      Recipient                                                   Common Stock
      ---------                                                   ------------
      Gary Winnick (including Pacific Capital Group and PCG
       Telecom)..................................................   6,515,154
      Canadian Imperial Bank of Commerce.........................   1,340,000
      ULLICO.....................................................     733,158
      Lodwrick M. Cook...........................................     609,948
      Abbott L. Brown............................................   1,367,422
      David L. Lee...............................................   1,822,422
      Barry Porter...............................................   1,822,422
                                                                   ----------
        Total....................................................  14,210,526
                                                                   ==========

  PCG Warrants. Old Global Crossing and Pacific Capital Group entered into a warrant agreement, dated as of January 21, 1998 (the "PCG Warrant Agreement"), pursuant to which Old Global Crossing issued Pacific Capital Group three separate warrants (collectively, the "PCG Warrants") providing Pacific Capital Group with the right to purchase (1) 18,453,184 of Old Global Crossing's Class B shares of common stock for an aggregate purchase price of $50,000,000; (2) an additional 9,226,594 of Old Global Crossing's Class B shares of common stock for an aggregate purchase price of $31,250,000; and (3) an additional 9,226,594 of Old Global Crossing's Class B shares for an aggregate purchase price of $37,500,000. Such PCG Warrants would entitle Pacific Capital Group to acquire an additional 10% of the capital stock of Old Global Crossing (as of the date of issuance of the PCG Warrants), with the exercise price of each PCG Warrant based upon a different market valuation of Global Crossing. In connection with the issuance of the PCG Warrants, PC-1, MAC and PAC (then under development) were acquired by Global Crossing, as was the development team that had been assembled by Pacific Capital Group. Rights under each of the PCG Warrants were divided among Messrs. Winnick, Cook, Brown, Lee and Porter in the following percentages: 50%, 8%, 12%, 15% and 15%, respectively.

  The board of directors of Old Global Crossing amended the terms of the PCG Warrants to give each holder the option to convert each share under warrant into a fraction of a Class B share of common stock of Old Global Crossing based upon the ratio of the current per share valuation at the time of conversion less the per share exercise price of the warrant divided by the current per share valuation at the time of conversion multiplied by the number of warrants to be converted, together with a new warrant (collectively, the "New PCG Warrants") to purchase the remaining fraction of such Class B share at an exercise price equal to $9.50, which was the price per share of Global Crossing common stock on the date of Global Crossing's initial public offering in August 1998. The New PCG Warrants will terminate on August 13, 2003, five years from the date of issuance. Prior to Global Crossing's initial public offering, Pacific Capital Group converted the PCG Warrants in such manner into Class B shares of common stock of Old Global Crossing and New PCG Warrants, utilizing the anticipated price per share of Global Crossing common stock at Global Crossing's initial public offering as the current per share valuation for such purposes, with Global Crossing assuming the obligations of Old Global Crossing under the New PCG Warrants (the "PCG Warrant Conversion"). Upon the PCG Warrant Conversion, Messrs. Winnick, Cook, Brown, Lee and Porter transferred 200,000, 50,000, 50,000, 50,000 and 50,000 New PCG Warrants,
respectively, to Nelson S. Zand, an employee of Pacific Capital Group at the time.

  Following such transactions, shares of common stock of Old Global Crossing and New PCG Warrants issued in connection with the conversion of the PCG Warrants were issued to the following persons in the following amounts:

                                                          Shares of
                                                         Common Stock
                                                              of
                                                          Old Global   New PPC
      Name                                                 Crossing    Warrants
      ----                                               ------------ ----------
      Gary Winnick......................................  12,203,178   6,050,004
      David L. Lee......................................   3,660,950   1,825,002
      Barry Porter......................................   3,660,950   1,825,002
      Abbott L. Brown...................................   2,928,758   1,450,002
      Lodwrick M. Cook..................................   1,952,504     950,002
      Nelson S. Zand....................................           0     400,000
                                                          ----------  ----------
        Total...........................................  24,406,340  12,500,012
                                                          ==========  ==========

  Advance Agreements. Global Crossing entered into an advance agreement, dated as of March 24, 1998, with PCG Telecom, pursuant to which Global Crossing agreed to make advances to PCG Telecom in respect of fees owed to PCG Telecom under the advisory services agreement relating to AC-1 in an amount not to exceed 1% of the amounts payable under capacity purchase agreements executed by an affiliate of Global Crossing. This advance agreement was terminated and the obligation of PCG Telecom to repay $3 million to Global Crossing thereunder canceled in connection with the termination of the advisory service agreements discussed above.

  Of the $4,669,340 advanced to PCG Telecom under this advance agreement, the following amounts were paid to directors, executive officers and shareholders of Global Crossing:

      Name                                                           Amount
      ----                                                         ----------
      Gary Winnick................................................ $3,191,630(1)
      David L. Lee................................................    481,130
      Barry Porter................................................    481,130
      Abbott L. Brown.............................................    320,754
      MRCo, Inc...................................................    194,696
                                                                   ----------
        Total..................................................... $4,669,340
                                                                   ==========

--------
(1) Includes amounts received by Pacific Capital Group, including reimbursement of Pacific Capital Group expenses of $1,987,914.

  Assignment of Rights. As part of the consideration for the assumption by Global Crossing of the rights of OSI to the ongoing development of cable systems, in the first quarter of 1998 Global Crossing paid Pacific Capital Group $7.0 million for costs incurred by Pacific Capital Group to such date in connection with such development.

  Thomas Casey Employment Arrangements. For a description of Mr. Casey's employment agreement, see "--Certain compensation arrangements."

Transactions with Canadian Imperial Bank of Commerce and its affiliates

  During 1998, Canadian Imperial Bank of Commerce and its affiliates entered into certain financing transactions with Global Crossing in connection with the development and construction of our systems. In particular, Canadian Imperial Bank of Commerce or one of its affiliates: (1) arranged and was the initial lender under a $200 million bridge facility, which was repaid and terminated on May 18, 1998; (2) is one of the lead agents under a $482 million credit facility for AC-1; (3) was an initial purchaser in connection with the May 1998 issuance by GCH of its $800 million senior notes; (4) together with other lenders, entered into a credit agreement with an affiliate of Global Crossing, effective July 30, 1998, for the $850 million non-recourse project debt financing of PC-1; (5) together with other lenders, issued a $104 million loan to Pacific Crossing Ltd. to make the initial payments with respect to the construction contract for PC-1, which was repaid and terminated on July 30, 1998; (6) was an underwriter in the August 1998 initial public offering of common stock of Global Crossing; (7) was an initial purchaser in the December 1998 offering of Global Crossing Holding's 10 1/2% senior exchangeable preferred stock due 2008; and (8) together with other lenders, entered into a credit agreement with MACL, effective November 25, 1998, for the $260 million non-recourse project debt financing of MAC. During 1998, Global Crossing paid Canadian Imperial Bank of Commerce and its affiliates approximately $19 million (plus $6 million from a joint venture of Global Crossing) in fees in connection with these transactions. Canadian Imperial Bank of Commerce has substantial beneficial ownership in Global Crossing, and certain members of the board of directors of Global Crossing are employees of an affiliate of Canadian Imperial Bank of Commerce, including Messrs. Bloom, Kehler, Phoenix, Raben and Levine.

Transactions with Worldport

  During 1998, Global Crossing and Worldport Communications, Inc. entered into a capacity purchase agreement, pursuant to which Worldport will acquire a total of seven STM-1s of capacity on AC-1 in a transaction that occurred in the ordinary course of business of Global Crossing and on terms and conditions no less favorable to Global Crossing than those contained in its other capacity purchase agreements. Worldport also executed a memorandum of understanding to purchase capacity on other systems on the Global Crossing Network. Certain officers and directors of Global Crossing, including Mr. Winnick, Mr. Cook, Mr. Scanlon,

Mr. Lee, Mr. Porter, Mr. Brown, Mr. Raben, Mr. Bloom, Mr. Kehler and Mr. Steed, have direct or indirect equity ownership positions in Worldport, aggregating less than 10% of the current common stock of Worldport. In addition, Continental Casualty Corporation, with which Mr. Weinberger is affiliated, holds warrants to purchase common stock in Worldport, aggregating less than 1% of the current common stock of Worldport and has also engaged in certain debt financing transactions with Worldport.

Transactions with Telecommunications Development Corporation

  Prior to Global Crossing's initial public offering of common stock, Telecommunications Development Corporation, a Cayman Islands corporation ("TDC"), owned 22,033,758 shares of Global Crossing common stock, as well as warrants to purchase an additional 582,954 shares of Global Crossing common stock. TDC was formed in 1996 for the purpose of making investments in start-up telecommunications companies and one of the companies in which TDC invested was Global Crossing. Mr. Lee was the Chairman, and Mr. Winnick was a director of TDC. Messrs. Lee, Winnick, Brown and Porter beneficially owned a majority of the outstanding common stock of TDC and approximately 29% of the outstanding preferred stock of TDC. The balance of such stock was owned by persons not affiliated with Global Crossing (the "Unaffiliated Shareholders"). TDC informed Global Crossing that, in connection with the August 1998 initial public offering of Global Crossing common stock, it was undergoing a reorganization to facilitate the ability of Unaffiliated Shareholders to sell Global Crossing common stock in the open market following the initial public offering. In connection with this reorganization, TDC proposed a transaction, which we refer to as the "TDC Exchange," pursuant to which Global Crossing acquired the 22,033,758 shares of common stock owned by TDC in exchange for 21,733,758 newly-issued shares of Global Crossing common stock, based on a $9.50 price per share. The TDC Exchange was intended to enable TDC to achieve the reorganization without the incurrence of gain for tax purposes. Following the TDC Exchange, TDC distributed all shares of common stock and warrants for shares of Global Crossing common stock owned by it to the holders of its preferred and common stock and then liquidated, which we refer to as the "TDC Liquidation." The TDC Exchange was approved by a committee of disinterested members of Global Crossing's board of directors. The benefit to Global Crossing from the TDC Exchange was that it effectively acquired 300,000 shares of common stock for no cost. Following the TDC Exchange and TDC Liquidation, shares of Global Crossing common stock and the warrants originally held by TDC were issued to the following persons in the following amounts:

                                                                    Shares of
                                                                  Common Stock
                                                                   Underlying
                                                     Shares of   Global Crossing
      Name                                          Common Stock    Warrants
      ----                                          ------------ ---------------
      Gary Winnick.................................   4,797,080      131,428
      David L. Lee.................................   5,433,234      150,300
      Barry Porter.................................   1,625,816       44,634
      Abbott L. Brown..............................     541,940       14,878
      Non-affiliates...............................   9,335,688      241,714
                                                     ----------      -------
        Total......................................  21,733,758      582,954
                                                     ==========      =======

                                 Legal Matters

  The validity of the Global Crossing common stock to be issued to Frontier shareholders pursuant to the merger will be passed upon by Global Crossing's counsel, Appleby Spurling & Kempe, Hamilton, Bermuda. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, special counsel to Global Crossing, and Simpson Thacher & Bartlett, New York, New York, special counsel to Frontier, will be delivering opinions concerning U.S. federal income tax consequences of the merger. Appleby, Spurling & Kempe, and Conyers Dill & Pearman, Hamilton, Bermuda, special counsel to Frontier, will be delivering
opinions concerning Bermuda income tax consequences of the merger. As of     ,
1999, lawyers of Simpson Thacher & Bartlett who have participated in the
preparation of this document beneficially owned          shares of Global
Crossing common stock. As of     , 1999, lawyers of Appleby, Spurling & Kempe
who have participated in the preparation of this document beneficially owned shares of Global Crossing common stock.

                                    Experts

  The consolidated financial statements of Global Crossing and its subsidiaries included in the registration statement of which this joint proxy statement/prospectus is a part have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto and are included in this joint proxy statement/prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The consolidated financial statements of Frontier and subsidiaries incorporated in the registration statement of which this joint proxy statement/prospectus is a part by reference to the Annual Report on Form 10-K for the year ended December 31, 1998 and the Form 8-K dated January 26, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The financial statements of Global Marine included in the registration statement of which this joint proxy statement/prospectus is a part have been audited by KPMG Audit Plc, chartered accountants, in reliance upon the authority of said company as experts in accounting and auditing.

  The consolidated financial statements of U S WEST and its subsidiaries incorporated in the registration statement of which this joint proxy statement/prospectus is a part by reference to the Annual Report on Form 10-K/A for the year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated in this joint proxy statement/prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                  Submission of Future Shareholder Proposals

Global Crossing

  All proposals of shareholders who wish to bring business before Global Crossing's 2000 Annual General Meeting of Shareholders must be received by Global Crossing at its principal executive offices at Wessex House, 45 Reid
Street, Hamilton HM12 Bermuda, not later than    , 1999, for inclusion in the
Company's proxy statement and form of proxy relating to such annual meeting. Upon timely receipt of any such proposal, Global Crossing will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

  Under the Companies Act, any shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution which may properly be moved at an annual shareholders' meeting. A shareholder wishing to move a resolution at an annual meeting is generally required to give notice to Global Crossing of the resolution at its registered office at least six weeks before the meeting.

Frontier

  In the event we do not complete the merger, there will be an Annual Meeting of the Frontier shareholders in 2000. In order to be eligible for inclusion in the proxy materials for Frontier's 2000 Annual Meeting of Common Shareholders, any shareholder proposal to take action at that meeting must be received at Frontier's principal executive offices by November 12, 1999. Any such proposal should be addressed to 180 South Clinton Avenue, Rochester, New York 14646,
Attention: Josephine S. Trubek, Corporate Secretary.

  In addition, Frontier's by-laws establish an advance notice procedure with regard to specified matters, including shareholder proposals not included in Frontier's proxy statement, to be brought before an annual meeting of shareholders. In general, in order to bring a matter before the meeting, notice must be received by the Corporate Secretary of Frontier not less than 60 days nor more than 90 days prior to the anniversary of the immediately preceding annual meeting.

  The notice must contain information as specified in the by-laws concerning the matters to be brought before that meeting and concerning the shareholder proposing those matters. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date, notice must be received not earlier than the 90th day before the annual meeting and not later than the close of business on the later of the 60th day before the annual meeting or the 10th day following the day on which the public announcement of the date of the meeting is first made. However, if a shareholder complies with the requirements to have a proposal included in the proxy materials, he or she is deemed to have complied with this advance notice procedure. If a shareholder who has notified Frontier of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present that proposal at the meeting, Frontier need not present the proposal for a vote at the meeting. In order to provide an admission card, Frontier asks that if a proposal is to be presented by a qualified representative, the shareholder advise Frontier of the identity of the person who will be presenting the proposal.

                      Where You Can Find More Information

  Global Crossing and Frontier file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." You may also visit Global Crossing at http://www.globalcrossing.com or Frontier at http://www.frontiercorp.com.

  Global Crossing filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the Global Crossing common stock to be issued to Frontier shareholders in the merger. This document is a part of that registration statement and constitutes a prospectus of Global Crossing in addition to being a joint proxy statement of Global Crossing and Frontier for the Global Crossing and Frontier meetings. As allowed by Securities and Exchange Commission rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

  The Securities and Exchange Commission allows Frontier to "incorporate by reference" information into this joint proxy statement/prospectus, which means that Frontier can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Frontier has previously filed with the Securities and Exchange Commission. These documents contain important information about Frontier and its finances.

Frontier SEC Filings      Period
--------------------      ------
Annual Report on Form
 10-K                     Year Ended December 31, 1998
Quarterly Report on Form
 10-Q                     Quarter Ended March 31, 1999
Current Reports on Form
 8-K                      Filed January 26, 1999, March 19, 1999 and May 18, 1999

  Frontier is also incorporating by reference additional documents that it files with the Securities and Exchange Commission between the date of this document and the date of the Frontier meeting.

  We are also incorporating by reference in this document

  . pages 12-13 and pages F-1 to F-32 of U S WEST's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A filed on March 24, 1999, which contain audited financial statements of U S WEST and its subsidiaries; and

  . pages 3-13 of U S WEST's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, which contain unaudited quarterly financial statements of U S WEST and its subsidiaries.

  Global Crossing has supplied all information contained in this joint proxy statement/prospectus relating to Global Crossing, and Frontier has supplied all such information contained or incorporated by reference relating to Frontier.

  If you are a shareholder of Global Crossing, you may obtain, without charge, a copy of Global Crossing's annual report on Form 10-K for the year ended December 31, 1998, excluding exhibits, by requesting it in writing from:

     Jensen Chow
     Investor Relations
     Global Crossing Ltd.
     150 El Camino Drive
     Suite 204
     Beverly Hills, CA 90212

  If you are a shareholder of Frontier, Frontier may have sent you some of the documents incorporated by reference, but you can obtain any of them through Frontier or the Securities and Exchange Commission or the Securities and Exchange Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from Frontier without charge, excluding all exhibits unless Frontier has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Frontier at the following addresses:

     Frontier Corporation
     180 South Clinton Avenue
     Rochester, New York 14646-0700
     1-800-573-2473
     Attn:

  If you would like to request documents from us, please do so by , 1999 to receive them before the Frontier meeting.

  You should rely only on the information contained or incorporated by reference in this document to vote on the Global Crossing proposals and Frontier's merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this document. This
document is dated                 , 1999. You should not assume that the
information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to shareholders nor the issuance of Global Crossing common stock in the merger shall create any implication to the contrary.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
GLOBAL CROSSING LTD. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets as of March 31, 1999 and December
 31, 1998.................................................................   F-1
Condensed Consolidated Statements of Operations for the three months ended
 March 31, 1999 and March 31, 1998........................................   F-2
Condensed Consolidated Statements of Cash Flows for the three months ended
 March 31, 1999 and March 31, 1998........................................   F-3
Notes to Condensed Consolidated Financial Statements......................   F-4
Report of Independent Public Accountants..................................  F-13
Consolidated Balance Sheets as of December 31, 1998 and 1997..............  F-14
Consolidated Statements of Operations for the year ended December 31, 1998 and for the period from March 19, 1997 (Date of Inception) to December
 31, 1997.................................................................  F-15
Consolidated Statements of Shareholders' Equity for the year ended
 December 31, 1998 and for the period from March 19, 1997 (Date of
 Inception) to December 31, 1997..........................................  F-16
Consolidated Statements of Cash Flows for the year ended December 31, 1998 and for the period from March 19, 1997 (Date of Inception) to December
 31, 1997.................................................................  F-17
Notes to Consolidated Financial Statements................................  F-18

CABLE & WIRELESS GLOBAL MARINE

Report of the Auditors....................................................  F-47
Combined Profit and Loss Account for each of the three years ended March
 31, 1999.................................................................  F-48
Combined Balance Sheet as of March 31, 1999 and 1998......................  F-49
Combined Statement of Total Recognised Gains and Losses for each of the three years ended
 March 31, 1999...........................................................  F-50
Reconciliations of Movements in Net Assets for each of the three years ended March 31, 1999.....................................................  F-51
Combined Cash Flow Statement for each of the three years ended March 31,
 1999 ....................................................................  F-52
Notes to Combined Financial Statements....................................  F-53

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                        March 31,   December 31,
                                                          1999          1998
                                                       -----------  ------------
                                                       (Unuadited)
ASSETS:
 Current assets:
   Cash and cash equivalents.......................... $  564,348    $  806,593
   Restricted cash and cash equivalents...............     69,668        77,190
   Accounts receivable, net of allowance for doubtful
    accounts of $6,097 as of March 31, 1999 and $4,233
    as of December 31, 1998...........................     95,528        71,195
   Other assets and prepaid costs.....................     36,925        21,637
                                                       ----------    ----------
   Total current assets...............................    766,469       976,615
 Restricted cash and cash equivalents.................    422,933       367,600
 Accounts receivable..................................     70,884        43,315
 Capacity available for sale..........................    577,273       574,849
 Property, plant and equipment, net...................     45,400         5,500
 Construction in progress.............................    532,653       428,207
   Deferred finance costs, net of accumulated
    amortization of $13,437 as of March 31, 1999 and
    $10,130 as of December 31, 1998...................     42,527        45,757
 Investment in affiliates.............................    187,458       177,334
 Other assets.........................................     44,200        20,000
                                                       ----------    ----------
     Total assets..................................... $2,689,797    $2,639,177
                                                       ==========    ==========
LIABILITIES:
 Current liabilities:
   Accrued construction costs......................... $  143,363    $  129,081
   Accounts payable and accrued liabilities...........     30,602        31,990
   Accrued interest...................................     29,501        10,053
   Deferred revenue...................................     42,455        44,197
   Income taxes payable...............................      6,433        15,604
   Current portion of long term debt..................      9,774         6,393
   Current portion of obligations under inland
    services agreements and capital leases............     11,536        14,572
                                                       ----------    ----------
     Total current liabilities........................    273,664       251,890
 Long term debt.......................................    248,475       269,598
 Senior notes.........................................    796,588       796,495
 Deferred revenue.....................................     50,725        25,325
 Obligations under inland services agreements and
  capital leases......................................     16,158        24,520
 Deferred income taxes................................     31,779         9,654
                                                       ----------    ----------
     Total liabilities................................  1,417,389     1,377,482
                                                       ----------    ----------
MANDATORILY REDEEMABLE PREFERRED STOCK:
 5,000,000 shares issued and outstanding, $100
  liquidation preference per share (including accrued
  dividends of $17,300 as of March 31, 1999 and
  $4,375 as of December 31, 1998, net of unamortized
  issuance costs of $16,881 as of March 31, 1999 and
  $17,000 as of December 31, 1998)....................    500,419       487,375
                                                       ----------    ----------
SHAREHOLDERS' EQUITY:
 Common stock, 600,000,000 shares authorized, par
  value $.01, 433,100,674 and 432,776,246 shares
  issued as of March 31, 1999 and December 31, 1998,
  respectively........................................      4,331         4,328
 Treasury stock, 22,033,758 shares....................   (209,415)     (209,415)
 Other shareholders' equity...........................  1,067,044     1,067,470
 Accumulated deficit..................................    (89,971)      (88,063)
                                                       ----------    ----------
                                                          771,989       774,320
                                                       ----------    ----------
     Total liabilities and shareholders' equity....... $2,689,797    $2,639,177
                                                       ==========    ==========

    See accompanying notes to these unaudited condensed consolidated balance sheets.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)

                                                       For The Three Months
                                                               Ended
                                                     --------------------------
                                                      March 31,     March 31,
                                                         1999          1998
                                                     ------------  ------------
                                                            (Unaudited)
REVENUES...........................................  $    178,183  $        --
                                                     ------------  ------------
EXPENSES:
  Cost of capacity sold............................        69,387           --
  Operations, administration and maintenance.......        11,861           --
  General and administrative.......................        22,625         2,372
  Stock related expense............................        16,716           638
  Sales and marketing..............................         9,758           784
  Network development..............................         4,905           --
  Provision for doubtful accounts..................         1,864           --
                                                     ------------  ------------
                                                          137,116         3,794
                                                     ------------  ------------
OPERATING INCOME (LOSS)............................        41,067        (3,794)
EQUITY IN LOSS OF AFFILIATES.......................        (2,736)          --
INTEREST INCOME (EXPENSE):
  Interest income..................................        14,392            95
  Interest expense.................................       (23,779)          (23)
                                                     ------------  ------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND
 CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE.........................................        28,944        (3,722)
  Provision for income taxes.......................       (16,142)          --
                                                     ------------  ------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE..............................        12,802        (3,722)
  Cumulative effect of change in accounting
   principle, net of income tax benefit of $1,400..       (14,710)          --
                                                     ------------  ------------
NET LOSS...........................................        (1,908)       (3,722)
  Preferred stock dividends........................       (13,044)       (4,407)
                                                     ------------  ------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS.........  $    (14,952) $     (8,129)
                                                     ============  ============
NET LOSS PER COMMON SHARE:
  Loss applicable to common shareholders before
   cumulative effect of change in accounting
   principle
    Basic..........................................  $      (0.00) $      (0.02)
                                                     ============  ============
    Diluted........................................  $      (0.00) $      (0.02)
                                                     ============  ============
  Cumulative effect of change in accounting
   principle
    Basic..........................................  $      (0.04) $        --
                                                     ============  ============
    Diluted........................................  $      (0.04) $        --
                                                     ============  ============
  Net loss applicable to common shareholders
    Basic..........................................  $      (0.04) $      (0.02)
                                                     ============  ============
    Diluted........................................  $      (0.04) $      (0.02)
                                                     ============  ============
  Shares used in computing basic loss per share....   410,797,073   331,845,633
                                                     ============  ============
  Shares used in computing diluted loss per share..   410,797,073   331,845,633
                                                     ============  ============

   See accompanying notes to these unaudited condensed consolidated financial statements.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               (In thousands, except share and per share amounts)

                                                   For The Three Months Ended
                                                   --------------------------
                                                     March 31,       March 31,
                                                       1999            1998
                                                   -------------   -------------
                                                           (Unaudited)
CASH FLOWS USED IN OPERATING ACTIVITIES:
  Net loss applicable to common shareholders.....  $     (14,952)  $      (8,129)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Cumulative effect of change in accounting
     principle...................................         14,710             --
    Equity in loss of affiliates.................          2,736             --
    Depreciation and amortization................            211              30
    Provision for doubtful accounts..............          1,864             --
    Stock related expenses.......................         16,716             --
    Preferred stock dividends....................         13,125           4,407
    Amortization of discount on preferred shares
     and senior notes............................             13             --
    Capacity available for sale excluding cash
     expenditures for investing activities.......         58,539             --
    Deferred income taxes........................         22,125             --
    Currency translation account.................         (4,930)            --
    Changes in operating assets and liabilities:
      Increase in accounts receivable............        (53,766)            --
      Increase in other assets and prepaid
       costs.....................................        (39,488)        (11,779)
      Increase (decrease) in deferred revenue....        (14,642)          9,225
      Decrease in income taxes payable...........         (9,171)            --
      Increase (decrease) in accounts payable and
       accrued liabilities.......................         (1,388)          2,384
      Decrease in obligations under inland
       services agreements.......................        (11,143)         (7,642)
                                                   -------------   -------------
      Net cash used in operating activities......        (19,441)        (11,504)
                                                   -------------   -------------
CASH FLOWS PROVIDED BY (USED IN) FINANCING
 ACTIVITIES:
  Proceeds from issuance of common stock, net....            834           1,062
  Proceeds from long term debt...................          9,083         155,113
  Repayment of long term debt....................        (26,825)            --
  Finance costs incurred.........................            (77)           (247)
  Cash reimbursement to certain shareholders.....             --          (7,047)
  Increase in restricted cash and cash
   equivalents...................................        (47,811)        (13,905)
                                                   -------------   -------------
      Net cash provided by (used in) financing
       activities................................        (64,796)        134,976
                                                   -------------   -------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Cash paid for construction in progress and
   capacity available for sale...................       (143,337)       (122,187)
  Investment in affiliates.......................        (12,860)            --
  Purchases of property, plant and equipment.....         (1,811)            --
                                                   -------------   -------------
      Net cash used in investing activities......       (158,008)       (122,187)
                                                   -------------   -------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.....................................       (242,245)          1,285
CASH AND CASH EQUIVALENTS, beginning of period...        806,593           1,453
                                                   -------------   -------------
CASH AND CASH EQUIVALENTS, end of period.........  $     564,348   $       2,738
                                                   -------------   -------------
SUPPLEMENTAL INFORMATION ON NON-CASH INVESTING
 ACTIVITIES:
  Costs incurred for construction in progress and
   capacity available for sale...................  $     180,119   $     102,445
  (Increase) decrease in accrued construction
   costs.........................................        (14,282)         28,271
  Increase in accrued interest...................        (19,448)         (4,361)
  Amortization of deferred finance costs.........         (3,307)         (1,206)
  (Increase) decrease in obligations under
   capital leases................................            255          (2,962)
                                                   -------------   -------------
  Cash paid for construction in progress and
   capacity available for sale...................  $     143,337   $     122,187
                                                   =============   =============
  Purchases of property, plant and equipment.....  $     (38,300)  $         --
                                                   =============   =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid and capitalized..................  $       6,132   $       4,446
                                                   =============   =============
  Interest paid (net of capitalized interest)....  $         772   $       4,423
                                                   =============   =============
  Cash paid for taxes............................  $       1,788   $         --
                                                   =============   =============

   See accompanying notes to these unaudited condensed consolidated financial statements.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                March 31, 1999
                                  (Unaudited)

(1) ORGANIZATION AND BACKGROUND

  Global Crossing Ltd. (together with its consolidated subsidiaries, the Company) is an independent provider of global Internet and long distance telecommunications facilities and services utilizing a network of undersea and terrestrial digital fiber optic cable systems (the Global Crossing Network). The Company operates as a "carriers' carrier", providing tiered pricing and segmented products to licensed providers of international telecommunications services. Capacity on the Global Crossing Network is offered to all customers on an open, equal access basis. The systems under development by the Company will form a state-of-the-art interconnected worldwide high capacity fiber optic network. The systems completed or under development will form a state-of-the-art interconnected worldwide high capacity fiber optic network:
Atlantic Crossing-1 (AC-1) and the recently announced Atlantic Crossing-2 (AC-
2), undersea systems connecting the United States and Europe; Pacific Crossing (PC-1), an undersea system connecting the United States and Asia; Mid Atlantic Crossing (MAC), an undersea system connecting the eastern United States and the Caribbean; Pan American Crossing (PAC), an undersea system connecting the western United States, Mexico, Panama, Venezuela and the Caribbean; South American Crossing (SAC), an undersea and terrestrial system connecting the major cities of South America to MAC, PAC and the rest of the Global Crossing Network; Pan European Crossing (PEC), a terrestrial system connecting 24 European cities to AC-1; and a terrestrial system (GAL) to be operated by Global Access Ltd., connecting certain cities in Japan to PC-1. The undersea component of this initial portion of the Global Crossing Network totals 74,500 km and the terrestrial component adds 13,400 km for a total of 87,900 km. We are in the process of developing several new undersea and terrestrial cable systems and evaluating other business development opportunities which will complement the Global Crossing Network.

(2) BASIS OF PRESENTATION

  The accompanying unaudited interim condensed consolidated financial statements as of March 31, 1999 and for the three months ended March 31, 1999 and 1998, include the accounts of the Company and its subsidiaries. All material inter-company balances and transactions have been eliminated. The unaudited interim condensed consolidated financial statements reflect all adjustments, consisting of normal recurring items, which are, in the opinion of management, necessary to present a fair statement of the results of the interim period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

  These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  The accompanying unaudited condensed consolidated financial statements do not include all footnotes and certain financial presentation normally required under generally accepted accounting principles. Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1998.

(3) CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

  The Company adopted Statement of Position 98-5 (SOP 98-5), "Reporting on the Cost of Start-Up Activities," issued by the American Institute of Certified Public Accountants, during the three months ended March 31, 1999. SOP 98-5 requires that certain start-up expenditures previously capitalized during system development must now be expensed. The Company incurred a one-time charge during the three months ended

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES

              (In thousands, except share and per share amounts)

                                March 31, 1999
                                  (Unaudited)

March 31, 1999 of $15 million (net of tax benefit) that represents start-up costs incurred and capitalized during previous periods. During the three months ended March 31, 1999, the Company incurred $4 million of start-up expenditures, which were expensed as incurred.

(4) NEW ACCOUNTING STANDARDS

  The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," (SFAS 133) which is effective for periods beginning after June 15, 1999. Management does not expect the impact of the adoption of SFAS 133 on the Company's financial position or results of operations to be material.

(5) NET LOSS APPLICABLE TO COMMON SHAREHOLDERS

  Basic Earnings Per Share (EPS) is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. The weighted average number of common shares outstanding totaled 410,797,073 and 331,845,633 for the three months ended March 31, 1999 and 1998, respectively. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted. The dilutive effect of the assumed exercise of stock options and convertible securities were anti-dilutive for the three months ended March 31, 1999 and 1998, respectively.

(6) SHAREHOLDERS' EQUITY

  Stock Option Plan. During the three months ended March 31, 1999, the Company granted stock options for an aggregate of 7,614,434 shares of common stock under the Stock Incentive Plan, of which 4,000,000 options were issued to a key executive. On March 31, 1999, stock options covering 34,119,784 shares of common stock were outstanding. Details of the Stock Option Plan are included in the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1998.

  The Company recognized $17 million and $1 million of stock compensation expense during the three months ended March 31, 1999 and 1998, respectively, relating to options issued under its Stock Incentive Plan, plus certain stock related expense related to stock options and rights to purchase stock awarded to consultants and a key executive, accounted for under SFAS No. 123. The Company records the excess of the fair market value of the rights over the purchase price as unearned stock compensation. The unearned stock compensation is being recognized as an expense over the vesting period of the rights.

(7) SEGMENT INFORMATION

  The Company is a provider of Internet and long distance telecommunications facilities and related services supplying its customers with global "point-to-point" connectivity. As such, the Company is engaged in only one business segment worldwide and derives its revenues from customers located in the following geographic regions: the Americas, Europe and Asia Pacific. The Company also maintains long-lived assets in these regions; however, the majority of these assets are in international waters. In addition, the Company derives all of its revenues from companies in the Internet and long distance telecommunications industry and, as a result, has concentration of credit risk in this industry.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES

              (In thousands, except share and per share amounts)

                                March 31, 1999
                                  (Unaudited)

(8) CONCENTRATION OF RISKS

  During the three months ended March 31, 1999, there were two customers that accounted for 19% and 15%, respectively, of total revenues.

  As of March 31, 1999, the Company had two customers representing 15% and 11% of outstanding receivables, respectively.

(9) RECLASSIFICATIONS

  Certain prior year amounts have been reclassified in the condensed consolidated financial statements for consistent presentation.

(10) SIGNIFICANT EVENTS

Lucent Agreement

  On January 26, 1999, the Company signed a technology agreement with Lucent Technologies Inc. (Lucent) that will give the Company access to Lucent's terrestrial and undersea fiber optic technology. In addition, the Company entered into a supply contract with Lucent to provide fiber and equipment for PEC. As part of the supply contract, Lucent will provide certain financing for PEC. The agreement with Lucent also provides for financing of future systems if they are selected as the contractor.

Stock dividend

  On February 3, 1999, the Board of Directors declared a 2-for-1 common stock split in the form of a stock dividend to shareholders of record on February 16, 1999 effective March 9, 1999. All share information presented in these unaudited condensed consolidated financial statements gives retroactive effect to this stock dividend.

South American Crossing

  On March 11, 1999, the Company announced plans for the development of SAC, an 18,000 km undersea and terrestrial fiber optic network directly linking the major cities of South America through MAC and PAC to the United States, Mexico, Central America, the Carribean, Asia and Europe. The Company expects that SAC will cost approximately $1,130 million to construct. Service is scheduled to commence in the fourth quarter of 2000, with full ring completion expected in the first quarter of 2001. The Company plans to build SAC in three phases. The first two phases, providing Argentina and Brazil with connectivity to the Global Crossing Network, are scheduled to commence service in the fourth quarter of 2000. The final phase, completing the loop around the continent, is scheduled for completion in the first quarter of 2001. The undersea portion of SAC is currently planned to be wholly-owned, while the terrestrial portion is expected to be constructed through joint-venture arrangements.

Frontier Acquisition

  On March 16, 1999, the Company entered into a definitive agreement and plan of merger with Frontier Corporation, a New York corporation (Frontier), that will result in Frontier becoming a wholly-owned subsidiary of the Company or a new parent holding company of the Company. Frontier is one of the leading providers of facilities-based integrated communications and Internet services in the United States. The board of directors of each company has approved the merger. Completion of the transaction is anticipated to occur during the third quarter of 1999. The transaction is subject to approval by the shareholders of the Company and Frontier and to other customary conditions, such as receipt of regulatory approvals. The Company expects the merger will be accounted for using the purchase method of accounting.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES

              (In thousands, except share and per share amounts)

                                March 31, 1999
                                  (Unaudited)


Atlantic Crossing-2

  On March 24, 1999, the Company announced its intention to develop and construct AC-2, an additional eight fiber pair cable connecting the United States to Europe. AC-2 will be integrated with the two transatlantic cables of AC-1, adding a third high-capacity cable across the Atlantic for the Global Crossing Network and providing AC-2 with self-healing capabilities. The new cable will cost approximately $750 million and is expected to be in service in the first quarter of 2001.

(11) SUBSEQUENT EVENTS

Global Marine Acquisition

  On April 26, 1999, the Company announced a definitive agreement to acquire the Global Marine business of Cable & Wireless plc in a transaction valued at approximately $870 million, consisting of a combination of cash and assumed indebtedness. Global Marine is an undersea cable installation and maintenance company. The transaction was completed on July 2, 1999. The Company expects the acquisition will be accounted for using the purchase method of accounting.

 U S WEST Merger Agreement

  On May 16, 1999, the Company entered into a definitive agreement and plan of merger with U S WEST, Inc., a Delaware corporation (U S WEST). The new company will be 50% owned by Global Crossing/Frontier shareholders and 50% owned by U S WEST shareholders. U S WEST provides a full range of telecommunications services,--including wireline, wireless PCS, data networking, directory and information services--to more than 25 million customers nationally and in 14 western and midwestern states. The board of directors of each company has approved the merger. The transaction is subject to approval by the shareholders of each company and to other customary conditions, such as receipt of regulatory approvals. The Company expects the merger will be accounted for using the purchase method of accounting.

 Senior Secured Credit Facility

  On July 2, 1999, GCH entered into a $3 billion Senior Secured Credit Facility. The structure of the Senior Secured Credit Facility is comprised of a $1 billion 5-year Revolving Credit Facility with an initial interest rate of LIBOR plus 2.25%, a $1 billion 5-year Multi-Draw Term Loan A with an initial interest rate of LIBOR plus 2.25% and a $1 billion 8-year Term Loan B with an initial interest rate of LIBOR plus 2.75%. The initial commitment fee on undrawn funds is 0.75%. The purpose of the Senior Secured Credit Facility is to finance or refinance construction of certain Global Crossing cable systems previously anticipated to be financed on a per-system basis, to fund future growth of Global Crossing and for general corporate purposes. In connection with the transaction, the Senior Secured Credit Facility became structurally senior to the Senior Notes for a consent fee paid directly to the Senior Note holders of approximately $32 million.

  On July 7, 1999, GCH borrowed approximately $1.5 billion ($1.0 billion under the 8-year Term Loan B and $500 million under the 5-year Multi-Draw Term Loan
A) sufficient to retire the outstanding obligations under the AC-1 Credit Facility, the MAC Credit Facility and financing provided under the Lucent Agreement relating to the PEC and SAC system, partially finance the Global Marine Acquisition as well as providing for current working capital requirements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations for the Three Months Ended March 31, 1999 and March 31,
1998

  Revenues. During the three months ended March 31, 1999, the Company recognized revenues of $173 million on sales of capacity relating to AC-1, in addition to revenues from operation and maintenance services of $5 million. The full AC-1 ring was completed in February 1999. There were no sales or related costs recognized in the three months ended March 31, 1998, as the Company was in its development stage.

  Cost of capacity sold. For the three months ended March 31, 1999, the Company recognized $69 million in cost of capacity sold, resulting in a gross margin on capacity sales of 60%. Non-cash cost of undersea capacity sold was $53 million during the three months ended March 31, 1999. The Company calculates cost of undersea capacity sold for AC-1 based on the ratio of the period's actual revenue to total expected future revenues given a minimum projected sales capacity of 512 circuits times the unamortized construction cost of the system. This calculation of cost of sales matches costs with the relative value of each sale. Cost of capacity sold also includes the cost of terrestrial capacity sold, a cash expense, during the three months ended March 31, 1999, of $16 million.

  Operations, administration and maintenance (OA&M). The Company incurred OA&M costs on AC-1 of $12 million during the three months ended March 31, 1999. The Company has entered into an agreement with TSSL relating to operations, administration and maintenance of AC-1 which limits the Company's total OA&M expense for the system. Following the AC-1 full system ready-for-service date, the Company anticipates that its OA&M costs will be largely recovered through charges to its customers under the terms of Capacity Purchase Agreements
(CPAs). There were no OA&M costs in the three months ended March 31, 1998, as the Company was in its development stage.

  General and administrative. General and administrative expenses totaled $23 million during the three months ended March 31, 1999 and was comprised principally of salaries, employee benefits and recruiting fees reflecting the Company's staffing for multiple systems, travel, professional fees, insurance costs, occupancy costs, plus depreciation and amortization. During the three months ended March 31, 1998, the Company incurred general and administrative costs of $2 million.

  Stock related compensation expense. The Company recognized $17 million and $1 million of stock compensation expense during the three months ended March 31, 1999 and 1998, respectively, relating to options issued under its Stock Incentive Plan, plus certain stock related expense related to stock options and rights to purchase stock awarded to consultants and a key executive, accounted for under SFAS No. 123.

  Sales and marketing. During the three months ended March 31, 1999, the Company incurred sales and marketing expenses of $10 million, including commissions to TSSL of $8 million incurred on revenues recognized during this period. During the three months ended March 31, 1998, the Company incurred sales and marketing costs of $1 million. The increase from 1998 was due to additions in headcount, occupancy costs, plus marketing costs, commissions paid and other promotional expenses to support the Company's rapid growth.

  Network development. The Company incurred network development costs during the three months ended March 31, 1999 of $5 million relating to network development, and this amount is comprised principally of salaries and professional fees. No such costs were incurred during the three months ended March 31, 1998.

  Equity in loss of affiliates. In April 1998, the Company entered into a joint venture to construct an undersea cable system, PC-1. PC-1 is owned and operated by Pacific Crossing Ltd. (PCL). The Company has an economic interest in PCL represented by a 50% direct voting interest and, through one of the joint venture partners, owns a further 8% economic non-voting interest. In December 1998, a wholly-owned subsidiary of the Company entered into a joint venture to construct and operate GAL. The $3 million loss is comprised of a loss of $2 million representing the Company's 58% equity in the loss of PCL and a loss of $1 million representing the Company's 49% equity in Global Access Ltd. for the three months ended March 31, 1999.

  Interest income. The Company earned interest income of $14 million and $0.1 million in the three months ended March 31, 1999 and 1998, respectively. Such interest income represents earnings on cash raised from financings and on CPA deposits.

  Interest expense. During the three months ended March 31, 1999, the Company incurred $29 million in interest costs, including the amortization of finance costs and debt discount. Of this amount, the Company capitalized to construction in progress interest of $5 million, and expensed $24 million. During the three months ended March 31, 1998, the Company incurred interest costs of $4 million, substantially all of which was capitalized to construction in progress.

  Provision for income taxes. The income tax provision of $16 million for the three months ended March 31, 1999, provides for taxes on profits earned from capacity sales and OA&M revenues where subsidiaries of the Company have a presence in taxable jurisdictions. During the three months ended March 31, 1998, the Company incurred operating losses, which related to non-taxable jurisdictions and therefore, such losses could not be applied against future taxable earnings. Accordingly, no tax provision or deferred tax benefit was recorded as of March 31, 1998.

  Cumulative effect of change in accounting principle. The Company adopted Statement of Position 98-5 (SOP 98-5), "Reporting on the Cost of Start-Up Activities," issued by the American Institute of Certified Public Accountants, during the three months ended March 31, 1999. SOP 98-5 requires that certain start-up expenditures previously capitalized during system development must now be expensed. The Company incurred a one-time charge during the three months ended March 31, 1999 of $15 million (net of tax benefit) that represents start-up costs incurred and capitalized during previous periods.

  Net loss. During the three months ended March 31, 1999 the Company reported a net loss of $2 million compared to a net loss of $4 million in the three months ended March 31, 1998.

  Preferred stock dividends. Preferred stock dividends for the three months ended March 31, 1999 and 1998, were $13 million and $4 million, respectively.

  Net loss applicable to common shareholders. During the three months ended March 31, 1999, the Company reported a net loss applicable to common shareholders of $15 million, resulting in large part from $13 million of dividends on preferred stock. During the three months ended March 31, 1998, the Company reported a net loss applicable to common shareholders of $8 million resulting in a large part from $4 million of dividends on preferred stock.

Liquidity and Capital Resources

  Restricted cash and cash equivalents. At March 31, 1999, restricted cash and cash equivalents includes: $231 million for PC-1 construction, $63 million for PEC construction, $56 million for MAC construction, $38 million for funding future interest payable on the senior notes and $104 million received pursuant to CPAs restricted under the terms of the AC-1 credit facility.

  As of March 31, 1999, the approximately $750 million initial cost of AC-1 had been fully financed. The first contracted upgrade has been fully funded through operating cash flow.

  We estimate the total cost of developing and deploying AC-2, PC-1, MAC, PAC, SAC, PEC and GAL to be approximately $4,945 million (excluding costs of potential future upgrades and the amounts capitalized with respect to the warrants issued in exchange for the rights to certain of such systems) which is comprised of $750 million for AC-2, $1,200 million for PC-1, $330 million for MAC, $495 million for PAC, $1,130 million for SAC, $850 million for PEC and $190 million for GAL. PC-1 will be financed by total equity investments of $400 million (we expect to provide approximately $231 million), with the remaining $800 million of estimated costs to be financed through non-recourse project indebtedness at the PC-1 level. We have funded our 49% interest in GAL from cash on hand. With respect to MAC and PAC, we have made equity investments of $110 million and $200 million, respectively. We have obtained $220 million in non-recourse project financing from certain lenders to finance the remaining construction costs of MAC. We expect to finance the remaining estimated $295 million in costs for PAC through either non-recourse indebtedness for which we have negotiated a contractual commitment or through other corporate borrowings for which we have commitments.

  During October 1998, we announced the development of PEC for which the construction costs are estimated to be $850 million. A portion of these costs will be paid from the proceeds of the recent issuance by our direct subsidiary, Global Crossing Holdings Ltd. (GCH), of 10 1/2% Senior Exchangeable Preferred Stock due 2008 (GCH Preferred Stock). Further, we expect to raise additional capital required to finance this system through a combination of commercial bank borrowings, non-recourse project debt, vendor financing and sales of dark fiber. In this regard, we have entered into an agreement with Cable & Wireless for the sale of more than $100 million of dark fiber on PEC. During January 1999, we entered into a supply contract with Lucent to provide fiber and equipment for this system and, as part of this contract, Lucent will also furnish financing along with project management and integration services. On May 5, 1999, we borrowed approximately $400 million under the Lucent facility.

  The Company has raised or expects to raise the additional capital required to finance AC-2, SAC and any additional cable systems through a combination of commercial bank borrowings, non-recourse project financings, public and private offerings of debt and equity securities, vendor financing, and sales of dark fiber on PEC. We have traditionally secured project indebtedness for approximately 65% of system costs. The actual amounts of our future capital requirements will depend on certain factors including the cost of developing our cable systems, the speed of developing our systems and the pricing of our services. There can be no assurance that financing for such systems will be available to us or, if available, that such financing can be obtained on a timely basis or on terms acceptable to us.

  The Company has extended financing to customers in connection with certain CPAs. The financing terms provide for installment payments over a limited number of periods of up to four years. The Company believes that its extension of financing to its customers will not have a material effect on the Company's liquidity.

  Cash used in operating activities was $19 million for the three months ended March 31, 1999 and $12 million for the three months ended March 31, 1998, and principally represents sales and marketing, network development and general and administrative expenses paid less cash received from deposits and payments for activated capacity pursuant to signed CPAs, plus interest income received.

  Cash used in financing activities was $65 million for the three months ended March 31, 1999, and primarily represents the repayments of borrowings under the AC-1 credit facility and the increase in amounts held in restricted cash and cash equivalents. Cash provided by financing activities of $135 million for the three months ended March 31, 1998, primarily relates to proceeds from borrowings under the AC-1 credit facility, less the increase in the restricted cash and cash equivalents.

  Cash used in investing activities was $158 million and $122 million for the three months ended March 31, 1999, and for the three months ended March 31, 1998, respectively, and represents cash paid for Construction in Progress and cash investments in affiliates.

Inflation

  Management does not believe that its business is impacted by inflation to a significantly different extent than the general economy.

Year 2000 Compliance

  We believe that our computer information systems are Year 2000 (Y2K) compliant. We have established a Y2K compliance task force. The task force has identified no potential material adverse effect on the two core components of our services: (1) transmission of capacity and (2) management and maintenance of the transmission paths. Our anticipated worst case scenario is failure of our Network Operations Center. In the event the worst case scenario occurs management of the network can be performed at the terminal stations with the network element managers or at the equipment bays with the craft interface terminal, in each case at minimal additional cost.

  We are also subject to external forces that generally affect industry and commerce, such as utility, transportation or other infrastructure failures and interruptions. In addition to reviewing our own systems, we are submitting requests to third party service providers to obtain information as to their compliance efforts. We have received assurances from our major suppliers, TSSL and Lucent, stating Y2K compliance status of their respective systems regarding AC-1 (our only active system at this time). In addition, we received assurance from Alcatel Submarine Networks, a supplier to MAC, that Alcatel is also Y2K compliant. In the event that any of our material third party service providers do not successfully and timely achieve Y2K compliance, our business or operations could be adversely affected. We are developing contingency plans to address any potential Y2K compliance failure due to significant third party failures, although no such failure is expected. To date, response from material third party service providers has not shown any of them to be non-compliant with Y2K readiness plans.

  We believe that costs of addressing our Y2K compliance will not have a material adverse impact on our financial condition or results of operations.

Euro Conversion

  On January 1, 1999, a single currency called the Euro was introduced in Europe. Eleven of the fifteen member countries of the European Union agreed to adopt the Euro as their common legal currency on that date. Fixed conversion rates between these countries' existing currencies (legacy currencies) and the Euro were established as of that date. The legacy currencies are scheduled to remain legal tender in these participating countries between January 1, 1999 and January 1, 2002 (not later than July 1, 2002). During this transition period, parties may settle transactions using either the Euro or a participating country's legacy currency.

  As most of our sales and expenditures are denominated in United States dollars, management does not believe that the Euro conversion will have a material adverse impact on our business or financial condition. We do not expect the cost of system modifications to be material and we will continue to evaluate the impact of the Euro conversion.

Information Regarding Forward-looking Statements

  We have included "forward-looking statements" throughout this quarterly report filed on Form 10-Q. These statements describe our attempt to predict future occurrences. We use the words "believe," "anticipate," "expect," "intend" and similar expressions to identify forward-looking statements. Forward-looking statements are subject to a number of risks, assumptions and uncertainties, such as:

  . our ability to complete our systems within currently estimated time frames and budgets,

  .  our ability to sell capacity on our systems,

  . our successful transition from a system development company to an operating company, and

  . our ability to compete effectively in a rapidly evolving and price competitive marketplace.

  This list is only an example of some of the risks, uncertainties and assumptions that may affect our forward-looking statements. If any of these risks or uncertainties materialize (or fail to materialize), or if the underlying assumptions prove incorrect, actual results may differ materially from those projected in the forward-looking statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

  The table below provides information about our market sensitive financial instruments and constitutes a "forward-looking statement." Our major market risk exposure is changing interest rates. Our policy is to manage interest rates through use of a combination of fixed and floating rate debt. Interest rate swaps may be used to adjust interest rate exposures when appropriate, based upon market condition.

                                                                                       Fair Value
                                                                                       March 31,
Expected maturity dates   1999    2000      2001     2002   2003   Thereafter  Total      1999
------------------------ ------  -------  --------  ------  -----  ---------- -------- ----------
                                                   (in thousands)
DEBT
Non Current--US$
 denominated
AC-1 Credit Facility.... $9,774  $88,993  $141,600  $8,690     --        --   $249,057  $249,057
 Average interest
  rates--variable.......     (1)      (1)       (1)     (1)
MAC Credit Facility.....     --    9,192        --      --     --        --      9,192     9,192
 Average interest
  rates--variable.......     (2)      (2)       (2)     (2)
Senior notes............     --       --        --      --     --   800,000    800,000   888,000
 Average interest
  rates--fixed..........                                                9.6%
Mandatorily Redeemable
 Preferred Stock........     --       --        --      --     --   500,000    500,000   484,375
 Average interest
  rates--fixed..........                                               10.5%
Obligations under ISAs
 and capital lease
 obligations:
US$ denominated......... 11,360    1,010     1,010   1,010  1,010    19,111     34,511    34,511
 Average interest
  rates--fixed..........   10.5%    10.5%     10.5%   10.5%  10.5%     10.5%
Sterling, German Mark
 and Dutch Guilder
 denominated............ 15,628    3,953     4,099   4,261  4,429   134,345    166,715   166,715
 Average interest
  rates--fixed..........   10.8%    10.8%     10.8%   10.8%  10.8%     10.8%

--------
(1) The interest rate is one month LIBOR plus 2.0% which was 7.0% as of March 31, 1999.
(2) The interest rate is one month LIBOR plus 3.0% which was 8.0% as of March 31, 1999.

Foreign Currency Risk

  Substantially all of the Company's subsidiaries use the U.S. dollar as their functional currency. Where the U.S. dollar is the functional currency, translation adjustments are recorded in the accompanying condensed consolidated statements of operations. None of the Company's translation adjustments were material as of and for the three months ended March 31, 1999 and 1998.

  For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity. As of and for the three months ended March 31, 1999 and 1998, the Company incurred a foreign currency translation loss of $4.9 million and none, respectively.

CHANGES IN SECURITIES AND USE OF PROCEEDS

  During August 1998, we completed our IPO (File No. 333-53393; effective date August 13, 1998) for which we received net proceeds of approximately $391 million. Through March 31, 1999, we have used $334 million of proceeds from the IPO for (i) equity investments of approximately $75 million for MAC, $79 million for PEC, $13 million for GAL and $119 million for PAC and (ii) $48 million for general corporate purposes. We intend to use the balance of these funds for (i) construction of the Global Crossing Network, (ii) investments in telecommunications companies and ISPs, (iii) investment in Global Access Ltd., and (iv) general corporate purposes. As of March 31, 1999, unused proceeds were invested in short-term, interest-bearing United States government securities and certain other short term, investment grade securities.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Global Crossing Ltd.:

  We have audited the accompanying consolidated balance sheets of Global Crossing Ltd. (a Bermuda company) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998 and for the period from March 19, 1997 (Date of Inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Crossing Ltd. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the year ended December 31, 1998 and for the period from March 19, 1997 (Date of Inception) to December 31, 1997, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen & Co.

Hamilton, Bermuda
February 1, 1999
(Except with respect to the matters
 discussed in Note 16, as to which
 the dates are March 9, 1999, March 16, 1999 and May 16, 1999)

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                      (Formerly Global Crossing Ltd., LDC)

                          CONSOLIDATED BALANCE SHEETS
             (In thousands, except share and per share information)

                                            December 31, 1998 December 31, 1997
                                            ----------------- -----------------
ASSETS:
 Current assets:
   Cash and cash equivalents...............    $  806,593         $  1,453
   Restricted cash and cash equivalents....        77,190           25,275
   Accounts receivable, net of allowance
    for doubtful accounts of $4,233........        71,195              --
   Other assets and prepaid costs..........        47,137            1,016
                                               ----------         --------
   Total current assets....................     1,002,115           27,744
 Restricted cash and cash equivalents......       367,600              --
 Accounts receivable.......................        43,315              --
 Capacity available for sale...............       574,849           21,200
 Construction in progress..................       428,207          497,319
 Deferred finance and organization costs,
  net of accumulated amortization of
  $10,130
  as of December 31, 1998 and $2,247 as of
  December 31, 1997........................        45,757           25,934
 Investment in affiliates..................       177,334              --
                                               ----------         --------
   Total assets............................    $2,639,177         $572,197
                                               ==========         ========
LIABILITIES:
 Current liabilities:
   Accrued construction costs..............    $  129,081         $ 52,004
   Accounts payable and accrued
    liabilities............................        31,990            1,658
   Accrued interest........................        10,053            1,641
   Deferred revenue........................        44,197            5,325
   Income taxes payable....................        15,604              --
   Current portion of long term debt.......         6,393              --
   Current portion of obligations under
    inland services agreements and capital
    leases.................................        14,572           30,189
                                               ----------         --------
   Total current liabilities...............       251,890           90,817
 Long term debt............................       269,598          162,325
 Senior notes..............................       796,495          150,000
 Deferred revenue..........................        25,325              --
 Obligations under inland services
  agreements and capital leases............        24,520            3,009
 Deferred income taxes.....................         9,654              --
                                               ----------         --------
   Total liabilities.......................     1,377,482          406,151
                                               ----------         --------
MANDATORILY REDEEMABLE PREFERRED STOCK
 (5,000,000 shares issued and outstanding
 as of December 31, 1998, $100 liquidation
 preference per share (including $4,375 in
 accrued dividends and net of unamortized
 issuance costs of $17,000))...............       487,375              --
                                               ----------         --------
MANDATORILY REDEEMABLE PREFERRED STOCK
 (109,830 shares issued and outstanding as
 of December 31, 1997, $1,000 liquidation
 preference per share (including $1,281 in
 accrued dividends and net of unamortized
 discount and issuance costs of $12,224 and
 $6,962, respectively))....................           --            91,925
                                               ----------         --------
SHAREHOLDERS' EQUITY:
 Common stock, 600,000,000 shares
  authorized, par value $.01,
  432,776,246 shares issued as of December
  31, 1998 and
  325,773,934 shares issued and
  outstanding as of December 31, 1997......         4,328            3,258
 Treasury stock, 22,033,758 shares.........      (209,415)             --
 Other shareholders' equity................     1,067,470           71,023
 Accumulated deficit.......................       (88,063)            (160)
                                               ----------         --------
                                                  774,320           74,121
                                               ----------         --------
   Total liabilities and shareholders'
    equity.................................    $2,639,177         $572,197
                                               ==========         ========


                            See accompanying notes.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                      (Formerly Global Crossing Ltd., LDC)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except share and per share information)

                                                              Period from
                                                             March 19, 1997
                                           Year Ended     (Date of Inception)
                                        December 31, 1998 to December 31, 1997
                                        ----------------- --------------------
REVENUES...............................    $   424,099        $       --
                                           -----------        -----------
EXPENSES:
  Cost of capacity sold................        178,492                --
  Operations, administration and
   maintenance.........................         18,056                --
  Sales and marketing..................         26,194              1,366
  Network development..................         10,962                 78
  General and administrative...........         26,844              1,657
  Stock related expense................         39,374                --
  Provision for doubtful accounts......          4,233                --
  Termination of Advisory Services
   Agreement...........................        139,669                --
                                           -----------        -----------
                                               443,824              3,101
                                           -----------        -----------
OPERATING LOSS.........................        (19,725)            (3,101)
EQUITY IN LOSS OF AFFILIATES...........         (2,508)               --
INTEREST INCOME (EXPENSE):
  Interest income......................         29,986              2,941
  Interest expense.....................        (42,880)               --
                                           -----------        -----------
LOSS BEFORE PROVISION FOR INCOME TAXES
 AND EXTRAORDINARY ITEM................        (35,127)              (160)
  Provision for income taxes...........        (33,067)               --
                                           -----------        -----------
LOSS BEFORE EXTRAORDINARY ITEM.........        (68,194)              (160)
  Extraordinary loss on retirement of
   senior notes........................        (19,709)               --
                                           -----------        -----------
NET LOSS...............................        (87,903)              (160)
  Preferred stock dividends............        (12,681)           (12,690)
  Redemption of preferred stock .......        (34,140)               --
                                           -----------        -----------
NET LOSS APPLICABLE TO COMMON
 SHAREHOLDERS..........................    $  (134,724)       $   (12,850)
                                           ===========        ===========
NET LOSS PER COMMON SHARE
Loss applicable to common shareholders
 before extraordinary item
  Basic and diluted....................    $     (0.32)       $     (0.04)
                                           ===========        ===========
Extraordinary item
  Basic and diluted....................    $     (0.06)       $       --
                                           ===========        ===========
Net loss applicable to common
 shareholders
  Basic and diluted....................    $     (0.38)       $     (0.04)
                                           ===========        ===========
Shares used in computing basic and
 diluted loss per share................    358,735,340        325,773,934
                                           ===========        ===========

                            See accompanying notes.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                      (Formerly Global Crossing Ltd., LDC)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    (In thousands, except share information)

                                                                     Other Shareholders'
                             Common Stock       Treasury Stock             Equity
                          ------------------ --------------------  ------------------------
                                                                   Additional                               Total
                                                                    Paid-in      Unearned   Accumulated Shareholders'
                            Shares    Amount   Shares    Amount    Capital(a)  Compensation   Deficit      Equity
                          ----------- ------ ---------- ---------  ----------  ------------ ----------- -------------
Issuance of common stock
 for cash in March 1997
 (Date of Inception),
 net of $1,264 issuance
 costs..................  325,773,934 $3,258        --  $     --   $   83,713    $    --     $    --      $ 86,971
Preferred stock
 dividends..............          --     --         --        --      (12,690)        --          --       (12,690)
Net loss for the
 period.................          --     --         --        --          --          --         (160)        (160)
                          ----------- ------ ---------- ---------  ----------    --------    --------     --------
Balance, December 31,
 1997...................  325,773,934  3,258        --         --      71,023         --         (160)      74,121

Issuance of common stock
 for cash...............    1,575,000     16        --        --        2,772         --          --         2,788
Cash reimbursement to
 certain shareholders...          --     --         --        --       (7,047)        --          --        (7,047)
Unearned compensation...          --     --         --        --       93,758     (93,758)        --           --
Amortization of
 compensation expense...          --     --         --        --                   37,111         --        37,111
PCG Warrants............   24,406,340    244        --        --      275,054         --          --       275,298
Issuance of common stock
 in exchange for
 termination of Advisory
 Services Agreement.....   14,210,526    142        --        --      134,858         --          --       135,000
Preferred stock
 dividends..............          --     --         --        --      (12,681)        --          --       (12,681)
Premium on redemption of
 preferred stock........          --     --         --        --      (34,140)        --          --       (34,140)
Common stock
 transactions with
 certain shareholders...   21,733,758    217 22,033,758  (209,415)    209,198         --          --           --
Issuance of common stock
 in connection with
 initial public
 offering, net of
 $30,916 issuance
 costs..................   44,420,000    444        --        --      390,630         --          --       391,074
Issuance of common stock
 from exercise of stock
 options................      656,688      7        --        --          692         --          --           699
Net loss................          --     --         --        --          --          --      (87,903)     (87,903)
                          ----------- ------ ---------- ---------  ----------    --------    --------     --------
Balance, December 31,
 1998...................  432,776,246 $4,328 22,033,758 $(209,415) $1,124,117    $(56,647)   $(88,063)    $774,320
                          =========== ====== ========== =========  ==========    ========    ========     ========

--------
(a) Additional Paid-in Capital has been charged retroactively for the par value of the shares issued as a result of the 2-for-1 stock split effected in the form of a stock dividend effective on March 9, 1999.

                            See accompanying notes.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                      (Formerly Global Crossing Ltd., LDC)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                               Period From
                                                              March 19, 1997
                                            Year Ended     (Date of Inception)
                                         December 31, 1998 to December 31, 1997
                                         ----------------- --------------------
CASH FLOWS PROVIDED BY OPERATING
 ACTIVITIES:
 Net loss applicable to common
  shareholders.........................      $(134,724)          $(12,850)
 Adjustments to reconcile net loss to
  net cash provided by operating
  activities:
 Equity in loss of affiliates..........          2,508                --
 Depreciation and amortization.........            541                 39
 Provision for doubtful accounts.......          4,233                --
 Termination of Advisory Services
  Agreement ...........................        135,000                --
 Stock related expenses................         39,374                --
 Preferred stock dividends.............         12,681             12,690
 Redemption of preferred stock.........         34,140                --
 Extraordinary loss on retirement of
  senior notes.........................         19,709                --
 Capacity available for sale excluding
  cash expenditures for investing
  activities...........................        123,329            (21,200)
 Provision for deferred income taxes...          9,654                --
 Changes in operating assets and
  liabilities:
  Increase in accounts receivable......       (118,743)               --
  Increase in other assets and prepaid
   costs...............................        (46,662)            (1,032)
  Increase in deferred revenue.........         64,197              5,325
  Increase in income taxes payable ....         15,604                --
  Increase in accounts payable and
   accrued liabilities.................         30,332              1,249
  Increase in obligations under inland
   services agreements.................         17,554             20,900
                                             ---------           --------
  Net cash provided by operating
   activities..........................        208,727              5,121
                                             ---------           --------
CASH FLOWS PROVIDED BY FINANCING
 ACTIVITIES:
 Proceeds from issuance of common
  stock, net...........................        392,298             73,736
 Proceeds from issuance of preferred
  stock, net...........................        483,000             92,470
 Proceeds from issuance of senior
  notes................................        796,495            150,000
 Proceeds from long term debt..........        290,556            162,325
 Repayment of long term debt...........       (176,890)               --
 Retirement of 1997 issued senior
  notes................................       (159,750)               --
 Redemption of 1997 issued preferred
  stock................................       (134,372)               --
 Finance and organization costs
  incurred.............................        (37,665)           (28,181)
 Cash reimbursement to certain
  shareholders.........................         (7,047)               --
 Increase in restricted cash and cash
  equivalents..........................       (419,515)           (25,275)
                                             ---------           --------
  Net cash provided by financing
   activities..........................      1,027,110            425,075
                                             ---------           --------
CASH FLOWS USED IN INVESTING
 ACTIVITIES:
 Cash paid for construction in progress
  and capacity available for sale......       (413,996)          (428,743)
 Investment in affiliates..............        (16,701)               --
                                             ---------           --------
  Net cash used in investing
   activities..........................       (430,697)          (428,743)
                                             ---------           --------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS...........................        805,140              1,453
CASH AND CASH EQUIVALENTS, beginning of
 period................................          1,453                --
                                             ---------           --------
CASH AND CASH EQUIVALENTS, end of peri-
 od....................................      $ 806,593           $  1,453
                                             =========           ========
SUPPLEMENTAL INFORMATION ON NON-CASH
 FINANCING ACTIVITIES:
 Common stock distributed to holders of
  preferred stock......................      $     --            $ 13,235
                                             =========           ========
SUPPLEMENTAL INFORMATION ON NON-CASH
 INVESTING ACTIVITIES
 Costs incurred for construction in
  progress and capacity available for
  sale.................................      $ 607,865           $497,319
 Increase in accrued construction
  costs................................        (77,077)           (52,004)
 Increase in accrued interest..........         (8,412)            (1,641)
 Amortization of deferred finance and
  organization costs...................         (7,883)            (2,223)
 (Increase) decrease in obligations
  under capital leases.................         11,660            (12,298)
 PCG Warrants..........................       (112,157)               --
 Increase in accrued liabilities.......            --                (410)
                                             ---------           --------
 Cash paid for construction in progress
  and capacity available for sale            $ 413,996           $428,743
                                             =========           ========
SUPPLEMENTAL INFORMATION ON NON-CASH
 INVESTING ACTIVITIES:
 Cost of investments in affiliates.....      $(179,842)          $    --
 PCG Warrants..........................        163,141           $    --
                                             ---------           --------
                                             $ (16,701)            $  --
                                             =========           ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Interest paid and capitalized.........      $  39,424           $  8,136
                                             =========           ========
 Interest paid (net of capitalized
  interest)............................      $  33,854           $    --
                                             =========           ========
 Cash paid for taxes...................      $   7,809           $    --
                                             =========           ========

                            See accompanying notes.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Throughout these consolidated financial statements, references to "dollars"
                                    and "$"
                         are to United States dollars.

1. BACKGROUND AND ORGANIZATION

  Global Crossing Ltd. (together with its consolidated subsidiaries, "GCL" or the "Company") is an independent provider of global Internet and long distance telecommunications facilities and services utilizing a network of undersea and terrestrial digital fiber optic cable systems (the "Global Crossing Network"). The Company operates as a "carriers' carrier", providing tiered pricing and segmented products to licensed providers of international telecommunications services. Capacity on the Global Crossing Network is offered to all customers on an open, equal access basis. The systems under development by the Company will form a state-of-the-art interconnected worldwide high capacity fiber optic network.

  During March 1997, Global Crossing Ltd., LDC ("Old GCL"), formerly GT Parent Holdings LDC, was incorporated as an exempted limited duration company in the Cayman Islands. In March 1998, GCL, a Bermuda company, was formed as a wholly-owned subsidiary of Old GCL. At that time, Old GCL contributed its investment in Global Telesystems Holdings Ltd. ("GTH") to GCL. During April 1998, GCL formed a wholly-owned subsidiary, Global Crossing Holdings Ltd. ("GCH"), a Bermuda company, and contributed its investment in GTH to GCH upon its formation.

  In January 1998, Old GCL effected a 100-for-1 stock split of each of its Class A, B, C and D common stock and undesignated stock and amended the par value of each share of common stock from $.0001 per share to $.000001 per share. Prior to GCL's Initial Public Offering ("IPO") in August 1998, GCL declared a stock dividend to Old GCL resulting in Old GCL holding 1.5 shares of common stock of GCL for each share of common stock of Old GCL outstanding. Pursuant to the terms of the Articles of Association of Old GCL and prior to the Company's IPO, each holder of Class D shares of Old GCL converted such shares into a fraction of a Class E share of Old GCL based upon a valuation at the time of such conversion, together with a warrant to purchase the remaining fraction of such Class E share at an exercise price based upon such market valuation. In addition, each holder of Class E shares of Old GCL had such Class E shares converted into Class B shares of Old GCL. Accordingly, each holder of Class D and Class E shares ultimately received Class B shares, with the warrants to purchase Class E shares received by former Class D shareholders then cancelled in exchange for warrants ("New GCL Warrants") to purchase shares of Common Stock of GCL at an exercise price equal to the IPO price of $9.50 per share.

  Subsequent to the above transaction and prior to the Company's IPO, each shareholder of Old GCL (other than Canadian Imperial Bank of Commerce ("CIBC"), a major shareholder) exchanged their interests in Old GCL for shares of common stock of GCL held by Old GCL at a rate of 1.5 shares of common stock of GCL for each share of common stock of Old GCL ("Old GCL Exchange"). CIBC did not participate in the above mentioned transaction and continues to maintain such ownership of GCL through Old GCL, which is now a wholly owned subsidiary of CIBC.

  Because Old GCL, GCL and GCH were entities under common control, the transfers by Old GCL to GCL and GCL to GCH and the Old GCL Exchange were accounted for similar to a pooling of interests. The consolidated financial statements presented have been retroactively restated to reflect these transactions as if they had occurred as of March 19, 1997 (Date of Inception).

  In February 1999, the Board of Directors declared a 2-for-1 split of the Company's common stock in the form of a stock dividend which was effective on March 9, 1999. All share information presented in these consolidated financial statements gives retroactive effect to the 100-for-1 stock split in January 1998, 1.5-for-1 stock dividend in August 1998 and 2-for-1 stock dividend on March 9, 1999.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

2. SIGNIFICANT ACCOUNTING POLICIES

  These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies are summarized as follows:

 a) Principles of Consolidation

  The consolidated financial statements include the accounts of GCL and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated. Investments in affiliates, in which GCL has significant influence but does not exercise control, are accounted for using the equity method.

 b) Development Stage Company

  The Company was in its development stage until May 1998 when the United States to United Kingdom segment of the AC-1 system was placed into service and the Company began generating significant revenues.

  Successful future operations are subject to several risks, including the ability of the Company to ensure the successful, timely and cost-effective completion of fiber optic cable systems as well as to successfully market and generate significant revenue from the sale of capacity of the systems. GCL may encounter problems, delays and expenses, many of which may be beyond its control. There can be no assurance that the cable systems will be completed within the time frame and that capacity sales will meet expectations, or that substantial delays would not adversely affect GCL's achievement of profitable operations.

 c) Cash and Cash Equivalents, Restricted Cash and Cash Equivalents (Current and Long Term)

  The Company considers cash in banks and short term highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

  Current and long term restricted cash and cash equivalents includes the following:

                                                                December 31,
                                                                -------------
                                                                1998    1997
                                                                ------ ------
                                                                    (in
                                                                 millions)
     Funds restricted for PC-1 construction.................... $ 231  $  --
     Funds restricted under the AC-1 Credit Facility...........    89       5
     Funds restricted for MAC construction.....................    66     --
     Funding for future interest on senior notes...............    38      20
     Other.....................................................    21     --
                                                                -----  ------
     Total.....................................................   445      25
     Less: Current portion of restricted cash and cash
      equivalents..............................................   (77)    (25)
                                                                -----  ------
     Long term restricted cash and cash equivalents............ $ 368   $ --
                                                                =====  ======

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

 d) Revenue and Deferred Revenue, Cost of Sales and Maintenance Costs

  i) Revenue and Deferred Revenue

 Sales Type Lease Revenue and Deferred Revenue

  Customers of the Company can enter into Capacity Purchase Agreements ("CPAs") to purchase an Indefeasible Right of Use ("IRU") in units of capacity on any of the Company's fiber optic cable systems ("Systems") described in
Note 3. The purchase price for capacity on a System is non-refundable once the applicable segment purchased on a System is Ready For Service ("RFS"). The IRU purchased entitles the customer to all rights and obligations of ownership of the capacity for a period of 25 years after the System RFS date. The Company's CPAs generally provide that the System will have self-healing ring capability, which means capacity on any segment of a System will be instantaneously restored either on another System segment or within the same segment in the event of interruption so that the same point-to-point connectivity is maintained.

  Revenues from the sale of capacity are recognized in the period that the rights and obligations of ownership transfer to the purchaser, which occurs when (i) the purchaser obtains the right to use the capacity, which can only be suspended if the purchaser fails to pay the full purchase price or fulfill its contractual obligations, (ii) the purchaser is obligated to pay Operations, Administration and Maintenance ("OA&M") costs and (iii) the segment of a System related to the capacity purchased is available for service. Customers who have entered into CPAs for capacity have paid deposits toward the purchase price and such amounts have been included as deferred revenue in the accompanying consolidated balance sheets. In some CPAs, customers who have purchased capacity on a System prior to the date the System has self-healing ring capacity have contractually required full self-healing ring capability as a legal condition which, if not satisfied, would enable them to terminate the CPA and require the Company to refund capacity payments. Payments received relating to such CPAs on AC-1 are included in deferred revenue in the accompanying consolidated balance sheets.

  The Company has entered into contracts, called Inland Services Agreements ("ISAs"), to obtain IRUs for terrestrial capacity. The Company in turn sells this third party terrestrial capacity under separate CPAs to certain customers for the purpose of extending capacity from certain System landing stations to major telecommunication cities. The purchase price for terrestrial capacity is non-refundable and grants the customer an IRU, which entitles the customer to all rights and obligations of ownership for terms of 25 years after the RFS date of the related System.

 Operating Type Lease Revenue and Deferred Revenue

  In addition to sales type leases, the Company may enter into operating lease agreements to lease capacity on its Systems. These agreements may grant the customer a right to use capacity for periods of time which may be substantially less than the design life of the capacity (generally 25 years). The Company will amortize revenues from these operating lease agreements over the lives of the agreements, with cash received but not yet recognized as operating revenue, recorded in the accompanying consolidated balance sheets as deferred revenue.

 OA&M Revenue

  Pursuant to the terms of its existing CPAs, the Company is obliged to use commercially reasonable efforts to cause AC-1 to be maintained in efficient working order and in accordance with industry standards. In exchange for the OA&M services provided by Atlantic Crossing Ltd. ("ACL") through the OA&M agreement with Tyco Submarine Systems Ltd. ("TSSL"), customers are obligated for the term of the IRU to pay for their allocable share of the costs for operating and maintaining the System. Customers appoint members to a System Advisory Committee, which is charged with the responsibility of directing the operations and maintenance of the System.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Customers pay for 110% of ACL's cost to operate and maintain AC-1 based on their pro-rata share of total capacity subject to annual maximum amounts per circuit purchased of $250,000 per transatlantic circuit and $50,000 per European circuit. Their pro-rata share is effectively calculated by taking the weighted average of purchased capacity over total capacity multiplied by 110% of actual costs incurred. These OA&M costs are billed to customers quarterly in advance based on the prior year's actual costs. Payments are non-refundable, and should a customer fail to make an OA&M payment, ACL may suspend all rights to capacity granted under the IRU. Undersea OA&M revenues are recognized in the period the services are provided. On an annual basis, the actual OA&M costs incurred by the Company are accumulated and an adjustment is made to true up actual OA&M revenues so that they equal 110% of actual costs incurred, provided specified contractual limits have not been reached.

  ii) Cost of Sales

 Sales Type Lease Cost of Sales

  Cost of undersea sales in any period is calculated based on the ratio of capacity revenues recognized in the period to total expected capacity revenues over the life of the System multiplied by the total costs incurred to construct the System. This calculation of cost of sales matches costs with the value of each sale relative to total expected revenues. Until the entire System is completed, for purposes of calculating cost of sales, the total System costs incurred will include an estimate of remaining costs to be incurred to complete the entire System plus the cost of System upgrades that management has the intent and ability to complete, provided the need for such upgrades is supported by a third party consultant's independent revenue forecast.

  During 1998, the Company entered into ISAs to obtain IRUs for terrestrial capacity for terms of 25 years. Under the IRUs, the Company is required to pay an up-front non-recurring charge plus, in certain cases, monthly recurring charges over a 25 year period and, in exchange, obtains all rights and obligations of ownership. The Company has accounted for the IRUs as capital leases. The cost of acquiring this terrestrial capacity is charged to cost of sales in the period that the related revenue is recognized. The Company capitalized the present value of total future payments (excluding OA&M costs) in capacity available for sale and recorded an equal amount as an obligation under ISAs in the accompanying consolidated balance sheets.

  Customers who purchased AC-1 capacity prior to February 22, 1999 ("AC-1 RFS date") were granted 80% of the unsold capacity ("residual capacity"), if any, 12 1/2 years after the AC-1 RFS date. However, based on sales projections provided by a third party consultant, management believes it is highly unlikely that there will be a material amount of unsold capacity on AC-1 at such time. The Company has no constraints on the pricing or structure of sales of residual capacity and the Company would expect that if such capacity had any remaining value, it would enter into one or more transactions to dispose of such capacity prior to such date to realize such remaining value. As a result, the right to residual capacity is not a substantive right.

  In the period in which management has the intent and ability to complete a System upgrade, the total expected System capacity revenues and cost of the System used in the cost of sales calculation will change to take into account the further increase in System cost and in System capacity. The intent and ability of management to complete a System upgrade is demonstrated by the fact that (i) the Board of Directors has authorized the purchase of the upgrade,
(ii) the Company has the financial ability to purchase the upgrade and (iii) there are no regulatory or technology hurdles preventing the completion of the upgrade. The total expected System capacity revenues used by the Company in its cost of sales calculation will always be limited by total sales forecasted by a third party consultant which is updated on an annual basis. The AC-1 System was designed to be upgradable so as to increase the initial design capacity of 256 circuits available for sale. The Company has contracted with TSSL to upgrade capacity on AC-1 to 512 circuits. Based on the current third party consultant's sales forecast, the Company expects to sell all 512 circuits available for sale.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  In addition to capacity upgrades, management's estimate of future expected capacity revenues may change due to a number of factors, including possible variances in actual sales prices and volume from management's estimates. Management will continually evaluate these factors in conjunction with the updated third party consultant's sales forecast and, as necessary, revise its estimate of the total expected revenues to be derived over the life of a System. Changes in management's estimate of the total expected revenues to be derived from sales of capacity result in adjustments to the calculations of cost of sales which are recorded on a prospective basis over future periods commencing in the period management revises its estimate.

  Under their respective CPAs, certain customers have been provided options to purchase additional capacity at specified prices for specified future periods as well as the option to purchase additional capacity should the Company upgrade the AC-1 capacity in the future. In many cases, prices under the options to purchase capacity during these specified periods are lower than the current price for capacity charged to the customer. Management's estimate of future revenues for purposes of calculating cost of sales takes into consideration prices under these options.

 Operating Type Lease Cost of Capacity

  Costs relating to operating type lease revenues will be classified as a depreciable asset and depreciated over the estimated useful life of the capacity.

  iii) Maintenance Costs

  The Company has entered into an OA&M agreement with TSSL whereby TSSL is obligated to provide operating, administration and maintenance functions to AC-1, which include management and maintenance of a Network Operating Center, assumption of vessel costs, obtaining and renewing all operating permits, providing repair equipment, providing cable protection and ordering and restocking equipment spares. The OA&M agreement is for an initial term of eight years with two renewal periods of eight and one half years each at the Company's option. The OA&M costs related to this agreement are expensed as incurred.

  OA&M costs relating to ISAs are expensed as incurred and the related revenue is recognized in the period the services are provided.

 e) Commissions and Advisory Services Fees

  The Company's policy is to record sales commissions and advisory fee expenses and related payable upon the recognition of revenue so as to appropriately match these costs with the related revenue. Under the Advisory Services Agreement ("ASA"), which was terminated by December 31, 1998, the Company paid PCG Telecom Services LLC ("PCG Telecom") and its affiliates 2% of revenues for advisory services performed. Under the Sales Agency Agreement ("SAA") the Company pays TSSL a commission based on a percentage of capacity revenues.

 f) Construction in Progress

  Costs incurred prior to a segment's completion are reflected as construction in progress in the accompanying consolidated balance sheets and recorded as capacity available for sale at the date each segment of the System becomes operational. Capacity available for sale is recorded at the lower of cost or fair value less costs to sell and is charged to costs of sales in the period the related revenues are recognized. Fair value of capacity is derived from a third party consultant's market study of expected sales of capacity.

  Construction in progress includes direct expenditures for construction of a System and is stated at cost. Capitalized costs include costs incurred under the construction contract; advisory, consulting and legal fees;

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) interest; and amortized finance costs incurred during the construction phase. Once it is probable that a cable system will be constructed, costs directly identifiable with the cable system under development are capitalized. Costs relating to the evaluation of new projects incurred prior to the date the development of the System becomes probable are expensed as incurred.

  Interest incurred, which includes the amortization of deferred finance fees and issuance discount ("interest cost"), are capitalized to construction in progress in accordance with Statement of Financial Accounting Standards No. 34, "Capitalization of Interest Costs" ("SFAS 34"). Total interest cost incurred and interest capitalized to construction in progress during the periods were:

                                                                Period from
                                                              March 19, 1997
                                                                 (Date of
                                              Year Ended       Inception) to
                                           December 31, 1998 December 31, 1997
                                           ----------------- -----------------
                                                     (In thousands)
Interest cost incurred....................      $92,813           $9,777
                                                =======           ======
Interest cost capitalized to construction
 in progress..............................      $49,933           $9,777
                                                =======           ======

 g) Deferred Finance and Organization Costs

  Costs incurred to obtain financing through the issuance of senior notes and long term debt have been reflected as an asset in the accompanying consolidated balance sheets. Costs incurred to obtain financing through the issuance of preferred stock have been reflected as a reduction in the carrying value of the issued preferred stock. The financing costs relating to the debt are amortized over the shorter of the stated long term or, where the terms of the loan require earlier repayment, the expected period over which the debt obligation will be repaid. In 1998, certain preferred stock was redeemed at which time the remaining balance of unamortized discount and offering costs was charged against additional paid-in capital. During the construction period, the amortized portion of deferred financing costs relating to the senior notes and the long term debt are included in construction in progress as a component of interest capitalized or recorded as interest expense in accordance with SFAS 34. The amortized portion of the deferred financing costs relating to the preferred stock is included as a component of preferred stock dividends.

 h) Translation of Foreign Currencies

  Substantially all of the Company's international subsidiaries use their local currency as their functional currency. For those subsidiaries using the local currency as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date, and income and expense accounts at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity. Where the U.S. dollar is the functional currency, translation adjustments are recorded in the accompanying consolidated statements of operations. None of the Company's translation adjustments were material as of and for the year ended December 31, 1998 and as of and for the period from March 19, 1997 (Date of Inception) to December 31, 1997.

 i) Stock Option Plan

  As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), the Company has chosen to account for employee stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. The compensation expense is

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) charged against operations ratably over the vesting period of the options. In addition, the Company records compensation expense for options granted to individuals other than employees using the fair value approach consistent with SFAS No. 123.

 j) Interest Rate Derivatives

  The Company uses a derivative financial instrument for the purpose of reducing its exposure to adverse fluctuations in interest rates. The counterparty to the only derivative financial instrument in effect as of December 31, 1998 is CIBC. The Company is exposed to credit loss in the event of nonperformance by CIBC. As of December 31, 1998 the Company does not utilize derivative financial instruments for trading or other speculative purposes.

  For interest rate derivatives to qualify for hedge accounting, the debt instrument being hedged must expose the Company to interest rate risk and, at the inception of the derivative instrument and throughout the period the derivative is held, there must be a high correlation of changes in the market value of the derivative and interest expense of the hedged item. Gains and losses on interest rate derivatives and other derivative instruments which do not meet this criteria would be recorded in the statement of operations.

  As discussed in Note 5, the Company has entered into an interest rate swap agreement to hedge its exposure to interest rates on its long term debt. Since this agreement qualifies for hedge accounting, the net cash amounts paid or received on the agreement are accrued and recognized as an adjustment to interest expense on the related debt.

 k) Net Loss Per Share

  Losses per share are calculated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share." Share and per share data presented reflects all stock dividends and stock splits.

  The following is a reconciliation of the numerators and the denominators of the basic and diluted loss per share:

                                                               Period from
                                                              March 19, 1997
                                            Year Ended     (Date of Inception)
                                         December 31, 1998 to December 31, 1997
                                         ----------------- --------------------
                                              (In thousands, except share
                                               and per share information)
Basic and Diluted
 Loss before extraordinary item.........    $   (68,194)       $      (160)
 Preferred stock dividends..............        (12,681)           (12,690)
 Redemption of preferred stock..........        (34,140)               --
                                            -----------        -----------
 Loss applicable to common shareholders
  before extraordinary item.............    $  (115,015)       $   (12,850)
                                            ===========        ===========
Weighted average share outstanding:
 Basic and diluted......................    358,735,340        325,773,934
                                            -----------        -----------
Loss applicable to common shareholders
 before extraordinary item:
 Basic and diluted......................    $     (0.32)       $     (0.04)
                                            ===========        ===========

  Dilutive options and warrants did not have an effect on the computation of diluted loss per share in 1998 and 1997 since they were anti-dilutive.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 l) Income Taxes

  The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the provision of the enacted tax laws.

 m) Recently Adopted and New Accounting Standards

  The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 is effective for periods beginning after December 15, 1997. There was no impact to the consolidated financial statements due to the adoption of SFAS 130 in 1998. The Financial Accounting Standards Board has also issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which is effective for periods beginning after June 15, 1999. Management does not expect the impact of the adoption of SFAS 133 on the Company's consolidated financial position or results of operations to be material.

  The American Institute of Certified Public Accountants recently issued Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities" ("SOP 98-5"). The Company is required to adopt SOP 98-5 during January, 1999. The adoption of SOP 98-5 will result in a charge against net income in the statement of operations of the first quarter of 1999 which management estimates will be approximately $15 million. This charge is comprised primarily of costs incurred for System startup activities that were previously capitalized to Systems not yet ready for service. The $15 million charge represents less than 1% of the projected total costs of the Systems currently under development by the Company.

 n) Reclassifications

  Certain prior year amounts have been reclassified in the consolidated financial statements for consistent presentation.

3. GLOBAL CROSSING NETWORK

  GCL is a provider of Internet and long distance telecommunications facilities and related services supplying its customers with global "point-to-point" connectivity. As such, the Company is engaged in only one business segment worldwide, and derives its revenues from customers located in the following geographic regions: the Americas, Europe and Asia Pacific. The Company also maintains long-lived assets in these regions; however, the majority of these assets are in international waters. In addition, the Company derives all of its revenues from companies in the Internet and long distance telecommunications industry and, as a result, has concentration of credit risk in this industry.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


  Financial information relating to the Company's consolidated operations by geographic area was as follows:

                                               1998                 1997
                                      ---------------------- -------------------
                                                  Long-Lived          Long-Lived
                                      Revenues(a) Assets(b)  Revenues Assets(b)
                                      ----------- ---------- -------- ----------
                                                    (In thousands)
North America
  United States......................  $200,489   $   70,555 $    --   $ 50,169
  Canada.............................    68,351          --       --        --
                                      ----------------------------------------
                                        268,840       70,555      --     50,169
                                      ----------------------------------------
Europe
  The Netherlands....................    46,832                   --
  Germany............................    35,933                   --
  Other..............................    72,494                   --
                                      ----------------------------------------
                                        155,259      161,535      --    107,412
                                      ----------------------------------------
Asia Pacific.........................       --           --       --        --
International waters.................       --       770,966      --    360,937
                                      ----------------------------------------
Consolidated.........................  $424,099   $1,003,056 $    --   $518,518
                                       ========   ========== ========  ========

--------
(a) Revenues for the year ended December 31, 1998 by region are classified according to the location of the customer. During 1998, there was one customer located in the United States that accounted for 16% of consolidated revenue, another customer located in Canada that accounted for 16% of consolidated revenue, and one customer located in the Netherlands that accounted for 11% of consolidated revenue.
(b) Long-lived assets include capacity available for sale and construction in progress as of December 31.


Atlantic Crossing ("AC-1")

  ACL, formerly Global Telesystems Ltd., an indirect wholly-owned subsidiary of GCL, entered into a fixed price contract with TSSL for the construction of AC-1, an upgradeable undersea fiber optic cable ring, connecting New York, the United Kingdom, the Netherlands and Germany. AT&T Corp. provided ACL with a guarantee in respect of TSSL's obligations under the contract. Certain segments of AC-1 were accepted by ACL and made available for commercial service during 1998. TSSL retains title ownership of segment assets in United States territory until GT Landing Corp., a United States wholly-owned subsidiary of ACL, exercises its $10,000 bargain purchase option to purchase title. Pursuant to the contract, TSSL granted GT Landing Corp. an IRU for the estimated 25 year life of the system. GT Landing Corp. accounted for the IRU as a capital lease, since the IRU transfers the risks and rewards of ownership to GT Landing Corp. The United States assets governed by this IRU includes all landing station assets (with the exception of the building and land, to which GT Landing Corp. has title), fiber optic cable located in the United States and the landing license. The Company entered into a capital lease for the landing station building and conduit in both Germany and the Netherlands. ACL entered into a $482 million credit facility to finance, in part, the construction and financing of AC-1.

Mid-Atlantic Crossing ("MAC")

  Mid-Atlantic Crossing Ltd. ("MACL"), an indirect wholly-owned subsidiary of GCL, entered into fixed price contracts with Alcatel Submarine Networks in June 1998 and TSSL in October 1998 for the construction of MAC, an upgradeable undersea fiber optic cable ring connecting New York, the Caribbean and Florida. The

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

estimated cost of the System is $330 million and is expected to be ready for service in December 1999 ("MAC RFS date"). Companies have been incorporated in each country in which the cable will land in order to own the portion of the System located in each country and the related territorial waters. MACL entered into a $260 million credit facility to finance, in part, the construction and financing of MAC. See Note 5.

Pan American Crossing ("PAC")

  In July 1998, the Company, through its indirect wholly-owned subsidiary, Pan American Crossing Ltd. ("PACL"), entered into a fixed price contract with TSSL for the construction of PAC, an upgradeable undersea fiber optic cable System connecting California, Mexico and Panama and the Caribbean. The estimated cost of the System is $495 million. PACL signed a commitment letter to obtain up to $300 million of non-recourse indebtedness to finance, in part, the construction and financing of PAC.

Pan European Crossing ("PEC")

  The Company is also developing PEC, a 10,000 km upgradeable terrestrial fiber optic system connecting 24 European cities to each other and to AC-1. The construction costs of PEC are estimated to be $850 million. In October 1998, the Company entered into an agreement with VersaTel Telecom Europe B.V. ("VersaTel") whereby the Company will secure ownership of optical fiber conduits on VersaTel's routes connecting Amsterdam, Brussels and the French border by March 1999 in exchange for capacity and dark fiber on PEC. In addition, in October 1998, the Company executed an agreement with Cable & Wireless PLC for the sale of dark fiber on PEC for a purchase price of over $100 million. Furthermore, in November 1998, the Company executed an agreement with GasLINE for the construction of a portion of PEC located in Germany. The Company is currently negotiating with other parties for the acquisition of rights of way and the acquisition or construction of conduits. Lucent will supply fiber and equipment for PEC as well as project management and integration services.

4. INVESTMENT IN AFFILIATES

  In addition to the wholly-owned Systems discussed in Note 3, GCL has invested in Pacific Crossing Ltd. and Global Access Ltd. (together "affiliates") which are developing Pacific Crossing ("PC-1") and GAL respectively, which are also part of the Global Crossing Network.

Investment in Pacific Crossing Ltd. ("PCL")

  In April 1998, a wholly-owned subsidiary of GCL entered into a joint venture to construct PC-1 which is owned and operated by PCL. The Company has an economic interest in PCL represented by a 50% direct voting interest and, through one of the joint venture partners, owns a further 8% economic non-voting interest. PCL entered into a contract in April 1998 with TSSL to construct PC-1 for a total price of approximately $1,200 million, which will be financed through a $400 million equity contribution by the joint venture partners and an $850 million credit facility. In July 1998, an $850 million aggregate senior secured non-recourse loan facility (the "PCL Credit Facility") was executed for the construction and financing costs of PC-1. The PCL Credit Facility is comprised of an $840 million multiple drawdown term loan facility and a $10 million working capital facility. In July 1998, an initial drawdown was made on the term loan facility to repay a $104 million promissory note used for initial construction costs on PC-1 as well as fees incurred to secure the credit facility. The Company also placed $231 million into a restricted cash collateral account to satisfy its equity funding commitment for its 58% joint venture economic interest in PCL.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Investment in Global Access Ltd.

  In December 1998, a wholly-owned subsidiary of GCL entered into a joint venture, Global Access Ltd., to construct and operate GAL, a terrestrial cable system connecting Tokyo, Osaka and Nagoya with PC-1. The Company has a 49% interest in Global Access Ltd.

The investment in affiliates as of December 31, 1998 consists of the following items:

                                                                (In thousands)
      Carrying value of investment in PCL...................... $       (2,502)
      PC-1 development costs...................................        163,141
      Carrying value of investment in Global Access Ltd. ......         16,695
                                                                --------------
      Investment in affiliates................................. $      177,334
                                                                ==============

  The PC-1 development costs represent the estimated unamortized value of the PCG Warrants as of December 31, 1998 which were granted to Pacific Capital Group ("PCG") in exchange for the PC-1 system and related rights. In connection with the formation of PCL, the Company agreed to make available to PCL the consideration received by the Company in connection with the grant of the PCG Warrants in addition to the $231 million cash investment to be made by the Company. See Note 10 for a description of PCG Warrants.

5. LONG TERM DEBT, OBLIGATIONS UNDER INLAND SERVICES AGREEMENTS AND CAPITAL
   LEASES

AC-1 Credit Facility

  During 1997, ACL entered into a $410 million aggregate senior secured non-recourse loan facility (the "AC-1 Credit Facility") with a group of banks led by an affiliate of CIBC and Deutsche Bank AG, for the construction and financing costs of AC-1. During 1997, the AC-1 Credit Facility was amended to increase it to $482 million, comprised of a $472 million multiple draw down term loan facility (the "Term Facility") and a $10 million working capital facility (the "Working Capital Facility"), to extend AC-1 to include, among other things, a Netherlands landing site. The AC-1 Credit Facility is secured by pledges of the stock of ACL and its subsidiaries and security interests in its assets and revenues. The unused portion of the AC-1 Credit Facility as of December 31, 1998 was approximately $38 million. Any amounts repaid to the lenders cannot be re-borrowed, and are effectively permanent reductions in the AC-1 Credit Facility.

  Under the AC-1 Credit Facility, ACL may select loan arrangements as either a Eurodollar loan or an Alternative Base Rate ("ABR") Loan. The Eurodollar interest rate is LIBOR plus 2.0% and the ABR interest rate is the greatest of
(a) the Prime Rate, (b) the Base CD Rate plus 1% and (c) the Federal Funds Effective Rate plus 0.5%, plus 1.0%. As of December 31, 1998, all outstanding loans were Eurodollar loans. ACL pays a commitment fee of 0.5% per annum on the unused portion of the AC-1 Credit Facility. The AC-1 Credit Facility contains various covenants that (i) limit further indebtedness by ACL and its subsidiaries, (ii) limit the ability of ACL to pay dividends, (iii) require ACL to meet certain minimum capacity sales levels and (iv) require ACL to meet a minimum interest coverage ratio for the years 1999 through to maturity of the AC-1 Credit Facility. The AC-1 Credit Facility is repayable in eight semi-annual installments ("Mandatory Repayment"). All revenues received as of December 31, 1998 have been used to fund reserve accounts (see Note 2c), and thereafter were applied against the borrowings. The amount repaid prior to the AC-1 RFS date was used to reduce the Mandatory Repayment for 1999 to $7 million. The remaining balance is repayable through installments of $100 million in 2000, $141 million in 2001 and $19 million in 2002. Furthermore, ACL is required to apply against the

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

borrowings 50% of excess cash flows received after the AC-1 RFS date. If any Mandatory Repayment amount exceeds the outstanding loan balance, then the outstanding loan balance will be repaid. Excess cash flow is defined under the terms of the AC-1 Credit Facility as all cash received from revenues during the period reduced by the payment of OA&M expenses, commissions under the Sales Agency Agreement, and transfers to certain reserve accounts.

  Effective December 31, 1997, ACL entered into an interest rate swap transaction based on one month LIBOR to minimize its exposure to increases in interest rates on its borrowings. The swap transaction was amended on February 2, 1998 and currently fixes ACL's floating interest rate at 5.7825% on a notional amount of borrowings ranging between $200 million and $310 million until January 31, 1999.

 MAC Credit Facility

  During November 1998, MACL entered into a $260 million aggregate senior secured non-recourse loan facility (the "MAC Credit Facility") with a group of banks led by CIBC and Deutsche Bank AG, for the construction and financing costs of MAC. The MAC Credit Facility is comprised of a $250 million multiple draw down term loan facility (the "MAC Term Facility") and a $10 million working capital facility (the "MAC Working Capital Facility"). Of the $250 million MAC Term Facility, $31 million is restricted for purposes of funding the first System upgrade. The MAC Credit Facility is secured by pledges of the stock of MACL and its subsidiaries and security interests in its assets and revenues.

  Under the MAC Credit Facility, MACL may select loan arrangements as either a Eurodollar loan or an Alternative Base Rate ("ABR") Loan. The Eurodollar interest rate is LIBOR plus 3.0% and the ABR interest rate is the greater of
(a) the Prime Rate and (b) the Federal Funds Effective Rate plus 0.5%, plus 2.0%. As of December 31, 1998, all outstanding loans were Eurodollar loans. MAC Credit Facility contains various covenants that (i) limit further indebtedness by MACL and its subsidiaries, (ii) limit the ability of MACL to pay dividends, (iii) require MACL to meet certain minimum capacity sales levels and (iv) require MACL to meet a minimum interest coverage ratio for the years 2000 through to the maturity of the MAC Credit Facility. The MAC Credit Facility is repayable in ten semi-annual installments commencing on the first August 31, November 30, February 28, or May 31 occurring 165 days after the MAC RFS date, with $38 million of the principal amount due in the initial year, $45 million due in the second year, and $59 million due in each of the third, fourth, and fifth years. If at any semi-annual installment date the outstanding loan balance is lower than the installment amounts noted in the previous sentence, then the outstanding loan balance amount will be repaid.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

 Long Term Debt

  Long term debt consists of the following:

                                                               December 31,
                                                            -------------------
                                                              1998      1997
                                                            --------- ---------
                                                              (In thousands)
   AC-1 Credit Facility.................................... $ 266,799 $ 162,325
   MAC Credit Facility.....................................     9,192       --
                                                            --------- ---------
   Total debt..............................................   275,991   162,325
   Less: current portion of long term debt.................   (6,393)       --
                                                            --------- ---------
   Long term debt.......................................... $ 269,598 $ 162,325
                                                            ========= =========
   Maturities of long term debt are as follows:
   Year Ending December 31,                                 (In thousands)
   1999.................................................... $   6,393
   2000....................................................    99,555
   2001....................................................   150,792
   2002....................................................    19,251
                                                            ---------
   Total................................................... $ 275,991
                                                            =========

 Capital Leases and Obligations under Inland Service Agreements

  As described in Note 3, the Company has capitalized the minimum lease payments of the IRU held by GT Landing Corp. on AC-1 assets held in the United States. The Company has been granted a bargain purchase option to purchase for $10,000 all rights and title to these assets at any time during the term of this contract which is 25 years from the AC-1 RFS date. The Company has also capitalized to construction in progress in the accompanying balance sheets building and conduit leases in the Netherlands and Germany. As of December 31, 1998, the present value of the payments under these capital leases is $8 million ($12 million as of December 31, 1997).

  Contracts to purchase terrestrial capacity have a duration of 25 years which represents more than 75 percent of the economic life of the asset being purchased. Certain of these contracts require payments over the 25 year period. As of December 31, 1998, the present value of the payments under these contracts (excluding amounts attributable to operations and maintenance) has been recorded as obligations under ISAs in the accompanying consolidated balance sheets in the amount of $31 million ($21 million as of December 31, 1997).

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  At December 31, 1998 future minimum payments under these ISAs and capital leases are as follows:

Year Ending December 31,                                         (In thousands)
1999............................................................ $       18,301
2000............................................................         13,628
2001............................................................          5,513
2002............................................................          5,677
2003............................................................          5,848
Thereafter until 2023...........................................        163,941
                                                                 --------------
Total minimum lease payments....................................        212,908
Less: Amount representing maintenance payments..................       (131,515)
                                                                 --------------
                                                                         81,393
Less: Amount representing interest..............................        (42,301)
                                                                 --------------
Present value of net minimum lease payments..................... $       39,092
                                                                 ==============

6. SENIOR NOTES

 New Senior Notes

  The 9 5/8% senior notes due May 15, 2008 issued by GCH, with a face value of $800 million ("New Senior Notes"), are general unsecured obligations of GCH and rank senior to any future subordinated indebtedness of GCH and are equal in right of payment with any future unsecured senior indebtedness of GCH. GCL and several of GCH's subsidiaries have issued guarantees in respect of these New Senior Notes, see Note 14. The first interest payment of $38 million on the New Senior Notes was paid during November 1998. The Company has set aside $38 million to fund the second interest payment due May 15, 1999. Interest is payable semi-annually in arrears on each May 15 and November 15. The New Senior Notes are redeemable at the option of GCH on May 15, 2003 at 104.813%, May 15, 2004 at 103.208%, on May 15, 2005 at 101.604% and on May 15, 2006 and
thereafter at par. The New Senior Notes are redeemable at the option of the holders thereof only upon the occurrence of a change in control in GCL. The indenture governing the New Senior Notes imposes certain limitations on the ability of GCH and its subsidiaries to, among other things, (i) incur additional indebtedness (including senior indebtedness) and (ii) pay certain dividends and make certain other restricted payments and investments.

 Old Senior Notes

  The 12% senior notes issued by GTH with a face value of $150 million, due March 31, 2004, were repurchased in May 1998 with the proceeds from the issuance of the New Senior Notes. The Company recognized an extraordinary loss of $20 million on repurchase comprising a premium of approximately $10 million and a write-off of approximately $10 million of unamortized deferred financing costs.

7. MANDATORILY REDEEMABLE PREFERRED STOCK

10 1/2% Mandatorily Redeemable Preferred Stock

  In December 1998, GCH authorized the issuance of 7,500,000 shares of preferred stock at a liquidation preference of $100.00 per share plus accumulated and unpaid dividends. In December 1998, 5,000,000 shares of

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

GCH Preferred Stock were issued for $500 million in cash and as of December 31, 1998, 5,000,000 shares were issued and outstanding. The Company reserved for future issuances up to 2,500,000 shares to pay dividends.

  The holders of the preferred stock are entitled to receive cumulative, semi-annual compounding dividends at an annual rate of 10 1/2% of the $100 liquidation preference per share. At the Company's option, accrued dividends may be paid in cash or paid by issuing additional preferred stock (i.e. pay-in-kind) until June 1, 2002, at which time they must be paid in cash. Dividends are payable semi-annually in arrears on each June 1 and December 1. The preferred stock ranks senior to all common stock of GCH with respect to dividend rights, rights of redemption or rights on liquidation and on priority with any future preferred stock of GCH. The preferred stock is junior in right of payment of all indebtedness of GCH and its subsidiaries. The preferred stock is non-voting unless the accumulation of unpaid dividends (or if, beginning on June 1, 2002, such dividends are not paid in cash) on the outstanding preferred stock is an amount equal to three semi-annual dividend payments.

  The preferred stock has a mandatory redemption on December 1, 2008 at a price in cash equal to the then effective liquidation preference thereof, plus all accumulated and unpaid dividends thereon to the date of redemption. The preferred stock can be redeemed, in whole or in part, at the Company's option at redemption prices starting at 105.25% of the liquidation preference in 2003, declining to 103.5% in 2004, 101.75% in 2005 and 100% thereafter. During the period ended December 31, 1998, no dividends were paid and $4 million in cumulative dividends were accrued and included in preferred stock as of December 31, 1998.

  The certificate of designation governing the preferred stock imposes certain limitations on the ability of the Company to, among other things, (i) incur additional indebtedness and (ii) pay certain dividends and make certain other restricted payments and investments.

14% Mandatorily Redeemable Preferred Stock

  In March 1997, GTH authorized 500,000 shares of preferred stock at a liquidation preference of $1,000 per share. Effective March 25, 1997, 100,000 shares were issued by GTH and there were 109,830 shares as of December 31, 1997 issued and outstanding.

  In connection with the issuance of the preferred stock, the holders thereof purchased an aggregate of 22,500,000 shares of Old GCL's Class A common stock for total proceeds of $8 million. Additionally, in connection with the issuance of the preferred stock, the initial purchaser of the preferred stock received 39,705,900 shares of Old GCL's Class A common stock for no additional consideration representing 15% of the aggregate number of Old GCL's Class A, B and C shares outstanding, after giving effect to the issuance. The initial purchaser had the right to distribute these Class A shares to purchasers of the preferred stock.

  The fair value of the 39,705,900 shares of Old GCL's Class A common stock distributed to preferred shareholders was based on the $.33 per share paid by the holders of preferred stock for the 22,500,000 Old GCL's Class A shares purchased for cash. The Company recorded the $13 million estimated fair value of the Old GCL's Class A common stock issued to the purchasers as a discount in the carrying value of the preferred stock as of December 31, 1997.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  In June 1998, proceeds from the issuance of the New Senior Notes were used to redeem this preferred stock. The redemption resulted in a $34 million charge against additional paid-in capital comprised of a $16 million redemption premium and $18 million of unamortized discount and issuance cost on the preferred stock on the date of the redemption. The redemption premium and write-off of unamortized discount and issuance costs on the preferred stock were treated as a deduction to arrive at the net loss applicable to common shareholders in the consolidated statement of operations.

  Preferred stock dividends included the following:

                                                                Period from
                                                                 March 19,
                                                               1997 (Date of
                                              Year Ended       Inception) to
                                           December 31, 1998 December 31, 1997
                                           ----------------- -----------------
                                                     (In thousands)
Preferred stock dividends.................      $11,712           $11,112
Amortization of discount on preferred
 stock....................................          618             1,011
Amortization of preferred stock issuance
 costs....................................          351               567
                                                -------           -------
                                                $12,681           $12,690
                                                =======           =======

8. EMPLOYEE BENEFIT PLANS

  During 1998, the Company adopted a stock option plan under which options to acquire up to 33,215,730 shares may be granted to directors, officers, employees and consultants of the Company. The Company accounts for this plan under APB Opinion No. 25, under which compensation cost is recognized only to the extent that the market price of the stock exceeds the exercise price. Terms and conditions of the Company's options, including exercise price and the period in which options are excisable, generally are at the discretion of the Compensation and Stock Option Committee of the Board of Directors; however, no options are exercisable more than ten years after date of grant.

  Additional information regarding options granted and outstanding for the year ended December 31, 1998 is summarized below:

                                                                      Weighted
                                               Options                Average
                                              Available   Number of   Exercise
                                              For Grant    Options     Price
                                             -----------  ----------  --------
   Balances as of December 31, 1997.........         --          --      --
    Authorized .............................  33,215,730
    Granted................................. (30,762,466) 30,762,466   $2.85
    Exercised...............................                (656,688)   1.06
    Cancelled...............................   3,253,000  (3,253,000)   1.11
                                             -----------  ----------   -----
   Options outstanding as of December 31,
    1998....................................   5,706,264  26,852,778   $3.11

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  The following tables summarize information concerning outstanding and exercisable options at December 31, 1998.

                                     Options Outstanding                     Options Exercisable
                      -------------------------------------------------- ----------------------------
                                    Weighted Average    Weighted Average             Weighted Average
       Range of         Number    Remaining Contractual  Exercise Price    Number     Exercise Price
    Exercise Prices   Outstanding    Life (in years)       per Share     Exercisable    per Share
   ----------------   ----------- --------------------- ---------------- ----------- ----------------
        $0.83          15,717,280          9.2               $ 0.83        4,803,833      $ 0.83
     2.00 to 3.33       6,844,598          9.5                 3.13        1,625,000        3.33
     9.50 to 13.26      4,290,900          9.7                11.44          302,834       11.34
   ----------------   ----------- --------------------- ---------------- ----------- ----------------
   Total               26,852,778          9.3               $ 3.11        6,731,667      $ 1.91
                      =========== ===================== ================ =========== ================

  During 1998, the Company entered into an employment arrangement with a key executive, and granted him economic rights to purchase 533,334 shares of common stock and options to purchase 1,066,667 shares of common stock, in each case at $2.00 per share. The economic rights vested immediately and the options will vest over two years. The Company recorded the excess of the fair market value of these options and rights over the purchase price as unearned stock compensation in the amount of $15 million during the year ended December 31, 1998. The unearned compensation is being recognized as an expense over the vesting period of the rights and options.

  Through December 31, 1998, the Company recorded in additional paid-in capital $94 million of unearned compensation, relating to awards under the stock incentive plan plus the grant of certain economic rights and options to purchase common stock granted to a senior executive as discussed above. During the year the Company recognized expense of $31 million of stock related compensation relating to the stock incentive plan and $6 million for the vested economic rights to purchase common stock. The remaining $57 million of unearned compensation will be recognized as follows: $28 million in 1999, $21 million in 2000 and $8 million in 2001. In addition, the Company recognized $2 million in stock related expense for shares issued during the year.

  As permitted by SFAS No. 123, the Company accounted for employee stock options under APB 25 and is recognizing compensation expense over the vesting period to the extent that the fair value of the stock on the date the options were granted exceeded the exercise price. Had compensation cost for the Company's stock-based compensation plans been determined consistent with the SFAS No. 123 fair value approach, the impact on the Company's loss applicable to common shareholders and loss per share would be as follows:

                                                            Period from
                                                           March 19, 1997
                                        Year Ended     (Date of Inception) to
                                     December 31, 1998   December 31, 1997
                                     ----------------- ----------------------
                                            (In thousands, except per
                                                share information)
     Net loss applicable to common
      shareholders:
       As reported..................     $(134,724)           $(12,850)
       Pro forma....................     $(141,585)           $(12,850)
     Basic and diluted net loss per
      share:
       As reported..................        $(0.38)             $(0.04)
       Pro forma....................        $(0.39)             $(0.04)

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  Under SFAS No. 123, the fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model assuming a four year expected life with the following assumption:

                                                                   Weighted
                    Expected       Expected      Risk Free     Average Estimated
 Date Granted    Dividend Yield   Volatility   Interest Rate      Fair Value
-------------------------------------------------------------------------------
 1998
  January 21 *         0%             0%           5.45%             $0.16
  April 03 *           0%             0%           5.45%              3.77
  June 12 *            0%             0%           5.45%              4.92
  August 09            0%            32%           5.45%              3.19
  September 14         0%            32%           5.45%              9.51
  September 18         0%            32%           5.45%              3.44
  December 01          0%            42%           5.45%              9.77

-------------------------------------------------------------------------------

* Option granted prior to the Company's IPO

During 1998, the weighted average fair value of options issued at market value was $0.88 and those issued less than market value was $5.33.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the Company's options.

 401(k) Plan

  The Company offers its qualified employees the opportunity to participate in a defined contribution retirement plan qualifying under the provisions of
Section 401(k) of the Internal Revenue Code. Each eligible employee may contribute on a tax-deferred basis a portion of their annual earnings not to exceed certain limits. The Company matches one-half of individual employee contributions up to a maximum level not exceeding 7.5% of the employee's compensation. The Company's contributions to the plan vest immediately.

  Expenses recorded by the Company relating to its 401(k) plan were approximately $0.2 million for the year ended December 31, 1998, the first year of the 401(k) plan.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

 9. FINANCIAL INSTRUMENTS

  The carrying amounts for cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accrued construction costs, accounts payable and accrued liabilities, accrued interest, obligations under inland services agreements and capital leases and long term debt approximate their fair value. The fair value of the senior notes, mandatorily redeemable preferred stock and the interest rate swap are based on market quotes and the fair values are as follows:

                             December 31, 1998           December 31, 1997
                         --------------------------  --------------------------
                         Carrying Amount Fair Value  Carrying Amount Fair Value
                         --------------- ----------  --------------- ----------
                               (In thousands)              (In thousands)        ---
Senior notes............    $(796,495)   $(834,000)     $(150,000)   $(150,000)
Mandatorily redeemable
 preferred stock........     (487,375)    (484,375)       (91,925)     (91,925)
Interest rate swap......          --           (26)           --          (115)

10. RELATED PARTY TRANSACTIONS

 Advisory Services Agreement ("ASA")

  ACL entered into the ASA with PCG Telecom, an affiliate of PCG which is a shareholder of GCL. Under the ASA, PCG Telecom provided ACL with advice in respect of the development and maintenance of AC-1, development and implementation of marketing and pricing strategies and the preparation of business plans and budgets. As compensation for its advisory services, PCG Telecom received a 2% fee on the gross revenues of the Company over a 25 year term, subject to certain restrictions, with the first such payment to occur at the AC-1 RFS date. Advances on fees payable under the ASA were being paid to PCG Telecom at a rate of 1% on signed CPAs until the ASA was terminated, as described below. Fees paid under the ASA to PCG Telecom were shared amongst Union Labor Life Insurance Company ("ULLICO"), PCG, CIBC, and Messrs. Winnick, Cook, Brown, Lee and Porter, all of whom are shareholders of GCL. Effective June 1998, GCL acquired the rights under the ASA for common stock and contributed such rights to the Company as the ASA was terminated. This transaction was recorded in the consolidated financial statements as an increase in additional paid-in capital of $135 million and a charge against operations in the amount of $138 million. The $138 million is comprised of a $135 million settlement of the fees that would have been payable and the cancellation of $3 million owed to the Company under a related advance agreement. The $135 million amount was calculated by applying the 2% advisory services fee to projected future revenues and discounting the amount relating to AC-1 revenues by 12% and the amount relating to all other system's revenues by 15%. The result of this calculation was $156 million, which amount was subsequently reduced to $135 million. Both the discount rates and the ultimate valuation were determined as a result of a negotiation process including a non management director of the Company and the various persons entitled to fees under the ASA. The Company obtained a fairness opinion from an independent financial advisor in connection with this transaction. In addition, the Company incurred approximately $2 million of advisory fees prior to termination of the contract, for a total expense of $140 million for the year ended December 31, 1998.

 PCG Warrants

  Prior to January 21, 1998, PCG and its affiliates began development of systems other than AC-1, namely PC-1, MAC and PAC. Through January 21, 1998, such development included assembling a management team, negotiating with potential suppliers, partners, financing sources, obtaining preliminary market and feasibility studies and developing technical requirements. During January 1998, the Board determined that it was in the Company's best interests to pursue these new systems, obtain the results of the work and the employees then

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

within the scope of activity of PCG and broaden the goals, objectives and business plan of the Company. In consideration of PCG transferring the results of its activities and becoming limited in its future activities in fiber optic telecommunications other than through GCL, the Board approved and the shareholders subsequently ratified a transaction whereby PCG received approximately $7 million (representing PCG's costs related thereto) and Old GCL entered into a warrant agreement ("PCG Warrants") under which PCG was issued three separate warrants permitting PCG to purchase (i) 18,453,184 of Old GCL's Class B shares for an aggregate price of $50 million; (ii) an additional 9,226,594 of Old GCL's Class B shares for an aggregate price of $31 million; and (iii) an additional 9,226,594 of Old GCL's Class B shares for an aggregate price of $38 million. The PCG Warrants were granted in exchange for the rights to commence the development of the new projects that previously had been under development by an affiliate of PCG.

  PCG Warrants became exercisable upon the completion of the IPO. The PCG Warrants give each holder the option to convert each share under warrant into a fraction of a Class B share based upon the ratio of the current per share valuation at the time of conversion less the per share exercise price of the warrant divided by the current per share valuation at the time of conversion multiplied by the 36,906,372 shares available under the PCG Warrants, together with a new warrant ("New PCG Warrants") to purchase the remaining fraction of such Class B share at an exercise price equal to the then current per share valuation. Prior to the IPO, the holders of the PCG Warrants exercised their warrants to acquire Class B shares by way of the cashless conversion and the New PCG Warrants were issued with an exercise price based on the per share valuation at the conversion date.

  The Company accounted for the cashless conversion of the PCG Warrants, which occurred as of June 1998, using the current estimated per share valuation at the expected conversion date, multiplied by the number of Class B shares estimated to be converted in exchange for the PCG Warrants. The resulting value under this calculation is approximately $213 million, which was allocated to the new systems in exchange for the PCG Warrants. In connection with the formation of PCL, the Company agreed to make available to PCL the consideration received by the Company in connection with the grant of the PCG Warrants, in addition to the $231 million cash investment made by the Company. Therefore, the Company recorded an increase in its investment in PCL in the amount of approximately $127 million and an increase in construction in progress for PAC and MAC in the amounts of approximately $50 million and $36 million, respectively, with a corresponding increase of $213 million in additional paid-in capital. The $213 million was allocated on a pro rata basis to the three projects according to the estimated cost of each system. The Company's accounting for the PCG Warrants is pursuant to Emerging Issues Task Force 96-18, "Accounting for Equity Instruments with Variable Terms that are Issued for Consideration other than Employee Services under FASB Statement No. 123" ("EITF 96-18"). Under EITF 96-18, the fair value of equity instruments issued for consideration other than employee services should be measured using the stock price or other measurement assumptions as of the date at which a firm commitment for performance level has been reached. The Company has recorded the estimated value of the PCG Warrants as of June 1998, since the IPO was probable at that date. The $213 million value attributed to the PCG Warrants as of June 1998 was adjusted to the actual value of $275 million on the date of the IPO based upon the $9.50 price per share of the IPO.

  The Company gave accounting recognition for the New PCG Warrants on the date these warrants were issued, which was the date of the IPO. The Company valued each of the New PCG Warrants at $3.48 based on an independent valuation based on the IPO price of $9.50 per share. The New PCG Warrants had a total value of approximately $43 million. The Company recorded the actual value of the New PCG Warrants in a manner similar to that described above whereby the total value was allocated to the investment in PC-1, MAC and PAC based on their relative total contract costs.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

 Other transactions

  In 1998, an affiliate of CIBC was one of the initial purchasers of the New Senior Notes and preferred stock, a member of the PC-1 and MAC credit facility syndicates, and was also one of the underwriters of the IPO. CIBC and its affiliates were paid $19 million in fees and credit facility interest during the year ended December 31, 1998. In 1997, GCL paid an affiliate of CIBC approximately $25 million in fees related to the financing obtained under the Old Senior Notes, the AC-1 Credit Facility, and the issuance of the GCH Preferred Stock. Of the fees incurred, approximately $6 million related to underwriting and commitment fees pertaining to the issuance of the GTH Preferred Stock and was recorded as a reduction in the carrying value of the GTH Preferred Stock, approximately $9 million related to underwriting, commitment and advisory fees in connection with the issuance of the Old Senior Notes and approximately $10 million related to fees associated with obtaining the AC-1 Credit Facility which was recorded as deferred finance costs.

  In 1998, the Company signed a CPA with Worldport Communications, Inc. ("Worldport"), to acquire capacity on AC-1. Certain officers and directors of the Company have direct or indirect equity ownership positions in Worldport, aggregating less than 10% of the current common stock of Worldport. This transaction occurred in the ordinary course of business of the Company and on terms and conditions no less favorable to the Company than in its other CPAs. The Company recognized $8 million in revenue from their CPAs with the remaining $50 million to be recognized in future periods.

  In 1998, GCL purchased all common shares owned by Telecommunications Development Corporation ("TDC") in the Company in exchange for 300,000 fewer newly issued shares of common stock based upon the per share value at the repurchase date. The transaction benefited GCL since 300,000 fewer shares were outstanding after the repurchase without any cost to GCL. This transaction was accounted for as the acquisition of treasury stock and was recorded as $209 million, the fair value of the consideration given. Certain officers and directors of the Company, held direct or indirect equity ownership positions in TDC, resulting in these officers and directors having a majority of the outstanding common stock of TDC. Following this transaction, TDC distributed all of its shares of common stock and GCL warrants to the holders of its common stock and was then liquidated.

  In 1997, the Company paid $7 million in fees to PCG and certain of its key executives, who are shareholders of GCL, and another shareholder for services provided in respect of obtaining the AC-1 Credit Facility, Old Senior Notes and the GTH Preferred Stock financing. Of the fees paid, $5 million was allocated to the AC-1 Credit Facility and Old Senior Notes and recorded as deferred finance costs, $1 million was allocated to the GCH Preferred Stock and recorded as a reduction in the carrying value of the preferred stock and $1 million was recorded as common stock issuance costs.

11. TAXES

  The Company accounts for income taxes in accordance with Statement of Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The provision for income taxes is composed of the following:

                                                               Period from
                                                              March 19, 1997
                                           Year Ended     (Date of Inception) to
                                        December 31, 1998   December 31, 1997
                                        ----------------- ----------------------
                                                     (In thousands)
   Current.............................      $23,413             $   --
   Deferred............................        9,654                 --
                                             -------             -------
   Total income tax expense............      $33,067             $   --
                                             =======             =======

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

  Bermuda does not impose a statutory income tax and consequently the provision for income taxes recorded relates to income earned by certain subsidiaries of the Company which are located in jurisdictions which impose income taxes.

  Since the Company did not recognize any income for the period March 19, 1997 (Date of Inception) to December 31, 1997, no tax provision was reflected in earlier periods.

  The following is a summary of the significant items giving rise to components of the Company's deferred tax assets and liabilities:

                                                      December 31,
                                         ---------------------------------------
                                                1998                1997
                                         ------------------- -------------------
                                         Assets  Liabilities Assets  Liabilities
                                         ------- ----------- ------- -----------
                                           (In thousands)      (In thousands)
Revenue recognition..................... $   --    $ 6,116   $   --    $   --
Fixed assets............................     --      4,042       --        --
Stock related compensation..............     504       --        --        --
                                         -------   -------   -------   -------
                                         $   504   $10,158   $   --    $   --
                                         =======   =======   =======   =======

12. COMMITMENTS

  As of December 31, 1998, ACL was committed under contracts with TSSL for remaining construction costs of AC-1 and its upgrades totaling approximately $75 million and is committed under the OA&M contract with TSSL to quarterly payments, over the next eight years, totaling approximately $247 million which will be borne by the Company's customers.

  ACL is committed to paying TSSL commissions ranging from 3% to 7% on revenues received until 2002, subject to certain reductions. The Company also has a commission sharing agreement with TSSL whereby GCL has primary responsibility for the marketing and sale of capacity of AC-1 and PC-1 and will share a percentage of commissions payable to TSSL as consideration for assuming primary responsibility for the sales effort and marketing of the Company's projects. The SAA with TSSL will terminate in March 2002 with an option by the Company to extend it until March 2005.

  As of December 31, 1998, MACL was committed under its contracts with Alcatel Submarine Networks and TSSL for future construction costs totaling approximately $204 million and as of December 31, 1998 and PACL was committed under its contract with TSSL for future construction costs totaling approximately $218 million.

  GCL and its subsidiaries have commitments under various operating leases. Estimated future minimum lease payments on operating leases are approximately as follows:

      Year Ending December 31,                                  (In thousands)
      1999.....................................................    $ 4,137
      2000.....................................................      4,261
      2001.....................................................      3,897
      2002.....................................................      3,581
      2003.....................................................      3,380
      Thereafter...............................................     19,911
                                                                   -------
         Total.................................................    $39,167
                                                                   =======

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                      (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

  The Company's unaudited quarterly results are as follows:

                                            1998 Quarter Ended
                          --------------------------------------------------------
                               March 31        June 30    September 30 December 31
                          ------------------- ----------  ------------ -----------
                                   (In thousands, except per share data)
Revenues................       $    --        $  101,256    $117,693    $205,150
Operating income
 (loss).................         (3,794)        (123,649)     31,994      75,724
Income (loss) before
 extraordinary loss.....         (3,722)        (135,725)     15,229      56,024
Net income (loss).......         (3,722)        (155,434)     15,229      56,024
Net income (loss)
 applicable to common
 shareholders...........       $ (8,129)      $ (193,473)   $ 15,229    $ 51,649
                               ========       ==========    ========    ========
Income (loss) per common
 share before
 extraordinary item,
 basic..................       $  (0.02)      $    (0.52)   $   0.04    $   0.13
                               ========       ==========    ========    ========
Net income (loss) per
 common share, basic....       $  (0.02)      $    (0.58)   $   0.04    $   0.13
                               ========       ==========    ========    ========
Income (loss) per common
 share before
 extraordinary item,
 diluted................       $  (0.02)      $    (0.52)   $   0.04    $   0.12
                               ========       ==========    ========    ========
Net income (loss) per
 common share, diluted..       $  (0.02)      $    (0.58)   $   0.04    $   0.12
                               ========       ==========    ========    ========
                              Period from
                            March 19, 1997              1997 Quarter Ended
                          (Date of Inception) ----------------------------------------
                           to March 31, 1997   June 30    September 30 December 31
                          ------------------- ----------  ------------ -----------
                                   (In thousands, except per share data)
Revenues................       $    --        $      --     $    --     $    --
Operating loss..........            --              (142)       (669)     (2,290)
Income (loss) before
 extraordinary loss.....            --             1,205         485      (1,850)
Net income (loss).......            --             1,205         485      (1,850)
Net loss applicable to
 common shareholders....       $   (195)      $   (2,836)   $ (3,692)   $ (6,127)
                               ========       ==========    ========    ========
Net loss per common
 share, basic and
 diluted................       $    --        $    (0.01)   $  (0.01)   $  (0.02)
                               ========       ==========    ========    ========

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

14. SUMMARIZED FINANCIAL INFORMATION FOR GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

  As described in Note 1, because Old GCL, GCL and GCH were entities under common control, the transfers by Old GCL to GCL and GCL to GCH and the Old GCL Exchange were accounted for similar to a pooling of interests. Old GCL, GCL and GTH each provide a guarantee of the New Senior Notes described in Note 6. Additionally, Global Crossing International, Inc. ("GCI"), a wholly owned subsidiary of GCH that provides marketing and development services to GCL, along with its wholly owned subsidiaries, also provide guarantees of the New Senior Notes. All guarantees are full, unconditional, joint and several. To the extent companies providing a guarantee have excess cash, dividends or loans of this cash can be made to GCH without restriction. Two of the Company's non-guarantor subsidiaries are restricted under long term debt agreements from making any dividends or loans to GCH effectively for the duration of such long term debt agreements. Separate financial statements of each subsidiary guarantor have not been provided because they would not be meaningful to investors. As of and for the year ended December 31, 1998, the Company has not included summarized financial information with respect to Old GCL as it was no longer an entity under common control with the Company and its subsidiaries.

                                                                        Elimination
     (In thousands)         GCL       GCH     Guarantors Non-guarantors   Entries    Consolidated
------------------------  -------- ---------- ---------- -------------- -----------  ------------
Balance Sheet as of
December 31, 1998
Current assets..........  $  5,270 $  828,279  $ 17,266    $  156,431   $    (5,131)  $1,002,115
Restricted cash and cash
 equivalents............       --         --      3,590       364,010           --       367,600
Accounts receivable,
 net....................       --         --        --         43,315           --        43,315
Capacity available for
 sale...................       --       6,175    11,771       556,903           --       574,849
Construction in
 progress...............       --       2,139     3,134       423,889          (955)     428,207
Deferred finance and
 organization costs,
 net....................       --      30,922       --         17,434        (2,599)      45,757
Investments in and
 advances to
 subsidiaries...........   772,685  1,211,795   460,728       372,104    (2,817,312)         --
Investment in
 affiliates.............       --         --        --        177,334           --       177,334
                          -------- ----------  --------    ----------   -----------   ----------
Total assets............  $777,955 $2,079,310  $496,489    $2,111,420   $(2,825,997)  $2,639,177
                          ======== ==========  ========    ==========   ===========   ==========
Current liabilities.....  $  3,635 $   11,760  $  5,965    $  224,730   $     5,800   $  251,890
Long term debt..........       --         --        --        269,598           --       269,598
Senior notes............       --     796,495       --            --            --       796,495
Deferred revenue........       --         --        --         25,325           --        25,325
Obligations under inland
 services agreements and
 capital leases.........       --         --        --         24,520           --        24,520
Deferred income taxes...       --         --        --          9,654           --         9,654
Mandatorily redeemable
 preferred stock........       --     487,375       --            --            --       487,375
Shareholders' equity....   774,320    783,680   490,524     1,557,593    (2,831,797)     774,320
                          -------- ----------  --------    ----------   -----------   ----------
Total liabilities and
 shareholders' equity...  $777,955 $2,079,310  $496,489    $2,111,420   $(2,825,997)  $2,639,177
                          ======== ==========  ========    ==========   ===========   ==========
-------------------------------------------------------------------------------------------------

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                      (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                                                                         Elimination
     (In thousands)         GCL       GCH     Guarantors  Non-guarantors   Entries   Consolidated
-----------------------  ---------  --------  ----------  -------------- ----------- ------------
Statement of Operations
For the Year Ended
 December 31, 1998
Revenues...............  $     --   $     45  $  14,004      $423,356     $ (13,306)  $ 424,099
                         ---------  --------  ---------      --------     ---------   ---------
Cost of capacity sold..        --        552      3,110       174,830           --      178,492
Operations,
 administration and
 maintenance...........        --        --         --         18,056           --       18,056
Termination of Advisory
 Services Agreement....        --     82,194        --         57,475           --      139,669
Stock related expense..     29,033        59      4,851         2,179         3,252      39,374
Selling, general and
 administrative........     11,126     1,161     18,169        40,810        (3,033)     68,233
                         ---------  --------  ---------      --------     ---------   ---------
                            40,159    83,966     26,130       293,350           219     443,824
                         ---------  --------  ---------      --------     ---------   ---------
Operating income
 (loss)................    (40,159)  (83,921)   (12,126)      130,006       (13,525)    (19,725)
Other income (expense),
 net...................      1,371   (16,834)    (6,723)        7,743          (959)    (15,402)
Provision for income
 taxes.................        --        --      (1,132)      (31,935)          --      (33,067)
Extraordinary loss on
 retirement of senior
 notes.................        --     (9,750)    (9,959)          --            --      (19,709)
                         ---------  --------  ---------      --------     ---------   ---------
Net income (loss)
 before equity income
 (loss) of
 subsidiaries..........    (38,788) (110,505)   (29,940)      105,814       (14,484)    (87,903)
Equity in income (loss)
 of subsidiaries.......    (49,115)   61,390    107,389           --       (119,664)        --
                         ---------  --------  ---------      --------     ---------   ---------
Net income (loss)......    (87,903)  (49,115)    77,449       105,814      (134,148)    (87,903)
Preferred stock
 dividends.............        --    (12,681)       --            --            --      (12,681)
Redemption of preferred
 stock.................        --        --     (34,140)          --            --      (34,140)
                         ---------  --------  ---------      --------     ---------   ---------
Net income (loss)
 applicable to common
 shareholders            $ (87,903) $(61,796) $  43,309      $105,814     $(134,148)  $(134,724)
                         =========  ========  =========      ========     =========   =========
                                                                         Elimination     GCL
     (In thousands)         GCL       GCH     Guarantors  Non-guarantors   Entries   Consolidated
-----------------------  ---------  --------  ----------  -------------- ----------- ------------
Statement of Cash Flow
For the Year Ended
 December 31, 1998
Cash flows from
 operating activities..  $     (22) $(19,991) $ (19,159)     $247,125     $     774   $ 208,727
                         ---------  --------  ---------      --------     ---------   ---------
Cash flows from
 financing activities:
 Finance and
  organization costs
  incurred.............        --    (32,232)       --         (5,433)          --      (37,665)
 Investment in and
  advances from (to)
  subsidiaries.........   (382,063) (224,765)   150,815       471,710       (15,697)        --
 Proceeds from issuance
  of common stock,
  net..................    392,298        12         24            96          (132)    392,298
 Proceeds from issuance
  of preferred stock,
  net..................        --    483,000        --            --            --      483,000
 Cash reimbursement to
  certain
  shareholders.........     (7,047)      --         --            --            --       (7,047)
 Redemption of
  preferred stock......        --        --    (134,372)          --            --     (134,372)
 Proceeds from long
  term debt............        --        --         --        290,556           --      290,556
 Repayment of long term
  debt.................        --        --         --       (176,890)          --     (176,890)
 Proceeds from issuance
  of senior notes......        --    796,495        --            --            --      796,495
 Retirement of senior
  notes................        --   (159,750)       --            --            --     (159,750)
 Repayment of debt.....        --    (15,055)       --            --         15,055         --
 (Increase) decrease in
  restricted cash and
  cash equivalents,
  current and long
  term.................        --    (37,861)    16,242      (397,896)          --     (419,515)
                         ---------  --------  ---------      --------     ---------   ---------
  Net cash provided by
   financing
   activities..........      3,188   809,844     32,709       182,143          (774)  1,027,110
                         ---------  --------  ---------      --------     ---------   ---------
Cash flows from
 investing activities:
 Cash paid for
  construction in
  progress and capacity
  available for sale ..        --        --      (7,205)     (406,791)          --     (413,996)
 Investment in
  affiliates...........        --        --         --        (16,701)          --      (16,701)
                         ---------  --------  ---------      --------     ---------   ---------
  Net cash used in
   investing
   activities..........        --        --      (7,205)     (423,492)          --     (430,697)
                         ---------  --------  ---------      --------     ---------   ---------
Net increase in cash
 and cash equivalents..      3,166   789,853      6,345         5,776           --      805,140
Cash and cash
 equivalents, beginning
 of year...............        --        --       1,299           154           --        1,453
                         ---------  --------  ---------      --------     ---------   ---------
Cash and cash
 equivalents, end of
 year..................  $   3,166  $789,853  $   7,644      $  5,930     $     --    $ 806,593
                         =========  ========  =========      ========     =========   =========

--------------------------------------------------------------------------------

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                      (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           Old                                        Non-    Elimination
     (In thousands)        GCL       GCL       GCH     Guarantors  Guarantors   Entries   Consolidated
-----------------------  --------  --------  --------  ----------  ---------- ----------- ------------
Balance Sheet as of
 December 31, 1997
Current assets.........  $     33  $     12  $     12  $  21,307    $  6,597   $    (217)  $  27,744
Capacity available for
 sale..................       --        --                   --       21,200         --       21,200
Construction in
 progress..............       --        --        --       9,014     488,305         --      497,319
Investments in and
 advances to
 subsidiaries..........    73,964    73,952    73,940    276,897         --     (498,753)        --
Deferred finance and
 organization costs,
 net...................       208       --        169     10,619      15,107        (169)     25,934
                         --------  --------  --------  ---------    --------   ---------   ---------
Total assets...........  $ 74,205  $ 73,964  $ 74,121  $ 317,837    $531,209   $(499,139)  $ 572,197
                         ========  ========  ========  =========    ========   =========   =========
Current liabilities....  $     72  $    --   $    --   $   1,972    $ 88,978   $    (205)  $  90,817
Long term debt.........       --        --        --         --      162,325         --      162,325
Senior notes...........       --        --        --     150,000         --          --      150,000
Obligations under
 inland service
 agreements and capital
 leases................       --        --        --         --        3,009         --        3,009
Mandatorily redeemable
 preferred stock.......       --        --        --      91,925         --          --       91,925
Shareholders' equity...    74,133    73,964    74,121     73,940     276,897    (498,934)     74,121
                         --------  --------  --------  ---------    --------   ---------   ---------
Total liabilities and
 shareholders' equity..  $ 74,205  $ 73,964  $ 74,121  $ 317,837    $531,209   $(499,139)  $ 572,197
                         ========  ========  ========  =========    ========   =========   =========
Statement of Operation
Period from March 19,
 1997 (Date of
 Inception) to December
 31, 1997
Interest income........  $    --   $    --   $    --   $     556    $  2,385   $     --    $   2,941
Selling, general and
 administrative........        42       --        --         200       2,859         --        3,101
                         --------  --------  --------  ---------    --------   ---------   ---------
Net income (loss)
 before equity income
 (loss) of
 subsidiaries..........       (42)      --        --         356        (474)        --         (160)
Equity in loss of
 subsidiaries..........      (118)     (118)     (118)      (474)        --          828         --
                         --------  --------  --------  ---------    --------   ---------   ---------
Net loss...............      (160)     (118)     (118)      (118)       (474)        828        (160)
Preferred stock
 dividends.............       --        --        --     (12,690)        --          --      (12,690)
                         --------  --------  --------  ---------    --------   ---------   ---------
Net loss applicable to
 common shareholders...  $   (160) $   (118) $   (118) $ (12,808)   $   (474)  $     828   $ (12,850)
                         ========  ========  ========  =========    ========   =========   =========
                           Old                                        Non-    Elimination
     (In thousands)        GCL       GCL       GCH     Guarantors  Guarantors   Entries   Consolidated
-----------------------  --------  --------  --------  ----------  ---------- ----------- ------------
Statement of Cash Flows
For the Period from
March 19, 1997
(Date of Inception) to
December 31, 1997
Cash flows from
 operating activities..  $    --   $    --   $     --  $     528    $  4,593   $     --    $   5,121
                         --------  --------  --------  ---------    --------   ---------   ---------
Cash flows provided by
 financing activities:
 Finance and
  organization costs
  incurred.............       --        --        --     (16,456)    (11,725)        --      (28,181)
 Investment in and
  advances to
  subsidiaries.........   (75,000)  (75,000)  (75,000)  (272,468)        --      497,468         --
 Proceeds from issuance
  of common stock and
  additional paid-in
  capital..............    75,000    75,000    75,000     73,736     272,468    (497,468)     73,736
 Proceeds from issuance
  of preferred stock...       --        --        --      92,470         --          --       92,470
 Proceeds from long
  term debt............       --        --        --         --      162,325         --      162,325
 Proceeds from issuance
  of senior notes......       --        --        --     150,000         --          --      150,000
 Increase in restricted
  cash and cash
  equivalents, current
  and long term .......       --        --        --     (19,851)     (5,424)        --      (25,275)
                         --------  --------  --------  ---------    --------   ---------   ---------
  Net cash provided by
   financing
   activities..........       --        --        --       7,431     417,644         --      425,075
                         --------  --------  --------  ---------    --------   ---------   ---------
Cash flows from
 investing activities:
 Cash paid for
  construction in
  progress and capacity
  available for sale...       --        --        --      (6,660)   (422,083)        --     (428,743)
                         --------  --------  --------  ---------    --------   ---------   ---------
  Net cash used in
   investing
   activities..........       --        --        --      (6,660)   (422,083)        --     (428,743)
                         --------  --------  --------  ---------    --------   ---------   ---------
Net increase in cash
 and cash equivalents..       --        --        --       1,299         154         --        1,453
Cash and cash
 equivalents, beginning
 of period.............       --        --        --         --          --          --          --
                         --------  --------  --------  ---------    --------   ---------   ---------
Cash and cash
 equivalents, end of
 period................  $    --   $    --   $    --   $   1,299    $    154   $     --    $   1,453
                         ========  ========  ========  =========    ========   =========   =========

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

15. OLD GCL COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

  Information with respect to Old GCL common stock and additional paid-in capital prior to the Old GCL Exchange is as follows:

  Common Stock:

    Authorized:

      1,000,000,000 Class A common stock of $.00000067 par value

      1,000,000,000 Class B common stock of $.00000067 par value

      1,000,000,000 Class C common stock of $.00000067 par value

      3,000,000,000 Class D common stock of $.00000067 par value

      1,000,000,000 Class E common stock of $.00000067 par value

      43,000,000,000 undesignated common stock of $.00000067 par value

  As discussed in Note 1, in January 1998, Old GCL effected a 100 for 1 stock split of each of the Class A, B, C and D common stock and undesignated stock and amended the par value of each share of common stock from $.0001 per share to $.000001 per share. Shares of common stock of Old GCL outstanding have been retroactively restated to reflect the equivalent number of shares of GCL that were issued in the Old GCL Exchange as discussed in Note 1. Class A shares, Class B shares and Class C shares all had voting rights. On March 25, 1997, Old GCL issued 22,500,000 Class A shares, 101,250,000 Class B shares, 101,250,000 Class C shares for $.33 per share, resulting in aggregate proceeds of $75 million. In addition to the 22,500,000 Class A shares issued to the preference shareholders for cash in connection with the issuance of the preference shares, a total of 39,705,900 Class A shares were distributed to the initial preference shareholder representing 15% of the aggregate number of Class A, B and C shares outstanding. In addition, warrants to acquire a maximum of 92,880 shares of common stock of Old GCL were issued into escrow for the benefit of the holders of preferred stock. Effective January 21, 1998, Old GCL authorized 1,000,000,000 new Class E non-voting shares.

  Certain of the Class B shareholders were issued a total of 66,176,400 Class D shares on March 25, 1997. Of the $34 million of proceeds received from the issuance of Class B shares, $3 million was allocated to the Class D shares representing the estimated fair value of the Class D shares based on an independent valuation. Class D shares were non-voting shares which carried special preference rights on the cash distributions made by Old GCL. Class D shareholders were to receive 10% of cash distributions to common shareholders once the internal rate of return to Class C shareholders exceeded 10%, and then increasing to 20% of cash distributions to common shareholders once the internal rate of return to Class C shareholders exceeded 30%. Effective January 1998, Class D share rights were amended such that Class D shareholders received the option to convert each Class D share into one Class E share upon payment to Old GCL of $.74 per share or to a fraction of a Class E share based upon a valuation at the time of such conversion, together with a warrant to purchase the remaining fraction of such Class E share at an exercise price based upon such market valuation. By granting to holders of the Class D shares an option to convert such shares into Class E shares, the Company obtained effective assurance that it could effect a change to a corporate structure in the event of a major equity event, such as a merger or other business combination or in the event of an IPO by GCL, of its common stock, since the holders of the Class D shares would need to exercise their options in order to participate directly in benefits of a merger or acquisition of the Company or in order to obtain the benefits of any trading market for the common stock of the Company; no trading market was expected to develop for the Class D shares. The grant of the options to Class D shareholders represents an equity transaction since the Company granted these shareholders amended share rights in the form of options with new warrants. Since the Company had an accumulated deficit, the charge

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                     (Formerly Global Crossing Ltd., LDC)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) was made against additional paid in capital, which had no impact on the consolidated financial statements. The Company accounted for the new warrants as an equity transaction on the date the warrants were issued, which was the IPO date of August 13, 1998.

  In 1998, the Company issued, at a price of $0.33 per share, 900,000 Class B shares and 675,000 Class E shares. Since the estimated fair value of shares exceeded the issue price, the Company increased stock related expense and shareholders' equity by $2 million in 1998.

16. SUBSEQUENT EVENTS

 Lucent Agreement

  On January 26, 1999, GCL signed a technology agreement with Lucent Technologies Inc. that will give the Company access to Lucent's terrestrial and undersea fiber optic technology. In addition, the Company entered into a supply contract with Lucent to provide fiber and equipment for PEC. As part of the supply contract, Lucent will provide certain financing for PEC. The agreement with Lucent also provides for financing of future systems if they are selected as the contractor.

 Stock dividend

  On February 3, 1999 the Board of Directors declared a 2-for-1 stock split in the form of a stock dividend to shareholders of record on February 16, 1999 effective March 9, 1999. All share information presented in these consolidated financial statements gives retroactive effect to this transaction.

 South American Crossing

  On March 11, 1999, GCL announced plans for the development of South American Crossing ("SAC"), an 18,000 km undersea and terrestrial fiber optic network directly linking the major cities of South America through MAC and PAC to the United States, Mexico, Central America, the Carribean, Asia and Europe. GCL expects that SAC will cost approximately $1,130 million to construct. Service is scheduled to commence in the fourth quarter of 2000, with full ring completion expected in the first quarter of 2001. The Company plans to build SAC in three phases. The first two phases, providing Argentina and Brazil with connectivity to the Global Crossing Network, are scheduled to commence service in the fourth quarter of 2000. The final phase, completing the loop around the continent, is scheduled for completion in the first quarter of 2001. The undersea portion of SAC is currently planned to be wholly-owned, while the terrestrial portion is expected to be constructed through joint-venture arrangements.

 Frontier Acquisition

  On March 16, 1999, GCL entered into a definitive agreement and plan of merger with Frontier Corporation, a New York corporation ("Frontier"), that will result in Frontier becoming a wholly-owned subsidiary of GCL or of a new parent holding company of GCL. Frontier is one of the leading providers of facilities-based integrated communications and Internet services in the United States. The board of directors of each company has approved the merger. Completion of the transaction is anticipated to occur during the third quarter of 1999. The transaction is subject to approval by the shareholders of GCL and Frontier and to other customary conditions, such as receipt of regulatory approvals. The Company expects the merger will be accounted for using the purchase method of accounting.

 Atlantic Crossing-2

  On March 24, 1999, GCL announced its intention to develop and construct Atlantic Crossing-2 ("AC-2"), an additional eight fiber pair cable connecting the United States to Europe. AC-2 will be integrated with the two cables of AC-1, adding a third high-capacity cable across the Atlantic for the Global Crossing Network and providing AC-2 with self-healing capabilities. The new cable will cost approximately $750 million and is expected to be in service in the first quarter of 2001.

 Global Marine Acquisition

  On April 26, 1999, Global Crossing announced a definitive agreement to acquire the Global Marine business of Cable & Wireless plc in a transaction valued at approximately $870 million, consisting of a combination of cash and assumed indebtedness. Global Marine is an undersea cable installation and maintenance company. Global Crossing intends to finance the acquisition with committed bank financing and cash on hand. The transaction was completed on July 2, 1999. The Company expects the acquisition to be accounted for using the purchase method of accounting.

 U S WEST Merger Agreement

  On May 16, 1999, the Company entered into a definitive agreement and plan of merger with U S WEST, Inc., a Delaware corporation (U S WEST). The new company will be 50% owned by Global Crossing/Frontier shareholders and 50% owned by U S WEST shareholders. U S WEST provides a full range of telecommunications services,--including wireline, wireless PCS, data networking, directory and information services--to more than 25 million customers nationally and in 14 western and midwestern states. The board of directors of each company has approved the merger. The transaction is subject to approval by the shareholders of each company and to other customary conditions, such as receipt of regulatory approvals. The Company expects the merger will be accounted for using the purchase method of accounting.

 Senior Secured Credit Facility

  On July 2, 1999, GCH entered into a $3 billion Senior Secured Credit Facility. The structure of the Senior Secured Credit Facility is comprised of a $1 billion 5-year Revolving Credit Facility with an initial interest rate of LIBOR plus 2.25%, a $1 billion 5-year Multi-Draw Term Loan A with an initial interest rate of LIBOR plus 2.25% and a $1 billion 8-year Term Loan B with an initial interest rate of LIBOR plus 2.75%. The initial commitment fee on undrawn funds is 0.75%. The purpose of the Senior Secured Credit Facility is to finance or refinance construction of certain Global Crossing cable systems previously anticipated to be financed on a per-system basis, to fund future growth of Global Crossing and for general corporate purposes. In connection with the transaction, the Senior Secured Credit Facility became structurally senior to the Senior Notes for a consent fee paid directly to the Senior Note holders of approximately $32 million.

  On July 7, 1999, GCH borrowed approximately $1.5 billion ($1.0 billion under the 8-year Term Loan B and $500 million under the 5-year Multi-Draw Term Loan
A) sufficient to retire the outstanding obligations under the AC-1 Credit Facility, the MAC Credit Facility and financing provided under the Lucent Agreement relating to the PEC and SAC system, partially finance the Global Marine Acquisition as well as providing for current working capital requirements.

                            Report of the Auditors

To the Directors of Cable & Wireless Marine Limited

  We have audited the accompanying combined balance sheets of Cable & Wireless Global Marine at 31 March 1999 and 31 March 1998, and the related combined profit and loss accounts, reconciliations of movements in net assets and cash flow statements for each of the years in the three-year period ended 31 March 1999. These combined financial statements are the responsibility of the management of Cable & Wireless Global Marine. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom, which are substantially consistent with those of the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Cable & Wireless Global Marine at 31 March 1999 and 31 March 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended 31 March 1999, in conformity with generally accepted accounting principles in the United Kingdom.

  Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected net income for the two years ended 31 March 1999 and net assets at 31 March 1999 and 31 March 1998, to the extent summarised in Note 27 to the combined financial statements.

/s/ KPMG Audit Plc
Chartered Accountants
Registered Auditor
Ipswich, England
26 May 1999

                         CABLE & WIRELESS GLOBAL MARINE

                        COMBINED PROFIT AND LOSS ACCOUNT
                          for the years ended 31 March

                                    Note     1999         1998         1997
                                    ---- ------------ ------------ ------------
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
Turnover: group and share of joint
 ventures.........................          221,092      193,495      202,895
Less: share of joint ventures'
 turnover.........................          (11,095)     (22,542)     (20,908)
                                           --------     --------     --------
Group turnover....................    2     209,997      170,953      181,987
Operating costs...................    3    (162,600)    (148,689)    (151,042)
                                           --------     --------     --------
Group operating profit............           47,397       22,264       30,945
Share of operating profit in joint
 ventures.........................            3,994        3,165        3,421
                                           --------     --------     --------
                                             51,391       25,429       34,366
(Loss)/profit on sale of fixed
 assets...........................              (61)         733           27
Profit on disposal of joint
 venture..........................              --           812          --
Interest receivable and similar
 income...........................    6       2,293          886          979
Interest payable and similar
 charges--group...................    7      (6,757)      (3,905)      (6,119)
Interest payable and similar
 charges--joint ventures..........           (1,133)        (808)      (2,249)
                                           --------     --------     --------
Profit on ordinary activities
 before taxation..................  2-5      45,733       23,147       27,004
Tax on profit on ordinary
 activities.......................    8     (14,292)      (8,487)         (83)
                                           --------     --------     --------
Retained profit for the financial
 year.............................           31,441       14,660       26,921
                                           ========     ========     ========


            See accompanying notes to combined financial statements.

                        CABLE & WIRELESS GLOBAL MARINE

                            COMBINED BALANCE SHEET
                                  at 31 March


                         Note     1999         1999         1998         1998
                         ---- ------------ ------------ ------------ ------------
                              (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
Fixed assets
Tangible assets.........   9                 210,523                    211,257
Investments in joint
 ventures:                10
  Share of gross
   assets...............         58,628                    39,474
  Share of gross
   liabilities..........        (35,506)                  (24,940)
                                -------                   -------
                                              23,122                     14,534
                                             -------                   --------
                                             233,645                    225,791
Current assets
Stocks..................  11      8,498                    16,252
Debtors.................  12     93,811                    77,381
Cash at bank and in
 hand...................          2,708                     8,877
                                -------                   -------
                                105,017                   102,510
Creditors: amounts
 falling due within one
 year...................  13    (74,405)                  (59,051)
                                -------                   -------
Net current assets......                      30,612                     43,459
                                             -------                   --------
Total assets less
 current liabilities....                     264,257                    269,250
Creditors: amounts
 falling due after more
 than one year..........  14                 (71,652)                  (107,175)
Provisions for
 liabilities and
 charges:
Deferred taxation.......  15     (2,038)                   (3,578)
Other provisions........  16     (1,378)                     (504)
                                -------                   -------
                                             (3,416)                     (4,082)
                                             -------                   --------
Net assets..............                     189,189                    157,993
                                             =======                   ========

  These financial statements were approved by the directors on 26 May 1999 and were signed on its behalf by:

/s/ B. Shine
Director

           See accompanying notes to combined financial statements.

                         CABLE & WIRELESS GLOBAL MARINE

            COMBINED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                          for the years ended 31 March

                                            1999         1998         1997
                                        ------------ ------------ ------------
                                        (Pounds)'000 (Pounds)'000 (Pounds)'000
Profit for the financial year..........    31,441       14,660       26,921
Exchange differences on the
 retranslation of net investments......      (245)         250         (340)
                                           ------       ------       ------
Total recognised gains and losses
 relating to the financial year........    31,196       14,910       26,581
                                           ======       ======       ======



            See accompanying notes to combined financial statements.

                         CABLE & WIRELESS GLOBAL MARINE

                   RECONCILIATIONS OF MOVEMENTS IN NET ASSETS
                          for the years ended 31 March

                                             1999         1998         1997
                                         ------------ ------------ ------------
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
Profit for the financial year..........     31,441       14,660       26,921
Other recognised gains and losses
 relating to the year..................       (245)         250         (340)
Goodwill arising on acquisition written
 off...................................        --        (3,583)         --
                                           -------      -------      -------
Net addition to net assets.............     31,196       11,327       26,581
Opening net assets.....................    157,993      146,666      120,085
                                           -------      -------      -------
Closing net assets.....................    189,189      157,993      146,666
                                           =======      =======      =======



            See accompanying notes to combined financial statements.

                         CABLE & WIRELESS GLOBAL MARINE

                          COMBINED CASH FLOW STATEMENT
                          for the years ended 31 March

                                    Note     1999         1998         1997
                                    ---- ------------ ------------ ------------
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
CASH FLOW STATEMENT
Cash flow from operating
 activities.......................   18     31,247       30,876       20,223
Dividends from joint ventures.....             431          133          189
Returns on investments and
 servicing of finance.............   19     (4,464)      (3,019)      (5,140)
Taxation..........................          (5,741)      (8,713)      (8,093)
Capital expenditure and financial
 investment.......................   19    (19,948)      (9,876)      (6,479)
Acquisitions and disposals........   19     (6,700)      (1,541)         --
                                           -------      -------      -------
Cash (outflow)/inflow before
 financing........................          (5,175)       7,860          700
Financing.........................   19       (885)        (758)        (760)
                                           -------      -------      -------
(Decrease)/increase in cash in the
 period...........................          (6,060)       7,102          (60)
                                           =======      =======      =======

Reconciliation of net cash flow to
 movement in net debt.............   20
(Decrease)/Increase in cash in the
 period...........................          (6,060)       7,102          (60)
Cash outflow from decrease in debt
 and lease financing..............             885          758          760
                                           -------      -------      -------
Change in net debt resulting from
 cash flows.......................          (5,175)       7,860          700
New finance leases................             --       (57,300)         --
Exchange movement.................           2,191          106         (185)
                                           -------      -------      -------
Movement in net debt in the
 period...........................          (2,984)     (49,334)         515
Net debt at the start of the
 period...........................         (66,915)     (17,581)     (18,096)
                                           -------      -------      -------
Net debt at the end of the
 period...........................         (69,899)     (66,915)     (17,581)
                                           =======      =======      =======


            See accompanying notes to combined financial statements.

                        CABLE & WIRELESS GLOBAL MARINE

                         NOTES TO FINANCIAL STATEMENTS

(1) Accounting policies

  The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the Cable & Wireless Global Marine's financial statements.

Basis of preparation

  The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

  The combined financial statements include the financial statements of Cable & Wireless Marine Limited (the Company) and its subsidiary undertakings, together with the ship owning division of Cable & Wireless plc and two joint ventures indirectly owned by Cable & Wireless plc (Sino-British Submarine Systems and NTT World Engineering Marine) which together constitute the Cable & Wireless Global Marine business (the Group). The combined financial statements are made up to 31 March 1999. The acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the combined profit and loss account from the date of acquisition or up to the date of disposal.

  An associate is an undertaking in which the Group has a long term interest, usually from 20% to 50% of the equity voting rights, and over which it exercises significant influence. A joint venture is an undertaking in which the Group has a long-term interest and over which it exercises joint control. The Group's share of the profits less losses of associates and of joint ventures is included in the combined profit and loss account and its interest in their net assets is included in investments in the combined balance sheet.

  In respect of those parts of the business which are not owned by Cable & Wireless Marine Limited, the investment has been included in the combined balance sheet at historical cost by crediting the Group's intercompany account with Cable & Wireless plc with (Pounds)14.8m in 1999 and (Pounds)8.3m in 1998.

  Although the Group is not a separate legal entity, the majority of the businesses included within the combined financial statements are separate legal entities. These companies are subject to full taxation on their results. In respect of those parts of the Group which are not separate legal entities a notional tax charge has been made, based upon results for the period and the prevailing tax rate. The Group tax provision is therefore prepared on a stand-alone basis.

  The Group is principally financed by inter-company current accounts with Cable & Wireless plc. A number of individual operations participate in a cash sweep arrangement operated by the Cable & Wireless plc Group, under which cash balances are cleared regularly to a central account held by Cable & Wireless plc. These operations receive or pay interest on their net balance at rates charged by the Group to approximate their cost of borrowing. The cash position and financing charges shown in the combined financial statements are therefore not necessarily representative of the cash position or financing charges under separate ownership.

  The pension cost attributable to the Group has been based upon the contributions paid to the Cable & Wireless plc pension scheme in respect of the Group's employees. The charges included in the combined financial statements reflect the pension arrangements of the Cable & Wireless plc group and are therefore not necessarily representative of the pension cost of the group under separate ownership.

  Central management and similar costs have been directly attributed to the individual companies included in the combined financial statements, based upon charges made by Cable & Wireless plc for those services. The Group was charged (Pounds)1.5million in the year ended 31 March 1999 in respect of employee benefits and its allocation of central finance, administration costs, information systems costs and central management.

                        CABLE & WIRELESS GLOBAL MARINE

  Under Financial Reporting Standard 8, the Group is exempt from the requirement to disclose transactions between companies which are wholly owned by Cable & Wireless plc.

Goodwill and negative goodwill

  Purchased goodwill (both positive and negative) arising on consolidation in respect of acquisitions before 1 April 1998, when Financial Reporting Standard 10, Goodwill and intangible assets, was adopted, was written off to reserves in the year of acquisition. When a subsequent disposal occurs any related goodwill previously written off to reserves is written back through the profit and loss account as part of the profit or loss on disposal.

  Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on consolidation in respect of acquisitions since 1 April 1998 is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life.

  Negative goodwill arising on consolidation in respect of acquisitions since 1 April 1998 is included within fixed assets and released to the profit and loss account in the periods in which the fair values of the non-monetary assets purchased on the same acquisition are recovered, whether through depreciation or sale.

  On the subsequent disposal or termination of a business acquired since 1 April 1998, the profit or loss on disposal or termination is calculated after charging (crediting) the unamortised amount of any related goodwill (negative goodwill).

Provisions and contingent liabilities

  Financial Reporting Standard 12, Provisions, Contingent liabilities and contingent assets, is mandatory in respect of accounting periods ending after 23 March 1999. This standard requires that provisions must be recognised when there is a present legal or constructive obligation at the balance sheet date.

  These combined financial statements have been prepared in accordance with FRS 12, and as such the results and balances for the years ended 31 March 1997 and 1998 of certain companies included within the combined financial statements have been adjusted to be consistent with FRS 12.

Fixed assets and depreciation

  Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

   Cableships           -- up to 30 years or as committed to agreements, whichever is the longer
   Ship refits          -- 2 1/2 years
   Submersibles         -- up to 5 years
   Plant                -- 2 1/2 to 20 years
   Leasehold buildings  -- up to 25 years
   Motor vehicles       -- up to 4 years

Foreign currencies

  Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

                        CABLE & WIRELESS GLOBAL MARINE

Leases

  Where the Group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a "finance lease". The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease whichever is shorter. Future instalments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future instalments.

  All other leases are accounted for as operating leases' and the rental charges are charged to the profit and loss account on a straight-line basis over the life of the lease.

Pensions

  The Group participates in group pension schemes operated by Cable & Wireless plc. The regular cost of providing benefits is charged to operating profit over the service lives of the members of the schemes on the basis of a constant percentage of pensionable pay. Variations from regular cost arising from periodic actuarial valuations are allocated to operating profit over the expected remaining service lives of the members.

Stocks and work in progress

  Stocks are valued at cost less provision for deterioration and obsolescence.

  Work in progress on contracts is stated at cost less foreseeable losses less progress payments received and receivable. Any excess of losses and progress payments received and receivable over work in progress are included in creditors.

Long term contracts

  Where the outcome of long term contracts can be assessed with reasonable certainty turnover and profit are recognised in the accounts in appropriate proportions which reflect the state of completion reached during the year. The amount by which recorded turnover is in excess of payments received from customers is included in debtors. Full provision is made for anticipated losses.

Taxation

  The charge for taxation is based on the profit for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise in the foreseeable future. Where deferred taxation is provided, the liability method is used.

(2) TURNOVER

  Turnover is principally derived from the installation and maintenance of submarine telecommunications cables under agreements with cable owners, including transactions with group companies, and manufacturers.

  Details of turnover by geographical market supplied have not been provided since, in the opinion of the directors, such disclosure would be seriously prejudicial to the interests of the group.

                        CABLE & WIRELESS GLOBAL MARINE

(3) OPERATING COSTS

                                             1999         1998         1997
                                         ------------ ------------ ------------
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
Employee costs..........................    43,071       37,406       37,070
Pension costs...........................     2,117        2,218        2,579
Hire of plant and machinery.............    30,578       40,905       45,180
Other operating costs...................    66,133       50,270       49,676
Depreciation of tangible fixed assets...    20,621       17,750       16,438
Auditors' remuneration
  Statutory audit.......................        56           43           42
  Other services........................        24           97           57
                                           -------      -------      -------
                                           162,600      148,689      151,042
                                           =======      =======      =======

  In 1999 systems development fees payable to the auditors of (Pounds)1.1m (1998: (Pounds)0.7m) were capitalised.

  Having regard to the special nature of the group's business an analysis of operating costs in the manner prescribed by the Companies Act 1985 is not meaningful. In the circumstances, therefore, the directors have as required by paragraph 3(3) of Schedule 4 to the Companies Act 1985, adapted the prescribed format to the requirements of the group's business.

(4) REMUNERATION OF DIRECTORS OF THE COMPANY

  There are no directors of Cable & Wireless Global Marine as it is not a separate legal entity. Information regarding the remuneration of the directors of Cable & Wireless Marine Limited is as follows:

                                              1999         1998         1997
                                          ------------ ------------ ------------
                                          (Pounds)'000 (Pounds)'000 (Pounds)'000
Directors' emoluments:
  As directors...........................     590          556          586
                                              ---          ---          ---
                                              590          556          586
                                              ===          ===          ===

  The aggregate of emoluments and amounts receivable under long term incentive schemes of the highest paid director was (Pounds)237,131 (1998:
(Pounds)188,240, 1997: (Pounds)156,000). He is a member of a defined benefit scheme, under which his accrued pension at 31 March 1999 was (Pounds)83,177, and his accrued lump sum was (Pounds)178,219.

                                                                 Number of
                                                                 directors
                                                             ----------------
                                                             1999  1998  1997
                                                             ----  ----  ----
Retirement benefits are accruing to the following number of
 directors under:
  Defined benefit schemes...................................    6     7     6
                                                             ----  ----  ----
The number of directors who exercised share options was:....    6     5     6
                                                             ====  ====  ====

  Information relating to directors' share options may be found in note 26.

                         CABLE & WIRELESS GLOBAL MARINE

(5) STAFF NUMBERS AND COSTS

  The average number of persons employed by the Group (including directors) during the period, analysed by category, was as follows:

                                                                   Number of
                                                                   employees
                                                               -----------------
                                                               1999  1998  1997
                                                               ----- ----- -----
United Kingdom staff..........................................   383   316   342
Marine staff..................................................   835   813   830
                                                               ----- ----- -----
                                                               1,218 1,129 1,172
                                                               ===== ===== =====

  The aggregate payroll costs of these persons were as follows:

                                            1999         1998         1997
                                        ------------ ------------ ------------
                                        (Pounds)'000 (Pounds)'000 (Pounds)'000
Wages and salaries.....................    41,309       35,711       35,149
Social security costs..................     1,762        1,695        1,921
Pension and other similar costs (see
 note 23)..............................     2,117        2,218        2,579
                                           ------       ------       ------
                                           45,188       39,624       39,649
                                           ======       ======       ======

(6) INTEREST RECEIVABLE AND SIMILAR INCOME

                                             1999         1998         1997
                                         ------------ ------------ ------------
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
On amounts owed by group undertakings...    1,861         --           --
Other interest receiveable..............      432         886          979
                                            -----         ---          ---
                                            2,293         886          979
                                            =====         ===          ===

(7) INTEREST PAYABLE AND SIMILAR CHARGES

                                             1999         1998         1997
                                         ------------ ------------ ------------
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
Amounts payable on loans and
 overdrafts............................       163          --           --
On amounts owed to group undertakings..       --         2,201        4,441
Finance charges payable in respect of
 finance leases and hire purchase
 contracts.............................     6,594        1,704        1,678
                                            -----        -----        -----
                                            6,757        3,905        6,119
                                            =====        =====        =====

(8) TAXATION

                                             1999         1998         1997
                                         ------------ ------------ ------------
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
UK corporation tax......................    14,098       7,597         6,690
Deferred taxation (note 15).............    (1,540)        (25)       (6,650)
Double taxation relief..................      (112)        (95)         (609)
                                            ------       -----        ------
                                            12,446       7,477          (569)
Overseas taxation.......................         8          95           560
Adjustments in respect of prior years...     1,628         --           (143)
Share of joint ventures tax.............       210         915           235
                                            ------       -----        ------
                                            14,292       8,487            83
                                            ======       =====        ======

                        CABLE & WIRELESS GLOBAL MARINE

(9) TANGIBLE FIXED ASSETS

                                                          Land and
                         Cableships and Motor Vehicles    Buildings
                          Submersibles    And Plant    Short leasehold    Total
                         -------------- -------------- --------------- ------------
                          (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000
Cost
At 1 April 1998.........    272,097         41,189          5,835        319,121
Additions...............     11,342          5,604          2,987         19,933
Disposals...............    (11,499)          (284)           --         (11,783)
                            -------         ------          -----        -------
At 31 March 1999........    271,940         46,509          8,822        327,271
                            -------         ------          -----        -------
Depreciation and
 diminution in value
At 1 April 1998.........     85,201         20,417          2,246        107,864
Charge for period.......     14,276          5,611            734         20,621
On disposals............    (11,499)          (238)           --         (11,737)
                            -------         ------          -----        -------
At 31 March 1999........     87,978         25,790          2,980        116,748
                            -------         ------          -----        -------
Net book value
At 31 March 1999........    183,962         20,719          5,842        210,523
                            =======         ======          =====        =======
At 31 March 1998........    186,896         20,772          3,589        211,257
                            =======         ======          =====        =======

  Cost includes (Pounds)13,550,228 (1998: (Pounds)5,543,719) in respect of assets not yet in service.

  Included in the total net book value of cableships and submersibles is (Pounds)81,326,000 (1998: (Pounds)84,984,000) in respect of assets held under finance leases. Depreciation for the year on these assets was (Pounds)3,657,000 (1998: (Pounds)1,567,000, 1997: (Pounds)1,499,000).

(10) FIXED ASSET INVESTMENTS

                                                    Goodwill on
                                         Joint     acquisition of
                                        Ventures   joint ventures    Total
                                      ------------ -------------- ------------
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000
Cost and net book value
At 1 April 1998......................    14,534          --          14,534
Additions............................     3,100        3,600          6,700
Disposals............................      (149)         --            (149)
Income from interests in joint
 ventures (before taxation)..........     2,861          --           2,861
Taxation.............................      (210)         --            (210)
Dividends received...................      (431)         --            (431)
Exchange differences.................      (183)         --            (183)
                                         ------        -----         ------
At 31 March 1999.....................    19,522        3,600         23,122
                                         ======        =====         ======

                         CABLE & WIRELESS GLOBAL MARINE

   Additional information in respect of the group's joint ventures in aggregate is shown below:

                                                           1999         1998
                                                       ------------ ------------
                                                       (Pounds)'000 (Pounds)'000
Fixed assets..........................................    41,694       31,372
Current assets........................................    13,334        8,102
Liabilities due within one year.......................    (6,269)      (2,340)
Liabilities due after more than one year..............   (29,237)     (22,600)
                                                         -------      -------
                                                          19,522       14,534
                                                         =======      =======

  The principal companies included within these financial statements are as follows:

                          Percentage     Country of
                         holding and   registration or
                            class       incorporation        Nature of Business
                         ------------ ----------------- ----------------------------
Subsidiary undertakings
Cable & Wireless Marine
 Limited................ 100 ordinary England and Wales Submarine Telecommunications
General Offshore (UK)
 Limited*............... 100 ordinary England and Wales Submarine Telecommunications
Vibro-Einspultechnik
 Duker und Wasserbau
 GmbH*.................. 100 ordinary Germany           Submarine Telecommunications
Cable & Wireless Global
 Marine Singapore
 Limited*............... 100 ordinary Singapore         Submarine Telecommunications
General Offshore
 Specialized Services
 Inc*................... 100 ordinary USA               Submarine Telecommunications
Joint ventures
Sembawang Cable Depot
 Pte Limited............  40 ordinary Singapore         Cable storage
International Cableship
 Pte Limited............  30 ordinary Singapore         Ship operator
Sino-British Submarine
 Systems Company
 Limited................  49 ordinary China             Submarine Telecommunications
NTT World Engineering
 Marine Corporation
 (acquired 11 February
 1999)..................  25 ordinary Japan             Submarine Telecommunications
General Offshore
 Corporation Inc
 (disposed 29 February
 1998)..................  40 ordinary USA               Telecommunications Services

--------
* Prior to 29 February 1998, the Group had an indirect 40% interest in these companies through its investment in General Offshore Corporation. On 29 February 1998, the Group acquired the remaining 60% interest in these companies. The consideration was satisfied by disposing of its interest in General Offshore Corporation together with an additional cash payment, as set out in note 21.

                         CABLE & WIRELESS GLOBAL MARINE

(11) STOCKS

                                                         1999         1998
                                                     ------------ ------------
                                                     (Pounds)'000 (Pounds)'000
Raw materials and consumables.......................     3,006        3,998
Work in progress....................................     5,492       12,254
                                                        ------       ------
                                                         8,498       16,252
                                                        ======       ======
Work in progress relates to long-term contract
 balances and comprises:
                                                         1999         1998
                                                     ------------ ------------
                                                     (Pounds)'000 (Pounds)'000
Net costs...........................................    10,094       18,656
Applicable payments on account......................    (4,602)      (6,402)
                                                        ------       ------
                                                         5,492       12,254
                                                        ======       ======

(12) DEBTORS

                                                           1999         1998
                                                       ------------ ------------
                                                       (Pounds)'000 (Pounds)'000
Amounts falling due within one year
Trade debtors.........................................    44,843       41,571
Amounts owed by group undertakings....................    25,820        5,559
Amounts owed by joint ventures........................     1,218        2,369
Other debtors.........................................    11,951       14,533
Corporation tax.......................................         2        1,471
Prepayments and accrued income........................     9,977       11,878
                                                          ------       ------
                                                          93,811       77,381
                                                          ======       ======

(13) CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                           1999         1998
                                                       ------------ ------------
                                                       (Pounds)'000 (Pounds)'000
Obligations under finance leases......................       955          885
Trade creditors.......................................    13,253        2,999
Amounts owed to group undertakings....................    13,148        2,836
Amounts owed to joint ventures........................       --           884
Other creditors including taxation and
social security:
    Corporation tax...................................    16,283        8,970
    Other taxes and social security...................       351           52
    Other creditors...................................     8,707        8,810
Accruals and deferred income..........................    21,708       33,615
                                                          ------       ------
                                                          74,405       59,051
                                                          ======       ======

(14) CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                           1999         1998
                                                       ------------ ------------
                                                       (Pounds)'000 (Pounds)'000
Obligations under finance leases......................    71,652       74,907
Amounts owed to group undertakings....................       --        32,268
                                                          ------      -------
                                                          71,652      107,175
                                                          ======      =======

                        CABLE & WIRELESS GLOBAL MARINE

  The maturity of obligations under finance leases and hire purchase contracts is as follows:

                                                           1999         1998
                                                       ------------ ------------
                                                       (Pounds)'000 (Pounds)'000
Within one year.......................................       955          885
In the second to fifth years..........................     5,690        3,894
Over five years.......................................    65,962       71,013
                                                          ------       ------
                                                          72,607       75,792
                                                          ======       ======

(15) DEFERRED TAXATION

                                                                   (Pounds)'000
At 1 April 1998...................................................        3,578
Utilised during the year..........................................       (1,540)
                                                                   ------------
At 31 March 1999..................................................        2,038
                                                                   ============

  Deferred taxation provided in the accounts and the potential liability, including amounts for which provision has been made, are as follows:

                               Amounts provided      Total potential liability
                               ----------------      -------------------------
                               1999         1998         1999         1998
                           ------------ ------------ ------------ ------------
                           (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
Accelerated capital
 allowances...............    2,038        3,578        25,622       25,636
                              -----        -----        ------       ------
                              2,038        3,578        25,622       25,636
                              =====        =====        ======       ======

(16) OTHER PROVISIONS

                                                                   (Pounds)'000
At 1 April 1998...................................................          504
Provided in year..................................................        1,265
Utilised in year..................................................         (391)
                                                                   ------------
At 31 March 1999..................................................        1,378
                                                                   ============

  A provision of (Pounds)1,265,000 has been recognised for remodification costs on the decommissioning of two charter vessels.

(17) COMMITMENTS

  Capital commitments at the end of the financial year for which no provision has been made.

                                                           1999         1998
                                                       ------------ ------------
                                                       (Pounds)'000 (Pounds)'000
Commitments in respect of contracts placed............    1,283        1,357
                                                          =====        =====

                         CABLE & WIRELESS GLOBAL MARINE

  Annual commitments under non-cancellable operating leases are as follows:

                                      1999                      1998
                            ------------------------- -------------------------
                              Land and                  Land and
                             buildings      Other      buildings      Other
                            ------------ ------------ ------------ ------------
                            (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
Operating leases which
 expire:
  Within one year..........       63             1          97            32
  In the second to fifth
   years inclusive.........       71        12,620          37        13,451
  Over five years..........    1,223         3,573       1,641            21
                               -----        ------       -----        ------
                               1,357        16,194       1,775        13,504
                               =====        ======       =====        ======

(18) RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS

                                            1999         1998         1997
                                        ------------ ------------ ------------
                                        (Pounds)'000 (Pounds)'000 (Pounds)'000
Operating profit.......................    47,397       22,264       30,945
Depreciation...........................    20,621       17,750       16,438
Decrease/(Increase) in stocks..........     7,754         (638)       5,693
(Increase)/decrease in debtors.........   (17,899)       4,796      (35,360)
(Decrease)/Increase in creditors.......   (26,626)     (13,296)       2,507
                                          -------      -------      -------
Net cash inflow from operating
 activities............................    31,247       30,876       20,223
                                          =======      =======      =======

(19) ANALYSIS OF CASH FLOWS

                                   Notes     1999         1998         1997
                                   ----- ------------ ------------ ------------
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
Returns on investment and
 servicing of finance
Interest received................            2,293          886          979
Interest paid....................             (163)      (2,201)      (4,441)
Interest element of finance lease
 rental payments.................           (6,594)      (1,704)      (1,678)
                                           -------      -------      -------
                                            (4,464)      (3,019)      (5,140)
                                           =======      =======      =======
Capital expenditure and financial
 investment
Purchase of tangible fixed
 assets..........................          (19,963)     (10,616)     (10,650)
Sale of tangible fixed assets....               15          740        4,171
                                           -------      -------      -------
                                           (19,948)      (9,876)      (6,479)
                                           =======      =======      =======
Acquisitions and disposals
Purchase of subsidiary
 undertaking.....................    21        --        (3,676)         --
Net cash acquired with
 subsidiaries....................              --         2,135          --
Purchase of interest in joint
 venture.........................    10     (6,700)         --           --
                                           -------      -------      -------
                                            (6,700)      (1,541)         --
                                           =======      =======      =======
Financing
Capital element of finance lease
 rental payments.................             (885)        (758)        (760)
                                           =======      =======      =======

                        CABLE & WIRELESS GLOBAL MARINE

(20) ANALYSIS OF NET DEBT

                          At 1 April                  Other       Exchange     31 March
                             1998      Cash Flow    movements   translation      1999
                         ------------ ------------ ------------ ------------ ------------
                         (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
Cash in hand, at bank...     8,877       (6,060)        --          (109)        2,708
Finance leases--due
 within one year........      (885)         885        (955)         --           (955)
Finance leases--due
 after one year.........   (74,907)         --          955        2,300       (71,652)
                           -------       ------        ----        -----       -------
Total...................   (66,915)      (5,175)        --         2,191       (69,899)
                           =======       ======        ====        =====       =======

(21) PURCHASE OF SUBSIDIARY UNDERTAKINGS

  In February 1998 the group acquired the shore-end cabling business of General Offshore Corporation. The net assets acquired, which were equivalent to their fair values were as follows:

                                                                    (Pounds)'000
Net assets acquired
Tangible fixed assets..............................................     4,390
Stocks.............................................................     2,658
Debtors............................................................     5,949
Cash at bank and in hand...........................................     2,135
Creditors..........................................................   (11,065)
Deferred taxation..................................................      (312)
                                                                      -------
                                                                        3,755
Goodwill...........................................................     3,583
                                                                      -------
                                                                        7,338
                                                                      =======
Satisfied by
Cash...............................................................     3,676
Disposal of 40% interest in General Offshore Corporation...........     3,662
                                                                      -------
                                                                        7,338
                                                                      =======

(22) CONTINGENT LIABILITIES

  Guarantees have been given by the Group on behalf of a former subsidiary totalling (Pounds)NIL (1998: (Pounds)2,789,000). Guarantees have been given by the Group in respect of projects totalling (Pounds)303,000 (1998: (Pounds)NIL)

(23) PENSION SCHEME

  The Group participates in pension schemes operated by Cable & Wireless plc. The principal scheme is a defined benefit scheme whereby retirement benefits are based on employees final remuneration and length of services and is funded through a separate trustee administered scheme. Contributions to the scheme are based on pension costs across participating employers as a whole and are made in accordance with the recommendations of independent actuaries who value the scheme at regular triennial intervals.

  Full details relating to the pension scheme are disclosed in the financial statements of Cable & Wireless plc.

  An actuarial valuation of the scheme was prepared at 31 March 1996 which disclosed an increased surplus. In view of this, on the actuaries recommendation, Cable & Wireless plc has reduced its contributions to the

                        CABLE & WIRELESS GLOBAL MARINE
scheme with effect from 1 April 1996. The surplus has been spread over the remaining service lives of the employees.

  The pension cost in the year was (Pounds)2,117,000 (1998:
(Pounds)2,218,000).

(24) ULTIMATE PARENT COMPANY AND CONTROLLING PARTY

  The Company is a subsidiary undertaking of Cable & Wireless plc, which is the ultimate parent company and controlling party. Cable & Wireless plc is registered in England and Wales.

  The only group in which the results of the company are consolidated is that headed by Cable & Wireless plc. The consolidated accounts of this group are available to the public and may be obtained from 124 Theobalds Road, London WC1X 8RX.

(25) RELATED PARTY TRANSACTIONS

  During the year ended 31 March 1999, a vessel was chartered from International Cableships Pte Limited, an associated company, under a finance lease. Repayments of (Pounds)5,452,000 were due during the year ended 31 March 1999, of which a creditor of (Pounds)28,000 was outstanding at 31 March 1999. Shareholder loans of (Pounds)3,388,000 were outstanding at 31 March 1999.

                        CABLE & WIRELESS GLOBAL MARINE

(26)  DIRECTORS' SHAREHOLDINGS

  The beneficial interests of the directors of the Company who held office at the end of the financial year and of their families in the shares of Cable and Wireless plc are as follows:

                                    Balance at
                                      1 April     Shares   Shares
                                     1998 (or    acquired disposed
                                      date of       or       or     Balance at
                                    appointment  options   options   31 March
                                     if later)   granted  exercised    1999
                                    -----------  -------- --------- ----------
David G Foot.......................     1,577      8,795     3,000     7,372
                                        7,449(a)     --      4,044     3,405(a)
                                      130,124(b)  23,500       --    153,624(b)
                                        8,147(c)     --        --      8,147(c)
                                          -- (d)   7,515       --      7,515(d)
                                        8,147(e)     --        --      8,147(e)
Alistair R Grieve..................       --      54,525    43,690    10,835
                                        5,639(a)   1,208       --      6,847(a)
                                      103,690(b)   5,000    43,690    65,000(b)
                                       11,405(c)     --        --     11,405(c)
                                          -- (d)   8,417       --      8,417(d)
                                       11,405(e)     --        --     11,405(e)
Barry C Shine......................     4,411      1,205     4,384     1,232
                                        2,807(a)     762     1,205     2,364(a)
                                       24,000(b)   9,500       --     33,500(b)
                                          -- (d)   3,479       --      3,479(d)
David I Wickham....................     2,098     73,773    72,898     2,973
                                        3,022(a)     --        875     2,147(a)
                                      123,898(b)  21,500    72,898    72,500(b)
                                          -- (d)  10,521       --     10,521(d)
Dave C Skentelbery.................       --       8,544     8,282       262
                                        3,239(a)     689       262     3,666(a)
                                       36,000(b)   4,500     6,000    34,500(b)
Stephen R Pettit...................     9,251    111,989   111,986     9,254
                                        5,093(a)     --        --      5,093(a)
                                      310,304(b)  20,000    85,000   245,304(b)
                                       30,550(c)     --        --     30,550(c)
                                          -- (d)  21,844       --     21,844(d)
                                       30,550(e)     --        --     30,550(e)

  All interests are in fully paid ordinary 25p shares of Cable and Wireless plc, unless marked (a) which are options to purchase ordinary shares under the Savings Related Share Option Scheme for employees or (b) which are options to purchase ordinary shares under the Discretionary Share Option schemes or (c) C&W Long Term Incentive Plan (LTIP) (notional) or (d) C&W Long Term Incentive Plan (LTIP) (notional) and (e) C&W Long Term Incentive Plan Transitional (LTIPTS99) (notional).

                        CABLE & WIRELESS GLOBAL MARINE

  The notional award figures granted during the year are based on the maximum award under the plan. The actual award of shares in the LTIP will be in the form of a share option, which is exercisable at any point following the end of the three year performance period to which the grant of the options relate within seven years of the date of the grant, while the individual remains in the employment in the group. The LTIPTS99 will be awarded in shares. The plan has been constituted by written rules and will be operated in conjunction with an Employee Share Ownership Trust.

(27) SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The Group prepares its combined accounts in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differ in certain material respects from US GAAP. The significant differences relate principally to the following items and the adjustments necessary to restate net income and net assets in accordance with US GAAP are shown below.

 a) Goodwill

  Under UK GAAP goodwill arising on acquisition is eliminated directly against reserves, prior to the adoption of FRS 10 on 1 April 1998. Amounts are transferred from reserves and charged through the profit and loss account when the related investments are sold or written down as a result of permanent diminutions in value. Under US GAAP goodwill is capitalised and amortised by charges against income over the period, not exceeding 40 years, over which the benefit arises. For US GAAP, goodwill has been amortised by the Group over 10-40 years.

  Under UK GAAP the profit or loss on the disposal of all or part of a previously acquired business is calculated after taking account of the gross amount of any goodwill previously eliminated directly against reserves and not already charged to profit. Under US GAAP an adjustment to profit or loss on disposal is required in respect of the unamortised portion of goodwill.

 b) Deferred tax

  Under UK GAAP provision is made for deferred taxation only when there is a reasonable probability that the liability will arise in the foreseeable future. US GAAP requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred tax assets to the amount which is likely to be realised.

  Deferred tax also arises in relation to the tax effect of other US GAAP differences.

 c) Pension costs

  Under UK GAAP the expected cost of pensions is charged to the profit and loss account so as to spread the cost of pensions over the expected services lives of employees. Surpluses arising from actuarial valuations are similarly spread. Under US GAAP costs and surpluses are similarly spread but based on prescribed actuarial assumptions which differ in certain respects from those for UK GAAP.

 d) Asset under construction

  In March 1999 a cableship under construction was subject to a sale and leaseback arrangement. Under UK GAAP the advances from the lessor have been netted off the cost of the asset at 31 March 1999, as the construction contract had been legally novated to the lessor.

                        CABLE & WIRELESS GLOBAL MARINE

  Under US GAAP the construction cost of the asset at the balance sheet date and the related advances from the lessor have been included in assets and liabilities as the lessee is deemed to be the owner of the asset until the construction is complete.

 e) Cross border leasing arrangements

  In February 1996, the Group entered into cross border leasing arrangements with a Special Purpose Entity (SPE) in respect of three owned cableships. Under UK GAAP the assets and liabilities of the SPE are netted off in the group's balance sheet and a gain on the transaction is recognised on receipt of a cash payment.

  Under US GAAP the assets and liabilities of the SPE are shown separately within assets and liabilities as the secondary obligation of the SPE to make lease payments is not considered to be sufficiently remote to justify netting off its assets and liabilities. In addition under US GAAP, the gain on the transaction is deferred and amortised over the primary lease periods of the cableships.

 f) Profit on disposal of joint venture

  In February 1998, the Group acquired the remaining 60% of the shore-end cabling business of General Offshore Corporation. Part of the consideration for the acquisition was the disposal by the group of its 40% interest in General Offshore Corporation, the holding company of this business and another unrelated business. Under UK GAAP a profit of (Pounds)812,000 has been recognised on this disposal by allocating the deemed consideration between the two businesses.

  Under US GAAP this transaction has been treated as a step-acquisition and the gain has been reversed with a corresponding reduction in goodwill.

 g) Capitalised consultancy fees

  Under UK GAAP the Group has capitalised consultancy fees incurred as part of the selection and installation of a new computer system. Under US GAAP these costs are expensed as incurred.

 h) Cash flows

  The Cash Flow Statement is prepared in accordance with the UK Financial Reporting Standard No 1 Revised, Cash Flow Statements (FRS 1 Revised) for UK GAAP reporting. Its objective and principles are similar to those set out in Statement of Financial Accounting Standards (SFAS 95 "Statement of Cash Flows). The principal difference between the standards is in respect of classification. Under FRS1 Revised, the group presents its cash flows for: operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources; and financing. SFAS 95 requires only three categories of cash flow activity: operating; investing and financing.

  Cash flows arising from taxation and returns on investments and servicing of finance under FRS1 Revised would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95. Under FRS1 Revised, cash is defined as cash in hand and deposits repayable on demand, short term deposits which are readily convertible into known amounts of cash at or close to their carrying value are classified as liquid resources. SFAS 95 defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under SFAS 95 and are included in capital expenditure and financial investment under FRS1 Revised.

                        CABLE & WIRELESS GLOBAL MARINE

  The effect of these different accounting principles are as follows:

                                                          1999         1998
                                                      ------------ ------------
                                                      (Pounds)'000 (Pounds)'000
Net income as reported under UK GAAP.................    31,441       14,660
US GAAP adjustments:
Amortisation of goodwill.............................      (835)        (588)
Deferred tax--full provision.........................    (1,526)         727
--tax effect of other US GAAP reconciling items......       284           64
Pension costs........................................      (533)         173
Amortisation of gain on cross border leasing.........       342          342
Reversal of profit on disposal of joint venture......        --         (812)
Consultancy fees capitalised.........................      (726)        (723)
                                                        -------      -------
Net income under US GAAP.............................    28,447       13,843
                                                        =======      =======

  The effect on net assets of the differences between UK GAAP and US GAAP is as follows:

                                                          1999         1998
                                                      ------------ ------------
                                                      (Pounds)'000 (Pounds)'000
Net assets as reported under UK GAAP.................   189,189      157,993
US GAAP adjustments:
Goodwill.............................................    22,606       23,441
Deferred tax--full provision.........................   (23,584)     (22,058)
--tax effect of other US GAAP reconciling items......     1,861        1,577
Pension costs........................................      (398)         135
Vessels under construction...........................    16,300          --
Financing of vessels under construction..............   (16,300)         --
Cross border leasing deposits........................    90,630       90,880
Cross border leasing liabilities.....................   (90,630)     (90,880)
Unrecognised gain on cross border leasing............    (4,157)      (4,499)
Consultancy fees capitalised.........................    (1,449)        (723)
                                                        -------      -------
Net assets under US GAAP.............................   184,068      155,866
                                                        =======      =======

(28) POST BALANCE SHEET EVENTS

 a) Dividend

  On 23 April 1999, an interim dividend in respect of the year ended 31 March 2000 of (Pounds)117,700,000 was paid by the Company, which was financed by a new bank facility and collection of amounts owed by group undertakings.

 b) Issue of share capital (unaudited)

  On 1 July 1999, the Company issued 3,293,906 new shares to Cable & Wireless plc for consideration of (Pounds)23,782,000. The proceeds are intended to be applied for repayment of intercompany balances and additional working capital.

 c) Acquisition by Global Crossing (unaudited)

  On 2 July 1999, the Group was acquired by Global Crossing and was renamed Global Marine Systems Limited. The bank facility which financed the dividend on 23 April was repaid by Global Crossing. The cross border leasing agreement for three cableships was terminated and a termination payment of approximately $35 million was paid by Global Crossing.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 16, 1999

                                     AMONG

                             GLOBAL CROSSING LTD.,

                             GCF ACQUISITION CORP.

                                      AND

                              FRONTIER CORPORATION


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                              ARTICLE I THE MERGER

                                                                            Page
                                                                            ----
 1.1  THE MERGER.........................................................    A-1
 1.2  CLOSING............................................................    A-1
 1.3  EFFECTIVE TIME.....................................................    A-2
 1.4  EFFECTS OF THE MERGER..............................................    A-2
 1.5  CERTIFICATE OF INCORPORATION.......................................    A-2
 1.6  BY-LAWS............................................................    A-2
 1.7  OFFICERS AND DIRECTORS OF SURVIVING CORPORATION....................    A-2
 1.8  EFFECT ON CAPITAL STOCK............................................    A-2
 1.9  VOTING AGREEMENT...................................................    A-3
 1.10 ALTERNATIVE TRANSACTION STRUCTURE..................................    A-3

                      ARTICLE II EXCHANGE OF CERTIFICATES

 2.1  EXCHANGE FUND......................................................    A-8
 2.2  EXCHANGE PROCEDURES................................................    A-8
 2.3  DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES...................    A-8
 2.4  NO FURTHER OWNERSHIP RIGHTS IN FRONTIER COMMON STOCK...............    A-9
 2.5  NO FRACTIONAL SHARES OF GLOBAL COMMON STOCK........................    A-9
 2.6  TERMINATION OF EXCHANGE FUND.......................................    A-9
 2.7  NO LIABILITY.......................................................    A-9
 2.8  INVESTMENT OF THE EXCHANGE FUND....................................    A-9
 2.9  LOST CERTIFICATES..................................................   A-10
 2.10 WITHHOLDING RIGHTS.................................................   A-10
 2.11 FURTHER ASSURANCES.................................................   A-10
 2.12 STOCK TRANSFER BOOKS...............................................   A-10

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

 3.1  REPRESENTATIONS AND WARRANTIES OF FRONTIER.........................   A-10
 3.2  REPRESENTATIONS AND WARRANTIES OF GLOBAL...........................   A-15
 3.3  REPRESENTATIONS AND WARRANTIES OF GLOBAL AND MERGER SUB............   A-20

              ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS

 4.1  COVENANTS OF FRONTIER..............................................   A-20
 4.2  COVENANTS OF GLOBAL................................................   A-22
 4.3  ADVICE OF CHANGES; GOVERNMENTAL FILINGS............................   A-25
 4.4  TRANSITION PLANNING; CONTINUED OPERATIONS OF FRONTIER..............   A-25
 4.5  SERVICES AGREEMENT.................................................   A-25
 4.6  CONTROL OF OTHER PARTY'S BUSINESS..................................   A-25

                        ARTICLE V ADDITIONAL AGREEMENTS

                                                                          Page
                                                                          ----
 5.1  PREPARATION OF PROXY STATEMENT; SHAREHOLDERS MEETINGS.............  A-26
 5.2  GLOBAL BOARD OF DIRECTORS; OFFICERS; HEADQUARTERS.................  A-27
 5.3  ACCESS TO INFORMATION.............................................  A-27
 5.4  REASONABLE BEST EFFORTS...........................................  A-27
 5.5  ACQUISITION PROPOSALS.............................................  A-29
 5.6  ASSUMPTION OF FRONTIER STOCK OPTIONS AND WARRANTS; OTHER STOCK
      PLANS; EMPLOYEE BENEFITS MATTERS .................................  A-30
 5.7  FEES AND EXPENSES.................................................  A-31
 5.8  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE ...........  A-31
 5.9  REDEMPTION OF FRONTIER PREFERRED STOCK............................  A-31
 5.10 PUBLIC ANNOUNCEMENTS..............................................  A-31
 5.11 ACCOUNTANTS' LETTERS..............................................  A-32
 5.12 LISTING OF SHARES OF GLOBAL COMMON STOCK..........................  A-32
 5.13 VOTING TRUST .....................................................  A-32

                        ARTICLE VI CONDITIONS PRECEDENT

 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER........  A-32
 6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF GLOBAL AND MERGER SUB.....  A-33
 6.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF FRONTIER..................  A-33

                     ARTICLE VII TERMINATION AND AMENDMENT

 7.1  TERMINATION.......................................................  A-34
 7.2  EFFECT OF TERMINATION.............................................  A-36
 7.3  AMENDMENT.........................................................  A-36
 7.4  EXTENSION; WAIVER.................................................  A-36

                        ARTICLE VIII GENERAL PROVISIONS

 8.1  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS........  A-37
 8.2  NOTICES...........................................................  A-37
 8.3  INTERPRETATION....................................................  A-38
 8.4  COUNTERPARTS......................................................  A-38
 8.5  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES....................  A-38
 8.6  GOVERNING LAW.....................................................  A-38
 8.7  SEVERABILITY......................................................  A-38
 8.8  ASSIGNMENT........................................................  A-38
 8.9  SUBMISSION TO JURISDICTION; WAIVERS...............................  A-38
 8.10 ENFORCEMENT.......................................................  A-39
 8.11 DEFINITIONS.......................................................  A-39
 8.12 OTHER AGREEMENTS..................................................  A-40

                                LIST OF EXHIBITS

 Exhibit                            Title
 -------                            -----
 A       Form of Stock Option Agreement
 1.9      Form of Voting Agreement
 3.1(k)   Form of Affiliate Agreement
 4.5     Services Agreement Term Sheet
 5.2      Classification of Directors
 5.6     Assumption of Frontier Stock Options and Frontier Warrants

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of March 16, 1999 (this "Agreement"), among Global Crossing Ltd., a company formed under the laws of Bermuda ("Global"), GCF Acquisition Corp., a New York corporation and a direct wholly-owned subsidiary of Global ("Merger Sub"), and Frontier Corporation, a New York corporation ("Frontier").

                              W I T N E S S E T H

  WHEREAS, the respective Boards of Directors of Global, Merger Sub and Frontier have each determined that the merger of Merger Sub with and into Frontier (the "Merger") is in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger and the Alternative Merger (as defined in Section 1.10), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $1.00 per share, of Frontier ("Frontier Common Stock") issued and out standing immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly or indirectly by Global or directly by Frontier will be converted into the right to receive shares of common stock, par value $.01 per share, of Global ("Global Common Stock") as set forth in Section 1.8 or as otherwise provided in Section 1.10 hereof;

  WHEREAS, Global, Merger Sub and Frontier desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

  WHEREAS, Global, Merger Sub and Frontier intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

  WHEREAS, the Boards of Directors of Frontier and Global have approved and concurrently with the execution of this Agreement Frontier and Global will execute an Agreement in the form attached hereto as Exhibit A (the "Stock Option Agreement") whereby Frontier will grant Global an option to purchase shares of Frontier Common Stock upon the terms and conditions provided in such agreement;

  WHEREAS, concurrently herewith certain shareholders of Global (collectively, the "Principal Shareholders") have agreed to vote their shares in favor of the transactions contemplated hereby pursuant to the Voting Agreement (as defined in Section 1.9); and

  NOW, THEREFORE in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

  1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New York Business Corporation Law (the "NYBCL"), Merger Sub shall be merged with and into Frontier at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Frontier shall continue as the surviving corporation (the "Surviving Corporation").

  1.2 Closing. The closing of the Merger (the "Closing") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"); provided, however, that if the Average Price is less than $34.5625, then the Closing shall not occur prior to (i) if Frontier shall not deliver a Termination Notice (as defined in Section 7.1(g)) to Global in accordance with Section 7.1(g), the second Business Day following the expiration of the Frontier Evaluation Period (as defined in Section 7.1(g)), or (ii) if Frontier shall deliver a Termination Notice to Global in accordance with Section 7.1(g), the second Business Day following the earlier of (A) Global's delivery of a Global Adjustment Election, a Cash Top-Up Election or a Combination Election (in each case, as defined in Section 7(g)) and (B) the expiration of the Global Election Period, in all cases, unless another time or date is agreed to by the parties hereto. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless another place is agreed to by the parties hereto.

  1.3 Effective Time. As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the "New York Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the NYBCL and (ii) make all other filings or record required under the NYBCL. The Merger shall become effective at such time as the New York Certificate of Merger is duly filed with the New York Department of State in accordance with Section 904 of the NYBCL or at such subsequent time as Global and Frontier shall agree and as shall be specified in the New York Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

  1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in Section 906 of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Frontier and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Frontier and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  1.5 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended in accordance with the NYBCL such that the certificate of incorporation of the Surviving Corporation shall consist of the provisions of the certificate of incorporation of Merger Sub.

  1.6 By-Laws. The by-laws of Merger Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

  1.7 Officers and Directors of Surviving Corporation. The officers of Frontier as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

  1.8 Effect on Capital Stock.

  (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of Frontier Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Frontier Common Stock owned or held directly or indirectly by Global or directly by Frontier, all of which shall be canceled as provided in Section 1.8(c)) shall, except as provided in Section 7.1(g), be converted into the right to receive that number of shares of Global Common Stock equal to the Exchange Ratio (as defined below) (the "Merger Consideration"). "Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $62.00 by the Average Price as defined below. "Average Price" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Global Common Stock on the Nasdaq National Market ("NASDAQ"), as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 15 trading days randomly selected by lot by Frontier and Global together from the 30 consecutive trading days ending on the trading day immediately preceding the date on which all the conditions to Closing (other than conditions that, by their terms, cannot be satisfied until the Closing Date so long as it is reasonably apparent that such conditions will be able to be satisfied on the Closing Date) set forth in Article VI shall have been satisfied or waived (the "Determination Date"); provided, that the Exchange Ratio shall not be less than 1.0919, or, unless Global shall have exercised its rights to make a Global Adjustment Election or a Combination Election under Section 7.1(g), greater than 1.7939. If prior to the Effective Time, Global should split or combine the shares of Global Common Stock, or pay a stock dividend or other stock distribution in shares of Global Common Stock, or otherwise change the shares of Global Common Stock into any other securities, or make any other dividend or distribution on the shares of Global Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

  (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Frontier Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Frontier Common Stock (a "Certificate") (other than Merger Sub, Global and Frontier) shall thereafter cease to have any rights with respect to such shares of Frontier Common Stock, except the right to receive the applicable Merger Consideration in accordance with Article II upon the surrender of such certificate.

  (c) Each share of Frontier Common Stock issued and owned or held directly or indirectly by Global or directly by Frontier at the Effective time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of Global or other consideration shall be delivered in exchange therefor.

  (d) Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall forthwith cease to exist and shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation as of the Effective Time.

  1.9 Voting Agreement. Concurrently with the execution and delivery of this Agreement, Frontier and the Principal Shareholders are executing and delivering an agreement substantially in the form of Exhibit 1.9 hereto, pursuant to which, among other things, the Principal Shareholders are agreeing to vote all of the shares of Global Common Stock owned, beneficially or of record, by them to approve the Share Issuance and the Global Charter Amendment (in each case, as defined in Section 3.2(c)(i)) and such shares in the aggregate constitute, and at the record date for the Global Shareholders Meeting (as defined in Section 5.1(d)), will constitute at least 51% of the Combined Voting Power (as defined in Section 8.11).

  1.10 Alternative Transaction Structure.

  (a) Alternative Merger Notice. Frontier shall be entitled to give Global a notice to adopt the alternative merger structure (the "Alternative Merger") as described in Section 1.10(b) (the "Alternative Merger Notice") if (i) the Applicable Closing Conditions (as defined in Section 8.11) have been satisfied, (ii) a Trigger Event (as defined in Section 8.11) has not occurred or is no longer in effect for any reason, and (iii) at least 180 days have passed since the date of this Agreement; provided, however, that if a Trigger Event occurs between 180 days and 240 days after the date of this Agreement, the Alternative Merger Structure Notice shall be deemed terminated if the Form S-4 which contains the Joint Proxy Statement/Prospectus (as defined in Section 5.1) relating to the Merger could be declared effective by the SEC under the Securities Act at an earlier time than the Form S-4 which contains the Joint Proxy Statement/Prospectus relating to the Alternative Merger. Unless the parties otherwise agree, without action on the part of either Global or Frontier, an Alternative Merger Notice shall be deemed to have been given on the date that is 240 days after the date of this Agreement, provided that if a Trigger Event has not occurred or is no longer in effect for any reason, or, if a Trigger Event had occurred, on the later date that such Trigger Event is no longer in effect for any reason. In the event an Alternative Merger Notice is given or deemed to have been given (the "Alternative Merger Notice Date"), the Merger contemplated by Section 1.1 of this Agreement shall be restructured in the manner set forth in this Section 1.10. In such event, all references to the term "Merger" in this Agreement shall be deemed references to the transactions contemplated by this Section 1.10, all references to the term "Effective Time" in this Agreement shall be deemed references to the time at which (i) the certificate of merger is duly filed with the New York Department of State in accordance with Section 904 of the NYBCL and (ii) the registration of an amalgamated company and such other documents as are required by the Companies Act 1981 Bermuda in connection with the merger are duly filed with the Registrar of Companies Bermuda (or at such later time as is specified in the certificate of merger) with respect to the Merger as restructured in the manner contemplated by this Section 1.10 and except as provided below, Sections 1.8 and 2.5 shall no longer be of any force or effect and the provisions of this Section 1.10 shall govern the terms of the Merger. In the event that the Alternative Merger Notice is given or deemed to be given, references to the term Merger shall be deemed to be a reference to the Alternative Merger.

  (b) The Alternative Merger. In the event an Alternative Merger Notice is given or deemed to have been given, New Global corporation, a Delaware corporation ("New Global"), will promptly be formed by and owned equally by Global and Frontier. Global and Frontier will cause New Global to become a party to this Agreement. Prior to the Effective Time of the Alternative Merger, Global and Frontier will cause New Global to incorporate two wholly owned subsidiaries ("Global Merger Sub", a Bermuda company and "Frontier Merger Sub", a New York corporation). At the Effective Time of the Alternative Merger, (i) Global Merger Sub shall be amalgamated with and into Global in accordance with the Companies Act of 1981 of Bermuda whereupon the separate existence of Global Merger Sub shall cease, and Global shall continue in the form of the amalgamated company, and (ii) Frontier Merger Sub shall be merged with and into Frontier in accordance with New York Law, whereupon the separate existence of Frontier Merger Sub shall cease, and Frontier shall be the surviving corporation. Frontier and Global are sometimes referred to herein as the "Surviving Corporations".

  (c) Effect of Alternative Merger on Capital Stock.

  (i) At the Effective Time of the Alternative Merger, (A) each share of Frontier Common Stock outstanding immediately prior to such Effective Time shall, except as otherwise provided below, be converted into the right to receive that number of shares of New Global Common Stock, par value $.01 per share (the "New Global Common Stock"), equal to the Exchange Ratio (as defined in section 1.8(a)) and (B) each share of Global Common Stock outstanding immediately prior to such Effective Time shall be converted into the right to receive 1.0 share of New Global Common Stock. For purposes of the immediately preceding sentence, any cash transferred to the Frontier shareholders pursuant to the Cash Top-Up Election or the Combination Election shall be paid by New Global.

  (ii) As a result of the Alternative Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Frontier Common Stock and Global Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Frontier Common Stock or Global Common Stock (a "Certificate") (other than New Global, Global Merger Sub, Frontier Merger Sub, Global and Frontier) shall thereafter cease to have any rights with respect to such shares of Frontier Common Stock or Global Common Stock, except the right to receive the applicable Merger Consideration upon the surrender of such certificate.

  (iii) Each share of Frontier Common Stock issued and owned or held directly or indirectly by Global or directly by Frontier at the Effective Time and each Share of Global Common Stock issued and owned or held directly or indirectly by Frontier or directly by Global at the Effective Time shall, by virtue of the Alternative Merger, cease to be outstanding and shall be canceled and retired and no stock of New Global or other consideration shall be delivered in exchange therefor.

  (iv) Each share of common stock of Global Merger Sub or Frontier Merger Sub issued and outstanding immediately prior to the Effective Time shall forthwith cease to exist and shall be converted into one validly issued, fully paid and non-assessable share of common stock of the respective surviving corporation as of the Effective Time.

  (d) Merger Consideration. The New Global Common Stock to be received as consideration in the Alternative Merger by holders of Global Common Stock or Frontier Common Stock is referred to herein as the "Merger Consideration".

  (e) Assumption of Stock Options and Warrants. New Global shall assume the Frontier Stock Options and Frontier Warrants (as defined in Section 3.1(b)) and the Global Stock Options and Global Warrants (as defined in Section 3.2(b)) on the terms set forth in Exhibits 5.6(i) and (ii) hereto respectively. Frontier and Global agree that each of the company's other stock plans and treatment of each of the company's officers and employees shall be as set forth in the respective exhibits. Frontier and Global shall take all such steps as may be required to cause the transactions contemplated by this
Section 1.10(e) and any other dispositions of Frontier and Global equity securities (including derivative securities) or acquisitions of New Global equity securities (including derivative securities) in connection with this Agreement by each individual who (x) is a director or officer of Frontier or Global or (y) at the Effective Time, will become a director or officer of New Global, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

  (f) Employee Benefits.

    (i) Obligations of New Global; Comparability of Benefits. Each Frontier and Global Benefit Plan as to which Frontier or Global or any of their respective Subsidiaries has any obligation with respect to any current or former employee (the "Frontier Employees" and the "Global Employees" together the "Employees") shall, as of the Effective Time, be the obligations of New Global and the respective Surviving Corporations. At the Effective Time and for at least two years thereafter, New Global shall, or shall cause the respective Surviving Corporations to, provide benefits, in the aggregate, that are no less favorable than the benefits provided, in the aggregate, under Frontier's and Global's respective Benefit Plans (the "Plans") to the Employees immediately prior to the Effective Time. Notwithstanding the foregoing, nothing herein shall require (A) the continuation of any particular Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence) or (B) New Global or the respective Surviving Corporations to continue or maintain any stock purchase or other equity plan related to the equity of Frontier or Global or the respective Surviving Corporations.

    (ii) Pre-Existing Limitations; Deductible; Service Credit. With respect to any New Global Benefit Plans in which the Employees participate effective as of the Closing Date or thereafter, New Global shall, or shall cause each of the Surviving Corporations to: (A) not impose any limitations more onerous than those currently in effect as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Employees under any welfare New Global Benefit Plan in which such Employees may be eligible to participate after the Effective Time, (B) provide each Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare New Global Benefit Plan in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service of the Employees with Frontier and Global respectively for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any New Global Benefit Plan in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable Frontier or Global Plan immediately prior to the Closing Date.

  (g) No Fractional Shares of New Global Common Stock.

    (i) No certificates or scrip for shares of New Global Common Stock representing fractional shares of New Global Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a share holder of New Global or a holder of shares of New Global Common Stock.

    (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Frontier Common Stock exchanged pursuant to the Alternative Merger who would otherwise have been entitled to receive a fraction of a share of New Global Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (A) such fractional part of a share of New Global Common Stock multiplied by (B) the last sales price per share of Global Common Stock reported on NASDAQ as reported in The Wall Street JournaL, Eastern edition, on the Closing Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall notify New Global, and New Global shall cause the surviving corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

  (h) Representations and Warranties of New Global. Immediately prior to the Effective Time of the Alternative Merger, New Global will become a party to this Agreement and make the following representa tions and warranties to each of Global and Frontier:

    (i) Organization, Standing and Power. At the Effective Time, New Global will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and will have all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted by Frontier and Global and will be duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on New Global.

    (ii) Authority; No Conflicts

      (A) At the Effective Time, New Global will have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject, in the case of the issuance of the shares of New Global Common Stock to be issued in the Merger (the "New Global Share Issuance") and the New Global certificate of incorporation will provide for authorized shares of New Global Common Stock of not less than 2 billion shares. The execution and delivery of this Agreement and the consum mation of the transactions contemplated hereby will be duly authorized by all necessary corporate action on the part of New Global. This Agreement will be duly executed and delivered by New Global and will constitute a valid and binding agreement of New Global, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

      (B) At the Effective Time, the execution and delivery of this Agreement by New Global will not, and the consummation by New Global of the Alternative Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation (as defined in Section 3.1(c)(ii)) pursuant to: (x) any provision of the certificate of incorporation or by-laws of New Global or any charter document of any Subsidiary of New Global, or (y) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on New Global, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (C) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to New Global or any Subsidiary of New Global or their respective properties or assets.

      (C) At the Effective Time, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity will be required by or with respect to New Global or any Subsidiary of New Global in connection with the execution and delivery of this Agreement by New Global or the consummation of the Alternative Merger and the other transactions contemplated hereby, except for the Required Consents, and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on New Global.

    (iii) Board Approval. At the Effective Time, the Board of Directors of New Global, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, will duly (A) determine that this Agreement and the Alternative Merger are in the best interests of New Global and its shareholders, and (B) approve this Agreement, the Alternative Merger and the issuance of shares of New Global Common Stock, and (C) recommend that the shareholders of New Global approve this Agreement and the issuance of shares of New Global Common Stock in the Alternative Merger.

    (iv) Shareholder Vote. Global and Frontier as the holders of all of the outstanding shares of New Global Common Stock shall vote to approve this Agreement and the issuance of shares of New Global Common Stock in the Alternative Merger.

  (i) Covenants of Global and Frontier. Prior to the Effective Time of the Alternative Merger, Global and Frontier shall ensure that New Global, Global Merger Sub and Frontier Merger Sub take no actions and undertake no operations except as may be necessary in connection with the consummation of the Merger and the transactions contemplated hereby.

  (j) Modifications to Agreement.

    (i) At the time of the Alternative Merger Notice Date, and without any further action on the part of either Frontier or Global, a new Section 6.2(e) and 6.3(d) to this Agreement will be added as follows:

      "New Global shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of New Global shall be accurate in all material respects at and as of the Effective Time."

  and a new Section 6.1(h) will be added as follows:

      "The shares of New Global Common Stock to be issued in the Alternative Merger and such other shares to be reserved for issuance in the Alterna tive Merger shall have been approved upon official notice of issuance for quotation on NASDAQ."

    (ii) Global and Frontier agree that in the event of the Alternative Merger Notice, any and all other appropriate adjustments shall be made to the other terms and conditions of this Agreement to reflect the transactions contemplated by this Section 1.10.

    (iii) For the purposes of implementing the Alternative Merger, Global and Global Merger Sub shall enter into an Amalgamation Agreement (the "Amalgamation Agreement") in accordance with the laws of Bermuda for presentation to and approval of the shareholders of Global and Global Merger Sub.

  (k) Listing of Shares of New Global Common Stock. New Global shall use its best efforts to cause the shares of New Global Common Stock to be issued in the Alternative Merger, and the shares of New Global Common Stock to be reserved for issuance upon exercise of the Frontier Stock Options, the Frontier Warrants, the Frontier Convertible Debt (as defined in Section 3.1(b)), and the Global Stock Options and Warrants, to be approved for quotation, upon official notice of issuance, on NASDAQ.

                                  ARTICLE II

                           EXCHANGE OF CERTIFICATES

  2.1 Exchange Fund. Prior to the Effective Time, Global shall appoint First Chicago Trust Company of New York or another commercial bank or trust company having net capital of not less than $100,000,000, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Global shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Frontier Common Stock, certificates representing the Global Common Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of Frontier Common stock and, if applicable, cash to be paid as a result of the Cash Top-Up pursuant to Section 7.1(g). Global agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5, and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Global Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

  2.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Global may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more certificates for Global Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8 (after taking into account all shares of Frontier Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of Global Common Stock pursuant to Section 2.5, any dividends and other distributions pursuant to
Section 2.3 and any cash to be paid as a result of a Cash Top-Up pursuant to
Section 7.1(g). No interest will be paid or will accrue on any cash payable pursuant to Section 2.3, Section 2.5 or as a result of a Cash Top-Up pursuant to Section 7.1(g). In the event of a transfer of ownership of Frontier Common Stock which is not registered in the transfer records of Frontier, certificates for one or more shares of Global Common Stock evidencing, in the aggregate, the proper number of shares of Global Common Stock and a check in the proper amount of cash in lieu of any fractional shares of Global Common Stock pursuant to Section 2.5, any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, and as a result of a Cash Top-Up pursuant to Section 7.1(g) may be issued with respect to such Frontier Common Stock to such a transferee if the Certificate representing such shares of Frontier Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Global Common Stock with a record date after the Effective Time (if any) shall be paid to the holder of an unsurrendered Certificate with respect to the shares of Global Common Stock that such holder would be entitled to receive upon surrender of such Certificate, no cash payment in lieu of fractional shares of Global Common Stock shall be paid to any such holder pursuant to Section 2.5 and no cash payment as a result of a Cash Top-Up pursuant to Section 7.1(g) shall be paid to any such holder, until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Global Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Global Common Stock to which such holder is entitled pursuant to Section 2.5, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Global Common Stock and any cash payment as a result of a Cash Top-Up pursuant to Section 7.1(g), and (b) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Global Common Stock.

  2.4 No Further Ownership Rights in Frontier Common Stock. All shares of Global Common Stock issued and cash paid upon conversion of shares of Frontier Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.3, 2.5 or as a result of a Cash Top-Up pursuant to Section 7.1(g)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Frontier Common Stock.

  2.5 No Fractional Shares of Global Common Stock.

  (a) No certificates or scrip for shares of Global Common Stock representing fractional shares of Global Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Global or a holder of shares of Global Common Stock.

  (b) Notwithstanding any other provision of this Agreement, each holder of shares of Frontier Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Global Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Global Common Stock multiplied by (ii) the last sales price per share of Global Common Stock reported on NASDAQ as reported in The Wall Street Journal, Eastern edition, on the Closing Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall notify Global, and Global shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

  2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Global for the Merger Consideration with respect to the shares of Frontier Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, any cash in lieu of fractional shares of Global Common Stock to which such holders are entitled pursuant to Section 2.5, any dividends or distributions with respect to shares of Global Common Stock to which such holders are entitled pursuant to Section 2.3 and any cash payment as a result of a Cash Top-Up pursuant to Section 7.1(g).

  2.7 No Liability. None of Global, Merger Sub, Frontier, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  2.8 Investment of the Exchange Fund. Except as provided below, the Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. If Global exercises the Cash Top-Up Election pursuant to Section 7.1(g), then the Exchange Agent shall invest the cash included in the Exchange Fund only in one or more of the following investments as directed by the Surviving Corporation from time to time in (a) obligations of the United States government maturing not more than 180 days after the date of purchase; (b) certificates of deposit maturing not more than 180 days after the date of purchase issued by a bank organized under the laws of the United States or any state thereof having combined capital and surplus of at least $500,000,000; (c) a money market fund having assets of at least $3,000,000,000; or (d) tax-exempt or corporate debt obligations maturing not more than 180 days after the date of purchase given the highest investment grade rating by Standard & Poor's and Moody's Investor Service. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

  2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Frontier Common Stock formerly represented thereby, any cash in lieu of fractional shares of Global Common Stock, and unpaid dividends and distributions on shares of Global Common Stock deliverable in respect thereof, pursuant to this Agreement.

  2.10 Withholding Rights. Each of the Surviving Corporation and Global shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Frontier Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Global, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Frontier Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Global, as the case may be.

  2.11 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Frontier or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Frontier or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

  2.12 Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of Frontier shall be closed and there shall be no further registration of transfers of shares of Frontier Common Stock thereafter on the records of Frontier. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Frontier Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent, the Surviving Corporation or Global for any reason shall be converted into the Merger Consideration with respect to the shares of Frontier Common Stock formerly represented thereby, any cash in lieu of fractional shares of Global Common Stock to which the holders thereof are entitled pursuant to Section 2.5, any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3 and any cash payment as a result of a Cash Top-Up pursuant to Section 7.1(g).

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

  3.1 Representations and Warranties of Frontier. Except as set forth in the Frontier Disclosure Schedule delivered by Frontier to Global prior to the execution of this Agreement (the "Frontier Disclosure Schedule"), Frontier represents and warrants to Global as follows:

  (a) Organization, Standing and Power. Each of Frontier and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11) on Frontier. The copies of the restated certificate of incorporation and by-laws of Frontier which were previously furnished to Global are true, complete and correct copies of such documents as in effect on the date of this Agreement.

  (b) Capital Structure.

    (i) As of March 12, 1999, the authorized capital stock of Frontier consisted of (A) 300,000,000 shares of Frontier Common Stock, of which 172,321,329 shares were outstanding, (B) 850,000 shares of Cumulative Preferred Stock, par value $100 per share, of which 53,067 shares of Cumulative Preferred Stock, 5% Series, 38,492 shares of Cumulative Preferred Stock, Second 5% Series, 48,044 shares of Cumulative Preferred Stock, 5.65% Series, 41,514 shares of Cumulative Preferred Stock, 4.60% Series (collectively, the "Frontier Preferred Stock") and no shares of Convertible Preferred Stock, 5% Series were outstanding, (C) 4,000,000 shares of Class A Preferred Stock, par value $100 per share, of which no shares were outstanding, and (D) 3,000,000 shares of Junior Participating Class A Preferred Stock which were reserved for issuance upon exercise of the rights (the "Rights") distributed to the holders of Frontier Common Stock pursuant to the Rights Agreement, dated as of April 9, 1995, between Frontier and First National Bank of Boston, as Rights Agent, as amended (the "Rights Agreement"). Since March 12, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Frontier or any other securities of Frontier other than issuances of shares (and accompanying Rights) pursuant to options or rights outstanding as of March 12, 1999 under the Frontier Benefit Plans (as defined in Section 3.1(o)). All issued and outstanding shares of the capital stock of Frontier are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of March 12, 1999 no options, warrants or other rights to acquire capital stock from Frontier other than (w) the Rights, (x) options representing in the aggregate the right to purchase 14,902,015 shares of Frontier Common Stock (collectively, the "Frontier Stock Options") under the Directors' Stock Incentive Plan, the Employees' Stock Option Plan, the Management Stock Incentive Plan, the ALC Communications Corporation 1994 Non-Employee Director Stock Option Plan, the ALC Communications Corporation 1990 Stock Option Plan, the ALC Communications Corporation 1986 Stock Option Plan, the GlobalCenter, Inc. 1997 Stock Plan Stock Option Agreement and the (GlobalCenter) Primenet Services for the Internet, Inc. 1995 Stock Option Plan (collectively, the "Frontier Stock Option Plans"), (y) warrants to purchase up to 27,699 shares of Frontier Common Stock (the "Frontier Warrants"), and (z) 10.46% convertible debenture due October 27, 2008 with the Walters Trust (Canandaigua National Bank) which are Convertible into Frontier Common Stock at $10.5375 per share (the "Frontier Convertible Debt"). As of March 12, 1999, Frontier had further reserved 17,857,123 shares of Frontier Common Stock for purchase pursuant to the Frontier Stock Option Plans, Convertible Debentures and the Frontier Warrants. Other than pursuant to the Stock Option Agreement, the associated Rights issued with the shares issued as described above, no options or warrants or other rights to acquire capital stock from Frontier have been issued or granted since March 12, 1999 to the date of this Agreement.

    (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Frontier having the right to vote on any matters on which shareholders may vote ("Frontier Voting Debt") are issued or outstanding.

    (iii) Except as otherwise set forth in this Section 3.1(b) and the Stock Option Agreement and as contemplated by Section 5.6, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Frontier or any of its Subsidiaries is a party or by which any of them is bound obligating Frontier or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Frontier or any of its Subsidiaries or obligating Frontier or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, and except as contemplated by Section 5.9, there are no outstanding obligations of Frontier or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Frontier or any of its Subsidiaries.

  (c) Authority; No Conflicts.

    (i) Frontier has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Frontier Vote (as defined in Section 3.1(g)). The execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Frontier, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Frontier Vote. This Agreement and the Stock Option Agreement have been duly executed and delivered by Frontier and each constitutes a valid and binding agreement of Frontier, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

    (ii) The execution and delivery of this Agreement and the Stock Option Agreement by Frontier does not and the consummation of the Merger by Frontier and the other transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to:
  (A) any provision of the certificate of incorporation or by-laws of Frontier or any Subsidiary of Frontier, or (B) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Frontier, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, Material Network Contract (as defined in Section 8.11), obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Frontier or any Subsidiary of Frontier or their respective properties or assets.

    (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to Frontier or any Subsidiary of Frontier in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Frontier or the consummation of the Merger and the other transactions contemplated hereby or thereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the Communications Act of 1934, as amended (the "Communications Act"), and any rules and regulations promulgated by the Federal Communications Commission ("FCC"), (C) state securities or "blue sky" laws (the "Blue Sky Laws"), (D) the Securities Act of 1933, as amended (the "Securities Act"), (E) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (F) the NYBCL with respect to the filing of the New York Certificate of Merger, (G) laws, rules, regulations, practices and orders of any state or state public service commissions ("PUCS"), local franchising authorities, foreign telecommunications regulatory agencies or similar state or foreign regulatory bodies, (H) rules and regulations of NASDAQ and the New York Stock Exchange, Inc. (the "NYSE"), (I) antitrust or other competition laws of other jurisdictions, and (J) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Frontier. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (I) are hereinafter referred to as "Required Consents."

  (d) Reports and Financial Statements.

    (i) Frontier and Frontier Telephone of Rochester, Inc., a New York corporation ("Frontier Sub"), have filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1998 including Frontier's Current Report on Form 8-K, dated January 26, 1999, containing Frontier's audited financial statements for the year ended December 31, 1998 and its proxy statement with respect to the proposed 1999 annual meeting of shareholders of Frontier (collectively, including all exhibits thereto, the "Frontier Sec Reports"). Other than Frontier Sub, no Subsidiary of Frontier is required to file any form, report or other document with the SEC. None of the Frontier SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Frontier SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Frontier and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Frontier SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

    (ii) From December 31, 1998 until the date of this Agreement, Frontier and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Frontier and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or
  (B) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Frontier.

  (e) Information supplied.

    (i) None of the information supplied or to be supplied by Frontier for inclusion or incorporation by reference in (A) the registration statement on Form S-4 (as defined in Section 5.1) to be filed with the SEC by Global in connection with the issuance of the Global Common Stock in the Merger will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 5.1) included in the Form S-4 relating to the Frontier Shareholders Meeting and the Global Shareholders Meeting (each, as defined in Section 5.1) and the Global Common Stock to be issued in the Merger will, on the date it is first mailed to Frontier shareholders or Global shareholders or at the time of the Frontier Shareholders Meeting or the Global Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by Frontier with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Global for inclusion or incorporation by reference therein.

  (f) Board Approval. The Board of Directors of Frontier, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Frontier Board Approval"), has duly (i) determined that this Agreement, the Stock Option Agreement, the Merger and the Alternative Merger are in the best interests of Frontier and its shareholders, (ii) adopted this Agreement and approved the Stock Option Agreement, the Merger and the Alternative Merger and (iii) recommended that the shareholders of Frontier adopt this Agreement and approve the Merger or, if applicable, the Alternative Merger. The Frontier Board Approval constitutes approval of this Agreement, the Stock Option Agreement, the Merger and the Alternative Merger for purposes of Section 912 of the NYBCL (assuming that Global is not an "interested shareholder" under Section 912 of the NYBCL immediately before the execution and delivery of this Agreement and the Stock Option Agreement and does not take any other actions to become an "interested shareholder" thereunder).

  (g) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Frontier Common Stock (the "Required Frontier Vote") is the only vote of the holders of any class or series of Frontier capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby (assuming that Global is not an "interested shareholder" under Section 912 of the NYBCL immediately before the execution and delivery of this Agreement and the Stock Option Agreement and does not take any other actions to become an "interested shareholder" thereunder); provided that the redemption notice described in Frontier's restated certificate of incorporation is given and all funds necessary for such redemption are set aside prior to the Frontier Shareholders Meeting. No vote of the shareholders of Frontier is required to approve the Stock Option Agreement.

  (h) Rights Agreement. The Board of Directors of Frontier has approved an amendment to the Rights Agreement to the effect that none of Global or its affiliates or associates shall become an "Acquiring Person" (as defined in the Rights Agreement) by reason of the execution of this Agreement or the Stock Option Agreement, the exercise of the option granted thereby or the consummation of the Merger or the Alternative Merger.

  (i) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Morgan Stanley & Co. Incorporated (the "Frontier Financial Advisor"), whose fees and expenses will be paid by Frontier in accordance with Frontier's agreement with such firm, based upon arrangements made by or on behalf of Frontier and previously disclosed to Global.

  (j) Opinion of Frontier Financial Advisor. Frontier has received the opinion of the Frontier Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Frontier Common Stock, a copy of which opinion has been made available to Global.

  (k) Affiliate Letter and Agreements. On or prior to the date of the Frontier Shareholders Meeting, Frontier will deliver to Global a letter (the "Frontier Affiliate Letter") identifying all persons who may, at the time this Agreement is submitted for adoption by the shareholders of Frontier, be deemed to be "affiliates" of Frontier for purposes of Rule 145 under the Securities Act ("Rule 145"). On or prior to the Closing Date, Frontier will use all reasonable efforts to cause each person identified as an "affiliate" in the Frontier Affiliate Letter to deliver a written agreement (an "Affiliate Agreement") in substantially the form of Exhibit 3.1(k) attached hereto in connection with restrictions on affiliates under Rule 145.

  (l) Litigation. Except as disclosed in the Frontier SEC Reports and except for claims, actions, suits, proceedings or investigations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Frontier, there are no claims, actions, suits, proceedings or investigations pending or, to Frontier's knowledge, threatened against Frontier or any of its Subsidiaries, or any properties or rights of Frontier or any of its Subsidiaries, before any Governmental Entity.

  (m) No Violation of Law. The business of Frontier and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any Governmental Entity (including any stock exchange or other self-regulatory body), or in violation of any permits, franchises, licenses, authorizations or consents that are granted by any Governmental Entity (including any stock exchange or other self-regulatory body), except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Frontier, and except as disclosed in the Frontier SEC Reports. Except as disclosed in the Frontier SEC Reports and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Frontier, no investigation or review by any Governmental Entity (including any stock exchange or other self-regulatory body) with respect to Frontier or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Frontier's knowledge, threatened, nor has any Govern mental Entity (including any stock exchange or other self-regulatory body) indicated in writing an intention to conduct the same. Neither Frontier nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business other than those which would not, individually or in the aggregate, reason ably be expected to have a Material Adverse Effect on Frontier, nor has Frontier or any of its Subsidiaries been advised in writing that any Governmental Entity is considering issuing or requesting any of the foregoing.

  (n) Taxes. All material Federal, state, local, and foreign tax returns required to be filed by Frontier and its Subsidiaries have been timely filed. All material taxes shown on such returns as being due or claimed to be due from Frontier and its Subsidiaries in a written statement have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings timely instituted and diligently pursued and for which adequate reserves have been established on the books and records of Frontier and its Subsidiaries, as the case may be, in accordance with generally accepted accounting principles.

  (o) Frontier Benefit Plans

    (i) Each deferred compensation and each incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, consulting, continuation, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Frontier or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Frontier would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which Frontier or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of Frontier or any Subsidiary (the "Frontier Benefit Plans") is in compliance with all applicable provisions of ERISA and the Code, and neither Frontier nor any ERISA Affiliates have any liabilities or obligations with respect to any such Frontier Benefit Plans, whether or not accrued, contingent or otherwise, except (x) as described in any of the Frontier SEC Reports or set forth in
  Section 3.1(o)(i) of the Frontier Disclosure Schedule or (y) for in stances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Frontier.

    (ii) No amount in excess of $150 million, which amount relates to "parachute payments" (as defined in the Code) to the nineteen executive officers of Frontier under the change in control agreements to which each such executive officer is a party or under the Frontier Benefit Plans in which such executive officers participate, shall fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

  3.2 Representations and Warranties of Global. Except as set forth in the Global Disclosure Schedule delivered by Global to Frontier prior to the execution of this Agreement (the "Global Disclosure Schedule"), Global represents and warrants to Frontier as follows:

  (a) Organization, Standing and Power. Each of Global and each of its Subsidiaries is a company, or a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global. The copies of the memorandum of association and bye-laws of Global which were previously furnished to Frontier are true, complete and correct copies of such documents as in effect on the date of this Agreement.

  (b) Capital Structure.

    (i) As of March 12, 1999, the authorized capital stock of Global consisted of 600,000,000 shares of Global Common Stock of which 411,357,572 shares were outstanding. Since March 12, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Global or any other securities of Global other than issuances of shares pursuant to options or rights outstanding under the Global Benefit Plans (as defined in Section 3.2(m)). All issued and outstanding shares of the capital stock of Global are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of March 12, 1999 no options, warrants or other rights to acquire capital stock from Global other than (A) options representing in the aggregate the right to purchase 32,403,528 shares of Global Common Stock issued to current or former employees and directors of Global and its Subsidiaries pursuant to Global's 1998 Stock Incentive Plan (the "Global Stock Option Plan") and (B) (i) 12,500,012 warrants expiring August 13, 2003, exercisable at $9.50 per share of Global Common Stock, and
  (ii) 5,108,358 warrants expiring August 13, 2008, exercisable at $9.50 per share of Global Common Stock (collectively, the "Global Warrants"). No options or warrants or other rights to acquire capital stock from Global have been issued or granted since March 12, 1999 to the date of this Agreement.

    (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Global having the right to vote on any matters on which Shareholders may vote ("Global Voting Debt") are issued or outstanding.

    (iii) Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Global or any of its Subsidiaries is a party or by which any of them is bound obligating Global or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Global or any of its Subsidiaries or obligating Global or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Global or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Global or any of its Subsidiaries.

  (c) Authority; No Conflicts.

    (i) Global has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject, to the approval of the issuance of the shares of Global Common Stock to be issued in the Merger (the "Share Issuance") and to the adoption of an amendment to the memorandum of association of Global increasing the number of authorized shares of Global Common Stock to not less than 2 billion shares (the "Global Charter Amendment") by the Required Global Vote (as defined in Section 3.2(g)) and the filing of the requisite Memorandum of Increase with the Registrar of Companies of Bermuda and the approval of the Share Issuance (and the subsequent free transferability of the corresponding shares between nonresident persons for exchange control purposes) by the Bermuda Monetary Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Global, subject to the approval by the shareholders of Global of the Share Issuance and the Global

  Charter Amendment. This Agreement has been duly executed and delivered by Global and constitutes a valid and binding agreement of Global, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

    (ii) The execution and delivery of this Agreement by Global does not or will not, as the case may be, and the consummation by Global of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the memorandum of association or bye-laws of Global or any other constitient document of any Subsidiary of Global, or (B) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Global or any Subsidiary of Global or their respective properties or assets.

    (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Global or any Subsidiary of Global in connection with the execution and delivery of this Agreement by Global or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents, filing of the requisite Memorandum of Increase with the Registrar of Companies of Bermuda and the approval of the Share Issuance (and of the subsequent free transferability of the corresponding shares between nonresident persons for exchange control purposes) by the Bermuda Monetary Authority and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global.

  (d) Reports and Financial Statements.

    (i) Global and Global Crossing Holdings Ltd. ("Global Holdings") have filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "Global Sec Reports"). No Subsidiary of Global other than Global Holdings is required to file any form, report or other document with the SEC. None of the Global SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Global SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Global and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Global SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

    (ii) Global has made available to Frontier drafts of the consolidated financial statements of Global and its Subsidiaries at and for the year ended December 31, 1998 of Global (in the respective form thereof as of the date of this Agreement, collectively, the "Global Draft Disclosures"). To the knowledge of Global, each of the Global Draft Disclosures, including the financial statements included therein, is in substantially final form, except that the Global Draft Disclosures do not disclose any information with respect to this Agreement, the transactions contemplated hereby or the effect that this Agreement or such transactions might have on the business, financial condition or results of operations (actual, pro forma or projected) of

  Global and its Subsidiaries (collectively, the "Global Transaction Information"). The Global Draft Disclosures were not prepared for the purpose of providing to Frontier or any other Person any Global Transaction Information. To the knowledge of Global, except with respect to Global Transaction Information, (x) the draft financial statements (including the related notes) included in the Global Draft Disclosures present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Global and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein and (y) all of the Global Draft Disclosures comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

    (iii) From December 31, 1998 until the date of this Agreement, Global and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Global and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or
  (B) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global.

  (e) Information Supplied.

    (i) None of the information supplied or to be supplied by Global for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Frontier shareholders or Global shareholders or at the time of the Frontier Shareholders Meeting or the Global Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

    (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Global with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Frontier for inclusion or incorporation by reference therein.

  (f) Board Approval. The Board of Directors of Global, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Merger and the Alternative Merger are in the best interests of Global and its share holders, (ii) approved this Agreement, the Merger and the Alternative Merger,
(iii) approved the Global Charter Amendment and the Share Issuance and (iv) recommended that the shareholders of Global approve the Global Charter Amendment, the Share Issuance or, if applicable, the Alternative Merger.

  (g) Vote Required. The affirmative vote of holders of shares of Global Common Stock representing a simple majority of votes that may be cast by all holders of shares of Global Common Stock (the "Required Global Vote") is the only vote of the holders of any class or series of Global capital stock necessary to approve the Global Charter Amendment, the Share Issuance and, if applicable, the Alternative Merger. The Principal Shareholders hold, and as of the record date for the Global Shareholders Meeting will hold, shares of Global Common Stock which are subject to the Voting Agreement and that, in the aggregate, constitute at least 51% of the Combined Voting Power.

  (h) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Global, except Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney (collectively, the "Global Financial Advisors") and Chase Securities Inc., whose fees and expenses will be paid by Global in accordance with Global's agreement with such firms based upon arrangements made by or on behalf of Global and previously disclosed to Frontier.

  (i) Opinions of Financial Advisors. Global has received the opinions of the Global Financial Advisors, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Global, a copy of which opinions have been made available to Frontier.

  (j) Litigation. Except as disclosed in the Global SEC Reports and except for claims, actions, suits, proceedings or investigations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global, there are no claims, actions, suits, proceedings or investigations pending or, to Global's knowledge, threatened against Global or any of its Subsidiaries, or any properties or rights of Global or any of its Subsidiaries, before any Governmental Entity.

  (k) No Violation of Law. The business of Global and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any Governmental Entity (including any stock exchange or other self-regulatory body), or in violation of any permits, franchises, licenses, authorizations or consents that are granted by any Governmental Entity (including any stock exchange or other self-regulatory body), except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global. Except as disclosed in the Global SEC Reports and except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Global, no investigation or review by any Governmental Entity (including any stock exchange or other self-regulatory body) with respect to Global or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Global's knowledge, threatened, nor has any Governmental Entity (including any stock exchange or other self-regulatory body) indicated in writing an intention to conduct the same. Neither Global nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business other than those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global, nor has Global or any of its Subsidiaries been advised in writing that any Governmental Entity is considering issuing or requesting any of the foregoing.

  (l) Taxes. All material Federal, state, local, and foreign tax returns required to be filed by Global and its Subsidiaries have been filed. All material taxes shown on such returns as being due or claimed to be due from Global and its Subsidiaries in a written assessment have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings timely instituted and diligently pursued and for which adequate reserves have been established on the books and records of Global and its Subsidiaries, as the case may be, in accordance with generally accepted accounting principles.

  (m) Global Benefit Plans. Each deferred compensation and each incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, consulting, continuation, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Global or by any trade or business, whether or not incorporated (an "Erisa Affiliate"), that together with Global would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which Global or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of Global or any Subsidiary (the "Global Benefit Plans") is in compliance with all applicable provisions of ERISA and the Code, and neither Global nor any ERISA Affiliates have any liabilities or obligations with respect to any such Global Benefit Plans, whether or not accrued, contingent or otherwise, except (x) as described in any of the Global SEC Reports or (y) for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on Global. Except with respect to awards granted under the Global Benefit Plans that are in effect on the date hereof, no employee of Global will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Global Benefit Plan as a result of the transactions contemplated by this Agreement, either alone or in combination with another event.

  3.3 Representations and Warranties of Global and Merger Sub. Global and Merger Sub represent and warrant to Frontier as follows:

  (a) Organization and Corporate Power. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of New York. Merger Sub is a direct wholly-owned subsidiary of Global.

  (b) Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless or whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

  (c) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Sub.

  (d) No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  4.1 Covenants of Frontier. During the period from the date of this Agreement and continuing until the Effective Time, Frontier agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Frontier Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Global shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

  (a) Ordinary Course.

    (i) Frontier and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights, franchises and licenses and other authorizations issued by Governmental Entities, and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Frontier or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

    (ii) Frontier shall not, and shall not permit any of its Subsidiaries to,
  (A) enter into any new material line of business or (B) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed for fiscal year 1999, are not in excess of $900 million or, if the Closing Date has not occurred prior to December 31, 1999, such additional amounts for any subsequent period as may be consented to by Global, such consent not to be unreasonably withheld or delayed, or, if Global shall not have so consented, an amount not greater than an amount equal to a pro rata portion of Frontier's 1999 capital expenditure budget included in Section 4.1(a) of the Frontier Disclosure Schedule.

  (b) Dividends; Changes in Share Capital. Frontier shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (x) dividends by wholly owned Subsidiaries of Frontier,
(y) the regular dividends on Frontier Common Stock in the amount of $.05 per share of Frontier Common Stock per quarter, and (z) regular dividends on Frontier Preferred Stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Frontier which remains a wholly owned Subsidiary after consummation of such transaction, or
(iii) except for the purchase from time to time by Frontier of Frontier Common Stock (and the associated Rights) in the ordinary course of business consistent with past practice in connection with the Frontier Benefit Plans, or as contemplated in Section 5.9, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

  (c) Issuance of Securities. Frontier shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Frontier Common Stock (and the associated Rights) upon the exercise of stock options or warrants or in connection with other stock-based benefits plans outstanding on the date hereof in accordance with their present terms, (ii) issuances by a wholly owned Subsidiary of Frontier of capital stock to such Subsidiary's parent, (iii) issuances in accordance with the Rights Agreement or (iv) issuances of shares, options, rights or other awards in numbers not greater than those set forth in Section 4.1(c) of the Frontier Disclosure Schedule.

  (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the NYSE, Frontier and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, or propose to so amend their respective certificates of incorporation, by-laws or other governing documents.

  (e) No Acquisitions. Except for (i) acquisitions that are part of, related to or in support of the communications or internet business and provide for less than $500 million of consideration (excluding assumption of debt) in the aggregate and (ii) acquisitions or investments that are made by Frontier Internet Ventures, Inc. that are not in excess of $30 million of consideration (excluding assumption of debt), Frontier shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Frontier and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Frontier or (y) the creation of new Subsidiaries of Frontier organized to conduct or continue activities otherwise permitted by this Agreement.

  (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Frontier, (ii) dispositions referred to in Frontier SEC Reports filed prior to the date of this Agreement,
(iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or (iv) in the ordinary course of business, Frontier shall not, and shall not permit any Subsidiary of Frontier to, sell, lease, encumber (other than in connection with secured debt) or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Frontier) which are material, individually or in the aggregate, to Frontier.

  (g) Investments; Indebtedness. Frontier shall not, and shall not permit any of its Subsidiaries to, (i) other than in connection with actions permitted by
Section 4.1(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than by Frontier or an affiliate of Frontier to or in Frontier or any affiliate of Frontier, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or (iii) other than in connection with actions permitted by Section 4.1(e), create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement and in the ordinary course of business, and any other indebtedness existing on the date of this Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to Frontier and its Subsidiaries than those in existence as of the date of this Agreement.

  (h) Tax-Free Qualification. Frontier shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

  (i) Compensation. Other than as contemplated by Section 5.6 or by Section 4.1(i) of the Frontier Disclosure Schedule, Frontier shall not, and shall not permit any of its Subsidiaries to, increase the amount of compensation of any senior executive officer except in the ordinary course of business consistent with past practice or as required by an existing agreement, make any increase in or commitment to increase any employee benefits, issue any additional Frontier Stock Options, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Frontier Benefit Plan.

  (j) Other Actions. Frontier shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that would reasonably be expected to, result in, except as otherwise permitted by Section 5.5, any of the conditions to the Merger set forth in Article VI not being satisfied.

  (k) Accounting Methods; Income Tax Elections. Except as disclosed in Frontier SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Frontier shall not change its methods of accounting in effect at December 31, 1998, except as required by GAAP or changes in GAAP as concurred to by Frontier's independent auditors. Frontier shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice, without the prior approval of Global, which approval shall not be unreasonably withheld.

  (l) Rights Agreement. Frontier shall not amend, modify or waive any provision of the Rights Agreement, and shall not take any action to redeem the Rights or render the Rights inapplicable to any transaction, other than to permit another transaction that the Frontier Board has determined is a Superior Proposal (as defined in Section 8.11), to be consummated after termination of this Agreement.

  4.2 Covenants of Global. During the period from the date of this Agreement and continuing until the Effective Time, Global agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Global Disclosure Schedule or as required by a Governmental

Entity of competent jurisdiction or to the extent that Frontier shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

  (a) Ordinary Course.

    (i) Global and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Global or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 4.2 shall be deemed a breach of this Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

    (ii) Global shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business that is not part of, related to or in support of the communications business, other than incidentally as part of a larger acquisition within an existing line of business.

  (b) Dividends; Changes in Share Capital. Global shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (x) dividends by wholly owned Subsidiaries of Global or Global Holdings, or (y) dividends to joint venture parties or (ii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for
(x) the purchase from time to time by Global of Global Common Stock in the ordinary course of business required by any Global Benefit Plan on a non-discretionary basis, or (y) regular purchases pursuant to a stock purchase plan approved by the Global Board of Directors.

  (c) Issuance of Securities. Global shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Global Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Global Voting Debt, or enter into any agreement with respect to any of the foregoing other than (i) the issuance of Global Common Stock upon the exercise of stock options or warrants or in connection with other stock-based benefit plans,
(ii) issuances by a wholly owned Subsidiary of Global of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Global, (iii) issuances of options, awards, and amendments to equity-related awards pursuant to Global benefit plans as in effect from time to time, (iv) issuances made to newly hired employees of Global or its Subsidiaries, (v) issuances in respect of any acquisitions, mergers, share exchanges, consolidations, business combinations or similar transactions by Global or its Subsidiaries permitted by Section 4.2(e), or (vi) any other issuance of any Global Common Stock; provided that, with respect to clauses (v) and (vi), any such issuances prior to the termination of the Voting Agreement would not cause the shares of Global Common Stock that are subject to the Voting Agreement to constitute, in the aggregate, less than 51% of the Combined Voting Power.

  (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of NASDAQ, Global and its material Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, or propose to so amend their respective certificates of incorporation, bye-laws or other governing documents, except for the Global Charter Amendment.

  (e) No Acquisitions. Global shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Global and its Subsidiaries in the ordinary course), except for acquisitions that are part of, related to or in support of the communications business, which acquisitions Global may enter into in its discretion, so long as (i) such acquisitions would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Merger, (ii) the issuance of any Global Common Stock in such acquisitions prior to the termination of the Voting Agreement would not cause the shares of Global Common Stock that are subject to the Voting Agreement to constitute, in the aggregate, less than 51% of the Combined Voting Power, (iii) such acquisitions provide less than $2.5 billion of consideration (excluding assumption of debt) per acquisition and consideration (excluding assumption of debt) no greater than $8.5 billion in the aggregate, and (iv) no more than $7.5 billion, in the aggregate, of the consideration provided for such acquisitions consists of Global Common Stock or other voting equity securities; provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Global or (y) the creation of new Subsidiaries of Global organized to conduct or continue activities otherwise permitted by this Agreement.

  (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Global, (ii) dispositions referred to in Global SEC Reports filed prior to the date of this Agreement,
(iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or (iv) in the ordinary course of business, Global shall not, and shall not permit any Subsidiary of Global to, sell, lease, encumber (other than in connection with secured debt) or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Global) which are material, individually or in the aggregate, to Global.

  (g) Investments. Other than in the ordinary course of business or as permitted by Section 4.2(e), or as otherwise set forth in the Global SEC Reports, Global shall not, and shall not permit any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any other Person, other than by Global or an affiliate of Global (including Global Holdings) to or in Global or any affiliate of Global.

  (h) Tax-Free Qualification. Each of Global and Merger Sub shall not, and shall not permit any of their Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

  (i) Other Actions. Global shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the Merger set forth in
Article VI not being satisfied.

  (j) Accounting Methods; Income Tax Elections. Except as disclosed in the Global SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Global shall not change its methods of accounting in effect at December 31, 1998, except as required by GAAP or changes in GAAP as concurred to by Global's independent auditors. Global shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice, without the prior approval of Frontier, which approval shall not be unreasonably withheld.

  (k) Certain Transactions. Global agrees that prior to the Closing Date it shall not, without the prior written consent of Frontier (which consent shall not to be unreasonably withheld or delayed), agree to enter into any merger, reorganization, share exchange, business combination or similar transaction pursuant to which the shareholders of Global will receive any consideration (whether payable in cash, securities, property or other consideration) in exchange for their shares of Global Common Stock unless (i) such transaction is not to be consummated until after the Effective Time or the termination of this Agreement pursuant to Section 7.1, (ii) the consideration per share of Global Common Stock payable in connection therewith has a value, as reasonably determined by, Global of not less than $34.5625 and (iii) either (A) if the Merger is to be effected as described herein, such transaction will not result in the Merger failing to qualify as a reorganization under Section 368(a) of the Code or failing to satisfy the requirements of Section 367 of the Code or
(B) if the Alternative Merger is to be effected pursuant to Section 1.10, such transaction will not result in the Alternative Merger failing to qualify as a reorganization under Section 368(a) of the Code, unless the Alternative Merger otherwise qualifies for non-recognition treatment under Section 351 of the Code.

  Notwithstanding anything set forth in this Agreement to the contrary, and in addition to the restrictions set forth above, during the period during which the Average Price is to be determined for purposes of calculating the Exchange Ratio, Global shall not (and shall not announce an intention to) (1) acquire any Global Common Stock in the open market, (2) sell or issue any shares of Global Common Stock (other than pursuant to clause (i) of Section 4.2(c)), (3) redeem or purchase any shares of Global Common Stock, (4) take any other action prohibited under Regulation M promulgated under the Securities Act, (5) enter into any material acquisition or disposition transaction or (6) except as required by applicable law or by obligations pursuant to any listing agreement with or rules of NASDAQ, make any announcement which would reasonably be expected to have the effect of resulting in a change in the trading prices of the Global Common Stock.

  (l) Required Global Vote. Notwithstanding anything in this Agreement to the contrary between the date of this Agreement and the termination of the Voting Agreement, in no event shall Global take any actions that, taken together with any transfers of shares by the Principal Shareholders under the Voting Agreement, cause the shares subject to the Voting Agreement to constitute less than the Required Global Vote.

  4.3 Advice of Changes; Governmental Filings. Each party shall (a) confer on a regular and frequent basis with the other and (b) report (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Frontier and Global shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of Frontier and Global shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party informed of the status of matters relating to completion of the transactions contemplated hereby.

  4.4 Transition Planning; Continued Operations of Frontier. Frontier and Global shall collectively appoint eight (8) officers, to be evenly divided between Frontier and Global, to serve from time to time as their respective representatives on a committee that will be responsible for coordinating transition planning and implementation relating to the Merger.

  4.5 Services Agreement. Frontier and Global will exercise reasonable good faith efforts as soon as practicable after execution of this Agreement to negotiate and finalize a Services Agreement pursuant to which each party shall provide certain services to the other consistent with the terms included in the Term Sheet attached as Exhibit 4.5 hereto.

  4.6 Control of Other Party's Business. Nothing contained in this Agreement shall give Frontier, directly or indirectly, the right to control or direct Global's operations prior to the effective time. nothing contained in this agreement shall give Global, directly or indirectly, the right to control or direct Frontier's operations prior to the Effective Time. Prior to the Effective Time, each of Frontier and Global shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

  5.1 Preparation of Proxy Statement; Shareholders Meetings.

  (a) As promptly as practicable following the date hereof, Global shall, in cooperation with Frontier, prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and a registration statement on Form S-4 with respect to the issuance of Global Common Stock in the Merger (the "Form S-4"). The Joint Proxy Statement/Prospectus will be included in the Form S-4 as Global's prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Global and Frontier shall use all reasonable efforts to have the Form S-4 cleared by the SEC as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Global shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Joint Proxy Statement/Prospectus to Frontier and advise Frontier of any oral comments with respect to the Proxy Statement/Prospectus received from the SEC. Global agrees that none of the information supplied or to be supplied by Global for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Frontier Shareholders Meeting or the Global Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Frontier agrees that none of the information supplied or to be supplied by Frontier for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Frontier Shareholders Meeting or the Global Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Global and the Global Shareholders Meeting will be deemed to have been supplied by Global and information concerning or related to Frontier and the Frontier Shareholders Meeting shall be deemed to have been supplied by Frontier. Global will provide Frontier with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus prior to filing such with the SEC, and will provide Frontier with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Frontier for inclusion in the Joint Proxy Statement/Prospectus shall be made without the approval of Frontier, which approval shall not be unreasonably withheld or delayed.

  (b) Subject to Sections 5.1(c), 5.5 and 7.1(f), Frontier shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Frontier Shareholders Meeting") for the purpose of obtaining the Required Frontier Vote with respect to the transactions contemplated by this Agreement, shall take all lawful action to solicit the adoption of this Agreement by the Required Frontier Vote and the Board of Directors of Frontier shall recommend adoption of this Agreement by the Shareholders of Frontier. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 5.5 and 7.1(f), Frontier agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Frontier of any Acquisition Proposal.

  (c) Notwithstanding Section 5.1(b) hereof, it is the intention of the parties that the Frontier Shareholders Meeting be scheduled to the extent reasonably practicable such that it shall occur reasonably proximate to the Effective Time: provided that to the extent not prohibited by law, Frontier shall duly call, give notice of, convene and hold the Frontier Shareholders Meeting within 120 days following the occurrence of a Trigger Event (as defined in Section 8.11); provided, however, that if a Trigger Event has occurred and the Applicable Closing Conditions (as defined in Section 8.11) have been satisfied, then Frontier shall, as promptly as practicable, duly call, give notice of, convene and hold the Frontier Shareholders Meeting.

  (d) Global shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its Shareholders (the "Global Shareholders Meeting") for the purpose of obtaining the Required Global Vote, shall take all lawful action to solicit the approval of the Share Issuance and the Global Charter Amendment by the Required Global Vote and the Board of Directors of Global shall recommend approval of the transactions contemplated by this Agreement by the shareholders of Global. Not withstanding the foregoing, Global shall not be obligated to duly call, give notice of, convene and hold the Global Shareholders Meeting until such time as Frontier is obligated to do the same with respect to the Frontier Shareholders Meeting.

  (e) Global may elect to duly call, give notice of, convene and hold the Global Shareholders Meeting prior to the Frontier Shareholders Meeting (an "Early Global Meeting") for the purposes of approving the Alternative Merger (in addition to the Share Issuance and the Global Charter Amendment), notwithstanding that no Alternative Merger Notice has been delivered to Global. If Global elects to hold an Early Global Meeting, then Frontier shall
(i) cooperate in the formation of New Global and (ii) assist Global in the preparation of an appropriate registration statement for the issuance of New Global Common Stock that will accompany the proxy statement/prospectus for the Early Global Meeting; provided that Global shall pay the SEC filing fee with respect thereto. In the event that the Early Global Meeting is held and the actions presented to Global Shareholders are approved at such meeting, then subsequently Global shall not call, give notice of, convene or hold any meeting of Global Shareholders at which action would be taken which would reasonably be expected to cause the conditions set forth in Section 6.3 to fail to become satisfied.

  5.2 Global Board of Directors; Officers; Head Quarters of Frontier Sub. At or prior to the Effective Time, the Board of Directors of Global will take all action necessary to (i) elect four (4) individuals to be designated by Frontier as members of the Board of Directors of Global to serve in the classes set forth in Exhibit 5.2 hereto, (ii) elect Joseph P. Clayton as Vice Chairman of Global and (iii) elect Rolla P. Huff as President and Chief Operating Officer of North American Operations of Global. The headquarters of Frontier Sub shall remain in Rochester, New York.

  5.3 Access to Information. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters, (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict access to any properties or information or (iii) such party or its Subsidiaries is bound by a confidentiality agreement that requires such party or its Subsidiaries to restrict such access. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated November 30, 1998 between Frontier and Global (the "Confidentiality Agreement"). Any investigation by Global or Frontier shall not affect the representations and warranties of Frontier or Global, as the case may be.

  5.4 Reasonable Best Efforts.

  (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger (or the Alternative Merger, as the case may

be) and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees (i) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) to file all necessary applications for Required Consents at the FCC, PUCs and local franchising authorities with respect to the transactions contemplated hereby as promptly as practical after the date hereof. Nothing in this Section 5.4(a) shall require any of Global and its Subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Global, Frontier or their respective Subsidiaries, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if Global reason ably determines that such sale or other disposition would reasonably be expected to have a Material Adverse Effect on Global and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

  (b) Each of Global and Frontier shall, in connection with the efforts referenced in Section 5.4(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement under the HSR Act or any other Regulatory Law (as defined below), use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the FCC, PUCs, the Antitrust Division of the Department of Justice (the "DOJ") or any other Govern mental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FCC, PUCs, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FCC, PUCs, the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Communications Act, Bermuda law (including the filing of the requisite Memorandum of Increase with the Registrar of Companies in Bermuda and the approval of the Share Issuance (and the subsequent free transferability of the corresponding shares between nonresident persons for exchange control purposes) by the Bermuda Monetary Authority), and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, whether in the communications industry or otherwise through merger or acquisition.

  (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Global and Frontier shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or over turned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.4.

  (d) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Global and Frontier shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

  5.5 Acquisition Proposals. Frontier agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or more than 20% of the common stock of, it or any of its Subsidiaries (any such proposal or offer (other than a proposal or offer made by Global or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). Frontier further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, Frontier or its Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) in response to an unsolicited bona fide written Acquisition Proposal by any Person, recommend approval of such an unsolicited bona fide written Acquisition Proposal to the shareholders of Frontier or withdraw or modify in any adverse manner the Frontier Board Approval, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case as is referred to in clause (B) or (C), (i) the Frontier Shareholders Meeting shall not have occurred, (ii) the Board of Directors of Frontier concludes in good faith that such Acquisition Proposal (x) in the case of clause (B) above would, if consummated, constitute a Superior Proposal (as defined in Section 8.11) or
(y) in the case of clause (C) above could reasonably be expected to constitute a Superior Proposal, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of Frontier receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (except as to the standstill provisions, provided that if under the aforementioned circumstances Frontier enters into any such confidentiality agreement without standstill provisions substantially similar to those contained in the Confidentiality Agreement, then Global shall to the extent of the difference be relieved of compliance with the Confidentiality Agreement's standstill provisions), and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of Frontier notifies Global promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. Frontier agrees that it will keep Global informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Frontier agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Frontier agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.5 of the obligations undertaken in this Section 5.5. Nothing in this Section 5.5 shall (x) permit Frontier to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of Frontier under this Agreement.

  5.6 Assumption of Frontier Stock Options and Warrants; Other Stock Plans; Employee Benefits Matters.

  (a) Options and Warrants; Other Stock Plans. Global shall assume the Frontier Stock Options and Warrants on the terms set forth in Exhibit 5.6 hereto. Frontier and Global agree that Frontier's other stock plans and treatment of Frontier's officers and employees shall be as set forth in
Exhibit 5.6 hereto. Frontier and Global shall take all such steps as may be required to cause the transactions contemplated by this Section 5.6 and any other dispositions of Frontier equity securities (including derivative securities) or acquisitions of Global equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Frontier or (b) at the Effective Time, will become a director or officer of Global, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, including, without limitation, steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

  (b) Employee Benefits.

    (i) Obligations of Global; Comparability Of Benefits. Each Frontier Benefit Plan as to which Frontier or any of its Subsidiaries has any obligation with respect to any current or former employee (the "Frontier Employees") shall, as of the Effective Time, be the obligations of Global and the Surviving Corporation. At the Effective Time and for at least two years thereafter, Global shall, or shall cause the Surviving Corporation to, provide benefits, in the aggregate, that are no less favorable than the benefits provided, in the aggregate, under such Frontier Benefit Plans to the Frontier Employees immediately prior to the Effective Time. Notwithstanding the foregoing, nothing herein shall require (A) the continuation of any particular Frontier Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence) or (B) require Global or the Surviving Corporation to continue or maintain any stock purchase or other equity plan related to the equity of Frontier or the Surviving Corporation; provided, however, that the Surviving Company shall maintain, for a period of two (2) years following the Effective Time, substantially in the form in effect at the Effective Time (except for amendments required by applicable law), the Employee Telecommunications Benefit program, the Educational Assistance Fund, the Educational Assistance Program, the Executive Perquisite program and the Change in Control Severance Plan for Salary Band Levels 25 and Above. In the event of any sale, transfer or other disposition of any of the businesses or operations of Frontier or the Surviving Corporation (whether by merger, sale of stock or assets or otherwise) prior to the second anniversary of the Effective Time, Global shall cause any such purchaser to assume and perform all obligations of Global under this Section 5.6(b) for not less than the balance of the period ending on the second anniversary of the Effective Time.

    (ii) Pre-Existing Limitations; Deductible; Service Credit. With respect to any Global Benefit Plans in which the Frontier Employees participate effective as of the Closing Date or thereafter, Global shall, or shall cause the Surviving Corporation to: (A) not impose any limitations more onerous than those currently in effect as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Frontier Employees under any welfare Global Benefit Plan in which such employees may be eligible to participate after the Effective Time, (B) provide each Frontier Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare Global Benefit Plan in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service of the Frontier Employees with Frontier for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any Global Benefit Plan in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable Frontier Plan immediately prior to the Closing Date.

    (iii) Change In/Of Control. Frontier and Global agree that, for purposes of the Frontier Benefit Plans, the consummation of the transactions contemplated by this Agreement shall constitute a Change in Control or Change of Control, as applicable under such Frontier Benefit Plans.

    (iv) Retention Bonus Programs. The transition committee appointed pursuant to Section 4.4 shall jointly administer how the retention bonus programs of $35 million in the aggregate to employees of Frontier at the level of VP-2 and below will be administered.

  5.7 Fees And Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except
(a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on Frontier or its Subsidiaries and any real property transfer tax imposed on any holder of shares of capital stock of Frontier resulting from the Merger, (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus, which shall be shared equally by Global and Frontier and (c) as provided in Section 7.2. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

  5.8 Directors' and Officers' Indemnification and Insurance. The Surviving Corporation shall cause to be maintained in effect in its certificate of incorporation and by-laws (i) for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors and indemnification of officers, directors and employees contained in the certificate of incorporation and by-laws of Frontier and (ii) for a period of six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Frontier (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Frontier for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by Frontier prior to the Closing for purposes of this Section 5.8, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement and for a premium not in excess of the aggregate of the premiums set forth in the preceding sentence. If such prepaid policies have been obtained by Frontier prior to the Closing, Global shall and shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor Frontier's obligations thereunder.

  5.9 Redemption of Frontier Preferred Stock. At or prior to the mailing of the Joint Proxy Statement/Prospectus by Frontier in accordance with Section 5.1, Frontier shall mail a notice of redemption of the Frontier Preferred Stock to all holders of the Frontier Preferred Stock and shall set aside all funds necessary for such redemption prior to the Frontier Shareholders Meeting and shall take all other actions as are necessary to redeem all the Frontier Preferred Stock then outstanding, using its own cash, and in compliance with the applicable provisions as set forth in its restated certificate of incorporation.

  5.10 Public Announcements. Frontier and Global shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange or NASDAQ, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

  5.11 Accountants' Letters. Upon reasonable notice from the other, Frontier and Global shall use their respective reasonable best efforts to cause PricewaterhouseCoopers LLP and Arthur Andersen & Co., respectively, to deliver to Frontier or Global, as the case may be, a letter, dated within two business days of the Effective Time of the Form S-4 covering such matters as are requested by Global or Frontier, as the case may be, and as are customarily addressed in accountant's "comfort" letters. In connection with Frontier's efforts to obtain such letter, if requested by PricewaterhouseCoopers LLP, Global shall provide a representation letter to PricewaterhouseCoopers LLP complying with the statement on Auditing Standards No. 72 ("SAS 72"), if then required. In connection with Global's efforts to obtain such letter, if requested by Arthur Andersen & Co., Frontier shall provide a representation letter to Arthur Andersen & Co. complying with SAS 72, if then required.

  5.12 Listing of Shares of Global Common Stock. Global shall use its best efforts to cause the shares of Global Common Stock to be issued in the Merger and the shares of Global Common Stock to be reserved for issuance upon exercise of the Frontier Stock Options to be approved for quotation, upon official notice of issuance, on NASDAQ.

  5.13 Voting Trust. If at any time prior to the Frontier Share holders Meeting, a third party shall make an unsolicited tender or exchange offer to acquire control of Frontier, which offer is not recommended by Frontier's Board of Directors, then Global and Frontier will use their reasonable best efforts to consummate the transactions contemplated hereby by implementing a "voting trust" or similar structure permitting consummation of the transactions contemplated hereby prior to the receipt of final FCC and PUC approvals.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

  6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of Frontier, Global and Merger Sub to effect the Merger are subject to the satisfaction or waiver of, on or prior to the Closing Date, of the following conditions:

  (a) Shareholder Approval. (i) Frontier shall have obtained the Required Frontier Vote in connection with the adoption of this Agreement by the shareholders of Frontier and (ii) (x) if the Merger is to be effected, Global shall have obtained the Required Global Vote in connection with the approval of the Share Issuance and the Global Charter Amendment by the shareholders of Global, or (y) if the Alternative Merger is to be effected, Global shall have obtained the required Global Vote in connection with the Alternative Merger.

  (b) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Govern mental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 5.4 shall have been the cause of, or shall have resulted in, such order or injunction.

  (c) FCC and Public Utility Commission Approvals. All approvals for the Merger from the FCC and PUCs shall have been obtained (i) other than those the failure of which to be obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Global and its Subsidiaries (including following the Merger the Surviving Corporation and its Subsidiaries), taken together, and (ii) without the imposition of conditions that would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Global and its Subsidiaries (including following the Merger, the Surviving Corporation and its Subsidiaries), taken together.

  (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

  (e) NASDAQ Listing. The shares of Global Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved upon official notice of issuance for quotation on NASDAQ.

  (f) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

  (g) Bermuda Approval. The Share Issuance (and the subsequent free transferability of the corresponding shares between nonresident persons for exchange control purposes) shall have been approved by the Bermuda Monetary Authority.

  6.2 Additional Conditions to Obligations of Global and Merger Sub. The obligations of Global and Merger Sub to effect the Merger are subject to the satisfaction of, on or waiver by Global, on or prior to the Closing Date, of the following conditions:

  (a) Representations and Warranties. (i) Each of the representations and warranties of Frontier set forth in this Agreement that is qualified as to Material Adverse Effect shall have been true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of a specified date) shall also be true and correct on and as of the Closing Date, and (ii) each of the representations and warranties of Frontier that is not so qualified shall have been true and correct in all material respects on the date of this Agreement and (except to the extent such representations and warranties speak as of a specified date) shall also be true and correct in all material respects on and as of the Closing Date provided that clause (ii) of this paragraph (a) shall be deemed satisfied so long as all failures of such representations and warranties referred to therein to be so true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Frontier; and Global shall have received a certificate of the chief executive officer and the chief financial officer of Frontier to the effect of the foregoing.

  (b) Performance of Obligations of Frontier. Frontier shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Global shall have received a certificate of the chief executive officer and the chief financial officer of Frontier to such effect.

  (c) Tax Opinion. Global shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Global and Merger Sub, on the Closing Date, a written opinion dated as of such date substantially in the form of (i) Section 6.2(c)(i) of the Global Disclosure Schedule with respect to the Merger or (ii)
Section 6.2(c)(ii) of the Global Disclosure Schedule with respect to the Alternative Merger, as the case may be. In rendering such opinion, counsel to Global shall be entitled to rely upon representations of officers of Global and Frontier satisfactory to it and substantially in the form of Section 6.2(c)(1) of the Global Disclosure Schedule or Section 6.2(c)(2) of the Frontier Disclosure Schedule, respectively (allowing for such amendments to the representations as counsel to Global deems necessary or appropriate).

  (d) Redemption of Frontier Preferred Stock. Frontier shall have redeemed all of the Frontier Preferred Stock.

  6.3 Additional Conditions to Obligations of Frontier. The obligations of Frontier to effect the Merger are subject to the satisfaction of, or waiver by Frontier, on or prior to the Closing Date of the following additional conditions:

  (a) Representations And Warranties. (i) Each of the representations and warranties of Global and Merger Sub set forth in this Agreement that is qualified as to Material Adverse Effect shall have been true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of a specified date) shall also be true and correct on and as of the Closing Date, and (ii) each of the representations and warranties of each of Global and Merger Sub that is not so qualified shall have been true and correct in all material respects on the date of this Agreement and (except to the extent such representations and warranties speak as of a specified date) shall also be true and correct in all material respects on and as of the Closing Date provided that clause (ii) of this paragraph (a) shall be deemed satisfied so long as all failures of such representations and warranties referred to therein to be so true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Global; and Frontier shall have received a certificate of the chief executive officer and the chief financial officer of Global to the effect of the foregoing.

  (b) Performance of Obligations of Global. Global shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Frontier shall have received a certificate of the chief executive officer and the chief financial officer of Global to such effect.

  (c) Tax Opinion. Frontier shall have received from Simpson Thacher & Bartlett, counsel to Frontier, on the Closing Date, a written opinion dated as of such date substantially in the form of (i) Section 6.3(c)(i) of the Frontier Disclosure Schedule with respect to the Merger or (ii) Section 6.3(c)(ii) of the Frontier Disclosure Schedule with respect to the Alternative Merger, as the case may be. In rendering such opinion, counsel to Frontier shall be entitled to rely upon representations of officers of Global and Frontier satisfactory to it and substantially in the form of Section 6.2(c)(1) of the Global Disclosure Schedule or 6.2(c)(2) of the Frontier Disclosure Schedule, respectively (allowing for such amendments to the representations as counsel to Frontier deems necessary or appropriate).

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Frontier or Global:

  (a) By mutual written consent of Global and Frontier, by action of their respective Boards of Directors;

  (b) By either Frontier or Global if the Effective Time shall not have occurred on or before the first anniversary date of this Agreement (the "Termination Date"); provided, however, in the event that a Trigger Event had occurred and is no longer in effect, the Termination Date shall be the later of (i) the first anniversary date of this Agreement, or (ii) 180 days after the date on which the Trigger Event is no longer in effect, provided further, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation Section 5.4) has to any extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

  (c) By either Frontier or Global if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.4), in each case of (i) and (ii) which is necessary to fulfill the conditions set forth in subsections 6.1(c) and (d), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.4 has to any extent been the cause of such action or inaction;

  (d) By either Frontier or Global if (i) the approval by the share holders of Frontier required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Frontier Vote or (ii) the approval by the shareholders of Global required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Global Vote, in each case upon the taking of such vote at a duly held meeting of shareholders of Frontier or Global, as the case may be, or at any adjournment thereof;

  (e) By Global if the Board of Directors of Frontier, prior to the Frontier Shareholders Meeting (i) shall withdraw or modify in any adverse manner the Frontier Board Approval, (ii) shall approve or recommend a Superior Proposal pursuant to Section 5.5 or (iii) shall resolve to take any of the actions specified in clauses (i) or (ii) above;

  (f) By Frontier at any time prior to the Frontier Shareholders Meeting, upon three Business Days' prior notice to Global, if the Board of Directors of Frontier shall approve a Superior Proposal; provided, however, that (i) Frontier shall have complied with Section 5.5, (ii) the Board of Directors of Frontier shall have concluded in good faith, after giving effect to all concessions which may be offered by Global pursuant to clause (iii) below, on the basis of the advice of its financial advisors and outside counsel, that such proposal is a Superior Proposal and (iii) prior to any such termination, Frontier shall, and shall cause its financial and legal advisors to, negotiate with Global to make such adjustments in the terms and conditions of this Agreement as would enable Global to proceed with the transactions contemplated hereby; provided, however, that it shall be a condition to termination by Frontier pursuant to this Section 7.l(f) that Frontier shall have made the payment of the Termination Fee to Global required by Section 7.2(b);

  (g) By Frontier, if its Board of Directors so determines by a vote of the majority of the members of its entire Board, at any time during the three-Business Day period commencing on the Determination Date (the "Frontier Evaluation Period"), if the Average Price is less than $34.5625, subject, however, to the following: (A) if Frontier elects to exercise its termination right pursuant to this Section 7.1(g), it shall give Global written notice of its intention to terminate (the "Termination Notice"), which termination shall be effective at the close of business on the third Business Day following the delivery of the Termination Notice (which Termination Notice may be withdrawn by Frontier at any time prior to the effectiveness of such termination), (B) during the two-Business Day period commencing with the delivery of a Termination Notice (the "Global Election Period"), Global shall have the option of (x) adjusting the Exchange Ratio to equal the quotient determined by dividing $62.00 by the Average Price (rounded to the nearest 1/10,000) by delivering written notice to Frontier within such two-Business Day period of its intention to so adjust the Exchange Ratio, (y) paying Merger Consideration consisting of shares of Global Common Stock equal to the Exchange Ratio and cash (the "Cash Top-Up") equal to the difference between $62.00 and the Exchange Ratio multiplied by the Average Price or (z) any combination of an adjustment in the Exchange Ratio and a Cash Top-Up provided that the sum of
(i) the Cash Top-Up and (ii) the Exchange Ratio, as adjusted, multiplied by the Average Price, equals $62.00 and (C) if Global makes an election to adjust the Exchange Ratio pursuant to the preceding clause (B)(x) (a "Global Adjustment Election"), or to pay Merger Consideration that includes the Cash Top-Up (the "Cash Top-Up Election") pursuant to the preceding clause (B)(y), or a combination of an adjustment to the Exchange Ratio and a Cash Top-Up pursuant to Clause (B)(z) a ("Combination Election"), then this Agreement shall not terminate pursuant to this Section 7.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified or the Merger Consideration so modified), and any references in this Agreement to "Exchange Ratio" or "Merger Consideration," as applicable, shall thereafter be deemed to refer to the Exchange Ratio or Merger Consideration, as applicable, as adjusted pursuant to this Section 7.1(g). Unless the Alternative Merger is consummated pursuant to Section 1.10 hereof and such Alternative Merger qualifies for non-recognition treatment under Section 351 of the Code, cash paid pursuant to the Cash Top-Up Election or the Combination Election in accordance with Sections (B)(y) or (B)(z) of the immediately preceding sentence, shall be less than the amount, taken together with all other cash to be paid in the Merger or the Alternative Merger, that would result in the Merger or the Alternative Merger failing to qualify as a reorganization under Section 368 of the Code and any reduction in the cash paid pursuant to a Cash Top-Up shall be compensated by an adjustment in the Exchange Ratio.

  7.2 Effect of Termination.

  (a) In the event of termination of this Agreement by either Frontier or Global as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Global or Frontier or their respective officers or directors except with respect to
Section 3.1(i), Section 3.2(h), the second sentence of Section 5.3, Section 5.7, this Section 7.2 and Article VIII.

  (b) Global and Frontier agree that Frontier shall pay to Global the sum of $270 million (the "Termination Fee") solely as follows: (i) if Frontier shall terminate this Agreement pursuant to Section 7.1(f), (ii) if (A) Frontier or Global shall terminate this Agreement pursuant to Section 7.1(d)(i) due to the failure of Frontier's shareholders to approve and adopt this Agreement, (B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal and (C) within 12 months of the termination of this Agreement, Frontier enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, (iii) if Global shall terminate this Agreement pursuant to Section 7.1(e), or (iv) if
(A) Global shall terminate this Agreement pursuant to Section 7.1(b) or Frontier or Global shall terminate this Agreement pursuant to Section 7.1(c),
(B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal with respect to Frontier, (C) following the existence of such Acquisition Proposal and prior to any such termination, Frontier shall have intentionally breached (and not cured after notice thereof) any of its material covenants or agreements set forth in this Agreement in any material respect and (D) within 12 months of any such termination of this Agreement, Frontier shall enter into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated.

  (c) The Termination Fee required to be paid pursuant to Section 7.2(b) shall be made prior to, and shall be a pre-condition to the effectiveness of termination of this Agreement by Frontier pursuant to Section 7.1(f). Any other payment required to be made pursuant to Section 7.2(b) shall be made to Global not later than two Business Days after the entering into of a definitive agreement with respect to, or the consummation of, an Acquisition Proposal, as applicable, or a termination pursuant to Section 7.1(e). All payments under this Section 7.2 to Global shall be made by wire transfer of immediately available funds to an account designated by Global.

  7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Frontier and Global, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

  8.1 Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

  (a) if to Global or Global Sub, to

    Global Crossing Ltd.
    45 Reid Street
    Wessex House
    Hamilton HM 12, Bermuda
    Fax: (441) 296-8606
    Attention: James C. Gorton

    with a copy to

    Skadden, Arps, Slate, Meagher & Flom LLP
    300 South Grand Avenue, Suite 3400
    Los Angeles, California 90071
    Fax: (213) 687-5600
    Attention: Brian J. McCarthy

    and an additional copy to

    Skadden, Arps, Slate, Meagher & Flom LLP
    One Rodney Square
    P.O. Box 636
    Wilmington, Delaware 19899
    Fax: (302) 651-3001
    Attention: Richard L. Easton

  (b) if to Frontier to

    Frontier Corporation
    180 South Clinton Avenue
    Rochester, New York 14646
    Fax: (716) 546-7823
    Attention: Martin T. McCue

    with a copy to

    Simpson Thacher & Bartlett
    425 Lexington Avenue
    New York, New York 10017-3954
    Fax: (212) 455-2502
    Attention: Robert E. Spatt

  8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

  8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

  8.5 Entire Agreement; No Third Party Beneficiaries.

  (a) This Agreement, the Stock Option Agreement and the agreements referred to in Sections 1.9, 4.5 and 5.3 constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

  8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

  8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

  8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Global without the consent of Frontier, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  8.9 Submission To Jurisdiction; Waivers. Each of Global and Frontier irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Courts of the State of New York, and each of Global and Frontier hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Global and Frontier hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counter claim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. This Agreement does not involve less than $250,000 and the parties intend that Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

  8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

  8.11 Definitions. As used in this Agreement:

  (a) "Applicable Closing Conditions" means the conditions to Closing set forth in Sections 6.1(b), 6.1(c) and 6.1(d) hereof.

  (b) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

  (c) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

  (d) "Combined Voting Power" means the combined voting power of Global Common Stock on a fully diluted basis and for purposes of computing such "fully diluted basis", the following shall be excluded: (i) any options, warrants or other securities exchangeable or convertible into Global Common Stock (collectively, "Convertible Voting Securities"), which are not and cannot become exercisable prior to the earlier of (x) the Termination Date, or (y) the date of the Global Shareholders Meeting, and (ii) any Convertible Voting Securities that are held by a shareholder of Global who owns more than 200,000 shares of Global Common Stock that enters into an agreement with Global for the benefit of Frontier and which gives Frontier the right of specific performance thereunder, that is reasonably acceptable to Frontier, which provides that such shareholder shall not exercise any of its Convertible Voting Securities prior to the earlier of (x) the Termination Date or (y) the termination of the Voting Agreement.

  (e) "Material Adverse Effect" means, with respect to any entity, any adverse change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any change, circumstance or effect relating to (i) the economy or securities markets in general or (ii) the industries in which Global or Frontier operate and not specifically relating to Global or Frontier.

  (f) "Material Network Contract" means any material contract relating to the construction, installation (including, but not limited to, any upgrade), operation, maintenance, provision of capacity for, sale or use of capacity on (including, but not limited to, the provision for web hosting services) Frontier's fiber optic network.

  (g) "Person" means an individual, corporation, company, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

  (h) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

  (i) "Superior Proposal" means a bona fide written Acquisition Proposal which the Board of Directors of Frontier or Global, as applicable, concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to Frontier's shareholders (in their capacities as shareholders) from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed (provided that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in Section
5.5 except that the references to "20%" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "50%" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving Frontier, or with respect to assets (including the shares of any Subsidiary of Frontier) of Frontier and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone).

  (j) "The Other Party" means, with respect to Frontier, Global and means, with respect to Global, Frontier.

  (k) "Trigger Event" occurs when all of the following conditions are and remain satisfied: (i) Global has consummated an acquisition of a trade or business outside the United States consistent with its business plan and (ii) counsel to Global and Frontier confirm that, based upon the facts and circumstances of such acquisition, they each could render the respective opinions required by Sections 6.2(c)(i) and 6.3(c)(i) hereof.

  8.12 Other Agreements. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of Frontier and Global under any other agreement between the parties shall not be affected by any provision of this Agreement.

  IN WITNESS WHEREOF, Global, Merger Sub and Frontier have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of March 16, 1999.

                                          Global Crosssing Ltd.

                                                    /s/ Thomas J. Casey
                                          By: _________________________________
                                            Name:  Thomas J. Casey
                                            Office:Vice Chairman

                                          GCF Acquisition Corp.

                                                    /s/ Thomas J. Casey
                                          By: _________________________________
                                            Name : Thomas J. Casey
                                            Office:Vice Chairman

                                          Frontier Corporation

                                                   /s/ Joseph P. Clayton
                                          By: _________________________________
                                            Name:  Joseph P. Clayton
                                            Office:Chief Executive Officer

                          CONSENT AND AMENDMENT NO. 1

  Consent and Amendment No. 1, dated as of May 16, 1999 (this "Consent and Amendment"), among Global Crossing Ltd., a Bermuda company ("Global"), GCF Acquisition Corp., a New York corporation and a wholly owned subsidiary of Global ("Merger Sub"), and Frontier Corporation, a New York corporation ("Frontier"), to the Agreement and Plan of Merger, dated as of March 16, 1999 (the "Original Agreement"), among Global, Merger Sub and Frontier. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

  WHEREAS, simultaneously with the execution hereof, Global is entering into an Agreement and Plan of Merger (the "Second Agreement"), dated as of the date hereof, between Global and US West, Inc. ("US West"), pursuant to which Global and US West intend to enter into a business combination the primary economic terms of which are summarized on a term sheet attached hereto as Schedule 1, a Tender Offer and Purchase Agreement, dated as of the date hereof (the "Tender Agreement"), between Global and US West, pursuant to which US West will commence a tender offer for 9.5% of the shares of Global Common Stock at a price of $62.75 per share and certain related agreements;

  WHEREAS, Global has requested that Frontier consent to Global's entering into the Second Agreement and the Tender Agreement, and Frontier has agreed to consent thereto upon the terms and subject to the conditions specified in this Consent and Amendment;

  WHEREAS, in consideration for such consent, Frontier has requested and Global has agreed to amend the Original Agreement on the terms provided herein; and

  WHEREAS, the shareholders of Global who are party to the Voting Agreement have reaffirmed the Voting Agreement in light of this Consent and Amendment, which reaffirmation is attached hereto as Exhibit C.

  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

  1. Consent. Frontier hereby consents, pursuant to Sections 4.2(e), 4.2(g) and 4.2(k) and the first sentence of each of Sections 5.1(a) and 5.4 of the Original Agreement, to the Second Agreement, on the terms contemplated by the first recital hereof and reflected in the Second Agreement as it exists on the date hereof in all material respects in the form attached hereto as Exhibit A, and to the Tender Agreement, on the terms contemplated by and reflected in the Tender Agreement as it exists on the date hereof in all material respects in the form attached hereto as Exhibit B; provided that it is expressly understood and agreed that Global is representing and covenanting hereby that
(i) the entering into of the Second Agreement and the Tender Agreement and the consummation of the transactions contemplated thereby (in each case, as the Second Agreement and the Tender Agreement exist on the date hereof or as such agreements may be amended, modified or waived after the date hereof) do not and will not constitute a breach by Global of any provision of the Original Agreement, including Section 4.2(h) (other than possibly Sections 4.2(e), 4.2(g) and 4.2(k) and the first sentence of each of Sections 5.1(a) and 5.4), either before or after this Consent and Amendment and regardless of the consent of Frontier contained herein, (ii) Frontier's consent does not constitute a consent to or waiver of any breach of any provision of the Original Agreement, including Section 4.2(h), other than as set forth above with respect to Sections 4.2(e), 4.2(g) and 4.2(k) and the first sentence of each of Sections 5.1(a) and 5.4, it being understood that Frontier's consent does not constitute a waiver or amendment of the ongoing applicability of any such Sections, and (iii) the record date for the shareholder vote required to be obtained by Global under the terms of the Second Agreement, the record date for any election to be made by shareholders under the Second Agreement and the shareholder meeting to be held in connection therewith, shall each occur after the Effective Time.

  2. Amendment to Section 1.8(a) of the Original Agreement. Section 1.8(a) of the Original Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

    (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of Frontier Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Frontier Common Stock owned or held directly or indirectly by Global or directly by Frontier, all of which shall be canceled as provided in Section 1.8(c)) shall, except as provided in Section 7.1(g), be converted into the right to receive that number of shares of Global Common Stock equal to the Exchange Ratio (as defined below) (the "Merger Consideration"). "Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $63.00 (or $62.00 in the event that no shares of Global Common Stock are purchased pursuant to the tender offer made under the terms of the Tender Agreement or any substitute or similar offer) (in either case, as increased by 7% per annum, compounded daily, from and after December 31, 1999 to and including the Effective
  Time) (such amount, including such increase, if any, the "Specified Value") by the Average Price as defined below. "Average Price" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Global Common Stock on the Nasdaq National Market ("NASDAQ"), as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 15 trading days randomly selected by lot by Frontier and Global together from the 30 consecutive trading days ending on the trading day immediately preceding the date on which all the conditions to Closing (other than conditions that, by their terms, cannot be satisfied until the Closing Date so long as it is reasonably apparent that such conditions will be able to be satisfied on the Closing Date) set forth in Article VI shall have been satisfied or waived (the "Determination Date"); Provided, that the Exchange Ratio shall not be less than 1.1095 (or 1.0919 in the event that no shares of Global Common Stock are purchased pursuant to the tender offer made under the terms of the Tender Agreement or any substitute or similar offer), or, unless Global shall have exercised its rights to make a Global Adjustment Election or a Combination Election under Section 7.1(g), greater than 1.8229 (or 1.7939 in the event that no shares of Global Common stock are purchased pursuant to the tender offer made under the terms of the Tender Agreement or any substitute or similar offer) (in the case of the 1.8229 or the 1.7939, as increased by 7% per annum, compounded daily, from and after December 31, 1999 to and including the Effective Time). If prior to the Effective Time, Global should split or combine the shares of Global Common Stock, or pay a stock dividend or other stock distribution in shares of Global Common Stock, or otherwise change the shares of Global Common Stock into any other securities, or make any other dividend or distribution on the shares of Global Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

  3. Amendment to Section 1.10(b) of the Original Agreement. Section 1.10(b) of the Original Agreement is hereby amended by adding the following sentence at the end thereof:

    Alternatively, Global stockholders shall exchange all of their shares of Global capital stock for New Global capital stock pursuant to a Scheme of Arrangement in accordance with Bermuda law.

  4. Amendment to Section 4.2 of the Original Agreement. Section 4.2 of the Original Agreement is hereby amended by inserting the words ", except as otherwise provided herein" after the words "the Effective Time" and before the words ", Global agrees" in the second line of the first paragraph thereof.

  5. Amendment to Section 4.2(d) of the Original Agreement. Section 4.2(d) of the Original Agreement is hereby amended by inserting the following words at the end thereof:

    ; provided that, subject to the prior written consent of Frontier (which consent shall not be unreasonably withheld or delayed), Global shall be permitted to change its jurisdiction of incorporation by (i) achieving a "discontinuance" under the laws of Bermuda and (ii) continuing in, and being subject to the laws of, any other jurisdiction

  6. Amendment to Section 4.2(h) of the Original Agreement. Section 4.2(h) of the Original Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

    (h) Tax-Free Qualification. Each of Global and Merger Sub shall not, and shall not permit any of their Subsidiaries to, take any action, whether before or after the Effective Time, that could prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code, including any action taken in connection with structuring or consummating the transactions contemplated by the Second Agreement, the Tender Agreement and any other agreements related thereto either before or after the date hereof. Any payment of cash or other property to, or on behalf of, a shareholder of Global in the merger contemplated by the Second Agreement (including any payment in respect of dissenter's or appraisal rights but excluding any cash paid in lieu of fractional shares) shall be paid by Frontier.

  7. Amendment to Section 5.2 of the Original Agreement. Section 5.2 of the Original Agreement is hereby amended by inserting the following sentence at the end thereof:

    Global will cause at least two of the individuals designated by Frontier pursuant to this Section 5.2 to be included as Global's representatives on the board of directors of Parent (as defined in the Second Agreement) pursuant to the Second Agreement.

  8. Amendment to Add a New Section 5.14 to the Original Agreement. The Original Agreement shall be amended by inserting the following new Section
5.14 immediately following Section 5.13 thereof:

    5.14 Second Voting Agreement. Global represents that US West has entered into a voting agreement, dated as of May 16, 1999 (the "Second Voting Agreement"), with Global pursuant to which US West has agreed to vote any shares of Global owned by it in favor of the transactions contemplated by the Original Agreement and this Consent and Amendment and, other than in specified circumstances, not to sell shares of Global Common Stock owned by it prior to the consummation of the transactions contemplated in the Second Agreement. Global agrees to enforce such provisions of the Second Voting Agreement and that it will not waive any such provisions without the consent of Frontier.

  9. Amendment to Section 7.1(b) of the Original Agreement. Section 7.1(b) of the Original Agreement is hereby amended by inserting the following words at the end thereof "; provided, further, that if on the Termination Date all of the conditions contained in Article VI have been satisfied or waived, other than (i) conditions that, by their terms, cannot be satisfied until the Closing Date so long as it is reasonably apparent that such conditions will be able to be satisfied on the Closing Date and (ii) the condition specified in
Section 6.1(c), then Global shall not have the right to terminate this Agreement under this Section 7.1(b)."

  10. Amendment to Section 7.1(g) of the Original Agreement. Section 7.1(g) of the Original Agreement is hereby amended by:

  a. deleting all references therein to "$62.00" and inserting in lieu thereof the words "the Specified Value", and

  b. adding the following sentence immediately preceding the last sentence:

  Notwithstanding anything herein to the contrary if the Second Agreement has not been terminated, Global shall not make the Cash Top-Up Election or the Combination Election without the consent of Frontier, which consent shall not be unreasonably withheld; provided that Frontier may withhold its consent in its sole discretion if the making of either such election would result in the conditions set forth in Section 6.2(c) or 6.3(c) of the Original Agreement from failing to be satisfied (including by reason of the consummation of the transactions contemplated by the Second Agreement and the Tender Agreement).

  11. Amendment to Section 8.5(b) of the Original Agreement. Section 8.5(b) of the Original Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

    (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than Section 5.8 (which is intended to be for the benefit of the Persons covered thereby ("Section 5.8 Persons") and may be enforced directly or indirectly by, or by a representative of, such Persons against Global and its successors, assigns and parents) and other than Sections 4.2(h) and 5.2 (which are intended to be for the benefit of Persons who, immediately prior to the Effective Time, were Frontier shareholders ("Former Frontier Shareholders") and may be enforced directly or indirectly by, or by a representative of, a Former Frontier Shareholder following the Effective Time against Global and its successors, assigns and parents). It is the intent of this Agreement (a) to create a right to direct, indirect and representative action by Former Frontier Shareholders against Global and its successors, assigns and parents with respect to Sections 4.2(h) and 5.2 and Section 5.8 Persons with respect to Section 5.8 and (b) that the Former Frontier Shareholders are third party beneficiaries with respect to Section 4.2(h) and 5.2 and Section 5.8 Persons are third party beneficiaries with respect to Section 5.8. Global agrees that its agreements contained in
  Section 8.9 of the Agreement shall also cover any legal action or proceeding by a Former Frontier Shareholder or a Section 5.8 Person under this Section 8.5(b).

  12. Authorization, Execution and Delivery; No Conflicts. (a) This Consent and Amendment has been duly authorized, executed and delivered by each party hereto and constitutes a valid and binding agreement of each such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

  (b) The execution and delivery of this Consent and Amendment does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the constituent documents of each party hereto, or
(B) except as would not have a Material Adverse Effect on such party and, subject to obtaining or making the consents, approvals orders, authorizations, registrations, declarations and filings referred to in paragraph (c) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such party or any Subsidiary of such party or their respective properties or assets.

  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any party hereto or any Subsidiary of such party in connection with the execution and delivery of this Consent and Amendment by such party or the consummation of the transactions contemplated hereby, except for the Required Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on such party.

  13. Effective Date; No Other Consents or Amendments. Each of the parties hereto agrees that the consent under and amendments to the Original Agreement contained herein shall be effective upon execution of this Consent and Amendment by each party hereto. Except as expressly amended hereby, the provisions of the Original Agreement are and shall remain in full force and effect. This Consent and Amendment shall not be deemed to constitute a waiver of, or consent to, or a modification or amendment of, any other provision of the Original Agreement except as expressly provided herein or to prejudice any other right or rights which any party may now have or may have in the future under or in connection with the Original Agreement. This Consent and Amendment shall not constitute an agreement or obligation of any party to consent to, waive, modify or amend any other term, condition, subsection or section of the Original Agreement.

  14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

  15. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, Global, Merger Sub and Frontier have caused this Consent and Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                  Global Crossing Ltd.

                                                      /s/ Thomas J. Casey
                                                  By: ________________________
                                                      Name:Thomas J. Casey
                                                      Title:Vice Chairman

                                                  GCF Acquisition Corp.

                                                      /s/ Thomas J. Casey
                                                  By: ________________________
                                                      Name:Thomas J. Casey
                                                      Title:Vice Chairman

                                                  Frontier Corporation

                                                      /s/ Joseph P. Clayton
                                                  By: ________________________
                                                      Name:Joseph P. Clayton
                                                      Title:Chief Executive
                                                      Officer

                                                                        ANNEX B

                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of March 16, 1999 (the "Agreement"), by and between Frontier Corporation, a New York corporation ("Issuer"), and Global Crossing Ltd., a company formed under the laws of Bermuda ("Grantee").

  WHEREAS, Issuer, Grantee and GCF Acquisition Corp., a New York corporation ("Sub"), which is a direct wholly owned subsidiary of Grantee, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, a merger (the "Merger") of Sub with and into Issuer .

  WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

  1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 34,291,944 shares (the "Option Shares") of common stock, par value $1.00 per share, of Issuer (the "Shares") (being 19.9% of the number of Shares outstanding on the date hereof before such issuance), together with the associated purchase rights (the "Rights") under the Rights Agreement, dated as of April 9, 1995, as amended from time to time, between Issuer and First National Bank of Boston, as Rights Agent (references to the Option Shares shall be deemed to include the associated Rights), at a purchase price of $62.00 per Option Share (such price, as adjusted if applicable, the "Purchase Price"). The number of Option Shares that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as set forth herein.

  2. Exercise of Option. (a) If not in material breach of the Merger Agreement, Grantee may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of
(i) the Effective Time, (ii) 15 months after the first occurrence of a Purchase Event (or if, at the expiration of such 15-months after the first occurrence of a Purchase Event, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed, but in no event under this clause (ii) later than the second anniversary of the date hereof),
(iii) termination of the Merger Agreement under circumstances which do not and cannot result in Grantee's becoming entitled to receive the Termination Fee from Issuer pursuant to Section 7.2(b) of the Merger Agreement; or (iv) 12 months after the termination of the Merger Agreement under circumstances which could result in Grantee's becoming entitled to receive the Termination Fee from Issuer pursuant to Section 7.2(b)(ii) or 7.2(b)(iv), unless during such 12-month period, a Purchase Event shall occur. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

  (b) As used herein, a "Purchase Event" means the termination of the Merger Agreement under any circumstance which would or could entitle Grantee to receive the Termination Fee from Issuer pursuant to Section 7.2(b) of the Merger Agreement; provided, that if the Merger Agreement is terminated under circumstances which could result in Grantee's becoming entitled to receive the Termination Fee from Issuer pursuant to Section 7.2(b)(ii) or 7.2(b)(iv) a Purchase Event shall not occur unless and until Issuer shall have entered into a definitive agreement with a third party with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated during the 12 months following such termination of the Merger Agreement.

  (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from such Notice Date for the closing of such purchase (a "Closing"; and the date of such Closing, a "Closing Date"); provided that such closing shall be held only if (A) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act), (B) no law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction shall be in effect, which prohibits delivery of such Option Shares (and the parties hereto shall use their reasonable best efforts to have any such order, injunction, decree or ruling vacated or reversed) and (C) any prior notification to or approval of any other regulatory authority in the United States or elsewhere required in connection with such purchase shall have been made or obtained. If the Closing cannot be consummated by reason of a restriction set forth in clause
(A), (B) or (C) above, notwithstanding the provisions of Section 2(a), the Closing shall be held within 10 business days following the elimination of such restriction.

  3. Payment and Delivery of Certificates. On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

  (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, charges or encumbrances ("Liens"), and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

  (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

  THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH 16, 1999. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

  4. Authorized Stock. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, at all times from the date hereof until the obligation to deliver Shares upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, Shares necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional Shares or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The Shares to be issued upon due exercise of the Option, including all additional Shares or other securities which may be issuable upon exercise of the Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any shareholder of Issuer.

  5. Purchase Not for Distribution. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

  6. Adjustment upon Changes in Capitalization, etc. In the event of any change in Shares by reason of reclassification, recapitalization, stock split, split-up, combination, exchange of shares, stock dividend, dividend, dividend payable in any other securities, or any similar event, the type and number of Shares or securities subject to the Option, and the Purchase Price therefor (including for purposes of repurchase thereof pursuant to Section 7), shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional Shares are issued after the date of this Agreement (other than pursuant to an event described in the immediately preceding sentence), the number of Shares subject to the Option shall be adjusted so that immediately prior to such issuance, it equals 19.9% of the number of Shares then issued and outstanding.

  7. Repurchase of Option and Option Shares. (a) Notwithstanding the provisions of Section 2(a), at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months thereafter, Issuer (or any successor entity thereof) shall:

    (i) at the request of Grantee, repurchase from Grantee the Option (if and to the extent not previously exercised or terminated) at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date (as defined below) for a Share over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of Shares with respect to which the Option has not been exercised (the "Option Repurchase Price"); and

    (ii) at the request of an owner of Option Shares from time to time, repurchase all but not less than all of the Option Shares owned directly or indirectly by such owner at a price equal to the Applicable Price as of the
  Section 7 Request Date multiplied by the number of Option Shares owned directly or indirectly by such owner (the "Option Share Repurchase Price").

  (b) Notwithstanding the provisions of Section 2(a), at any time following the occurrence of a Purchase Event, Issuer (or any successor entity thereof) may, at its election, repurchase the Option (if and to the extent not previously exercised or terminated) or all but not less than all of the Option Shares at the Option Repurchase Price or the Option Share Repurchase Price, as the case may be.

  (c) In connection with any exercise of rights under this Section 7, Issuer shall, within 10 business days after the Section 7 Request Date, pay the Option Repurchase Price or Option Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or the Option Shares, as the case may be.

  (d) For purposes of this Agreement, the following terms have the following meanings:

    (i) "Applicable Price", as of any date, means the highest of (A) the highest price per Share paid pursuant to a tender offer or exchange offer for Shares after the date hereof and on or prior to such date, (B) the highest price per Share to be paid by any third party for Shares or the consideration per Share to be received by holders of Shares, in each case pursuant to an agreement for an Acquisition Proposal with Issuer entered into on or prior to such date or (C) the highest closing price per Share as reported on the New York Stock Exchange Inc. ("NYSE") Composite Tape or if the Shares are not listed on the NYSE, the highest bid price per Share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the Shares are not quoted thereon, on the principal trading market on which such Shares are traded as reported by a recognized source during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (A) or (B) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer.

    (ii) A "Repurchase Event" occurs when the Termination Fee is paid or becomes due and payable to Grantee from Issuer pursuant to Section 7(b) of the Merger Agreement.

    (iii) "Section 7 Request Date" means the date on which Issuer, Grantee or an owner of Option Shares, as the case may be, exercises its rights under this Section.

  8. Registration Rights. Issuer shall, if requested by Grantee or any owner of: Option Shares (collectively with Grantee, the "Owners") at any time and from time to time within two years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 30 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the reasonable fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Shares for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the offering price, Issuer and the Owners shall each reduce on a pro rata basis the Shares to be included therein on their respective behalf. In connection with any registration pursuant to this
Section 8, Issuer and the Owners shall provide each other and any underwriter of the offering with customary repre sentations, warranties, covenants, indemnification and contribution in connection with such registration.

  9. Listing; Reasonable Best Efforts. (a) If Shares or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or any other securities exchange or market, Issuer, upon the request of any Owner, will promptly file an application to list the Shares or other securities to be acquired upon exercise of the Options on the NYSE or such other securities exchange or market and will use its reasonable best efforts to obtain approval of such listing as soon as practicable.

  (b) Issuer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advise under applicable laws and regulations to permit the exercise of the Option or the Substitute Option in accordance with the terms and conditions hereof, as soon as practicable after the date hereof, including making any appropriate filing pursuant to the HSR Act and any other applicable law, supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable law, and taking all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

  10. Limitation of Grantee Profit. (a) Notwithstanding any other provisio herein, in no event shall Grantee's Total Profit (as defined below) exceed $275 million (the "Maximum Profit") and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of Shares subject to the Option, (ii) deliver to Issuer for cancellation Shares (or other securities into which such Option Shares are converted or exchanged), (iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

  (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount of (A) any excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) (including amounts paid to Grantee in respect of Option Shares repurchased by Issuer pursuant to Section 7) over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Grantee on the repurchase of the Option by Issuer pursuant to Section 7, plus (C) any Termination Fee received by Grantee pursuant to Section 7.2(b) of the Merger Agreement, minus (ii) the amounts of any cash previously paid by Grantee to Issuer pursuant to this
Section 10 plus the value of the Option Shares (or other securities) previously delivered by Grantee to Issuer for cancellation pursuant to this
Section 10.

  (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, the Termination Fee provided for in Section 7.2(b) of the Merger Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to comply with the terms of Section 10(a) within 20 days of the latest of (i) the date of receipt of such payment, (ii) the date of receipt of cash by Grantee pursuant to the sale of Option Shares (or securities into which such Option Shares are converted or exchanged) (including amounts paid to Grantee in respect of Option Shares repurchased by Issuer pursuant to Section 7) and (iii) the date of receipt of cash from the repurchase of the Option by Issuer pursuant to Section 7.

  (d) For purposes of Section 10(a) and clause (ii) of Section 10(b), the value of any Option Shares delivered by Grantee to Issuer shall be the Applicable Value.

  11. Loss, Theft, Etc. of Agreement. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  12. Miscellaneous.

  (a) Expenses. Except as otherwise provided in Section 9 hereof or in the Merger Agreement, each of the parties hereto shall bear and pay all expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement, together with the Merger Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of Shares as provided in Sections 2 and 7, as adjusted pursuant to
Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of Shares as may be permissible without any amendment or modification hereof.

  (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

  (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given as set forth in Section 8.2 of the Merger Agreement.

  (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

  (h) Assignment. Grantee may not, without the prior written consent of Issuer (which shall not be unreasonably withheld), assign this Agreement to any other person. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  (i) Representations and Warranties. The representations and warranties contained in Sections 3.1(a) and 3.2(a) of the Merger Agreement, and, to the extent they relate to this Stock Option Agreement, in Sections 3.1(b), (c),
(f) and (g) of the Merger Agreement, are incorporated herein by reference.

  (j) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  (k) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  (l) Captions. The Article, Section and paragraph captions herein are for convenience only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

  (m) Confidentiality Agreement. Issuer hereby waives the restric tions on Grantee's acquisition of Shares contained in the Confidentiality Agreement to the extent necessary to permit Grantee to exercise the Option and purchase the Option Shares as herein provided.

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of March 16, 1999.

                                          Global Crossing Ltd.

                                                   /s/ Thomas J. Casey
                                          By: _________________________________
                                                Name:  Thomas J. Casey
                                                Title: Vice Chairman

                                          Frontier Corporation

                                                  /s/ Joseph P. Clayton
                                          By: _________________________________
                                                Name:  Joseph P. Clayton
                                                Title: Chief Executive Officer

                                                                        ANNEX C

                               VOTING AGREEMENT

  VOTING AGREEMENT dated as of March 16, 1999 (this "Agreement") among those shareholders of Global Crossing Ltd, a company formed under the laws of Bermuda ("Global"), listed on Exhibit A (each a "Shareholder," and collectively, the "Shareholders"), Frontier Corporation, a New York corporation (together with its successors and assigns, "Frontier"), and, as to
Section 2 only, Global.

  A. Each Shareholder beneficially owns shares of Common Stock, par value $.01 per share, of Global (the "Global Common Stock") set forth opposite such shareholder's name on Exhibit A. All such shares, together with any other shares of capital stock of Global such Shareholder hereinafter acquires, are referred to as the "Subject Shares"; provided that any such share shall cease to be a "Subject Share" from and after the time that such share is transferred pursuant to Section 2 and ceases to be subject to the Voting Documents (as defined below) in accordance with the terms of Section 2.

  B. Global, GCF Acquisition Corp., a New York corporation ("Merger Sub"), and Frontier are, simultaneously with the execution hereof, entering into an Agreement and Plan of Merger, dated as of March 16, 1999 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into Frontier (the "Merger"). Terms not otherwise defined in this Agreement have the meanings stated in the Merger Agreement.

  C. The Board of Directors of Global has approved an amendment to the Memorandum of Association of Global to increase the number of authorized shares of Global Common Stock and the transactions contemplated by the Merger Agreement including the Merger and the Alternative Merger.

  D. The Shareholders and Frontier desire to enter into this Agreement to provide for, among other things, (1) the obligation of the Shareholders to vote their respective Subject Shares and any other shares of Global Common Stock which each Shareholder has the right to vote at the Global Shareholders Meeting (or an Early Global Meeting) (the "Voting Shares") to approve the Share Issuance, the Global Charter Amendment and, if applicable, the Alternative Merger and (2) certain restrictions on the sale or other transfer of the record ownership or the beneficial ownership, or both, of the Subject Shares by the Shareholders until the termination of this Agreement. This Agreement and all other agreements, instruments and other documents executed and delivered by the Shareholders in connection with this Agreement are collectively referred to as the "Voting Documents."

  E. Each Shareholder acknowledges that Frontier is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement and would not enter into the Merger Agreement if the Shareholders did not enter into this Agreement.

                                   AGREEMENT

  The parties agree as follows:

  SECTION 1. Covenants of the Shareholders

  (a) Voting. Until the day following the termination of this Agreement, subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court or Bermuda court barring such action, each Shareholder shall do the following:

    (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the shareholders of Global, however called, or in connection with any written consent of the shareholders of Global, so that all Subject Shares and Voting Shares then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and

    (2) at each such meeting held before the Effective Time and with respect to each such written consent, vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering, all the Subject Shares held by such Shareholders and all Voting Shares to approve the Share Issuance and the Global Charter Amendment and any action required in furtherance thereof and of the Merger and, if applicable, the Alternative Merger, and against any action which would reasonably be expected to result in a failure of the conditions described in Section 6.3 of the Merger Agreement to be satisfied.

  (b) No Inconsistent Agreements. Until the day following the termination of this Agreement, each Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Subject Shares which is inconsistent with this Agreement.

  (c) Review of Merger Agreement. Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

  SECTION 2. Transfer of Subject Shares. During the term of this Agreement, each Shareholder shall not transfer record ownership or beneficial ownership, or both, of any Subject Shares except in each case to the extent permitted below and notwithstanding anything else contained herein, at no time will the shares of Global Common Stock subject to this Agreement be less than the Required Global Vote. Each and any Shareholder may transfer record ownership or beneficial ownership, or both, of any Subject Shares, and such shares shall cease to be subject to the Voting Documents; provided, that (x) if, as a result of such transfer, less than 51% of the Combined Voting Power would be subject to the Voting Documents, then the Person to whom record ownership or beneficial ownership, or both, of such shares shall be transferred shall execute and deliver to Frontier an agreement reason ably acceptable to Frontier by which such transferee agrees that such shares shall be Subject Shares that are subject to the Voting Documents and agrees to be bound by Sections 1, 2 and 4 of this Agreement with respect to such shares, (y) in any event, on the record date for the meeting of the shareholders of Global at which the Share Issuance and the Global Charter Amendment or any other transaction contemplated by the Merger Agreement including, if applicable, the Alternative Merger, shall be presented for their approval or with respect to any written consent in lieu thereof, the Subject Shares shall, in the aggregate, constitute at least 51% of the Combined Voting Power, and (z) such Shareholder complies with the notice provisions and receives notice from Global that such transfer is approved as described below. If a Shareholder (the "Transferring Shareholder") desires to transfer (the "Proposed Transfer") any Subject Shares it should deliver written notice (the "Proposed Transfer Notice") to the Chief Financial Officer or other appropriate official of Global as designated by the Chief Financial Officer (the "Designated Officer") no later than 10:00 a.m. Eastern Time on the day of the Proposed Transfer. The Designated Officer shall within five business days of receipt of the Proposed Transfer Notice use reasonable efforts to approve the transfer ("Transfer Approval") only if the Designated Officer determines that the Proposed Transfer will not cause less than 51% of the Combined Voting Power to be subject to the Voting Documents. When determining whether to approve a Proposed Transfer, in whole or in part, pursuant to the preceding sentence, the Designated Officer shall evaluate the Proposed Transfer Notice on a first come, first serve basis unless more than one Proposed Transfer Notice is received that proposes to transfer Subject Shares on the same date, in which case, if such Proposed Transfers cannot be approved to the full extent of the Subject Shares covered thereby, but can be approved to a lesser extent, the Designated Officer shall approve such Proposed Transfers based on a pro rata allocation of the Subject Shares comprising such Proposed Transfers. Promptly upon receipt of a Proposed Transfer Notice (but in no event later than two (2) business days prior to the delivery of the Transfer Approval), the Designated Officer shall notify the Chief Financial Officer of Frontier of the Proposed Transfer and provide a calculation showing the percentage of the Combined Voting Power that will be represented by the shares of Global Common Stock subject to the Voting Agreement after giving effect to such Proposed Transfer. If the Designated Officer determines that he or she can grant a Transfer Approval, such Designated Officer shall deliver written notice of such Transfer Approval by facsimile to the Transferring Share holder with a copy to the Chief Financial Officer of Frontier. Notwithstanding the foregoing, in no event shall any Transferring Shareholder be permitted to transfer any Subject Shares (other than in compliance with clause (x)) without receiving a Transfer Approval. For the purposes of this Agreement, the term "transfer" means a sale, an assignment, a grant, a transfer, a pledge, the creation of a lien or other disposition of any Subject Shares or any interest of any nature in any Subject Shares, including, without limitations, the "beneficial ownership" of such Subject Shares (as determined pursuant to Regulation 13D-G under the Exchange Act).

  Notwithstanding anything set forth in this Agreement to the contrary, and in addition to any restrictions otherwise set forth herein, during the period during which the Average Price is to be determined for purposes of calculating the Exchange Ratio, each Shareholder shall not (and shall not announce an intention to) (1) acquire any Global Common Stock in the open market, (2) sell any shares of Global Common Stock, (3) take any other action prohibited under Regulation M promulgated under the Securities Act or (4) make any announcement which would reason ably be expected to have the effect of resulting in a change in the trading prices of the Global Common Stock.

  SECTION 3. Representations and Warranties of Shareholders. Each Shareholder severally represents and warrants to Frontier as follows:

  (a) Existence and Power. Each Shareholder that is a corporation (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation and (2) has all requisite corporate power and authority to execute and deliver each Voting Document to which it is or may become a party.

  (b) Authorization; Contravention. The execution and delivery by each Shareholder of each Voting Document and the performance by it of its obligations under each Voting Document have, (1) in the case of each Share holder that is a corporation, been duly authorized by all necessary corporate action and (2) do not and will not conflict with or result in a Violation pursuant to, (A) in the case of each Shareholder that is a corporation, any provision of its certificate of incorporation or bylaws, or similar organizational document, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Share holder, the Subject Shares or any of such Shareholder's other properties or assets.

  (c) Binding Effect. Each applicable Voting Document constitutes, or when executed and delivered by each Shareholder will constitute a valid and binding obligation of such Shareholder, enforceable against such Shareholder, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, by general equity principles, (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

  (d) Ownership. Each Shareholder is the record owner or beneficial owner of the Subject Shares listed beside its name in Exhibit A, free and clear of liens except with respect to pledges or other liens that such Shareholder would be entitled to effect or create as of the date of this Agreement pursuant to the second sentence of Section 2 and in accordance with the terms thereof. As of the date of this Agreement, each Shareholder does not own beneficially or of record any equity securities of Global other than the Subject Shares. No Shareholder has appointed or granted any proxy which is still effective with respect to its Subject Shares. Each Shareholder has sole voting power or power to direct the vote of the Global Common Stock set forth beside its name on Exhibit A and on the record date and the date of the Global Shareholders Meeting at which the Share Issuance and the Global Charter Amendment and, if applicable, the Alternative Merger, shall be presented for approval, each Shareholder will have sole voting power or power to direct the vote of all such Shareholder's Subject Shares.

  (e) Litigation. There is no action, suit, investigation, complaint or other proceeding pending against any Shareholder or, to the knowledge of any Shareholder, threatened against any Shareholder or any other Person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under any Voting Document or the performance by any party of its obligations under any Voting Document.

SECTION 4. Miscellaneous Provisions.

  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (2) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (3) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be given to Global and Frontier at its address stated in
Section 8.2 of the Merger Agreement and all notices to the Shareholders shall be given at its address in the records of Global or, in each case, at any other address as the party may specify for this purpose by notice to the other parties.

  (b) No Waivers; Remedies; Specific Performance.

    (1) No failure or delay by Frontier in exercising any right, power or privilege under any Voting Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Voting Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

    (2) In view of the uniqueness of the agreements contained in the Voting Documents and the transactions contemplated hereby and thereby and the fact that Frontier would not have an adequate remedy at law for money damages in the event that any obligation under any Voting Document is not performed in accordance with its terms, each of the Shareholders therefore agrees that Frontier shall be entitled to specific enforcement of the terms of each Voting Document in addition to any other remedy to which Frontier may be entitled, at law or in equity.

  (c) Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Voting Document, and no consent to any departure by any of the Shareholders or Frontier from any provision of any Voting Document, shall be effective unless it shall be in writing and signed and delivered by all the Shareholders and Frontier, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

  (d) Successors and Assigns; Third Party Beneficiaries.

    (1) No party shall assign any of its rights or delegate any of its obligations under any Voting Document. Any assignment or delegation in contravention of this Section 4(d) shall be void AB INITIO and shall not relieve the assigning or delegating party of any obliga tion under any Voting Document.

    (2) The provisions of each Voting Document shall be binding upon and inure solely to the benefit of the parties hereto, the express beneficiaries thereof (to the extent provided therein) and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

  (e) Governing Law. Each Voting Document and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

  (f) Severability of Provision. If any term or other provi sion of any Voting Document is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of such Voting Document shall nevertheless remain in full force and effect so long as the economic or legal sub stance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify such Voting Document so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

  (g) Headings and References. Article and section headings in any Voting Document are included for the convenience of reference only and do not constitute a part of the Voting Document for any other purpose. References to parties, express beneficiaries, articles and sections in any Voting Document are references to parties to or the express beneficiaries and sections of the Voting Document, as the case may be, unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

  (h) Entire Agreement. The Voting Documents embody the entire agreement and understanding of the Shareholders and Frontier, and supersede all prior agreements or understandings, with respect to the subject matters of the Voting Documents.

  (i) Survival. Except as otherwise specifically provided in any Voting Document, each representation, warranty or covenant of a party contained in any Voting Document shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party or beneficiary of a related condition precedent to the performance by the other party or beneficiary of an obligation under any Voting Document.

  (j) Submission to Jurisdiction: Waivers. Each Share holder and Frontier irrevocably agrees that any legal action or proceeding with respect to any voting document or for recognition and enforcement of any judgment in respect hereto or thereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of New York, and each Shareholder and Frontier hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts. Each Shareholder and Frontier hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to any Voting Document, (a) any claim that it is not personally subject to the jurisdic tion of the above-named courts for any reason other than the failure to serve process in accordance with this Section 4(j), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that
(i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) such Voting Document, or the subject matter hereof or thereof, may not be enforced in or by such courts. This Agreement does not involve less than $250,000 and the parties intend that Section 5-1401 of the New York General Obligations will apply to this Agreement.

  (k) Waiver of Jury Trial. Each party, and each express beneficiary of a Voting Document as a condition of its right to enforce or defend any right under or in connection with such Voting Document, waives any right to a trial by jury in any Action to enforce or defend any right under any Voting Document and agrees that any Action shall be tried before a court and not before a jury.

  (l) Termination. Frontier may terminate this Agreement at any time upon written notice to each Shareholder. Unless terminated earlier by Frontier or by mutual agreement of the parties, this Agreement shall terminate upon the first to occur of (i) consummation of the Merger, (ii) the termination of the Merger Agreement pursuant to Section 7.1 thereof or (iii) the full and irrevocable satisfaction of the condition set forth in Section 6.1(a) of the Merger Agreement with respect to both the Merger and the Alternative Merger.

  (m) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an originals, with the same effect as if all signatures were on the same instrument.

  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                          Frontier Corporation

                                          By:     /s/ Joseph P. Clayton
                                              ---------------------------------
                                              Name: Joseph P. Clayton
                                              Title: Chief Executive Officer

                                                   /s/ Abbott L. Brown
                                          -------------------------------------

                                          Brown Living Trust

                                          By:      /s/ Abbott L. Brown
                                              ---------------------------------

                                          Ridgestone Corp.

                                          By:      /s/ Abbott L. Brown
                                              ---------------------------------

                                                  /s/ Barry Porter
                                          -------------------------------------

                                          Galenight Corp.

                                          By:       /s/ Barry Porter
                                              ---------------------------------

                                          Continental Casualty Corp.

                                          By:     /s/ Hillel Weinberger
                                              ---------------------------------

                                          Continental Casualty Corporation
                                          Designated High Yield

                                          By:     /s/ Hillel Weinberger
                                              ---------------------------------

                                          Global Crossing Trust 1998

                                          By:     /s/ Hillel Weinberger
                                              ---------------------------------
                                              Hillel Weinberger, as Trustee

                                          Global Crossing Partners

                                          By:     /s/ Hillel Weinberger
                                              ---------------------------------
                                              As general partner

                                          CIBC WG Argosy Merchant Fund 3, LP

                                          By:       /s/ Jay R. Bloom
                                              ---------------------------------

                                          CIBC Wood Gundy Capital (SFC) Inc.

                                          By:       /s/ Jay R. Bloom
                                              ---------------------------------

                                          Co-Investment Merchant Fund, LLC

                                          By:       /s/ Jay R. Bloom
                                              ---------------------------------

                                          Global Crossing Ltd., LDC

                                          By:       /s/ Jay R. Bloom
                                              ---------------------------------

                                          Canadian Imperial Bank of Commerce

                                          By:       /s/ Jay R. Bloom
                                              ---------------------------------

                                                    /s/ David L. Lee
                                          -------------------------------------

                                          David and Ellen Lee Family Trust

                                          By:         /s/ David Lee
                                              ---------------------------------
                                                   David Lee, Trustee

                                          San Pasqual Corp.

                                          By:         /s/ David Lee
                                              ---------------------------------

                                                    /s/ Gary Winnick
                                          -------------------------------------

                                          Pacific Capital Group, Inc.

                                          By:       /s/ Gary Winnick
                                              ---------------------------------

                                          GKW Unified Holdings, LLC

                                          By: Pacific Capital Group, Inc.
                                              ---------------------------------
                                              Manager

                                          By:       /s/ Gary Winnick
                                              ---------------------------------

                                                    /s/ Lodwrick Cook
                                          -------------------------------------

                                          MRCo, Inc.

                                          By:     /s/ Michael R. Steed
                                              ---------------------------------

                                          As to Section 2 only
                                          Global Crossing Ltd.

                                          By:      /s/ Thomas J. Casey
                                              ---------------------------------
                                              Name: Thomas J. Casey
                                              Title: Vice Chairman

                                   EXHIBIT A

                                                                     Post Split
                                                                       Shares
                                                                     ----------
Brown Living Trust..................................................  3,435,922
Ridgestone Corp.....................................................  7,765,418
                                                                     ----------
  Total Abbott L. Brown............................................. 11,201,340
Barry Porter........................................................  6,335,780
Galenight Corp...................................................... 11,883,968
                                                                     ----------
  Total Barry Porter................................................ 18,219,748
Continental Casualty Corp........................................... 16,795,500
Continental Casualty Corp Designated High Yield..................... 23,279,670
Global Crossing Partners (Hillel Weinberger)........................    486,630
Global Crossing Trust 1998 (Hillel Weinberger)......................  2,100,000
                                                                     ----------
  Total Continental Casualty........................................ 42,661,800
Total CIBC (including CIBC WG Argosy Merchant Fund 3, LP, CIBC Wood
 Gundy Capital (SFC) Inc., Co-Investment Merchant Fund, LLC and
 Global Crossing Ltd., LDC)......................................... 97,026,800
David and Ellen Lee Family Trust....................................  5,233,234
David L. Lee........................................................  4,869,964
San Pasqual Corp....................................................  9,900,822
                                                                     ----------
  Total David Lee................................................... 20,004,020
GKW Unified Holdings, LLC........................................... 77,195,744
Pacific Capital Group, Inc.......................................... 15,993,406
                                                                     ----------
  Total Gary Winnick................................................ 93,189,150
Lodwrick Cook.......................................................  3,580,452
MRCo, Inc. ......................................................... 33,180,260

                                                                      ANNEX D-1

[Salomon Smith Barney Logo]

March 16, 1999

Board of Directors
Global Crossing Ltd.
Wessex House
45 Reid Street
Hamilton, Bermuda

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, to Global Crossing Ltd. ("Global Crossing"), of the consideration to be provided by Global Crossing in connection with the proposed merger of Frontier Corporation ("Frontier") with GCF Acquisition Corp. ("Sub"), a wholly owned subsidiary of Global Crossing (the "Merger"), pursuant to an Agreement and Plan of Merger, dated as of March 16, 1999 (the "Merger Agreement"), among Global Crossing, Frontier and Sub. Upon the effectiveness of the Merger, each issued and outstanding share of common stock, par value $1.00 per share, of Frontier ("Frontier Common Stock") (other than shares owned or held directly or indirectly by Global Crossing or directly by Frontier) will be converted into the right to receive that number of shares of common stock, par value $0.01 per share, of Global Crossing ("Global Crossing Common Stock") equal to the quotient of $62.00 divided by the Average Price (as defined in the Merger Agreement) (the "Exchange Ratio"); provided that the Exchange Ratio will not be less than 1.0919 or, unless Global Crossing exercises certain rights provided to it in the Merger Agreement, greater than 1.7939. We understand that the Merger is expected to qualify, for federal income tax purposes, as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

  Under certain circumstances described in the Merger Agreement, the Merger may be restructured (the "Alternative Merger") such that each of Global Crossing and Frontier will merge with wholly owned subsidiaries of a newly formed holding company ("New Global Crossing"). Upon the effectiveness of the Alternative Merger, each issued and outstanding of Frontier Common Stock (other than shares owned or held directly or indirectly by Global Crossing or directly by Frontier) will be converted into the right to receive that number of shares of New Global Crossing common stock equal to the Exchange Ratio and each issued and outstanding share of Global Crossing Common Stock will be converted into one share of New Global Crossing common stock. We understand that the Alternative Merger is expected to qualify, for federal income tax purposes, for non-recognition treatment under the Internal Revenue Code of 1986, as amended. References in this opinion to the "Exchange Ratio" shall include the Exchange Ratio in the Alternative Merger and references to the "Transaction" shall refer to the Merger or the Alternative Merger, as the case may be.

  In connection with rendering our opinion, we have reviewed certain publicly available information concerning Global Crossing and Frontier and certain other financial information concerning Global Crossing and Frontier, including financial forecasts and estimated cost savings and synergies resulting from the Transaction, that were provided to us by Global Crossing and Frontier, respectively. We have discussed the past and current business operations, financial condition and prospects of Global Crossing and Frontier with certain officers and employees of Global Crossing and Frontier, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

  In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of

Global Crossing and Frontier and the estimated cost savings and synergies resulting from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting best currently available estimates and judgments of the managements of Global Crossing and Frontier, respectively, and we express no opinion with respect to such forecasts, cost savings or synergies or the assumptions on which they are based. We also have assumed that the Transaction will be consummated in accordance with the terms of the Merger Agreement. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Global Crossing or Frontier.

  Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Global Crossing Common Stock following the consummation of the Merger or for New Global Crossing common stock following the consummation of the Alternative Merger, as the case may be, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address Global Crossing's underlying business decision to effect the Transaction, and we express no view on the effect on Global Crossing of the Transaction and related transactions. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio of Global Crossing and does not constitute a recommendation concerning how holders of shares of Global Crossing Common Stock should vote regarding the proposed issuance of shares of Global Crossing Common Stock pursuant to the Merger, the Alternative Merger or any related matter.

  We have acted as financial advisor to the Board of Directors of Global Crossing in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Transaction. In the ordinary course of business, we and our affiliates may actively trade the securities of Global Crossing and Frontier and their affiliates for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Also, we and our affiliates have previously rendered investment banking and financial advisory services to Global Crossing and Frontier and certain of their affiliates for which we have received customary compensation. We and our affiliates may have other business relationships with Global Crossing, Frontier and their respective affiliates.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Global Crossing from a financial point of view.

                                          Very truly yours,

                                          Salomon Smith Barney Inc.

                                                                      ANNEX D-2

May 16, 1999

Board of Directors
Global Crossing Ltd.
Wessex House
45 Reid Street
Hamilton, Bermuda

Members of the Board:

  You have requested us to confirm, in connection with our opinion addressed to you dated March 16, 1999, that, in light of the Amendment to the Merger Agreement (each as defined below), the Exchange Ratio (as defined in the Merger Agreement), as revised on May 16, 1999 (the "Revised Exchange Ratio"), is fair from a financial point of view to Global Crossing Ltd. ("Global Crossing"). We understand that Global Crossing has entered into a Consent and Amendment dated May 16, 1999 (the "Amendment") to the Agreement and Plan of Merger dated March 16, 1999 (as so amended, the "Merger Agreement") with Frontier Corporation ("Frontier") and GCF Acquisition Corp. ("Sub"), a wholly owned subsidiary of Global Crossing, pursuant to which Frontier will merger with Sub (the "Merger").

  In conducting our review and analysis to provide you our opinion, we undertook to update the factors we considered in rendering our opinion dated March 16, 1999. We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to financial forecasts of Global Crossing and Frontier and estimated cost savings and synergies resulting from the Merger, we have assumed that they have been reasonably prepared on bases reflecting best currently available estimates and judgments of the managements of Global Crossing and Frontier, respectively, and we express no opinion with respect to such forecasts, cost savings or synergies or the assumptions on which they are based. We also have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Global Crossing or Frontier.

  Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for the common stock, par value $.01 per share, of Global Crossing ("Global Crossing Common Stock") following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address Global Crossing's underlying business decision to effect the Merger, and we express no view on the effect on Global Crossing of the Merger and related transactions. Our opinion is directed only to the fairness, from a financial point of view, of the Revised Exchange Ratio to Global Crossing and does not constitute a recommendation concerning how holders of Global Crossing Common Stock should vote regarding the proposed issuance of Global Crossing Common Stock pursuant to the Merger or any related matter.

  We have acted as financial advisor to the Board of Directors of Global Crossing in connection with the Merger and are receiving a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the ordinary course of business, we and our affiliates may actively trade the securities of Global Crossing and Frontier and their affiliates for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Also, we and our affiliates have previously rendered investment banking and financial advisory services to Global Crossing and Frontier and certain of their affiliates for which we have received customary compensation. We and our affiliates may have other business relationships with Global Crossing, Frontier and their respective affiliates.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Revised Exchange Ratio is fair to Global Crossing from a financial point of view.

                                          Very truly yours,

                                          Salomon Smith Barney Inc.

                                                                        ANNEX E

[LOGO TO COME]

                                                                 March 16, 1999

Board of Directors
Global Crossing Ltd.
Wessex House
45 Reid Street
Hamilton, Bermuda

Members of the Board of Directors:

  Frontier Corporation (the "Company"), Global Crossing Ltd. (the "Acquiror") and GCF Acquisition Corp., a newly formed, wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), have entered into an Agreement and Plan of Merger, dated as of March 16, 1999 (the "Agreement"), pursuant to which the Acquisition Sub will be merged with the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $1.00 per share (the "Company Shares"), other than any Company Shares owned or held directly or indirectly by the Acquiror or directly by the Company, will be converted into the right to receive that number of shares of the common stock of the Acquiror, par value $0.01 per share (the "Acquiror Shares"), equal to the quotient of $62.00 divided by the Average Price (as defined in the Agreement) (the "Exchange Ratio"); provided that the Exchange Ratio will not be less than 1.0919 or, unless the Acquiror exercises certain rights provided to it in the Agreement, greater than 1.7939. You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the Acquiror.

  Under certain circumstances described in the Agreement, the Merger may be restructured (the "Alternative Merger") such that each of the Acquiror and the Company will merge with wholly owned subsidiaries of a newly formed holding company ("New Clipper"). Upon effectiveness of the Alternative Merger, each issued and outstanding Company Share (other than any Company Shares owned or held directly or indirectly by the Acquiror or directly by the Company) will be converted into the right to receive that number of shares of New Clipper common stock equal to the Exchange Ratio, and each issued and outstanding Acquiror Share will be converted into one share of New Clipper common stock. References in this opinion to the "Exchange Ratio" shall include the Exchange Ratio in the Alternative Merger, and references to the "Transaction" shall refer to the Merger or the Alternative Merger, as the case may be.

  In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

    (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, as well as the amount and timing of the cost savings and related expenses, including potential tax expenses, and synergies expected to result from the Transaction (the "Expected Synergies") furnished to us by the Company and the Acquiror, respectively;

    (3) Conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Transaction and the Expected Synergies;

    (4) Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (5) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

    (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

    (8) Reviewed the potential pro forma impact of the Transaction;

    (9) Reviewed the Agreement; and

    (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be, and the Expected Synergies. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and that the Alternative Merger will qualify for U.S. federal income tax purposes as a "transaction" within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended.

  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

  In connection with the preparation of this opinion, we have not been authorized by the Acquiror or the Board of Directors to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of the Acquiror.

  We are acting as financial advisor to the Acquiror in connection with the Transaction and will receive a fee from the Acquiror for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Acquiror has agreed to indemnity us for certain liabilities arising out of our engagement. We have, in the past, provided financing services to the Acquiror, including serving as co-lead underwriter in connection with the Acquiror's initial public offering in August 1998, and provided financial advisory and financing services to the Company, and may continue to do so and have received, and may receive, fees for the rendering of such service. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. As of the date hereof, certain affiliates of Merrill Lynch & Co.'s Asset Management Group held in various funds approximately 4.3% of the Company Shares.

  This opinion is for the use and benefit of the Board of Directors of the Acquiror. Our opinion does not address the merits of the underlying decision by the Acquiror to engage in the Transaction and does not constitute a recommendation to any shareholder of the Acquiror as to such shareholder should vote on the proposed issuance of the Acquiror Shares, the proposed Alternative Merger or any related matter.

  We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger or at which the shares of New Clipper common stock will trade following the consummation of the Alternative Merger, as the case may be.

  On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the Acquiror.

                                          Very truly yours,

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith Incorporated

                                                                        ANNEX F

[LOGO TO COME]

May 16, 1999

Board of Directors
Frontier Corporation
180 South Clinton Avenue
Rochester, NY 14646

Members of the Board:

  We understand that Frontier Corporation ("Frontier" or the "Company"), Global Crossing Ltd., ("Global Crossing"), and GCF Acquisition Corp., a wholly owned subsidiary of Global Crossing ("Acquisition Sub"), propose to enter into a consent and amendment to the Agreement and Plan of Merger dated as of March 16, 1999 (as so amended, the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into Frontier. Pursuant to the Merger, Frontier will become a wholly owned subsidiary of Global Crossing and each outstanding share of common stock, par value $1.00 per share (the "Frontier Common Stock") of Frontier, other than shares held directly or indirectly by Global Crossing or directly by Frontier, will be converted into the right to receive a certain number of shares of common stock, par value $.01 per share (the "Global Crossing Common Stock"), of Global Crossing equal to the Exchange Ratio (as defined in the Merger Agreement). The terms and conditions of the Merger and an Alternative Merger are more fully set forth in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

  We also understand that Global Crossing and US WEST, Inc. ("USW") propose to enter into an Agreement and Plan of Merger dated as of May 16, 1999 (the "Second Merger Agreement") which provides, among other things, for (i) a tender offer to be made by USW for certain shares of Global Crossing Common Stock at a price of $62.75 per share (the "Tender Offer"), and (ii) the subsequent mergers (the "Second Mergers") of each of Global Crossing and USW with subsidiaries of a new holding company ("Parent") formed for purposes of the Second Merger Agreement (or, in the case of Global Crossing, the alternative amalgamation or share exchange described in the Second Merger Agreement), with the result that each of Global Crossing and USW will be a wholly owned subsidiaries of Parent. Pursuant to the Second Mergers, each share of Global Crossing Common Stock shall be converted into the right to receive shares of Parent Class A Common Stock and/or Parent Class B Common Stock (each as defined in the Second Merger Agreement) in accordance with the election procedures set forth in the Second Merger Agreement. We note that the consummation of the Merger Agreement is not contingent upon the consummation of the Second Merger Agreement.

  You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of Frontier Common Stock (other than Global Crossing and its affiliates).

  For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of the Company, Global Crossing and USW;

    (ii) reviewed certain internal financial statements concerning the Company, Global Crossing and USW prepared by the managements of the Company, Global Crossing and USW, respectively;

    (iii) analyzed certain financial projections for the Company, Global Crossing and USW prepared by the managements of the Company, Global Crossing and USW, respectively;

    (iv) reviewed certain reports prepared by consultants retained by Global Crossing with respect to demand forecasts for certain markets in which Global Crossing currently intends to operate and held discussions regarding such forecasts with one of these consultants;

    (v) analyzed certain financial projections for the Company contained in certain securities analysts' research reports that were recommended for review by the management of the Company;

    (vi) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger or, if applicable, the Alternative Merger, with the senior executives of the Company;

    (vii) discussed the past and current operations and financial condition and the prospects of Global Crossing, including information relating to certain strategic, financial and operational benefits anticipated from the Merger or, if applicable, the Alternative Merger, and the Second Mergers with the senior executives of Global Crossing;

    (viii) discussed the past and current operations and financial condition and the prospects of USW, including information relating to certain strategic, financial and operational benefits anticipated from the Merger or, if applicable, the Alternative Merger, and the Second Mergers with certain senior executives of USW;

    (ix) reviewed the pro forma impact of the Merger or, if applicable, the Alternative Merger on Global Crossing's cash flow, consolidated capitalization and financial ratios;

    (x) reviewed the reported prices and trading activity for the Frontier Common Stock, the Global Crossing Common Stock and the USW Common Stock;

    (xi) compared the financial performance of the Company and Global Crossing and the prices and trading activity of the Frontier Common Stock and the Global Crossing Common Stock with those of certain other comparable publicly-traded companies and their securities;

    (xii) compared the prices and trading activity of USW Common Stock with those of certain other comparable publicly-traded companies and their securities;

    (xiii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions relating to the Merger;

    (xiv) participated in discussion and negotiations among representatives of the Company and Global Crossing and their financial and legal advisors in connection with the Merger;

    (xv) discussed certain tax issues with senior executives of the Company and Global Crossing and with the Company's legal and tax advisors in connection with the Merger;

    (xvi) reviewed the Merger Agreement, the Second Merger Agreement and certain related documents; and

    (xvii) performed such other analyses and considered such other factors as we have deemed appropriate.

  We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial and other operating data and discussions relating to the strategic, financial and operational benefits anticipated from the respective transactions, we have assumed that such financial and operating data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future operating and financial performance of the Company, Global Crossing and USW. We have relied upon the financial projections for the Company included in the securities analysts' research reports reviewed by us based on our own independent evaluation of these reports and indications by management of the Company that the analyses contained in these reports were reasonably comprehensive and detailed and were based on assumptions about the trends influencing the Company's financial results that were generally consistent with those of the Company's management. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.

  We have further assumed with your consent that, except as provided below, the transactions contemplated by the Merger Agreement, including the Merger or, if applicable, the Alternative Merger, will be consummated on the terms set forth in the Merger Agreement, including, among other things, that the Merger or, if applicable, the Alternative Merger will be treated as a tax-free reorganization or, if applicable, exchange pursuant to the Internal Revenue Code of 1986, as amended. In addition, with the consent of the Company, we have relied upon the advice of legal and tax advisors to the Company as to certain tax matters relating to the Alternative Merger. Our opinion does not address the impact, if any, of a determination by the Company not to exercise its termination rights pursuant to Section 7.1(g). In addition, we have assumed that in connection with the receipt of all necessary regulatory approvals for the Merger or, if applicable, the Alternative Merger, no restrictions will be imposed that would have a material adverse effect on the Company, Global Crossing or the contemplated benefits expected to be derived in the Merger or, if applicable, the Alternative Merger. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company, Global Crossing and USW and have received fees for the rendering of these services.

  It is understood that this letter is for the information of the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Merger or, if applicable, the Alternative Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address either the prices at which the Global Crossing Common Stock, Parent Class A Common Stock, or Parent Class B Common Stock will trade following announcement or consummation of any of the proposed transactions or the fairness of the consideration to be received by holders of Global Crossing Common Stock pursuant to the Tender Offer or the Second Mergers and Morgan Stanley expresses no opinion or recommendation as to how the holders of the Frontier Common Stock should vote at the shareholders' meetings held in connection with the Merger or the Alternative Merger.

  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Frontier Common Stock (other than Global Crossing and its affiliates).

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                                    /s/ Paul J. Taubman
                                          By: _________________________________
                                                      Paul J. Taubman
                                                     Managing Director

                                                                        ANNEX G

  Resolutions of Global Crossing's board of directors in connection with the annual meeting

Proposal No. 1: Increase in Global Crossing's authorized share capital

  "RESOLVED, subject to shareholder approval in General Meeting, that the authorized capital of $6,000,000 of Global Crossing Ltd., a Bermuda company ("the Company"), represented by 600,000,000 shares of Common Stock, par value $0.01 per share, be and is hereby increased from $6,000,000 to $30,200,000 by the creation of an additional 2,400,000,000 shares of Common Stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share;

  RESOLVED, FURTHER, that the Company be and is hereby authorized to issue from time to time, as determined by resolution of the Board of Directors of the Company subject to the Company's Bye-laws as in effect at such time, all the authorized but unissued shares of Common Stock of the Company, par value $0.01 per share;

  RESOLVED, FURTHER, that the Company be and is hereby authorized to issue from time to time, as determined by resolution of the Board of Directors of the Company subject to the Company's Bye-laws as in effect at such time, all the authorized but unissued shares of preferred stock, par value $0.01 each, of the Company, in one or more classes or series and with such voting powers (full or limited), designations, preferences and relative, participating optional or other rights, if any, and with such qualifications, limitations, restrictions or redemption provisions, if any, as the Board of Directors of the Company may determine; and

  RESOLVED, FURTHER, that each of the proper officers of the Company be and is hereby authorized, empowered and directed to take any and all actions necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the resolutions adopted hereby and each of them, including, without limitation, to deposit with the Bermuda Registrar of Companies an applicable Memorandum of Increase of Share Capital of the Company pursuant to the Companies Act 1981 of Bermuda, and all such actions heretofore taken are hereby ratified and confirmed as the act and deed of the Company."

Proposal No. 2: Issuance of shares of Global Crossing common stock in the Global Crossing/Frontier merger

  "RESOLVED, subject to shareholder approval in General Meeting, that Global Crossing Ltd., a Bermuda company (the "Company"), be and is hereby authorized to issue such number of shares of Common Stock, par value $0.01 each (collectively, the "Shares"), of the Company, to holders of Common Stock of Frontier Corporation, a New York corporation ("Frontier"), as shall be necessary pursuant to the Agreement and Plan of Merger, dated as of March 16, 1999 and amended as of May 16, 1999, among the Company, Frontier and GCF Acquisition Corp., a New York corporation (as amended, the "Merger Agreement"), to effectuate the Merger (as defined in the Merger Agreement); provided, however, that the Closing (as defined in the Merger Agreement) of the Merger shall have occurred prior to the issuance of the Shares;

  RESOLVED, FURTHER, that the Company be and is hereby authorized to issue the Shares as of such date, to holders of Frontier Common Stock as of such record date, in such ratio per share of Frontier Common Stock and on such other terms and conditions as the Company's Board of Directors shall by resolution determine;

  RESOLVED, FURTHER, that each of the proper officers of the Company be and is hereby authorized, empowered and directed to take any and all actions necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the resolutions adopted hereby and each of them, and all such actions heretofore taken are hereby ratified and confirmed as the act and deed of the Company."

Proposal No. 3: Amendment and restatement of Global Crossing bye-laws (other than bye-laws 34(2), 63, 130 and 148)

  "RESOLVED, subject to shareholder approval in General Meeting, that Bye-law 5 of the Bye-laws of Global Crossing Ltd., a Bermuda company ("the Company"), in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "Subject to the Companies Acts and except as otherwise set forth in these Bye-Laws, all or any of the special rights for the time being attached to any class of common shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the sanction of a resolution passed at a separate general meeting of the holders of common shares of that class, voting in person or by proxy and representing at least a majority of the votes cast by holders of common shares of that class at such separate general meeting. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy shares of the relevant class representing a majority of the votes that may be cast by all holders of shares of that class, that every holder of shares of the relevant class shall be entitled on a poll to the number of votes for every such share held by him determined in accordance with Bye-Laws 62 and 63 and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of common shares shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. Subject to the Companies Acts and except as otherwise set forth in these Bye-Laws, all or any of the special rights for the time being attached to any class or series of preferred shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the requisite consent or vote of the holders of such class or series as will be set forth in a schedule to the Bye-Laws relating to such class or series at the time when such class or series is issued.";

provided, however, that the amended and restated Bye-law 5 shall not come into effect prior to the Closing (as defined in the Agreement and Plan of Merger, dated March 16, 1999, as amended on May 16, 1999 (the "Merger Agreement"), among the Company, Frontier Corporation, a New York corporation, and GCF Acquisition Corp, a New York corporation) of the Merger (as defined in the Merger Agreement);

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 49(1) of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "The Board shall convene, and the Company shall hold, general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board or the Chairman or Co-Chairman of the Board may, whenever each thinks fit, and shall, when requisitioned by shareholders pursuant to the provisions of the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.";

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 50 of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "An Annual General Meeting shall be called by not less than 30 days notice in writing, and a Special General Meeting shall be called by not less than 10 days notice in writing. The notice shall specify the place, day and time of the meeting and the nature of the business to be considered. Notice of every General Meeting shall be given in any manner permitted by Bye-Laws 135 and 136 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.";

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 62 of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "Save where a greater percentage is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any General Meeting shall be decided on by a simple majority of votes cast at such meeting; provided, however, that a resolution to remove any director pursuant to Bye-Law 85 must be approved by the vote of at least a majority of all issued and outstanding capital shares of the Company.";

provided, however, that the amended and restated Bye-law 62 shall not come into effect prior to the Closing of the Merger;

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 78(3) of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "Each of Abbott Brown, William Conway, Jay Levine, William Phoenix and Barry Porter are hereby designated as "A" Directors for the purposes of this Bye-law. Each of Lodwrick Cook, Jeffrey Kent, David Lee, Bruce Raben, and Jack Scanlon are hereby designated "B" Directors, and each of Jay Bloom, Dean Kehler, Teshiaki Ogasawara, Michael Steed, Hillel Weinberger and Garry Winnick are hereby designated as "C" Directors. The Board of Directors shall from time to time by resolution determine the number of A Directors, B Directors and C Directors.";

  RESOLVED, FURTHER, subject to shareholder approval at the General Meeting, that Bye-law 79 of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "(1) The A Directors shall serve initially until the conclusion of the Annual General Meeting of the Company held in the calendar year 2000, at which consideration is made of financial statements for the period ending 31 December 1999, and thereafter shall serve for a three-year terms, concluding at the third Annual General Meeting after his appointment or reappointment.

    (2) The B Directors shall serve initially until the conclusion of the Annual General Meeting of the Company held in the calendar year 2001, at which consideration is made of financial statements for the period ending 31 December 2000, and thereafter shall serve for a three-year terms, concluding at the third Annual General Meeting after his appointment or reappointment.

    (4) The C Directors shall serve initially until the conclusion of the Annual General Meeting of the Company held in the calendar year 2002, at which consideration is made of financial statements for the period ending December 31, 2001, and thereafter shall serve for a three-year terms, concluding at the third Annual General Meeting after his appointment or reappointment.";

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 81 of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "No person shall be appointed a Director, unless:--

  (a) in the case of an Annual or Special General Meeting, such person is recommended by the Board; or

  (b) in the case of an Annual General Meeting, not less than 120 nor more than 150 days before the date of the Company's proxy statement released to Shareholders in connection with the prior year's Annual General Meeting, notice executed by a Shareholder (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment, setting forth as to each person whom the Shareholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares of the Company which are beneficially owned by such person, (iv) particulars which would, if he were so appointed, be required to be included in the Company's register of Directors and Officers and (v) all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934 of the United States of America,
     as amended, together with notice executed by such person of his willingness to serve as a Director if so elected; provided, however, that no Shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any Special General Meeting.";

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 82 of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "Except as otherwise required by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate resolution voted on at a General Meeting pursuant to Bye-Law 62 herein.";

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 84 of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "The Company may by Resolution determine (i) the minimum number of Directors, which shall be not less than 11 and which is hereby set at 11 until such number is amended by a further Resolution and (ii) the maximum number of Directors, which shall not be more than 20 and which is hereby set at 20 until such number is amended by a further Resolution, and any vacancies on the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office only until the next following Annual General Meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not reappointed at such Annual General Meeting, he shall vacate office at the conclusion thereof.";

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 91 of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "The ordinary remuneration of the Directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be such amount as the Board may from time to time by resolution determine and in the absence of a determination to the contrary such fees shall be deemed to accrue from day to day. Subject thereto, each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or General Meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.";

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 135 of the Company's Bye-laws in effect as of August 13, 1998 is hereby supplemented by adding the following sentence at the end of the text of the existing Bye-law:

  "In counting the period of notice that may be served on or delivered to any Shareholder by the Company pursuant to these Bye-laws, the date of posting and the date of receipt of the applicable notice shall be included in such period of notice"; and

  RESOLVED, FURTHER, that each of the proper officers of the Company be and is hereby authorized, empowered and directed to take any and all actions necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the resolutions adopted hereby and each of them, including, without limitation, to cause the Company's Bye-laws to be amended and restated to reflect the foregoing resolutions, and all such actions heretofore taken are hereby ratified and confirmed as the act and deed of the Company."

Proposal No. 4: Amendment and Restatement of Global Crossing Bye-laws 34(2), 63, 130 and 148

  "RESOLVED, subject to shareholder approval in General Meeting, that Bye-law 34(2)(ii) of the Bye-laws of Global Crossing Ltd., a Bermuda company (the "Company"), in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "in the case of any Shareholder who is a natural person, any such Shareholder beneficially owning, directly, indirectly or constructively (within the meaning of Section 544 of the Code and Treasury Regulations promulgated thereunder) common shares in excess of the Maximum Percentage of the outstanding common shares of the Company, in either case without the approval of a majority of the members of the Board and without the approval of a majority of the votes cast by Shareholders at a General Meeting called to approve that transfer, shall not be registered in the share register of the Company and shall be void and of no effect.";

provided, however, that the amended and restated Bye-law 34(2)(ii) shall not come into effect prior to the Closing (as defined in the Agreement and Plan of Merger, dated March 16, 1999, as amended on May 16, 1999 (as amended, the "Merger Agreement"), among the Company, Frontier Corporation, a New York corporation, and GCF Acquisition Corp, a New York corporation) of the Merger (as defined in the Merger Agreement);

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 63(1) of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "Subject to Bye-law 63(2) and to the limitations imposed by the Board on voting under Bye-law 130, and subject to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Shareholder present in person or by proxy shall vote on a poll and shall be entitled on a poll to one vote for each share held by him.";

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 63(2), (3) and (4) of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "(2) In the case of a Shareholder who is an Over-the-Threshold Shareholder as defined below, each issued common share constituting a part of the Controlled Shares of such Shareholder held by such Shareholder shall, in the context of a particular meeting of shareholders, confer only a fraction of a vote according to the following formula (the "Cut-back Formula"): AV multiplied by the applicable percentage set forth in the definition of "Maximum Vote" divided by CS.

    Where; "AV" is the aggregate number of issued and outstanding common shares represented at the applicable meeting (without regard to any limitation on the number of votes any such shares may cast).

             "CS" is the number of Controlled Shares of such Shareholder.

             In determining the votes allocable to common shares beneficially owned by CIBC, the preceding formula shall be applied to all of the common shares beneficially owned by persons constituting a part of CIBC, in the aggregate. In determining the votes allocable to common shares beneficially owned by any member of a group (within the meaning of Section 13(d) of the Exchange Act), the preceding formula shall be applied to all of the common shares beneficially owned by persons constituting a part of the group, in the aggregate. Any person (a "Related Holder") who owns Controlled Shares which are deemed to be owned directly, indirectly or constructively (within the meaning of Section 958 of the Code and the Treasury Regulations promulgated thereunder) by one or more Over-the-Threshold Shareholders shall have the vote allocable to such Controlled Shares held by the Related Holder reduced, in a manner consistent with this Bye-Law 63(2), so as to prevent the Over-the-Threshold Shareholders from having voting power greater than the Maximum Vote applicable to such Over-the-Threshold Shareholders.

             A number of votes equal to the excess (the "Re-allocable Votes") of (i) the number of votes that could have been cast by the Controlled Shares held by all Over-the-Threshold Shareholders if the Cut-back Formula were not applicable over (ii) the number of votes that may be cast by such Controlled Shares after application of the Cut-back Formula shall be reallocated among the common shares that are (a) represented at the applicable meeting, (b) not included in such Controlled Shares and (c) not held by other Over-the-Threshold Shareholders in accordance with the following formula (the "Reallocation Formula"):

                                      RV

                               ----------------

                                    AV-ACS

    Where: "RV" is the Re-allocable Votes

             "AV" is used in the manner defined in the Cut-back-Formula

             "ACS" is the aggregate number of Controlled Shares of all Over-the-Threshold Shareholders

             If the application of the Reallocation Formula causes any Shareholder to become an Over-the-Threshold Shareholder, the Cut-back Formula shall be applied to such Shareholder's Controlled Shares (taking into account the additional votes of such shares after the application of the Reallocation Formula), and the Cut-back Formula and the Reallocation Formula shall continue to be applied until there are no Over-the-Threshold Shareholders.

  (3) The Board shall have the power and authority to make all determinations that may be required to effectuate the provisions of this Bye-Law, including any required determination of the number of Shares that may be deemed to be held by any Shareholder, and such determinations shall be conclusive in the absence of manifest error. All record and beneficial owners of Shares (and all potential transferees of Shares) shall be deemed to have agreed, by virtue of their ownership thereof, to provide to the Board, at such times and in such detail as the Board may reasonably request, any information that the Board may require in order to make such determinations.

  (4) The following definitions shall apply for the purposes of this Bye-Law:

      "Maximum Vote" means (x) in the case of all Shareholders other than CIBC, 9.5% of the total votes cast by holders of common shares of the Company in connection with any matter being voted on and (y) in the case of CIBC in the aggregate, 20% of the total votes cast by holders of common shares of the Company in connection with any matter being voted on.

      An "Over-the-Threshold Shareholder" for the purposes of this Bye-Law is a Shareholder in respect of whom, by virtue of their holding of Controlled Shares would, upon giving effect to the principle that holders of common shares shall have one vote for each common share so registered, have greater than the Maximum Vote.";

provided, however, that the amended and restated Bye-law 63(2), (3) and (4) shall not come into effect prior to the Closing of the Merger;

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 130 of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of, and entitled to vote at, General Meetings or entitled to express consent to corporate action in writing without a meeting. Any such record date may be on or at any time (i) not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made, (ii) not more than 60 days nor less than 10 days before the date of any such meetings and
  (iii) not more than 10 days after the date on which the resolution fixing the record date for a shareholder action by written consent is adopted by the Board.";

  RESOLVED, FURTHER, subject to shareholder approval in General Meeting, that Bye-law 148 of the Company's Bye-laws in effect as of August 13, 1998 is hereby amended and restated in its entirety as follows:

  "(1) These Bye-Laws may be amended, from time to time, by resolution of the Board, subject to approval by Resolution at a General Meeting of the Shareholders.

    (2) The vote or consent of the holders of 75% of the outstanding capital shares of the Company entitled to vote and the approval of a majority of the Board shall be required to effect:--

    (a) any amendments to the provisions of Bye-Laws 3, 34, 62, 63, 85, 86, 91, 92, 141 and this Bye-Law 148, provided that if the provisions of Bye-Law 3, 34 or 63 are so amended or the Board and Shareholders upon receipt of a written request for approval approve, by an actual vote as described in Bye-Law 34(2), an otherwise prohibited transfer under Bye-Law 34(2), the Company will indemnify each holder of shares who becomes subject to treatment as a "United States shareholder" for purposes of Section 951 et. seq. of the Code as a result of such amendment from and against any and all losses, costs, damages, liabilities and expenses arising out of, directly or indirectly, such treatment. Notwithstanding the foregoing provisions of Bye-Law 148(2)(a), in no event shall the Company have any indemnity obligation under this Bye-Law with respect to any transfer of shares for which approval was required (whether or not granted) pursuant to Bye-Law 34(2) to any holder of shares who either (i) received such shares in connection with such transfer or (ii) voted in favor of such transfer; and

    (b) any amendment to the maximum or minimum number of Directors specified in Bye-Law 84."; and

  RESOLVED, FURTHER, that each of the proper officers of the Company be and is hereby authorized, empowered and directed to take any and all actions necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the resolutions adopted hereby and each of them, including, without limitation, to cause the Company's Bye-laws to be amended and restated to reflect the foregoing resolutions, and all such actions heretofore taken are hereby ratified and confirmed as the act and deed of the Company.";

Proposal No. 6: Amendment of the 1998 Global Crossing Ltd. Stock Incentive
Plan

  "RESOLVED, subject to shareholder approval in General Meeting, that Section 3 of the 1998 Global Crossing Ltd. Stock Incentive Plan (the "1998 Plan") be and is hereby amended to increase the aggregate number of shares of Common Stock, par value $0.01 per share, of Global Crossing Ltd., a Bermuda company (the "Company"), reserved for issuance under the 1998 Plan from 33,215,730 shares to [90,000,000] shares; and

  RESOLVED, FURTHER, that each of the proper officers of the Company be and is hereby authorized, empowered and directed to take any and all actions necessary, proper or advisable in order fully to carry out and accomplish the purposes of the resolutions adopted hereby and each of them, including, without limitation, to cause the 1998 Plan to be amended and restated to reflect the foregoing resolutions, and all such actions heretofore taken are hereby ratified and confirmed as the act and deed of the Company."

Proposal No. 7: Ratification of Outside Directors' Compensation

  "RESOLVED, that each member of the Board of Directors of the Company (other than any Director of the Company who is also an employee of the Company) shall be entitled to receive cash compensation from the Company in the amount of $2,500 for each properly convened Board of Directors meeting of the Company attended by such member after the February 28, 1998; and further

  "RESOLVED, that the Company grant to each of Jay Bloom, Dean Kehler, Jay Levine, William Phoenix, Bruce Raben, Michael Steed and Hillel Weinberger, in their capacities as members of the Board of Directors of the Company, options to purchase 40,000 Class E Shares of the Company, each such grant to be made pursuant to, and subject to the terms and conditions of, a stock option agreement between the Company and such person (setting forth a strike price of $2.50 per share and setting forth that the first 10,000 options shall immediately vest, the next 15,000 options shall vest on April 3, 1999 so long as such person shall be a member of the Board of Directors of the Company on such date and the final 15,000 shall vest on April 3, 2000 so long as such person shall be a member of the Board of Directors of the Company on such date) entered into in accordance with the Company's Stock Option Plan, such stock option agreement to be in such form as any Officer or Director of the Company executing the same may approve, such approval to be conclusively evidenced by their execution."

                                                                        ANNEX H

                                Global Crossing

                           1998 GLOBAL CROSSING LTD.
                             STOCK INCENTIVE PLAN

1. Purpose of the Plan

  The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. Definitions

  The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

  (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

  (b) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

  (c) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

  (d) Board: The Board of Directors of the Company.

  (e) Change in Control: The occurrence of any of the following events:

    (i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the Effective Date, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, (a) in excess of the interest in the Company held by the shareholders of the Company as of the Effective Date (or their heirs or distributors by will or the laws of descent and distribution) and (b) representing 30% or more of the combined voting power of the Company's then-outstanding securities;

    (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i),
    (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (iii) the shareholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

    (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly-owned subsidiary.

  (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

  (g) Committee: The Board.

  (h) Company: Global Crossing Ltd.

  (i) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

  (j) Effective Date: July 1, 1998

  (k) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

  (l) IS0: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

  (m) LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

  (n) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the
      Plan.

  (o) Option: A stock option granted pursuant to Section 6 of the Plan.

  (p) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

  (q) Participant: An individual who is selected by the Committee to participate in the Plan.

  (r) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

  (s) Person: A person, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

  (t) Plan: The 1998 Global Crossing Ltd. Stock Incentive Plan.

  (u) Public Offering: A sale of shares of the Company's common stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended, that has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8, or any other successor or other forms promulgated for similar purposes, or a registration statement in connection with an offering to employees of the Company and its Subsidiaries) that results in an active trading market in the Company's common stock; provided, that there shall be deemed to be an "active trading market" if the Company's common stock is listed or quoted on a national stock exchange or the NASDAQ National Market.

  (v) Shares: Common Shares of the Company, par value $0.01 per Share.

  (w) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

  (x) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Shares Subject to the Plan

  The total number of Shares which may be issued under the Plan is 16,607,865. The maximum number of Shares for which Awards may be granted during a calendar year to any Participant shall be as determined by the Committee from time to time. The Shares may consist, in whole or in part, of unissued Shares or Shares that were issued and subsequently canceled. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. Administration

  The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5. Limitations

  No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

  Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

    (a) Option Price. The Option Price per Share shall be determined by the Committee.

    (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

    (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses
  (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months, (iii) partly in cash and partly in such Shares, (iv) through the withholding of Shares (which would otherwise be delivered to the Participant) with an aggregate Fair Market Value on the exercise date equal to the aggregate Option Price or (v) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

    (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of
  Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

7. Terms and Conditions of Stock Appreciation Rights

  (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

  (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

  (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

  (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8. Other Stock-Based Awards

  (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

  (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins;
(xii) stock price; (xiii) market share; (xiv) revenues or sales;

(xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with
Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be 500,000 Shares. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9. Adjustments Upon Certain Events

  Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

  (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

  (b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10. No Right to Employment

  The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

11. Successors and Assigns

  The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12. Nontransferability of Awards

  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13. Amendments or Termination

  The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

14. International Participants

  With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

15. Choice of Law

  The Plan shall be governed by and construed in accordance with the laws of the State of New York.

16. Effectiveness of the Plan

  The Plan shall be effective as of the Effective Date. If the Plan is not approved by the shareholders of the Company prior to the first anniversary of the Effective Date, no Awards may be granted thereafter.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

  The Bye-laws of the Registrant provide for indemnification of the Registrant's officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act of 1981 as in effect from time to time in Bermuda.

  The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

  The directors and officers of the Registrant are covered by directors' and officers' insurance policies maintained by the Registrant.

ITEM 21. Exhibits and Financial Statement Schedules.

  (i) Exhibits. The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   2.1   Agreement and Plan of Merger, dated as of March 16, 1999, among Global
         Crossing Ltd., Frontier Corporation and GCF Acquisition Corp.
         (included as Annex A to the joint proxy statement/prospectus included in this Registration Statement)
   2.2   Consent and Amendment No. 1, dated as of May 16, 1999, among Global
         Crossing Ltd., Frontier Corporation and GCF Acquisition Corp.
         (included as Annex A to the joint proxy statement/prospectus included in this Registration Statement)
   2.3   Agreement and Plan of Merger, dated as of May 16, 1999, between Global
         Crossing Ltd. and U S WEST, Inc. (incorporated by reference to Exhibit
         2 to the Registrant's current report on Form 8-K dated May 16, 1999)
   3.1   Memorandum of Association of Global Crossing Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on
         Form S-1 (File No. 333-53393))
   3.2   Amended and Restated Bye-Laws of Global Crossing Ltd. (incorporated by reference to Exhibit 3.4 to Global Crossing Holdings Ltd.'s
         Registration Statement on Form S-4 (File No. 333-61457))
   3.3   Certificate of Incorporation of Change of Name of Global Crossing Ltd.
         (incorporated by reference to Exhibit 3.3 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
   3.4   Memorandum of Increase of Share Capital for Global Crossing Ltd.
         (incorporated by reference to Exhibit 3.4 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
   4.1   Form of Certificate for Common Stock (incorporated by reference to
         Exhibit 4.1 to the Registrant's Registration Statement on Form S-1
         (File No. 333-53393))
   4.2   Form of Registration Rights Agreement among the Registrant and the investors named therein (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-
         53393))
   4.3   Indenture, dated as of May 18, 1998, between Global Crossing Holdings
         Ltd. and United States Trust Company of New York, as Trustee
         (incorporated by reference to Exhibit 4.2 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
   4.4   Supplemental Indenture, dated as of June 25, 1999, to the Indenture, dated as of May 18, 1998, between Global Crossing Holdings Ltd. and
         United States Trust Company of New York, as Trustee

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  5.1*   Opinion of Appleby, Spurling & Kempe as to the legality of the securities being registered
  8.1*   Opinion of Appleby, Spurling & Kempe as to tax matters
  8.2*   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to tax matters
  8.3*   Opinion of Conyers Dill & Pearman as to tax matters
  8.4*   Opinion of Simpson Thacher & Bartlett as to tax matters
  9.1    Form of Stockholders Agreement among the Registrant and the investors named therein (incorporated by reference to Exhibit 9.1 to the
         Registrant's Registration Statement on Form S-1 (File No. 333-53393))
 10.1    1998 Global Crossing Ltd. Stock Incentive Plan (included as Annex H to the joint proxy statement/prospectus included in this Registration
         Statement)
 10.2    Project Development and Construction Contract, dated as of March 18,
         1997, among AT&T Submarine Systems, Inc. and Global Telesystems Ltd.
         (incorporated by reference to Exhibit 10.2 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
 10.3    Project Development and Construction Contract, dated as of April 21,
         1998, among Tyco Submarine Systems, Ltd. and Pacific Crossing Ltd.
         (incorporated by reference to Exhibit 10.3 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
 10.4    Project Development and Construction Contract, dated as of June 2,
         1998, among Alcatel Submarine Networks and Mid-Atlantic Crossing Ltd.
         (incorporated by reference to Exhibit 10.4 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
 10.5    Project Development and Construction Contract, dated as of July 21,
         1998, among Tyco Submarine Systems, Ltd. and Pan American Crossing
         Ltd. (incorporated by reference to Exhibit 10.5 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998
         (File No. 000-24565))
 10.6    Employment agreement, dated as of February 19, 1999, between Global
         Crossing Ltd. and Robert Annunziata (incorporated by reference to
         Exhibit 10.8 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1999 (File No. 000-24565))
 10.7*   Credit Agreement, dated as of July 2, 1999, among Global Crossing
         Ltd., Global Crossing Holdings Ltd., the Lenders party thereto and The
         Chase Manhattan Bank as Administrative Agent.
 21.1*   Subsidiaries of the Registrant
 23.1    Consent of Arthur Andersen & Co.
 23.2    Consent of PricewaterhouseCoopers LLP
 23.3    Consent of KPMG Audit Plc
 23.4    Consent of Arthur Andersen LLP
 23.5    Consent of Salomon Smith Barney
 23.6    Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated
 23.7    Consent of Morgan Stanley & Co. Incorporated
 23.8*   Consent of Appleby, Spurling & Kempe (included in Exhibits 5.1 and
         8.1)
 23.9*   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 8.2)
 23.10*  Consent of Conyers Dill & Pearman (included in Exhibit 8.3)
 23.11*  Consent of Simpson Thacher & Bartlett (included in Exhibit 8.4)
 24.1    Power of Attorney (included on signature page II-6 of this
         Registration Statement)

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
 99.1    Stock Option Agreement, dated as of March 16, 1999, between Global
         Crossing Ltd. and Frontier Corporation (included as Annex B to the joint proxy statement/prospectus included in this Registration
         Statement)
 99.2    Voting Agreement, dated as of March 16, 1999, among certain shareholders of Global Crossing Ltd. named therein, Frontier
         Corporation and, as to Section 2 thereof only, Global Crossing Ltd.
         (included as Annex C to the joint proxy statement/prospectus included in this Registration Statement)
 99.3    Tender Offer and Purchase Agreement, dated as of May 16, 1999, between
         Global Crossing Ltd. and U S WEST, Inc. (incorporated by reference to
         Exhibit (c) (2) to U S WEST's Schedule 14D-1 filed with the Securities and Exchange Commission on May 21, 1999 (File No. 005-55643))
 99.4    Voting Agreement, dated as of May 16, 1999, between Global Crossing
         Ltd. and U S WEST, Inc. (incorporated by reference to Exhibit (c) (3)
         to U S WEST's Schedule 14D-1 filed with the Securities and Exchange
         Commission on May 21, 1999 (File No. 005-55643))
 99.5    Standstill Agreement, dated as of May 16, 1999, between Global
         Crossing Ltd. and U S WEST, Inc. (incorporated by reference to Exhibit
         (c) (4) to U S WEST's Schedule 14D-1 filed with the Securities and
         Exchange Commission on May 21, 1999 (File No. 005-55643))
 99.6    Tender and Voting Agreement, dated as of May 16, 1999, between U S
         WEST, Inc. and each of the parties listed on the signature page thereto (incorporated by reference to Exhibit (c) (5) to U S WEST's
         Schedule 14D-1 filed with the Securities and Exchange Commission on
         May 21, 1999 (File No. 005-55643))
 99.7    Agreement, dated as of May 16, 1999, between U S WEST, Inc., Global
         Crossing Ltd. and each person whose name appears on the signature page thereto (incorporated by reference to Exhibit (c) (6) to U S WEST's
         Schedule 14D-1 filed with the Securities and Exchange Commission on
         May 21, 1999 (File No. 005-55643))
 99.8    Letter Agreement, dated as of May 16, 1999, between U S WEST, Inc. and
         Global Crossing Ltd. (incorporated by reference to Exhibit (c) (7) to
         U S WEST's Schedule 14D-1 filed with the Securities and Exchange
         Commission on May 21, 1999 (File No. 005-55643))
 99.9    Form of Proxy for Annual General Meeting of Shareholders of Global
         Crossing Ltd.
 99.10   Form of Proxy for Special Meeting of Shareholders of Frontier
         Corporation
 99.11*  Consent of [       ] as nominee director
 99.12*  Consent of [       ] as nominee director
 99.13*  Consent of [       ] as nominee director
 99.14*  Consent of [       ] as nominee director


  (ii) Financial Statement Schedules.
--------
* To be filed by amendment.

ITEM 22. Undertakings.

  (a) The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

    (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, l0(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, in the State of California, on July 12, 1999.

                                          Global Crossing Ltd.

                                          By:      /s/ Robert Annunziata
                                             ----------------------------------
                                             Name:  Robert Annunziata
                                             Title:   Chief Executive Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below appoints Robert Annunziata as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                         Capacity                 Date
              ---------                         --------                 ----

           /s/ Gary Winnick            Co-Chairman of the Board      July 12, 1999
______________________________________  and Director
             Gary Winnick

         /s/ Lodwrick M. Cook          Co-Chairman of the Board      July 12, 1999
______________________________________  and Director
           Lodwrick M. Cook

         /s/ Thomas J. Casey           Managing Director, Vice       July 12, 1999
______________________________________  Chairman of the Board and
           Thomas J. Casey              Director

         /s/ Jack M. Scanlon           Vice Chairman of the Board    July 12, 1999
______________________________________  and Director
           Jack M. Scanlon

        /s/ Robert Annunziata          Chief Executive Officer       July 12, 1999
______________________________________  and Director
          Robert Annunziata

           /s/ David L. Lee            President, Chief Operating    July 12, 1999
______________________________________  Officer and Director
             David L. Lee

              Signature                         Capacity                 Date
              ---------                         --------                 ----
           /s/ Barry Porter            Senior Vice President and     July 12, 1999
______________________________________  Director
             Barry Porter

         /s/ Abbott L. Brown           Senior Vice President and     July 12, 1999
______________________________________  Director
           Abbott L. Brown

           /s/ Dan J. Cohrs            Senior Vice President and     July 12, 1999
______________________________________  Chief Financial Officer
             Dan J. Cohrs               (principal financial
                                        officer and principal
                                        accounting officer)

           /s/ Jay R. Bloom            Director                      July 12, 1999
______________________________________
             Jay R. Bloom

        /s/ William E. Conway          Director                      July 12, 1999
______________________________________
          William E. Conway

                                       Director
______________________________________
            Dean C. Kehler

        /s/ Geoffrey J.W. Kent         Director                      July 12, 1999
______________________________________
          Geoffrey J.W. Kent

                                       Director
______________________________________
            Jay R. Levine

        /s/ William P. Phoenix         Director                      July 12, 1999
______________________________________
          William P. Phoenix

           /s/ Bruce Raben             Director                      July 12, 1999
______________________________________
             Bruce Raben

         /s/ Michael R. Steed          Director                      July 12, 1999
______________________________________
           Michael R. Steed

        /s/ Hillel Weinberger          Director                      July 12, 1999
______________________________________
          Hillel Weinberger

                                 EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   2.1   Agreement and Plan of Merger, dated as of March 16, 1999, among Global
         Crossing Ltd., Frontier Corporation and GCF Acquisition Corp.
         (included as Annex A to the joint proxy statement/prospectus included in this Registration Statement)
   2.2   Consent and Amendment No. 1, dated as of May 16, 1999, among Global
         Crossing Ltd., Frontier Corporation and GCF Acquisition Corp.
         (included as Annex A to the joint proxy statement/prospectus included in this Registration Statement)
   2.3   Agreement and Plan of Merger, dated as of May 16, 1999, between Global
         Crossing Ltd. and U S WEST, Inc. (incorporated by reference to Exhibit
         2 to the Registrant's current report on Form 8-K dated May 16, 1999)
   3.1   Memorandum of Association of Global Crossing Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on
         Form S-1 (File No. 333-53393))
   3.2   Amended and Restated Bye-Laws of Global Crossing Ltd. (incorporated by reference to Exhibit 3.4 to Global Crossing Holdings Ltd.'s
         Registration Statement on Form S-4 (File No. 333-61457))
   3.3   Certificate of Incorporation of Change of Name of Global Crossing Ltd.
         (incorporated by reference to Exhibit 3.3 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
   3.4   Memorandum of Increase of Share Capital for Global Crossing Ltd.
         (incorporated by reference to Exhibit 3.4 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
   4.1   Form of Certificate for Common Stock (incorporated by reference to
         Exhibit 4.1 to the Registrant's Registration Statement on Form S-1
         (File No. 333-53393))
   4.2   Form of Registration Rights Agreement among the Registrant and the investors named therein (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-
         53393))
   4.3   Indenture, dated as of May 18, 1998, between Global Crossing Holdings
         Ltd. and United States Trust Company of New York, as Trustee
         (incorporated by reference to Exhibit 4.2 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
   4.4   Supplemental Indenture, dated as of June 25, 1999, to the Indenture, dated as of May 18, 1998, between Global Crossing Holdings Ltd. and
         United States Trust Company of New York, as Trustee
   5.1*  Opinion of Appleby, Spurling & Kempe as to the legality of the securities being registered
   8.1*  Opinion of Appleby, Spurling & Kempe as to tax matters
   8.2*  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to tax matters
   8.3*  Opinion of Conyers Dill & Pearman as to tax matters
   8.4*  Opinion of Simpson Thacher & Bartlett as to tax matters
   9.1   Form of Stockholders Agreement among the Registrant and the investors named therein (incorporated by reference to Exhibit 9.1 to the
         Registrant's Registration Statement on Form S-1 (File No. 333-53393))
  10.1   1998 Global Crossing Ltd. Stock Incentive Plan (included as Annex H to the joint proxy statement/prospectus included in this Registration
         Statement)
  10.2   Project Development and Construction Contract, dated as of March 18,
         1997, among AT&T Submarine Systems, Inc. and Global Telesystems Ltd.
         (incorporated by reference to Exhibit 10.2 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
 10.3    Project Development and Construction Contract, dated as of April 21,
         1998, among Tyco Submarine Systems, Ltd. and Pacific Crossing Ltd.
         (incorporated by reference to Exhibit 10.3 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
 10.4    Project Development and Construction Contract, dated as of June 2,
         1998, among Alcatel Submarine Networks and Mid-Atlantic Crossing Ltd.
         (incorporated by reference to Exhibit 10.4 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-53393))
 10.5    Project Development and Construction Contract, dated as of July 21,
         1998, among Tyco Submarine Systems, Ltd. and Pan American Crossing
         Ltd. (incorporated by reference to Exhibit 10.5 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998
         (File No. 000-24565))
 10.6    Employment agreement, dated as of February 19, 1999, between Global
         Crossing Ltd. and Robert Annunziata (incorporated by reference to
         Exhibit 10.8 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1999 (File No. 000-24565))
 10.7*   Credit Agreement, dated as of July 2, 1999, among Global Crossing
         Ltd., Global Crossing Holdings Ltd., the Lenders party thereto and The
         Chase Manhattan Bank as Administrative Agent.
 21.1*   Subsidiaries of the Registrant
 23.1    Consent of Arthur Andersen & Co.
 23.2    Consent of PricewaterhouseCoopers LLP
 23.3    Consent of KPMG Audit Plc
 23.4    Consent of Arthur Andersen LLP
 23.5    Consent of Salomon Smith Barney
 23.6    Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated
 23.7    Consent of Morgan Stanley & Co. Incorporated
 23.8*   Consent of Appleby, Spurling & Kempe (included in Exhibits 5.1 and
         8.1)
 23.9*   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 8.2)
 23.10*  Consent of Conyers Dill & Pearman (included in Exhibit 8.3)
 23.11*  Consent of Simpson Thacher & Bartlett (included in Exhibit 8.4)
 24.1    Power of Attorney (included on signature page II-6 of this
         Registration Statement)
 99.1    Stock Option Agreement, dated as of March 16, 1999, between Global
         Crossing Ltd. and Frontier Corporation (included as Annex B to the joint proxy statement/prospectus included in this Registration
         Statement)
 99.2    Voting Agreement, dated as of March 16, 1999, among certain shareholders of Global Crossing Ltd. named therein, Frontier
         Corporation and, as to Section 2 thereof only, Global Crossing Ltd.
         (included as Annex C to the joint proxy statement/prospectus included in this Registration Statement)
 99.3    Tender Offer and Purchase Agreement, dated as of May 16, 1999, between
         Global Crossing Ltd. and U S WEST, Inc. (incorporated by reference to
         Exhibit (c) (2) to U S WEST's Schedule 14D-1 filed with the Securities and Exchange Commission on May 21, 1999 (File No. 005-55643))
 99.4    Voting Agreement, dated as of May 16, 1999, between Global Crossing
         Ltd. and U S WEST, Inc. (incorporated by reference to Exhibit (c) (3)
         to U S WEST's Schedule 14D-1 filed with the Securities and Exchange
         Commission on May 21, 1999 (File No. 005-55643))

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
 99.5    Standstill Agreement, dated as of May 16, 1999, between Global
         Crossing Ltd. and U S WEST, Inc. (incorporated by reference to Exhibit
         (c) (4) to U S WEST's Schedule 14D-1 filed with the Securities and
         Exchange Commission on May 21, 1999 (File No. 005-55643))
 99.6    Tender and Voting Agreement, dated as of May 16, 1999, between U S
         WEST, Inc. and each of the parties listed on the signature page thereto (incorporated by reference to Exhibit (c) (5) to U S WEST's
         Schedule 14D-1 filed with the Securities and Exchange Commission on
         May 21, 1999 (File No. 005-55643))
 99.7    Agreement, dated as of May 16, 1999, between U S WEST, Inc., Global
         Crossing Ltd. and each person whose name appears on the signature page thereto (incorporated by reference to Exhibit (c) (6) to U S WEST's
         Schedule 14D-1 filed with the Securities and Exchange Commission on
         May 21, 1999 (File No. 005-55643))
 99.8    Letter Agreement, dated as of May 16, 1999, between U S WEST, Inc. and
         Global Crossing Ltd. (incorporated by reference to Exhibit (c) (7) to
         U S WEST's Schedule 14D-1 filed with the Securities and Exchange
         Commission on May 21, 1999 (File No. 005-55643))
 99.9    Form of Proxy for Annual General Meeting of Shareholders of Global
         Crossing Ltd.
 99.10   Form of Proxy for Special Meeting of Shareholders of Frontier
         Corporation
 99.11*  Consent of [       ] as nominee director
 99.12*  Consent of [       ] as nominee director
 99.13*  Consent of [       ] as nominee director
 99.14*  Consent of [       ] as nominee director


--------
* To be filed by amendment.